FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-191331-03

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED MARCH 21, 2014
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Free Writing Prospectus supplementing the Prospectus dated March 21, 2014

$1,028,339,000 (Approximate)

GS Mortgage Securities Trust 2014-GC20
as Issuing Entity

GS Mortgage Securities Corporation II
as Depositor

Goldman Sachs Mortgage Company

Citigroup Global Markets Realty Corp.
MC-Five Mile Commercial Mortgage Finance LLC

Starwood Mortgage Funding I LLC

Redwood Commercial Mortgage Corporation

as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2014-GC20

The Commercial Mortgage Pass-Through Certificates, Series 2014-GC20 will consist of 20 classes of certificates, 12 of which GS Mortgage Securities Corporation II is offering pursuant to this free writing prospectus.  The Series 2014-GC20 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2014-GC20.  The issuing entity’s main assets will be a pool of 63 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/Fitch/KBRA)(3)	Rated Final Distribution Date
Class A-1	$62,817,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	April 2047
Class A-2	$41,454,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	April 2047
Class A-3	$176,814,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	April 2047
Class A-4	$185,000,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	April 2047
Class A-5	$272,417,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	April 2047
Class A-AB	$88,897,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	April 2047
Class X-A	$899,797,000	(5)	[___]%	Variable IO(6)	Aaa(sf) / AAAsf / AAA(sf)	April 2047
Class X-B	$78,307,000	(5)	[___]%	Variable IO(6)	Aa3(sf) / AA-sf / AAA(sf)	April 2047
Class A-S(7)	$72,398,000	(8)	[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	April 2047
Class B(7)	$78,307,000	(8)	[___]%	(4)	Aa3(sf) / AA-sf / AA-(sf)	April 2047
Class PEZ(7)	$200,940,000	(8)	[___]%	(12)	A1(sf) / A-sf / A-(sf)	April 2047
Class C(7)	$50,235,000	(8)	[___]%	(4)	A3(sf) / A-sf / A-(sf)	April 2047

(Footnotes to table begin on page 15)

You should carefully consider the risk factors beginning on page 63 of this free writing prospectus and page 4 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2014-GC20 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in May 2014. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc. and Drexel Hamilton, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about April 15, 2014.

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton
Co-Manager
March [ ], 2014

GS MORTGAGE SECURITIES TRUST 2014-GC20

Commercial Mortgage Pass-Through Certificates, Series 2014-GC20

Washington
1 property
$3,825,000
0.3% of total
Wyoming
1 property
$16,954,727
1.4% of total
Kansas
1 property
$3,752,730
0.3% of total
Missouri
3 properties
$20,567,850
1.7% of total
Iowa
2 properties
$6,347,210
0.5% of total
Minnesota
1 property
$2,257,036
0.2% of total
Wisconsin
2 properties
$11,681,668
1.0% of total
Illinois
12 properties
$15,261,829
1.3% of total
Indiana
4 properties
$12,965,926
1.1% of total
Michigan
6 properties
$44,181,586
3.7% of total
Pennsylvania
4 properties
$39,502,225
3.3% of total
New York
1 property
$20,929,681
1.8% of total
Connecticut
4 properties
$42,911,390
3.6% of total
Ohio
4 properties
$125,016,101
10.6% of total
Maryland
6 properties
$58,775,000
5.0% of total
Delaware
1 property
$37,500,000
3.2% of total
West Virginia
1 property
$24,300,000
2.1% of total
Virginia
1 property
$11,700,000
1.0% of total
North Carolina
4 properties
$28,636,873
2.4% of total
South Carolina
6 properties
$19,378,267
1.6% of total
Georgia
5 properties
$41,889,784
3.5% of total
Florida
16 properties
$139,663,492
11.8% of total
Kentucky
1 property
$6,393,867
0.5% of total
Tennessee
6 properties
$31,326,130
2.7% of total
Louisiana
2 properties
$10,130,643
0.9% of total
Texas
14 properties
$275,878,543
23.3% of total
Oklahoma
3 properties
$29,000,000
2.5% of total
Colorado
2 properties
$7,497,915
0.6% of total
Arizona
1 property
$3,405,255
0.3% of total
California
5 properties
$63,600,290
5.4% of total
Nevada
1 property
$5,374,280
0.5% of total
Oregon
6 properties
$21,394,065
1.8% of total
Mortgaged Properties by Property Type
Industrial 3.3%
Manufactured Housing 1.8%
Self Storage 6.2%
Hospitality 7.4%
Retail 25.2%
Multifamily 12.0%
Senior Housing 12.0%
Mixed Use 12.8%
Office 19.6%
Percent of
Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.2 – 1.0%

SUMMARY OF FREE WRITING		Concentrations Based on Property Type,
PROSPECTUS	17	Geography, Related Borrowers and
RISK FACTORS	63	Other Factors May Disproportionately
The Offered Certificates May Not Be a		Increase Losses	79
Suitable Investment for You	63	Senior Housing Properties May Present
The Offered Certificates Are Limited		Special Risks	81
Obligations	63	Risks Relating to Enforceability of Cross-
The Volatile Economy, Credit Crisis and		Collateralization	82
Downturn in the Real Estate Market		The Performance of a Mortgage Loan
Have Adversely Affected and		and Its Related Mortgaged Property
May Continue To Adversely Affect the		Depends in Part on Who Controls the
Value of CMBS	63	Borrower and Mortgaged Property	82
External Factors May Adversely Affect		The Borrower’s Form of Entity
the Value and Liquidity of Your		May Cause Special Risks	83
Investment	64	A Bankruptcy Proceeding May Result in
The Certificates May Have Limited		Losses and Delays in Realizing on the
Liquidity and the Market Value of the		Mortgage Loans	84
Certificates May Decline	65	Mortgage Loans Are Non-recourse and
There Are Risks Relating to the		Are Not Insured or Guaranteed	85
Exchangeable Certificates	66	Adverse Environmental Conditions at or
Subordination of Exchangeable		Near Mortgaged Properties May Result
Certificates	67	in Losses	85
Limited Information Causes Uncertainty	67	Risks Related to Redevelopment,
Legal and Regulatory Provisions		Expansion and Renovation at
Affecting Investors Could Adversely		Mortgaged Properties	85
Affect the Liquidity of the Offered		Risks Relating to Costs of Compliance
Certificates	68	with Applicable Laws and Regulations	86
Your Yield May Be Affected by Defaults,		Litigation Regarding the Mortgaged
Prepayments and Other Factors	69	Properties or Borrowers May Impair
Nationally Recognized Statistical Rating		Your Distributions	86
Organizations May Assign Different		Other Financings or Ability To Incur Other
Ratings to the Certificates; Ratings of		Financings Entails Risk	87
the Certificates Reflect Only the Views		Risks of Shari’ah Compliant Loans	88
of the Applicable Rating Agencies as of		Borrower May Be Unable To Repay
the Dates Such Ratings Were Issued;		Remaining Principal Balance on
Ratings May Affect ERISA Eligibility;		Maturity Date; Longer Amortization
Ratings May Be Downgraded	72	Schedules and Interest-Only Provisions
Commercial, Multifamily and		Increase Risk	88
Manufactured Housing Community		Risks Relating to Interest on Advances
Lending Is Dependent on Net		and Special Servicing Compensation	90
Operating Income	74	Increases in Real Estate Taxes
Underwritten Net Cash Flow Could Be		May Reduce Available Funds	90
Based On Incorrect or Failed		Some Mortgaged Properties May Not Be
Assumptions	75	Readily Convertible to Alternative Uses	90
The Mortgage Loans Have Not Been		Risks Related to Zoning Non-Compliance
Reunderwritten by Us; Some Mortgage		and Use Restrictions	91
Loans May Not Have Complied With		Risks Relating to Inspections of
Another Originator’s Underwriting		Properties	92
Criteria	75	Insurance May Not Be Available or
Static Pool Data Would Not Be Indicative		Adequate	92
of the Performance of this Pool	76	Terrorism Insurance May Not Be
Appraisals May Not Reflect Current or		Available for All Mortgaged Properties	93
Future Market Value of Each Property	76	Risks Associated with Blanket Insurance
Performance of the Certificates Will Be		Policies or Self-Insurance	94
Highly Dependent on the Performance		State and Local Mortgage Recording
of Tenants and Tenant Leases	77	Taxes May Apply Upon a Foreclosure

or Deed in Lieu of Foreclosure and		Tax Matters and Changes in Tax Law
Reduce Net Proceeds	94	May Adversely Impact the Mortgage
Risks Relating to a Bankruptcy of an		Loans or Your Investment	109
Originator, a Sponsor or the Depositor,		Combination or “Layering” of Multiple
or a Receivership or Conservatorship		Risks May Significantly Increase Risk
of Goldman Sachs Bank USA	94	of Loss	111
Interests and Incentives of the		DESCRIPTION OF THE MORTGAGE POOL	112
Originators, the Sponsors and Their		General	112
Affiliates May Not Be Aligned With		Certain Calculations and Definitions	113
Your Interests	95	Statistical Characteristics of the Mortgage
Interests and Incentives of the		Loans	121
Underwriter Entities May Not Be		Environmental Considerations	137
Aligned With Your Interests	97	Litigation Considerations	141
Potential Conflicts of Interest of the		Redevelopment and Renovation	142
Master Servicer and the Special		Default History, Bankruptcy Issues and
Servicer	99	Other Proceedings	144
Potential Conflicts of Interest of the		Tenant Issues	147
Operating Advisor	100	Insurance Considerations	155
Potential Conflicts of Interest of the		Use Restrictions	155
Controlling Class Representative, the		Appraised Value	156
River Oaks Whole Loan Directing		Non-recourse Carveout Limitations	156
Holder and the Controlling Class		Real Estate and Other Tax
Representative under the Other PSA	101	Considerations	157
Potential Conflicts of Interest in the		Certain Terms of the Mortgage Loans	158
Selection of the Underlying Mortgage		Shari’ah Compliant Lending Structure	169
Loans	102	The Whole Loans	169
Conflicts of Interest May Occur as a		Representations and Warranties	186
Result of the Rights of the Controlling		Sale of Mortgage Loans; Mortgage File
Class Representative, the River Oaks		Delivery	187
Whole Loan Directing Holder or the		Cures, Repurchases and Substitutions	188
Controlling Class Representative under		Additional Information	191
the Other PSA to Terminate the		TRANSACTION PARTIES	191
Special Servicer of the Related Whole		The Sponsors	191
Loan	103	Compensation of the Sponsors	206
Other Potential Conflicts of Interest May		The Depositor	206
Affect Your Investment	103	The Originators	207
Special Servicer May Be Directed To		The Issuing Entity	230
Take Actions by an Entity That Has No		The Trustee and Certificate Administrator	230
Duty or Liability to Other		Trustee and Certificate Administrator Fee	234
Certificateholders	104	The Operating Advisor	234
Your Lack of Control Over the Issuing		Servicers	235
Entity and Servicing of the Mortgage		Servicing Compensation, Operating
Loans Can Create Risks	104	Advisor Compensation and Payment of
Rights of the Controlling		Expenses	248
Class Representatives Under the Other		Affiliates and Certain Relationships	257
PSA Could Adversely Affect Your		DESCRIPTION OF THE OFFERED
Investment	106	CERTIFICATES	260
You Will Not Have any Control Over the		General	260
Servicing of The Non-Serviced Loan	106	Exchanges of Exchangeable Certificates	263
Rights of the Operating Advisor and the		Distributions	264
Controlling Class Representative Could		Subordination	280
Adversely Affect Your Investment	106	Appraisal Reductions	281
Sponsors May Not Be Able To Make		Voting Rights	285
Required Repurchases or Substitutions		Delivery, Form, Transfer and
of Defective Mortgage Loans	108	Denomination	286
Book-Entry Registration Will Mean You		Certificateholder Communication	289
Will Not Be Recognized as a Holder of		YIELD, PREPAYMENT AND MATURITY
Record	109	CONSIDERATIONS	290
		Yield	290

Yield on the Class X-A and Class X-B		MATERIAL FEDERAL INCOME TAX
Certificates	293	CONSEQUENCES	360
Weighted Average Life of the Offered		General	360
Certificates	294	Tax Status of Offered Certificates	362
Price/Yield Tables	299	Taxation of Offered Certificates	362
THE POOLING AND SERVICING		Taxation of the Exchangeable
AGREEMENT	304	Certificates	364
General	304	Further Information	365
Servicing of the Whole Loans	304	STATE AND LOCAL TAX
Assignment of the Mortgage Loans	305	CONSIDERATIONS	365
Servicing of the Mortgage Loans	306	ERISA CONSIDERATIONS	365
Advances	311	LEGAL INVESTMENT	367
Accounts	315	CERTAIN LEGAL ASPECTS OF THE
Application of Penalty Charges and		MORTGAGE LOANS	368
Modification Fees	316	RATINGS	370
Withdrawals from the Collection Account	317	LEGAL MATTERS	372
Enforcement of “Due-On-Sale” and “Due-		INDEX OF SIGNIFICANT DEFINITIONS	373
On-Encumbrance” Clauses	318
Inspections	319	ANNEX A – STATISTICAL
Evidence as to Compliance	320	CHARACTERISTICS OF THE
Certain Matters Regarding the Depositor,		MORTGAGE LOANS	A-1
the Master Servicer, the Special		ANNEX B – STRUCTURAL AND
Servicer and the Operating Advisor	321	COLLATERAL TERM SHEET	B-1
Servicer Termination Events	322	ANNEX C – MORTGAGE POOL
Rights Upon Servicer Termination Event	324	INFORMATION	C-1
Waivers of Servicer Termination Events	325	ANNEX D – FORM OF DISTRIBUTION
Termination of the Special Servicer	326	DATE STATEMENT	D-1
Amendment	328	ANNEX E-1 – SPONSOR
Realization Upon Mortgage Loans	330	REPRESENTATIONS AND
Controlling Class Representative	337	WARRANTIES	E-1-1
Operating Advisor	343	ANNEX E-2 – EXCEPTIONS TO SPONSOR
Asset Status Reports	349	REPRESENTATIONS AND
Rating Agency Confirmations	350	WARRANTIES	E-2-1
Termination; Retirement of Certificates	352	ANNEX F – CLASS A-AB SCHEDULED
Optional Termination; Optional Mortgage		PRINCIPAL BALANCE SCHEDULE	F-1
Loan Purchase	353	ANNEX G – NEWCASTLE SENIOR
Reports to Certificateholders; Available		HOUSING PORTFOLIO
Information	353	AMORTIZATION SCHEDULE	G-1
Servicing of the Non-Serviced Loan	359

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS.  ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS.  THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS.  THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus.  References in the accompanying prospectus to “free writing prospectus” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this free writing prospectus and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.  The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with two introductory sections describing the Series 2014-GC20 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, commencing on page 15 of this free writing prospectus, which sets forth important statistical information relating to the Series 2014-GC20 certificates; and

●
the “Summary of Free Writing Prospectus”, commencing on page 17 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2014-GC20 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors”, commencing on page 63 of this free writing prospectus, describes the material risks that apply to the Series 2014-GC20 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 373 of this free writing prospectus.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 114 of the prospectus.

In this free writing prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE YIELD TO MATURITY ON THE CLASS X-A CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5 AND CLASS A-AB CERTIFICATES AND THE CLASS A-S TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME.  A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS.  THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES.  SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

THE YIELD TO MATURITY ON THE CLASS X-B CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS B TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS

(INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME.  A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS.  THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES.  SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)     IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)     IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.   ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)     TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)     TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)     IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE. FURTHER, THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.  Forward-looking statements are also found elsewhere in this free writing prospectus and prospectus and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this free writing prospectus.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Certificate Summary

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/Fitch/KBRA)(3)	Expected Weighted Avg. Life (yrs.)(9)	Expected Principal Window(9)
Offered Certificates
Class A-1	$62,817,000		30.000%(10)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	2.67	05/14 – 02/19
Class A-2	$41,454,000		30.000%(10)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	4.90	02/19 – 04/19
Class A-3	$176,814,000		30.000%(10)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	6.80	01/21 – 03/21
Class A-4	$185,000,000		30.000%(10)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	9.70	12/23 – 01/24
Class A-5	$272,417,000		30.000%(10)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	9.81	01/24 – 03/24
Class A-AB	$88,897,000		30.000%(10)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf)	7.31	04/19 – 12/23
Class X-A	$899,797,000	(5)	N/A	[____]%	Variable IO(6)	Aaa(sf) / AAAsf / AAA(sf)	N/A	N/A
Class X-B	$78,307,000	(5)	N/A	[____]%	Variable IO(6)	Aa3(sf) / AA-sf / AAA(sf)	N/A	N/A
Class A-S(7)	$72,398,000	(8)	23.875%	[____]%(12)	(4)	Aaa(sf) / AAAsf / AAA(sf)	9.90	03/24 – 03/24
Class B(7)	$78,307,000	(8)	17.250%	[____]%(12)	(4)	Aa3(sf) / AA-sf / AA-(sf)	9.90	03/24 – 03/24
Class PEZ(7)	$200,940,000	(8)	13.000%(11)	[____]%(12)	(12)	A1(sf) / A-sf / A-(sf)	9.90	03/24 – 03/24
Class C(7)	$50,235,000	(8)	13.000%(11)	[____]%(12)	(4)	A3(sf) / A-sf / A-(sf)	9.90	03/24 – 03/24
Non-Offered Certificates
Class X-C	$29,550,000	(5)	N/A	[____]%	Variable IO(6)	NR / BB-sf / BB(sf)	N/A	N/A
Class X-D	$65,010,362	(5)	N/A	[____]%	Variable IO(6)	NR / NR / NR	N/A	N/A
Class D	$59,100,000		8.000%	[____]%	(4)	NR / BBB-sf / BBB-(sf)	9.97	03/24 – 04/24
Class E	$29,550,000		5.500%	[____]%	(4)	NR / BB-sf / BB(sf)	9.99	04/24 – 04/24
Class F	$16,252,000		4.125%	[____]%	(4)	NR / NR / BB-(sf)	9.99	04/24 – 04/24
Class G	$11,820,000		3.125%	[____]%	(4)	NR / NR / B(sf)	9.99	04/24 – 04/24
Class H	$36,938,362		0.000%	[____]%	(4)	NR / NR / NR	9.99	04/24 – 04/24
Class R(13)	N/A		N/A	N/A	N/A	NR / NR / NR	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.  Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.  Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.  The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites.  Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(4)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(5)
The Class X-A, Class X-B, Class X-C and Class X-D certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component.  The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates.  The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F, Class G and Class H certificates.

(6)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.  The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in this free writing prospectus.  The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in this free writing prospectus.  The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F, Class G and Class H certificates, as described in this free writing prospectus.

(7)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $72,398,000, $78,307,000 and $50,235,000, respectively.  The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(9)
Assuming no prepayments prior to the maturity date, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(10)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(11)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $50,235,000.

(12)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-C, Class X-D, Class D, Class E, Class F, Class G, Class H and Class R certificates are not offered by this free writing prospectus.

SUMMARY OF FREE WRITING PROSPECTUS

     The following is only a summary. Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this free writing prospectus and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

     The certificates to be issued are known as the GS Mortgage Securities Trust 2014-GC20, Commercial Mortgage Pass-Through Certificates, Series 2014-GC20. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through (i) DTC in the United States or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination”, and “—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—General” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
GS Mortgage Securities Trust 2014-GC20, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
GS Mortgage Securities Corporation II, a Delaware corporation. As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Goldman Sachs Mortgage Company, a New York limited partnership (36.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Citigroup Global Markets Realty Corp., a New York corporation (31.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (16.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Starwood Mortgage Funding I LLC, a Delaware limited liability company (9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●	Redwood Commercial Mortgage Corporation, a Delaware corporation (6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this free writing prospectus.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	16	31.9%
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	14	23.9
MC-Five Mile Commercial Mortgage Finance LLC	MC-Five Mile Commercial Mortgage Finance LLC	16	16.3
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	3	12.9
Starwood Mortgage Capital LLC	Starwood Mortgage Funding I LLC	11	9.1
Redwood Commercial Mortgage Corporation	Redwood Commercial Mortgage Corporation	3	6.0
		63	100.0%

See “Transaction Parties—The Originators” in this free writing prospectus.

Trustee
Wells Fargo Bank, National Association, a national banking association. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its telephone number is 410-884-2000. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (other than the Newcastle whole loan) transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Certificate Administrator
Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Operating Advisor
Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the initial Operating Advisor under the pooling and servicing agreement with respect to all of the mortgage loans other than the Newcastle whole loan. At any time that (i) none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount (as notionally reduced by appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and provided in the pooling and servicing agreement, except that such consultation is not permitted in connection with the River Oaks whole loan at any time when the holder of the related subordinate companion loan is the whole loan directing holder for such mortgage loan. See “—River Oaks Whole Loan Directing Holder” below for more information regarding subordinate companion loan.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform-level basis. Based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any mortgage loans were specially serviced mortgage loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that (i) none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus. Notwithstanding any recommendation of the operating advisor as described in the prior sentence, the special servicer will not be terminated with respect to the River Oaks whole loan unless the River Oaks whole loan directing holder, or its designee, consents.

In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class PEZ, or Class D certificates are outstanding, then the controlling class representative may terminate all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B Class X-C, Class X-D and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the

Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor”, “Description of the Mortgage Pool—The Whole Loans” and “Transaction Parties—The Operating Advisor” in this free writing prospectus.

Master Servicer
KeyBank National Association, a national banking association. Except as otherwise described below with respect to the non-serviced loan, the master servicer will initially service all of the mortgage loans and the related companion loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement. KeyBank National Association maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

The mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio, the “Newcastle mortgage loan” representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (together with 2 or more pari passu companion loans, collectively referred to in this free writing prospectus as the “Newcastle whole loan”), is currently being serviced under the pooling and servicing agreement entered into in connection with the issuance of the Citigroup Commercial Mortgage Trust 2014-GC19 Commercial Mortgage Pass-Through Certificates. The master servicer of the Newcastle whole loan under the Citigroup Commercial Mortgage Trust 2014-GC19 pooling and servicing agreement (referred to as the “other PSA” in this free writing prospectus) is Wells Fargo Bank, National Association (referred to in this free writing prospectus as the “other master servicer”).

In the case of the Newcastle whole loan, the related mortgage loan is referred to as a “non-serviced loan”. In the case of the Newcastle whole loan, each related companion loan is referred to as a “Newcastle companion loan”. Each of the Greene Town Center whole loan and the River Oaks whole loan is also referred to in this free writing prospectus as a “serviced whole loan” and each related companion loan is referred to as a “serviced companion loan”, or with respect to the River Oaks companion loan, a “subordinate companion loan”.

See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

Primary Servicer	Berkadia Commercial Mortgage LLC, a Delaware limited liability company, will act as primary servicer with respect to 54 mortgage loans representing approximately 79.2% of the outstanding pool balance as of the cut-off date. See “Transaction Parties—Servicers—The Primary Servicer” in this free writing prospectus. The principal servicing office of Berkadia Commercial Mortgage LLC is located at 118 Welsh Road, Horsham, Pennsylvania 19044. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received.

Special Servicer
LNR Partners, LLC, a Florida limited liability company, will be the initial special servicer with respect to all of the mortgage loans and the serviced companion loans pursuant to the pooling and servicing agreement, except as otherwise described with respect to the non-serviced loan. LNR Partners, LLC was appointed to be the special servicer at the request of the initial controlling class representative, an affiliate of Ellington Management Group, LLC and entities managed by Ellington Management Group, LLC are expected to purchase approximately 60% of the Class E, Class F, Class G and Class H certificates (and may also purchase a portion of the Class D certificates). In addition, LNR Partners, LLC is an affiliate of Starwood Mortgage Funding I LLC, a sponsor, Starwood Mortgage Capital LLC, an originator, and LNR Securities Holdings, LLC which is expected to purchase approximately 40% of the Class E, Class F, Class G and Class H certificates. The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

Midland Loan Services, a Division of PNC Bank, National Association, acts as special servicer under the other PSA (referred to in this free writing prospectus as the “other special servicer”) and will act as special servicer with respect to the Newcastle whole loan.

See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The special servicer under the pooling and servicing agreement may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

●
prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced by (x) the controlling class representative (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates, or (y) the holder of the subordinate companion loan (solely with respect to the River Oaks whole loan for so long as it is the whole loan directing holder for the related whole loan); and

●
after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. Notwithstanding any recommendation of the operating advisor as described above, the special servicer will not be terminated with respect to the River Oaks whole loan unless the River Oaks whole loan directing holder, or its designee, consents. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than any Class X and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but in the case of River Oaks mortgage loan, for so long as the holder of the related companion loan is the whole loan directing holder with respect to that whole loan, subject to the consent of that companion loan holder or its designee). In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than any Class X and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), vote affirmatively to so replace. Further, in the case of the Greene Town Center mortgage loan, if a servicer termination event on the part of the special servicer affects the related serviced companion loan that is part of such serviced whole loan, the holder of such serviced companion loan or the rating on a class of securities backed by such serviced companion loan, then at the direction of the holder of such serviced companion loan, the trustee will be required to terminate the special servicer solely with respect to the related serviced whole loan, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this free writing prospectus.

The other PSA provides for the potential replacement of the related other special servicer under certain circumstances by parties related to the other securitization and over which the holders of the offered certificates have no control. See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a discussion of the serviced whole loan and the serviced companion loans.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters except with respect to the River Oaks whole loan so long as the holder of the River Oaks companion loan is the River Oaks whole loan directing holder.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters except with respect to the River Oaks whole loan so long as the holder of the River Oaks companion loan is the River Oaks whole loan directing holder.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Entities managed by Ellington Management Group, LLC are expected to purchase approximately 60% of the Class E, Class F, Class G and Class H certificates (and may also purchase a portion of the Class D certificates) and, on the closing date, expected to appoint Ellington Management Group, LLC or an affiliate to be the initial controlling class representative. LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, Starwood Mortgage Capital LLC and

Starwood Mortgage Funding I LLC, is expected to purchase approximately 40% of the Class E, Class F, Class G and Class H certificates on the closing date.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans (other than with respect to the non-serviced loan and the River Oaks mortgage loan, so long as the holder of the River Oaks companion loan is the River Oaks whole loan directing holder) that could adversely affect the holders of some or all of the classes of certificates and (ii) the special servicer may be removed as and to the extent described above under “—Special Servicer”. Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative, the River Oaks Whole Loan Directing Holder and the Controlling Class Representative under the Other PSA” in this free writing prospectus.

With respect to the non-serviced loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans, the controlling class representative prior to a Control Termination Event will have limited consultation rights with the related other special servicer, as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Pool—The Whole Loans—The Newcastle Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by outstanding certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this free writing prospectus without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected loan prior to such acquisition until such mortgage loan becomes a corrected loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

	●	a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

Pari Passu Companion Loan Holders
The mortgage loans secured by the portfolio of mortgaged properties or mortgaged property identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio and Greene Town Center representing approximately 9.9% and 7.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of two or more pari passu mortgage loans secured by the same mortgage(s) on the same portfolio of mortgaged properties or mortgaged property: (i) the mortgage loan included in the issuing entity and (ii) one or more “companion loans” that are held outside the issuing entity and that are pari passu in right of payment to the related mortgage loan included in the issuing entity. Each companion loan together with the related mortgage loan included in the issuing entity is referred to as a “whole loan”.

In connection with each of the foregoing pari passu whole loans, a co-lender agreement was executed between the holder of the related mortgage loan and each holder of a related companion loan that governs the relative rights and obligations of such holders. Each co-lender agreement for a pari passu whole loan provides, among other things, that one of the holders will be the

“directing holder” entitled to (i) approve or direct material servicing decisions involving the related whole loan and (ii) replace the special servicer with respect to such whole loan with or without cause. The controlling holder for each pari passu whole loan under the related co-lender agreement is: (i) in the case of the Greene Town Center whole loan, the trustee as holder of the related mortgage loan, whose rights will, in accordance with the pooling and servicing agreement, be exercised by the controlling class representative unless a Control Termination Event has occurred and is continuing; and (ii) in the case of the Newcastle Senior Housing Portfolio whole loan, the trustee (the “other trustee”) in the Citigroup Commercial Mortgage Trust 2014-GC19 securitization (the “other securitization”), as holder of the related companion loan (whose rights are expected to be exercised by the related controlling class representative or similar party under the other PSA unless a control termination event or similar event under the related other PSA has occurred and is continuing).

In addition, in the case of the Greene Town Center whole loan, the related co-lender agreement provides, among other things, that the special servicer will be required (i) to provide to the related companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to such whole loan (within the same time frames such information would be provided to the controlling class representative and without regard to the occurrence of a Control Termination Event or Consultation Termination Event), and (ii) upon request, to consult with the related companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and consider alternative actions recommended by such companion loan holder (or its representative), as further described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative, the River Oaks Whole Loan Directing Holder and the Controlling Class Representative under the Other PSA” in this free writing prospectus.

The Greene Town Center whole loan will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above). Neither the companion loan holder nor the companion loan holder’s representatives will be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loans. See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative, the River Oaks Whole Loan

Directing Holder and the Controlling Class Representative under the Other PSA” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

River Oaks Whole Loan Directing Holder

In connection with the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as River Oaks, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is a senior note evidencing a whole loan for which one subordinate companion loan is outstanding, the holder of the related subordinate companion loan will be the River Oaks whole loan directing holder (provided that such holder is not the related borrower or an affiliate of the related borrower) for that whole loan and, directly or through a designee, will have certain servicing approval rights and, with certain limitations, the right to replace the special servicer, in any event with respect to the related whole loan, for as long as: (x) the original principal balance of such subordinate companion loan, net of (i) any payments of principal received on such subordinate companion loan, (ii) any appraisal reductions allocated to such subordinate companion loan and (iii) any realized losses allocated to such subordinate companion loan plus any cash collateral or letter of credit posted by the holder of such subordinate companion loan, is not less than (y) 25% of an amount equal to its original principal balance, net of any payments of principal received on such subordinate companion loan, and thereafter, the controlling class representative will have the rights of the River Oaks whole loan directing holder under such whole loan for so long as no Control Termination Event has occurred and is continuing. For purposes of the calculation in the prior sentence, the holder of a subordinate companion loan is entitled to post collateral pursuant to the related co-lender agreement to offset any appraisal reduction with respect to the related whole loan or order a new appraisal to recalculate any appraisal reductions.

In addition, such subordinate companion loan holder will be entitled to cure defaults that affect the related mortgage loan and purchase the related mortgage loan following a material loan default. The rights of the holder of the subordinate companion loan as the River Oaks whole loan directing holder will be unaffected by the occurrence of a Control Termination Event or a Consultation Termination Event.

The controlling class representative and the holder of the subordinate companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative, the River Oaks Whole Loan Directing Holder and the Controlling Class Representative under the Other PSA” in this free writing prospectus.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The River Oaks whole loan directing holder will not be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loans. See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative, the River Oaks Whole Loan Directing Holder and the Controlling Class Representative under the Other PSA” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Redwood Commercial Mortgage Corporation, a sponsor and originator, will be the initial directing holder for the River Oaks whole loan.

Significant Affiliations and Relationships

Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, GS Commercial Real Estate LP, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates. In addition, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other.

LNR Partners, LLC, the special servicer, LNR Securities Holdings, LLC, the purchaser on the closing date of approximately 40% of the Class E, Class F, Class G and Class H certificates, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to an affiliate of MC-Five Mile Commercial Mortgage Finance LLC through a repurchase facility. As of March 21, 2014, 4 of the mortgage loans that MC-Five Mile Commercial Mortgage Finance LLC will transfer to the depositor with an aggregate principal balance of approximately $46,276,919 as of the cut-off date, are subject to that repurchase facility. Proceeds received by MC-Five Mile Commercial Mortgage Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company provides warehouse financing to Starwood Mortgage Funding I LLC through a repurchase facility. All of the mortgage loans that Starwood Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Starwood Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Citigroup Global Markets Realty Corp. provides warehouse financing to Redwood Commercial Mortgage Corporation through a repurchase facility. All of the mortgage loans that Redwood Commercial Mortgage Corporation will transfer to the depositor are subject to that repurchase facility. Proceeds received by Redwood Commercial Mortgage Corporation in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Citigroup Global Markets Realty Corp. as the repurchase agreement counterparty.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio, representing approximately 9.9% of the aggregate balance of the pool of mortgage loans as of the cut-off date, GS Commercial Real Estate LP will, as of the date of initial issuance of the offered certificates, hold one of the related companion loans.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Citigroup Global Markets Realty Corp. will, as of the date of initial issuance of the offered certificates, hold the related companion loan.

Redwood Commercial Mortgage Corporation, a sponsor and an originator, or its affiliate holds a mezzanine loan secured by direct or indirect equity interests in the related borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as West Run Apartments, representing approximately 2.1%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Redwood Commercial Mortgage Corporation, a sponsor and an originator, holds the subordinate companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as River Oaks, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the trustee and certificate administrator as well as the other master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	all of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator;

●	all of the mortgage loans to be contributed to this securitization by MC-Five Mile Commercial Mortgage Finance LLC, a sponsor and an originator; and

● all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a sponsor.

Pursuant to an interim servicing agreement between KeyBank National Association, which is the master servicer, and Redwood Commercial Mortgage Corporation, a sponsor and an originator, KeyBank National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by Redwood Commercial Mortgage Corporation.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, which is the other special servicer under the other PSA with respect to the Newcastle mortgage loan, and Goldman Sachs Mortgage Company, a sponsor and an originator, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to all of the Mortgage Loans to be contributed to this securitization by Goldman Sachs Mortgage Company.

Wells Fargo Bank, National Association, which is the trustee and certificate administrator as well as the other master servicer under the other PSA with respect to the Newcastle mortgage loan, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company (other than with respect to the Newcastle mortgage loan), Citigroup Global Markets Realty Corp. and Redwood Commercial Mortgage Corporation.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Cut-off Date
With respect to each mortgage loan, the due date in April 2014 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in May 2014, the date that would have been its due date in April 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about April 15, 2014.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in May 2014, to the holders of record at the end of the previous month. The first distribution date will be May 12, 2014.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	February 2019
	Class A-2	April 2019
	Class A-3	March 2021
	Class A-4	January 2024
	Class A-5	March 2024
	Class A-AB	December 2023
	Class X-A	March 2024
	Class X-B	March 2024
	Class A-S	March 2024
	Class B	March 2024
	Class PEZ	March 2024
	Class C	March 2024

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of either class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates will be issued on the closing date and there were no subsequent exchanges of certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in April 2047.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of April 1, 2014, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans and the serviced companion loans (other than the specially serviced mortgage loans and the non-serviced loan) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 63 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,181,999,363. The mortgage loans are secured by first liens on 127 commercial, multifamily and manufactured housing community properties located in 32 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this free writing prospectus.

Fee Simple / Leasehold
One hundred twenty-five (125) mortgaged properties, securing approximately 99.0% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entirety of those mortgaged properties. For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property. Two (2) mortgaged properties, identified on Annex A to this free writing prospectus as Lodge At Cold Spring and The Westmont, securing approximately 0.5% and 0.4%, respectively, of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the entirety of that mortgaged property.

The Whole Loans
As described under “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” and “—River Oaks Whole Loan Directing Holder” above, 3 of the mortgage loans included in the mortgage pool, secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio, Greene Town Center and River Oaks, representing approximately 9.9%, 7.6% and 2.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of a mortgage loan and one or more related companion loans, which are secured by the same mortgage(s) on the same mortgaged property or portfolio of mortgaged properties. With respect to each of the Newcastle mortgage loan and the Greene Town Center mortgage loan, that mortgage loan and the one or more companion loans comprising the related whole loan are pari passu in right of payment with each other, while the River Oaks companion loan is subordinate in right of payment to the related mortgage loan, each to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

	Certain information regarding the whole loans described above is identified in the following table:

	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Loan Pool Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance
	Newcastle Senior Housing Portfolio	$117,488,244	9.9%	$243,438,628	$360,926,871
	Greene Town Center	$90,000,000	7.6%	$47,250,000	$137,250,000
	River Oaks	$29,500,000	2.5%	$1,500,000	$31,000,000

One of the Newcastle Senior Housing Portfolio companion loans is an asset in the other securitization. The Newcastle Senior Housing Portfolio whole loan will be serviced under the other PSA. The other Newcastle Senior Housing Portfolio companion loan is expected to be contributed to a subsequent commercial mortgage securitization.

The Greene Town Center companion loan is currently held by Citigroup Global Markets Realty Corp., but is expected to be contributed to a subsequent commercial mortgage securitization. The Greene Town Center whole loan will be serviced under the pooling and servicing agreement for this securitization.

	The River Oaks subordinate companion loan is currently held by Redwood Commercial Mortgage Corporation, and will be serviced under the pooling and servicing agreement for this securitization.

	For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods:

	Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
	6	0	58	84.2%
	1	5	2	9.8
	5	0	3	6.0
	Total		63	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest Only Mortgage Loans / Amortizing Mortgage Loans

Two (2) mortgage loans, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for monthly payments of interest only until the related stated maturity date. The remaining 61 mortgage loans, representing approximately 97.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. Twenty-two (22) of these 61 mortgage loans, representing approximately 46.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest only period ranging from 12 to 60 months following the related origination date.

The Newcastle Senior Housing Portfolio mortgage loan, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is part of a whole loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus.

Balloon Loans
All of the mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Additional Characteristics of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans
	Initial Pool Balance(1)	$1,181,999,363
	Number of Mortgage Loans	63
	Number of Mortgaged Properties	127
	Average Cut-off Date Mortgage Loan Balance	$18,761,895
	Weighted Average Mortgage Loan Rate(2)(3)	4.9879%
	Range of Mortgage Loan Rates(2)(3)	4.5100%-5.8600%
	Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)(5)	68.9%
	Weighted Average Maturity Date Loan-to-Value Ratio(3)(5)	58.9%
	Weighted Average Cut-off Date Remaining Term to Maturity (months)	110
	Weighted Average Cut-off Date DSCR(3)(6)	1.49x
	Full-Term Amortizing Balloon Mortgage Loans	51.2%
	Partial Interest-Only Balloon Mortgage Loans	46.2%
	Interest-Only Balloon Mortgage Loans	2.5%

	(1)	Subject to a permitted variance of plus or minus 5%.
	(2)
With respect to the Newcastle mortgage loan, the initial mortgage loan rate is 4.0000% from the origination date through January 5, 2019. From and after January 6, 2019, the Newcastle mortgage loan mortgage loan rate will be 4.9900%. Solely for purposes of calculating Weighted Average Mortgage Loan Rate in the chart above, the Newcastle mortgage loan is assumed to have a mortgage loan rate of 4.9900%.

	(3)
With respect to each mortgage loan that is part of a whole loan, but excluding the whole loan with a subordinate companion loan, the related companion loan is included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR. The River Oaks mortgage loan has a related subordinate companion loan and all information presented in this free writing prospectus with respect to the River Oaks mortgage loan is calculated without regard to the related subordinate companion loan. Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

	(4)
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Shops at Shelby Crossing, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date Loan-to-Value Ratio was calculated based on the cut-off date principal balance of the mortgage loan, less the related earnout reserve of $1,588,000. The Cut-off Date Loan-to-Value Ratio for the mortgage pool without netting the related earnout reserve is 69.0%.

	(5)
In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value. With respect to the Newcastle mortgage loan, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

	(6)
The Newcastle mortgage loan, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus. The Cut-off Date DSCR for the Newcastle mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, is calculated based on the total revenue generated at the related mortgaged properties (not just rent payments under the master lease) and debt service based on the 12-month period immediately succeeding the coupon rate step up beginning with the due date in February 2019. The Weighted Average Cut-off Date DSCR for the mortgage pool calculated using, in the case of the Newcastle mortgage loan, solely the rent payable under the master lease and the increased interest rate, is 1.47x.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Loans
Six (6) of the mortgage loans, collectively representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as WJ Management Multi Portfolio, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related mortgaged properties.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Dickson City Commons, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related mortgaged property.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as ATK Building, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of the related mortgage loan provided acquisition financing for the borrower’s purchase of the related mortgaged property at an REO sale.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Staybridge Suites Orlando Airport, representing approximately 0.6% of the Initial Pool Balance, proceeds of the related mortgage loan provided acquisition financing for the borrower’s purchase of the related mortgaged property at an REO sale.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as High Point Village Apartments, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related mortgaged property.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Regency Apartments, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related mortgaged property.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance / Property Release Provisions	The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Fifty-three (53) mortgage loans, representing approximately 57.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the closing date and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties), but the borrower may not prepay the mortgage loan prior to the related open prepayment period.

●
Nine (9) mortgage loans, representing approximately 41.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 0 to 25 payments following the origination date to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

●
One (1) mortgage loan representing approximately 1.4% of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period of at least 2 years following the origination date and prior to an open prepayment period described below either (i) to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property or (ii) prepay the mortgage loan in whole, but not in part, with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount, in each case if such prepayment occurs prior to the related open prepayment period.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases and Substitution”, “—Voluntary Prepayments” and “—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” in this free writing prospectus.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

	Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
	3	6	13.4%
	4	50	79.7
	5	5	4.4
	7	2	2.5
	Total	63	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

	Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Retail	29	$298,175,073	25.2%
Office	11	231,250,354	19.6
Mixed Use(2)	3	148,429,681	12.6
Senior Housing	27	141,627,627	12.0
Multifamily	24	141,381,099	12.0
Hospitality	7	87,680,817	7.4
Self Storage	14	73,772,644	6.2
Industrial	7	38,769,368	3.3
Manufactured Housing	5	20,912,701	1.8
Total	127	$1,181,999,363	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

(2)	The mixed use properties include retail, office, multifamily and/or medical office.

Property Locations
The mortgaged properties are located in 32 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

	Geographic Distribution(1)

	State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	Texas	14	$275,878,543	23.3%
	Florida	16	$139,663,492	11.8%
	Ohio	4	$125,016,101	10.6%
	California	5	$63,600,290	5.4%
	Maryland	6	$58,775,000	5.0%

	(1)	Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Certain Calculations and Definitions
The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary of Free Writing Prospectus” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.

With respect to each of the mortgage loans that is part of a whole loan but excluding the whole loan with a subordinate companion loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related companion loan. Unless otherwise specifically indicated, all information presented in this free writing prospectus with respect to the River Oaks mortgage loan is calculated without regard to the related subordinate companion loan. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund, except as described in this free writing prospectus with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio, Greene Town Center and River Oaks, each of which also secures one or more companion loans not included in the trust fund.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

Mortgaged Properties with Limited or No Operating History

Three (3) of the mortgaged properties, securing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were constructed or substantially renovated within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

Three (3) mortgaged properties, securing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were acquired within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

One (1) mortgaged property securing approximately 1.8% of the of the aggregate principal balance of the pool of mortgage loans, historical income and expense figures were not considered for underwriting purposes as the medical office component was owner occupied under a different master lease structure and reported expenses did not differentiate items related to the business operations of the hospital from those related to the mortgaged property.

See “Description of the Mortgage Pool—General” in this free writing prospectus.

Certain Mortgage Loans with Material Lease Termination Options

Certain mortgage loans have material lease early termination options. See Annex B to this free writing prospectus for information regarding material lease termination options for the largest 20 mortgage loans, by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Removal of Mortgage Loans From the Mortgage Pool

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, if any, or the River Oaks subordinate companion loan holder, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

The Securities

The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2014-GC20:

● Class A-1

● Class A-2

● Class A-3

● Class A-4

● Class A-5

● Class A-AB

● Class X-A

● Class X-B

● Class A-S

● Class B

● Class PEZ

● Class C

The Series 2014-GC20 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus: Class X-C, Class X-D, Class D, Class E, Class F, Class G, Class H and Class R certificates.

B. Certificate Principal Amounts or Notional Amounts
The offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth below, subject to a variance of plus or minus 5%:

	Class A-1	$62,817,000
	Class A-2	$41,454,000
	Class A-3	$176,814,000
	Class A-4	$185,000,000
	Class A-5	$272,417,000
	Class A-AB	$88,897,000
	Class X-A	$899,797,000
	Class X-B	$78,307,000
	Class A-S	$72,398,000
	Class B	$78,307,000
	Class PEZ	$200,940,000
	Class C	$50,235,000

	(1)	Notional amount.

	(2)
The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any.

	See “Description of the Offered Certificates—General” in this free writing prospectus.

Pass-Through Rates

A. Offered Certificates
The offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months. The approximate initial pass-through rate for each class of offered certificates is set forth below:

	Class A-1	[____]%(1)
	Class A-2	[____]%(1)
	Class A-3	[____]%(1)
	Class A-4	[____]%(1)
	Class A-5	[____]%(1)
	Class A-AB	[____]%(1)
	Class X-A	[____]%(2)
	Class X-B	[____]%(2)
	Class A-S	[____]%(1)
	Class B	[____]%(1)
	Class PEZ	[____]%(3)
	Class C	[____]%(1)

(1)
For any distribution date, the pass-through rates of the offered certificates (other than the Class X-A, Class X-B and Class PEZ certificates) will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(2)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component as described in this free writing prospectus.

(3)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

B. Interest Rate Calculation Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

Exchangeable Certificates / Exchange Proportions

If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—There are Risks Relating to the Exchangeable Certificates” and “—Subordination of Exchangeable Certificates” in this free writing prospectus.

Distributions

A. Amount and Order of Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, and net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this free writing prospectus for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above;

(F)
to principal on the Class A-5 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above;

(G)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Seventh: Non-offered certificates (other than the Class X-C and Class X-D certificates): in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B. Interest and Principal Entitlements
A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of the related certificate principal amounts of the Class A-S, Class B and Class C trust components). On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus. Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

C. Servicing and Administrative Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the serviced whole loan, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer. The master servicing fee for each distribution date is calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each companion loan; and (ii) the master servicing fee rate, which includes any sub-servicing fee and primary servicing fee and ranges from 0.010% to 0.075% per annum (although with respect to the companion loans, the master servicing fee rate will be lower than the indicated rate). The master servicing fee rate includes the primary servicing fees payable to the master servicer under the applicable other PSA with respect to the related non-serviced loan. The special servicing fee for each distribution date is calculated based on the stated principal balance of each mortgage loan (or serviced whole loan, if applicable) that is a specially serviced mortgage loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted pay-off of a specially serviced mortgage loan or specially serviced whole loan and (b) workout fees from collections on the related mortgage loan or whole loan in connection with the workout of a specially serviced mortgage loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.0012% per annum.

In addition, the master servicer will pay to the Commercial Real Estate Finance Counsel (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the stated principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.0030% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or serviced whole loan, if applicable) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the CREFC® intellectual property royalty license fee rate, the master servicing fee rate (which includes any primary servicing fee rate), the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this free writing prospectus for each mortgage loan. The CREFC® intellectual property royalty license fee, the master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

With respect to the non-serviced loan, the master servicer and special servicer under the applicable other PSA will generally be entitled to fees that are similar but not identical to those fees described above, payable with respect to the non-serviced loan in accordance with the terms of the other PSA. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan” in this free writing prospectus.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including the non-serviced loan) if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate) or (c) delinquent monthly debt service payments on any companion loan. The master servicer also is not required to advance amounts deemed non-recoverable from related loan collections, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (and serviced whole loans, if applicable). In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates. The other master servicer and other trustee, as applicable, will also be entitled to reimbursement from general collections on the mortgage loans for the pro rata share of any non-recoverable property protection advance made by it on the non-serviced loan.

The special servicer will have no obligation to make any property protection advances; provided that in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make such property protection advance, and the master servicer will be required to reimburse the special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement, provided such advance is not determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of general collections). Once reimbursed, the master servicer will be deemed to have made such property protection advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that advance in accordance with the terms of the pooling and servicing agreement.

C. Interest on Advances
The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

D. Advances on the Non-Serviced Loan
The other master servicer is required to make property protection advances with respect to the mortgaged properties related to the Newcastle whole loan, unless that other master servicer determines that those advances would not be recoverable from collections on the Newcastle whole loan. If that other master servicer is required to but fails to make a required property protection advance, then the other trustee is required to make that property protection advance.

However, the master servicer under the pooling and servicing agreement is required to advance delinquent monthly mortgage loan payments with respect to the non-serviced loan as described above.

Priority of Payments

A. Subordination / Allocation of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2014-GC20 certificates that are not being offered by this free writing prospectus). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B, Class X-C or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component), the Class X-C certificates (to the extent such losses are allocated to the Class E certificates) and the Class X-D certificates (to the extent such losses are allocated to the Class F, Class G and Class H certificates) and, therefore, the amount of interest they accrue.

*	Class X-A, Class X-B, Class X-C and Class X-D certificates are interest only.
**
Reflects a trust component. Distributions and losses allocated to a trust component will be concurrently allocated to the applicable portion of the related class or classes of exchangeable certificates that forms part of the related certificate principal amount of such trust component as described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.

***	Other than the Class R, Class X-C and Class X-D certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or the applicable percentage interest of the relevant underlying trust component(s)) with interest at the pass-through rate on those offered certificates (or underlying trust component(s)).

B. Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this free writing prospectus), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payment on such classes of certificates and trust components.

Additional Aspects of the Certificates

A. Information Available to Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

B. Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C. Required Repurchase or Substitution of Mortgage Loans

Under the circumstances described in this free writing prospectus, the applicable sponsor (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC or Redwood Trust, Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

D. Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (or, in the case of the Greene Town Center whole loan, the defaulted whole loan) and REO properties and accept the first (and, if multiple bids are received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted whole loan, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the Greene Town Center companion loan holder (as a collective whole as if such certificateholders and the Greene Town Center companion loan holder constituted a single lender).

If the Greene Town Center mortgage loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related companion loan together with such mortgage loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Pursuant to the other PSA, the other special servicer may offer to sell to any person (or may offer to purchase) for cash the Newcastle whole loan during such time as such whole loan constitutes a defaulted mortgage loan and, in connection with any such sale, the other special servicer is required to sell both the mortgage loan and related companion loans in such whole loan as a single whole loan.

Pursuant to the co-lender agreement with respect to the River Oaks whole loan, the related subordinate companion loan holder has a right to purchase the related defaulted mortgage loan as described in “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the ownership of, or of interests in, any companion loans (or interests in a companion loan or securities backed by a companion loan), subordinate loans or mezzanine debt by the sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

●
the decision or obligation of the special servicer to take actions at the direction or recommendation of the controlling class representative or holder or at the direction or recommendation of a serviced companion loan holder;

●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investors in the Class E, Class F, Class G and Class H certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool;

●	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction; and

●
the activities of the other master servicer, other special servicer, other operating advisor, other trustee, other certificate administrator or any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Controlling Class Representative, the River Oaks Whole Loan Directing Holder and the Controlling Class Representative under the Other PSA”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”, “—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Federal Income Tax Consequences
Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

In addition, the portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class     certificates will be issued with original issue discount, that the Class     certificates will be issued with a de minimis amount of original issue discount and that the Class     certificates will be issued at a premium.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption (“PTE”) 89-88 (October 17, 1989), as amended by PTE 2013-08 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this free writing prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates be rated as follows by Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.:

	Moody’s*	Fitch*	KBRA*
Class A-1	Aaa(sf)	AAAsf	AAA(sf)
Class A-2	Aaa(sf)	AAAsf	AAA(sf)
Class A-3	Aaa(sf)	AAAsf	AAA(sf)
Class A-4	Aaa(sf)	AAAsf	AAA(sf)
Class A-5	Aaa(sf)	AAAsf	AAA(sf)
Class A-AB	Aaa(sf)	AAAsf	AAA(sf)
Class X-A	Aaa(sf)	AAAsf	AAA(sf)
Class X-B	Aa3(sf)	AA-sf	AAA(sf)
Class A-S	Aaa(sf)	AAAsf	AAA(sf)
Class B	Aa3(sf)	AA-sf	AA-(sf)
Class PEZ	A1(sf)	A-sf	A-(sf)
Class C	A3(sf)	A-sf	A-(sf)

*
Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates.

Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of a pari passu whole loan, the rating agencies engaged by the applicable depositor under the pooling and servicing agreement of the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and/or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates will not be entitled to receive principal distributions and generally will only be entitled to interest distributions. If mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the respective ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the

Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any further economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans.  In the event of default by a borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

•
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

•
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates.  As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this free writing prospectus.  Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

•
At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange (as described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus).

•
A certificateholder that does not own exchangeable certificates in the requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents an exchangeable proportion.  Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

•
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

•	Certificates may only be held in authorized denominations.

Subordination of Exchangeable Certificates

As described in this free writing prospectus, if you acquire Class A-S certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates.  If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B. Class X-C and Class X-D certificates and the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component).  If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component) and the Class B trust component (and correspondingly, the holders of the Class B certificates and the Class PEZ certificates, based on their respective percentage interests in the Class B trust component).  If you acquire Class PEZ certificates, then to the extent the Class PEZ certificates represent an interest in the Class A-S, Class B or Class C trust components, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated in the same manner as the Class A-S, Class B or Class C certificates, as the case may be, as described above.  See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

•
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EEA credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) replace Article 122a and, among other things, will apply to EEA investment firms in addition to EEA credit institutions.

•
Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) are to apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.  None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

•
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking laws to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.   The Volcker Rule and those regulations restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus and in the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

With respect to 2 mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Shops at Shelby Crossing and High Point Village Apartments, representing approximately 2.1% and 0.4%, respectively of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each related mortgage loan requires prepayment in connection with an earnout if the related borrower does not satisfy certain criteria set forth in the related mortgage loan documents.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus.

In addition, if a sponsor (or in the case of Starwood Mortgage Funding I LLC or Redwood Commercial Mortgage Corporation, the applicable guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC or Redwood Commercial Mortgage Corporation, as applicable) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component.  Because the notional amount of the Class X B certificates is based upon the outstanding certificate principal amount of the Class B trust component, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B trust component.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee reimburses itself, or the other master servicer, the other trustee or other party to the other PSA with respect to a non-serviced loan out of general collections on the mortgage loans included in the issuing entity for any advance that it (or, such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A and Class X-B certificates) and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

In addition, to the extent losses are realized on the mortgage loans, the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates.  A reduction in the certificate principal amount of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates.  No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-

On-Encumbrance” Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this free writing prospectus) to vary substantially from the actual net operating income of a mortgaged property. See “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this free writing prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process”, “—Citigroup Global Markets Realty Corp.—Third Party Reports”, “—MC-Five Mile Commercial Mortgage Finance LLC—Assessments of Property Condition”, “—Starwood Mortgage Capital LLC—Assessments of Property Condition” and “—Redwood Commercial Mortgage Corporation—Assessments of Property Condition” in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this free writing prospectus for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the certificates and/or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s) have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, mixed use, senior housing, multifamily, hospitality and self storage properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this free writing prospectus for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—Senior Housing Properties May Present Special Risks” in this free writing prospectus, and “Risk Factors—Retail Properties Have Special Risks,” “—Office Properties Have Special Risks,” “—Multifamily Properties Have Special Risks,” “—Hospitality Properties Have Special Risks” and “—Self Storage Properties Have Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Texas, Florida, Ohio, California and Maryland.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Senior Housing Properties May Present Special Risks

The Independent Living Industry is a Highly Competitive Industry, and the Revenues, Profits or Market Share of Senior Housing Properties Could be Harmed if They Are Unable to Compete Effectively

The independent living facility market sector is highly competitive.  Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living.  The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties.  Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers.  The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors.  These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff.  Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial.  If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees.  If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

The Success of Senior Housing Properties Depend on Attracting Seniors with Sufficient Resources To Pay

Medicare does not reimburse beneficiaries for room, board or services at an independent living facility.  Medicaid does not reimburse beneficiaries for room or board.  Although Medicaid may cover the services provided at an independent living facility in certain states, none of the related mortgaged properties securing the mortgage loans identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio (the “Newcastle Properties”) and Lodge at Bridgemill currently accept reimbursement from Medicaid.  In addition, commercial private insurance does not typically cover independent living.  Accordingly, the Newcastle Properties and the Lodge at Bridgemill mortgaged property currently rely, and will continue to rely, on the ability of their residents or their families to pay the resident and other fees from their own funds.  Not all seniors living in the regions where the Newcastle Properties and the Lodge at Bridgemill mortgaged property are located will be able to afford an extended stay in an independent living facility or other congregate senior living facilities.  In the event that managed care becomes a significant factor in the independent living facility sector, the related borrower may have to participate in the managed care market to remain competitive.  In such an event, the amount that a Newcastle Property or the Lodge at Bridgemill mortgaged property receives for its services could be adversely affected.

Due to the dependency of the Newcastle Properties and the Lodge at Bridgemill mortgaged property on private pay sources, events which adversely affect the ability of seniors to afford the monthly resident fees could cause occupancy rates, revenues and results of operations to decline.  Economic downturns, changes in demographics, degradation of the local economy or the neighborhoods in which the Newcastle Properties and the Lodge at Bridgemill mortgaged property operate, inflation or other circumstances that adversely affect the ability of the elderly to pay for the services could adversely affect the ability of seniors to afford resident fees.  In addition, recent reports indicate that the most recent downturn in the housing market has adversely affected the ability of seniors to afford resident fees as seniors frequently use the proceeds from the sale of their homes to cover the cost of senior living facilities fees.  Because the senior living market sector is highly competitive, negative perceptions of the aesthetics, safety, convenience or overall quality of services provided by the Newcastle Properties and the Lodge at Bridgemill mortgaged property may negatively impact the ability of the Newcastle Properties and the Lodge at Bridgemill mortgaged property to attract seniors with sufficient recourses to pay.  If the Newcastle Properties and the Lodge at Bridgemill mortgaged property are unable to retain and/or attract seniors with sufficient income, assets or other resources required to pay the fees associated with independent living services, occupancy rates, revenues and results of operations could decline.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine/subordinate debt, and mezzanine/subordinate debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this free writing prospectus either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.  These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions.  Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition   for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the serviced whole loans and the non-serviced whole loan are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such loans.  As a result, the issuing entity is subject to additional risks, including:

•
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Risks of Shari’ah Compliant Loans

One (1) mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Three WestLake Park, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is structured to comply with Islamic law (Shari’ah).  Title to the related mortgaged property is held by the borrower, who master leases the related mortgaged property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the related mortgage loan.  At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.  There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease.  If such recharacterization occurs, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan.  For additional information regarding the foregoing mortgage loan and certain structural features mitigating such risk of recharacterization, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “—Shari’ah Compliant Lending Structure” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this free writing prospectus.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any whole loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the other PSA governing the non-serviced loan permits the other special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

Neither the master servicer nor the special servicer will have the ability to extend or modify the non-serviced loan because such mortgage loan is being serviced by the other master servicer or the other special servicer pursuant to the other PSA.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan” in this free writing prospectus.

We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this free writing prospectus for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, restaurants, theater space, dental or medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this free writing prospectus for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Thirteen (13) of the mortgaged properties, securing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss greater than 13%.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

•	premiums for terrorism insurance coverage will likely increase;

•
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

•
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans, by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this free writing prospectus.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors and originators and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans and/or companion loans related to their mortgage loans.  For example:

•
On the closing date, GS Commercial Real Estate LP, or one of its affiliates, will be the holder of one of the companion loans related to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio, representing approximately 9.9% of the aggregate principal balance of the mortgage pool as of the cut-off date.

•
On the closing date, Citigroup Global Markets Realty Corp., or one of its affiliates, will be the holder of the companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the aggregate principal balance of the mortgage pool as of the cut-off date.  In its capacity as the holder of the Greene Town Center companion loan, Citigroup Global Markets Realty Corp. (or its companion loan holder representative) will generally be entitled to consult with the special servicer and make recommendations with respect to certain material servicing decisions involving the related whole loan, however, the special servicer is not required to follow the advice or recommendations of any companion loan holder or its representative.

•
On the closing date, Redwood Commercial Mortgage Corporation, or one of its affiliates, will be the holder of the subordinate companion loan related to the mortgage loan secured by the mortgaged properties identified on Annex A to this free writing prospectus as River Oaks, representing approximately 2.5% of the aggregate principal balance of the mortgage pool as of the cut-off date.  In its capacity as the holder of the subordinate companion loan with respect to River Oaks mortgage loan, Redwood Commercial Mortgage Company, or one of its affiliates, will, so long as it is the River Oaks whole loan directing holder, generally be entitled to approve or direct material servicing decisions involving the related whole loan, replace or consent to the replacement of the special servicer with respect to the related whole loan, and regardless of its status as the River Oaks whole loan directing holder, will have certain rights to cure defaults that affect the River Oaks mortgage loan and purchase the River Oaks mortgage loan following a material loan default.

•
On the closing date, Redwood Commercial Mortgage Corporation, or one of its affiliates, will be the holder of the mezzanine loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as West Run Apartments, representing approximately 2.1% of the aggregate principal balance of the mortgage pool as of the cut-off date.

The originators and/or their respective affiliates may retain such mezzanine loans and/or companion loans, as applicable. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans and/or companion loans, as applicable, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for more information about the rights of the holder of a companion loan.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

LNR Partners, LLC, the special servicer, LNR Securities Holdings, LLC, the purchaser on the closing date of approximately 40% of the Class E, Class F, Class G and Class H certificates, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Affiliates and Certain Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter

Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator, and Goldman Sachs Mortgage Company, a sponsor and originator and warehouse lender to an affiliate of MC-Five Mile Commercial Mortgage Finance LLC and Starwood Mortgage Funding I LLC.  In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator and warehouse lender to Redwood Commercial Mortgage Corporation, a sponsor and an originator.

See “Summary of Free Writing Prospectus—Significant Affiliations and Relationships” in this free writing prospectus and “Plan of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  The other PSA provides that the related whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates, and as it relates to servicing and administration of a non-serviced loan, each other master servicer, sub-servicer, other special servicer or any of their respective affiliates under the other PSA, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates (including companion loan securities), especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a sponsor.   Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  The initial special servicer is an affiliate of LNR Securities Holdings, LLC, the entity expected to purchase approximately 40% of the Class E, Class F, Class G and Class H certificates on the closing date, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2014-GC20 non-offered certificates, any companion loan holder or the holder of any companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Trimont Real Estate Advisors, Inc. has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the Newcastle whole loan.  See “Transaction Parties—The Operating Advisor” in this free writing prospectus.  After the occurrence and during the continuance of a Control Termination Event, the special servicer will be required to consult on a non-binding basis with the operating advisor with respect to certain actions of the special servicer, except that such consultation is not permitted in connection with the River Oaks whole loan at any time when the holder of the related companion loan is the River Oaks whole loan directing holder for such whole loan.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

In the normal course of conducting its business, Trimont Real Estate Advisors, Inc. and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Trimont Real Estate Advisors, Inc.’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Trimont Real Estate Advisors, Inc. performs its duties under the pooling and servicing agreement.

In addition, Trimont Real Estate Advisors, Inc., and its affiliates service and may in the future service, in the ordinary course of their business, existing and new commercial and multifamily mortgage loans for third parties, including mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, Inc. may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Trimont Real Estate Advisors, Inc.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative, the River Oaks Whole Loan Directing Holder and the Controlling Class Representative under the Other PSA

It is expected that an entity affiliated with Ellington Management Group, LLC will be the initial controlling class representative.  It is expected that, with respect to the River Oaks whole loan, Redwood Commercial Mortgage Corporation, will be the initial River Oaks whole loan directing holder.  The special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), or the holder of a subordinate companion loan (solely with respect to the River Oaks whole loan unless an AB control appraisal period is continuing), as applicable, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  In connection with the River Oaks whole loan, the River Oaks whole loan directing holder does not have any duties to the holders of any class of certificates.   The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class certificateholders and the holders of the companion loans may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) or the holder of the subordinate companion loan (solely with respect to the River Oaks whole loan unless an AB control appraisal period is continuing), as applicable, may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  It is anticipated that there will also be a controlling class representative under the other PSA and that such controlling class representative may be, or may be an affiliate of, the entity that will be the controlling class representative for this securitization.  Set forth below is the identity of the initial controlling class representative for each pari passu whole loan, the expected trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.
Whole Loan	Servicing Pooling and Servicing Agreement	Controlling Noteholder	Controlling Class Representative
Greene Town Center	GSMS 2014-GC20	GSMS 2014-GC20	Ellington Management Group, LLC(1)
Newcastle Senior Housing Portfolio	CGCMT 2014-GC19	CGCMT 2014-GC19	Ellington Management Group, LLC(1)

(1)	Or another affiliate of Ellington Management Group, LLC.

However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced by (x) the controlling class representative (other than with respect to the River Oaks whole loan unless an AB control appraisal period (as described below under “Description of the Mortgage Pool—The Whole Loans—The River Oaks Whole Loan”) is continuing with respect to the River Oaks whole loan) (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates, or (y) the holder of the subordinate companion loan (solely with respect to the River Oaks whole loan unless an AB control appraisal period is continuing).  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Similarly, with respect to the Newcastle whole loan, the applicable controlling class representative related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to the non-serviced loan under the other PSA and has similar conflicts of interest with the holders of the certificates and the holders of the GC19 certificates.

See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan” in this free writing prospectus.

The controlling class representative, the controlling class representative under the other PSA and the River Oaks whole loan directing holder (and any of their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative, the other controlling class representative under the other PSA, the River Oaks whole loan directing holder, or one of their respective affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.  It is expected that GS Commercial Real Estate LP will be the initial holder of one of the Newcastle Senior Housing Portfolio companion loans and Citigroup Global Markets Realty Corp. will be the initial holder of the Greene Town Center companion loan, and in each such case the holder intends (but will not be required) to securitize the companion loan.  The special servicer, upon consultation with a companion loan holder or its representative, may take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.  In connection with the whole loans, the companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders.  As a result, it is possible that a companion loan holder may advise the special servicer to take actions with respect to the related whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors (the “B-Piece Buyers”) in the Class E, Class F, Class G and Class H certificates, one of which is an affiliate of Starwood Mortgage Funding I LLC (a sponsor), Starwood Mortgage Capital LLC (an originator) and LNR Partners, LLC (the initial special servicer), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyers adjusted the mortgage pool as originally proposed by the sponsors by removing certain mortgage loans.  In addition, the B-Piece Buyers received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyers or that the final pool as influenced by the B-Piece Buyers’ feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyers’ certificates.  Because of the differing subordination levels, the B-Piece Buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyers but that does not benefit other investors.  In addition, the B-Piece Buyers may enter into hedging or other transactions or otherwise have business objectives that also could cause their interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyers performed due diligence solely for their own benefit and have no liability to any person or entity for conducting their due diligence.  The B-Piece Buyers are not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in their capacities as owners of the Class E, Class F, Class G and Class H certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyers’ acceptance of a mortgage loan.  The B-Piece Buyers’ acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyers will have no liability to any certificateholder for any actions they have taken as described in the preceding two paragraphs.

Entities managed by Ellington Management Group, LLC, a B-Piece Buyer, or their designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer.  In addition, the controlling class representative will generally have certain consultation and/or consent rights with regard to the non-serviced loan under the other PSA and the related co-lender agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “Description of the Mortgage Pool—The Whole Loans—The Newcastle Whole Loan—Consultation and Control” and “—The Greene Town Center Whole Loan—Consultation and Control” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, the River Oaks Whole Loan Directing Holder or the Controlling Class Representative under the Other PSA to Terminate the Special Servicer of the Related Whole Loan

With respect to the each whole loan, the applicable controlling class representative or directing holder will be entitled, under certain circumstances, to remove the special servicer for such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement).  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against a controlling class representative (under the pooling and servicing agreement for this securitization or the other PSA) or the River Oaks whole loan directing holder, or against any other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor (or a special servicer under the other PSA)) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holders of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.  Similarly, the special servicer may, at the direction of the holder of the subordinate companion loan, while such holder is the River Oaks whole loan directing holder, take actions with respect to the River Oaks whole loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.  The controlling class representative will be controlled by the controlling class certificateholders.  Each of the (i) controlling class certificateholders, (ii) the controlling class representative, and/or (iii) the holder of the subordinate companion loan, may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) or the holder of a subordinate companion loan (solely with respect to the River Oaks whole loan unless an AB control appraisal period is continuing with respect to the River Oaks whole loan), as applicable, may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  Similarly, with respect to the non-serviced loan, a special servicer under the other PSA may, at the direction or upon the advice of the controlling class representative of the applicable trust holding the controlling note for the related whole loan, take actions with respect to such non-serviced loan that could adversely affect the related non-serviced loan, and therefore, the holders of some or all of the classes of certificates.  However, the other special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described in this free writing prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced by the controlling class representative or, in the case of the River Oaks whole loan, the River Oaks whole loan directing holder, in each case as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (other than with respect to the River Oaks whole loan for as long as the holder of the related companion loan is the River Oaks whole loan directing holder, unless such River Oaks whole loan directing holder or its designee consents).  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer (but in the case of the River Oaks whole loan, for as long as the holder of the related companion loan is the River Oaks whole loan directing holder, subject to the consent of the River Oaks whole loan directing holder or its respective designee).  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace.  Additionally, with respect to the non-serviced loan, the operating advisor in this transaction will generally not have the right to recommend the removal of any special servicer responsible for the special servicing of such whole loan under the related other PSA, as such authority is granted to the applicable operating advisor under the related other PSA.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

In addition, the controlling class representative (and, for as long as the holder of the related companion loan is the River Oaks whole loan directing holder with respect to the River Oaks whole loan, such companion loan holder) will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event (or, in the case of the River Oaks whole loan, while the holder of the related companion loan is the River Oaks whole loan directing holder) or, in the case of a non-serviced loan, no consultation rights whatsoever, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  You have no rights to vote on any servicing matters related to the non-serviced loan.  See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

Rights of the Controlling Class Representatives Under the Other PSA Could Adversely Affect Your Investment

•	The controlling class representative under the other PSA may have interests in conflict with those of the holders of some or all of the classes of certificates.

•
With respect to the non-serviced loan, although the other special servicer is not permitted (or is not expected to be permitted) to take actions which are prohibited by law or violate the servicing standard under the other PSA or the terms of the related loan documents, it is possible that the controlling class representative under such other PSA may direct or advise, as applicable, the related special servicer to take actions with respect to such non-serviced loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the non-serviced loan, the controlling class representative under the other PSA:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against that controlling class representative or any director, officer, employee, agent or principal of that controlling class representative for having so acted.

You Will Not Have any Control Over the Servicing of The Non-Serviced Loan

The Newcastle mortgage loan is secured by a portfolio of mortgaged properties that also secures companion loans that are not assets of the trust and they are serviced under the other PSA, which is separate from the pooling and servicing agreement under which your certificates are issued, by the related other master servicer and other special servicer, and according to the servicing standard provided for in the respective pooling and servicing agreement.  As a result, you will have less control over the servicing of this non-serviced loan than you would if this non-serviced loan was being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a mortgage loan or serviced whole loan, if applicable, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative (other than in the case of the River Oaks whole loan (if the holder of the related companion loan is the River Oaks whole loan directing holder of the River Oaks whole loan), for which the special servicer will be required to obtain the consent of the River Oaks whole loan directing holder).  After the occurrence and during the continuance of a Control Termination Event the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans or serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

The Whole Loans Pose Special Risks

Realization on the Mortgage Loans That Are Part of a Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Companion Loan

If the Greene Town Center whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the Greene Town Center companion loan together with such defaulted mortgage loan.  Similarly, under the other PSA, the other special servicer will be required to sell the Newcastle mortgage loan together with all related Newcastle companion loans.  We cannot assure you that such a required sale of a defaulted Greene Town Center whole loan or Newcastle whole loan would not adversely affect the ability of the special servicer or other special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related whole loan.  Further, given that, pursuant to the co-lender agreement for the River Oaks whole loan, the related serviced companion loan holder may be the River Oaks whole loan directing holder, and the trust as holder of the related mortgage loan may not be the River Oaks whole loan directing holder (with no right to consent to material servicing decisions and replace the special servicer), with respect to the River Oaks whole loan, the related mortgage loan may not be as marketable.  Accordingly, if any such sale does occur with respect to a serviced whole loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Rights of the Companion Loan Holders Could Adversely Affect Your Investment

In connection with the servicing of the Greene Town Center whole loan, the related serviced companion loan holder or its representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such whole loan.  In addition, in connection with the servicing of the River Oaks whole loan, the holder of the subordinate companion loan, for so long as it is the River Oaks whole loan directing holder, will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to material servicing actions, including the actions taken by the special servicer with respect to the related whole loan. In each case, such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. Each companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Notwithstanding the foregoing, any such consultation with a pari passu serviced companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such pari passu serviced companion loan holder (or its representative).  With respect to the River Oaks whole loan, although the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents, it is possible that the subordinate companion loan holder may direct the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  With respect to the Newcastle whole loan, the controlling class representative under the other PSA may have interests in conflict with those of the holders of some or all of the classes of certificates.  In addition, although the other special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the other PSA or the terms of the related loan documents, it is possible that the controlling class representative under the other PSA may direct the other special servicer to take actions with respect to such non-serviced mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  However, (a) in the case of Starwood Mortgage Funding I LLC, a sponsor, Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related mortgage loan purchase agreement, and (b) in the case of Redwood Commercial Mortgage Corporation, a sponsor, Redwood Trust, Inc. will guarantee the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation under the related mortgage loan purchase agreement, as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.  Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC, or Redwood Trust, Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) will effect such repurchases or substitutions.  In addition, the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC, or Redwood Trust, Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or serviced companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate.  No determination has been made whether any portion of the income from the Mortgaged Properties constitutes “rent from real property”.  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this free writing prospectus.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to original issue discount that may exceed distributions on the certificates in any given taxable year.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2014-GC20 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 63 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the due date in April 2014 for each such Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in May 2014, the date that would have been its due date in April 2014 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,181,999,363 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, office, mixed use, senior housing, multifamily, hospitality, self storage, industrial and manufactured housing community property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

•
Sixteen (16) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 31.9% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

•
Fourteen (14) Mortgage Loans (together with the GS CRE Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 23.9% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

•
Sixteen (16) Mortgage Loans (the “MC-Five Mile Mortgage Loans”), representing approximately 16.3% of the Initial Pool Balance, were originated by MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (“MC-Five Mile”);

•
Three (3) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 12.9% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”);

•
Eleven (11) Mortgage Loans (the “SMF I Mortgage Loans”), representing approximately 9.1% of the Initial Pool Balance, were originated by Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC”); and

•
Three (3) Mortgage Loans (the “RCMC Mortgage Loans”), representing approximately 6.0% of the Initial Pool Balance, were originated by Redwood Commercial Mortgage Corporation, a Delaware corporation (“RCMC”).

GSMC, GS CRE, CGMRC, MC-Five Mile, SMC and RCMC are referred to in this free writing prospectus as the “Originators”.  The GS CRE Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date.  Starwood Mortgage Funding I LLC (“SMF I”) has acquired or will acquire the SMF I Mortgage Loans from SMC on or prior to the Closing Date.  GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from GSMC, CGMRC, MC-Five Mile, SMF I and RCMC (collectively, the “Sponsors”) on or about April 15, 2014 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the

Mortgage Pool to be assigned to the Trustee pursuant to the 2014-GC20 pooling and servicing agreement, dated as of April 1, 2014 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this free writing prospectus with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.  The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this free writing prospectus with respect to each Mortgage Loan with a Pari Passu Companion Loan is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan, unless otherwise indicated.  All information presented in this free writing prospectus with respect to the River Oaks Mortgage Loan is calculated without regard to the related Subordinate Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each a “Third Party Report”) was prepared prior to the date of this free writing prospectus.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance.  Information presented in this free writing prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of April 2014 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in May 2014, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of May 2014); provided that with respect to each Mortgage Loan with a partial interest only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period. Additionally, with respect to the Newcastle Mortgage Loan and each Newcastle Companion Loan, that are part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus, the Annual Debt Service reflects the Newcastle Mortgage Loan’s pro rata portion of the aggregate payment due on the Newcastle Whole Loan during the 12-month period beginning with the Due Date in February 2019.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards.  With respect to each Mortgaged Property, the Appraised Value set forth in this free writing prospectus and on Annex A to this free writing prospectus or Annex B to this free writing prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus, and is in each case as determined by an appraisal made not more than 5 months prior to the origination date of the related Mortgage Loan as described under “Appraisal Date” on Annex A to this free writing prospectus.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this free writing prospectus, on Annex A to this free writing prospectus, and on Annex B to this free writing prospectus.  For such Appraised Values and other values on a property-by-property basis, see, Annex A of this free writing prospectus and the related footnotes.  In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity”.

With respect to the Newcastle Mortgage Loan, representing approximately 9.9% of the Initial Pool Balance, the Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Mortgaged Properties.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this free writing prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this free writing prospectus, except as set forth below:

•
with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

•	with respect to the Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Companion Loan;

•
with respect to the Newcastle Mortgage Loan, representing approximately 9.9% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the aggregate Appraised Value for the Newcastle Mortgaged Properties.  The Cut-off Date Loan-to-Value Ratio calculated based on the aggregate “fee simple” appraised values of $551,370,000 is 65.5%; and

•
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shops at Shelby Crossing, representing approximately 2.1% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the Cut-Off

Date Balance of the Mortgage Loan, less the related earnout reserve of $1,588,000. The Cut-off Date Loan-to-Value Ratio without netting the related earnout reserve is 79.4%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•
with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

•
with respect to the Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Companion Loan;

•
with respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten Net Cash Flow is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and the aggregate principal balance as of the Cut-off Date of the Newcastle Whole Loan. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus; and

•
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shops at Shelby Crossing, representing approximately 2.1% of the Initial Pool Balance, the Debt Yield on Underwritten Net Cash Flow was calculated based on the Cut-off Date Balance of that Mortgage Loan, less the related earnout reserve of $1,588,000.  The Debt Yield on Underwritten Net Cash Flow without netting the related earnout reserve is 8.8%.  See “Structural and Collateral Term Sheet—Shops at Shelby Crossing” in Annex B to this free writing prospectus.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•
with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

•
with respect to the Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Companion Loan;

•
with respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten NOI is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and the aggregate principal balance as of the Cut-off Date of the Newcastle Whole Loan. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus; and

•
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shops at Shelby Crossing, representing approximately 2.1% of the Initial Pool Balance, the Debt Yield on Underwritten Net Operating Income was calculated based on the Cut-off Date Balance of that Mortgage Loan, less the related earnout reserve of $1,588,000.  The Debt Yield on Underwritten Net Operating Income without netting the related earnout reserve is 9.5%.  See “Structural and Collateral Term Sheet—Shops at Shelby Crossing” in Annex B to this free writing prospectus.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•
with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Companion Loan unless expressly stated otherwise; and

•
with respect to the Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the related Companion Loan unless expressly stated otherwise;

•
with respect to the Newcastle Mortgage Loan, which is part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus and which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the DSCR is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and debt service based on the 12-month period immediately succeeding the coupon rate step up beginning with the Due Date in February 2019.  See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, the Mortgage Loan documents require the borrower to direct all tenants paying rent by mail to deliver said payments to a rent remittances processing service, and otherwise deposit, generally within one-day of receipt, all revenue from the Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this free writing prospectus, except as set forth below:

•
with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance at maturity of such Mortgage Loan and the related Companion Loan;

•	with respect to the Mortgage Loan with a Subordinate Companion Loan, the calculation of the LTV Ratio at Maturity does not include the principal balance of the related Companion Loan;

•
with respect to the Newcastle Mortgage Loan, representing approximately 9.9% of the Initial Pool Balance, the LTV Ratio at Maturity was calculated based on the aggregate Appraised Value for the Newcastle Mortgaged Properties.  The LTV Ratio at Maturity calculated based on the aggregate “fee simple” appraised values of $551,370,000 is 52.2%; and

•
with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Greene Town Center(1)	7.6%	49.3%	$235,000,000	52.2%	$222,000,000
Sheraton Suites Houston	3.4%	54.1%	$61,800,000	55.7%	$60,000,000
Walgreens Shopping Center Portfolio #3(2)	2.6%	70.0%	$42,780,000	72.4%	$41,380,000
Oklahoma Hotel Portfolio	2.5%	52.3%	$41,300,000	54.0%	$40,000,000
Walgreens Shopping Center Portfolio #2(3)	2.4%	64.6%	$42,000,000	66.3%	$40,900,000
Shops at Shelby Crossing	2.1%	60.8%	$32,900,000	65.1%	$30,700,000
Baldwin Park Village	1.4%	64.3%	$22,550,000	64.8%	$22,350,000
Brickhaven Apartments	1.1%	49.9%	$22,250,000	50.4%	$22,050,000
Northgate Power Center	0.8%	57.4%	$14,900,000	61.6%	$13,890,000
The Store House - Georgia	0.6%	59.3%	$9,340,000	62.3%	$8,900,000
Waverly Plaza Shopping Center	0.5%	41.3%	$12,950,000	44.1%	$12,150,000
Meadowbrook MHP	0.4%	48.3%	$8,780,000	51.7%	$8,210,000
High Point Village Apartments	0.4%	52.8%	$7,920,000	52.8%	$7,910,000
2800 West Trenton	0.4%	57.3%	$6,900,000	58.1%	$6,800,000

(1)	The Maturity Date LTV Ratio is calculated based on the aggregate Balloon Balance of the Greene Town Center Mortgage Loan and the Greene Town Center Companion Loan.

(2)
The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this free writing prospectus as Pompano Beach, Florissant and Cambridge.

(3)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this free writing prospectus as Oxnard and Puyallup.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this free writing prospectus.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this free writing prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

With respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Cash Flow is calculated based on the total revenue generated at the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

With respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Operating Income is calculated based on the total revenue generated at the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus.  In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the

Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this free writing prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this free writing prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  See “—Tenant Issues” below.  With respect to the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, Underwritten Revenues are based on the total revenue generated at the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Units”, “Rooms”, “Beds” or “Pads”  means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operating as student housing, the number of beds.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)
All Mortgage Loans
Initial Pool Balance(1)	$1,181,999,363
Number of Mortgage Loans	63
Number of Mortgaged Properties	127
Average Cut-off Date Mortgage Loan Balance	$18,761,895
Weighted Average Mortgage Loan Rate(2)(3)	4.9879%
Range of Mortgage Loan Rates(2)(3)	4.5100%-5.8600%
Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)(5)	68.9%
Weighted Average Maturity Date Loan-to-Value Ratio(3)(5)	58.9%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	110
Weighted Average Cut-off Date DSCR(3)(6)	1.49x
Full-Term Amortizing Balloon Mortgage Loans	51.2%
Partial Interest-Only Balloon Mortgage Loans	46.2%
Interest-Only Balloon Mortgage Loans	2.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to the Newcastle Mortgage Loan, the initial Mortgage Loan Rate is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Mortgage Loan Mortgage Loan Rate will be 4.9900%. Solely for purposes of calculating Weighted Average Mortgage Loan Rate in the chart above, the Newcastle Mortgage Loan is assumed to have a Mortgage Loan Rate of 4.9900%.

(3)
With respect to each Mortgage Loan that is part of a Whole Loan, but excluding the Whole Loan with a Subordinate Companion Loan, the related Companion Loan is included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR.  The River Oaks Mortgage Loan has a related Subordinate Companion Loan and all information presented in this free writing prospectus with respect to the River Oaks Mortgage Loan is calculated without regard to the related Subordinate Companion Loan.  Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and Cut-Off Date DSCR information for each Mortgage Loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(4)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shops at Shelby Crossing, representing approximately 2.1% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated based on the Cut-off Date Balance of the Mortgage Loan, less the related earnout reserve of $1,588,000.  The Cut-off Date Loan-to-Value Ratio for the Mortgage Pool without netting the related earnout reserve is 69.0%.

(5)
In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” Appraised Value instead of the related “as-is” Appraised Value. With respect to the Newcastle Mortgage Loan, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculated based on the aggregate “leased fee” value for the related Mortgaged Properties. See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

(6)
The Newcastle Mortgage Loan, representing approximately 9.9% of the Initial Pool Balance, is part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus.  The Cut-off Date DSCR for the Newcastle Mortgage Loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, is calculated based on the total revenue generated at the related Mortgaged Properties (not just rent payments under the master lease) and debt service based on the 12-month period immediately succeeding the coupon rate step up beginning with the Due Date in February 2019. The Weighted Average Cut-off Date DSCR for the mortgage pool calculated using, in the case of the Newcastle Mortgage Loan, solely the rent payable under the master lease and the coupon rate step up, is 1.47x.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates.  This includes 39 Mortgage Loans, representing approximately 51.2% of the Initial Pool Balance which pay principal and interest for their entire terms, 22 Mortgage Loans, representing approximately 46.2% of the Initial Pool Balance, that pay interest only for a portion of their respective terms and 2 Mortgage Loans, representing approximately 2.5% of the Initial Pool Balance, that pay interest only for their entire term through maturity.

The issuing entity will include 10 Mortgage Loans, representing approximately 30.2% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

Property Types

Retail Properties

Twenty-nine (29) retail properties, securing approximately 25.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 20 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Twenty-four (24) of the retail Mortgaged Properties, securing approximately 22.2% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant”.  Two (2) of the retail Mortgaged Properties, securing approximately 0.9% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored”.  Three (3) of the retail Mortgaged Properties, securing approximately 2.1% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.

Additionally, the retail Mortgaged Property identified on Annex A to this free writing prospectus as Cape Fear Plaza, which secures a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, derives a substantial portion of its revenues from customers employed at a local military base.  Cutbacks at that military base could materially and adversely affect property performance.

Certain of the retail Mortgaged Properties may have specialty use tenants, such as university/educational institutions, theaters, conference centers, medical and dental offices, urgent care facilities, fitness centers, health clubs, gas stations, billboards, night clubs, comedy clubs and/or restaurants, as part of the Mortgaged Property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Office Properties

Eleven (11) office properties, securing approximately 19.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 7 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, long-term care facilities, schools, restaurants, fitness centers, warehouses, yoga studios, physical therapy facilities, data centers and/or parking garages, as part of the Mortgaged Property.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mixed Use Properties

Three (3) mixed use properties, securing approximately 12.6% of the Initial Pool Balance by allocated loan amount, secure 3 of the Mortgage Loans.

Each of the mixed use Mortgaged Properties has one or more retail, office, medical office and/or multifamily components.  To the extent a mixed use Mortgaged Property has a retail, office or multifamily component, such Mortgaged Property is subject to the risks relating to that property type described in “Risk Factors—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks,” as applicable, in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use Mortgaged Properties may have tenants occupying specialty use space, such as fitness centers, billboards, classrooms, ballroom event spaces, medical offices, parking garages, night clubs, social clubs/bathhouses, theatres, churches and/or restaurants, as part of the Mortgaged Property.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Senior Housing Properties

Twenty-seven (27) senior housing properties, representing collateral for approximately 12.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of senior housing properties.  See “Risk Factors—Senior Housing Properties May Present Special Risks” in this free writing prospectus.

Multifamily Properties

Twenty-four (24) multifamily properties, securing approximately 12.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 13 of the Mortgage Loans.

Certain of the multifamily Mortgaged Properties also derive a portion of the Underwritten Revenue from rent derived from a cell tower lease or leases.

Certain of the multifamily properties may have specific tenant mixes or other considerations, such as:

•
Two (2) of the Mortgaged Properties identified on Annex A to this free writing prospectus as West Run Apartments and Willowick Apartments, securing approximately 2.9% of the Initial Pool Balance, by allocated loan amount, are primarily occupied by student tenants. In addition, 1 Mortgaged Property identified on Annex A to this free writing prospectus as Hillen & Belvedere Apartments, securing approximately 0.3% of the Initial Pool Balance, has a concentration of approximately 25% college students.

•
One (1) Mortgaged Property identified on Annex A to this free writing prospectus as Magnolia Farms Townhomes, securing approximately 0.6% of the Initial Pool Balance, derives a portion of its revenues from tenants employed at a local military base or contractor.  Cutbacks at that military base or contractor could materially adversely affect property performance.

•
With respect to the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as WJ Management Multi Portfolio, securing approximately 1.3% of the Initial Pool Balance, nine of the 12 properties (referred to as 5644 Washington, 5032 Washington, 234 North Pine, 4200 Washington, Essex King, 3352 Van Buren, Congress 2007, Homan and Kingston) that constitute the Mortgaged Properties of which 95 units, collectively, and two Mortgaged Properties identified on Annex A to this free writing prospectus as Brickhaven Apartments and Magnolia Farms Townhomes, securing approximately 1.1% and 0.6%, respectively, of the Initial Pool Balance, 7 units and 5 units, respectively, rely on subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for each of the related borrowers to meet its obligations under the related Mortgage Loans.

•
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as WJ Management Multi Portfolio, representing approximately 1.3% of the Initial Pool Balance, the Mortgaged Property owner accepts rent subsidies paid on behalf of its tenants by governmental agencies and charities pursuant to voluntary charity sponsored programs where the charity pays rent on behalf of certain tenants, but is not obligated on the leases.  The Mortgaged Properties must pass annual inspections to remain in the government programs.

•
One (1) Mortgaged Property identified on Annex A to this free writing prospectus as Cordova Court Apartments, representing approximately 0.4% of the Initial Pool Balance, is subject to a Louisiana Housing Finance Agency affordable housing program, which requires that at least 32 tenants qualify as “very low income” and 46 tenants qualify as “low income.”  Approximately half of the units at the Mortgaged Property are affected by this program.

These and a large number of other factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Hospitality Properties

Seven (7) hospitality properties, securing approximately 7.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans.  All of the hospitality Mortgaged Properties are flagged hotel properties that are affiliated with any franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.  See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” in the prospectus.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan and the expiration date of such agreement.  Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgage Property Name	Allocated Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement	Maturity Date
Sheraton Suites Houston	$40,700,000	3.4%	March 2020	April 2024
Oklahoma Hotel Portfolio - Holiday Inn Stillwater	$12,252,500	1.0%	June 2019	April 2024
Holiday Inn Brunswick	$6,940,952	0.6%	May 2015	February 2024
Candlewood Suites Columbus	$4,150,619	0.4%	June 2019	February 2024

In each case described above, we cannot assure you the related franchise or management agreement will be renewed.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

Certain of the hospitality Mortgaged Properties may have a parking garage as part of the collateral or include restaurants (either as part of the hotel or as tenants).  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Self Storage Properties

Fourteen (14) self storage properties, securing approximately 6.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from truck rentals located at the related Mortgaged Property, (b) rent derived from cell tower leases, (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and/or (d) rent derived from commercial/retail tenants operating at the related Mortgaged Property.

Industrial Properties

Seven (7) industrial properties, securing approximately 3.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties; see “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

Certain industrial Mortgaged Properties also derive a portion of the Underwritten Revenues from revenue from rent derived from the leasing of office space at the Mortgaged Property.

Manufactured Housing Community Properties

Five (5) manufactured housing community properties, securing approximately 1.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

The Mortgaged Property identified on Annex A to this free writing prospectus as Lake Estates, securing approximately 0.3% of the Initial Pool Balance, derives a portion of its revenue from pads with homes owned by an affiliate of the related borrower or sponsor.

The Mortgaged Properties identified on Annex A to this free writing prospectus as Meadowbrook MHP and Carlyn Estates MHP securing approximately 0.7% of the Initial Pool Balance are age restricted to tenants at least 55 years of age.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Meadowbrook MHP and Carlyn Estates MHP, securing approximately 0.4% and 0.3%, respectively of the Initial Pool Balance, an affiliate of each borrower that owns each Mortgaged Property owns 33 and 16, manufactured homes located on such Mortgaged Property, respectively.  Each affiliate has master leased the pads underlying such homes from the borrower and the borrower derives a portion of its revenue from such lease.  If the affiliates own additional homes during the term of the applicable Mortgage Loan, the pads under such homes will also become subject to the master lease.

Specialty Use Concentrations

As indicated on Annex A to this free writing prospectus, certain of the Mortgaged Properties, have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Chase Tower, Greenville Center, Walgreens Shopping Center Portfolio #3, Prime Kurtell Medical Office Building Portfolio, Walgreens Shopping Center Portfolio #2, Crossroads Shopping Center, Burlington Office Center, 1650 Selwyn, Waterside Commons, 2800 West Trenton and

Grandview Marketplace, which secure approximately 24.6%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy, veterinary offices or clinics, research or diagnostic laboratories or health management services and/or health professional schools as part of the related Mortgaged Property.

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral. Taking into account Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at the related Mortgaged Property, the Mortgaged Property identified on Annex A to this free writing prospectus as Chase Tower, which secures approximately 7.0% of the Initial Pool Balance by allocated loan amount, has one or more parking garages as part of the collateral and such parking garages account for approximately 10.7% of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Burlington Office Center and Visalia Marketplace, securing approximately 3.1%, in the aggregate, of the Initial Pool Balance, have classrooms accounting for approximately 4.3% and 9.0%, respectively, of the net rentable area at the related Mortgaged Property.

The Mortgaged Property identified on Annex A to this free writing prospectus as Hermitage Towne Plaza, which secures Mortgage Loan representing approximately 1.3%, in the aggregate, of the Initial Pool Balance, has a gas station as part of the Mortgaged Property.

The Mortgaged Property identified on Annex A to this free writing prospectus as Hermitage Towne Plaza which secures a Mortgage Loan representing approximately 1.3% of the Initial Pool Balance, has a theater as part of the Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as  Greene Town Center, Walgreens Shopping Center Portfolio #2, Shops at Shelby Crossing, High Point Shopping Center and Waterside Commons, securing approximately 13.2%, in the aggregate, of the Initial Pool Balance, have a gym, fitness center or a health club as part of the Mortgaged Property.

With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as ATK Building, representing approximately 0.7% of the Initial Pool Balance, a majority of the improvements at the Mortgaged Property were custom built for the single tenant currently in occupancy, which renovations include highly specialized design, fabrication, measurement and testing facilities for the manufacturing of aerospace composite antennas and structures for military applications.  The borrower sponsor reports that the single tenant invests approximately $1,000,000 annually for ongoing equipment and facility upgrades.  In addition, the single tenant has an expansion option, exercisable at any time, which may require the borrower to pay up to $1,500,000 in associated expansion costs (reduced on a pro rata basis by the number of years remaining in the initial term of the tenant’s lease at the time such tenant delivers notice of its election to expand).  The guarantor is required to pay the single tenant’s expansion costs to the extent not paid by the borrower.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Loan	$117,488,244	9.9%
Top 5 Loans	$418,275,574	35.4%
Top 10 Loans	$586,906,308	49.7%
Largest Related‑Borrower Concentration(1)	$107,500,000	9.1%
Next Largest Related‑Borrower Concentration(1)	$33,647,887	2.8%

(1)	Excluding single-borrower mortgage loans.

Other than with respect to the largest 10 Mortgage Loans each of the other Mortgage Loans represents no more than approximately 2.5% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on the largest 20 Mortgage Loans.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 19.5% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 9.1% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Walgreens Shopping Center Portfolio #1	$48,375,000	4.1%
Walgreens Shopping Center Portfolio #3	31,035,000	2.6
Walgreens Shopping Center Portfolio #2	28,090,000	2.4
Subtotal	$107,500,000	9.1%

Amsdell Compass Self Storage Portfolio	$29,895,734	2.5%
Compass Self-Storage - Spring Hill, FL	3,752,153	0.3
Subtotal	$33,647,887	2.8%

Baldwin Park Village	$16,750,000	1.4%
Northgate Power Center	10,000,000	0.8
Subtotal	$26,750,000	2.3%

Hermitage Towne Plaza	$15,383,819	1.3%
Waverly Plaza Shopping Center	6,493,170	0.5
Subtotal	$21,876,990	1.9%

Holiday Inn Brunswick	$6,940,952	0.6%
Candlewood Suites Columbus	4,150,619	0.4
Subtotal	$11,091,571	0.9%

Magnolia Farms Townhomes	$7,000,000	0.6%
Hillen & Belvedere Apartments	3,900,000	0.3
Subtotal	$10,900,000	0.9%

High Point Village Apartments	$4,995,291	0.4%
Regency Apartments	4,984,308	0.4
Subtotal	$9,979,599	0.8%

Meadowbrook MHP	$5,070,256	0.4%
Carlyn Estates MHP	3,691,542	0.3
Subtotal	$8,761,798	0.7%

Total	$230,507,844	19.5%

Mortgage loans with related borrowers are identified under “Related Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Texas	14	$275,878,543	23.3%
Florida	16	$139,663,492	11.8%
Ohio	4	$125,016,101	10.6%
California	5	$63,600,290	5.4%
Maryland	6	$58,775,000	5.0%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

•	Mortgaged Properties located in California, Nevada, Oregon and Washington are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

•
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, California, Florida, Georgia, Illinois, Louisiana, Michigan, New York, North Carolina, Pennsylvania, South Carolina and Texas, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located.  The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuation, and fire damage.  The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•
Mortgaged Properties, securing approximately 36.0% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Florida, Louisiana or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

•
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Three (3) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Preserve at Greenway Park II, Nut Tree Center Phase II and Northgate Power Center, representing approximately 3.2%, of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Three (3) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Walgreens Shopping Center Portfolio #1,. Walgreens Shopping Center Portfolio #3 and Walgreens Shopping Center Portfolio #2, representing approximately 9.1% of the Initial Pool Balance by allocated loan amount, are each secured in whole or in part by Mortgaged Properties that were acquired within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

One (1) of the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1650 Selwyn, representing approximately 1.8%, of the Initial Pool Balance, is secured by a Mortgaged Property for which historical income and expense figures were not considered for underwriting purposes as the medical office component was owner occupied under a different master lease structure and reported expenses did not differentiate items related to the business operations of the hospital from those related to the Mortgaged Property.

Tenancies-in-Common

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as Grandview Marketplace, representing approximately 0.3% of the Initial Pool Balance, the related Mortgage Loan documents allow the related borrower to convert its ownership structure into a tenancy-in-common, and permits the transfer of a portion of the tenant-in-common interests to an entity controlled by certain pre-approved persons then in control of the borrower and the day–to-day operations of the Mortgaged Property (including the non-recourse carveout guarantors), such that legal and/or beneficial title to the related Mortgaged Property may be owned by two tenants-in-common.  The related Mortgage Loan documents require a waiver of the right to partition in connection with the conversion to a tenancy-in-common ownership structure.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Corporate Trustee as Borrowers

With respect to 2 Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Hermitage Towne Plaza and Waverly Plaza Shopping Center, representing approximately 1.3% and 0.5%, respectively, of the Initial Pool Balance, each borrower is a corporation acting as a trustee of a trust, the beneficial ownership of which is held by multiple individuals.  The borrower sponsor of each Mortgage Loan is the sole owner of the respective corporate trustee borrower.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Interests

Two (2) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this free writing prospectus as Greenville Center and Baldwin Park Village, representing approximately 3.2% and 1.4%, respectively, of the Initial Pool Balance by allocated loan amount, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these properties:

The Mortgaged Property identified on Annex A to this free writing prospectus as Greenville Center, representing approximately 3.2% of the Initial Pool Balance, the Mortgaged Property comprises all three units in a condominium regime. The related borrower is the declarant under the condominium regime, owns 100% of the units in such condominium regime and controls the condominium’s governing body. The Mortgage Loan documents permit the borrower to obtain the release of certain outparcels at the Mortgaged Property (see “—Certain Terms of the Mortgage Loans—Partial Releases and Substitution” below), and in connection with such releases, to either keep the condominium regime in effect or to terminate the regime. The borrower also has the right to terminate the condominium regime prior to such release subject to and upon satisfaction of conditions precedent as set forth in the Mortgage Loan documents. In the event that the condominium regime will remain in effect following such releases, the Mortgage Loan documents require the borrower to amend the condominium documents as reasonably required by the lender, including, without limitation, to require the borrower to maintain control of the governing body of the condominium following such partial release.

The Mortgaged Property identified on Annex A to this free writing prospectus as Baldwin Park Village, representing approximately 1.4% of the Initial Pool Balance, is subject to a condominium association agreement.  The related borrower holds approximately 60% of the total voting rights of the association.  Based on an estoppel provided by the condominium association and received in connection with the origination of the mortgage loan, the condominium association may not (i) amend the condominium documents, (ii) permit the condominium to be subdivided, expanded or otherwise, without the prior written consent of the lender or (iii) take any action if such action would have a material adverse effect on the ability of borrower to perform its obligations under the Mortgage Loan documents.  The Mortgage Loan is full recourse to the borrower and guarantor for losses incurred in connection with amendments made to the condominium documents without lender’s prior written consent.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease or under a sublease secures the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Lodge At Cold Spring and The Westmont, representing approximately 0.5% and 0.4%, respectively, of the Initial Pool Balance.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•
any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-Off Date Balance	Whole Loan Cut-Off Date Balance	Whole Loan Interest Rate	Cut-off Date LTV Ratio	Cut-off Date Whole Loan LTV	Cut-off Date Underwritten NCF DSCR		Cut-off Date Whole Loan DSCR
Newcastle Senior Housing Portfolio(1)(2)	$117,488,244	$243,438,628	$360,926,871	4.9900%	71.2%	71.2%	1.55	x	1.55	x
Greene Town Center(3)	$90,000,000	$47,250,000	$137,250,000	5.0000%	61.8%	61.8%	1.50	x	1.50	x
River Oaks(4)	$29,500,000	$1,500,000	$31,000,000	5.0421%	55.5%	58.3%	1.28	x	1.18	x

(1)
The Mortgage Loan Rate for the Newcastle Whole Loan is 4.0000% per annum from the origination date through January 5, 2019.  From and after January 6, 2019, the Mortgage Loan Rate for the Newcastle Whole Loan will be 4.9900% per annum.

(2)	The Companion Loans are pari passu in right of payment.
(3)	The Companion Loan is pari passu in right of payment.
(4)	The Companion Loan is subordinate in right of payment.

See “—The Whole Loans” below for more information regarding each Companion Loan. Also see “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” and “—Greene Town Center” in Annex B to this free writing prospectus.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut- off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan DSCR		Cut-off Date Total Debt DSCR
Greene Town Center(1)(2)	$90,000,000	$37,400,000	$0	$174,650,000	5.96364%	61.8%	78.7%	1.50	x	1.06	x
West Run Apartments(3)	$24,300,000	$2,000,000	$0	$26,300,000	5.31449%	73.0%	79.0%	1.37	x	1.21	x

(1)
The related mezzanine loan is currently held by Annaly CRE Holdings LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower. The borrower under the mezzanine loan has the option to elect that the mezzanine loan is either interest only or amortizing. As of the origination date of the mezzanine loan, the mezzanine borrower elected the interest only option.

(2)	Cut-off Date Total Debt Balance includes the related pari passu companion loan with a principal balance as of the Cut-off Date of $47,250,000.

(3)	The related mezzanine loan is initially held by RCMC, an affiliate of the mortgage lender, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.

Each of the mezzanine loans related to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Greene Town Center and West Run Apartments, collectively representing approximately 9.7% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield	Intercreditor Agreement Required
Crossroads Shopping Center	$26,000,000	70.0%	N/A		10.0%	Yes
Norwalk Self Storage	$24,000,000	85.0%	1.10	x	N/A	Yes
Visalia Marketplace	$15,800,000	80.0%	1.30	x	8.75%	Yes
Covington Portfolio	$13,753,267	70.0%	1.25	x	N/A	Yes
ATK Building	$8,533,715	75.0%	1.20	x	N/A	Yes

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

A Mortgage Loan may permit an equity owner in the related borrower to pledge, without lender consent, any equity interest that it could otherwise transfer without lender consent or if the transfer from the enforcement of that pledge would otherwise be permitted without lender consent.

Some Mortgage Loans permit loans to be made to the related borrower to the extent that collection of such loans may not be enforced until the related Mortgage Loan is paid in full, and provided that such loans are not secured by the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, the related non-recourse carveout guarantor made a series of unsecured loans to the related borrower in the aggregate original principal amount of $74,392,293.90. As of October 31, 2013, such loans had an accrued and unpaid interest amount equal to $27,608,808.05, and as of November 21, 2013, an aggregate outstanding principal balance of $46,081,995.02. These loans were assigned by the borrower to the sole member of the sole member of the borrower on the date of origination of the Mortgage Loan and the assignee assumed all of the obligations under the outstanding loans. The borrower was released from all liability under the loans by the related non-recourse carveout guarantor in connection with the transfer and assumption of the loans.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, pursuant to a certain development agreement, the borrower is obligated to make certain payments to the City of Beavercreek and Greene County, Ohio (a) under a tax increment financing arrangement that calls for payments in lieu of a portion of the real estate taxes with respect to the Mortgaged Property (the “GTC PILOT”), and (b) as special assessments imposed by the City of

Beavercreek on the Mortgaged Property, both to support the repayment of certain bonds issued in the aggregate principal amount of $12,300,000 by Greene County, Ohio in connection with construction of public infrastructure necessary for the initial development of the Mortgaged Property.  The payments are made, with respect to (i) the GTC PILOT payments, twice a year, at the same time, and in the same manner, as payments of real estate taxes, in an amount equal to 15% of the real estate taxes that are payable in respect to the Mortgaged Property, and (ii) the special assessments, in two parts, the first, on February 1 of each year, in a fixed amount equal to the annual payments of debt service on $6,000,000 of the bonds, and the second, also payable on February 1 of each year, in a variable amount determined each year based on the differential between the (x) debt service required under $6,300,000 of the bonds and (y) the GTC PILOT payments (plus an imputed contribution of $425,000/year from Greene County, Ohio).  The development agreement requires the borrower to provide to Greene County, Ohio a letter of credit until such time as Greene County, Ohio acknowledges in writing that certain conditions precedent to the termination of such letter of credit obligation have occurred, such conditions primarily relating to the economic activity and operation of the Mortgaged Property.  As of the origination date, the borrower had not delivered the letter of credit to Greene County, Ohio nor had Greene County, Ohio acknowledged in writing that the borrower was released from its letter of credit obligations under the development agreement.  Pursuant to the Mortgage Loan documents, the borrower and related non-recourse carveout guarantor have agreed to indemnify the lender in connection with any enforcement of the related letter of credit obligations and to cash collateralize any letter of credit the lender delivers in connection with the enforcement of the related letter of credit obligation.

In addition, borrowers under certain of the Mortgage Loans may be permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Chase Tower, representing approximately 7.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to incur affiliate unsecured subordinate debt in connection with the operations not to exceed 5% of the outstanding amount of the Mortgage Loan balance, in the aggregate at any one time.  A subordination and standstill agreement acceptable to the lender is required of the subordinate lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greenville Center, representing approximately 3.2% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to issue one or more performance bonds to the County of New Castle, Delaware, in connection with the development of the expansion areas and in accordance with the certain land development and improvement agreements entered into with the County of New Castle, Delaware. Prior to the origination of the Mortgage Loan, the borrower had posted one performance bond in the amount of $5,000. For more information, see “—Redevelopment and Renovations” below.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mooresville Crossing II, representing approximately 0.9% of the Initial Pool Balance, two of the non-recourse carveout guarantors and a third party individual, each made one unsecured loan to the related borrower, which such three unsecured loans had an aggregate original principal balance of $450,000, and are evidenced by three separate promissory notes. A subordination and standstill agreement with respect to each unsecured loan was entered into at the origination of the Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this free writing prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date.  See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

•	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

•	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

•
as to which the borrower or other responsible party will have obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

•	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  Other identified conditions could, for example, include leaks from storage tanks, onsite dry cleaning facilities, gas stations and on site spills.  In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties; see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Chase Tower, representing approximately 7.0% of the Initial Pool Balance, the environmental site assessment (the “ESA”) identified a recognized environmental condition based on the historical uses of the subject property and adjoining properties, most notably automotive service uses and garment cleaning services from the 1930s through the 1960s.  The ESA noted that given the amount of time which has elapsed since any of the historical operations would have taken place, any contaminant levels would have significantly dissipated and the ESA recommends no further investigation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Crossroads Shopping Center, representing approximately 2.2% of the Initial Pool Balance, the related Phase I ESA reported that a former dry cleaning tenant’s operation at the Mortgaged Property until 2000 had resulted in soil impacts that were remediated and received regulatory no further action status, for which the ESA recommended no further investigation or other action.  The ESA also reported that groundwater at the Mortgaged Property was impacted by a gasoline release from an adjacent third-party ARCO gas station.  The gas station leaking underground storage tank (“LUST”) facility has conducted soil and remediation actions and groundwater monitoring continues pursuant to regulatory agency oversight. The ESA concluded that no potential sources of such gasoline impacts have been located at the Mortgaged Property, that there is no current health risk at the Mortgaged Property, and that due to depth of any impacted groundwater any risk of indoor vapor intrusion is low. The ESA therefore recommended no further action other than continuing to track the regulatory status of the gas station LUST case.  We cannot assure you that future circumstances could not warrant additional investigation or other action in regard to either of these matters.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 8860 Smith’s Mill Road, representing approximately 1.4% of the Initial Pool Balance, a Phase I ESA conducted in connection with origination reported no recognized environmental conditions (“RECs”). However, the ESA did recommend that improved secondary containment be provided for hundreds of 55-gallon drums that are stored in tenant spaces, the majority of which lacked secondary containment.  Drums are used to store scents, dyes, stabilizers, alcohols, and related wastes, used and generated by tenants in manufacturing candles, liquid scents, and injection molded containers and dispensers.  The ESA reported that no significant leaking or staining was observed in connection with the drums and that the concrete floors on which they currently are stored are in good condition.  We cannot assure you that the tenants will install and/or improve secondary containment for the drums or that no drum content releases will occur in the future.

With respect to 1 Mortgaged Property identified on Annex A to this free writing prospectus as Hermitage Towne Plaza, representing approximately 1.3% of the Initial Pool Balance, the ESA obtained at origination of the mortgage loan reported 2 RECs.  First, the ESA reports that the former presence of underground storage tanks (“USTs”) related to a previous gas station that were removed in 1979 in a manner acceptable to the municipal fire department did not receive regulatory closure.  The removal occurred before regulations required site assessments upon the removal of USTs to grant regulatory closure.  Because documentation of the tank closure and data regarding the condition of soil and/or groundwater at the former USTs location is not available, the ESA reports that releases to the subsurface on the Mortgaged Property may have occurred from the former USTs.  Second, the ESA reports the presence of a 30-gallon drum of dry-cleaning fluid related to a previous dry-cleaning facility at the Mortgaged Property.  The ESA reports that no leakage was noted but that releases of dry cleaning solvents may have occurred on the Mortgaged Property from the former dry-cleaner.  The ESA reported that the maximum estimate of potential cleanup costs relating to the RECs is approximately $850,000.  The borrower obtained an environmental insurance policy in the amount of $2,000,000 at origination of the mortgage loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Nut Tree Center Phase II, representing approximately 0.9% of the Initial Pool Balance, the related Phase I ESA reported that a Shell gas station was previously located on the east side of the Mortgaged Property.  A Shell LUST had impacted soil and groundwater.  Shell is the designated responsible party that has been remediating the LUST incident with oversight by the Solana County Department of Resource Management, Environmental Health Division (“SCEHD”).  Shell removed contaminated soil and has been conducting quarterly groundwater monitoring of decreasing contaminant concentrations.  In addition, an adjacent third-party former Chevron gas station with a LUST was also previously located at the Mortgaged Property and potentially could impact groundwater at, the Mortgaged Property.  Chevron is the designated responsible party that has been remediating that LUST incident with SCEHD oversight.  Since responsible parties are actively remediating both LUST incidents with government oversight, the ESA concludes that no further action by the Mortgaged Property owners or operators is warranted. We cannot assure you that the responsible parties will complete any necessary investigations or any other actions that may be required by regulatory agencies, that case closure will be granted at any date, or that additional actions will not be warranted in the future if excavation for additional development or other circumstances arise.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens Shopping Center Portfolio #1—Pikesville, representing approximately 0.7% of the Initial Pool Balance, a Phase I ESA conducted in connection with origination reported a REC.  The ESA reports that a dry cleaning facility has operated in the shopping center adjacent and to the east of the Mortgaged Property for approximately 33 years.  There were no releases or violations identified for this adjacent dry cleaning facility.  However, given the presence and length of time that the dry cleaners has operated on the property adjacent to the Mortgaged Property, the ESA recommends that a regulatory file review be conducted to determine if a past release has occurred that may have affected the Mortgaged Property.  The ESA further recommends that if a file review provides insufficient information, a limited subsurface investigation be conducted to identify any potential impacts to the Mortgaged Property.  The borrower obtained an environmental insurance policy in the amount of $2,000,000 (per claim), $6,000,000 (aggregate) at origination of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as High Point Shopping Center, representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property has a documented environmental concern related to an on-site dry cleaning facility where chemicals involved in the dry cleaning process have been documented to have impacted the soils and groundwater.  An environmental indemnity agreement is in place with the prior owner and the prior owner has provided an environmental escrow for the remediation in the amount of $250,000.  Additionally, the site is enrolled in the Wisconsin Dry Cleaning Fund, which reimburses for remediation expenses up to $500,000.  Any excess remediation expenses will be reimbursed by the prior owner in accordance with the environmental indemnity agreement.  The environmental engineer recommended continued remediation and monitoring of the remediation process.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Normandy Plaza, representing approximately 0.4% of the Initial Pool Balance, the related Phase I ESA reported that a gas station had previously operated at the site, its five underground storage tanks were removed in 1987, contamination was discovered and resulted in a regulatory listing as a LUST site, and the LUST case was granted conditional closure with a restricted use covenant in 2000.  In accordance with state law, a Baseline Evaluation Assessment (“BEA”) and a due care plan were prepared to document and distinguish historical residual contamination from the LUST incident from any future contamination that might occur and to ensure proper management of conditions at the Mortgaged Property.  The restricted use covenant related to the Mortgaged Property requires (i) recording a notice of corrective action with the Register of Deeds and provides that any future change of land use away from the approved Commercial III use may necessitate further evaluation of potential risks; (ii) proper characterization and management of any contaminated soil or groundwater that might be encountered during any excavation or other subsurface disturbance; (iii) precautions when installing any borings or wells or any other activities that potentially could result in cross-contamination of subsurface aquifers; and (iv) notice to prospective purchasers or users that proposed land uses may be restricted. The ESA recommended continued compliance with the BEA and the due care plan in order to manage the residual contamination and adhere to the restricted use covenant.  We cannot assure you that such compliance will be maintained or that additional requirements will not be imposed in the event of future circumstances.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens Shopping Center Portfolio #3—Cambridge, representing approximately 0.3% of the Initial Pool Balance, a Phase I ESA conducted in connection with origination reported two RECs.  First, the ESA reports that a dry cleaning facility has operated on the northern portion of the Mortgaged Property since approximately 2003.  There were no reported violations identified for this facility, and no significant staining or spills were observed either in the area of the dry cleaning machine or the chemical storage containers.  However, given the presence and length of time that the dry cleaners has operated at the Mortgaged Property, the ESA reports that releases of dry cleaning solvents may have occurred, and recommends that a limited subsurface investigation be conducted in order to determine the presence or absence of a release.  Second, the ESA reports the presence of an adjacent gasoline station with an August 2012 release identified as “open” in regulatory databases.  The ESA recommends a review of the case file for this open release to determine whether there may be any potential impacts to the Mortgaged Property.  The borrower obtained an environmental insurance policy in the amount of $2,000,000 (per claim), $8,000,000 (aggregate) at origination of the Mortgage Loan.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, approximately 28% of the indirect ownership interests in the related borrower are held by two separate trusts, each with a separate beneficiary. These beneficiaries are parties to a pending civil suit related to proxy battle over the change of the board of directors and the control of a publicly traded hospitality and hotel company. The beneficiaries were shareholders in such company, and are, together with other named defendants, being accused of using false and materially misleading proxy solicitation materials to obtain proxies to vote the incumbent board of directors out of office and to replace such directors with a board comprised, in part, by the beneficiaries.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as River Oaks, representing approximately 2.5% of the Initial Pool Balance, the related sponsor reported that the borrower and the Mortgaged Property are subject to pending litigation related to a construction lien claim in the alleged amount of approximately $1,009,850. The borrower acquired the Mortgaged Property through foreclosure of a defaulted mortgage loan, and a construction lien claimant subsequently sought to vacate the foreclosure and the related discharge of its lien claim. Following an appeal by the claimant, the discharge of the construction lien claim was affirmed by an appellate court; however, the claimant may seek further appeals in order to reinstate the lien claim. We cannot assure you that the claimant will not seek an appeal of the judgment, or that the claimant will not succeed in reinstating any discharged lien. In connection with origination, the borrower sponsor provided a guaranty in connection with any losses to the lender as a result of the litigation related to the lien claim, and a reserve in the amount of $50,000 was funded at closing in connection certain costs related to the litigation. In addition, upon closing of the Mortgage Loan the lender obtained a lender’s policy of title insurance that insures the valid first lien of the Mortgage Loan without any exceptions related to the pending litigation or discharged lien claim.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1650 Selwyn, representing approximately 1.8% of the Initial Pool Balance, the non-recourse carveout guarantor is a not-for-profit hospital that is a defendant in 5 pending medical malpractice lawsuits in New York, with damages ranging from unspecified damages to $10,000,000.  The guarantor is also a defendant in a class action lawsuit pending in the United States District Court for the Southern District of New York alleging wage violations for failure to pay for all time worked and seeking  unspecified damages.  The case was dismissed and upon appeal, the verdict was vacated in part and remanded back to the lower court.  The guarantor is additionally a defendant in a civil rights violation lawsuit filed in the United States District Court for the Southern District of New York,  alleging gender discrimination, sexual harassment and retaliation.  The plaintiff is seeking unspecified damages and the case remains pending.  The guarantor represented to the lender that none of these pending cases (i) is not covered by insurance or (ii) reasonably could be expected to materially adversely affect (a) the guarantor’s ability to perform under the applicable Mortgage Loan documents, (b) the current condition, ownership or use of the Mortgaged Property, or (c) the condition (financial or otherwise) or business of the guarantor.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Regency Apartments and High Point Village Apartments, representing approximately 0.8% in the aggregate, of the Initial Pool Balance, the borrower sponsor is the subject of 2 outstanding tax liens in the amounts of approximately $1.8 million and $1.4 million resulting from his former management company’s failure to pay payroll taxes in 2008 and 2009.  As of September 20, 2012, such former management company had paid approximately $711,250 in outstanding payroll taxes, and the borrower sponsor has informed the lender that the remaining balance is approximately $350,000 to $415,000.  The borrower sponsor’s attorney has had settlement discussions with the Internal Revenue Service.  However, the matter remains open and, although it is possible that the 2 liens are redundant, the outstanding balance of the claim may still exceed $2.5 million.  In addition, in 1999 and continuing through 2006, 3 investors made a series of equity investments and mezzanine loans totaling over $1.9 million in 8 apartment complexes owned by entities controlled by the borrower sponsor.  These investments soured and nearly all of the properties were lost in foreclosure.  In 2010, the investors filed suit against the borrower sponsor and his former management company seeking recompense for their losses and alleging breach of contract, fraud, and breach of fiduciary duty, among other causes of action.  A settlement agreement has been executed and payments have been made and obligations are ongoing. If payments are not timely made, a stipulated judgment has been agreed upon to be filed in the amount of $75,000, plus post judgment interest.  In addition, in 1995, 2 investors entered into a partnership with the borrower sponsor pursuant to which the borrower sponsor’s former management company would operate an apartment building.  In 2011, the investors filed a lawsuit against the borrower sponsor and his former management company alleging that the borrower sponsor mishandled partnership assets and diluted their stake without consent.  The amount in controversy is unclear.  The trial judge has referred the matter to arbitration.  A lawsuit has also been filed against the borrower sponsor alleging breach of a security contract.  The principal balance due is $15,079.79.  The plaintiff is also seeking recovery of costs, attorney fees and interest.  An additional suit is pending against the borrower sponsor which was filed by investors in a management company managed by the borrower sponsor claiming that the borrower sponsor refinanced a loan secured by an apartment complex without their approval and in violation of the management company’s operating agreement.  The borrower sponsor asserts that the investors were aware of the refinancing and that the referenced loan is current and the investors have suffered no damage.  The lawsuit is in its early stages and a first trial date would not be until February 2015.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Lake Estates, representing approximately 0.3% of the Initial Pool Balance, the non-recourse carveout guarantor reports that it is currently subject to two pending litigations related to certain tenancy-in-common transactions with potential damages in the approximate amount of $30,000,000 and $4,000,000, respectively.  Both litigations are covered by director and officer insurance.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or non-recourse carveout guarantors under, the related Mortgage Loans.

See Sponsor Representations and Warranties No. 13 (Actions Concerning Mortgage Loan) on Annex E-1 to this free writing prospectus and any related exceptions on Annex E-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to free writing prospectus).

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, property improvement plans (“PIPs”), required by the franchisors.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, two tenants at the Mortgaged Property, Nordstrom and Apple, representing approximately 4.9% and 0.9%, respectively, of the net rentable area at the Mortgaged Property, have executed leases but may not yet taken possession of the premises.  In connection with the Apple lease, the approximately 6,000 square feet demised to Apple is expected to be fully renovated in accordance with the terms of the Apple lease.  In connection with the Nordstrom lease, the borrower is required to construct an approximately 53,500 square foot building of which Nordstrom will occupy approximately 35,000 square feet with the remaining space to be available for new leases. In addition, the related Mortgage Loan documents permit the borrower to develop certain outparcel properties (each, an “Outparcel Expansion”), including the outparcel demised to Nordstrom discussed above (“Nordstrom Parcel” and together with the other 3 specified outparcels, the “Outparcels”), subject to the lender’s reasonable approval of any plans and specifications that could reasonably be expected to have a material adverse effect on the related Mortgage Loan or Mortgaged Property.  With respect to the Outparcel Expansion of the Nordstrom Parcel, the related non-recourse carveout guarantor executed and delivered to the lender a completion guaranty relating to completion of the contemplated expansion work or the completion of any restoration work required in the event that such expansion is not undertaken or otherwise completed.  With respect to an Outparcel Expansion relating to the other Outparcels, unless the borrower has entered into a permitted lease for the entirety of such space, the borrower is permitted to undertake an Outparcel Expansion with respect to the Outparcel if the lender receives an acceptable completion guaranty substantially in the form of the completion guaranty delivered with respect to the Nordstrom Parcel.  In connection with the construction of an Outparcel Expansion and as additional security for the borrower’s obligations under the Mortgage Loan documents, the borrower is obligated to deliver  additional security consisting of cash, U.S. obligations, a completion bond or other securities acceptable to the lender, in an amount equal to 110% of the amount that the costs of the Outparcel Expansion Costs exceed (a) $8,500,000 for the Nordstrom Parcel and (b) 2.5% of the then-outstanding principal amount of the Mortgage Loan for each other Outparcel.  If the lender determines that the cost to complete the Outparcel Expansion exceeds the sum of the amount then in reserve plus the applicable threshold the borrower, upon request from the lender, is required to deliver additional security in the amount of the deficiency. If the borrower has provided cash as the additional security, the Mortgage Loan documents permit disbursements of such amounts, so long as no event of default is continuing and subject to certain customary disbursement requirements, on a last dollar basis (that is, the lender is not obligated to make disbursements unless the cost to complete the Outparcel Expansion is less than the amount in the applicable reserve) to reimburse the borrower for actual Outparcel Expansion costs incurred.  The expansion of the Nordstrom Parcel may result in a 6 foot encroachment upon the premises demised to another existing tenant at the Mortgaged Property.  The terms of the completion guaranty described above also provide that in the event that a court order was obtained requiring removal of all or a portion of the improvements constructed on the Nordstrom Parcel as a result of such encroachment the related non-recourse carveout guarantor would be required to (x) remove the applicable improvements and (y) restore the remaining improvements not required to be so removed.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greenville Center, representing approximately 3.2% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to develop three “expansion areas” at the Mortgaged Property, involving the following construction: (i) with respect to expansion area 1, the removal of an existing building and construction of a two story building equaling approximately 28,800 square feet, (ii) with respect to expansion area 2, the construction of (A) a one story addition to the existing building of approximately 2,119 square feet and (B) a one story addition to the existing building of approximately 1,350 square feet, and (iii) with respect to expansion area 3, the construction (which may be done by the prospective tenant) of a one story building of approximately 3,680 square feet and related adjacent access and parking areas included within such expansion area, in each case as more particularly shown on property plan attached to the loan agreement and the development plan recorded in the recorder’s office of New Castle County, Delaware. Any renovation, redevelopment, or construction at the Mortgaged Property must be done in compliance with certain Land Development and Improvement Agreements (each, an “LDIA”) with New Castle County, Delaware, one executed in 2002 by a prior owner of the Mortgaged Property and one executed in 2013 by the mortgagor. The LDIAs provide that the Mortgaged Property may only be developed in accordance with the recorded development plans and, in connection with such development, the LDIAs obligate the owner of the Mortgaged Property to construct certain improvements to the Mortgaged Property, including, without limitation, sidewalks, sanitary sewers, drainage and similar construction obligations, in accordance with applicable municipal standards and codes. Each LDIA requires the owner of the Mortgaged Property to provide a performance bond to cover the anticipated costs of such required improvements. Failure to comply with the terms of an LDIA could result in forfeiture of the performance bond, a stop work order, a refusal by New Castle County, Delaware to provide any new certificates of occupancy for any portion of the Mortgaged Property or other accommodations at the Mortgaged Property as a whole or other enforcement actions. The aforementioned developments of the expansion areas would be subject to the terms and conditions of the LDIAs, and would impose on the borrower the aforementioned infrastructure improvement obligations in accordance with the terms and conditions of the LDIAs. Additionally, in connection with and subsequent to a partial release of the Mortgaged Property (see “—Partial Releases”, below), notwithstanding any agreement with the purchaser of the released parcel, the borrower will still have obligations to New Castle County, Delaware, and the development of any released parcel by such purchaser could trigger obligations of the borrower to complete such infrastructure improvements on the Mortgaged Property in accordance with the LDIAs. The related nonrecourse carveout guarantor provided a completion guaranty at origination, guaranteeing the completion and related costs of development of the expansion areas and the completion and related costs incurred in connection with improvements required under the LDIAs.  The borrower represented and warranted that all obligations pursuant to the LDIA from 2002 had been completed, that it had posted $5,000 under the LDIA from 2013 and that it had not incurred any obligations to construct any of the improvements pursuant to the LDIA from 2013.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1650 Selwyn, representing approximately 1.8% of the Initial Pool Balance, the 13th floor of the building is being converted from existing medical office space to residential units, adding an additional 8 units to the multifamily portion of the building for a total of 64 units.  As of March 20, 2014, 3 units had been fully converted and full conversion is expected to be completed within 6 months of origination with an estimated cost of $200,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Brickhaven Apartments, representing approximately 1.1% of the Initial Pool Balance, on February 13, 2014, there was a small fire at the property.  Eight (8) units were affected, which are expected to be repaired within a few months following the fire.  It is expected that the current insurance on the property will pay the repairs and that business interruption insurance will cover any revenue from those units until the repairs are complete.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Holiday Inn Brunswick, representing approximately 0.6% of the Initial Pool Balance, $250,000 was escrowed at loan closing for expected PIP costs.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property.  See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Six (6) of the Mortgage Loans, representing in the aggregate approximately 4.6% of the Initial Pool Balance, by allocated loan amount, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

•
With respect to the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as WJ Management Multi Portfolio, representing approximately 1.3% of the Initial Pool Balance, the related Mortgage Loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related Mortgaged Properties.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Dickson City Commons, representing approximately 1.1% of the Initial Pool Balance, the related Mortgage Loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related Mortgaged Property.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as ATK Building, representing approximately 0.7% of the Initial Pool Balance, proceeds of the related Mortgage Loan provided acquisition financing for the borrower’s purchase of the related Mortgaged Property at an REO sale.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Staybridge Suites Orlando Airport, representing approximately 0.6% of the Initial Pool Balance, proceeds of the related Mortgage Loan provided acquisition financing for the borrower’s purchase of the related Mortgaged Property at an REO sale.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as High Point Village Apartments, representing approximately 0.4% of the Initial Pool Balance, the related Mortgage Loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related Mortgaged Property.

•
With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Regency Apartments, representing approximately 0.4% of the Initial Pool Balance, the related Mortgage Loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts in addition to the bankruptcy related litigation issues discussed above in “—Litigation Considerations”.  For example, with respect to the 20 largest Mortgage Loans (and any related Mortgage Loans under common borrower sponsorship):

•
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Walgreens Shopping Center Portfolio #1, Walgreens Shopping Center Portfolio #3 and Walgreens Shopping Center Portfolio #2, representing approximately 4.1%, 2.6% and 2.4%, respectively, of the Initial Pool Balance, the related non-recourse carveout guarantors of each Mortgage Loan are the principals of a privately held real estate investment firm, which is the parent of the borrower-affiliated property manager of the related Mortgaged Property.  Since 2007, such real estate investment firm, either directly or through one or more subsidiary entities, defaulted on 3 loans secured by commercial real estate unrelated to the Mortgaged Properties, and is currently involved with one other mortgage loan which has been transferred to special servicing due to economic difficulties at the property securing such loan. With respect to the first loan, after defaulting on such mortgage loan, the borrower negotiated the purchase of the mortgage note from the special servicer at a discount for approximately 65% of the initial principal balance of the loan. With respect to the second loan, the mortgage was foreclosed upon by the special servicer of the loan after a default thereunder and litigation between the parties ensued. The property was sold at a discount and the related litigation was settled as of September 2012. With respect to the third loan, comprised of a portfolio mortgage loan and mezzanine loan component, in anticipation of a payment default under the mortgage loan, the borrower purchased the mezzanine note at a discounted price in order to reduce monthly debt service obligations.  The borrower then defaulted on the mortgage loan component, and the special servicer foreclosed on the related properties in August 2012. In the case of the fourth loan referenced above, due to economic difficulties encountered at the related property securing such loan and tenants vacating their space, the borrower indicated that it was unable to make debt service payments beginning in May 2013 and the loan has been placed into special servicing. The non-recourse carveout guarantors have advised the lender that negotiations relating to a modification of the affected loan are ongoing and they anticipate resolution in the near term, however, such outcome cannot be assured.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, the related non-recourse carveout guarantor was the guarantor for a $168,500,000 construction loan originated in 2007 and secured by commercial real property unrelated to the Mortgaged Property, which loan went into default and the property was foreclosed on in 2013, without contest by either the borrower or guarantor. In addition, the related non-recourse carveout guarantor was the indirect owner of approximately 30% of the ownership interests in an entity which defaulted on a loan originated in 2005 and secured by commercial real property unrelated to the Mortgaged Property, and which such property was transferred to the applicable lender pursuant to a deed-in-lieu of foreclosure in 2011. Lastly, the related non-recourse carveout guarantor is a principal of a real estate and development firm which owns approximately 33% of the non-controlling interest in a borrower under a loan secured by commercial real estate unrelated to the Mortgaged Property originated in 2007 which was transferred to special servicing in 2012 due to economic difficulties encountered at the property.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Chase Tower, representing approximately 7.0% of the Initial Pool Balance, the borrower sponsor, Pengo Industries, Inc. (“Pengo”), was formerly an equipment manufacturing firm which emerged from Chapter 11 bankruptcy in 1990.  The current owner of Pengo was not involved with Pengo at that time.  The current owner of Pengo was a creditor of Pengo during its reorganization.  Its debt was converted to equity and it eventually acquired 100% of the interests in Pengo.  Pengo has not had any subsequent bankruptcy filings.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Sheraton Suites Houston, representing approximately 3.4% of the Initial Pool Balance, a subsidiary of the borrower sponsor was involved in a deed-in-lieu of foreclosure, while an affiliate of the borrower sponsor was involved in a discounted payoff. The borrower sponsor has since resolved both distressed loans and does not hold any other distressed assets.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Crossroads Shopping Center, representing approximately 2.2% of the Initial Pool Balance, the borrower sponsor sponsored an unrelated mortgage loan that became distressed during the recent downturn, ultimately resulting in a deed-in-lieu of foreclosure after several years of such borrower sponsor’s attempts to improve the property and fund shortfalls.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Burlington Office Center, representing approximately 1.8% of the Initial Pool Balance, the borrower sponsor previously had in its portfolio certain mortgage loans (other than the current Mortgage Loan) that were the subject of discounted payoffs.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceeds, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

•
Six (6) of the Mortgaged Properties, securing, in whole or in part, 4 Mortgage Loans, representing in the aggregate approximately 2.5% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

•	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 0.7% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 2.0% or more of the Initial Pool Balance, as set forth below:

•	Walgreens is a tenant at each of 12 Mortgaged Properties, and such Mortgaged Properties secure approximately 9.1% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

•	Michaels is a tenant at each of 4 Mortgaged Properties, and such Mortgaged Properties secure approximately 4.9% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

•	Marshalls is a tenant at each of 3 Mortgaged Properties, and such Mortgaged Properties secure approximately 4.0% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

•	Gold’s Gym is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 2.9% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

•	K-Mart is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 2.6% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

•
In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan. For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
ATK Building	0.7%	3/31/2019	March 2019
Jo-Ann Fabrics Columbia	0.6%	6/30/2018	February 2024
Covington Portfolio—6410 Augusta Road	0.3%	2/28/2016	February 2024
Covington Portfolio—1631 South Highway 14	0.2%	5/31/2017	February 2024
Covington Portfolio—1623 South Highway 14	0.2%	2/28/2016	February 2024

•
With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Percentage of Leases Expiring	Calendar Year of Expiration	Maturity Date
Three WestLake Park	6.8%	57.7%	2019	February 2024
Baldwin Park Village	1.4%	51.7%	2024	February 2024
8860 Smith’s Mill Road	1.4%	71.4%	2022	March 2024
Nut Tree Center Phase II	0.9%	86.7%	2024	March 2024
Northgate Power Center	0.8%	56.6%	2023	February 2024
Waverly Plaza Shopping Center	0.5%	51.6%	2023	March 2024
Super Bi-Lo Center	0.5%	86.9%	2023	March 2024

•
In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Terminations and Expirations” section.  In certain cases, compliance or satisfaction of such covenants may be the responsibility of a third-party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third-party.  We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date.  For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 10 Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage of the related Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Chase Tower, representing approximately 7.0% of the Initial Pool Balance, RGM Advisors, LLC, the third largest tenant, has the option to terminate its lease on July 20, 2015 with 180 days’ notice and subject to a termination fee equal to the sum of four months’ rent including NNN reimbursements and $371,019.62.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 8860 Smith’s Mill Road, representing approximately 1.4% of the Initial Pool Balance, LT Furniture, the second largest tenant (which is not yet in occupancy), representing approximately 28.6% of the net rentable square footage at the related Mortgaged Property, has a one-time option to terminate its lease on June 30, 2021 with notice on or before January 1, 2021.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 2800 West Trenton, representing approximately 0.4% of the Initial Pool Balance, Molina Healthcare, the largest tenant who represents approximately 40.7% of the net rentable area of the Mortgaged Property, may terminate its lease in the event of the termination of the tenant’s contract with the State of Texas, which expires August 31, 2015.  The tenant must provide at least 6 months’ notice to landlord of such termination and upon such notice, the tenant’s lease will expire no earlier than January 31, 2016 and the tenant must reimburse the borrower for the unamortized portion of the leasing commissions and tenant improvements, along with 6 months’ rent and additional charges as a termination fee.

Certain of the tenant leases permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shops at Shelby Crossing, representing approximately 2.1% of the Initial Pool Balance, four of the five largest tenants, Ross Dress For Less, Marshalls, Bed Bath & Beyond and Michaels, collectively representing approximately 43.8% of the net rentable area at the related Mortgaged Property, may either pay reduced rent or terminate its respective lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.

Certain of the tenant leases may permit a tenant to go dark at any time.  For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Burlington Office Center, representing approximately 1.8% of the Initial Pool Balance, the largest tenant, Regents of the University of Michigan (“Regents”), representing approximately 36.0% of the net rentable square footage at the Mortgaged Property, is not obligated to remain open. In the event that Regents discontinues operations at more than 50% of its leased premises at the Mortgaged Property, a cash flow sweep is triggered pursuant to the Mortgage Loan documents.

Certain Mortgaged Properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Walgreens Shopping Center Portfolio #3, representing approximately 2.6% of the Initial Pool Balance, Missouri Goodwill, a Missouri not-for-profit corporation, is the third largest tenant at the individual Mortgaged Property identified as Florissant.  Such tenant occupies approximately 16.5% of the net rentable area of the individual Mortgaged Property and approximately 5.8% of net rentable area of the Mortgaged Properties in the aggregate.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1650 Selwyn, representing approximately 1.8% of the Initial Pool Balance, the guarantor and master tenant is a tax exempt Section 501(c)(3) not-for-profit hospital and the borrower is a tax exempt Section 501(c)(3) not-for profit corporation that does not pay real estate or income taxes.  We cannot assure you that such tax exemption status will be maintained during the loan term.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.
Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
Olive Corporate Center(1)	0.6%	St. Louis County	7.5%	7.4%

(1)	The tenant may terminate its lease in the event that the St. Louis County Council fails to appropriate the necessary funds.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on material termination options relating to the largest 20 Mortgage Loans.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.  For example, with respect to single tenant properties or tenants that are one of the top 5 tenants by square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, the second largest tenant, Nordstrom, representing approximately 4.9% of the net rentable square footage at the Mortgaged Property, is not in occupancy as it’s currently under construction with an estimated completion and delivery date of May 19, 2014 as per the Nordstrom lease. It is estimated that Nordstrom will take occupancy of its space and commence paying rent no later than November 2014.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Burlington Corporate Center, representing approximately 1.8% of the Initial Pool Balance, the fifth largest tenant, vAuto, Inc., representing approximately 3.7% of the net rentable square footage at the Mortgaged Property, has executed a lease but is not expected to take occupancy until the third calendar quarter.  A reserve in the amount of $62,756 was deposited at origination of the Mortgage Loan to cover the cost of abated rent.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 8860 Smith’s Mill Road, representing approximately 1.4% of the Initial Pool Balance, the second largest tenant, LT Furniture, representing approximately 28.6% of the net rentable square footage at the Mortgaged Property, has an executed lease on its space and is expected to take occupancy in March 2014 and commence paying rent in July 2014.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Northgate Power Center, representing approximately 0.8% of the Initial Pool Balance, the third largest tenant, HHGregg, representing approximately 18.9% of the net rentable square footage at the Mortgaged Property, has executed a lease but the space subject to the lease is in the process of being built out.  A reserve in the amount of $863,000 was deposited at origination of the Mortgage Loan to cover the cost to complete the build out.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Olive Corporate Center, representing approximately 0.6% of the Initial Pool Balance, the largest tenant, Lutheran Services, representing approximately 18.4% of the net rentable square footage at the Mortgaged Property, executed its lease but is not yet in occupancy and is not required to commence paying rent until March 2015.  A reserve in the amount of approximately $391,167 was deposited at origination of the Mortgage Loan to cover a full year of abated rent.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Waverly Plaza Shopping Center, representing approximately 0.5% of the Initial Pool Balance, the third largest tenant, Sears Outlet, representing approximately 14.9% of the net rentable square footage at the Mortgaged Property, is scheduled to begin its lease term in August 2014 after the space is built-out.  A reserve in the amount of approximately $93,073 was deposited at origination of the Mortgage Loan to cover 4 months of rent and reimbursements.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Waterside Commons, representing approximately 0.5% of the Initial Pool Balance, the second largest tenant, Strong Martial Arts, representing approximately 15.1% of the net rentable square footage at the Mortgaged Property, is currently under lease for expansion and such tenant is not currently paying rent on this expansion.

We cannot assure you that any of the tenants described above will execute leases, commence paying rent or take occupancy at the related Mortgaged Property.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Three WestLake Park, representing approximately 6.8% of the Initial Pool Balance, which was structured as a Shari’ah compliant loan, the related master tenant has the right to purchase the Mortgaged Property from the borrower. This purchase option is typical with Shari’ah compliant Mortgage Loans, as a method of making the balloon payment in event of a loan payoff. Such right is fully subordinated to the Mortgage Loan documents and is exercisable only with the sole and absolute discretion of the lender and satisfaction of any conditions set forth in the Mortgage Loan documents for transfer and assumptions or otherwise for prepayment or the defeasance of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Baldwin Park Village, representing approximately 1.4% of the Initial Pool Balance, pursuant to that certain Declaration of Covenants, Conditions, Restrictions and Obligations (the “Declaration”), the developer (the “Declarant”) of the condominium association has the right to repurchase the Mortgaged Property and pay the related repurchase price or defeasance payment upon the occurrence of certain triggering events (the “Triggering Events”), including (a) failure to maintain certain occupancy rates, (b) failure to maintain the Mortgaged Property as required pursuant to the Declaration, (c) failure to use the Mortgaged Property for any use other than a permitted use, (d) the occurrence of any transfer or change of control in violation of the Declaration, (e) the occurrence of a management default, (f) the occurrence of a construction default, (g) failure of the borrower to cure a default under any finance documents and initiation by the mortgagee of foreclosure proceedings and (h) the occurrence of any insolvency proceeding with respect to the borrower.  Based on an estoppel provided by the Declarant and received in connection with the origination of the Mortgage Loan, no notice of a Triggering Event has been given to the borrower by the Declarant and the Declarant has no knowledge of the existence of any event which, with the giving of notice, the passage of time, or both, would constitute a Triggering Event. The repurchase option terminates upon the occurrence of the earliest of the following events: (a) the foreclosure of a mortgage affecting a portion of the Mortgaged Property if title to the Mortgaged Property is transferred to a third-party purchaser at a public foreclosure sale, provided that such third-party purchaser is not an affiliate of the borrower or the lender, (b) from and after the date which is the earlier of (1) 15 years following the date that the Declaration is recorded and (2) the date on which the Declarant no longer owns any portion of the properties in the related condominium association, and (c) if the Declarant does not exercise the repurchase option in accordance with the Declaration.  Pursuant to the Declaration, the Declarant is required to pay any fee mortgages (including the Mortgage Loan) with respect to the portion of the premises that the Declarant elects to repurchase, including any prepayment premiums or penalties.  In addition, the Mortgage Loan documents provide recourse against the borrower and the guarantor for any amounts due to the lender and for any losses incurred by the lender in connection with any such repurchase.  In the event that (a) the Declarant exercises the repurchase option prior to the defeasance lockout period or (b) the debt, any prepayment fees or any other fees due in connection with a defeasance are not paid when due in connection with the Declarant’s repurchase of the Mortgaged Property pursuant to the terms of the Declaration, an event of default under the related loan documents will occur.

With respect to Mortgaged Property identified on Annex A to this free writing prospectus as Super Bi-Lo Center, which secures a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, after Super BI-LO, the largest tenant at such Mortgaged Property, receives notice from the landlord of its desire to sell or lease any or all of its interest in such Mortgaged Property, then the tenant will have the right to negotiate to purchase such interest in the Mortgaged Property.  The tenant’s right of first offer has been subordinated to the lien of the Mortgage and does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender, or to any immediately subsequent sale by the lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Meadowbrook MHP, representing approximately 0.4% of the Initial Pool Balance, pursuant to Florida law, the mobile home community’s home owners’ association has a statutory right of first refusal, however, such right does not apply in a foreclosure or deed-in-lieu context.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Norwalk Self Storage, representing approximately 2.0% of the

Initial Pool Balance, the entire Mortgaged Property is master leased from the fee owning borrower to an affiliated entity, which affiliated entity is a co-borrower of the Mortgage Loan.

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In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified as 1650 Selwyn, representing approximately 1.8% of the Initial Pool Balance, Bronx-Lebanon Hospital, the related non-recourse carveout guarantor is the largest tenant at the related Mortgaged Property, and the multifamily space at the Mortgaged Property is leased at below market rent to employees of the Bronx-Lebanon Hospital.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mooresville Crossing II, representing approximately 0.9% of the Initial Pool Balance, the largest tenant, Ashley Furniture, representing approximately 43.9% of the net rentable area at the Mortgaged Property, is an affiliate of 1 of the 4 non-recourse carveout guarantors.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Cambridge Center West, representing approximately 0.6% of the Initial Pool Balance, the fourth largest tenant, Americenters, Inc., occupying approximately 9.9% of the net rentable square feet at the Mortgaged Property, is affiliated with the borrower. Americenters, Inc.’s lease expires in February 2019, which is prior to the maturity date of the Mortgage Loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Meadowbrook MHP, representing approximately 0.4% of the Initial Pool Balance, the borrower and its affiliate have entered into a master lease agreement for the 33 pad sites owned by the affiliate, representing 16.5% of the pads.  The affiliate pays monthly rent to the borrower for the pad sites at market rate.  The guarantor has guaranteed the payment of the monthly rent under the master lease.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Carlyn Estates MHP, representing approximately 0.3% of the Initial Pool Balance, borrower and its affiliate have entered into a market rate master lease for the 16 pad sites owned by the affiliate, representing 14.4% of the pads.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Lake Estates, representing approximately 0.3% of the Initial Pool Balance, the borrower sponsor currently owns one home at the Mortgaged Property and is in the process of taking title to two additional homes at the Mortgaged Property.  The Mortgage Loan documents permit the borrower sponsor to own no more than 15 homes at the Mortgaged Property at any given time.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area at the related Mortgaged Property.

Insurance Considerations

In the case of 97 Mortgaged Properties which secure in whole or in part 41 Mortgage Loans, representing approximately 82.9% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self insurance on the part of, a sole or significant tenant or the property manager.

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With respect to the Newcastle Mortgage Loan, representing approximately 9.9% of the Initial Pool Balance, the related borrower is required to obtain, or cause the related tenant under the master lease to obtain, property insurance coverage with respect to the Mortgaged Properties that is required under the Mortgage Loan documents.  See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1650 Selwyn, representing approximately 1.8% of the Initial Pool Balance, the borrower is permitted to rely on a blanket property policy obtained by the guarantor to satisfy its insurance requirements relating to the Mortgaged Property.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as WJ Management Multi Portfolio, representing approximately 1.3% of the Initial Pool Balance, there are approximately 15 land use documents that will remain of record after closing.  Most of these agreements restrict the amount of rent the owner can collect and require it to lease some or all of the units in the buildings to tenant with verified incomes that do not exceed certain levels.  The restrictions stem from loan, grant or federal tax credit programs that supplied financing to the properties previously.  Annual reports and tenant certifications are required for compliance with the programs.  The agencies have more intrusive requirements for tax credit projects, but only one of these properties is confirmed to be a tax credit project.  Some but not all of the restrictions end after foreclosure of first mortgages, but in all cases the rent restrictions remain in place for three years after the date of foreclosure.  The owner also accepts rent subsidies paid on behalf of its tenants by governmental agencies and charities pursuant to voluntary charity sponsored programs where the charity pays rent on behalf of certain tenants, but is not obligated on the leases.  The Mortgaged Properties must pass annual inspections to remain in the government programs.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 14 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this free writing prospectus as identified in the definition of “Maturity Date LTV Ratio”, the related LTV Ratio at Maturity, reflected in this free writing prospectus, is calculated using an “as stabilized” appraised value.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts.  In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex E-2 to this free writing prospectus for additional information.  See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this free writing prospectus.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.  In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of any such guarantor.

For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified as Greenville Center, representing approximately 3.2% of the Initial Pool Balance, the related non-recourse carveout guarantor is a limited partnership with a term expiring prior to the maturity date of the Mortgage Loan. Upon expiration of the term, the limited partnership is required to wind up its affairs in accordance with Delaware law. The Mortgage Loan documents require such non-recourse carveout guarantor to maintain a net worth of at least $15,000,000 and a liquidity of at least $2,000,000 throughout the term of the Mortgage Loan, and the failure of such non-recourse guarantor to maintain such minimum net worth and liquidity, or its dissolution, would result in a default under the Mortgage Loan. The Mortgage Loan documents permit the substitution of the non-recourse carveout guarantor with a replacement entity upon satisfaction of certain conditions contained in the Mortgage Loan documents.

Additionally, in the case of the Mortgage Loan secured by the Mortgaged Property identified as River Oaks, representing approximately 2.5% of the Initial Pool Balance, the related non-recourse carveout guarantor is a Colombian national.  In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified as Cape Fear Plaza, representing approximately 0.5% of the Initial Pool Balance, 3 of the 4 related non-recourse carveout guarantors are comprised of an Argentinean citizen, a Uruguayan citizen, and a British Virgin Islands’ holdings company, respectively.  These non-United States citizens may be beyond the jurisdiction of United States courts.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.  Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, pursuant to a certain development agreement, the borrower is obligated to make certain payments to the City of Beavercreek and Greene County, Ohio (a) under a tax increment financing arrangement that calls for payments in lieu of a portion of the real estate taxes with respect to the Mortgaged Property (the “GTC PILOT”), and (b) as special assessments imposed by the City of Beavercreek on the Mortgaged Property, both to support the repayment of certain bonds issued in the aggregate principal amount of $12,300,000 by Greene County, Ohio in connection with construction of public infrastructure necessary for the initial development of the Mortgaged Property.  The payments are made, with respect to (i) the GTC PILOT payments, twice a year, at the same time, and in the same manner, as payments of real estate taxes, in an amount equal to 15% of the real estate taxes that are payable in respect to the Mortgaged Property, and (ii) the special assessments, in two parts, the first, on February 1 of each year, in a fixed amount equal to the annual payments of debt service on $6,000,000 of the bonds, and the second, also payable on February 1 of each year, in a variable amount determined each year based on the differential between the (x) debt service required under $6,300,000 of the bonds and (y) the GTC PILOT payments (plus an imputed contribution of $425,000/year from Greene County, Ohio).  The development agreement requires the borrower to provide to Greene County, Ohio a letter of credit until such time as Greene County, Ohio acknowledges in writing that certain conditions precedent to the termination of such letter of credit obligation have occurred, such conditions primarily relating to the economic activity and operation of the Mortgaged Property.  As of the origination date, the borrower had not delivered the letter of credit to Greene County, Ohio nor had Greene County, Ohio acknowledged in writing that the borrower was released from its letter of credit obligations under the development agreement.  Pursuant to the Mortgage Loan documents, the borrower and related non-recourse carveout guarantor have agreed to indemnify the lender in connection with any enforcement of the related letter of credit obligations and to cash collateralize any letter of credit the lender delivers in connection with the enforcement of the related letter of credit obligation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1650 Selwyn, representing approximately 1.8% of the Initial Pool Balance, the guarantor and master tenant is a tax exempt Section 501(c)(3) not-for-profit hospital and the borrower is a tax exempt Section 501(c)(3) not-for profit corporation that does not pay real estate or income taxes.  We cannot assure you that such tax exemption status will be maintained during the loan term.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 8860 Smith’s Mill Road, securing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property is currently subject to a 15 year 100% tax abatement on the improvements in connection with the Oak Grove II Community Reinvestment Area Agreement. The abatement commenced on January 1, 2012 and expires on December 31, 2026. Beginning on or after January 1, 2015, if the annual payroll at the Mortgaged Property during any calendar year is less than $5,000,000, the borrower will be required to pay an amount equal to ($5,000,000 - annual payroll) x 2% (the “Temporary PILOT Amount”). However, the borrower will be entitled to a credit against the Temporary PILOT Amount for each prior year during the exemption period in which the annual payroll exceeded $5,000,000. The Mortgage Loan is structured with a recourse carveout to the borrower sponsor related to any penalties (including the Temporary PILOT Amount) assessed in connection with the Oak Grove II Community Reinvestment Area Agreement. In addition any real estate taxes are fully reimbursable by the tenants.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period:
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Loan Pool Balance
6	0	58	84.2%
1	5	2	9.8
5	0	3	6.0
Total		63	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Two (2) of the Mortgage Loans, representing approximately 2.5% of the Initial Pool Balance, provide for monthly payments of interest only until the related stated maturity date (the “Interest Only Mortgage Loans”).  Except as described below, the remaining 61 Mortgage Loans, representing approximately 97.5% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”).  Twenty-two (22) of these Balloon Mortgage Loans, representing approximately 46.2% of the Initial Pool Balance, provide for monthly payments of interest only for a period of 12 months to 60 months following the related origination date.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates unless prepaid prior thereto.

Included in the 63 Balloon Mortgage Loans is the Newcastle Mortgage Loan, which represents approximately 9.9% of the Initial Pool Balance and is part of a Whole Loan that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the Mortgage Loan documents.  See “—Additional Indebtedness” above in this free writing prospectus.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date.  See Annex A to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to prepay the Mortgage Loan in whole (or in part in connection with a paydown of the Mortgage Loan in order to satisfy certain financial covenants contained in the Mortgage Loan documents) with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.  See “Structural and Collateral Term Sheet—Greene Town Center” in Annex B to this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Shops at Shelby Crossing, representing approximately 2.1% of the Initial Pool Balance, an earnout escrow was established at origination in an amount equal to $1,588,000. Provided that no event of default under the loan agreement is continuing, all or a portion of such amount will be released to the borrower upon the satisfaction of certain events, including but not limited to Ulta Beauty having taken occupancy, paying full unabated rent and providing a clean estoppel with no landlord obligations or the achievement of a net operating income (calculated in accordance with the Mortgage Loan documents) equal to or greater than $2,494,381, provided, if the related Mortgaged Property satisfies the minimum net operating income but tenant improvements and leasing commissions for the leased premises currently scheduled to be occupied by Ulta Beauty have not be completed as of such date, the lender is required to maintain a certain portion of the balance in the earnout escrow for the payment of such amounts. In the event that the borrower fails to satisfy the conditions for the release of the earnout reserve by September 6, 2015, then the lender will be required to use the earnout escrow amount to prepay the related Mortgage Loan and the related borrower will be required to pay a yield maintenance charge equal to the greater of a yield maintenance premium or 1% of the amount prepaid.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as High Point Village Apartments, representing approximately 0.4% of the Initial Pool Balance, a debt yield holdback reserve was established at origination in an amount equal to $200,000.  The full Mortgage Loan amount of the reserve will be released to the borrower upon the satisfaction of the following conditions on or before February 26, 2016: (a) the borrower must submit a written request for disbursement (which request is not permitted before February 26, 2015, or more than two times) to, or as directed by, the lender, at least 10 days prior to the date on that the borrower requests such payment be made, (b) on the date such request is received by the lender and on the date such disbursement is to be made, no event of default or trigger period exists under the related Mortgage Loan documents, (c) the lender has determined that the debt yield (based on the trailing 12 month period beginning March 2014) is not less than 9.25%, and (d) the lender has received an officer’s certificate certifying that each of the foregoing conditions has been satisfied, as determined by the lender.  If the debt yield requirement cannot be satisfied based upon the full amount of the then outstanding Mortgage Loan balance, up to two partial disbursements of at least $100,000 may be requested if all of the other conditions are satisfied.  If these conditions are not satisfied by February 26, 2016, the lender is required to apply the funds remaining in the debt yield holdback reserve toward the reduction of the debt and to the amount of the applicable yield maintenance premium.  The Borrower is also responsible for all reasonable out-of-pocket costs and expenses incurred by the lender in connection with such prepayment.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases and Substitution” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this free writing prospectus and “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on reserves relating to the largest 20 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company)  and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•
the assumption fee has been received (which assumption fee will be paid as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that (a) with respect to Specially Serviced Loans (but not the Non-Serviced Loan), the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans (but not the Non-Serviced Loan), the Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process and determine (subject to the consent of the Special Servicer) in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative or, in the case of the River Oaks Whole Loan, the River Oaks Whole Loan Directing Holder and any consultation rights of any related Companion Loan Holder or its representative, as applicable, to any waiver of any such clause.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 53 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 57.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  Certain of these Mortgage Loans may permit prepayments and partial releases as described under “—Voluntary Prepayments” and “—Partial Releases and Substitution” below.    With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, as well as Mortgage Loans that permit partial substitution of real property, see “—Partial Releases and Substitution” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Nine (9) of the Mortgage Loans, representing approximately 41.4% of the Initial Pool Balance, permit the related borrower after a lockout period of 0 to 25 payments following the origination date to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to prepay the Mortgage Loan in whole (or in part in connection with a paydown of the Mortgage Loan in order to satisfy certain financial covenants contained in the Mortgage Loan documents) with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Preserve at Greenway Park II, representing approximately 1.4% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower after a lockout period of at least 2 years following the Closing Date and prior to an open prepayment period described below either (i) to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property or (ii) prepay the mortgage loan in whole, but not in part, with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount, in each case if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	6	13.4%
4	50	79.7
5	5	4.4
7	2	2.5
Total	63	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases and Substitution

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution or the satisfaction of certain other conditions.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio, representing approximately 9.9% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of one or more of the related Mortgaged Properties from the liens of the Mortgage Loan documents at any time on or after June 23, 2014, subject to the satisfaction of certain conditions, including among others: (i) prepayment in an amount equal to 125% of the allocated loan amount for each Mortgaged Property being released, (ii) payment of a yield maintenance premium of no less than 1% of the amount prepaid, (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.42x and (b) the debt service coverage ratio immediately prior to the release, (iv) the released Mortgaged Property may no longer be subject to the related master lease and the rent under the master lease may not be reduced by an amount that is in excess of the allocated property rent for such Mortgaged Property and (v) delivery of a REMIC opinion.  See “Structural and Collateral Term Sheet—Newcastle Senior Housing Portfolio” in Annex B to this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool Balance, the borrower may obtain the release of one or more of three specified outparcels of the Mortgaged Property, subject to the satisfaction of certain conditions, including that: (i) no event of default is then continuing, (ii) the debt service coverage ratio is not below 1.07x during the period from December 1, 2014 to November 30, 2015 only or 1.15x for any other period during the term, including prior to December 1, 2014, (iii) 30-days have elapsed following lender’s disapproval of the borrower’s request to develop such outparcel after the borrower’s submission of all materials required under the Mortgage Loan documents, (iv)  the outparcel is conveyed to a person or entity other than the borrower; provided, however, that, in the event such outparcel is not conveyed to an unrelated third party, the borrower must agree to and cause the transferee to agree to certain anti-poaching requirements and restrictions relating to tenants at the applicable outparcel and the Mortgaged Property; (v) the debt yield, after giving effect to the release of the applicable outparcel, is equal to or greater than the greater of (a) the debt yield immediately prior to the release of the applicable outparcel and (b) 8.27%; (vi) the debt service coverage ratio, after giving effect to the release of the applicable outparcel, is equal to or greater than the greater of (a) debt service coverage ratio immediately prior to the release of the applicable outparcel and (b) 1.28x; (vii) the borrower’s delivery of a REMIC opinion (if reasonably requested by the lender) and (ix) if at the time of the release the loan-to-value ratio of the remaining property would exceed 125% immediately after such release, the borrower pays down the principal balance of the Mortgage Loan by an amount equal to the least of (a) the net sales proceeds from the sale of such parcel, if applicable, (b) the fair market value of the released outparcel at the time of such release or (c) an amount such that the loan-to-value does not increase after the release unless the lender receives an opinion from counsel that if the foregoing prepayment is not made, the REMIC trust will not fail to maintain its status.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greenville Center, representing approximately 3.2% of the Initial Pool Balance, for so long as no event of default is then continuing, the related Mortgage Loan documents permit the release of one or more of three specified outparcels of the Mortgaged Property at any time after the date that is 2 years after the Closing Date, subject to the satisfaction of certain conditions, including, among other things, that: (i) certain specified developments of the parcels (see “—Redevelopments and Renovations” above) will not have occurred on certain portions of the relevant outparcels, (ii) if the borrower has not removed the Mortgaged Property from the condominium ownership regime prior to the request for release, the borrower will send the lender a written notice electing to either keep the Mortgaged Property subject to the condominium ownership regime or terminate the condominium ownership regime (see “—Condominium Interests” above), (iii) if the borrower elects to keep the Mortgaged Property under the condominium ownership regime, then prior to the release of the first outparcel, the borrower is required to, among other things, amend the condominium documents in form and substance reasonably satisfactory to the lender, (iv) if the borrower elects to terminate the condominium ownership regime, then prior to the release of the first outparcel, the borrower is required to, among other things, legally subdivide the applicable outparcel from the remaining Mortgaged Property, (v) the borrower provides a partial prepayment equal to (a) $3,680,000, with respect to the first specified parcel, (b) $5,175,000, with respect to the second specified parcel or (c) $1.00 with respect to the third specified parcel, as applicable, (vi) after giving effect to the partial release, the debt service coverage ratio based on the remaining portion of the Mortgaged Property is at least equal to the greater of (a) 1.29x and (b) the debt service coverage ratio for the Mortgaged Property (including the outparcel to be released) immediately preceding the release of the outparcel, (vii) after giving effect to the partial release, the debt yield for the remaining portion of the Mortgaged Property is at least equal to the greater of (a) 8.30% and (b) the debt yield for the Mortgaged Property (including the outparcel to be released) immediately preceding the release of the outparcel, (viii) after giving effect to the partial release, the loan-to-value ratio for the remaining portion of the Mortgaged Property is no greater than the lesser of (a) 74.1% and (b) the loan-to-value ratio of the Mortgaged Property (including the outparcel to be released) immediately preceding the release of the outparcel, (ix) the outparcel is conveyed in fee simple to an independent third party or an affiliate of the borrower, (x) the borrower is required to deliver to the lender either (a) an amendment to the LDIAs affecting the Mortgaged Property (see “—Redevelopment and Renovation”, above) or (b) an agreement between the borrower and the purchaser of the outparcel to be released, which provides that the owner of the remaining Mortgaged Property has no further obligations pursuant to the LDIAs solely with respect to the outparcel being released and containing such cross indemnification agreements as reasonably approved or required by the lender, (xi) if required, the lender receives of a Rating Agency Confirmation,(xii) if required, the borrower delivers a REMIC opinion with respect to such release, and (xiii) delivery of a reciprocal easement agreement or an amendment to the condominium documents, as applicable, containing certain agreements by the purchaser of such outparcel relating to, among other things, (a) compliance with major leases at the remaining Greenville Center Property, (b) restrictions on development of the released outparcel and (c) certain anti-poaching requirements and restrictions relating to tenants at the applicable outparcel and the Greenville Center Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Walgreens Shopping Center Portfolio #3, representing approximately 2.6% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of one or more of the related Mortgaged Properties from the liens of the Mortgage Loan documents in connection with the sale of such Mortgaged Property to a third party purchase at any time after the date that is 2 years after the Closing Date, subject to satisfaction of certain conditions, including without limitation: (i) the borrower defeases a portion of the Mortgage Loan in an amount equal to the greater of (a) 85% of the net sales proceeds from the sale of the individual Mortgaged Property and (b) 115% of the allocated loan amount for the individual Mortgaged Property, (ii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio based on the remaining Mortgaged Properties is equal to or greater than the greater of (a) the debt service coverage ratio based on all of the Mortgaged Properties (inclusive of the individual Mortgaged Property being released) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable and (b) 1.30x, (iii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio based on the remaining Mortgaged Properties is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio all of the Mortgaged Properties (inclusive of the individual Mortgaged Property being released) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, (iv) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt yield with respect to the remaining Mortgaged Properties is equal to or greater than the greater of (a) 9.0% and (b) the debt yield with respect to all of the Mortgaged Properties (inclusive of the individual Mortgaged Property being released) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, (v) the borrower’s delivery of a REMIC opinion and (vi) the borrower’s delivery of a Rating Agency Confirmation.  In addition, so long as no event of default is continuing, the related Mortgage Loan documents permit the release of a specified unimproved portion of one of the Mortgaged Properties at any time, subject to the satisfaction of certain conditions, including that: (i) such parcel is conveyed to a person other than the borrower, (ii) the borrower submits evidence that the remaining portion of the Mortgaged Property has been legally subdivided, is a separate tax lot, and the released parcel is not necessary for the remaining portion of the Mortgaged Property to company with any zoning, building, or other legal requirements, and (iii) the borrower delivers a REMIC opinion with respect to such release.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Oklahoma Hotel Portfolio, representing approximately 2.5% of the Initial Pool Balance, the borrower may release one or more Mortgaged Properties from the liens of the Mortgage Loan documents after the second anniversary of the Closing Date by defeasing either the entire Mortgage Loan or a portion of the Mortgage Loan equal to the lesser of (x) the sum of 110% of the allocated loan amount for the first property released and 120% of the allocated loan amount for each subsequent property release and (y) the portion of the principal balance of the Mortgage Loan that has not been defeased as of the date of such release, provided that after giving effect to such release, unless the Mortgage Loan is defeased in full, the aggregate portfolio debt service coverage ratio (calculated in accordance with the Mortgage Loan documents) for the most recent 12 month period, recalculated to include only income and expenses for the Mortgaged Properties remaining after the release is equal to or greater of (x) 1.71x and (y) aggregate portfolio debt service coverage ratio immediately prior to such sale.  In addition, the borrower is required to deliver a REMIC opinion acceptable to the lender in connection with any such defeasance and release.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Prime Kurtell Medical Office Building Portfolio, representing approximately 2.4% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may obtain the release of one or more of the related Mortgaged Properties from the liens of the Mortgage Loan documents at any time after the date that is 2 years after the Closing Date, subject to satisfaction of certain conditions, including without limitation: (i) the borrower defeases a portion of the Mortgage Loan in an amount equal to the greater of (a) 80% of the net sales proceeds from the sale of the individual Mortgaged Property and (b) 120% of the allocated loan amount for the individual Mortgaged Property, (ii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio based on the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio based on all of the Mortgaged Properties (inclusive of the individual Mortgaged Property being released) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, and (b) 1.25x, (iii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio based on the remaining Mortgaged Properties is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio all of the Mortgaged Properties (inclusive of the individual Mortgaged Property being released) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, (iv) the borrower’s delivery of a REMIC opinion, and (v) the borrower’s delivery of a Rating Agency Confirmation.  In addition, the related Mortgage Loan documents permit the release of a specified unimproved portion of one of the Mortgaged Properties, subject to the satisfaction of certain conditions, including that: (i) no event of default is then continuing, (ii) certain specified tenants of the Mortgaged Property are not in default and have not “gone dark”, terminated their leases, or failed to renew or extend their leases, (iii) the borrower submits evidence that after giving effect to the release, the loan-to-value ratio (as calculated under the related Mortgage Loan documents) is no greater than 75%, (iv) if required, the lender receives of a Rating Agency Confirmation, (v) if required, the borrower delivers a REMIC opinion with respect to such release, and (vi) if at the time of the release the loan-to-value ratio of the remaining property would exceed 125% immediately after such release, the borrower pays down the principal balance of the Mortgage Loan by a “qualified amount”, unless the lender receives an opinion from counsel that if the foregoing prepayment is not followed, the applicable REMIC trust will not fail to maintain its status.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Walgreens Shopping Center Portfolio #2, representing approximately 2.4% of the Initial Pool Balance, for so long as no event of default is then continuing, the borrower may uncross the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens Shopping Center Portfolio #2 - Jacksonville (the “Jacksonville Property”) from the other 3 Mortgaged Properties (the “Uncrossed Properties”) securing the Mortgage Loan in order to sever the Mortgage Loan from the portion of the debt to be secured by the Jacksonville Property (the “Jacksonville Loan”) from the portion of the debt to be secured by the Uncrossed Properties (the “Uncrossed Loan”), subject to satisfaction of certain conditions, including, without limitation, (i) the Mortgage Loan Documents are severed and/or divided so that (a) the original Mortgage Loan Documents evidence and secure the Jacksonville Loan and relate only to the Jacksonville Property and (b) amended and/or new documents, agreements or other instruments evidence and secure only the Uncrossed Properties, (ii) the Jacksonville Loan is reduced by an amount equal to the Uncrossed Loan and the Uncrossed Loan is in an amount equal to the allocated loan amounts applicable to the Uncrossed Properties, which, as of the origination of the Mortgage Loan was $20,040,000, (iii) the Uncrossed Properties are either (a) sold to a third party pursuant to arms-length transaction for a cash purchase price such that the ratio of (1) the sum of the allocated loan amounts for the Uncrossed Properties to (2) the net sales proceeds for the Uncrossed Properties is not greater than .67 or (b) refinanced with a third-party lender on market terms, (iv) as of the date of consummation of the Mortgage Loan severance, after giving effect to the severing of the Mortgage Loan and the separation of the cross-collateralization, the debt service coverage ratio (a) for the Jacksonville Property is greater than 1.45x and (b) for the Uncrossed Properties is greater than 1.35x, (v) as of the date of consummation of the Mortgage Loan severance, after giving effect to the severing of the Mortgage Loan and the separation of the cross-collateralization, the loan-to-value ratio (a) for the Jacksonville Property is no greater than 75% and (b) for the Uncrossed Properties is no greater than 67%, (vi) as of the date of consummation of the Mortgage Loan severance, after giving effect to the severing of the Mortgage Loan and the separation of the cross-collateralization, the debt yield (a) for the Jacksonville Property is greater than 10.3% and (b) for the Uncrossed Properties is greater than 8.75%, (vii) the borrower’s delivery of a Rating Agency Confirmation if reasonably required by the lender, (viii) if the Uncrossed Properties are being transferred or sold, the applicable transferee assumes the Uncrossed Loan in accordance with the terms of the Mortgage Loan documents (ix) if the Uncrossed Properties are being refinanced, the borrower causes the Uncrossed Loan to be defeased in full in accordance with the terms of the Mortgage Loan documents, (x) the mortgages or deeds of trusts are modified so that (a) the Jacksonville Property mortgage only secures the Jacksonville Loan and (b) the Uncrossed Properties’ mortgages or deeds of trust only secure the Uncrossed Loan, (xi) the borrower’s delivery of a REMIC opinion and (xii) the related non-recourse carveout guarantor executes a ratification of its obligations under the applicable Jacksonville Loan documents, after giving effect to such severance.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Covington Portfolio, representing approximately 1.2% of the Initial Pool Balance, the borrower may release one or more Mortgaged Properties from the liens of the Mortgage Loan documents after the second anniversary of the Closing Date by defeasing either the entire Mortgage Loan or a portion of the Mortgage Loan equal to the lesser of (x) the sum of 125% of the allocated loan amount of the Mortgaged Properties released and (y) the portion of the principal balance of the Mortgage Loan that has not been defeased as of the date of such release, provided that after giving effect to such release, unless the Mortgage Loan is defeased in full, the aggregate portfolio debt service coverage ratio (calculated in accordance with the Mortgage Loan documents) for the most recent 12 month period, recalculated to include only income and expenses for the Mortgaged Properties remaining after the release is equal to or greater of (x) 1.50x and (y) aggregate portfolio debt service coverage ratio immediately prior to such sale.  In addition, the borrower is required to deliver a REMIC opinion acceptable to the lender in connection with any such defeasance and release.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mooresville Crossing II, representing approximately 0.9% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of an unimproved portion of the Mortgaged Property, subject to the satisfaction of certain conditions, including that: (i) no event of default is then continuing, (ii) certain specified tenants of the Mortgaged Property are not in default and have not

“gone dark”, terminated their leases, or failed to renew or extend their leases, (iii) the borrower submits evidence that after giving effect to the release, after giving effect to the partial release, the loan-to-value ratio for the remaining portion of the Mortgaged Property is no greater than the lesser of (a) 75% and (b) the loan-to-value ratio of the Mortgaged Property (including the outparcel to be released) immediately preceding the release of the outparcel, (iv) if required, the lender receives of a Rating Agency Confirmation, (v) if required, the borrower delivers a REMIC opinion with respect to such release, and (vi) if at the time of the release the loan-to-value ratio of the remaining property would exceed 125% immediately after such release, the borrower pays down the principal balance of the Mortgage Loan by a “qualified amount”, unless the lender receives an opinion from counsel that if the foregoing prepayment is not followed, the applicable REMIC trust will not fail to maintain its status.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Escrows

Sixty-one (61) of the Mortgage Loans, representing approximately 98.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty (30) of the Mortgage Loans, representing approximately 95.3% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Sixty-two (62) of the Mortgage Loans, representing approximately 98.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-nine (49) of the Mortgage Loans, representing approximately 61.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B to this free writing prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus.  For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Shari’ah Compliant Lending Structure

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Three WestLake Park, representing approximately 6.8% of the Initial Pool Balance, was structured as a Shari’ah compliant loan.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder.  Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest.  This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person.  To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent.  This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

Title to the related Mortgaged Property is held by the borrower, who master leases the related Mortgaged Property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the related mortgage loan.  At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.

The Whole Loans

General

Two (2) of the Mortgage Loans, representing approximately 17.6% of the Initial Pool Balance, are each part of a whole loan structure where each such Mortgage Loan is represented by a note that has a companion note that is pari passu in right of payment to the related Mortgage Loan.  One (1) of the Mortgage Loans, representing approximately 2.5% of the Initial Pool Balance, is part of a whole loan structure where such Mortgage Loan is represented by a note that has a companion note that is junior to the related Mortgage Loan.  Each companion loan will be held outside the Issuing Entity and is also referred to in this free writing prospectus as a “Companion Loan” and, together with the related Mortgage Loan, a “Whole Loan”), and each holder of a Companion Loan is referred to as a “Companion Loan Holder“.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Newcastle Senior Housing Portfolio, representing approximately 9.9% of the Initial Pool Balance (the “Newcastle Mortgage Loan” or the “Non-Serviced Loan”), the related Mortgaged Properties (the “Newcastle Mortgaged Properties”) also secures two other loans that are pari passu in right of payment with the Newcastle Mortgage Loan (each, a “Newcastle Companion Loan”, and, together with the Newcastle Mortgage Loan, the “Newcastle Whole Loan” or the “Non-Serviced Whole Loan”).  The Newcastle Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $243,438,628.  Only the Newcastle Mortgage Loan is included in the Issuing Entity.  The Newcastle Companion Loans are not assets of the Issuing Entity.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Greene Town Center, representing approximately 7.6% of the Initial Pool

Balance (the “Greene Town Center Mortgage Loan”), the related Mortgaged Property (the “Greene Town Center Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Greene Town Center Mortgage Loan (the “Greene Town Center Companion Loan” and, together with the Greene Town Center Mortgage Loan, the “Greene Town Center Whole Loan”).  The Greene Town Center Companion Loan has a principal balance as of the Cut-off Date of approximately $47,250,000.  Only the Greene Town Center Mortgage Loan is included in the Issuing Entity.  The Greene Town Center Companion Loan is not an asset of the Issuing Entity.  The Companion Loan Holder with respect to the Greene Town Center Companion Loan is sometimes referred to in this free writing prospectus as the “Greene Town Center Companion Loan Holder”. Each of the Newcastle Whole Loan and the Greene Town Center Whole Loan is sometimes referred to in this free writing prospectus as a “Pari Passu Whole Loan”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as River Oaks, representing approximately 2.5% of the Initial Pool Balance (the “River Oaks Mortgage Loan”), the related Mortgaged Property (the “River Oaks Mortgaged Property”) also secures one other loan that is junior in right of payment with the River Oaks Mortgage Loan (the “River Oaks Companion Loan” or the “Subordinate Companion Loan”, and, together with the River Oaks Mortgage Loan, the “River Oaks Whole Loan”.  The River Oaks Companion Loan has a principal balance as of the Cut-off Date of approximately $1,500,000.  Only the River Oaks Mortgage Loan is included in the Issuing Entity.  The River Oaks Companion Loan is not an asset of the Issuing Entity. Each of the Greene Town Center Companion Loan and the River Oaks Companion Loan is referred to as a “Serviced Companion Loan”, and each of the Greene Town Center Whole Loan and the River Oaks Whole Loan is referred to as a “Serviced Whole Loan”).

The holder of a Newcastle Companion Loan is referred to as a “Newcastle Companion Loan Holder”.  Each holder of a Serviced Companion Loan is referred to as a “Serviced Companion Loan Holder”, and together with each Newcastle Companion Loan Holder as a “Companion Loan Holder”.

With respect to each of the Whole Loans, the related Mortgage Loan and Companion Loan(s) are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Issuing Entity, as holder of the related Mortgage Loan, and the Companion Loan Holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”) and individually, the “Greene Town Center Co-Lender Agreement”, “Newcastle Co-Lender Agreement”, and “River Oaks Co-Lender Agreement” respectively).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-Off Date Balance	Whole Loan Cut-Off Date Balance	Whole Loan Interest Rate	Cut-off Date LTV Ratio	Cut-off Date Whole Loan LTV	Cut-off Date Underwritten NCF DSCR	Cut-off Date Whole Loan DSCR
Newcastle Senior Housing Portfolio(1)(2)	$117,488,244	$243,438,628	$360,926,871	4.9900%	71.2%	71.2%	1.55x	1.55x
Greene Town Center(3)	$90,000,000	$47,250,000	$137,250,000	5.0000%	61.8%	61.8%	1.50x	1.50x
River Oaks(4)	$29,500,000	$1,500,000	$31,000,000	5.0421%	55.5%	58.3%	1.28x	1.18x

(1)
The Mortgage Loan Rate for the Newcastle Whole Loan is 4.0000% per annum from the origination date through January 5, 2019.  From and after January 6, 2019, the Mortgage Loan Rate for the Newcastle Whole Loan will be 4.9900% per annum.

(2)	The Companion Loans are pari passu in right of payment.
(3)	The Companion Loan is pari passu in right of payment.
(4)	The Companion Loan is subordinate in right of payment.

The Newcastle Whole Loan

Servicing

The Newcastle Whole Loan will be serviced in accordance with the pooling and servicing agreement (the “Other PSA”), dated as of March 1, 2014, among Citigroup Commercial Mortgage Securities Inc., as depositor, Situs Holdings, LLC, as operating advisor (the “Other Operating Advisor”), Wells Fargo Bank, National Association, as master servicer (the “Other Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Other Special Servicer”), U.S. Bank National Association, as certificate administrator (in such capacity, the “Other Certificate Administrator”), and U.S. Bank National Association, as trustee (in such capacity, the “Other Trustee”) which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below, and subject to the servicing standard provided for in the Other PSA, which standard is generally similar to, but not necessarily identical to, the servicing standard provided for in the Pooling and Servicing Agreement.  The Newcastle Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the Other PSA, but subject to the terms of the Newcastle Co-Lender Agreement.  The Other PSA provides, among other things, that a controlling class representative under the Other PSA that is a Competitor Restricted Party will not be entitled to exercise any rights of such controlling class representative that relate to the Newcastle Whole Loan or the Newcastle Mortgage Loan (including, without limitation, with respect to replacement of the Other Special Servicer with respect to the Newcastle Whole Loan or the Newcastle Mortgage Loan). A “Competitor Restricted Party” means any of HCP, Inc., Senior Housing Properties Trust, Ventas, Inc. and Health Care REIT, Inc., and any person controlled, controlling or under common control with any of the foregoing entities, other than a debt fund that is under common control with such entities due to common control by a private equity fund or private equity fund manager.

Amounts payable to the Issuing Entity as holder of the Newcastle Mortgage Loan pursuant to the Newcastle Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The Newcastle Co-Lender Agreement sets forth the respective rights of the holder of the Newcastle Mortgage Loan and the holder of any related Newcastle Companion Loan with respect to distributions of funds received in respect of the Newcastle Whole Loan, and provides, in general, that:

•
the Newcastle Mortgage Loan and any related Newcastle Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•
all payments, proceeds and other recoveries on or in respect of the Newcastle Whole Loan or the Mortgaged Property will be applied to the Newcastle Mortgage Loan and any related Newcastle Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Other Master Servicer, the Other Special Servicer, the Other Operating Advisor, the Other Certificate Administrator and the Other Trustee) in accordance with the terms of the Newcastle Co-Lender Agreement and the Other PSA; and

•	expenses, losses and shortfalls relating to the Newcastle Whole Loan will be allocated, on a pro rata and pari passu basis, to the Newcastle Mortgage Loan and any related Newcastle Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Newcastle Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Newcastle Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on any related Newcastle Companion Loan.  Similarly, P&I advances on any related Newcastle Companion Loan are not reimbursable out of payments or other collections on the Newcastle Mortgage Loan.

If certain costs and expenses (such as a Property Advance) allocable to the Newcastle Whole Loan are paid or reimbursed out of payments and other collections on the other mortgage loans included in the same securitization as any related Newcastle Companion Loan, then the securitization trust created under the Other PSA will be entitled to reimbursement from future payments and other collections on the Newcastle Mortgage Loan or from general collections with respect to the Mortgage Pool of the Issuing Entity’s pro rata share of such costs and expenses allocable to the Newcastle Whole Loan. Pursuant to the Newcastle Co-Lender Agreement, the Issuing Entity, as holder of the Newcastle Mortgage Loan, is responsible for indemnifying the respective parties to the Other PSA and various related persons (as and to the same extent that the securitization trust created under the Other PSA is required to indemnify such parties and related persons under the Other PSA), and for indemnifying the securitization trust created under the Other PSA, for the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Newcastle Whole Loan or the related Mortgaged Property (or, with respect to the operating advisor under the Other PSA, incurred in connection with the provision of services for the Newcastle Whole Loan).  This may result in shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Newcastle Co-Lender Agreement, the controlling holder with respect to the Newcastle Whole Loan, as of any date of determination, will be the Other Trustee as holder of each related Newcastle Companion Loan; provided that, unless a control termination event under the Other PSA exists, the controlling class representative under the Other PSA will be entitled to exercise the rights of the controlling holder with respect to the Newcastle Whole Loan.  In its capacity as representative of the controlling holder under the Newcastle Co-Lender Agreement, the controlling class representative under the Other PSA will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to such rights of the controlling class representative under the Other PSA set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus) with respect to various major decisions (which are similar, but not necessarily identical, to Major Decisions under the Pooling and Servicing Agreement) to be taken with respect to the Newcastle Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Newcastle Whole Loan will require the approval of the controlling class representative under the Other PSA (which approval rights are substantially similar to, but not necessarily identical to such rights described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports”).

In addition, pursuant to the terms of the Newcastle Co-Lender Agreement, the holder of the Newcastle Mortgage Loan (or its representative which, may be the Controlling Class Representative or any other party assigned the rights to exercise the rights, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have a right to receive copies of all notices, information and reports that the Other Master Servicer or Other Special Servicer, as applicable, is required to provide to the controlling class representative under the Other PSA with respect to any major decisions under the Other PSA (which are similar, but not necessarily identical, to Major Decisions under the Pooling and Servicing Agreement) to be taken with respect to the Newcastle Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Newcastle Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any major decisions to be taken with respect to the Newcastle Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Newcastle Whole Loan.  Such consultation right will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not such consulting party has responded within such period; provided, that if the Other Master Servicer (or Other Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding any consultation rights described above, the Other Master Servicer or Other Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Newcastle Mortgage Loan and any related Companion Loan.  Neither the Other Master Servicer nor the Other Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity, the Controlling Class Representative, or any other related Companion Loan Holder.

Neither the Other Master Servicer nor the Other Special Servicer may follow any advice or consultation provided by the Controlling Class Representative, the holder of any related Newcastle Companion Loan or the Other Operating Advisor, as applicable, that would require or cause the Other Master Servicer or the Other Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the Other PSA, require or cause the Other Master Servicer or the Other Special Servicer, as applicable, to violate provisions of the Newcastle Co-Lender Agreement or the Other PSA, require or cause the Other Master Servicer or the Other Special Servicer, as applicable, to violate the terms of the Newcastle Whole Loan, or materially expand the scope of any of the Other Master Servicer’s or the Other Special Servicer’s, as applicable, responsibilities under the Newcastle Co-Lender Agreement.

In addition to the consultation rights described above, pursuant to the terms of the Newcastle Co-Lender Agreement, the Controlling Class Representative, as representative of the Issuing Entity will have the right to attend (in-person or telephonic) annual meetings with the Other Master Servicer or Other Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Other Master Servicer or Other Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Newcastle Whole Loan.

Application of Penalty Charges

The Newcastle Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Newcastle Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the Newcastle Mortgage Loan and any related Newcastle Companion Loan by the amount necessary to reimburse the Other Master Servicer, the Other Trustee or the Other Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the Other PSA, second, be used to reduce the respective amounts payable on each of the Newcastle Mortgage Loan and any related Newcastle Companion Loan by the amount necessary to pay the Master Servicer and the Trustee and the Other Master Servicer and the Other Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the Other PSA) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the Other PSA), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Newcastle Mortgage Loan and any related Newcastle Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, workout fees and liquidation fees payable under the Other PSA) incurred with respect to the Newcastle Whole Loan (as specified in the Other PSA) and, finally, (i) in the case of the remaining amount of items in the nature of Penalty Charges allocable to the Newcastle Mortgage Loan and any related Newcastle Companion Loan, be paid to the Other Master Servicer and/or the Other Special Servicer as additional servicing compensation as provided in the Other PSA and (ii) in the case of the remaining amount of items in the nature of Penalty Charges allocable to the Newcastle Mortgage Loan, be paid to the Other Master Servicer and/or the Other Special Servicer as additional servicing compensation as provided Pooling and Servicing Agreement.

Sale of Defaulted Newcastle Whole Loan

Pursuant to the terms of the Newcastle Co-Lender Agreement, if the Newcastle Whole Loan becomes the equivalent of a Defaulted Mortgage Loan, and if the Other Special Servicer determines to sell the Newcastle Whole Loan in accordance with the Other PSA, then the Other Special Servicer will be required to sell the Newcastle Mortgage Loan together with any related Newcastle Companion Loan as one whole loan.  In connection with any such sale, the Other Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to those procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the Other Special Servicer will not be permitted to sell the Newcastle Whole Loan if it becomes the equivalent of a Defaulted Mortgage Loan without the written consent of the holder of any related Newcastle Companion Loan or the appropriate party under the Pooling and Servicing Agreement on behalf of the Issuing Entity, as holder of the Newcastle Mortgage Loan (provided that such consent is not required if any such holder is the borrower or an affiliate of the borrower) unless the Other Special Servicer has delivered to the consenting party: (a) at least 15 business days prior written notice of any decision to attempt to sell the Newcastle Whole Loan (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Other Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Newcastle Whole Loan, and any documents in the servicing file reasonably requested by the consenting party that are material to the price of the Newcastle Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the Other PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Other Master Servicer or the Other Special Servicer in connection with the proposed sale; provided that the consenting party may waive any of the delivery or timing requirements set forth in this sentence.  The holder of any related Newcastle Companion Loan or its designee will be permitted to bid at any sale of the Newcastle Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Newcastle Co-Lender Agreement and the Other PSA, the controlling holder with respect to the Newcastle Whole Loan (which, as of any date of determination, will be the Other Trustee as holder of the related Newcastle Companion Loan, or its representative) will have the right, with or without cause, to replace the Other Special Servicer then acting with respect to the Newcastle Whole Loan and appoint a replacement special servicer in lieu of such party.  Prior to the occurrence of a control termination event under the Other PSA, the right of the Trustee described in the preceding sentence will be exercised by the controlling class representative under the Other PSA.

The Greene Town Center Whole Loan

Servicing

The Greene Town Center Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement.  In servicing the Greene Town Center Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the Greene Town Center Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Greene Town Center Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the related Companion Loan as set forth in the related Co-Lender Agreement.

Application of Payments

The Greene Town Center Co-Lender Agreement sets forth the respective rights of the holder of the related Mortgage Loan and the related Companion Loan Holder with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

•
the Greene Town Center Mortgage Loan and the Greene Town Center Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•
all payments, proceeds and other recoveries on or in respect of the Greene Town Center Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of such Co-Lender Agreement and the Pooling and Servicing Agreement; and

•
expenses, losses and shortfalls relating to the Greene Town Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the Greene Town Center Mortgage Loan and the Greene Town Center Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Greene Town Center Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Greene Town Center Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Greene Town Center Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Greene Town Center Companion Loan or from general collections with respect to the securitization of the Greene Town Center Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Greene Town Center Co-Lender Agreement, the controlling holder as of any date of determination, will be the Issuing Entity, as holder of the related Mortgage Loan;  provided that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the controlling holder with respect to the Greene Town Center Whole Loan.  In its capacity as representative of the controlling holder under the Greene Town Center Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus with respect to the Greene Town Center Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to that Greene Town Center Whole Loan will require the approval of the Controlling Class Representative as and to the extent described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this free writing prospectus.  Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Greene Town Center Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

In addition, pursuant to the terms of the Greene Town Center Co-Lender Agreement, the holder of the Greene Town Center Companion Loan (or its representative which, at any time the Greene Town Center Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Greene Town Center Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement and without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions (as defined under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus) to be taken with respect to the Greene Town Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Greene Town Center Whole Loan and (ii) have the right to be consulted by the Master Servicer or the Special Servicer, as applicable, on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Greene Town Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Greene Town Center Whole Loan (and the Master Servicer or Special Servicer, as applicable, will be required to consider alternative actions recommended by such Companion Loan Holder (or its representative)).  The consultation right of the Greene Town Center Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Greene Town Center Mortgage Loan and the Greene Town Center Companion Loan.  Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Greene Town Center Companion Loan (or its representative, including, if the Greene Town Center Companion Loan has been contributed to a securitization, the related controlling class representative for that other securitization).

The Pooling and Servicing Agreement provides that neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the Greene Town Center Companion Loan Holder (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the

Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the Greene Town Center Co-Lender Agreement.

In addition to the consultation rights of the Greene Town Center Companion Loan Holder (or its representative) described above, pursuant to the terms of the Greene Town Center Co-Lender Agreement, the Greene Town Center Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Greene Town Center Whole Loan.

Application of Penalty Charges

The Greene Town Center Co-Lender Agreement provides that Penalty Charges paid on the Greene Town Center Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the Greene Town Center Mortgage Loan and the Greene Town Center Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Greene Town Center Companion Loan, if any, for any interest accrued on any P&I Advance made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the related Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Greene Town Center Mortgage Loan and the Greene Town Center Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the related Whole Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the related Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Greene Town Center Companion Loan, be paid, (x) prior to the securitization of the Greene Town Center Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Greene Town Center Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Greene Town Center Whole Loan

Pursuant to the terms of the Greene Town Center Co-Lender Agreement, if the Greene Town Center Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Greene Town Center Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one Whole Loan.  In connection with any such sale, the Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Greene Town Center Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if such Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Greene Town Center Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Greene Town Center Whole Loan, and any documents in the servicing file reasonably requested by the Greene Town Center Companion Loan Holder that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that such Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The Greene Town Center Companion Loan Holder (or its representative) will be permitted to bid at any sale of the Greene Town Center Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the Greene Town Center Co-Lender Agreement and the Pooling and Servicing Agreement, the controlling holder with respect to the Greene Town Center Whole Loan (which, as of any date of determination, will be the Issuing Entity as holder of the related Mortgage Loan, or its representative) will have the right to replace the Special Servicer then acting with respect to the Greene Town Center Whole Loan (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the-then Controlling Class of Certificates and appoint a replacement Special Servicer without the consent of the holder of the Greene Town Center Companion Loan.  The right of the Issuing Entity described in the preceding sentence will be exercised by the Controlling Class Representative, as representative of the controlling holder (prior to a Control Termination Event). The applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Greene Town Center Whole Loan and appoint a replacement Special Servicer, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The River Oaks Whole Loan

Servicing

The River Oaks Whole Loans and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this free writing prospectus, but subject to the terms of the River Oaks Co-Lender Agreement to the extent set forth in the River Oaks Co-Lender Agreement.  In servicing the River Oaks Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the River Oaks Companion Loan as a collective whole (taking into account the subordinate nature of the River Oaks Companion Loan).  The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to the River Oaks Whole Loan and the related Mortgaged Property.

Amounts payable to the Issuing Entity as holder of the River Oaks Mortgage Loan pursuant to the River Oaks Co-Lender Agreement will be included in the available distribution amount for the related Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of the River Oaks Companion Loan will be distributed to such holder, net of certain fees and expenses on the River Oaks Companion Loan as set forth in the River Oaks Co-Lender Agreement.

Prior to the occurrence of an AB Control Appraisal Period (as defined below), the holder of the River Oaks Companion Loan will have the right to cure certain defaults by the related borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the River Oaks Whole Loan, as more fully described below.

Application of Payments

Pursuant to the River Oaks Co-Lender Agreement, the River Oaks Companion Loan and the right of the holder of the River Oaks Companion Loan to receive payments of interest, principal and other amounts with respect to the River Oaks Companion Loan will, to the extent set forth in the River Oaks Co-Lender Agreement, be junior, subject and subordinate to the River Oaks Mortgage Loan and the right of the Issuing Entity to receive payments of interest, principal and other amounts with respect to the River Oaks Mortgage Loan.  For so long as the River Oaks Whole Loan is outstanding and no Payment Application Trigger Event (as defined below) has occurred and is continuing with respect to the River Oaks Mortgage Loan, each payment or other collection with respect to such River Oaks Whole Loan will be allocated among the Mortgage Loan and the Subordinate Companion Loan in accordance with the terms of the River Oaks Mortgage Loan documents and the River Oaks Co-Lender Agreement and, further, the Available Remittance Amount (as defined below) will be applied, after payment of amounts for required reserves or escrows required by the River Oaks Mortgage Loan documents and amounts payable or reimbursable under the Pooling and Servicing Agreement to the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Operating Advisor, in the following order of priority and at such times as are set forth in the Pooling and Servicing Agreement and the River Oaks Co-Lender Agreement:

first, to the Issuing Entity, up to the amount of any unreimbursed costs and expenses paid or advanced by the Issuing Entity with respect to the River Oaks Whole Loan pursuant to, and reimbursable pursuant to, the River Oaks Co-Lender Agreement or the Pooling and Servicing Agreement including, in each case, without duplication of amounts deducted as provided in the definition of Available Remittance Amount;

second, to the Issuing Entity, in an amount equal to the accrued and unpaid interest (through the end of then most recently ended interest period) on the principal balance of the River Oaks Mortgage Loan at the applicable interest rate, net of the applicable master servicing fee at the Servicing Fee Rate, until all such interest is paid in full, all in accordance with the allocations set forth in the notes and the related loan agreement;

third, to the Issuing Entity, as principal on the River Oaks Mortgage Loan, in an amount equal to (w) the portion of all scheduled payments of principal due on or in respect of such Mortgage Loan in accordance with the Mortgage Loan documents; (x) the pro rata portion of all voluntary principal prepayments, in respect of the River Oaks Mortgage Loan; (y) the pro rata portion of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds in respect of the River Oaks Mortgage Loan; and (z) on the maturity date of the River Oaks Mortgage Loan, the portion of all principal payments received and allocable to such Mortgage Loan in accordance with the Mortgage Loan documents;

fourth, to the holder of the River Oaks Companion Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the River Oaks Companion Loan with respect to the River Oaks Whole Loan pursuant to, and reimbursable pursuant to, the River Oaks Co-Lender Agreement or the Pooling and Servicing Agreement including, but not limited to, any outstanding advances made by the River Oaks Companion Loan pursuant to the terms of the River Oaks Co-Lender Agreement (with advance interest on such amounts) and any outstanding advance made by the holder of the River Oaks Companion Loan (with advance interest on such amounts);

fifth, to the holder of the River Oaks Companion Loan, in an amount equal to the accrued and unpaid interest (through the end of then most recently ended interest period) on the principal balance of the River Oaks Companion Loan at the applicable interest rate, net of the applicable Servicing Fee Rate, until all such interest is paid in full;

sixth, to the holder of the River Oaks Companion Loan, as principal on the River Oaks Companion Loan, in an amount equal to (w) the portion of all scheduled payments of principal due on or in respect of the River Oaks Companion Loan in accordance with the Mortgage Loan documents; (x) the portion of all voluntary principal prepayments, pro rata, with respect to the River Oaks Companion Loan; (y) the portion of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds, pro rata, in respect of the River Oaks Companion Loan; and (z) on the maturity date of the River Oaks Whole Loan, the portion of all principal payments received and allocable to the River Oaks Companion Loan in accordance with the Mortgage Loan documents;

seventh, to (x) the Issuing Entity and (y) the holder of the River Oaks Companion Loan, any late charges (on a pari passu basis) and default interest (on a pari passu basis) due in respect of the River Oaks Whole Loan (after giving effect to application of such default interest pursuant to the Pooling and Servicing Agreement to offset any interest at the advance rate owed to any person entitled to a reimbursement of an Advance under the Pooling and Servicing Agreement, which Advance is being reimbursed at such time) all in accordance with the Mortgage Loan documents, until all such amounts are paid;

eighth, on a pari passu basis to (x) the Issuing Entity and (y) the holder of the River Oaks Companion Loan, any prepayment premium attributable to the Mortgage Loans in accordance with the Mortgage Loan documents, to the extent actually paid and to the extent the Issuing Entity or the holder of the River Oaks Companion Loan is entitled to any prepayment premium;

ninth, to the holder of the River Oaks Companion Loan, the amount of any expenses or losses incurred by the holder of the River Oaks Companion Loan or allocated to any amounts due and owing on or in respect of the River Oaks Companion Loan, in each case as a result of the application of the River Oaks Co-Lender Agreement that requires that losses, expenses and costs be borne first by the holder of the River Oaks Companion Loan or to first be allocated to the amounts due and owing on or in respect of the River Oaks Companion Loan; and

tenth, pro rata to (x) the Issuing Entity and (y) the holder of the River Oaks Companion Loan, any remaining amount allocated between such lenders in accordance with the pro rata share of such amount allocable in respect of the River Oaks Mortgage Loan and the River Oaks Companion Loan, respectively.

“Available Remittance Amount” generally means, with respect to any Distribution Date, an amount equal to:  (a) the aggregate amount of all payments and other collections on or with respect to any River Oaks Whole Loan and/or any successor REO Property that (A) were received as of the close of business on the related Determination Date, and (B) are on deposit or are required to be on deposit in the custodial account pursuant to the pooling and servicing agreement as of the Distribution Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following:  (i) monthly payments on such River Oaks Whole Loan that are due on the related Due Date following the end of the related collection period, (ii) any amount payable or reimbursable to any person other than the holders of the River Oaks Mortgage Loan and the River Oaks Companion Loan pursuant to the pooling and servicing agreement and (iii) any amounts deposited in the custodial account in error.

Upon the (i) the occurrence and continuance of a monetary event of default with respect to the River Oaks Mortgage Loan as to which the holder of the River Oaks Companion Loan (or a designee of the holder of the River Oaks Companion Loan) has not made a cure payment or (ii) the occurrence and continuance of a material, non-monetary event of default at a time when the River Oaks Mortgage Loan is a Specially Serviced Loan (a “Payment Application Trigger Event”), the Available Remittance Amount is required to be applied, after payment of amounts for required reserves or escrows required by the River Oaks Mortgage Loan documents and amounts payable or reimbursable under the Pooling and Servicing Agreement to the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Operating Advisor, in the following order of priority:

first, to the Issuing Entity, up to the amount of any unreimbursed costs and expenses paid or advanced by the Issuing Entity with respect to the River Oaks Whole Loan pursuant to, and reimbursable pursuant to the River Oaks Co-Lender Agreement or the Pooling and Servicing Agreement including, but not limited to, any outstanding advance made by the Issuing Entity (with advance interest on such amounts) (without duplication of amounts deducted as provided in the definition of “Available Remittance Amount”);

second, to the Issuing Entity, in an amount equal to the accrued and unpaid interest (through the end of then most recently ended interest period) on the principal balance of the River Oaks Mortgage Loan at the applicable interest rate, net of the applicable master servicing fee at the Servicing Fee Rate, until all such interest is paid in full, all in accordance with the allocations set forth in the notes (including, without limitation, the principal and interest payment schedules attached as exhibits to the notes) and the related loan agreement;

third, to the Issuing Entity, in an amount equal to the principal balance of the River Oaks Mortgage Loan, until such time as the principal balance of the River Oaks Mortgage Loan has been reduced to zero;

fourth, to the holder of the River Oaks Companion Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the River Oaks Companion Loan with respect to the River Oaks Whole Loan pursuant to, and reimbursable pursuant to, the River Oaks Co-Lender Agreement or the Pooling and Servicing Agreement including, but not limited to, any outstanding advance or any cure payments made by the holder of the River Oaks Companion Loan pursuant to the terms of the River Oaks Co-Lender Agreement (with advance interest on such advance) (without duplication of amounts deducted as provided in the definition of “Available Remittance Amount”);

fifth, to the holder of the River Oaks Companion Loan, in an amount equal to the accrued and unpaid interest (through the end of then most recently ended interest period) on the principal balance of the River Oaks Companion Loan at the applicable interest rate, net of the applicable Servicing Fee Rate, until all such interest is paid in full, all in accordance with the allocations set forth in the notes (including, without limitation, the principal and interest payment schedules attached as exhibits to the notes) and the related loan agreement;

sixth, to the holder of the River Oaks Companion Loan, in an amount equal to the principal balance of the River Oaks Companion Loan, until such time as the principal balance of the River Oaks Companion Loan has been reduced to zero;

seventh, to (x) the Issuing Entity and (y) the holder of the River Oaks Companion Loan, any late charges (on a pari passu basis) and default interest (on a pari passu basis) due in respect of the River Oaks Whole Loan (after reimbursing any person entitled to a reimbursement of an Advance under the Pooling and Servicing Agreement) all in accordance with the Mortgage Loan documents, until all such amounts are paid;

eighth, on a pari passu basis to (x) the Issuing Entity and (y) the holder of the River Oaks Companion Loan, any prepayment premium attributable to the River Oaks Whole Loan in accordance with the Mortgage Loan documents, to the extent actually paid and to the extent the Issuing Entity or the holder of the River Oaks Companion Loan is entitled to any prepayment premium;

ninth, to the Issuing Entity any other amount paid by the borrower and due to it in respect of the River Oaks Whole Loan;

tenth, to the holder of the River Oaks Companion Loan, any other amount paid by the borrower and due to it in respect of the River Oaks Whole Loan;

eleventh, to the holder of the River Oaks Companion Loan, the amount of any expenses or losses incurred by the holder of the River Oaks Companion Loan or allocated to any amounts due and owing on or in respect of the River Oaks Companion Loan, in each case as a result of the application of the River Oaks Co-Lender Agreement that requires that losses, expenses and costs be borne first by the holder of the River Oaks Companion Loan or to first be allocated to the amounts due and owing on or in respect of the River Oaks Companion Loan; and

twelfth, pro rata to (x) the Issuing Entity and (y) the holder of the River Oaks Companion Loan, any remaining amount allocated between the lenders in accordance with the pro rata share of such amount allocable in respect of the River Oaks Mortgage Loan and the River Oaks Companion Loan, respectively.

Cure Rights

In the event that there is (a) a monetary event of default under an River Oaks Whole Loan or (b) a non-monetary event of default under an River Oaks Whole Loan, then the holder of the River Oaks Companion Loan will have the right, but not the obligation, to: (A) cure such monetary mortgage event of default within 10 business days following the later of (i) receipt of notice of the monetary mortgage loan event of default and (ii) the expiration of any applicable grace period, and at no other times (such 10 business day period, the “Monetary Cure Period”) and (B) cure such non-monetary mortgage event of default within 30 days following the later of (i) receipt of notice of the non-monetary mortgage loan event of default and (ii) the expiration of any applicable grace period, and at no other times (such 30 day period, the “Non-Monetary Cure Period”, and together with a Monetary Cure Period, a “Cure Period”).  At the time a cure payment is made and otherwise during any Cure Period, the holder of the River Oaks Companion Loan will be required to pay or reimburse the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee and any fiscal agent or paying agent, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on or incurred by the Issuing Entity (including, without limitation, any interest accrued on any advances for monthly payments or servicing advances charged by any servicer, the Trustee or any fiscal agent or paying agent, whether or not any such entity may be deemed to be the Issuing Entity) during the period of time from the expiration of the applicable grace period until such cure payment is made (in the case of a cure of a monetary mortgage event of default) or the non-monetary mortgage event of default is cured (in the case of a cure of a non-monetary mortgage event of default); provided, however, that in connection with the foregoing, the holder of the River Oaks Companion Loan will not be required to pay or reimburse, any person, amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the River Oaks Whole Loan is not then a Specially Serviced Loan), workout fees and/or liquidation fees.  So long as a monetary mortgage event of default exists for which a cure payment permitted under the River Oaks Co-Lender Agreement is made, or a non-monetary mortgage event of default exists for which the holder of the River Oaks Companion Loan (or its designee) is pursuing a cure within the Cure Period and in accordance with the terms of the River Oaks Co-Lender Agreement, such monetary mortgage event of default or non-monetary mortgage event of default will not be treated as a mortgage event of default under the Mortgage Loan documents by the Master Servicer or Special Servicer, as applicable, provided, that such limitation will not prevent the Master Servicer or Special Servicer from collecting default interest or late charges from the borrower. The trust will cause the Master Servicer or Special Servicer, as applicable, to notify the holder of the River Oaks Companion Loan of any monetary mortgage event of default or non-monetary mortgage event of default that is susceptible of cure within 1 Business Day after the Master Servicer or Special Servicer, as applicable, has knowledge of such event of default.  In addition, the Issuing Entity must cause the Master Servicer or Special Servicer, as applicable, to notify the holder of the River Oaks Companion Loan of any material non-monetary mortgage event of default.

River Oaks Whole Loan Directing Holder

The whole loan directing holder (the “River Oaks Whole Loan Directing Holder”) with respect to the River Oaks Whole Loan, as of any date of determination, will be:

•	the related Companion Loan holder, unless an AB Control Appraisal Period has occurred and is continuing; and

•	the Issuing Entity or its designee if either of the events described in subclauses (i) and (ii) of the immediately preceding clause (a) has occurred and is continuing.

An “AB Control Appraisal Period”  will be deemed to have occurred with respect to the related Companion Loan, if and for so long as (a)(1) the initial unpaid principal balance of the River Oaks Companion Loan minus (2) the sum of (x) any payments of principal allocated to, and received on, the River Oaks Companion Loan, (y) any Appraisal Reductions for the River Oaks Whole Loan that are allocated to the River Oaks Companion Loan as of the date of such determination and (z) any losses realized with respect to the related Mortgaged Property or the related River Oaks Whole Loan that are allocated to the River Oaks Companion Loan plus any cash collateral or letter of credit posted by the holder of the River Oaks Companion Loan, in accordance with the terms of the River Oaks Co-Lender Agreement, is less than (b) 25% of (i) the initial unpaid principal balance of the River Oaks Companion Loan less (ii) any payments of principal allocated to, and received by, the holder of the River Oaks Companion Loan, the holder of the River Oaks Companion Loan, provided, however, that if 10% or more of the interest in the River Oaks Companion Loan is held by the borrower or any affiliate of the borrower, or if the borrower or an affiliate of the borrower would otherwise be entitled to exercise the rights of the River Oaks Whole Loan Directing Lender, then the holder of the River Oaks Companion Loan will not be entitled to exercise the rights of the River Oaks Whole Loan Directing Lender.

The River Oaks Co-Lender Agreement generally provides that in the event the allocation of any Appraisal Reductions for the River Oaks Whole Loan causes the occurrence of an AB Control Appraisal Period, the holder of the River Oaks Companion Loan may request that the Special Servicer appoint an appraiser (which shall be a nationally recognized appraisal firm or otherwise reasonably acceptable to such lender) to prepare a second appraisal of the River Oaks Mortgaged Property at the expense of the holder of the River Oaks Companion Loan.  If the appraised value of the River Oaks Mortgaged Property determined by the second appraisal is more than ten percent (10%) higher than the appraised value in the first appraisal, then the second appraisal will be used to determine any Appraisal Reductions; otherwise, the first appraisal will be used.

In addition, in connection with the Special Servicer’s calculation of any Appraisal Reductions, to avoid the occurrence of an AB Control Appraisal Period caused by application of any Appraisal Reductions, the holder of the River Oaks Companion Loan is generally permitted, within thirty (30) days of the receipt of any appraisal that indicates that an AB Control Appraisal Period exists, to post (a) cash collateral for the benefit of, and reasonably acceptable to the holder of the River Oaks Mortgage Loan and the Special Servicer, or (b) a Letter of Credit (with the Issuing Entity, as beneficiary), in each case, in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the appraisal performed in connection with any Appraisal Reductions, would cause an AB Control Appraisal Period not to exist.

Amendments and Consents

Prior to the occurrence and continuance of an AB Control Appraisal Period, for so long as the River Oaks Whole Loan Directing Holder is not the borrower or a borrower affiliate, the consent of the holder of the Subordinate Companion Loan is required for any Whole Loan Major Decision; provided that the foregoing does not release the Master Servicer or the Special Servicer, as applicable, from its obligation to comply with the Servicing Standard, the Pooling and Servicing Agreement, the terms of the River Oaks Co-Lender Agreement or any applicable law, including the REMIC provisions of the Code.

In addition, prior to the occurrence and continuance of an AB Control Appraisal Period for so long as the River Oaks Whole Loan Directing Holder is not the borrower or a borrower affiliate, the Master Servicer or Special Servicer, as applicable, will be required to consult with the holder of the River Oaks Companion Loan, before taking certain other actions with respect to the River Oaks Whole Loan as provided for in the River Oaks Co-Lender Agreement.

“Whole Loan Major Decisions” means:

(a)       any modification of, or waiver with respect to, the Mortgage Loan that would result in the extension of the maturity date or extended maturity date of such Mortgage Loan, a reduction in the interest rate borne by such Mortgage Loan or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Mortgage Loan or a modification or waiver of any other monetary term of the Mortgage Loan relating to the amount of any payment of principal or interest or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the Mortgage Loan, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the borrower;

(b)       any modification of, or waiver with respect to, the Mortgage Loan that would result in a discounted pay-off of the related note;

(c)       any acceleration of the Mortgage Loan (unless such acceleration is by its terms automatic under the Mortgage Loan documents), or foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

(d)       any sale of all or any portion of the Mortgaged Property or REO Property;

(e)       any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials;

(f)        the sale of the Mortgage Loan for less than the outstanding principal balance of the Mortgage Loan plus accrued and unpaid interest on such amounts;

(g)       any substitution or release of collateral for the Mortgage Loan, or any acceptance of additional or substitute collateral for the Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

(h)       any approval of a replacement Special Servicer for the Mortgage Loan (other than in connection with the Trustee’s becoming the successor Special Servicer upon the occurrence of a Servicer Termination Event) with respect to the Special Servicer;

(i)        any release of the borrower or guarantor from liability with respect to the Mortgage Loan including, without limitation, by acceptance of an assumption of the Mortgage Loan by a successor borrower or an assumption of any guaranty by a replacement guarantor;

(j)        any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

(k)       any transfer of the Mortgaged Property or any portion of such Mortgaged Property, or any transfer of any direct or indirect ownership interest in the borrower by a person entitled to exercise voting rights, directly or indirectly, in the borrower, except in each case as expressly permitted by the Mortgage Loan documents;

(l)        any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection with such incurrence and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection with such incurrence and any waiver of or amendment or modification to the terms of any such document or agreement;

(m)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(n)       any proposed modification or waiver of any provision of any Mortgage Loan documents governing the types, nature or amounts of insurance coverage, including terrorism insurance, required to be obtained and maintained by the borrower;

(o)       any renewal or replacement of then existing insurance policies (to the extent the lender’s approval is required under the Mortgage Loan documents);

(p)       the execution, renewal or material modification of any material lease of the Mortgaged Property to the extent lender approval is provided for by the Mortgage Loan documents;

(q)       any approval of the termination or replacement of a manager or of the execution, termination, renewal or material modification of any management agreement to the extent lender approval is provided for by the Mortgage Loan documents, and any approval of the termination or replacement of a franchisor or licensor to the extent lender approval is provided by the Mortgage Loan documents;

(r)        any waiver of amounts required to be deposited into escrow reserve accounts under the Mortgage Loan documents, or any modification or amendment to any of the Mortgage Loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the Mortgage Loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

(s)       any approval of the termination of any franchise and licensing agreement in connection with the operation of the Mortgaged Property as a hospitality asset, or the execution and delivery of any replacement franchise or licensing agreement to the extent lender approval is provided for by the Mortgage Loan documents;

(t)        any approval of the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Mortgage Loan, if such repayment would not result in the payment in full of all amounts due and payable to the holder of the River Oaks Companion Loan to the extent lender approval is provided for by the Mortgage Loan documents; or

(u)       the approval of any annual budget for, or material alteration at, the Mortgaged Property (insofar as such approval is required of the lender under the River Oaks Mortgage Loan documents).

Purchase Option

(A) During any Cure Period for which the holder of the River Oaks Companion Loan is entitled to make, but has not made, a cure payment or (B) if and for so long as any River Oaks Whole Loan is a Specially Serviced Loan and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of the River Oaks Companion Loan losing its designation as the directing lender under the River Oaks Co-Lender Agreement (provided that an event of default under any River Oaks Whole Loan either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the Issuing Entity or the Special Servicer on its behalf, the holder of the River Oaks Companion Loan generally may, at its option, purchase the River Oaks Mortgage Loan at the purchase price generally equal to (without duplication) the aggregate of: (i) the outstanding principal of the River Oaks Whole Loan (net of the principal portion of any cure payments made by the holder of the River Oaks Companion Loan), together with all accrued and unpaid interest at the interest rate applicable to the River Oaks Mortgage Loan (including the master servicing fee but excluding interest on the date of such purchase) on the River Oaks Mortgage Loan (excluding, however, (1) any such accrued and unpaid interest that represents default interest, (2) all late charges and (3) and the interest portion of any cure payments made by the holder of the River Oaks Companion Loan), (ii) all other sums (in addition to principal and interest) then due and owing under the terms of the River Oaks Mortgage Loan (excluding, however, any such accrued and unpaid interest that represents default interest and excluding any prepayment premiums and late charges), (iii) all reasonable, out of pocket expenses (including amounts incurred by and owing to the Issuing Entity, the Master Servicer and the Special Servicer, if any) associated with the subject purchase, and (iv) any amount in respect of servicing compensation, servicing advances

(including the amount of any servicing advance that has been previously reimbursed as a nonrecoverable advance, but only to the extent such amounts have not been reimbursed, and accrued and unpaid interest on such amounts, which are, at the time of purchase, payable or reimbursable to the Issuing Entity, the Master Servicer or the Special Servicer or any other person under:  (x) the Pooling and Servicing Agreement or (y) the River Oaks Co-Lender Agreement; provided that no work out fee, liquidation fee or similar fee payable to any servicer or Special Servicer will be due and payable if the River Oaks Mortgage Loan is purchased within 90 days of the River Oaks Companion Loan holder’s receipt of written notice from the Special Servicer that such purchase option is first exercisable.

Notwithstanding anything to the contrary above, in determining the purchase price payable by the River Oaks Companion Loan holder, amounts payable by the borrower as exit fees, default interest, penalty charges and any other charges or fees, and prepayment premiums, make whole premiums, yield maintenance amounts or similar charges, will not be included or required in the calculation of the purchase price, unless the person exercising the purchase option is the borrower or certain affiliates of the borrower.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the holder of the River Oaks Companion Loan (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the River Oaks Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the River Oaks Whole Loan or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the River Oaks Co-Lender Agreement or the Pooling and Servicing Agreement.

Special Servicer Appointment Rights

For so long as the River Oaks Companion Loan holder is the River Oaks Whole Loan Directing Holder, it will be entitled to replace the Special Servicer with respect to the River Oaks Whole Loan (without cause).  In addition, for so long as the River Oaks Companion Loan holder is the River Oaks Whole Loan Directing Holder, the Special Servicer with respect to the River Oaks Whole Loan may not otherwise be replaced without cause unless the River Oaks Companion Loan holder consents, and if the Special Servicer with respect to the River Oaks Whole Loan is terminated for cause, then the River Oaks Companion Loan holder will be entitled to approve the successor Special Servicer.

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated April 1, 2014 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

•
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.  Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement.  Redwood Trust, Inc. will guarantee the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or SMC (as a guarantor of the repurchase or substitution obligation of SMF I) or RTI (as a guarantor of the repurchase or substitution obligation of RCMC)) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to a document custodian (on behalf of the Trustee), which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i)(A) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note) and (B) in the case of a Whole Loan, a copy of the executed promissory note for the related Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office) or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Whole Loan, as applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of the lender’s title insurance issued on the date of the origination of such Mortgage Loan (or the related Whole Loan, as applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan (or the related

Whole Loan, as applicable), if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, an original or copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Whole Loan, as applicable), or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements (if the related Sponsor or its designee, rather than the Trustee or the Certificate Administrator, is responsible for the filing of such assignment financing statements); (xviii) an original or copy of any mezzanine/subordinate loan intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan (or the related Whole Loan, as applicable) and any related assignment of such letter of credit (with the original to be delivered to the Master Servicer) and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment of such agreement or letters. Notwithstanding anything to the contrary contained in this free writing prospectus, in the case of the Non-Serviced Loan, the preceding document delivery requirement will be met by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, copies of the related documents.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(i)        the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)       all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)      all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)       all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)        to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)       if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to the SMF I Mortgage Loans, Starwood Mortgage Capital LLC (“SMC”), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

With respect to the RCMC Mortgage Loans, Redwood Trust, Inc. (“RTI”), a Maryland corporation, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In addition, each Mortgage Loan Purchase Agreement provides that with respect to the Non-Serviced Loan if a “material document defect” exists under the Other PSA, and the related Seller repurchases the related Newcastle Companion Loan from the Citigroup Commercial Mortgage Trust 2013-GC19, such Seller is required to repurchase the related Non-Serviced Loan; provided, however, that the such repurchase obligation does not apply to any material document defect related to the promissory note for the related Newcastle Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property); provided that, subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; and provided, further, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect).  However, if the applicable Sponsor is diligently attempting to correct the problem, then with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2014-GC20 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC, or, in the case of the RCMC Mortgage Loans, RTI) defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC, or, in the case of the RCMC Mortgage Loans, RTI) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in April 2047.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp., MC-Five Mile Commercial Mortgage Finance LLC, Starwood Mortgage Funding I LLC and Redwood Commercial Mortgage Corporation are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of the Depositor, an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2013, GSMC originated or acquired approximately 2,200 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $72.9 billion.  As of December 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 84 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion, $4.636 billion and $6.586 billion of commercial loans in public and private offerings in calendar years 2011, 2012 and 2013, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process.  After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  The Depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this free writing prospectus regarding the GSMC Mortgage Loans.  These procedures included:

•	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

•	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GSMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet,” “—Newcastle Senior Housing Portfolio,” “—Three WestLake Park,” “—Sheraton Suites Houston,” “—Oklahoma Hotel Portfolio,” “—Crossroads Shopping Center”, “—Shops at Shelby Crossing” and “—Lodge at Bridgemill” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators  to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on February 14, 2014.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its facsimile number is (212) 723-8604.  CGMRC is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion and $4.75 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this free writing prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the CGMRC Mortgage Loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this free writing prospectus regarding the CGMRC Mortgage Loans.  These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CGMRC Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  CGMRC also reviewed and responded to a Due Diligence Questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this free writing prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the related Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.  For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

•
whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

•	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

•
whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

•	a description of any material issues with respect to any of the mortgage loans;

•
whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

•	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

•
whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

•	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

•
a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

•	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

•	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

•	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

•	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

•	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

•	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

•	whether any borrower is not a special purpose entity;

•	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

•	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

•
whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

•	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

•	a list of any significant tenant concentrations or material tenant issues, e.g. dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

•	a description of any material leasing issues at the related Mortgaged Properties;

•	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

•
a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

•
whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

•	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

•	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves.  The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator.  As described above under “Description of the Mortgage Pool – Representations and Warranties; Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Findings and Conclusions.  Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this free writing prospectus is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2014.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this free writing prospectus. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, the Depositor, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to certain affiliates of MC-Five Mile (the “MC-Five Mile Financing Affiliates”) through various repurchase facilities. MC-Five Mile and its parent company MC-FMC Commercial Real Estate Finance Management LLC guaranty certain obligations of the MC-Five Mile Financing Affiliates under such repurchase facilities. Most of the MC-Five Mile Mortgage Loans are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then MC-Five Mile will use the proceeds from its sale of the MC-Five Mile Mortgage Loans to the Depositor to, among other things, acquire the warehoused MC-Five Mile Mortgage Loans from the MC-Five Mile Financing Affiliates, and the MC-Five Mile Financing Affiliates will, in turn, use the funds that they receive from MC-Five Mile to, among other things, reacquire the warehoused MC-Five Mile Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of March 21, 2014 Goldman Sachs Bank USA will be the repurchase agreement counterparty with respect to 4 MC-Five Mile Mortgage Loans with an aggregate Cut-off Date Balance of approximately $46,276,919, which represents approximately 3.9% of the Initial Pool Balance.  Wells Fargo Bank, National Association acts as interim servicer with respect to all of the MC-Five Mile Mortgage Loans.

MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program.  As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations.  This is MC-Five Mile’s sixth securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $640 million as of the cut-off date for such securitizations.   MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management.  Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity.  MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Affiliates and Certain Relationships” in this free writing prospectus.

Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans

Overview.  MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”).  The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process.  After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this free writing prospectus regarding the MC-Five Mile Mortgage Loans.  These procedures included:

•	comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

•	comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the MC-Five Mile Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents.  In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a Due Diligence Questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Other Review Procedures.  With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC” below.  See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this free writing prospectus is accurate in all material respects.  MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria.  MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

MC-Five Mile has no history as a securitizer prior to February 2013.  MC-Five Mile most recently filed a Form ABS-15G on February 12, 2014. MC-Five Mile’s Central Index Key Number is 001576832.  MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Starwood Mortgage Funding I LLC

General

Starwood Mortgage Funding I LLC (“SMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of SMC (together with its subsidiaries, including SMF I, “Starwood”).  SMF I is affiliated with LNR Partners, LLC, the special servicer.  SMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus.  Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California, and New York, New York.

GSMC provides short-term warehousing of mortgage loans originated by SMF I through a master repurchase facility.  The SMF I Mortgage Loans are subject to such master repurchase facility.  SMF I is using the proceeds from its sale of the SMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from GSMC free and clear of any liens.

Starwood’s Securitization Program

This is the nineteenth commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Starwood securitized approximately $2.55 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America.  Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF I Mortgage Loans

Overview.  SMF I has conducted a review of the SMF I Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the SMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF I Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF I Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process.  After origination of each SMF I Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF I Data Tape”) containing detailed information regarding each SMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF I Data Tape was used to provide the numerical information regarding the SMF I Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. SMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by SMF I, relating to information in this free writing prospectus regarding the SMF I Mortgage Loans.  These procedures included:

•	comparing the information in the SMF I Data Tape against various source documents provided by SMF I that are described above under “—Database”;

•	comparing numerical information regarding the SMF I Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF I Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the SMF I Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Starwood engaged various law firms to conduct certain legal reviews of the SMF I Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each SMF I Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF I Mortgage Loans.  Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a Due Diligence Questionnaire relating to the SMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF I Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Burlington Office Center in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any material pending litigation of which Starwood was aware at the origination of any SMF I Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF I Mortgage Loans to determine whether any SMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below.  See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF I Mortgage Loans in this free writing prospectus is accurate in all material respects.  Starwood also determined that the SMF I Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria.  SMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012.  SMC most recently filed a Form ABS 15G on January 21, 2014.  SMC’s Central Index Key is 0001548405.  Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Redwood Commercial Mortgage Corporation

General

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a sponsor and a mortgage loan seller, is wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994.  Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets.  The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941.  RCMC originates and acquires commercial real estate debt investments with a general focus on stabilized income-producing properties.  RCMC originated the mortgage loans being sold to the depositor by it.

RCMC’s Securitization Program

This is the tenth commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. The commercial real estate debt investments originated or acquired by RCMC may be secured by or relate to commercial or multifamily properties. RCMC began originating commercial mortgage loans for securitization in 2012. As of December 31, 2013, the total amount of commercial mortgage loans originated or acquired by RCMC and contributed to securitizations is in excess of $594,707,000.

The commercial mortgage loans RCMC primarily originates are typically secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but RCMC also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease, condominium units, and mixed use properties.

Neither RCMC nor any of its affiliates acts as master servicer of the commercial mortgage loans it contributes to securitizations.

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the certificates.  The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Review of the RCMC Mortgage Loans

Overview.  RCMC has conducted a review of the RCMC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the RCMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC Mortgage Loan.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC Mortgage Loans.  RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the related mortgage loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process.  Prior to securitization of the RCMC Mortgage Loans, the RCMC Review Team may have updated the information in the database with respect to the RCMC Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC Mortgage Loans.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RCMC Data Tape was used to provide the numerical information regarding the RCMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  RCMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this free writing prospectus regarding the RCMC Mortgage Loans.  These procedures included:

•	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

•	comparing numerical information regarding the RCMC Mortgage Loan and the related Mortgaged Properties disclosed in this free writing prospectus against the RCMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the RCMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  RCMC engaged legal counsel to conduct certain legal reviews of the RCMC Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization described in this free writing prospectus, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC Mortgage Loans.  Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a Due Diligence Questionnaire relating to the RCMC Mortgage Loans and (iv) the review of certain loan documents with respect to the RCMC Mortgage Loans.

Other Review Procedures.  The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the RCMC Mortgage Loans to determine whether it materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” and “—Underwriting Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC Mortgage Loans in this free writing prospectus is accurate in all material respects.  RCMC also determined that the RCMC Mortgage Loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—Underwriting Exceptions” below.  RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  RCMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect.  RCMC, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement.  RCMC will engage a third party accounting firm to compare the qualification criteria against the underlying source documentation to verify the accuracy of the review by RCMC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by RCMC to render any tax opinion required in connection with the substitution.

Repurchase Requests

RCMC filed a Form ABS-15G on February 12, 2014, which Form ABS-15G is available electronically through the SEC’s EDGAR system.  RCMC’s Central Index Key number is 0001567746.  For the period from and including January 1, 2011 to and including December 31, 2013, RCMC does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)   the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to KeyBank National Association for the servicing of the Mortgage Loans, over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The Depositor will not have any material assets.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special

Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Goldman Sachs Mortgage Company, GS Commercial Real Estate LP, Citigroup Global Markets Realty Corp., MC-Five Mile, Starwood Mortgage Capital LLC and RCMC are referred to as the “Originators” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

The Goldman Originators

Overview.  Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the Depositor.  GSMC and GS CRE are referred to as the “Goldman Originators” in this free writing prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

•
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this free writing prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns,

(iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

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Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy.  Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

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Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

•
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

•
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.  In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria.  None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators.  Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

Citigroup Global Markets Realty Corp.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

•
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

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Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this free writing prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•
Appraisal.  CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this free writing prospectus.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

•
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

MC-Five Mile Commercial Mortgage Finance LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine.  It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms.  MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the

Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

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Environmental Assessment.  Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following:  (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

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Engineering Assessment.  Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process.  The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements.  In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy.  The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:  (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance.  Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:  a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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Escrow Requirements.  MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile.  Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile  in certain circumstances, including, but not limited to:  (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

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Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the mortgaged property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to:  (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”):  (i) the amounts involved are de minimis, (ii)  the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) MC-Five Mile has structured springing escrows that arise for identified risks, (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this free writing prospectus.

Exceptions to Underwriting Criteria.  None of the MC-Five Mile Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date.  From time to time, the interim servicer may retain primary servicing.

Starwood Mortgage Capital LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an SMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance.  With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

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However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

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Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF I Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Starwood typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.  None of the SMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Redwood Commercial Mortgage Corporation

Overview.  RCMC is the originator of 3 Mortgage Loans.  Generally, RCMC performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC.  Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC.  Consequently, we cannot assure you that the underwriting analysis with respect to any asset will conform to the general guidelines described herein.

Process and Loan Analysis.  The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC.  This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status.  Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer.  The results of these reviews are incorporated into RCMC’s underwriting analysis.  In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property.  For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates.  The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches.  Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, we cannot assure you that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines.  Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features.  A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval.  All assets originated by RCMC must be approved by one or more specified internal committees.  After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio.  The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset.  Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property.  The debt service coverage ratio is an important measure of the likelihood of default on a particular asset.  In general, the debt service coverage ratio at any given time is the ratio of—

•	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

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the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

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the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

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the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

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the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

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the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

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assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

•	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

We cannot assure you that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  RCMC also looks at the loan-to-value ratio of a prospective investment related to multifamily or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multifamily or commercial real estate at any given time is the ratio, expressed as a percentage, of:

•	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, RCMC may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  RCMC will in most cases require that the real property related to the asset be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence.  The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income capitalization approach.  In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property.  Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report.  RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset.  However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review.  Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon and/or lead-based paint will usually be conducted only at multifamily rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis.  Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property.  In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues.  RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any identified deferred maintenance.  RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

Seismic Report.  If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.  It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multifamily or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.  In some cases, the real property may constitute a legal non-conforming use or structure.  In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multifamily or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under “—RCMC’s Underwriting Standards and Loan Analysis” section, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets.  In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions to Underwriting Criteria.  The RCMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Servicing.  Interim servicing for all loans originated by RCMC prior to securitization is typically performed by an unaffiliated third party such as KeyBank National Association.  However, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with RCMC, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third-party servicer may retain primary servicing.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2014-GC20, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee and Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—The Operating Advisor”, “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Whole Loan, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable Other PSA, but does not include a Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, including, with respect to the Non-Serviced Whole Loan, the Trust’s interest in any REO property acquired pursuant to the applicable Other PSA and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) and as certificate administrator (in that capacity, the “Certificate Administrator”), the custodian and the paying agent under the Pooling and Servicing

Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.5 trillion in assets and 264,000 employees as of December 31, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust Fund and, to the extent required, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $244 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of December 31, 2013, Wells Fargo Bank was acting as trustee on approximately 299 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $167 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is required to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2013, Wells Fargo Bank was acting as custodian of more than 67,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of such Sponsor, one or more of which mortgage loans may be included in the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The foregoing information has been provided by Wells Fargo Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable.  If no successor Trustee or Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator may petition the court for appointment of a successor Trustee or Certificate Administrator, as applicable.

The Depositor may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) if, among other things, the Trustee or Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator or its property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) upon written notice to the Depositor, the Master Servicer and the Trustee or Certificate Administrator, as applicable.

Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor Trustee or Certificate Administrator will not become effective until acceptance by the successor Trustee or Certificate Administrator of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus, in the case of the Trustee, reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The outgoing Trustee or Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee or Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement; provided that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor Trustee or Certificate Administrator.  Any successor Trustee or Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on (a) its unsecured long term debt of at least “A” by Fitch and “A2” by Moody’s, and (b) its unsecured short-term debt of at least “P-1” by Moody’s, or have such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify each of the Trustee and the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee or Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee or Certificate Administrator in any action or proceeding between the Issuing Entity and the Trustee or Certificate Administrator or between the Trustee or Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator.  Each of the Trustee and the Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, or by reason of negligent disregard of the Trustee or Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  Neither the Trustee nor the Certificate Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee or Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee and Certificate Administrator (except for the information under the first 6 paragraphs of this section entitled “—The Trustee and Certificate Administrator”) will not make any representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

Each of the Trustee and the Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Trustee or Certificate Administrator, as applicable, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee or Certificate Administrator in its commercial capacity), nor will the Trustee or Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, advancing as described in this free writing prospectus), the Special Servicer, the Trustee or the Certificate Administrator, as applicable, or the Operating Advisor under the Pooling and Servicing Agreement unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0030% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Operating Advisor

Trimont Real Estate Advisors, Inc., a Georgia corporation (“Trimont”), will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).  The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York, London, England and Hoevelaken, The Netherlands.

Trimont provides services to real estate lenders and investors on both debt and equity investments.  Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis.  Trimont is rated by S&P as Commercial Mortgage Special Servicer (Above Average) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2) and Special Servicer (CSS2) and by KBRA as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor (or trust advisor) on over 25 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $29 billion (not including this securitization transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of December 31, 2013, Trimont was special servicing approximately 553 loans and real estate owned properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.06 billion. Trimont has been named special servicer on 35 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $32.4 billion.  The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

As of the date of this free writing prospectus, Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Sponsors, or any Originator.

The information under this heading has been provided by Trimont.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Loan but including the Serviced Whole Loans) for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders and the Serviced Companion Loan Holder for the servicing and administering of the Mortgage Loans and the Serviced Companion Loan in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

KeyBank acts as the master servicer for all Mortgage Loans and the Serviced Companion Loans (in such capacity, the “Master Servicer”). KeyBank is a national banking association and is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the Trust, the Depositor, any Sponsor, the Special Servicer, the Primary Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the underwriters or any sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.
Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013
By Approximate Number	11,970	10,972	10,151
By Approximate Aggregate Unpaid Principal Balance (in billions)	$107.5	$101.6	$136.5

Within this servicing portfolio are, as of December 31, 2013, approximately 10,151 loans with a total principal balance of approximately $136.5 billion that are included in approximately 268 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.  KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties.  Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2013, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”).  Moody’s does not assign specific ratings to servicers.  KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS1” as primary servicer.  Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer and “MOR CS1” as primary servicer.  S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a servicing technology platform with multiple capabilities and reporting functions.  This platform allows KeyBank to process servicing activities including:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.  KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial loans.  The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.
	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	A3
Short-Term Deposits	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the Mortgage Loans or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act (“Regulation AB”).  These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction are updated periodically to keep pace with the changes in the CMBS industry.  For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and loan borrowers can access information regarding their investments and loans.  Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the Master Servicer, generally responsible for the master servicing and primary servicing functions with respect to the Mortgage Loans.  KeyBank, as the Master Servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its master servicing functions under the Pooling and Servicing Agreement pursuant to one or more sub-servicing agreements.  Additionally, KeyBank may from time to time perform some of its servicing obligations under the Pooling and Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any foreclosed property.  KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if KeyBank had not retained any such vendors.

The manner in which collections on the Mortgage Loans are to be maintained is described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.  Generally, all amounts received by KeyBank on the Mortgage Loans are initially deposited into a common clearing account with collections on other commercial loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the Pooling and Servicing Agreement.  Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving Mortgage Loans or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer, including as a result of KeyBank’s failure to comply with the servicing criteria in connection with any securitization transaction.  KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business.  KeyBank does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.  KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Certain duties and obligations of KeyBank as the Master Servicer, and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the

Mortgage Loans” in this free writing prospectus.  KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”  in this free writing prospectus.

KeyBank’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of KeyBank’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

Certain terms of the pooling and servicing agreement regarding KeyBank’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Servicer Termination Events” and  “—Rights Upon Servicer Termination Event” in this free writing prospectus.  KeyBank’s rights and obligations with respect to indemnification, and certain limitations on KeyBank’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

The foregoing information has been provided by KeyBank.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Pursuant to an interim servicing agreement between KeyBank and RCMC, a Sponsor and an Originator, KeyBank acts as interim servicer with respect to certain mortgage loans owned from time to time by RCMC, including, prior to their inclusion in the Issuing Entity, all of the Mortgage Loans to be contributed to this securitization by RCMC.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as special servicer for the Mortgage Loans (and the Serviced Companion Loan) (in such capacity, the “Special Servicer”).  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 141 as of December 31, 2013.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; and (m) 141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion. As of December 31, 2013, LNR Partners has resolved approximately $52.2 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012 and $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany.  As of December 2013, LNR Partners had approximately 228 employees responsible for the special servicing of commercial real estate assets.  As of December 31, 2013, LNR Partners and its affiliates specially service a portfolio, which included approximately 10,251 assets across the United States and various international properties with a then current face value of approximately $133 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans backing the Certificates.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the Mortgage Loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the Servicing Standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Rating Services and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Sponsor (other than Starwood Mortgage Funding I LLC), or any Originator (other than Starwood Mortgage Capital LLC).  LNR Partners, however, is an affiliate of Starwood Mortgage Funding I LLC, one of the Sponsors, Starwood Mortgage Capital LLC, an Originator and LNR Securities Holdings, LLC, which entity is expected to purchase approximately 40% of the Class E, Class F, Class G and Class H Certificates on the Closing Date.

Except for LNR Partners acting as special servicer for this securitization transaction, an affiliate of LNR Partners is purchasing approximately 40% of the Class E, Class F, Class G and Class H Certificates, SMF I being one of the Sponsors and SMC being an Originator of some of the Mortgage Loans, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any Originator, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any Originator, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The foregoing information regarding the Special Servicer set forth in this section entitled “—The Special Servicer” has been provided by LNR Partners.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated, with respect to the Mortgage Loans (or the Serviced Whole Loans, as applicable), without cause by the applicable Certificateholders if a Control Termination Event has occurred and is continuing and, with respect to the River Oaks Whole Loan, with the consent of the River Oaks Whole Loan Directing Holder for so long as the River Oaks Companion Loan holder is the River Oaks Whole Loan Directing Holder.  Prior to the occurrence and continuance of a Control Termination Event the Special Servicer may be replaced by (x) the Controlling Class Representative (other than with respect to the River Oaks Whole Loan, unless an AB Control Appraisal Period is continuing) (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then Controlling Class of Certificates or (y) the River Oaks Whole Loan Directing Holder (solely with respect to the River Oaks Whole Loan for so long as it is the River Oaks Whole Loan Directing Holder), as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Certain duties and obligations of LNR Partners as the special servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses”, “—Inspections”, and “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus. LNR Partners’ ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

The Primary Servicer

Berkadia Commercial Mortgage LLC (“Berkadia”) will be appointed as a sub-servicer for KeyBank National Association (“KeyBank”) in connection with the GS Mortgage Securities Trust 2014-GC20 Commercial Mortgage Pass-Through Certificates, Series 2014-GC20. Berkadia is a limited liability company organized under the laws of the state of Delaware.  Berkadia is wholly-owned (indirectly) by Leucadia National Corporation and Berkshire Hathaway Inc.

Berkadia is one of the largest servicers of commercial real estate loans in the United States and is a rated primary and master servicer. The Berkadia team has experience with servicing commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions dating back to 1995.  In addition, Berkadia carries out servicing activities on a contracted basis for third parties such as insurance companies, banks and other financial institutions. Berkadia’s principal office location is: 118 Welsh Road, Horsham, Pennsylvania 19044 with telephone number: (215) 328-3200.

As of December 31, 2013, Berkadia had a primary/master servicing portfolio of approximately 28,000 loans with an unpaid principal balance of $238.0 billion.  The table below contains information on the size and growth of the portfolio of commercial and multifamily loans from 2011 to 2013 in respect of which Berkadia has acted as master and/or primary servicer:
Calendar Year End
Portfolio—Primary/Master Servicing(1)	2011	2012	2013
CMBS (US)	99.5 billion	86.8 billion	75.8 billion
Other	80.7 billion	110.5 billion	162.2 billion
Total	180.2 billion	197.3 billion	238.0 billion

(1)	Includes performance of primary/master servicing functions as a sub-servicer.

Berkadia currently maintains ratings from Fitch, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings LLC (“Morningstar”).  Berkadia’s primary servicing operations are rated CPS1- from Fitch, STRONG from S&P, and CS1 from Morningstar.  Berkadia’s master servicing operations are rated CMS2 from Fitch, STRONG from S&P and CS1 from Morningstar.

Berkadia has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB.  Berkadia reviews its policies and procedures regularly and updates them on an annual basis to ensure that they reflect its current servicing practices.  There were no material changes made to the policies and procedures in order for Berkadia to be named KeyBank’s sub-servicer in connection with this transaction.

Berkadia has an established business continuity program that is tested regularly in accordance with its policies and procedures.  In the event of a disruption, all functions of the disrupted facility would transfer to a steady business recovery facility, providing access to all data and tools to continue to perform its servicing duties.  Berkadia’s business continuity program is tested and updated on an annual basis.

Berkadia maintains a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of its servicing activities.  Berkadia may, from time to time, engage third party contractors or vendors to assist in performing certain routine servicing functions.  Berkadia monitors and reviews its third party contractors and vendors in compliance with its internal procedures and applicable law.

No securitization transaction involving commercial mortgage loans in which Berkadia was acting as master servicer and/or sub-servicer has experienced an event of default as a result of any action or inaction of Berkadia as master servicer and/or sub-servicer, including as a result of Berkadia’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

Berkadia Services India Private Limited, located in Hyderabad (Andra Pradesh) India, has been assisting in the performance of servicing functions for Berkadia and Berkadia’s predecessors since 2002.  Berkadia Services India Private Limited reports to the Executive Vice President of Servicing at Berkadia.

From time to time Berkadia and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business.  Berkadia does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as sub-servicer in connection with this transaction.

Summary of Berkadia Subservicing Agreement

General.  KeyBank, as Master Servicer, will appoint Berkadia Commercial Mortgage LLC (“Berkadia”) as the Primary Servicer of 54 Mortgage Loans, representing approximately 79.2% of the Initial Pool Balance (the “Subserviced Loans”) pursuant to that certain Amended and Restated Subservicing Agreement dated as of January 18, 2013 (as amended, restated, replaced, or otherwise modified from time to time, the “Berkadia Subservicing Agreement”).  The primary servicing of the Subserviced Loans will be governed by the Berkadia Subservicing Agreement.  The following summary describes certain provisions of the Berkadia Subservicing Agreement relating to the servicing and administration of the Subserviced Loans.  The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the Berkadia Subservicing Agreement.

Summary of Duties.  With respect to the Subserviced Loans, Berkadia, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

•	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the Master Servicer;

•
(i) promptly providing Master Servicer with a copy of any repurchase demand received by the subservicer, (ii) within 5 business days of discovery, notifying the Master Servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the Master Servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;

•
collecting monthly payments and escrow and reserve payments and maintaining a primary servicer certificate account and applicable escrow and reserve accounts to hold such collections in accordance with the terms of the Pooling and Servicing Agreement;

•
remitting to the Master Servicer on a timely basis monthly payments less any primary servicer fees, and other borrower paid fees such as late payment charges, assumption fees, modification fees, and charges for prepayment, defeasance, and lease reviews that Berkadia is entitled to retain pursuant to the Berkadia Subservicing Agreement;

•	preparing such reports, including property inspection reports, monthly remittance reports, and such other reports as reasonably requested by the Master Servicer from time to time;

•	collecting quarterly and annual budgets, rent rolls, and operating statements;

•	performing inspections of the related mortgaged property and providing inspection reports to the Master Servicer according to the requirements under the Pooling and Servicing Agreement;

•
monitoring tax amounts due and borrower insurance obligations on such loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance;

•	maintaining errors and omissions insurance and an appropriate fidelity bond;

•
notifying the Master Servicer of any borrower requests or transactions; provided, however, that Berkadia will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the Master Servicer;

•
promptly notifying Master Servicer of any defaults under the Subserviced Loans, collection issues, or customer issues; provided that Berkadia will not take any action with respect to enforcing such loans (including enforcing an anticipated repayment date mortgage loan after its anticipated repayment date) without the prior written approval of the Master Servicer; and

•
reasonably cooperating with the Master Servicer to facilitate the timely performance of all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement that are not being performed by Berkadia under the Berkadia Subservicing Agreement.

Berkadia will provide to the Master Servicer access to all of the servicing files, mortgage loan files, and the servicing systems maintained by Berkadia with respect to the Subserviced Loans.  Berkadia’s custodial responsibilities are limited to electronic copies of the primary servicing files.  Berkadia will fully cooperate with the Master Servicer’s performance of its servicing responsibilities under the Pooling and Servicing Agreement, including the REMIC provisions.  Berkadia will take, or refrain from taking, any action the Master Servicer directs in writing relating to Berkadia’s responsibilities under the Berkadia Subservicing Agreement.

Berkadia will also timely provide such certifications, reports, and registered public accountant attestations required by the Berkadia Subservicing Agreement or by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement and the Depositor to comply with its Exchange Act reporting obligations.

The Master Servicer and Berkadia will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other so that Berkadia may perform its obligations under the Berkadia Subservicing Agreement and the Master Servicer may perform its supervisory authority over Berkadia.  Berkadia will not communicate directly with the Special Servicer, the River Oaks Whole Loan Directing Holder, any Rating Agency, NRSRO, or any other similar person except in very limited circumstances set forth in the Berkadia Subservicing Agreement.

Berkadia will have no obligation to make any principal and interest advances.  Berkadia is obligated to make servicing advances with respect to taxes and insurance (“T&I Advances”) when the Master Servicer is otherwise required to make such T&I Advances under the Pooling and Servicing Agreement.  Berkadia is entitled to be reimbursed for any such T&I Advances in the same manner the Master Servicer is entitled to be reimbursed under the Pooling and Servicing Agreement for an Advance.  Berkadia is permitted to advance interest on any T&I Advance at the prime rate commencing from the date such T&I Advance was made to the business day that Berkadia is reimbursed for such T&I Advance.  Other than T&I Advances, Berkadia has no other obligation to make any servicing advances.

Berkadia will not perform any of the restricted servicing actions set forth in the Berkadia Subservicing Agreement without the prior written approval of the Master Servicer.  Such consent may be subject to the prior approval of the Special Servicer, any required Certificateholder, the Rating Agencies, and any other person, as applicable, if required under the Pooling and Servicing Agreement, which approvals will be requested by the Master Servicer.

Compensation.  Under the Berkadia Subservicing Agreement, Berkadia is entitled to retain a portion of the servicing fees and additional servicing compensation that is payable to the Master Servicer under the PSA.  The Issuing Entity will not have any obligation or be liable for the payment to Berkadia of any servicing compensation payable to Berkadia under the Berkadia Subservicing Agreement in excess of the servicing compensation payable to the Master Servicer.

Berkadia will be required to promptly remit to the Master Servicer any additional servicing compensation or other amounts received by it that Berkadia is not entitled to retain.  Except as otherwise provided, Berkadia will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the Berkadia Subservicing Agreement. Notwithstanding the foregoing, Berkadia will not be entitled to receive any portion of any compensation, fee, or other amount that is payable to the Special Servicer.  See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Special Servicing Compensation” in this free writing prospectus.

Indemnification; Limitation of Liability.  Berkadia and its directors, officers, agents, or employees (the “Berkadia Parties”) will have no liability to the Master Servicer for any action or inaction, done in good faith pursuant to the Berkadia Subservicing Agreement, or for errors in judgment.  However, this will not protect the Berkadia Parties against losses resulting from any breach of representations or warranties, any expense or liability specifically required to be borne by Berkadia without right of reimbursement, any specific liability imposed on Berkadia for a breach of the accepted servicing practices, or any liability that would otherwise be imposed on Berkadia by reason of its misfeasance, bad faith, fraud, negligence, or willful violation of applicable law in the performance of its duties under the Berkadia Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under the Berkadia Subservicing Agreement.  The Berkadia Parties will be indemnified and held harmless by the Master Servicer against any loss, liability, cost or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of (i) the servicing of the Subserviced Loans prior to Berkadia’s servicing of the Subserviced Loans, (ii) the Master Servicer’s (A) willful misfeasance, bad faith, or negligence in the performance of its obligations or duties under the Berkadia Subservicing Agreement, (B) material breach of its covenants or duties under the Berkadia Subservicing Agreement, (C) willful violation of applicable law in the performance of its obligations under the Berkadia Subservicing Agreement, or (D) breach of a representation or warranty made by Master Servicer in the Berkadia Subservicing Agreement, or (iii) the taking, or the refraining from the taking, of any action pursuant to the express written direction of the Master Servicer.  The Master Servicer agrees to use reasonable efforts to pursue the trust for indemnification against any loss, liability or expense incurred by Berkadia in connection with the performance of its duties and obligations as to which the Pooling and Servicing Agreement grants to the Master Servicer’s agents a right to indemnification from the trust.

Berkadia will indemnify and hold harmless the Master Servicer and its directors, officers, agents or employees against any loss, damage, liability, penalty, fine, forfeiture, cost, or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of Berkadia’s (i) breach of any representation or warranty made in the Berkadia Subservicing Agreement, (ii) breach of its Exchange Act reporting obligations in the Berkadia Subservicing Agreement, (iii) certification required under its Exchange Act obligations containing any material inaccuracy, (iv) willful misconduct, misfeasance, bad faith, or negligence in the performance of its obligations under the Berkadia Subservicing Agreement, (v) material breach of any of its covenants or obligations under the Berkadia Subservicing Agreement, (vi) willful violation of applicable law in the performance of its obligations under the Berkadia Subservicing Agreement, or (vii) breach of accepted servicing practices.  Berkadia will not be required to indemnify Master Servicer for any action or inaction at the express direction of Master Servicer or with the specific consent of Master Servicer.

Termination.  The Berkadia Subservicing Agreement will be terminated with respect to Berkadia if any of the following occurs:

•	Upon the purchase, repurchase, or replacement of a Subserviced Loan pursuant to the Pooling and Servicing Agreement;

•
If Master Servicer’s responsibilities and duties as Master Servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has elected to terminate Berkadia pursuant to the Pooling and Servicing Agreement;

•	If Master Servicer (or the Depositor, if applicable) elects to terminate Berkadia following an event of default by Berkadia under the Berkadia Subservicing Agreement;

•	If required by the Pooling and Servicing Agreement, with respect to any Subserviced Loan, such Subserviced Loan becoming a Specially Serviced Loan or REO Loan; or

•	Pursuant to any other agreement between the Master Servicer and Berkadia in accordance with any provision thereof that expressly provides for the termination of the Berkadia Subservicing Agreement.

“Berkadia Event of Default”, means any one of the following events:

•
any act, omission, or failure to act by Berkadia that results in a written notice of an event of default, under the Pooling and Servicing Agreement being delivered to Master Servicer or Berkadia by a party to the Pooling and Servicing Agreement, and,

•
if Master Servicer has a cure period of at least 10 days under the Pooling and Servicing Agreement, Berkadia fails to cure within a time period that is 5 days less than the cure period provided to the Master Servicer in the Pooling and Servicing Agreement and after receiving written notice of the default from Master Servicer at least 2 business days prior to the expiration of the cure period provided to Berkadia under the Berkadia Subservicing Agreement; or

•
if the Master Servicer has a cure period under the Pooling and Servicing Agreement that is less than 10 days long, Berkadia fails to cure within a time period that is 1 business day less than the cure period provided to the Master Servicer in the Pooling and Servicing Agreement and after receiving prompt notice of the default from Master Servicer prior to the expiration of the cure period provided to Berkadia under the Berkadia Subservicing Agreement; or

•
any act, omission, or failure to act by Berkadia that constitutes, causes, or results in an event of default of the Master Servicer under the Pooling and Servicing Agreement, which is not cured within the cure period set forth in the Pooling and Servicing Agreement and which provides any party to the Pooling and Servicing Agreement with the right to terminate the Master Servicer or cause the Master Servicer to be terminated under the Pooling and Servicing Agreement; or

•	any act, omission, or failure to act by Berkadia that causes the Master Servicer to be terminated or results in the Master Servicer being terminated under the Pooling and Servicing Agreement; or

•
any failure by Berkadia to remit to Master Servicer any amount required to be remitted pursuant to the Berkadia Subservicing Agreement, which failure continues unremedied until 6:00 p.m. (New York City time) on the date such remittance is due; provided that to the extent Berkadia does not timely make remittances, Berkadia shall pay to the Master Servicer interest on any amount not timely remitted at the prime rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

•
any failure by Berkadia to timely deliver to the Master Servicer or any other person any report or information required to be delivered pursuant to the Berkadia Subservicing Agreement, which failure continues unremedied for 1 business day after Berkadia’s receipt of notice from the Master Servicer of such failure; or

•
except as otherwise permitted pursuant to the Berkadia Subservicing Agreement, Berkadia’s (A) assignment of the Berkadia Subservicing Agreement, (B) assignment or delegation of all or any portion of its servicing duties or obligations under the Berkadia Subservicing Agreement, or (C)

assignment of all or any portion of its rights to servicing compensation under the Berkadia Subservicing Agreement, which assignment would have a material adverse effect on the performance by Berkadia of its duties under the Berkadia Subservicing Agreement; or

•
any failure by the subservicer to deposit into the a designated accounts any amount required to be deposited under the Berkadia Subservicing Agreement, which failure continues unremedied for 1 business day following the date on which such deposit was first required to be made; or

•
except as otherwise specified, any failure by Berkadia to observe or perform in any material respect any other of the covenants or agreements in the Berkadia Subservicing Agreement, which failure continues unremedied for a period of 25 days (or 10 days in the case of a failure to pay the premium for any insurance policy required to be maintained) after the date on which written notice of such failure, is given to Berkadia; provided, however, that, with respect to any such failure (other than a failure to pay insurance policy premiums) that is not curable within such 25 day period, Berkadia has an additional 30 day cure period so long as Berkadia has commenced to cure such failure within the initial 25 day period and has provided the Master Servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Master Servicer or the Certificateholders; or

•
any failure by Berkadia to (A) comply with any of the Exchange Act requirements under the Berkadia Subservicing Agreement or under the Pooling and Servicing Agreement that are applicable to Berkadia, including the failure to deliver any required reports or certificates at the time such report or certification is required or (B) deliver any performance certification or any items required by Items 1122 and 1123 of Regulation AB that it is required to deliver under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor; or

•
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Berkadia and such decree or order shall have remained in force undischarged, undismissed or unstayed for 50 days; or

•
Berkadia consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

•
Berkadia admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, takes any corporate action in furtherance of the foregoing, or takes any other actions indicating its insolvency or inability to pay its obligations; or

•
Master servicer receives notice that if Berkadia continues to act in such capacity, the rating or ratings on one or more classes of Certificates will be downgraded or withdrawn, and the related rating agency is citing servicing concerns relating to Berkadia as subservicer as the sole or material factor in such action; or

•	failure by Berkadia to maintain the ratings required of a subservicer under the Pooling and Servicing Agreement; or

•
a rating agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) placed one or more classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with Berkadia as a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such rating agency within 20 days of such event).

Notwithstanding the foregoing, upon any termination of Berkadia, Berkadia will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination.

The foregoing information set forth in this “Summary of Berkadia Subservicing Agreement” section has been provided by KeyBank.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee (including any primary servicing fee) of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan or Serviced Companion Loan (including if it is or is part of a Specially Serviced Loan or Non-Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan).  With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer, including without limitation, the 0.005% per annum primary servicing fee required to be paid to the primary servicer of the Newcastle Whole Loan.  The Servicing Fee Rate for the Non-Serviced Loan includes the servicing fee paid to the Other Master Servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans and the Companion Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan and the Serviced Companion Loan (which may be zero) and (b) 100% of any assumption application fees with respect to each Mortgage Loan and Serviced Companion Loan that is not, and is not part of, a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Serviced Whole Loan, if applicable).  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans and the Serviced Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loan at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan (or Serviced Whole Loan) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan (or Serviced Whole Loan) documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise) with respect to such Mortgage Loan (or Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Serviced Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above.  Within any 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account the offset described above) with respect to any Mortgage Loan will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan after giving effect to such transaction, subject to a minimum fee of $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan (or Serviced Whole Loan) documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan) (or successor REO Mortgage Loan or successor REO Serviced Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, but excluding any amounts allocable to a Companion Loan pursuant to the related Co-Lender Agreement.

“Ancillary Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Serviced Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the Serviced Companion Loan Holder) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under the Other PSA with respect to the Non-Serviced Loan, although there may be differences in the calculations or amounts of such fees.

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan (other than a Non-Serviced Loan) at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (other than a Non-Serviced Loan) or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Loan) and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan or Serviced Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Whole Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to (a) 1.0% with respect to any Corrected Loan or (b) if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Serviced Whole Loan, as applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Serviced Whole Loan that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan (other than a Non-Serviced Loan) as to which the Special Servicer obtains a full or discounted pay-off (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted, any Specially Serviced Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Loan) repurchased or substituted, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan by a mezzanine loan holder, if any, or the holder of any Companion Loan, in each case within 90 days of when each such related purchase option first becomes exercisable or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest in the Mortgage Loans and REO Properties) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan or Mortgaged Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (or Serviced Whole Loan) (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan and 100% of any assumption application fees with respect to Specially Serviced Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and the Serviced Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee,  Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan, (other than a Non-Serviced Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than any special servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement in the form of Excess Penalty Charges, Assumption Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC® Reports.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under the Other PSA with respect to the Non-Serviced Loan, although there may be differences in the amounts or calculations of such fees.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including the Non-Serviced Loan but excluding any Companion Loans) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.0012% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under the Other PSA with respect to the Non-Serviced Loan, although there may be differences in the amounts and/or calculations of such fees.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the Mortgage Loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer
with respect to each Mortgage Loan (or Serviced Whole Loan) (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (or Serviced Whole Loan, including any Non-Serviced Loan)(1) (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation(2)/ Master Servicer
–     a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (or Serviced Whole Loan, if applicable, but not any Non-Serviced Loan)(3)
		from time to time	the related fee/ investment income

–    100% of assumption application fees on non-Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Serviced Whole Loan, if applicable, but not any Non-Serviced Loan)(3)
from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts(3)	monthly

Type/Recipient	Amount	Frequency	Source of Funds

Special Servicing Fee/ Special Servicer
with respect to any Specially Serviced Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loans (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan and prorated for partial periods)
		monthly	general collections

Work-out Fee(2) / Special Servicer
with some limited exceptions, calculated at (a) 1.0% with respect to any Corrected Loan or (b) if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest) on such Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date
		monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer
with some limited exceptions, an amount equal to the greater of: (a) 1.0% of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property; and (b) $25,000
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees	from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans	from time to time

	– all investment income received on funds in any REO Account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
accrues at a per annum rate equal to 0.0030% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Operating Advisor Fee / Operating Advisor
accrues at a per annum rate equal to 0.0012% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan
		from time to time	paid by related borrower

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances(4) / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount	Frequency	Source of Funds

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts for which the Depositor,  the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification
	from time to time	general collections

(1)	With respect to the Non-Serviced Loan, the Other Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.005% per annum.

(2)
In general, with respect to the Non-Serviced Loan, we anticipate that the related Other Master Servicer and Other Special Servicer will be entitled to receive fees with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table.  The rights to compensation for such parties will be governed by the applicable Other Pooling and Servicing Agreement.  See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loan” in this free writing prospectus.

(3)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus.  The allocations between the Other Master Servicer and the Other Special Servicer pursuant to the Other PSA may be different.

(4)
In general, with respect to the Non-Serviced Loan, we anticipate that the related Other Master Servicer, Other Special Servicer, Other Operating Advisor, Other Certificate Administrator and Other Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table.  See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loan” in this free writing prospectus.

Affiliates and Certain Relationships

The Depositor is an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, GS Commercial Real Estate LP, an Originator, and Goldman Sachs & Co., one of the underwriters.  In addition, Citigroup Global Markets Realty Corp., a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, are affiliated with each other.

Redwood Commercial Mortgage Corporation or an affiliate will, as of the date of initial issuance of the offered certificates, hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as West Run Apartments, representing approximately 2.1% of the Initial Pool Balance.

LNR Partners, LLC, the Special Servicer, Starwood Mortgage Funding I LLC, a Sponsor, and Starwood Mortgage Capital LLC, an Originator, are affiliated with each other and LNR Securities Holdings, LLC, the purchaser on the closing date of approximately 40% of the Class E, Class F, Class G and Class H Certificates.

GS Commercial Real Estate LP will, as of the date of issuance of the Offered Certificates, hold one of the Newcastle Companion Loans.

Citigroup Global Markets Realty Corp. will, as of the date of issuance of the Offered Certificates, hold the Greene Town Center Companion Loan.

Redwood Commercial Mortgage Corporation will, as of the date of issuance of the Offered Certificates, hold the River Oaks Subordinate Companion Loan.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the Trustee and the Certificate Administrator as well as the Other Master Servicer and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

•	all of the Mortgage Loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a Sponsor and an Originator;

•	all of the Mortgage Loans to be contributed to this securitization by MC-Five Mile Commercial Mortgage Finance LLC, a Sponsor and an Originator; and

•	all of the Mortgage Loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a Sponsor.

Pursuant to an interim servicing agreement between KeyBank National Association, which is the Master Servicer, and Redwood Commercial Mortgage Corporation, a Sponsor and an Originator, KeyBank National Association acts as interim servicer with respect to all of the Mortgage Loans to be contributed to this securitization by Redwood Commercial Mortgage Corporation.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, which is the Other Special Servicer, and Goldman Sachs Mortgage Company, a Sponsor and an Originator, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to all of the Mortgage Loans to be contributed to this securitization by Goldman Sachs Mortgage Company.

Wells Fargo Bank, which is the Trustee and the Certificate Administrator, as well as the Other Master Servicer, is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company (other than with respect to the Newcastle Mortgage Loan), Citigroup Global Markets Realty Corp. and Redwood Commercial Mortgage Corporation.

In addition, Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, the Depositor, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to an affiliate of MC-Five Mile Commercial Mortgage Finance LLC through a repurchase facility.  As of March 21, 2014, 4 of the MC-Five Mile Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $46,276,919, which represents approximately 3.9% of the Initial Pool Balance, are subject to that repurchase facility.  Proceeds received by MC-Five Mile Commercial Mortgage Finance LLC in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

In addition, Goldman Sachs Mortgage Company, a Sponsor and an Originator, and an affiliate of the Depositor, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to Starwood Mortgage Funding I LLC through a repurchase facility.  All of the Mortgage Loans that Starwood Mortgage Funding I LLC will transfer to the Depositor are subject to that repurchase facility.  Proceeds received by Starwood Mortgage Funding I LLC in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

In addition, Citigroup Global Markets Realty Corp., a Sponsor and an Originator, and an affiliate of Citigroup Global Markets Inc., one of the underwriters, provides warehouse financing to an affiliate of Redwood Commercial Mortgage Corporation through a repurchase facility.  All of the Mortgage Loans that Redwood Commercial Mortgage Corporation will transfer to the Depositor are subject to that repurchase facility. Proceeds received by Redwood Commercial Mortgage Corporation in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Citigroup Global Markets Realty Corp. as the repurchase agreement counterparty.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 20 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class X-D Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.  The Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates and the Class X-D Certificates are referred to as the “Class X Certificates” in this free writing prospectus.  The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this free writing prospectus.  The Certificates other than the Exchangeable Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Class X-C Certificates, the Class X-D Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class R Certificates are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Serviced Whole Loan, only to the extent of the Issuing Entity’s interest in any related REO Property or, in the case of the Non-Serviced Loan, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any Non-Serviced Loan under the applicable Other PSA, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B, Class X-C and Class X-D Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$62,817,000
Class A-2	$41,454,000
Class A-3	$176,814,000
Class A-4	$185,000,000
Class A-5	$272,417,000
Class A-AB	$88,897,000
Class X-A	$899,797,000
Class X-B	$78,307,000
Class X-C	$29,550,000
Class X-D	$65,010,362
Class A-S(1)	$72,398,000(2)
Class B(1)	$78,307,000(2)
Class PEZ(1)	$200,940,000(2)
Class C(1)	$50,235,000(2)
Class D	$59,100,000
Class E	$29,550,000
Class F	$16,252,000
Class G	$11,820,000
Class H	$36,938,362

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $72,398,000, $78,307,000 and $50,235,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components.  Each of the Class A-S, Class B, Class PEZ and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components.  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates.  The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange.  The actual Certificate Principal Amount of any Class of Exchangeable Certificates issued on the Closing Date may be less than the maximum Certificate Principal Amount of that Class and may be zero.  The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date.  The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEZ Certificates.

The “Certificate Principal Amount” of any Class of Certificates or Trust Component outstanding at any time represents the maximum amount to which its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus.  The Certificate Principal Amount of each Class of Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of the related Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and Class A-S Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class B Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class B Trust Component. The Notional Amount of the Class X-C Certificates will equal the Certificate Principal Amount of the Class E Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates.  The Notional Amount of the Class X-D Certificates will equal the sum of the Certificate Principal Amounts of the Class F, Class G and Class H Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class F, Class G and Class H Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be [__]%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to [__]%.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100.0% minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PEZ Percentage Interest will be [__]%.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be [__]%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to [__]%.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest will be [__]%.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be [__]%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to [__]%.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest will be [__]%.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest the Class A-S Trust Component, the Class A-S Certificates and the applicable component of the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the principal amount of the component of such Certificate with the same letter designation as that Trust Component) to (b) the outstanding principal balance of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below.  In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date.  In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See ”—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Procedures

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.  None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in May 2014.  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate

Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.  For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)    the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Non-Serviced Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the Other PSA, and/or the related Co-Lender Agreement), including any amounts that may be transferred to the Collection Account from the Serviced Whole Loan Custodial Account on the business day prior to the related Master Servicer Remittance Date, exclusive of (without duplication):

(A)     all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(B)     all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

(C)     all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)     with respect to each Mortgage Loan that accrued interest on an Actual/360 Basis and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(E)     all yield maintenance charges and prepayment premiums;

(F)     all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(G)     any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)   all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(iii)  for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan and/or REO Serviced Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Serviced Companion Loan or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Serviced Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to the Non-Serviced Loan) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage. In the case of the Non-Serviced Loan, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with the related Non-Serviced Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in May 2014, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in May 2014.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates and Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates and any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1,

Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class B Trust Component for such Distribution Date. The Pass-Through Rate on the Class X-C Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates for such Distribution Date.  The Pass-Through Rate on the Class X-D Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class F, Class G and Class H Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this free writing prospectus.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Class D Certificates and the Exchangeable Certificates) and each Trust Component (other than the Class C Trust Component) for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.  In addition, for each Serviced Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the related Serviced Companion Loan equal to the Servicing Fee Rate for such Serviced Companion Loan.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or Companion Loan (including REO Serviced Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as applicable, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date.  The “Stated Principal Balance” of the Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on the Serviced Companion Loan that are received by the holder of such Serviced Companion Loan in the month of such Distribution Date.  The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan is paid in full or the Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Serviced Whole Loan) is otherwise liquidated, then as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, will be zero.  The “Stated Principal Balance” of a Serviced Whole Loan, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Mortgage Loan and Serviced Companion Loan.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)  the sum, without duplication, of:

(1)   the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)   the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)   Unscheduled Payments on the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date; and

(4)   the Principal Shortfall, if any, for such Distribution Date, less

(b)  the sum, without duplication, of the amount of any reimbursements of:

(1)   Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)   Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans (including any Non-Serviced Loan, any REO Mortgage Loan, and any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of the Non-Serviced Loan under the Other PSA.

An “REO Serviced Companion Loan”  is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)     to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this free writing prospectus with respect to the Class A-AB Certificates (the ”Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)    to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)   to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)   to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)    to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero;

(vi)   to the Class A-5 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-5 Certificates is reduced to zero; and

(vii)  to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (vi) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-seventh, to the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-eighth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) and the Class PEZ Certificates is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A Certificates and the Class  A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component) and (ii) the group of (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, the Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, based upon the aggregate amount of principal distributed to the Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component(s) (and, therefore, the applicable Classes of Exchangeable

Certificates) in each YM Group on such Distribution Date; and (b) as among the respective Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Component(s) in each YM Group in the following manner: (i) each Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and each Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class of Sequential Pay Certificates or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Components in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable Class(es) of Sequential Pay Certificates and/or Trust Component(s), will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G, Class H or Class R Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan (and in the case of the Non-Serviced Loan, subject to any prior or alternative allocations under the related Co-Lender Agreement and/or under the Other PSA) in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and, if applicable, the related Co-Lender Agreement; provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Whole Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Whole Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (in the case of the Non-Serviced Loan, subject to any prior allocations under the related Co-Lender Agreement or the Other PSA) (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property (and, if applicable, except as expressly set forth in the related Co-Lender Agreement or Other PSA) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then allocated to Operating Advisor Consulting Fees).

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and therefore, the Exchangeable Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero:  first, to the Class H Certificates; then, to the Class G Certificates; then, to the Class F Certificates; then, to the Class E Certificates; then, to the Class D Certificates; then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class B Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-C Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class F, Class G and Class H Certificates resulting from allocations of Realized Losses.

Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee (or a party under the Other PSA) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust

Components (and therefore, the Exchangeable Certificates) (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.  Such restoration of the Certificate Principal Amount of a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and/or default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans or the Greene Town Center Companion Loan (other than a Specially Serviced Loan, Non-Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.005% per annum with respect to each Mortgage Loan (and related REO Mortgage Loan) and Companion Loan (and related REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and net investment earnings on such Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment

Interest Shortfall with respect to that Mortgage Loan. No Compensating Interest Payments will be made by the Master Servicer for the Non-Serviced Loan and no Other Master Servicer will be required to make Compensating Interest Payments on the Non-Serviced Loan. Any Compensating Interest Payments required to be made by the Master Servicer with respect to any Prepayment Interest Shortfalls on the Greene Town Center Companion Loan will be remitted to the holder of the Greene Town Center Companion Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates.  The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H Certificates.  The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F, Class G and Class H Certificates.  The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses:  first, to the Class H Certificates; then, to the Class G Certificates; then, to the Class F Certificates; then, to the Class E Certificates; then, to the Class D Certificates; then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan) on the earliest of:

●
the date on which a modification of the Mortgage Loan (or Serviced Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Serviced Whole Loan), or changes any other material economic term of the Mortgage Loan (or Serviced Whole Loan) or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Serviced Whole Loan) following the occurrence of a Servicing Transfer Event;

●	the date on which the Mortgage Loan (or Serviced Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reductions.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (including a Serviced Whole Loan, but not with respect to the Non-Serviced Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to the Greene Town Center Whole Loan will be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Mortgage Loan and the related Companion Loan.  Any Appraisal Reductions with respect to the River Oaks Whole Loan will be allocated to notionally reduce the outstanding principal balance of the related Subordinate Companion Loan prior to any allocation to the related Mortgage Loan.

Pursuant to the Other PSA, similar but not identical events (or events of a similar nature) to those described in the definition of Appraisal Reduction Event will require the calculation of a similar (but not necessarily identical) “appraisal reduction amount” under the Other PSA which will be applied pro rata among the applicable Non-Serviced Loan and the related Companion Loan(s).

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class H

Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X C and Class X-D Certificates).  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Mortgage Loan (or Serviced Whole Loan, but not with respect to the Non-Serviced Loan) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or Serviced Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

In connection with the River Oaks Whole Loan, the holder of the River Oaks Companion Loan will be entitled to require additional appraisals for the purposes of determining the identity of the River Oaks Whole Loan Directing Holder.  See “Description of the Mortgage Pool—The Whole Loans—The River Oaks Whole Loan” in this free writing prospectus.

Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and correspondingly to the applicable Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4, Class 5 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly notify in writing the holders of each class of Control Eligible Certificates of the determination of any such Appraisal Reduction.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an

Appraisal Reduction in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A, Class X-B, Class X-C and Class X-D Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component of the Class PEZ Certificates that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer,

the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) or a Companion Loan Holder or its representative and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate or a Companion Loan Holder or its representative, such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or to a Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B)  such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System

(“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  Additionally, the 2 Mortgage Loans secured by Mortgaged Properties identified on Annex A to this free writing prospectus as Shops at Shelby Crossing and High Point Village Apartments, representing approximately 2.1%, and 0.4%, respectively, of the Initial Pool Balance, each requires prepayment in connection with an earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents.  See “Description of the Mortgage Pool—Redevelopment and Renovation” and “—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or Starwood Mortgage Capital LLC, in the case of Starwood Mortgage Funding I LLC or Redwood Trust, Inc., in the case of Redwood Commercial Mortgage Corporation) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, the exercise of purchase options by the holder of a Subordinate Companion Loan or mezzanine loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates).  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-A Certificates.  Any reduction of the Certificate Principal Amount of the Class B Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-B Certificates.  Realized Losses will be allocated to the respective Classes of the Certificates (other than the Class X, Class R and Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, provisions requiring a partial principal prepayment in connection with a partial release of real estate collateral, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any underlying Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates and/or Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan (or has reimbursed a party to the Other PSA with respect to a Non-Serviced Loan for a non-recoverable advance), then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates).  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A and Class X –B certificates) and extending the weighted average lives of the respective Classes of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates), may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates) may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this free writing prospectus with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in May 2014, (x) the Certificates will be issued on April 15, 2014, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiii) with respect to the 2 Mortgage Loans secured by Mortgaged Properties identified on Annex A to this free writing prospectus as Shops at Shelby Crossing and High Point Village Apartments, representing approximately 2.1% and 0.4%, respectively, of the Initial Pool Balance, each related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related earnout will not be used to prepay the Mortgage Loan, (xiv) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount and (xv) the initial Certificate Principal Amounts or Notional Amounts (or, in the case of Exchangeable Certificates, the maximum Certificate Principal Amounts) of the Certificates are as set forth in the table and the footnotes to the table under “Certificate Summary” in this free writing prospectus.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ or Class C Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	85%	85%	85%	85%	85%
April 10, 2016	66%	66%	66%	66%	66%
April 10, 2017	45%	45%	45%	45%	45%
April 10, 2018	20%	20%	20%	20%	20%
April 10, 2019	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.67	2.67	2.67	2.66	2.66
First Principal Payment Date	May 2014	May 2014	May 2014	May 2014	May 2014
Last Principal Payment Date	Feb 2019	Dec 2018	Dec 2018	Nov 2018	Oct 2018

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	0%	0%	0%	0%	0%
April 10, 2020	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.90	4.89	4.87	4.83	4.59
First Principal Payment Date	Feb 2019	Dec 2018	Dec 2018	Nov 2018	Oct 2018
Last Principal Payment Date	Apr 2019	Apr 2019	Apr 2019	Apr 2019	Apr 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.80	6.79	6.78	6.75	6.55
First Principal Payment Date	Jan 2021	Oct 2020	Oct 2020	Oct 2020	Oct 2020
Last Principal Payment Date	Mar 2021	Mar 2021	Mar 2021	Mar 2021	Dec 2020

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023	100%	100%	100%	100%	100%
April 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.70	9.68	9.65	9.61	9.47
First Principal Payment Date	Dec 2023	Sep 2023	Sep 2023	Sep 2023	Dec 2020
Last Principal Payment Date	Jan 2024	Jan 2024	Jan 2024	Dec 2023	Oct 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023	100%	100%	100%	100%	100%
April 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.81	9.80	9.78	9.77	9.56
First Principal Payment Date	Jan 2024	Jan 2024	Jan 2024	Dec 2023	Oct 2023
Last Principal Payment Date	Mar 2024	Mar 2024	Feb 2024	Feb 2024	Dec 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	78%	78%	78%	78%	78%
April 10, 2021	55%	55%	55%	55%	56%
April 10, 2022	35%	35%	35%	35%	35%
April 10, 2023	13%	13%	13%	13%	14%
April 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.31	7.31	7.31	7.31	7.33
First Principal Payment Date	Apr 2019	Apr 2019	Apr 2019	Apr 2019	Apr 2019
Last Principal Payment Date	Dec 2023	Dec 2023	Dec 2023	Dec 2023	Dec 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023	100%	100%	100%	100%	100%
April 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.90	9.87	9.82	9.65
First Principal Payment Date	Mar 2024	Mar 2024	Feb 2024	Feb 2024	Dec 2023
Last Principal Payment Date	Mar 2024	Mar 2024	Mar 2024	Feb 2024	Dec 2023

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023	100%	100%	100%	100%	100%
April 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.65
First Principal Payment Date	Mar 2024	Mar 2024	Mar 2024	Feb 2024	Dec 2023
Last Principal Payment Date	Mar 2024	Mar 2024	Mar 2024	Mar 2024	Dec 2023

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023	100%	100%	100%	100%	100%
April 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.90	9.89	9.87	9.65
First Principal Payment Date	Mar 2024	Mar 2024	Feb 2024	Feb 2024	Dec 2023
Last Principal Payment Date	Mar 2024	Mar 2024	Mar 2024	Mar 2024	Dec 2023

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023	100%	100%	100%	100%	100%
April 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.65
First Principal Payment Date	Mar 2024	Mar 2024	Mar 2024	Mar 2024	Dec 2023
Last Principal Payment Date	Mar 2024	Mar 2024	Mar 2024	Mar 2024	Dec 2023

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including April 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Sequential Pay Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

The servicing of the Mortgage Loans (including the Serviced Whole Loans but not the Non-Serviced Loan) and any REO Properties (other than any interest in REO Property acquired with respect to the Non-Serviced Whole Loan) will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loan), the Serviced Companion Loans and any REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loan), the Serviced Companion Loans and any REO Properties.  The information in this free writing prospectus supplements any information set forth in the prospectus.

Servicing of the Whole Loans

In general, each Serviced Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though the entire Whole Loan was a part of the Mortgage Pool.  With respect to each Serviced Whole Loan, if the related Serviced Companion Loan becomes a Specially Serviced Loan, then the related Mortgage Loan will become a Specially Serviced Loan.  For more detailed information, please see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

With respect to the Non-Serviced Loan, the Non-Serviced Loan and the related Companion Loan(s) are being serviced and administered in accordance with the Other PSA, and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan and the related Companion Loan(s) will be effected in accordance with the Other PSA, and the related Co-Lender Agreement).  Consequently, the servicing provisions set forth in this free writing prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Non-Serviced Loan, but instead such servicing and administration of the Non-Serviced Loan will be governed by the applicable Other PSA.

The Master Servicer, the Special Servicer, the Operating Advisor and the Trustee have no obligation or authority to supervise any master servicer, special servicer, operating advisor, certificate administrator and/or trustee that is a party to the Other PSA, or to make property protection advances with respect to the related Non-Serviced Loan or P&I Advances with respect to any related Newcastle Companion Loan.  The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the Non-Serviced Loan are dependent on its receipt of the same from the applicable party under the Other PSA.  The Other PSA provides, or is expected to provide, for servicing in a manner acceptable for rated transactions similar in nature to this securitization.  The servicing arrangements under the Other PSA are, or are expected to be, generally similar but not identical to, and may vary in various material respects from, the servicing arrangements under the Pooling and Servicing Agreement.  For more information, please see “—Servicing of the Non-Serviced Loan” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

As used in this free writing prospectus, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans, (a) does include, unless otherwise specifically indicated, the Serviced Whole Loans and (b) does not include, unless otherwise specifically indicated, the Non-Serviced Loan.  In certain instances references are made that specifically exclude the Non-Serviced Loan from the servicing provisions in this free writing prospectus by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Loan” or “except with respect to the Non-Serviced Loan” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, the Special Servicer, the Operating Advisor the Certificate Administrator or the Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee are responsible for those duties with respect to the Non-Serviced Loan.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator, in its capacity as custodian, as soon as available; provided, further, that, with respect to Non-Serviced Loan, all documents other than the related Mortgage Note may be copies as further described in the definition of “Mortgage File”.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Certificate Administrator, or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the related Companion Loan Holders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  SMC is guaranteeing the repurchase and substitution obligations of SMF I under the related Mortgage Loan Purchase Agreement in the event that SMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  RTI is guaranteeing the repurchase and substitution obligations of RCMC under the related Mortgage Loan Purchase Agreement in the event that RCMC fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and the guaranty obligations of SMC in respect of SMF I and RTI in respect of RCMC) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loans, but excluding the Non-Serviced Loan) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans and the Serviced Whole Loans to one or more third -party sub-servicers, with the consent of the Depositor.  The Master Servicer has hired Berkadia as a primary servicer with respect to 54 Mortgage Loans, representing approximately 79.2% of the Initial Pool Balance.  See “Transaction Parties—The Primary Servicer—Summary of Berkadia Subservicing Agreement” for a description of Berkadia and the terms of the related Berkadia Subservicing Agreement.  The Other Master Servicer may also delegate and/or assign some or all of their respective obligations with regard to the Non-Serviced Whole Loan under the related pooling and servicing agreement.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub -servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the Serviced Companion Loan Holders for the servicing and administering of the Mortgage Loans (or Serviced Whole Loans, if applicable, but excluding the Non-Serviced Loan) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans, the Serviced Whole Loans (but not the Non-Serviced Loan) and each REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of such respective Mortgage Loans (and Serviced Whole Loans) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

•	the higher of the following standards of care:

1.    with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.    with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Serviced Whole Loans

•	with a view to—

1.    the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (or the Serviced Whole Loans); or

2.    in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the Serviced Companion Loan Holder as if they were one lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.    any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.    the ownership of any Certificate (or any Serviced Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer;

3.    the obligation, if any, of the Master Servicer to make Advances;

4.    the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.    the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Loan) and related Serviced Companion Loan —

•	which is not a Specially Serviced Loan; or

•	that is a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan (including an REO Mortgage Loan and REO Serviced Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)      the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

•	except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

•
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)      there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to the River Oaks Whole Loan, unless an AB Control Appraisal Period is continuing) or the River Oaks Whole Loan Directing Holder (with respect to the River Oaks Whole Loan, for so long as the River Oaks Companion Loan holder is the River Oaks Whole Loan Directing Holder), as applicable) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder); or

(c)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)      the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)       the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)      the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to the River Oaks Whole Loan, unless an AB Control Appraisal Period is continuing) or the River Oaks Whole Loan Directing Holder (with respect to River Oaks Whole Loan, unless an AB Control Appraisal Period is continuing), as applicable) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Serviced Whole Loan).

An “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) occurs if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to the River Oaks Whole Loan, unless an AB Control Appraisal Period is continuing) or the River Oaks Whole Loan Directing Holder (with respect to River Oaks Whole Loan for so long as the River Oaks Companion Loan holder is the River Oaks Whole Loan Directing Holder), as applicable), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative or the River Oaks Whole Loan Directing Holder, as applicable, will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative or the River Oaks Whole Loan Directing Holder, as applicable, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan) will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

•
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan or Serviced Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including a Serviced Whole Loan but excluding the Non-Serviced Loan) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or a Serviced Whole Loan but not the Non-Serviced Loan) to the Special Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Serviced Whole Loan but not the Non-Serviced Loan) to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in REO Property acquired with respect to the Non-Serviced Whole Loan).

The Other PSA provides or is expected to provide for servicing transfer events that are similar (or similar in nature to) but not identical to those set forth above.  Upon the occurrence of a servicing transfer event under the applicable Other PSA, servicing of both the related Non-Serviced Loan and its respective Companion Loan(s) will be transferred to the Other Special Servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan or Serviced Whole Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee on the Mortgage Loan (including the Non-Serviced Loan) and, with respect to the Non-Serviced Loan, exclusive of the master or similar servicing and administrative fees payable to the Other Master Servicer or other parties under the Other PSA) on each Mortgage Loan (excluding each Companion Loan but including the Non-Serviced Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments of delinquent interest on any Mortgage Loan that is subject to an Appraisal Reduction will equal (i) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.  No P&I Advance will be made by the Master Servicer on any Companion Loan.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (or Serviced Whole Loan but not the Non-Serviced Loan) and related REO Property to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property

Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance; provided, that in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance), provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be nonrecoverable, within a specified number of days as set forth in the Pooling and Servicing Agreement.  Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement.  Any such advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as are Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

•	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to any expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Penalty Charges on the related Mortgage Loan, a shortfall will result which may adversely affect distributions on the Certificates and possibly cause a Realized Loss.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

The Other Master Servicer is obligated to make servicing advances with respect to the Non-Serviced Whole Loan and is entitled to reimbursement for such servicing advances pursuant to provisions that are generally similar to, but not identical to, the provisions set forth above with respect to the Serviced Whole Loans.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the Other PSA, then such Other Master Servicer or Other Trustee, as applicable, is entitled to reimbursement, with interest, from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related  Co-Lender Agreement.

None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  Any such determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  Any such non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a Property Advance to be made (or contemplated to be made), will not be ultimately recoverable, as described in the first sentence of this paragraph. With respect to the Non-Serviced Loan and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the Other Master Servicer or the Other Trustee under the Other PSA.

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if advanced, be a Non-Recoverable Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to each Serviced Whole Loan, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender (and with respect to the River Oaks Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)).

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Property Advances made with respect to each Serviced Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan (or Serviced Whole Loan) by the borrower and any other collections on the Mortgage Loan (or Serviced Whole Loan), (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan (or Serviced Whole Loan) or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing).  In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer, Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account” ) with respect to the Serviced Whole Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Whole Loans in such Serviced Whole Loan Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in the Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.  Any amounts in the Serviced Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges received as of the related Determination Date.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2015) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied, first, to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates and/or Trust Components after application of the Available Funds for such Distribution Date, and then, to the extent such gains exceed amounts reasonably anticipated to be required to offset possible future Realized Losses (as determined by the Special Servicer), to make payments to the Class R Certificates.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, the Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and the Serviced Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)), on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, the Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, the Serviced Whole Loan Custodial Account, each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and the Serviced Whole Loan Custodial Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account will be payable to the Certificate Administrator.

If with respect to any Mortgage Loan (or Serviced Whole Loan) the related Mortgage Loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related Mortgage Loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Serviced Whole Loan), or for other purpose consistent with the Servicing Standard and the Mortgage Loan documents, upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted, or otherwise applied, under the related Co-Lender Agreement and as provided below) all Penalty Charges and Modification Fees received with respect to a Mortgage Loan, Serviced Whole Loan or Non-Serviced Whole Loan (to the extent remitted to the Master Servicer by the Other Master Servicer, and in any event, subject to the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan previously paid from the Collection Account or Serviced Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Serviced Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans—Application of Penalty Charges” in this free writing prospectus.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges distributable on the related Distribution Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement or otherwise, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate

Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Serviced Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Serviced Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement.  The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the Other PSA, pursuant to the related Co-Lender Agreement.  If the Master Servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or with respect to the Greene Town Center Whole Loan, if and to the extent permitted under the related Co-Lender Agreement, the related Serviced Companion Loan Holder (which after a securitization of such Companion Loan may be a securitization trust).

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Pari Passu Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Pari Passu Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, except in the case of Non-Serviced Loan, the Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which includes, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan.  However, the Special Servicer or the Master Servicer, as applicable, may not waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Special Servicer, or the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

•
such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such

Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, except in the case of Non-Serviced Loan, the Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which includes, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan.  However, the Special Servicer or the Master Servicer, as applicable, may not waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

•	the Special Servicer or the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

•
such Mortgage Loan (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2015; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property

Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator are required to cause (or, in the case of a sub-servicer that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause) any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Certificate Administrator, the Depositor and (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) the Operating Advisor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Trustee, the Companion Loan Holders (or, in the case of a Companion Loan that is part of a securitization, the applicable depositor and any other applicable reporting parties), the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee or a successor master servicer, special servicer or operating advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than certain excess servicing fees that may be retained by the Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Serviced Companion Loan Holder or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective obligations or duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Other Master Servicer, the Other Special Servicer, the Other Depositor, the Other Certificate Administrator, the Other Operating Advisor and the Other Trustee under the applicable Other PSA, and any of their respective directors, officers, employees or agents (each, a “Pari Passu Indemnified Party”), will be indemnified by the Trust Fund and held harmless against the Trust Fund’s pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with or relating to the related Pari Passu Whole Loan, other than any losses incurred by reason of any Pari Passu Indemnified Party’s willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Other PSA.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by the Master Servicer to make a required deposit to the Collection Account or the Serviced Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or the Serviced Whole Loan Custodial Account, any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)      any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable to such Class (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities or (ii) placed one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)      the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special

Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; and

(h)      the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities”  mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include the Greene Town Center Companion Loan (or a portion of or interest in the Greene Town Center Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Whole Loan, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.  For so long as the River Oaks Companion Loan holder is the River Oaks Whole Loan Directing Holder, any successor special servicer with respect to the related Whole Loan is subject to consent of that Companion Loan Holder.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.  Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” above only has an adverse effect on a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Whole Loan only, by the related Serviced

Companion Loan Holder).  Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event.  If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)      if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be replaced by (x) the Controlling Class Representative (other than with respect to the River Oaks Whole Loan, unless an AB Control Appraisal Period is continuing) (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then Controlling Class of Certificates, or (y) the River Oaks Whole Loan Directing Holder (solely with respect to the River Oaks Whole Loan for so long as it is the River Oaks Whole Loan Directing Holder); and

(b)      if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Mortgage Loans (other than the Non-Serviced Loan) and the Serviced Whole Loans in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose).

In each case described in clause (a)(x) and (b) above, with respect to the River Oaks Whole Loan, the consent of the River Oaks Whole Loan Directing Holder must be obtained for so long as the River Oaks Companion Loan holder is the River Oaks Whole Loan Directing Holder.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates (other than the Class R Certificates) evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, the Certificate Administrator will be required to obtain a Rating Agency Confirmation from each Rating Agency, and the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer.  If written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

Notwithstanding the foregoing, in the case of the River Oaks Whole Loan, for so long as the holder of the River Oaks Companion Loan or its designee is the River Oaks Whole Loan Directing Holder with respect to the River Oaks Whole Loan or any related REO Property, and for so long as the River Oaks Whole Loan Directing Holder is not the borrower or a borrower affiliate, (a) the River Oaks Whole Loan Directing Holder will have the right to terminate and replace the Special Servicer with respect to the River Oaks Whole Loan or any related REO Property, with or without cause, in accordance with the River Oaks Co-Lender Agreement, and (b) the rights of the Controlling Class Representative or the Certificateholders to terminate or replace the Special Servicer with respect to the River Oaks Whole Loan or any related REO Property as described above will be subject to the River Oaks Whole Loan Directing Holder’s right to consent to any such termination or replacement.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the consent of any holder of a Companion Loan:

(a)      to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holder of any Serviced Companion Loan;

(b)      to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or of the holder of a Serviced Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)      to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, the holder of a Serviced Companion Loan, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)      to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Serviced Companion Loan, as evidenced by an opinion of counsel;

(f)      to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement;

(g)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Serviced Companion Loan; and

(h)      in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the

Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the preceding paragraph will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter, or (v) adversely affect any Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Serviced Whole Loans, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of that holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of the holder of any Serviced Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holder of such Serviced Companion Loan, as applicable, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Companion Loan Holder in its capacity as such without its consent or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.  Prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request, and will be entitled to rely conclusively upon, an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) of the first paragraph of this section entitled “—Amendment” (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable), then at the expense of the Issuing Entity) stating that the execution of the amendment is authorized or permitted by the Pooling and Servicing Agreement.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Loan), the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid directly out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity paid directly out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative and any Serviced Companion Loan Holder.

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates or the Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder constituted a single lender (and with respect to any Serviced Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Whole Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year.  Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan or the Greene Town Center Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of the Greene Town Center Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of the Greene Town Center Whole Loan, the related Serviced Companion Loan Holder, constituted a single lender), to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of the Greene Town Center Whole Loan, the related Serviced Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or the Greene Town Center Whole Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest bidder is an Interested Person (provided that the Trustee may not be a bidder), then the Trustee will be required to determine whether the cash bid constitutes a fair price unless (i) the bid is equal to or greater than the applicable Repurchase Price, (ii) the bid is the highest bid received and (iii) at least two other bids are received from independent third parties; provided, however, that no bid from an Interested Person will constitute a fair price unless (A) it is the highest bid received and (B) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or the Greene Town Center Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or the Greene Town Center Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

With respect to the Greene Town Center Whole Loan, pursuant to the terms of the related Co-Lender Agreement, if the Greene Town Center Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the Greene Town Center Companion Loan together with such Mortgage Loan as one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Greene Town Center Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the Greene Town Center Companion Loan Holder (provided that such consent is not required if the Greene Town Center Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the Greene Town Center Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Greene Town Center Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Greene Town Center Whole Loan, and any documents in the servicing file reasonably requested by the Greene Town Center Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The Greene Town Center Companion Loan Holder (or its representative) will be permitted to bid at any sale of the Greene Town Center Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—The Greene Town Center Whole Loan—Sale of Defaulted Greene Town Center Whole Loan” above in this free writing prospectus.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the Greene Town Center Companion Loan Holder (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists) and, in the case of the Greene Town Center Whole Loan or an REO Property related to the Greene Town Center Whole Loan, the Greene Town Center Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of the Greene Town Center Whole Loan or an REO Property related to the Greene Town Center Whole Loan, the Greene Town Center Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the Greene Town Center Companion

Loan Holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of the Greene Town Center Whole Loan or an REO Property related to the Greene Town Center Whole Loan, the Greene Town Center Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, the Greene Town Center Companion Loan holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect the Greene Town Center Whole Loan if it is a Defaulted Mortgage Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the Greene Town Center Companion Loan, and related Greene Town Center Companion Loan Holder or its representative, any holder of a related mezzanine loan, the holder of the River Oaks Companion Loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan (other than the Non-Serviced Loan), the Master Servicer (subject to the Special Servicer’s processing and/or consent if the related modification, waiver or amendment constitutes a Major Decision or a Special Servicer Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor, the consent or consultation rights of the Controlling Class Representative or the River Oaks Whole Loan Directing Holder, and the consultation rights of any related Serviced Companion Loan Holder or its representative (as applicable), to modify, waive or amend any term of any Mortgage Loan or Serviced Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).  In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

With respect to any non-Specially Serviced Loan, the Master Servicer’s determination to consent to or approve a request by a borrower with respect any Special Servicer Decision will be subject to the Special Servicer’s processing and consent, or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer as further described below. “Special Servicer Decision” means each of the following:

(i)      approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements for leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area of the related Mortgaged Property, so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(ii)     approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)     approving annual budgets for the related Mortgaged Property with material increases in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iv)     agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a Mortgage Loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(v)     any requests for the disbursement of earnouts or holdback amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties identified in the Pooling and Servicing Agreement;

(vi)     in circumstances where no lender discretion is permitted other than confirming that the conditions in the applicable Mortgage Loan documents have been satisfied, any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(vii)    approving material easements; and

(viii)   with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Visalia Marketplace, approving any “Construction” as such term is defined in the related Mortgage Loan documents, to the extent lender approval is required.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) or any Special Servicer Decision will be required to refer the request to the Special Servicer, which will process the request directly, or if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request, and if the Master Servicer processes such request, the Master Servicer will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Serviced Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan or Serviced Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Serviced Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to the Greene Town Center Whole Loan may be subject to the consultation rights of the Greene Town Center Companion Loan Holder, and any modification, waiver or amendment with respect to the River Oaks Whole Loan may be subject to the approval of the holder of the River Oaks Companion Loan for so long as such holder is the River Oaks Whole Loan Directing Holder, each as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Serviced Companion Loan Holder in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Serviced Whole Loan, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees” in this free writing prospectus.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans and (2) the Special Servicer, with respect to Mortgage Loans (other than the Non-Serviced Loan) that are not Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this free writing prospectus, as provided for in the Pooling and Servicing Agreement and the right of the River Oaks Whole Loan Directing Holder with respect to the River Oaks Whole Loan.

With respect to the Non Serviced Loan, any consent or approvals on actions to be taken by the Other Special Servicer or Other Master Servicer under the Other PSA, are governed by the terms of the applicable Other PSA, and the related Co-Lender Agreements and described under “Description of the Mortgage Pool” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Notwithstanding the foregoing or the below described rights of the Controlling Class Representative, in the case of the River Oaks Whole Loan, for so long as the holder of the River Oaks Companion Loan is the River Oaks Whole Loan Directing Holder, only the holder of the River Oaks Companion Loan may exercise the rights of the Controlling Class Representative described in this “—Controlling Class Representative” section, it will be unaffected by the occurrence of a Control Termination Event or a Consultation Termination Event, and it will have such additional rights as are described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of Penalty Charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(C)      any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(F)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)      any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(H)      releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(I)        any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(J)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)      following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)       any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)      any determination of an Acceptable Insurance Default;

(N)      any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)      any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Serviced Whole Loan (if applicable), the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or Serviced Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, or any related Co-Lender Agreement or any intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Principal Amount of the Controlling Class as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative is expected to be Ellington Management Group, LLC, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of entities managed by Ellington Management Group, LLC, as holder (or beneficial owner) of a majority of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that entities managed by Ellington Management Group, LLC are no longer the holders (or beneficial owners) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class H Certificates.

A “Consultation Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party.  The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class and (2) confirmation as to whether a Control Termination Event has occurred in the previous calendar year preceding any such request.  The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided, and will be entitled to assume that the identity of the Controlling Class Representative has not changed absent notice of a replacement of the Controlling Class Representative by a majority of the Controlling Class, or the resignation of the then-current Controlling Class Representative.

A “Control Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), and the related Co-Lender Agreement and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “—Termination of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time the initial Controlling Class Certificateholder, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders (by Certificate Principal Amount), if Class E Certificates are the Controlling Class Certificates, will again have the rights of the Controlling Class Representative as described in this free writing prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

•	a Consultation Termination Event will be deemed to have occurred and continue; and

•
the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if they are the Controlling Class Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

In addition to the foregoing, with respect to the Greene Town Center Whole Loan, the Special Servicer will be required (i) to provide to the Greene Town Center Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Greene Town Center Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative (without regard to the occurrence of a Control Termination Event or a Consultation Termination Event), and (ii) upon request, to consult with the Greene Town Center Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by the Greene Town Center Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to the Greene Town Center Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the Greene Town Center Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed.  The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by the Greene Town Center Companion Loan Holder (or its representative).  See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)      may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any related Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this free writing prospectus and set forth in the Pooling and Servicing Agreement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult on a non-binding basis with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or sub-servicer, and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control

Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” above and “—Asset Status Reports” below.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report.  Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative, River Oaks Whole Loan Directing Holder or Serviced Companion Loan Holder (or its representative) in connection with the Controlling Class Representative’s, River Oaks Whole Loan Directing Holder’s or Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the River Oaks Whole Loan Directing Holder (with respect to the River Oaks Whole Loan) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative (with respect to any Mortgage Loan other than the Non-Serviced Whole Loan or the River Oaks Whole Loan, unless an AB Control Appraisal Period is continuing) other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and Serviced Companion Loan Holders (as a collective whole as if such Certificateholders and Serviced Companion Loan Holders constituted a single lender (and with respect to the River Oaks Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)), and not any particular Class of those Certificateholders and Serviced Companion Loan Holders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative (and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder (or its representative)) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or any related Serviced Companion Loan Holder (or its representative) under any related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the River Oaks Whole Loan Directing Holder (with respect to the River Oaks Whole Loan), the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Controlling Class Representative, River Oaks Whole Loan Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, River Oaks Whole Loan Directing Holder and the Controlling Class Representative and/or related Serviced Companion Loan Holder (or its representative), with respect to such Specially Serviced Loan or Serviced Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (other than with respect to the River Oaks Whole Loan unless an AB Control Appraisal Period is continuing) or, with respect to the River Oaks Whole Loan, the holder of the River Oaks Companion Loan (unless an AB Control Appraisal Period is continuing) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Notwithstanding the foregoing, in the case of the River Oaks Whole Loan, for so long as the holder of the related Companion Loan is the River Oaks Whole Loan Directing Holder, the Operating Advisor will not have any of the above described consultation or other rights with respect the River Oaks Whole Loans.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative, River Oaks Whole Loan Directing Holder or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative and (c) with respect to the River Oaks Whole Loan, the River Oaks Whole Loan Directing Holder (for so long as the related Companion Loan Holder or its designee is the River Oaks Whole Loan Directing Holder). The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “—Termination of the Special Servicer” in this free writing prospectus, subject to any Companion Loan Holder consent as described under “—Rights Upon Servicer Termination Event” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)      any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)      the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause”, the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, DBRS, Inc. (“DBRS”), Standard & Poor’s Ratings Services (“S&P”) and/or Morningstar Credit Ratings, LLC (“Morningstar”) but has not been special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, DBRS, S&P and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer, Controlling Class Representative, the River Oaks Whole Loan Directing Holder or an affiliate of the Special Servicer, Controlling Class Representative or the River Oaks Whole Loan Directing Holder and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor.  Upon the written direction of holders of more than 50% of the Voting Rights of the

Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.  Notwithstanding the foregoing, if there are no classes of Sequential Pay Certificates or Class PEZ Certificates outstanding other than the Class E, Class F, Class G and Class H Certificates, then the Controlling Class Representative may terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the Operating Advisor will continue to receive the Operating Advisor Fee until the termination of the trust fund.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the related Serviced Companion Loan Holder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the related Serviced Companion Loan Holder, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Serviced Companion Loan, if applicable.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  At all times, with respect to the Greene Town Center Whole Loan, the related Serviced Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, any related Serviced Companion Loan Holder (or its representative) (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.  Notwithstanding the foregoing, with respect to the River Oaks Whole Loan, if the holder of the related Companion Loan is no longer the River Oaks Whole Loan Directing Holder, the Controlling Class Representative will be entitled to a comparable asset status report related to Whole Loan Major Decisions, but the procedure and timing for approval by the Controlling Class Representative of the related asset status report will be governed by the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, a River Oaks Whole Loan Directing Holder, a Serviced Companion Loan Holder (or its representative), or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of the River Oaks Whole Loan, for so long as the River Oaks Companion Loan holder is the River Oaks Whole Loan Directing Holder, only the River Oaks Companion Loan holder (without regard to whether a Control Termination Event or a Consultation Termination Event has occurred) may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section, and neither the Controlling Class Representative nor the Operating Advisor will have any of the above described consultation or consent rights, as applicable, unless permitted under the related Co-Lender Agreement or will exercise them in conjunction with the holder of the related Companion Loan as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the

“Requesting Party”) attempting to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request, as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then:

(x)      with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) or (z)  below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to the River Oaks Whole Loan, unless an AB Control Appraisal Period is continuing) or the River Oaks Whole Loan Directing Holder (with respect to the River Oaks Whole Loan, unless an AB Control Appraisal Period is continuing), as applicable) (but in each case only in the case of actions that would otherwise be Major Decisions), which consent will be deemed given if such Controlling Class Representative or River Oaks Whole Loan Directing Holder, as applicable, does not respond within 7 business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard whether such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in accordance with the Servicing Standard, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any Rating Agency Confirmation requirement that the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) (it being understood that the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied));

(y)      with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable;

(2)
the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)
KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)      with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to  be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not  cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y) or (z), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to the Greene Town Center Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Mortgage Loan, the related Serviced Whole Loan, or any related REO Property (including, but not limited to, the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities.  The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under

“—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of the Greene Town Center Whole Loan, subject to certain rights of the Greene Town Center Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by such party, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (but excluding the Class R Certificates) for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information”, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification and corrected loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or the Other Master Servicer, the Other Special Servicer or other similar party under the Other PSA or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file; and

•	a CREFC® loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending June 30, 2014, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

•
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2014, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above.  The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available (and, in the case of the SEC Edgar filings referred to below, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC) to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

•	the prospectus and the final prospectus supplement;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)  the following “SEC EDGAR filings”:

•
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

•	the Distribution Date statements;

•	the CREFC® bond level files;

•	the CREFC® collateral summary files;

•	the CREFC® Reports, other than the CREFC® loan setup file (provided they are received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

•	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)  the following “special notices”:

•
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

•
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice of the occurrence and continuance of a Control Termination Event;

•	any notice of the occurrence and continuance of a Consultation Termination Event;

•	any Assessment of Compliance delivered to the Certificate Administrator; and

•	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G)  solely to Certificateholders and Certificate Owners, the “Investor Registry”.

•
The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property, or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

•	the prospectus and the final prospectus supplement;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

•	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

•	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

•
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator;

•
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to those parties);

•
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

•	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Non-Serviced Loan

The Non-Serviced Loan, and any related REO Property, will be serviced under the Other PSA. Accordingly, the Other Master Servicer will generally make servicing advances and remit collections on the respective Non-Serviced Loan to or on behalf of the trust.  However, the Master Servicer will generally be obligated to compile reports that include information on the Non-Serviced Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holders of the related Non-Serviced Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Non-Serviced Loan, subject to their non-recoverability determination.  The servicing arrangements under the Other PSA differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard, in the case of the Other PSA the following are some (but not all) of the differences in servicing provisions between such Other PSA and the Pooling and Servicing Agreement:

•	The Other Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the related Newcastle Companion Loan that is to be calculated at 0.005% per annum.

•
Special servicing fees, workout fees and liquidation fees payable under the Other PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.  In addition, workout fees and liquidation fees payable under the Other PSA are each subject to a maximum amount of $1,000,000.

•
Items with respect to the Non-Serviced Whole Loan that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the Other Master Servicer and the Other Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	Penalty Charges with respect to the Non-Serviced Whole Loan will be allocated in accordance with the related Co-Lender Agreement.

•
No items with respect to the Non-Serviced Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Non-Serviced Mortgage Loan.

•
The rating agencies rating the securities issued under the Other PSA may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the Other PSA than under the Pooling and Servicing Agreement.

•	The concept of “special servicer decisions” in the Other PSA is not identical to those in the Pooling and Servicing Agreement.

•
The provisions of the Other PSA may also vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

See also “Description of the Mortgage Pool—Whole Loans—The Newcastle Whole Loan” in this free writing prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans and any foreclosure property (including a beneficial interest in foreclosure property in the case of the Non-Serviced Loan) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of such Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.  For the purposes of the following discussion, the Offered Certificates other than the Exchangeable Certificates are referred to as the “Offered Regular Certificates”.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and each Co-Lender Agreement, and (3) compliance with the provision of the Other PSA and the continued qualification of all REMICs formed under such Other PSA and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a)  the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-S Certificates will represent a undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, 15 Mortgage Loans are secured, in whole or in part, by multifamily properties representing approximately 21.3% of the Initial Pool Balance by allocated loan amount, and two Mortgage Loans, representing approximately 12.0% of the Initial Pool Balance by allocated loan amount, are secured, in whole or in part, by senior housing properties.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.  For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to the Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Original Issue Discount

Holders of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Regular Certificates.  See “Material Federal Income Tax Consequence—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and each of the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate.  The total amount of original issue discount on an Offered Certificate (other than an Exchangeable Certificate) and a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price”.  The issue price of a class of Offered Regular Certificates or a Trust Component is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components.  The stated redemption price at maturity of an Offered Regular Certificate or a Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or a Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A or Class X-B Certificates) or Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based on the foregoing, it is anticipated that the Class [  ] Certificates will not be issued with original issue discount.

It is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest.  Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such Classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Classes, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR (the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the forgoing, it is anticipated that the Class [  ] Certificates will be issued with a de minimis amount of original issue discount.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class [  ] Certificates will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate).  Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Certificate, as described in this free writing prospectus.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this free writing prospectus.  See “—Taxation of Offered Certificates” above.  A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEZ Certificate, the Certificateholder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

•	The acquisition of the Offered Certificates by an ERISA Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party.

•
The Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) that meets the requirements of the Exemption (an “Exemption Rating Agency”).

•
The Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

•
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

•	The investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they be rated in one of the four highest generic rating categories.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the general conditions set forth above will be satisfied with respect to the related Offered Certificate, including whether the Offered Certificates are appropriately rated by an NRSRO that meets the criteria to be an Exemption Rating Agency.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this free writing prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any NRSRO, to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Texas, Florida and Ohio and representing approximately 23.3%, 11.8% and 10.6%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within 4 years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than 3 hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within 2 years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida.  After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale.  Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered.  However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for 2 consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period.  Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases.  Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents.  Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency.  Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale.  In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

Commercial mortgage loans in Ohio are generally secured by mortgages on the related real estate, and such mortgages are foreclosed judicially. A suit to foreclose a mortgage is initiated with the filing, in the county in which the real estate is located, of a complaint against, and the service of a summons and complaint upon, the owner of the real estate and all parties with a recorded interest in the real estate.  Along with the complaint, the filing plaintiff must include a preliminary judicial lien report or a commitment of an owner’s fee policy of title insurance (practice varies from county to county) that is prepared by a title company and includes, among other things, a complete legal description of each parcel of real estate to be sold at the judicial sale as well as the home and addresses of all record owners and lienholders.  In many counties, the plaintiff must also file proof of ownership of the original note.  If no answers to the complaint are filed, a judgment by default foreclosing the mortgage may be filed. If an answer is filed, any disputes raised by the answer must be determined judicially by summary disposition, if appropriate, or by trial. Once a judgment foreclosing the mortgage has been filed, the plaintiff files a praecipe with the clerk of courts requesting that an order and notice of sale of the real estate be issued by the clerk of the courts to the sheriff of the county in which the foreclosure judgment was entered. An advertisement of the foreclosure sale is published once a week for three to five consecutive weeks (practice varies from county to county) beginning at least 30 days prior to the sale in a newspaper of general circulation in the county in which the judgment was entered and in which the real estate is located. The notice of the sale, with a copy of the advertisement of sale that is to be published, is normally sent by restricted and regular mail to the owner of the real estate and all parties claiming an interest in the real estate. The sheriff appoints three disinterested feeholders who must agree on the value of the related property. The sale is conducted by the sheriff’s office at the courthouse in the county in which the judgment was rendered, on the property or elsewhere as ordered by the court. The property must sell for at least two-thirds of the appraised value; and if the minimum bid is not received, the property must be reappraised and auctioned again.  A party may petition the court for relief from the minimum bid requirement after an unsuccessful sale.  Any delinquent real estate taxes on the real estate must be paid out of the proceeds of the sheriff’s sale.  If the mortgagee bids its debt, the mortgagee is not required to pay the purchase price, but is required to pay off prior liens, taxes and sheriff’s costs.  After the sale, a return is filed by the sheriff conducting the sale. A motion to confirm the sale must be filed with the court issuing the order of sale. If the court finds that the sale was performed in conformity with law and equity, the court will issue an order confirming the sale, which cuts off the equity of redemption. Upon the entry of an order confirming the sale, the sheriff conducting the sale will issue a sheriff’s deed to the real estate to the successful purchaser at the sale.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Moody’s, Fitch and KBRA (each a “Rating Agency” and, collectively, the “Rating Agencies”):

Class	Expected Ratings (Moody’s / Fitch / KBRA*)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)
Class A-2	Aaa(sf) / AAAsf / AAA(sf)
Class A-3	Aaa(sf) / AAAsf / AAA(sf)
Class A-4	Aaa(sf) / AAAsf / AAA(sf)
Class A-5	Aaa(sf) / AAAsf / AAA(sf)
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)
Class X-A	Aaa(sf) / AAAsf / AAA(sf)
Class X-B	Aa3(sf) / AA-sf / AAA(sf)
Class A-S	Aaa(sf) / AAAsf / AAA(sf)
Class B	Aa3(sf) / AA-sf / AA-(sf)
Class PEZ	A1(sf) / A-sf / A-(sf)
Class C	A3(sf) / A-sf / A-(sf)

*
Moody’s, Fitch and KBRA have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related Rating Agency’s website.  The Depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites.  Important Disclaimer: Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, the Other Master Servicer, the Other Special Servicer, the Other Trustee, the Other Certificate Administrator, the Other Operating Advisor or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, address the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which payments might differ from those originally contemplated.  In addition, a rating does not address the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of payment of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and provide ongoing rating surveillance with respect to the Offered Certificates.  Although the Depositor may prepay fees for ongoing rating surveillance by the Rating Agencies, the Depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

AB Control Appraisal Period	183	Class A-S Trust Component	262
Acceptable Insurance Default	309	Class A-S-PEZ Percentage Interest	262
Acting General Counsel’s Opinion	95	Class B Percentage Interest	262
Actual/360 Basis	158	Class B Trust Component	263
Administrative Fee Rate	234, 269	Class B-PEZ Percentage Interest	263
ADR	113	Class C Percentage Interest	263
Advance Rate	312	Class C Trust Component	263
Advances	311	Class C-PEZ Percentage Interest	263
Allocated Cut-off Date Loan Amount	113	Class PEZ Component	263
Ancillary Fees	250	Class PEZ Component A-S	263
Annual Debt Service	113	Class PEZ Component B	263
Appraisal Reduction	282	Class PEZ Component C	263
Appraisal Reduction Event	281	Class X Certificates	260
Appraised Value	114	Class X Strip Rate	268
Appraised-Out Class	284	Clearstream	286
Appraiser	282	Clearstream Participants	288
Article 122a	68	Closing Date	112
Articles 404-410	68	CMBS	63
Assessment of Compliance	320	Code	59, 110, 360
Assumption Fees	250	Co-Lender Agreement	170
Attestation Report	320	Collection Account	315
Available Funds	265	Collection Period	266
Available Remittance Amount	180, 181	Companion Loan	169
Balloon Balance	114	Companion Loan Holder	169, 170
Balloon Mortgage Loans	158	Compensating Interest Payment	279
Bankruptcy Code	64	Competitor Restricted Party	171
Base Interest Fraction	275	Condemnation Proceeds	266
BEA	140	Consent Fees	249
Beds	120	Consultation Termination Event	20, 340
Berkadia	242, 243	Control Eligible Certificates	284
Berkadia Event of Default	246	Control Termination Event	19, 340
Berkadia Parties	245	Controlling Class	340
Berkadia Subservicing Agreement	243	Controlling Class Certificateholder	340
Borrower Delayed Reimbursements	249	Controlling Class Representative	340
B-Piece Buyers	102	Corrected Loan	309
CBE	299	CPR	294
Certificate Administrator	230	CREFC®	354
Certificate Owners	288	CREFC® Intellectual Property Royalty
Certificate Principal Amount	262	License Fee	269
Certificate Registrar	287	CREFC® Reports	354
Certificateholder	285	Cross Over Date	274
Certificates	260	Crossed Group	114
Certifying Certificateholder	289	Cure Period	182
CGMRC	112, 194	Cut-off Date	112
CGMRC Data File	195	Cut-off Date Balance	112
CGMRC Mortgage Loans	112	Cut-off Date DSCR	116
CGMRC Securitization Database	195	Cut-off Date Loan-to-Value Ratio	114
Class	260	Cut-off Date LTV Ratio	114
Class A-AB Scheduled Principal		DBRS	348
Balance	271	Debt Service Coverage Ratio	116
Class A-S Percentage Interest	262	Debt Yield on Underwritten NCF	115

Debt Yield on Underwritten Net Cash		Greene Town Center Co-Lender
Flow	115	Agreement	170
Debt Yield on Underwritten Net		Greene Town Center Companion Loan	170
Operating Income	115	Greene Town Center Companion Loan
Debt Yield on Underwritten NOI	115	Holder	170
Declarant	153	Greene Town Center Mortgage Loan	170
Declaration	153	Greene Town Center Mortgaged
Defaulted Mortgage Loan	252	Property	170
Defeasance Deposit	162	Greene Town Center Whole Loan	170
Defeasance Loans	162	Groups	274
Defeasance Lock-Out Period	162	GS Bank	94
Defeasance Option	162	GS CRE	112
Definitive Certificate	286	GS CRE Mortgage Loans	112
Depositaries	287	GSMC	112, 191
Depositor	112, 206	GSMC Data Tape	192
Determination Date	266	GSMC Deal Team	192
Disclosable Special Servicer Fees	253	GSMC Mortgage Loans	112
Distribution Accounts	315	Hard Lockbox	116
Distribution Date	264	Indirect Participants	287
DSCR	116	Initial Pool Balance	112
DTC	286	In-Place Cash Management	116
DTC Participants	287	Interest Accrual Amount	266
Due Date	158	Interest Accrual Period	267
Due Diligence Questionnaire	196	Interest Distribution Amount	267
EEA	68	Interest Only Mortgage Loans	158
Eligible Operating Advisor	348	Interest Reserve Account	315
ERISA	365	Interest Shortfall	267
ERISA Plan	365	Interested Person	335
ESA	138	Investment Company Act	367
Escrow/Reserve Mitigating		Investor Certification	286
Circumstances	220	Investor Q&A Forum	357
Euroclear	287	Investor Registry	357
Euroclear Operator	289	IRS	110
Euroclear Participants	289	Issuing Entity	112
Excess Liquidation Proceeds Reserve		Jacksonville Loan	167
Account	315	KBRA	323
Excess Modification Fees	249	KeyBank	242
Excess Penalty Charges	250	Largest Tenant	116
Excess Prepayment Interest Shortfall	279	Largest Tenant Lease Expiration	116
Exchange Act	191	LDIA	143
Exchange Date	264	Liquidation Fee	251
Exchangeable Certificates	260	Liquidation Fee Rate	252
Exchangeable Distribution Account	316	Liquidation Proceeds	252
Exchangeable Proportion	263	LNR Partners	238
Excluded Plan	367	Loan Per Unit	116
Exemption	365	Lower-Tier Distribution Account	315
Exemption Rating Agency	366	Lower-Tier Regular Interests	361
FDIA	94	Lower-Tier REMIC	58, 361
FDIC	94	LTV Ratio at Maturity	116
FDIC Safe Harbor	95	LUST	138
Final Asset Status Report	345	MAI	281
Fitch	242, 323	Major Decision	338
Form 8-K	191	Master Servicer	235
FSMA	10	Master Servicer Remittance Date	311
Goldman Originators	207	Material Breach	189
Grantor Trust	361	Material Document Defect	189

Maturity Date Loan-to-Value Ratio	116	Other Master Servicer	171
Maturity Date LTV Ratio	116	Other Operating Advisor	171
MC-Five Mile	112, 199	Other PSA	171
MC-Five Mile Data Tape	200	Other Trustee	171
MC-Five Mile Deal Team	200	Outparcel Expansion	143
MC-Five Mile Financing Affiliates	199	Outparcels	143
MC-Five Mile Mortgage Loans	112, 199	P&I Advance	311
Modeling Assumptions	294	Pads	120
Modification Fees	249	Pari Passu Indemnified Party	322
Monetary Cure Period	182	Pari Passu Whole Loan	170
Monthly Payment	266	Participants	287
Moody’s	323	Pass-Through Rate	267
Morningstar	236, 242, 348	Payment Application Trigger Event	180
Mortgage	112	PCR	212, 216
Mortgage File	187	Penalty Charges	250
Mortgage Loan Purchase Agreement	186	Pengo	146
Mortgage Loan Rate	269	Percentage Interest	265
Mortgage Loan Schedule	305	Permitted Special Servicer/Affiliate Fees	253
Mortgage Loans	112	PIPs	85, 142
Mortgage Note	112	Plan	365
Mortgage Pool	112	PML	212
Mortgaged Property	112	Pooling and Servicing Agreement	113
Most Recent NOI	117	Prepayment Assumption	363
Net Cash Flow	119	Prepayment Interest Excess	279
Net Condemnation Proceeds	266	Prepayment Interest Shortfall	279
Net Mortgage Loan Rate	268	Prepayment Penalty Description	118
Newcastle Co-Lender Agreement	170	Prepayment Provision	118
Newcastle Companion Loan	169	Prime Rate	312
Newcastle Companion Loan Holder	170	Principal Balance Certificates	261
Newcastle Mortgage Loan	169	Principal Distribution Amount	269
Newcastle Mortgaged Properties	169	Principal Shortfall	270
Newcastle Properties	81	Privileged Information	345
Newcastle Whole Loan	169	Privileged Information Exception	345
Non-Monetary Cure Period	182	Privileged Person	358
Non-Recoverable Advance	313	Property Advances	311
Non-Reduced Certificates	285	PTE	59
Non-Serviced Loan	169	Public Documents	355
Non-Serviced Whole Loan	169	Qualified Substitute Mortgage Loan	189
Nordstrom Parcel	143	Rated Final Distribution Date	191
Notional Amount	262	Rating Agencies	370
NRSRO	366	Rating Agency	370
Occupancy	118	Rating Agency Confirmation	352
Occupancy Date	118	Rating Agency Declination	352
Offered Certificates	260	RCMC	112, 204
Offered Regular Certificates	361	RCMC Data Tape	205
OID Regulations	362	RCMC Mortgage Loans	112
OLA	95	RCMC Review Team	204
Operating Advisor	234	Realized Loss	278
Operating Advisor Consulting Fee	253	Record Date	265
Operating Advisor Fee	253	RECs	138
Operating Advisor Fee Rate	253	Redwood Trust	204
Operating Advisor Standard	344	Regents	150
Operating Advisor Termination Event	347	Regular Certificates	260
Original Balance	118	Regulation AB	236
Originators	112, 207	Related Group	118
Other Certificate Administrator	171	Release Date	162

REMIC	361	Starwood Review Team	202
REO Account	260	Stated Principal Balance	269
REO Mortgage Loan	270	Subordinate Companion Loan	170
REO Property	260	Subserviced Loans	243
REO Serviced Companion Loan	270	T&I Advances	244
Repurchase Price	188	Temporary PILOT Amount	157
Requesting Holders	284	Terms and Conditions	289
Requesting Party	351	Third Party Report	113
Restricted Group	366	TIA Applicability Determination	329
Restricted Party	345	Trailing 12 NOI	117
RevPAR	118	Tranche Percentage Interest	263
River Oaks Co-Lender Agreement	170	TRIA	9
River Oaks Companion Loan	170	Triggering Events	153
River Oaks Mortgage Loan	170	Trimont	234
River Oaks Whole Loan	170	TRIPRA	93
River Oaks Whole Loan Directing		Trust Component	263
Holder	182	Trust REMIC	58
Rooms	120	Trust REMICs	361
RTI	189	Trustee	230
Rule 17g-5	328	Trustee/Certificate Administrator Fee	234
Rules	288	Trustee/Certificate Administrator Fee
S&P	242, 348	Rate	234
SCEHD	139	Uncrossed Loan	167
SEC	191	Uncrossed Properties	167
SEL	212	Underwriter Entities	97
Sequential Pay Certificates	261	Underwritten EGI	120
Serviced Companion Loan	170	Underwritten Expenses	119
Serviced Companion Loan Holder	170	Underwritten NCF	119
Serviced Companion Loan Securities	324	Underwritten NCF DSCR	116
Serviced Whole Loan	170	Underwritten Net Cash Flow	119
Serviced Whole Loan Custodial Account	315	Underwritten Net Operating Income	119
Servicer Termination Events	322	Underwritten NOI	119
Servicing Fee	248	Underwritten Revenues	120
Servicing Fee Rate	248	Units	120
Servicing Standard	306	Unscheduled Payments	270
Servicing Transfer Event	308	Updated Appraisal	331
Similar Law	365	Upper-Tier Distribution Account	315
Similar Retention Requirements	68	Upper-Tier REMIC	58, 361
SMC	112, 189	USTs	139
SMF I	112, 202	Voting Rights	285
SMF I Data Tape	203	WAC Rate	268
SMF I Mortgage Loans	112	Weighted Average Mortgage Loan Rate	120
Soft Lockbox	118	Wells Fargo Bank	230
Soft Springing Lockbox	118	Whole Loan	169
Special Servicer	238	Whole Loan Major Decisions	184
Special Servicer Decision	335	Withheld Amounts	315
Special Servicing Fee	250	Workout Fee	250
Special Servicing Fee Rate	250	Workout Fee Rate	251
Specially Serviced Loan	308	Workout-Delayed Reimbursement
Sponsors	112, 191	Amount	314
Springing Cash Management	118	YM Group A	274
Springing Lockbox	119	YM Group B	274
Starwood	202

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

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GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage								General	Detailed			Units, Pads,
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	NAP	NAP									3,002
1.01	Property			Orchid Terrace			4474 Butler Hill Road	St. Louis	Missouri	63128	Senior Housing	Independent Living	2006	NAP	117
1.02	Property			Village Gate of Farmington			88 Scott Swamp Road	Farmington	Connecticut	06032	Senior Housing	Independent Living	1989	NAP	164
1.03	Property			Lodge At Cold Spring			50 Cold Spring Road	Rocky Hill	Connecticut	06067	Senior Housing	Independent Living	1998	NAP	112
1.04	Property			The Manor At Oakridge			4500 Oakhurst Boulevard	Susquehanna Township	Pennsylvania	17110	Senior Housing	Independent Living	2000	NAP	115
1.05	Property			Durham Regent			3007 Pickett Road	Durham	North Carolina	27705	Senior Housing	Independent Living	1989	NAP	123
1.06	Property			Dogwood Estates			2820 Wind River Lane	Denton	Texas	76210	Senior Housing	Independent Living	2005	NAP	118
1.07	Property			Sheldon Oaks			2525 Cal Young Road	Eugene	Oregon	97401	Senior Housing	Independent Living	1995	NAP	111
1.08	Property			Jordan Oaks			10820 Penny Road	Cary	North Carolina	27518	Senior Housing	Independent Living	2003	NAP	117
1.09	Property			Sky Peaks			1520 Sky Valley Drive	Reno	Nevada	89523	Senior Housing	Independent Living	2002	NAP	121
1.10	Property			The Westmont			1675 Scott Boulevard	Santa Clara	California	95050	Senior Housing	Independent Living	1991	NAP	137
1.11	Property			Pinewood Hills			3901 Kirkpatrick Lane	Flower Mound	Texas	75028	Senior Housing	Independent Living	2005	NAP	117
1.12	Property			Hidden Lakes			400 Madrona Avenue Southeast	Salem	Oregon	97302	Senior Housing	Independent Living	1990	NAP	135
1.13	Property			Walnut Woods			35 North Walnut Street	Boyertown	Pennsylvania	19512	Senior Housing	Independent Living	1997	NAP	113
1.14	Property			Oakwood Hills			4316 Oakwood Hills Parkway	Eau Claire	Wisconsin	54701	Senior Housing	Independent Living	2003	NAP	116
1.15	Property			Madison Estates			8645 Fredericksburg Road	San Antonio	Texas	78240	Senior Housing	Independent Living	1984	NAP	160
1.16	Property			Thornton Place			2901 Southwest Armstrong Avenue	Topeka	Kansas	66614	Senior Housing	Independent Living	1998	NAP	121
1.17	Property			Whiterock Court			9215 White Rock Trail	Dallas	Texas	75238	Senior Housing	Independent Living	2000	NAP	117
1.18	Property			The Bentley			3362 Forest Lane	Dallas	Texas	75234	Senior Housing	Independent Living	1996	NAP	118
1.19	Property			Pueblo Regent			100 San Carlos Road	Pueblo	Colorado	81005	Senior Housing	Independent Living	1985	NAP	99
1.20	Property			Vista De La Montana			18510 North Parkview Place	Surprise	Arizona	85374	Senior Housing	Independent Living	1998	NAP	115
1.21	Property			Rock Creek			19295 Northwest Cornell Road	Hillsboro	Oregon	97124	Senior Housing	Independent Living	1996	NAP	110
1.22	Property			Illahee Hills			8308 Colby Parkway	Urbandale	Iowa	50322	Senior Housing	Independent Living	1995	NAP	109
1.23	Property			Palmer Hills			2617 Maplecrest Road	Bettendorf	Iowa	52722	Senior Housing	Independent Living	1990	NAP	106
1.24	Property			Uffelman Estates			215 Uffelman Drive	Clarksville	Tennessee	37043	Senior Housing	Independent Living	1993	NAP	109
1.25	Property			The Regent			440 Northwest Elks Drive	Corvallis	Oregon	97330	Senior Housing	Independent Living	1983	NAP	84
1.26	Property			The Fountains At Hidden Lakes			250‐352 Woodbridge Court Southeast	Salem	Oregon	97302	Senior Housing	Independent Living	1990	NAP	38
2	Loan	12, 13	CGMRC	Greene Town Center	NAP	NAP	51 Plum Street	Beavercreek	Ohio	45440	Mixed Use	Retail/Office/Multifamily	2006, 2008	NAP	709,977
3	Loan		MC-FiveMile	Chase Tower	NAP	NAP	221 West 6th Street	Austin	Texas	78701	Office	CBD	1974	1995, 2005	389,503
4	Loan		GSMC	Three WestLake Park	NAP	NAP	550 WestLake Park Boulevard	Houston	Texas	77079	Office	General Suburban	1983	NAP	419,671
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	Group 1	NAP									173,012
5.01	Property			Takoma Park			1329 University Boulevard East	Takoma Park	Maryland	20912	Retail	Anchored	1949, 1956, 1965, 2011	NAP	123,036
5.02	Property			Vienna			225 Maple Avenue East	Vienna	Virginia	22810	Retail	Anchored	1974	2009	24,500
5.03	Property			Pikesville			1510 Reisterstown Road	Pikesville	Maryland	21208	Retail	Anchored	1964	2012	25,476
6	Loan	12, 16	GSMC	Sheraton Suites Houston	NAP	NAP	2400 West Loop South	Houston	Texas	77027	Hospitality	Full Service	2000	2013	283
7	Loan		CGMRC	Greenville Center	NAP	NAP	3801 Kennett Pike	Wilmington	Delaware	19807	Mixed Use	Retail/Office	1962	2004	136,631
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	Group 1	NAP									256,486
8.01	Property	12		Pompano Beach			2401 West Atlantic Boulevard	Pompano Beach	Florida	33069	Retail	Anchored	1986	2012	58,382
8.02	Property	12		Florissant			460 North Highway 67	Florissant	Missouri	63031	Retail	Anchored	1961	NAP	91,168
8.03	Property			Gonzales			1607 North Airline Highway	Gonzales	Louisiana	70737	Retail	Single Tenant Retail	2005	NAP	14,728
8.04	Property			Bristol			497 Farmington Avenue	Bristol	Connecticut	06010	Retail	Anchored	1954, 1980, 2009	NAP	30,090
8.05	Property	12		Cambridge			640 Sunburst Highway	Cambridge	Maryland	21613	Retail	Anchored	1977, 2009	2012	62,118
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	Group 2	NAP									448,629
9.01	Property			Cheval Lutz Self Storage			19020 North Dale Mabry Highway	Lutz	Florida	33548	Self Storage	Self Storage	2002	NAP	56,394
9.02	Property			University Parkway Sarasota Self Storage			8424 Florida Street	Sarasota	Florida	34243	Self Storage	Self Storage	2010	NAP	76,315
9.03	Property			Cortez Bradenton Self Storage			8915 Cortez Road West	Bradenton	Florida	34210	Self Storage	Self Storage	2004	NAP	54,339
9.04	Property			Waterford Lakes Orlando Self Storage			14120 East Colonial Drive	Orlando	Florida	32826	Self Storage	Self Storage	2007	NAP	74,530
9.05	Property			Lockwood Sarasota Self Storage			7750 Lockwood Ridge Road	Sarasota	Florida	34243	Self Storage	Self Storage	2005	NAP	40,619
9.06	Property			Meadow Woods Orlando Self Storage			800 Greenway Professional Court	Orlando	Florida	32824	Self Storage	Self Storage	2007	NAP	76,761
9.07	Property			Jackson A & W Storage			4885 West Michigan Avenue	Jackson	Michigan	49201	Self Storage	Self Storage	1999	NAP	69,671
10	Loan	19	RCMC	River Oaks	NAP	NAP	1951 Northwest South River Drive	Miami	Florida	33125	Multifamily	High-Rise	2011	NAP	199
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio	NAP	NAP									320
11.01	Property	12		Holiday Inn Stillwater			715 South Country Club Road	Stillwater	Oklahoma	74074	Hospitality	Full Service	2009	NAP	120
11.02	Property	12		Hilton Garden Inn Norman			700 Copperfield Drive	Norman	Oklahoma	73072	Hospitality	Full Service	2008	NAP	121
11.03	Property	12		Hampton Inn & Suites Durant			3199 Shamrock Lane	Durant	Oklahoma	74701	Hospitality	Limited Service	2008	NAP	79
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	NAP	NAP									191,508
12.01	Property			Cool Springs			2009 Mallory Lane	Franklin	Tennessee	37067	Office	Medical	1999	NAP	54,247
12.02	Property			Mallory			1909 Mallory Lane	Franklin	Tennessee	37067	Office	Medical	1996	NAP	45,072
12.03	Property			Harpeth			1195 Old Hickory Boulevard	Brentwood	Tennessee	37027	Office	Medical	2001	NAP	23,482
12.04	Property			Bellevue			7640 Highway 70 South	Nashville	Tennessee	37221	Office	Medical	1987	1997	40,468
12.05	Property			Lebanon			1420 West Baddour Parkway	Lebanon	Tennessee	37087	Office	Medical	2001	NAP	28,239
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	Group 1	NAP									196,003
13.01	Property			Austin			13435 North U.S. Highway 183	Austin	Texas	78750	Retail	Anchored	1999, 2010	NAP	76,128
13.02	Property			Jacksonville			12002 McCormick Road	Jacksonville	Florida	32225	Retail	Anchored	1988	2008	61,754
13.03	Property	12		Oxnard			481 South Ventura Road	Oxnard	California	93030	Retail	Anchored	1994, 2009	NAP	35,070
13.04	Property	12		Puyallup			14308 Meridian East	Puyallup	Washington	98373	Retail	Anchored	2007, 2009	NAP	23,051
14	Loan	24, 25	GSMC	Crossroads Shopping Center	NAP	NAP	3200 East Yorba Linda Boulevard	Fullerton	California	92831	Retail	Anchored	1971	1995, 2005	218,642
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	NAP	NAP	1724 US Highway 27 North	Sebring	Florida	33870	Retail	Power Center/Big Box	2007	NAP	236,098
16	Loan	28, 29	RCMC	West Run Apartments	NAP	NAP	500 Koehler Drive	Morgantown	West Virginia	26508	Multifamily	Student Housing	2007	2011	322
17	Loan		GSMC	Lodge at Bridgemill	NAP	NAP	10451 Bells Ferry Road	Canton	Georgia	30114	Senior Housing	Independent Living	2007	NAP	150
18	Loan		CGMRC	Norwalk Self Storage	NAP	NAP	25 New Canaan Avenue	Norwalk	Connecticut	06851	Self Storage	Self Storage	2000	NAP	97,985
19	Loan	30	SMF I	Burlington Office Center	NAP	NAP	305-325 East Eisenhower Parkway	Ann Arbor	Michigan	48108	Office	General Suburban	1982-1989	2012	196,699

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage								General	Detailed			Units, Pads,
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft
20	Loan	31	MC-FiveMile	1650 Selwyn	NAP	NAP	1650 Selwyn Avenue	Bronx	New York	10457	Mixed Use	Medical Office/Multifamily	1972	NAP	124,250
21	Loan		RCMC	Preserve at Greenway Park II	NAP	NAP	2079 Preserve Circle	Casper	Wyoming	82609	Multifamily	Garden	2013	NAP	160
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	Group 3	NAP	4821 New Broad Street	Orlando	Florida	32814	Retail	Anchored	2004	NAP	88,924
23	Loan	34	GSMC	8860 Smith’s Mill Road	NAP	NAP	8860 Smith’s Mill Road	New Albany	Ohio	43031	Industrial	Warehouse	2012	NAP	304,318
24	Loan	35	CGMRC	Visalia Marketplace	NAP	NAP	3117-3615 West Noble Avenue	Visalia	California	93277	Retail	Anchored	1960-2008	1998-1999, 2005	200,794
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	Group 4	NAP	2253 East State Street	Hermitage	Pennsylvania	16148	Retail	Anchored	1953	NAP	380,033
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	NAP	NAP									332
26.01	Property			5644 Washington			5644 West Washington Boulevard	Chicago	Illinois	60644	Multifamily	Mid Rise	1913, 1930	2008	63
26.02	Property			5032 Washington			5032 West Washington Boulevard	Chicago	Illinois	60644	Multifamily	Mid Rise	1923	2007	44
26.03	Property			234 North Pine			234 North Pine Avenue	Chicago	Illinois	60644	Multifamily	Mid Rise	1928	2008	34
26.04	Property			4200 Washington			4200 West Washington Boulevard	Chicago	Illinois	60624	Multifamily	Mid Rise	1916	2008	26
26.05	Property			Essex King			7600 South Essex Avenue	Chicago	Illinois	60649	Multifamily	Mid Rise	1925	2007	31
26.06	Property			WJ Management			5200 West Harrison Street	Chicago	Illinois	60644	Multifamily	Mid Rise	1911	2002	22
26.07	Property			4400 Washington			4400 West Washington Boulevard	Chicago	Illinois	60624	Multifamily	Mid Rise	1928	2008	23
26.08	Property			3352 Van Buren			3350-3352 West Van Buren Street	Chicago	Illinois	60624	Multifamily	Mid Rise	1941	2006	18
26.09	Property			Maypole			5059 West Maypole Avenue	Chicago	Illinois	60644	Multifamily	Mid Rise	1928	2007	19
26.10	Property			Congress 2007			5503 West Congress Parkway	Chicago	Illinois	60644	Multifamily	Mid Rise	1931	2007	16
26.11	Property			Homan			10 South Homan Avenue	Chicago	Illinois	60624	Multifamily	Mid Rise	1914	2003	17
26.12	Property			Kingston			7436 South Kingston Avenue	Chicago	Illinois	60649	Multifamily	Mid Rise	1919	2008	19
27	Loan	38	GSMC	Covington Portfolio	NAP	NAP									662,000
27.01	Property			6400 Augusta Road			6400 Augusta Road	Greenville	South Carolina	29605	Industrial	Warehouse/Distribution	1996	NAP	190,000
27.02	Property			6410 Augusta Road			6410 Augusta Road	Greenville	South Carolina	29605	Industrial	Warehouse/Distribution	1996	NAP	170,000
27.03	Property			1631 South Highway 14			1631 South Highway 14	Greer	South Carolina	29650	Industrial	Warehouse/Distribution	1994	1997	100,000
27.04	Property			1623 South Highway 14			1623 South Highway 14	Greer	South Carolina	29650	Industrial	Warehouse/Distribution	1965-1975	1997	122,000
27.05	Property			1627 South Highway 14			1627 South Highway 14	Greer	South Carolina	29650	Industrial	Warehouse/Distribution	1994	1997	80,000
28	Loan	12	MC-FiveMile	Brickhaven Apartments	NAP	NAP	8800, 8900 and 9000 Fondren Road	Houston	Texas	77074	Multifamily	Garden	1978	NAP	780
29	Loan		GSMC	Dickson City Commons	NAP	NAP	1104-1116, 1118-1136, and 1144-1150 Commerce Boulevard	Dickson City	Pennsylvania	18519	Retail	Shadow Anchored	2003	NAP	110,352
30	Loan		CGMRC	Mooresville Crossing II	NAP	NAP	657 River Highway	Mooresville	North Carolina	28117	Retail	Anchored	2008	NAP	72,903
31	Loan		GSMC	Willowick Apartments	NAP	NAP	502 Southwest Parkway	College Station	Texas	77840	Multifamily	Student Housing	1978	2013	320
32	Loan	39	GSMC	Nut Tree Center Phase II	NAP	NAP	1611 & 1615 East Monte Vista Avenue	Vacaville	California	95688	Retail	Anchored	2013	NAP	47,811
33	Loan	12, 40, 41	SMF I	Northgate Power Center	Group 3	NAP	9651-9661 Colerain Avenue	Colerain Township	Ohio	45251	Retail	Anchored	1970, 2013-2014	2012-2013	106,015
34	Loan		CGMRC	Mini Storage Depot Portfolio	NAP	NAP									228,630
34.01	Property			Mini Storage Depot - Michigan City			951 East US Highway 20	Michigan City	Indiana	46360	Self Storage	Self Storage	1998	NAP	71,175
34.02	Property			Mini Storage Depot - Hobart			4220 East US Highway 30	Merrillville	Indiana	46410	Self Storage	Self Storage	2006	NAP	79,615
34.03	Property			Mini Storage Depot - Brick			6482 West Brick Road	South Bend	Indiana	46628	Self Storage	Self Storage	1996	NAP	77,840
35	Loan		SMF I	ATK Building	NAP	NAP	1365 Technology Court	Beavercreek	Ohio	45430	Industrial	Flex/Warehouse/Office	2009	NAP	123,200
36	Loan		MC-FiveMile	High Point Shopping Center	NAP	NAP	7475 Mineral Point Road	Madison	Wisconsin	53717	Retail	Shadow Anchored	1984	NAP	86,004
37	Loan	42	SMF I	Cambridge Center West	NAP	NAP	39209 Six Mile Road	Livonia	Michigan	48152	Office	General Suburban	1987	2002	74,209
38	Loan		GSMC	Jo-Ann Fabrics Columbia	NAP	NAP	6161 Columbia Crossing Circle	Columbia	Maryland	21045	Retail	Single Tenant Retail	1998	NAP	45,218
39	Loan		SMF I	Olive Corporate Center	NAP	NAP	9666 Olive Boulevard	Olivette	Missouri	63132	Office	General Suburban	1973	2006	146,372
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	Group 6	NAP	28 East Bel Air Avenue	Aberdeen	Maryland	21001	Multifamily	Garden	1972	NAP	116
41	Loan	43	GSMC	Holiday Inn Brunswick	Group 5	NAP	138 Glynco Parkway	Brunswick	Georgia	31525	Hospitality	Full Service	2005	NAP	103
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	NAP	NAP	7450 Augusta National Drive	Orlando	Florida	32822	Hospitality	Limited Service	1999	2011	135
43	Loan	12	CGMRC	The Store House - Georgia	NAP	NAP									146,701
43.01	Property	12		The Store House - Mercer			4920 Mercer University Drive	Macon	Georgia	31210	Self Storage	Self Storage	1989, 2001	NAP	99,950
43.02	Property	12		The Store House - Riverside			2432 Riverside Drive	Macon	Georgia	31204	Self Storage	Self Storage	1986, 2004	NAP	46,751
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	Group 4	NAP	728-936 South Waverly Road	Lansing	Michigan	48917	Retail	Anchored	1974	2004	219,629
45	Loan		MC-FiveMile	Waterside Commons	NAP	NAP	9825 South Mason Road	Richmond	Texas	77406	Retail	Unanchored	2008	NAP	39,779
46	Loan		MC-FiveMile	Imperial MHP	NAP	NAP	115 West Loudon Avenue and 815 Newtown Pike	Lexington	Kentucky	40508 and 40511	Manufactured Housing	Manufactured Housing	1949, 1959, 1989	NAP	338
47	Loan		CGMRC	Cape Fear Plaza	NAP	NAP	342 North Eastern Boulevard	Fayetteville	North Carolina	28301	Retail	Anchored	1985	1987	115,842
48	Loan		GSMC	Super Bi-Lo Center	NAP	NAP	699 Fairview Road	Simpsonville	South Carolina	29680	Retail	Anchored	2003	NAP	54,934
49	Loan	12	MC-FiveMile	Meadowbrook MHP	Group 8	NAP	3801 New Tampa Highway	Lakeland	Florida	33815	Manufactured Housing	Manufactured Housing	1970	NAP	200
50	Loan	12	MC-FiveMile	High Point Village Apartments	Group 7	NAP	2400 Wickersham Lane	Austin	Texas	78741	Multifamily	Garden	1979	NAP	168
51	Loan		MC-FiveMile	Regency Apartments	Group 7	NAP	140 Glendale Street	Lakeland	Florida	33803	Multifamily	Garden	1969, 1970	2005	146
52	Loan	12	MC-FiveMile	2800 West Trenton	NAP	NAP	2800 West Trenton Road	Edinburg	Texas	78539	Office	General Suburban	2002	NAP	59,020
53	Loan		GSMC	Normandy Plaza	NAP	NAP	31805 Woodward Avenue	Royal Oak	Michigan	48073	Retail	Unanchored	2004	NAP	15,648
54	Loan		SMF I	Cordova Court Apartments	NAP	NAP	900 Westgate Drive	Bossier City	Louisiana	71112	Multifamily	Garden	1965	2005, 2009	156
55	Loan	48	GSMC	Candlewood Suites Columbus	Group 5	NAP	3389 Victory Drive	Columbus	Georgia	31903	Hospitality	Extended Stay	2009	NAP	81
56	Loan		CGMRC	Grandview Marketplace	NAP	NAP	3230-3246 and 3260-3276 Centennial Boulevard	Colorado Springs	Colorado	80907	Retail	Shadow Anchored	2004	NAP	27,017
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	Group 6	NAP	1650 East Belvedere Avenue	Baltimore	Maryland	21239	Multifamily	Garden	1963	NAP	70
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	Group 2	NAP	10161 County Line Road	Spring Hill	Florida	34608	Self Storage	Self Storage	1999	NAP	89,875
59	Loan		MC-FiveMile	Carlyn Estates MHP	Group 8	NAP	5611 Bayshore Road	Palmetto	Florida	34221	Manufactured Housing	Manufactured Housing	1962	NAP	111
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	NAP	NAP	6120 Southwest 18th Drive	Portland	Oregon	97239	Multifamily	Garden	1992	NAP	69
61	Loan		SMF I	Lake Estates	NAP	NAP	1 EMS B37 Lane	Warsaw	Indiana	46582	Manufactured Housing	Manufactured Housing	1975-1985	NAP	124
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	NAP	NAP	23800 Middlebelt Road	Farmington Hills	Michigan	48336	Multifamily	Garden	1978	2007	60
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	NAP	NAP	106 2nd Street South	Sartell	Minnesota	56377	Manufactured Housing	Manufactured Housing	1969	NAP	162

GSMS 2014-GC20 Annex A

										Allocated Cut-off						Monthly	Annual	Companion Loan
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt	Monthly Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Unit ($)	Interest	Balance ($)	Balance ($)	Loan Amount ($)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	Units	120,228.80		118,000,000	117,488,244	117,488,244	9.9%	93,721,896	4.990000%	0.014700%	4.975300%	651,972.93	7,823,675.16	1,350,904.50
1.01	Property			Orchid Terrace	Units		Fee Simple			6,717,850
1.02	Property			Village Gate of Farmington	Units		Fee Simple			6,671,520
1.03	Property			Lodge At Cold Spring	Units		Leasehold			6,439,870
1.04	Property			The Manor At Oakridge	Units		Fee Simple			6,185,055
1.05	Property			Durham Regent	Units		Fee Simple			6,115,560
1.06	Property			Dogwood Estates	Units		Fee Simple			5,976,570
1.07	Property			Sheldon Oaks	Units		Fee Simple			5,582,765
1.08	Property			Jordan Oaks	Units		Fee Simple			5,559,600
1.09	Property			Sky Peaks	Units		Fee Simple			5,374,280
1.10	Property			The Westmont	Units		Leasehold			5,235,290
1.11	Property			Pinewood Hills	Units		Fee Simple			5,073,135
1.12	Property			Hidden Lakes	Units		Fee Simple			4,748,825
1.13	Property			Walnut Woods	Units		Fee Simple			4,447,680
1.14	Property			Oakwood Hills	Units		Fee Simple			4,389,767
1.15	Property			Madison Estates	Units		Fee Simple			4,285,525
1.16	Property			Thornton Place	Units		Fee Simple			3,752,730
1.17	Property			Whiterock Court	Units		Fee Simple			3,706,400
1.18	Property			The Bentley	Units		Fee Simple			3,683,235
1.19	Property			Pueblo Regent	Units		Fee Simple			3,497,915
1.20	Property			Vista De La Montana	Units		Fee Simple			3,405,255
1.21	Property			Rock Creek	Units		Fee Simple			3,358,925
1.22	Property			Illahee Hills	Units		Fee Simple			3,219,935
1.23	Property			Palmer Hills	Units		Fee Simple			3,127,275
1.24	Property			Uffelman Estates	Units		Fee Simple			2,826,130
1.25	Property			The Regent	Units		Fee Simple			2,270,170
1.26	Property			The Fountains At Hidden Lakes	Units		Fee Simple			1,836,984
2	Loan	12, 13	CGMRC	Greene Town Center	SF	193.32	Fee Simple	90,000,000	90,000,000	90,000,000	7.6%	75,980,511	5.000000%	0.014700%	4.985300%	483,139.46	5,797,673.52	253,648.22
3	Loan		MC-FiveMile	Chase Tower	SF	211.58	Fee Simple	82,500,000	82,412,330	82,412,330	7.0%	73,041,234	5.000000%	0.014700%	4.985300%	442,877.84	5,314,534.08
4	Loan		GSMC	Three WestLake Park	SF	190.63	Fee Simple	80,000,000	80,000,000	80,000,000	6.8%	73,373,148	4.646500%	0.024700%	4.621800%	412,341.65	4,948,099.80
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	SF	279.60		48,375,000	48,375,000	48,375,000	4.1%	46,698,130	5.040000%	0.014700%	5.025300%	260,871.34	3,130,456.08
5.01	Property			Takoma Park	SF		Fee Simple			28,480,000
5.02	Property			Vienna	SF		Fee Simple			11,700,000
5.03	Property			Pikesville	SF		Fee Simple			8,195,000
6	Loan	12, 16	GSMC	Sheraton Suites Houston	Rooms	143,816.25	Fee Simple	40,700,000	40,700,000	40,700,000	3.4%	33,444,520	4.980000%	0.024700%	4.955300%	217,989.19	2,615,870.28
7	Loan		CGMRC	Greenville Center	SF	274.46	Fee Simple	37,500,000	37,500,000	37,500,000	3.2%	33,192,537	4.990000%	0.014700%	4.975300%	201,078.99	2,412,947.88
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	SF	121.00		31,035,000	31,035,000	31,035,000	2.6%	29,959,203	5.040000%	0.014700%	5.025300%	167,362.11	2,008,345.32
8.01	Property	12		Pompano Beach	SF		Fee Simple			8,660,000
8.02	Property	12		Florissant	SF		Fee Simple			6,750,000
8.03	Property			Gonzales	SF		Fee Simple			5,825,000
8.04	Property			Bristol	SF		Fee Simple			5,800,000
8.05	Property	12		Cambridge	SF		Fee Simple			4,000,000
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	SF	66.64		30,000,000	29,895,734	29,895,734	2.5%	24,835,757	5.220000%	0.034700%	5.185300%	165,104.11	1,981,249.32
9.01	Property			Cheval Lutz Self Storage	SF		Fee Simple			5,102,205
9.02	Property			University Parkway Sarasota Self Storage	SF		Fee Simple			4,982,622
9.03	Property			Cortez Bradenton Self Storage	SF		Fee Simple			4,703,595
9.04	Property			Waterford Lakes Orlando Self Storage	SF		Fee Simple			4,633,839
9.05	Property			Lockwood Sarasota Self Storage	SF		Fee Simple			4,384,708
9.06	Property			Meadow Woods Orlando Self Storage	SF		Fee Simple			4,135,576
9.07	Property			Jackson A & W Storage	SF		Fee Simple			1,953,188
10	Loan	19	RCMC	River Oaks	Units	148,241.21	Fee Simple	29,500,000	29,500,000	29,500,000	2.5%	27,123,344	4.790000%	0.014700%	4.775300%	154,598.02	1,855,176.24	13,163.57
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio	Rooms	90,625.00		29,000,000	29,000,000	29,000,000	2.5%	21,596,669	4.887000%	0.014700%	4.872300%	167,627.34	2,011,528.08
11.01	Property	12		Holiday Inn Stillwater	Rooms		Fee Simple			12,252,500
11.02	Property	12		Hilton Garden Inn Norman	Rooms		Fee Simple			11,020,000
11.03	Property	12		Hampton Inn & Suites Durant	Rooms		Fee Simple			5,727,500
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	SF	148.82		28,500,000	28,500,000	28,500,000	2.4%	24,750,985	5.150000%	0.039700%	5.110300%	155,617.47	1,867,409.64
12.01	Property			Cool Springs	SF		Fee Simple			11,300,000
12.02	Property			Mallory	SF		Fee Simple			7,300,000
12.03	Property			Harpeth	SF		Fee Simple			3,800,000
12.04	Property			Bellevue	SF		Fee Simple			3,700,000
12.05	Property			Lebanon	SF		Fee Simple			2,400,000
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	SF	143.31		28,090,000	28,090,000	28,090,000	2.4%	27,116,289	5.040000%	0.014700%	5.025300%	151,480.64	1,817,767.68
13.01	Property			Austin	SF		Fee Simple			10,000,000
13.02	Property			Jacksonville	SF		Fee Simple			8,050,000
13.03	Property	12		Oxnard	SF		Fee Simple			6,215,000
13.04	Property	12		Puyallup	SF		Fee Simple			3,825,000
14	Loan	24, 25	GSMC	Crossroads Shopping Center	SF	118.92	Fee Simple	26,000,000	26,000,000	26,000,000	2.2%	26,000,000	4.728000%	0.014700%	4.713300%	103,862.78	1,246,353.36
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	SF	103.23	Fee Simple	24,400,000	24,373,442	24,373,442	2.1%	19,997,416	4.897500%	0.014700%	4.882800%	129,460.25	1,553,523.00
16	Loan	28, 29	RCMC	West Run Apartments	Units	75,465.84	Fee Simple	24,300,000	24,300,000	24,300,000	2.1%	21,498,339	4.970000%	0.039700%	4.930300%	130,002.48	1,560,029.76
17	Loan		GSMC	Lodge at Bridgemill	Units	160,929.22	Fee Simple	24,200,000	24,139,383	24,139,383	2.0%	19,959,063	5.105500%	0.049700%	5.055800%	131,475.64	1,577,707.68
18	Loan		CGMRC	Norwalk Self Storage	SF	244.94	Fee Simple	24,000,000	24,000,000	24,000,000	2.0%	21,578,228	4.690000%	0.014700%	4.675300%	124,328.86	1,491,946.32
19	Loan	30	SMF I	Burlington Office Center	SF	108.03	Fee Simple	21,250,000	21,250,000	21,250,000	1.8%	18,164,905	5.000000%	0.059700%	4.940300%	114,074.59	1,368,895.08

GSMS 2014-GC20 Annex A

										Allocated Cut-off						Monthly	Annual	Companion Loan
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt	Monthly Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Unit ($)	Interest	Balance ($)	Balance ($)	Loan Amount ($)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)
20	Loan	31	MC-FiveMile	1650 Selwyn	SF	168.45	Fee Simple	21,000,000	20,929,681	20,929,681	1.8%	17,495,110	5.420000%	0.014700%	5.405300%	118,183.77	1,418,205.24
21	Loan		RCMC	Preserve at Greenway Park II	Units	105,967.04	Fee Simple	17,000,000	16,954,727	16,954,727	1.4%	13,848,816	4.730000%	0.039700%	4.690300%	88,475.23	1,061,702.76
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	SF	188.36	Fee Simple	16,750,000	16,750,000	16,750,000	1.4%	14,493,814	5.005000%	0.014700%	4.990300%	89,968.81	1,079,625.72
23	Loan	34	GSMC	8860 Smith’s Mill Road	SF	54.16	Fee Simple	16,500,000	16,482,386	16,482,386	1.4%	13,559,869	4.980500%	0.044700%	4.935800%	88,379.03	1,060,548.36
24	Loan	35	CGMRC	Visalia Marketplace	SF	78.69	Fee Simple	15,800,000	15,800,000	15,800,000	1.3%	15,032,184	4.510000%	0.014700%	4.495300%	80,150.19	961,802.28
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	SF	40.48	Fee Simple	15,400,000	15,383,819	15,383,819	1.3%	12,683,834	5.048000%	0.054700%	4.993300%	83,122.89	997,474.68
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	Units	45,969.36		15,300,000	15,261,829	15,261,829	1.3%	14,136,706	5.130000%	0.014700%	5.115300%	83,353.58	1,000,242.96
26.01	Property			5644 Washington	Units		Fee Simple			2,476,065
26.02	Property			5032 Washington	Units		Fee Simple			2,338,506
26.03	Property			234 North Pine	Units		Fee Simple			2,092,348
26.04	Property			4200 Washington	Units		Fee Simple			1,447,991
26.05	Property			Essex King	Units		Fee Simple			1,281,472
26.06	Property			WJ Management	Units		Fee Simple			1,057,034
26.07	Property			4400 Washington	Units		Fee Simple			868,795
26.08	Property			3352 Van Buren	Units		Fee Simple			861,555
26.09	Property			Maypole	Units		Fee Simple			767,435
26.10	Property			Congress 2007	Units		Fee Simple			760,195
26.11	Property			Homan	Units		Fee Simple			687,796
26.12	Property			Kingston	Units		Fee Simple			622,636
27	Loan	38	GSMC	Covington Portfolio	SF	20.78		13,800,000	13,753,267	13,753,267	1.2%	10,410,725	5.256500%	0.054700%	5.201800%	82,749.11	992,989.32
27.01	Property			6400 Augusta Road	SF		Fee Simple			3,967,519
27.02	Property			6410 Augusta Road	SF		Fee Simple			3,579,836
27.03	Property			1631 South Highway 14	SF		Fee Simple			2,522,429
27.04	Property			1623 South Highway 14	SF		Fee Simple			2,031,098
27.05	Property			1627 South Highway 14	SF		Fee Simple			1,652,385
28	Loan	12	MC-FiveMile	Brickhaven Apartments	Units	17,289.34	Fee Simple	13,500,000	13,485,688	13,485,688	1.1%	11,105,162	5.010000%	0.014700%	4.995300%	72,553.45	870,641.40
29	Loan		GSMC	Dickson City Commons	SF	122.21	Fee Simple	13,500,000	13,485,671	13,485,671	1.1%	11,103,346	5.005000%	0.014700%	4.990300%	72,512.18	870,146.16
30	Loan		CGMRC	Mooresville Crossing II	SF	145.06	Fee Simple	10,575,000	10,575,000	10,575,000	0.9%	8,935,530	5.020000%	0.044700%	4.975300%	56,898.22	682,778.64
31	Loan		GSMC	Willowick Apartments	Units	32,500.00	Fee Simple	10,400,000	10,400,000	10,400,000	0.9%	9,146,081	4.713500%	0.054700%	4.658800%	54,022.75	648,273.00
32	Loan	39	GSMC	Nut Tree Center Phase II	SF	216.48	Fee Simple	10,350,000	10,350,000	10,350,000	0.9%	9,154,515	4.957000%	0.014700%	4.942300%	55,289.36	663,472.32
33	Loan	12, 40, 41	SMF I	Northgate Power Center	SF	94.33	Fee Simple	10,000,000	10,000,000	10,000,000	0.8%	8,555,737	5.020000%	0.014700%	5.005300%	53,804.46	645,653.52
34	Loan		CGMRC	Mini Storage Depot Portfolio	SF	41.40		9,500,000	9,465,928	9,465,928	0.8%	7,821,762	5.050000%	0.044700%	5.005300%	51,288.75	615,465.00
34.01	Property			Mini Storage Depot - Michigan City	SF		Fee Simple			4,060,385
34.02	Property			Mini Storage Depot - Hobart	SF		Fee Simple			2,889,599
34.03	Property			Mini Storage Depot - Brick	SF		Fee Simple			2,515,944
35	Loan		SMF I	ATK Building	SF	69.27	Fee Simple	8,550,000	8,533,715	8,533,715	0.7%	7,399,618	4.886000%	0.014700%	4.871300%	52,258.20	627,098.40
36	Loan		MC-FiveMile	High Point Shopping Center	SF	84.79	Fee Simple	7,300,000	7,291,901	7,291,901	0.6%	5,966,458	4.815000%	0.014700%	4.800300%	38,366.79	460,401.48
37	Loan	42	SMF I	Cambridge Center West	SF	97.60	Fee Simple	7,250,000	7,242,653	7,242,653	0.6%	6,000,697	5.200000%	0.014700%	5.185300%	39,810.54	477,726.48
38	Loan		GSMC	Jo-Ann Fabrics Columbia	SF	159.23	Fee Simple	7,200,000	7,200,000	7,200,000	0.6%	6,246,411	5.108500%	0.014700%	5.093800%	39,130.00	469,560.00
39	Loan		SMF I	Olive Corporate Center	SF	48.51	Fee Simple	7,100,000	7,100,000	7,100,000	0.6%	5,892,946	5.290000%	0.054700%	5.235300%	39,382.55	472,590.60
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	Units	60,344.83	Fee Simple	7,000,000	7,000,000	7,000,000	0.6%	6,084,663	5.180000%	0.014700%	5.165300%	38,351.32	460,215.84
41	Loan	43	GSMC	Holiday Inn Brunswick	Rooms	67,387.88	Fee Simple	6,965,000	6,940,952	6,940,952	0.6%	5,227,431	5.113000%	0.014700%	5.098300%	41,176.56	494,118.72
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	Rooms	51,031.45	Fee Simple	6,900,000	6,889,246	6,889,246	0.6%	5,148,065	4.935000%	0.014700%	4.920300%	40,075.84	480,910.08
43	Loan	12	CGMRC	The Store House - Georgia	SF	45.39		6,675,000	6,658,829	6,658,829	0.6%	5,541,269	5.310000%	0.064700%	5.245300%	37,108.05	445,296.60
43.01	Property	12		The Store House - Mercer	SF		Fee Simple			4,189,825
43.02	Property	12		The Store House - Riverside	SF		Fee Simple			2,469,004
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	SF	29.56	Fee Simple	6,500,000	6,493,170	6,493,170	0.5%	5,353,566	5.048000%	0.054700%	4.993300%	35,084.34	421,012.08
45	Loan		MC-FiveMile	Waterside Commons	SF	161.27	Fee Simple	6,415,000	6,415,000	6,415,000	0.5%	5,665,654	4.890000%	0.014700%	4.875300%	34,007.14	408,085.68
46	Loan		MC-FiveMile	Imperial MHP	Pads	18,916.77	Fee Simple	6,400,000	6,393,867	6,393,867	0.5%	5,335,928	5.430000%	0.014700%	5.415300%	36,057.91	432,694.92
47	Loan		CGMRC	Cape Fear Plaza	SF	55.13	Fee Simple	6,393,750	6,386,713	6,386,713	0.5%	5,231,854	4.850000%	0.069700%	4.780300%	33,739.30	404,871.60
48	Loan		GSMC	Super Bi-Lo Center	SF	102.40	Fee Simple	5,625,000	5,625,000	5,625,000	0.5%	4,843,721	4.809500%	0.014700%	4.794800%	29,544.74	354,536.88
49	Loan	12	MC-FiveMile	Meadowbrook MHP	Pads	25,351.28	Fee Simple	5,075,000	5,070,256	5,070,256	0.4%	4,244,429	5.530000%	0.014700%	5.515300%	28,910.89	346,930.68
50	Loan	12	MC-FiveMile	High Point Village Apartments	Units	29,733.88	Fee Simple	5,000,000	4,995,291	4,995,291	0.4%	4,177,811	5.500000%	0.014700%	5.485300%	28,389.45	340,673.40
51	Loan		MC-FiveMile	Regency Apartments	Units	34,139.10	Fee Simple	5,000,000	4,984,308	4,984,308	0.4%	4,209,822	5.765000%	0.014700%	5.750300%	29,226.30	350,715.60
52	Loan	12	MC-FiveMile	2800 West Trenton	SF	80.40	Fee Simple	4,750,000	4,745,370	4,745,370	0.4%	3,951,554	5.360000%	0.014700%	5.345300%	26,554.23	318,650.76
53	Loan		GSMC	Normandy Plaza	SF	290.48	Fee Simple	4,550,000	4,545,356	4,545,356	0.4%	3,762,327	5.170000%	0.079700%	5.090300%	24,900.29	298,803.48
54	Loan		SMF I	Cordova Court Apartments	Units	27,600.28	Fee Simple	4,310,000	4,305,643	4,305,643	0.4%	3,568,455	5.210000%	0.014700%	5.195300%	23,693.31	284,319.72
55	Loan	48	GSMC	Candlewood Suites Columbus	Rooms	51,242.21	Fee Simple	4,165,000	4,150,619	4,150,619	0.4%	3,125,951	5.113000%	0.014700%	5.098300%	24,623.17	295,478.04
56	Loan		CGMRC	Grandview Marketplace	SF	148.05	Fee Simple	4,000,000	4,000,000	4,000,000	0.3%	4,000,000	4.890000%	0.044700%	4.845300%	16,526.39	198,316.68
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	Units	55,714.29	Fee Simple	3,900,000	3,900,000	3,900,000	0.3%	3,385,806	5.130000%	0.014700%	5.115300%	21,246.99	254,963.88
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	SF	41.75	Fee Simple	3,761,250	3,752,153	3,752,153	0.3%	3,123,396	5.320000%	0.064700%	5.255300%	20,933.14	251,197.68
59	Loan		MC-FiveMile	Carlyn Estates MHP	Pads	33,257.13	Fee Simple	3,695,000	3,691,542	3,691,542	0.3%	3,089,800	5.525000%	0.014700%	5.510300%	21,037.80	252,453.60
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	Units	52,121.68	Fee Simple	3,600,000	3,596,396	3,596,396	0.3%	2,984,427	5.250000%	0.014700%	5.235300%	19,879.33	238,551.96
61	Loan		SMF I	Lake Estates	Pads	28,225.81	Fee Simple	3,500,000	3,500,000	3,500,000	0.3%	2,890,132	5.130000%	0.014700%	5.115300%	19,067.81	228,813.72
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	Units	44,953.63	Fee Simple	2,700,000	2,697,218	2,697,218	0.2%	2,229,712	5.130000%	0.059700%	5.070300%	14,709.46	176,513.52
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	Pads	13,932.32	Fee Simple	2,260,000	2,257,036	2,257,036	0.2%	1,742,371	5.860000%	0.014700%	5.845300%	14,368.42	172,421.04

GSMS 2014-GC20 Annex A

					Companion Loan		Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Annual Debt		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	16,210,854.00	Amortizing	Actual/360	3	0	0	120	117	360	357	12/23/2013	6	2/6/2014
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	12, 13	CGMRC	Greene Town Center	3,043,778.64	Interest Only, Then Amortizing	Actual/360	4	12	8	120	116	360	360	11/22/2013	1	1/1/2014
3	Loan		MC-FiveMile	Chase Tower		Amortizing	Actual/360	1	0	0	84	83	360	359	2/14/2014	6	4/6/2014
4	Loan		GSMC	Three WestLake Park		Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	1/31/2014	6	3/6/2014
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1		Interest Only, Then Amortizing	Actual/360	3	55	52	84	81	360	360	12/31/2013	6	2/6/2014
5.01	Property			Takoma Park
5.02	Property			Vienna
5.03	Property			Pikesville
6	Loan	12, 16	GSMC	Sheraton Suites Houston		Amortizing	Actual/360	0	0	0	120	120	360	360	3/14/2014	6	5/6/2014
7	Loan		CGMRC	Greenville Center		Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	2/14/2014	6	4/6/2014
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3		Interest Only, Then Amortizing	Actual/360	3	55	52	84	81	360	360	12/31/2013	6	2/6/2014
8.01	Property	12		Pompano Beach
8.02	Property	12		Florissant
8.03	Property			Gonzales
8.04	Property			Bristol
8.05	Property	12		Cambridge
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio		Amortizing	Actual/360	3	0	0	120	117	360	357	12/17/2013	6	2/6/2014
9.01	Property			Cheval Lutz Self Storage
9.02	Property			University Parkway Sarasota Self Storage
9.03	Property			Cortez Bradenton Self Storage
9.04	Property			Waterford Lakes Orlando Self Storage
9.05	Property			Lockwood Sarasota Self Storage
9.06	Property			Meadow Woods Orlando Self Storage
9.07	Property			Jackson A & W Storage
10	Loan	19	RCMC	River Oaks	157,962.84	Interest Only, Then Amortizing	Actual/360	0	60	60	120	120	360	360	3/10/2014	5	5/5/2014
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio		Amortizing	Actual/360	0	0	0	120	120	300	300	3/14/2014	6	5/6/2014
11.01	Property	12		Holiday Inn Stillwater
11.02	Property	12		Hilton Garden Inn Norman
11.03	Property	12		Hampton Inn & Suites Durant
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio		Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	1/13/2014	6	3/6/2014
12.01	Property			Cool Springs
12.02	Property			Mallory
12.03	Property			Harpeth
12.04	Property			Bellevue
12.05	Property			Lebanon
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2		Interest Only, Then Amortizing	Actual/360	3	55	52	84	81	360	360	12/31/2013	6	2/6/2014
13.01	Property			Austin
13.02	Property			Jacksonville
13.03	Property	12		Oxnard
13.04	Property	12		Puyallup
14	Loan	24, 25	GSMC	Crossroads Shopping Center		Interest Only	Actual/360	0	120	120	120	120	0	0	3/12/2014	1	5/1/2014
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing		Amortizing	Actual/360	1	0	0	120	119	360	359	3/6/2014	6	4/6/2014
16	Loan	28, 29	RCMC	West Run Apartments		Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	3/12/2014	5	5/5/2014
17	Loan		GSMC	Lodge at Bridgemill		Amortizing	Actual/360	2	0	0	120	118	360	358	1/24/2014	6	3/6/2014
18	Loan		CGMRC	Norwalk Self Storage		Interest Only, Then Amortizing	Actual/360	1	48	47	120	119	360	360	2/28/2014	6	4/6/2014
19	Loan	30	SMF I	Burlington Office Center		Interest Only, Then Amortizing	Actual/360	1	18	17	120	119	360	360	3/3/2014	6	4/6/2014

GSMS 2014-GC20 Annex A

					Companion Loan		Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Annual Debt		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date
20	Loan	31	MC-FiveMile	1650 Selwyn		Amortizing	Actual/360	3	0	0	120	117	360	357	12/30/2013	6	2/6/2014
21	Loan		RCMC	Preserve at Greenway Park II		Amortizing	Actual/360	2	0	0	120	118	360	358	1/31/2014	5	3/5/2014
22	Loan	12, 32, 33	SMF I	Baldwin Park Village		Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	1/29/2014	6	3/6/2014
23	Loan	34	GSMC	8860 Smith’s Mill Road		Amortizing	Actual/360	1	0	0	120	119	360	359	2/18/2014	6	4/6/2014
24	Loan	35	CGMRC	Visalia Marketplace		Interest Only, Then Amortizing	Actual/360	0	24	24	60	60	360	360	3/12/2014	6	5/6/2014
25	Loan	36, 37	SMF I	Hermitage Towne Plaza		Amortizing	Actual/360	1	0	0	120	119	360	359	2/28/2014	6	4/6/2014
26	Loan		MC-FiveMile	WJ Management Multi Portfolio		Amortizing	Actual/360	2	0	0	60	58	360	358	1/31/2014	6	3/6/2014
26.01	Property			5644 Washington
26.02	Property			5032 Washington
26.03	Property			234 North Pine
26.04	Property			4200 Washington
26.05	Property			Essex King
26.06	Property			WJ Management
26.07	Property			4400 Washington
26.08	Property			3352 Van Buren
26.09	Property			Maypole
26.10	Property			Congress 2007
26.11	Property			Homan
26.12	Property			Kingston
27	Loan	38	GSMC	Covington Portfolio		Amortizing	Actual/360	2	0	0	120	118	300	298	2/5/2014	6	3/6/2014
27.01	Property			6400 Augusta Road
27.02	Property			6410 Augusta Road
27.03	Property			1631 South Highway 14
27.04	Property			1623 South Highway 14
27.05	Property			1627 South Highway 14
28	Loan	12	MC-FiveMile	Brickhaven Apartments		Amortizing	Actual/360	1	0	0	120	119	360	359	2/25/2014	6	4/6/2014
29	Loan		GSMC	Dickson City Commons		Amortizing	Actual/360	1	0	0	120	119	360	359	2/25/2014	6	4/6/2014
30	Loan		CGMRC	Mooresville Crossing II		Interest Only, Then Amortizing	Actual/360	1	12	11	120	119	360	360	2/20/2014	6	4/6/2014
31	Loan		GSMC	Willowick Apartments		Interest Only, Then Amortizing	Actual/360	2	36	34	120	118	360	360	1/30/2014	6	3/6/2014
32	Loan	39	GSMC	Nut Tree Center Phase II		Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	2/11/2014	6	4/6/2014
33	Loan	12, 40, 41	SMF I	Northgate Power Center		Interest Only, Then Amortizing	Actual/360	2	18	16	120	118	360	360	1/24/2014	6	3/6/2014
34	Loan		CGMRC	Mini Storage Depot Portfolio		Amortizing	Actual/360	3	0	0	120	117	360	357	12/20/2013	6	2/6/2014
34.01	Property			Mini Storage Depot - Michigan City
34.02	Property			Mini Storage Depot - Hobart
34.03	Property			Mini Storage Depot - Brick
35	Loan		SMF I	ATK Building		Amortizing	Actual/360	1	0	0	60	59	270	269	2/10/2014	6	4/6/2014
36	Loan		MC-FiveMile	High Point Shopping Center		Amortizing	Actual/360	1	0	0	120	119	360	359	2/27/2014	6	4/6/2014
37	Loan	42	SMF I	Cambridge Center West		Amortizing	Actual/360	1	0	0	120	119	360	359	3/3/2014	6	4/6/2014
38	Loan		GSMC	Jo-Ann Fabrics Columbia		Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	1/17/2014	6	3/6/2014
39	Loan		SMF I	Olive Corporate Center		Amortizing	Actual/360	0	0	0	120	120	360	360	3/10/2014	6	5/6/2014
40	Loan		MC-FiveMile	Magnolia Farms Townhomes		Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	2/28/2014	6	4/6/2014
41	Loan	43	GSMC	Holiday Inn Brunswick		Amortizing	Actual/360	2	0	0	120	118	300	298	1/30/2014	6	3/6/2014
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport		Amortizing	Actual/360	1	0	0	120	119	300	299	2/25/2014	6	4/6/2014
43	Loan	12	CGMRC	The Store House - Georgia		Amortizing	Actual/360	2	0	0	120	118	360	358	1/31/2014	6	3/6/2014
43.01	Property	12		The Store House - Mercer
43.02	Property	12		The Store House - Riverside
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center		Amortizing	Actual/360	1	0	0	120	119	360	359	2/28/2014	6	4/6/2014
45	Loan		MC-FiveMile	Waterside Commons		Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	3/5/2014	6	4/6/2014
46	Loan		MC-FiveMile	Imperial MHP		Amortizing	Actual/360	1	0	0	120	119	360	359	2/20/2014	6	4/6/2014
47	Loan		CGMRC	Cape Fear Plaza		Amortizing	Actual/360	1	0	0	120	119	360	359	2/28/2014	6	4/6/2014
48	Loan		GSMC	Super Bi-Lo Center		Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	3/5/2014	6	4/6/2014
49	Loan	12	MC-FiveMile	Meadowbrook MHP		Amortizing	Actual/360	1	0	0	120	119	360	359	2/20/2014	6	4/6/2014
50	Loan	12	MC-FiveMile	High Point Village Apartments		Amortizing	Actual/360	1	0	0	120	119	360	359	2/27/2014	6	4/6/2014
51	Loan		MC-FiveMile	Regency Apartments		Amortizing	Actual/360	3	0	0	120	117	360	357	12/27/2013	6	2/6/2014
52	Loan	12	MC-FiveMile	2800 West Trenton		Amortizing	Actual/360	1	0	0	120	119	360	359	3/4/2014	6	4/6/2014
53	Loan		GSMC	Normandy Plaza		Amortizing	Actual/360	1	0	0	120	119	360	359	2/13/2014	6	4/6/2014
54	Loan		SMF I	Cordova Court Apartments		Amortizing	Actual/360	1	0	0	120	119	360	359	3/3/2014	6	4/6/2014
55	Loan	48	GSMC	Candlewood Suites Columbus		Amortizing	Actual/360	2	0	0	120	118	300	298	1/30/2014	6	3/6/2014
56	Loan		CGMRC	Grandview Marketplace		Interest Only	Actual/360	3	120	117	120	117	0	0	12/16/2013	6	2/6/2014
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments		Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	2/28/2014	6	4/6/2014
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL		Amortizing	Actual/360	2	0	0	120	118	360	358	1/9/2014	6	3/6/2014
59	Loan		MC-FiveMile	Carlyn Estates MHP		Amortizing	Actual/360	1	0	0	120	119	360	359	2/20/2014	6	4/6/2014
60	Loan		MC-FiveMile	Hillsdale Heights Apartments		Amortizing	Actual/360	1	0	0	120	119	360	359	2/26/2014	6	4/6/2014
61	Loan		SMF I	Lake Estates		Amortizing	Actual/360	0	0	0	120	120	360	360	3/12/2014	6	5/6/2014
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills		Amortizing	Actual/360	1	0	0	120	119	360	359	2/12/2014	6	4/6/2014
63	Loan		MC-FiveMile	Hi-Vue Estates MHC		Amortizing	Actual/360	1	0	0	120	119	300	299	2/14/2014	6	4/6/2014

GSMS 2014-GC20 Annex A

										Grace	Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Last IO	First P&I		ARD	Final	Period-	Period-		Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio		2/6/2014	1/6/2024	No		0	0	Lockout/5_>YM or 1%/111_0%/4	26,323,602	12/31/2011	32,483,514	12/31/2012
1.01	Property			Orchid Terrace									1,743,154	12/31/2011	1,899,837	12/31/2012
1.02	Property			Village Gate of Farmington									1,962,047	12/31/2011	1,911,474	12/31/2012
1.03	Property			Lodge At Cold Spring									1,072,313	12/31/2011	1,592,775	12/31/2012
1.04	Property			The Manor At Oakridge									988,712	12/31/2011	1,405,939	12/31/2012
1.05	Property			Durham Regent									1,105,152	12/31/2011	1,325,714	12/31/2012
1.06	Property			Dogwood Estates									1,290,057	12/31/2011	1,437,633	12/31/2012
1.07	Property			Sheldon Oaks									1,367,901	12/31/2011	1,665,917	12/31/2012
1.08	Property			Jordan Oaks									1,817,894	12/31/2011	1,580,256	12/31/2012
1.09	Property			Sky Peaks									1,063,183	12/31/2011	1,185,743	12/31/2012
1.10	Property			The Westmont									1,217,430	12/31/2011	1,485,959	12/31/2012
1.11	Property			Pinewood Hills									1,573,810	12/31/2011	1,577,366	12/31/2012
1.12	Property			Hidden Lakes									1,415,289	12/31/2011	1,330,794	12/31/2012
1.13	Property			Walnut Woods									1,106,877	12/31/2011	1,253,477	12/31/2012
1.14	Property			Oakwood Hills									1,235,623	12/31/2011	1,732,811	12/31/2012
1.15	Property			Madison Estates									1,347,490	12/31/2011	1,723,788	12/31/2012
1.16	Property			Thornton Place									803,019	12/31/2011	1,136,990	12/31/2012
1.17	Property			Whiterock Court									657,606	12/31/2011	1,060,588	12/31/2012
1.18	Property			The Bentley									779,788	12/31/2011	1,401,293	12/31/2012
1.19	Property			Pueblo Regent									423,091	12/31/2011	838,478	12/31/2012
1.20	Property			Vista De La Montana									652,780	12/31/2011	772,432	12/31/2012
1.21	Property			Rock Creek									589,269	12/31/2011	747,548	12/31/2012
1.22	Property			Illahee Hills									779,022	12/31/2011	904,857	12/31/2012
1.23	Property			Palmer Hills									645,837	12/31/2011	1,069,419	12/31/2012
1.24	Property			Uffelman Estates									269,464	12/31/2011	640,866	12/31/2012
1.25	Property			The Regent									N/A	N/A	317,150	12/31/2012
1.26	Property			The Fountains At Hidden Lakes									416,796	12/31/2011	484,409	12/31/2012
2	Loan	12, 13	CGMRC	Greene Town Center	12/1/2014	1/1/2015	12/1/2023	No		5	5	>YM or 1%/117_0%/3	10,182,864	12/31/2011	11,303,586	12/31/2012
3	Loan		MC-FiveMile	Chase Tower		4/6/2014	3/6/2021	No		10	0	Lockout/25_>YM or 1%/55_0%/4	6,555,179	12/31/2011	6,258,761	12/31/2012
4	Loan		GSMC	Three WestLake Park	2/6/2019	3/6/2019	2/6/2024	No		0	0	Lockout/11_>YM or 1%/105_0%/4	7,576,297	12/31/2011	8,093,734	12/31/2012
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	8/6/2018	9/6/2018	1/6/2021	No		0	0	Lockout/27_Defeasance/53_0%/4	N/A	N/A	N/A	N/A
5.01	Property			Takoma Park									N/A	N/A	N/A	N/A
5.02	Property			Vienna									N/A	N/A	N/A	N/A
5.03	Property			Pikesville									N/A	N/A	N/A	N/A
6	Loan	12, 16	GSMC	Sheraton Suites Houston		5/6/2014	4/6/2024	No		0	0	Lockout/11_>YM or 1%/105_0%/4	3,582,722	12/31/2011	4,493,686	12/31/2012
7	Loan		CGMRC	Greenville Center	3/6/2017	4/6/2017	3/6/2024	No		0	0	Lockout/25_>YM or 1%/91_0%/4	2,897,927	12/31/2011	3,055,478	12/31/2012
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	8/6/2018	9/6/2018	1/6/2021	No		0	0	Lockout/27_Defeasance/53_0%/4	N/A	N/A	N/A	N/A
8.01	Property	12		Pompano Beach									N/A	N/A	N/A	N/A
8.02	Property	12		Florissant									N/A	N/A	N/A	N/A
8.03	Property			Gonzales									N/A	N/A	N/A	N/A
8.04	Property			Bristol									N/A	N/A	N/A	N/A
8.05	Property	12		Cambridge									N/A	N/A	N/A	N/A
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio		2/6/2014	1/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	1,800,185	12/31/2011	2,177,520	12/31/2012
9.01	Property			Cheval Lutz Self Storage									369,874	12/31/2011	416,178	12/31/2012
9.02	Property			University Parkway Sarasota Self Storage									49,785	12/31/2011	210,192	12/31/2012
9.03	Property			Cortez Bradenton Self Storage									330,288	12/31/2011	382,418	12/31/2012
9.04	Property			Waterford Lakes Orlando Self Storage									306,783	12/31/2011	315,962	12/31/2012
9.05	Property			Lockwood Sarasota Self Storage									254,830	12/31/2011	313,183	12/31/2012
9.06	Property			Meadow Woods Orlando Self Storage									222,455	12/31/2011	279,277	12/31/2012
9.07	Property			Jackson A & W Storage									266,170	12/31/2011	260,310	12/31/2012
10	Loan	19	RCMC	River Oaks	4/5/2019	5/5/2019	4/5/2024	No		5	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	2,189,228	12/31/2012
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio		5/6/2014	4/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	1,738,353	12/31/2011	2,931,765	12/31/2012
11.01	Property	12		Holiday Inn Stillwater									895,596	12/31/2011	1,268,340	12/31/2012
11.02	Property	12		Hilton Garden Inn Norman									842,757	12/31/2011	1,019,953	12/31/2012
11.03	Property	12		Hampton Inn & Suites Durant									N/A	N/A	643,472	12/31/2012
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	2/6/2016	3/6/2016	2/6/2024	No		0	0	Lockout/26_Defeasance/91_0%/3	3,024,940	12/31/2011	2,874,428	12/31/2012
12.01	Property			Cool Springs									1,079,613	12/31/2011	1,158,150	12/31/2012
12.02	Property			Mallory									699,787	12/31/2011	731,994	12/31/2012
12.03	Property			Harpeth									395,669	12/31/2011	417,183	12/31/2012
12.04	Property			Bellevue									415,174	12/31/2011	444,144	12/31/2012
12.05	Property			Lebanon									434,697	12/31/2011	122,957	12/31/2012
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	8/6/2018	9/6/2018	1/6/2021	No		0	0	Lockout/27_Defeasance/53_0%/4	N/A	N/A	N/A	N/A
13.01	Property			Austin									N/A	N/A	N/A	N/A
13.02	Property			Jacksonville									N/A	N/A	N/A	N/A
13.03	Property	12		Oxnard									N/A	N/A	N/A	N/A
13.04	Property	12		Puyallup									N/A	N/A	N/A	N/A
14	Loan	24, 25	GSMC	Crossroads Shopping Center	4/6/2024		4/6/2024	No		5	5	Lockout/24_Defeasance/91_0%/5	2,198,311	12/31/2011	2,708,239	12/31/2012
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	2,439,140	12/31/2011	2,314,399	12/31/2012
16	Loan	28, 29	RCMC	West Run Apartments	4/5/2017	5/5/2017	4/5/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	1,705,340	12/31/2011	2,092,537	12/31/2012
17	Loan		GSMC	Lodge at Bridgemill		3/6/2014	2/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	905,644	12/31/2011	1,404,383	12/31/2012
18	Loan		CGMRC	Norwalk Self Storage	3/6/2018	4/6/2018	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	1,916,168	12/31/2011	2,112,829	12/31/2012
19	Loan	30	SMF I	Burlington Office Center	9/6/2015	10/6/2015	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	2,550,097	12/31/2011	2,394,922	12/31/2012

GSMS 2014-GC20 Annex A

										Grace	Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Last IO	First P&I		ARD	Final	Period-	Period-		Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date
20	Loan	31	MC-FiveMile	1650 Selwyn		2/6/2014	1/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A	N/A	N/A
21	Loan		RCMC	Preserve at Greenway Park II		3/5/2014	2/5/2024	No		0	0	Lockout/26_Defeasance or >YM or 1%/90_0%/4	N/A	N/A	N/A	N/A
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	2/6/2016	3/6/2016	2/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	1,423,955	12/31/2011	N/A	N/A
23	Loan	34	GSMC	8860 Smith’s Mill Road		4/6/2014	3/6/2024	No		0	0	Lockout/23_>YM or 1%/94_0%/3	N/A	N/A	646,975	12/31/2012
24	Loan	35	CGMRC	Visalia Marketplace	4/6/2016	5/6/2016	4/6/2019	No		0	0	Lockout/24_>YM or 1%/29_0%/7	1,594,080	12/31/2011	1,468,287	12/31/2012
25	Loan	36, 37	SMF I	Hermitage Towne Plaza		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	1,967,367	12/31/2011	1,963,620	12/31/2012
26	Loan		MC-FiveMile	WJ Management Multi Portfolio		3/6/2014	2/6/2019	No		0	0	Lockout/26_Defeasance/30_0%/4	1,560,816	12/31/2011	1,731,873	12/31/2012
26.01	Property			5644 Washington									232,313	12/31/2011	264,029	12/31/2012
26.02	Property			5032 Washington									241,714	12/31/2011	263,664	12/31/2012
26.03	Property			234 North Pine									250,936	12/31/2011	267,724	12/31/2012
26.04	Property			4200 Washington									130,738	12/31/2011	201,768	12/31/2012
26.05	Property			Essex King									80,515	12/31/2011	36,397	12/31/2012
26.06	Property			WJ Management									92,568	12/31/2011	125,689	12/31/2012
26.07	Property			4400 Washington									80,867	12/31/2011	112,302	12/31/2012
26.08	Property			3352 Van Buren									105,064	12/31/2011	108,730	12/31/2012
26.09	Property			Maypole									64,782	12/31/2011	65,708	12/31/2012
26.10	Property			Congress 2007									68,671	12/31/2011	104,078	12/31/2012
26.11	Property			Homan									115,795	12/31/2011	90,185	12/31/2012
26.12	Property			Kingston									96,853	12/31/2011	91,599	12/31/2012
27	Loan	38	GSMC	Covington Portfolio		3/6/2014	2/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A
27.01	Property			6400 Augusta Road									N/A	N/A	N/A	N/A
27.02	Property			6410 Augusta Road									N/A	N/A	N/A	N/A
27.03	Property			1631 South Highway 14									N/A	N/A	N/A	N/A
27.04	Property			1623 South Highway 14									N/A	N/A	N/A	N/A
27.05	Property			1627 South Highway 14									N/A	N/A	N/A	N/A
28	Loan	12	MC-FiveMile	Brickhaven Apartments		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/88_0%/7	N/A	N/A	768,295	12/31/2012
29	Loan		GSMC	Dickson City Commons		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	1,366,274	12/31/2011	1,380,651	12/31/2012
30	Loan		CGMRC	Mooresville Crossing II	3/6/2015	4/6/2015	3/6/2024	No		0	0	Lockout/25_Defeasance/92_0%/3	1,185,844	12/31/2011	1,143,018	12/31/2012
31	Loan		GSMC	Willowick Apartments	2/6/2017	3/6/2017	2/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	929,377	12/31/2011	714,633	12/31/2012
32	Loan	39	GSMC	Nut Tree Center Phase II	3/6/2017	4/6/2017	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A
33	Loan	12, 40, 41	SMF I	Northgate Power Center	8/6/2015	9/6/2015	2/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A
34	Loan		CGMRC	Mini Storage Depot Portfolio		2/6/2014	1/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	715,088	12/31/2011	772,679	12/31/2012
34.01	Property			Mini Storage Depot - Michigan City									353,938	12/31/2011	381,132	12/31/2012
34.02	Property			Mini Storage Depot - Hobart									130,007	12/31/2011	174,414	12/31/2012
34.03	Property			Mini Storage Depot - Brick									231,143	12/31/2011	217,133	12/31/2012
35	Loan		SMF I	ATK Building		4/6/2014	3/6/2019	No		0	0	Lockout/13_>YM or 1%/42_0%/5	1,877,176	12/31/2011	1,877,176	12/31/2012
36	Loan		MC-FiveMile	High Point Shopping Center		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	537,708	12/31/2011	645,985	12/31/2012
37	Loan	42	SMF I	Cambridge Center West		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/90_0%/5	936,117	12/31/2011	779,985	12/31/2012
38	Loan		GSMC	Jo-Ann Fabrics Columbia	2/6/2016	3/6/2016	2/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	822,950	12/31/2011	737,181	12/31/2012
39	Loan		SMF I	Olive Corporate Center		5/6/2014	4/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	326,840	12/31/2011	359,531	12/31/2012
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	3/6/2016	4/6/2016	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	569,763	12/31/2011	597,711	12/31/2012
41	Loan	43	GSMC	Holiday Inn Brunswick		3/6/2014	2/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	847,990	12/31/2011	918,155	12/31/2012
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/90_0%/5	641,755	12/31/2011	945,690	12/31/2012
43	Loan	12	CGMRC	The Store House - Georgia		3/6/2014	2/6/2024	No		0	0	Lockout/26_Defeasance/91_0%/3	539,474	12/31/2011	526,856	12/31/2012
43.01	Property	12		The Store House - Mercer									311,898	12/31/2011	303,319	12/31/2012
43.02	Property	12		The Store House - Riverside									227,576	12/31/2011	223,537	12/31/2012
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	744,814	12/31/2011	566,443	12/31/2012
45	Loan		MC-FiveMile	Waterside Commons	3/6/2017	4/6/2017	3/6/2024	No		10	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	541,375	12/31/2012
46	Loan		MC-FiveMile	Imperial MHP		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	648,885	12/31/2011	696,020	12/31/2012
47	Loan		CGMRC	Cape Fear Plaza		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/92_0%/3	503,362	12/31/2011	319,880	12/31/2012
48	Loan		GSMC	Super Bi-Lo Center	3/6/2016	4/6/2016	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	532,842	12/31/2012
49	Loan	12	MC-FiveMile	Meadowbrook MHP		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	495,512	12/31/2011	510,516	12/31/2012
50	Loan	12	MC-FiveMile	High Point Village Apartments		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	237,339	12/31/2011	272,530	12/31/2012
51	Loan		MC-FiveMile	Regency Apartments		2/6/2014	1/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	380,605	12/31/2011	332,641	12/31/2012
52	Loan	12	MC-FiveMile	2800 West Trenton		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	327,942	12/31/2012
53	Loan		GSMC	Normandy Plaza		4/6/2014	3/6/2024	No		5 days grace, once per calendar year	0	Lockout/25_Defeasance/91_0%/4	721,723	12/31/2011	593,085	12/31/2012
54	Loan		SMF I	Cordova Court Apartments		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	509,366	12/31/2011	493,242	12/31/2012
55	Loan	48	GSMC	Candlewood Suites Columbus		3/6/2014	2/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	689,382	12/31/2011	538,665	12/31/2012
56	Loan		CGMRC	Grandview Marketplace	1/6/2024		1/6/2024	No		0	0	Lockout/27_Defeasance/89_0%/4	508,630	12/31/2011	526,623	12/31/2012
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	3/6/2016	4/6/2016	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	343,251	12/31/2011	338,782	12/31/2012
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL		3/6/2014	2/6/2024	No		0	0	Lockout/26_Defeasance/90_0%/4	406,415	12/31/2011	407,506	12/31/2012
59	Loan		MC-FiveMile	Carlyn Estates MHP		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	370,036	12/31/2011	351,135	12/31/2012
60	Loan		MC-FiveMile	Hillsdale Heights Apartments		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	398,340	12/31/2011	399,637	12/31/2012
61	Loan		SMF I	Lake Estates		5/6/2014	4/6/2024	No		0	0	Lockout/24_Defeasance/91_0%/5	N/A	N/A	N/A	N/A
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	315,141	12/31/2011	320,787	12/31/2012
63	Loan		MC-FiveMile	Hi-Vue Estates MHC		4/6/2014	3/6/2024	No		0	0	Lockout/25_Defeasance/91_0%/4	220,813	12/31/2011	228,675	12/31/2012

GSMS 2014-GC20 Annex A

														Debt Yield on	Underwritten
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /
Number	Property Flag	Footnotes	Loan Seller	Property Name	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	79,768,061	43,436,908	36,331,153	10/31/2013	12	Trailing 12	82,824,109	44,693,250	38,130,859	10.6%	978,652
1.01	Property			Orchid Terrace	3,516,315	1,545,080	1,971,234	10/31/2013	12	Trailing 12	3,885,071	1,611,640	2,273,431		38,142
1.02	Property			Village Gate of Farmington	5,392,644	3,324,664	2,067,980	10/31/2013	12	Trailing 12	5,671,993	3,420,315	2,251,678		53,464
1.03	Property			Lodge At Cold Spring	3,740,734	1,841,692	1,899,042	10/31/2013	12	Trailing 12	3,741,014	1,857,343	1,883,670		36,512
1.04	Property			The Manor At Oakridge	3,214,424	1,704,343	1,510,081	10/31/2013	12	Trailing 12	3,290,398	1,757,433	1,532,965		37,490
1.05	Property			Durham Regent	3,368,168	1,662,784	1,705,384	10/31/2013	12	Trailing 12	3,682,607	1,725,940	1,956,667		40,098
1.06	Property			Dogwood Estates	3,729,538	1,839,315	1,890,222	10/31/2013	12	Trailing 12	3,534,275	1,776,551	1,757,723		38,468
1.07	Property			Sheldon Oaks	3,187,972	1,498,849	1,689,123	10/31/2013	12	Trailing 12	3,272,534	1,548,349	1,724,185		36,186
1.08	Property			Jordan Oaks	3,544,879	1,590,126	1,954,753	10/31/2013	12	Trailing 12	3,464,361	1,623,842	1,840,519		38,142
1.09	Property			Sky Peaks	3,262,067	1,766,509	1,495,559	10/31/2013	12	Trailing 12	3,365,395	1,824,884	1,540,511		39,446
1.10	Property			The Westmont	3,612,934	2,029,334	1,583,600	10/31/2013	12	Trailing 12	4,034,175	2,134,388	1,899,788		44,662
1.11	Property			Pinewood Hills	3,515,682	1,797,653	1,718,028	10/31/2013	12	Trailing 12	3,480,593	1,746,101	1,734,492		38,142
1.12	Property			Hidden Lakes	3,406,645	1,958,028	1,448,618	10/31/2013	12	Trailing 12	3,619,884	2,054,425	1,565,459		44,010
1.13	Property			Walnut Woods	3,225,595	1,717,389	1,508,206	10/31/2013	12	Trailing 12	3,279,640	1,760,699	1,518,941		36,838
1.14	Property			Oakwood Hills	3,220,292	1,539,271	1,681,022	10/31/2013	12	Trailing 12	3,219,826	1,572,982	1,646,844		37,816
1.15	Property			Madison Estates	4,076,674	2,615,522	1,461,152	10/31/2013	12	Trailing 12	4,207,165	2,692,746	1,514,419		52,160
1.16	Property			Thornton Place	2,563,102	1,484,385	1,078,717	10/31/2013	12	Trailing 12	2,662,929	1,534,778	1,128,151		39,446
1.17	Property			Whiterock Court	3,066,188	1,768,777	1,297,410	10/31/2013	12	Trailing 12	3,407,755	1,862,975	1,544,779		38,142
1.18	Property			The Bentley	3,021,006	1,557,263	1,463,743	10/31/2013	12	Trailing 12	3,325,452	1,702,099	1,623,353		38,468
1.19	Property			Pueblo Regent	2,325,916	1,337,217	988,700	10/31/2013	12	Trailing 12	2,382,892	1,377,782	1,005,110		32,274
1.20	Property			Vista De La Montana	2,411,802	1,473,871	937,931	10/31/2013	12	Trailing 12	2,344,797	1,508,951	835,846		37,490
1.21	Property			Rock Creek	2,479,920	1,474,789	1,005,131	10/31/2013	12	Trailing 12	2,637,796	1,506,485	1,131,311		35,860
1.22	Property			Illahee Hills	2,384,670	1,437,120	947,550	10/31/2013	12	Trailing 12	2,449,065	1,479,216	969,850		35,534
1.23	Property			Palmer Hills	2,379,344	1,388,794	990,550	10/31/2013	12	Trailing 12	2,369,009	1,445,954	923,055		34,556
1.24	Property			Uffelman Estates	2,209,218	1,455,082	754,137	10/31/2013	12	Trailing 12	2,312,179	1,500,423	811,755		35,534
1.25	Property			The Regent	1,937,575	1,160,042	777,532	10/31/2013	12	Trailing 12	2,110,643	1,201,128	909,515		27,384
1.26	Property			The Fountains At Hidden Lakes	974,758	469,009	505,749	10/31/2013	12	Trailing 12	1,072,661	465,821	606,840		12,388
2	Loan	12, 13	CGMRC	Greene Town Center	21,653,383	9,440,460	12,212,923	12/31/2013	12	Full Year	24,783,093	10,506,975	14,276,118	10.4%	193,495
3	Loan		MC-FiveMile	Chase Tower	14,017,045	6,416,251	7,600,794	12/31/2013	12	Full Year	14,184,524	6,475,996	7,708,528	9.4%	77,901
4	Loan		GSMC	Three WestLake Park	12,914,148	5,862,729	7,051,419	11/30/2013	12	Trailing 12	14,533,503	5,935,652	8,597,851	10.7%	79,415
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	N/A	N/A	N/A	N/A	N/A	Not Available	5,541,779	1,279,864	4,261,915	8.8%	17,302
5.01	Property			Takoma Park	N/A	N/A	N/A	N/A	N/A	Not Available	3,324,777	746,358	2,578,419		12,304
5.02	Property			Vienna	N/A	N/A	N/A	N/A	N/A	Not Available	1,356,934	400,883	956,051		2,450
5.03	Property			Pikesville	N/A	N/A	N/A	N/A	N/A	Not Available	860,068	132,623	727,445		2,548
6	Loan	12, 16	GSMC	Sheraton Suites Houston	11,516,932	7,710,353	3,806,579	2/28/2014	12	Trailing 12	12,656,601	7,942,977	4,713,624	11.6%	506,264
7	Loan		CGMRC	Greenville Center	3,963,129	950,308	3,012,821	11/30/2013	12	Trailing 12	4,253,963	975,687	3,278,277	8.7%	27,326
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	N/A	N/A	N/A	N/A	N/A	Not Available	4,314,436	1,423,488	2,890,948	9.3%	25,649
8.01	Property	12		Pompano Beach	N/A	N/A	N/A	N/A	N/A	Not Available	1,282,280	533,860	748,420		5,838
8.02	Property	12		Florissant	N/A	N/A	N/A	N/A	N/A	Not Available	1,038,171	363,139	675,031		9,117
8.03	Property			Gonzales	N/A	N/A	N/A	N/A	N/A	Not Available	567,445	104,469	462,977		1,473
8.04	Property			Bristol	N/A	N/A	N/A	N/A	N/A	Not Available	789,932	223,361	566,571		3,009
8.05	Property	12		Cambridge	N/A	N/A	N/A	N/A	N/A	Not Available	636,608	198,659	437,949		6,212
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	4,529,724	1,837,680	2,692,044	Various	12	Various	4,693,642	1,860,479	2,833,163	9.5%	77,876
9.01	Property			Cheval Lutz Self Storage	749,869	276,733	473,136	12/31/2013	12	Full Year	780,651	279,637	501,014		10,151
9.02	Property			University Parkway Sarasota Self Storage	731,424	325,704	405,720	12/31/2013	12	Full Year	779,422	338,668	440,754		7,632
9.03	Property			Cortez Bradenton Self Storage	705,207	295,535	409,672	12/31/2013	12	Full Year	716,969	295,297	421,671		9,238
9.04	Property			Waterford Lakes Orlando Self Storage	655,013	274,388	380,625	12/31/2013	12	Full Year	690,123	278,842	411,281		15,651
9.05	Property			Lockwood Sarasota Self Storage	657,499	274,477	383,022	12/31/2013	12	Full Year	683,540	276,138	407,402		7,311
9.06	Property			Meadow Woods Orlando Self Storage	615,236	263,573	351,663	12/31/2013	12	Full Year	626,376	265,941	360,435		15,352
9.07	Property			Jackson A & W Storage	415,476	127,270	288,205	5/31/2013	12	Trailing 12	416,562	125,956	290,606		12,541
10	Loan	19	RCMC	River Oaks	4,127,077	1,575,146	2,551,931	12/31/2013	12	Full Year	4,302,937	1,888,244	2,414,693	8.2%	39,800
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio	8,839,419	5,006,310	3,833,109	12/31/2013	12	Full Year	8,883,881	5,073,241	3,810,639	13.1%	355,355
11.01	Property	12		Holiday Inn Stillwater	3,771,776	1,988,037	1,783,739	12/31/2013	12	Full Year	3,787,873	2,019,076	1,768,796		151,515
11.02	Property	12		Hilton Garden Inn Norman	3,254,000	1,975,128	1,278,872	12/31/2013	12	Full Year	3,275,556	2,007,156	1,268,400		131,022
11.03	Property	12		Hampton Inn & Suites Durant	1,813,642	1,043,144	770,498	12/31/2013	12	Full Year	1,820,452	1,047,009	773,443		72,818
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	5,183,921	2,196,812	2,987,110	10/31/2013	12	Trailing 12	5,016,857	2,285,253	2,731,605	9.6%	48,448
12.01	Property			Cool Springs	1,804,144	612,627	1,191,517	10/31/2013	12	Trailing 12	1,839,172	637,704	1,201,468		15,732
12.02	Property			Mallory	1,337,779	583,629	754,151	10/31/2013	12	Trailing 12	1,366,009	593,100	772,909		9,014
12.03	Property			Harpeth	706,435	272,579	433,856	10/31/2013	12	Trailing 12	516,485	272,922	243,563		7,984
12.04	Property			Bellevue	952,116	485,859	466,257	10/31/2013	12	Trailing 12	923,139	534,597	388,542		8,094
12.05	Property			Lebanon	383,446	242,117	141,329	10/31/2013	12	Trailing 12	372,052	246,929	125,123		7,624
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	N/A	N/A	N/A	N/A	N/A	Not Available	3,633,371	1,150,796	2,482,575	8.8%	19,600
13.01	Property			Austin	N/A	N/A	N/A	N/A	N/A	Not Available	1,363,077	467,886	895,191		7,613
13.02	Property			Jacksonville	N/A	N/A	N/A	N/A	N/A	Not Available	1,200,657	343,766	856,891		6,175
13.03	Property	12		Oxnard	N/A	N/A	N/A	N/A	N/A	Not Available	613,648	200,008	413,640		3,507
13.04	Property	12		Puyallup	N/A	N/A	N/A	N/A	N/A	Not Available	455,989	139,136	316,853		2,305
14	Loan	24, 25	GSMC	Crossroads Shopping Center	3,314,112	918,972	2,395,140	12/31/2013	12	Full Year	3,415,559	951,606	2,463,952	9.5%	89,644
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	N/A	N/A	N/A	N/A	N/A	Not Available	3,112,212	796,588	2,315,623	10.2%	47,220
16	Loan	28, 29	RCMC	West Run Apartments	4,875,446	2,796,018	2,079,428	1/31/2014	12	Trailing 12	5,193,014	2,934,591	2,258,423	9.3%	124,250
17	Loan		GSMC	Lodge at Bridgemill	3,671,512	1,606,064	2,065,448	11/30/2013	12	Trailing 12	3,751,855	1,625,164	2,126,692	8.8%	51,750
18	Loan		CGMRC	Norwalk Self Storage	2,860,986	528,355	2,332,631	12/31/2013	12	Full Year	2,863,084	629,611	2,233,472	9.3%	29,396
19	Loan	30	SMF I	Burlington Office Center	3,905,772	1,691,922	2,213,850	11/30/2013	12	Trailing 12	4,006,699	1,814,821	2,191,879	10.3%	86,364

GSMS 2014-GC20 Annex A

														Debt Yield on	Underwritten
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /
Number	Property Flag	Footnotes	Loan Seller	Property Name	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)
20	Loan	31	MC-FiveMile	1650 Selwyn	N/A	N/A	N/A	N/A	N/A	Not Available	3,505,202	1,391,507	2,113,695	10.1%	41,003
21	Loan		RCMC	Preserve at Greenway Park II	1,342,490	488,137	854,353	12/31/2013	9	Annualized	2,150,856	589,637	1,561,218	9.2%	36,000
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	1,764,615	391,863	1,372,752	12/31/2013	12	Full Year	1,764,615	364,105	1,400,510	8.4%	13,334
23	Loan	34	GSMC	8860 Smith’s Mill Road	1,488,978	192,222	1,296,755	12/31/2013	12	Full Year	1,824,197	259,378	1,564,819	9.5%	30,432
24	Loan	35	CGMRC	Visalia Marketplace	2,127,936	644,711	1,483,225	12/31/2013	12	Full Year	2,461,633	803,406	1,658,228	10.5%	30,119
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	2,813,475	898,033	1,915,442	12/31/2013	12	Full Year	2,913,491	903,763	2,009,728	13.1%	57,005
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	2,980,553	1,223,705	1,756,848	12/31/2013	12	Full Year	2,980,553	1,288,564	1,691,987	11.1%	105,170
26.01	Property			5644 Washington	533,556	230,461	303,095	12/31/2013	12	Full Year	533,556	238,693	294,862		18,900
26.02	Property			5032 Washington	372,543	99,874	272,669	12/31/2013	12	Full Year	372,543	115,741	256,802		13,200
26.03	Property			234 North Pine	409,707	151,740	257,967	12/31/2013	12	Full Year	409,707	162,952	246,755		10,200
26.04	Property			4200 Washington	249,308	65,414	183,894	12/31/2013	12	Full Year	249,308	82,883	166,425		9,126
26.05	Property			Essex King	276,453	119,224	157,229	12/31/2013	12	Full Year	276,453	124,994	151,459		9,300
26.06	Property			WJ Management	198,129	94,940	103,189	12/31/2013	12	Full Year	198,129	88,974	109,155		6,600
26.07	Property			4400 Washington	159,700	70,229	89,471	12/31/2013	12	Full Year	159,700	73,818	85,882		7,866
26.08	Property			3352 Van Buren	194,618	93,503	101,115	12/31/2013	12	Full Year	194,618	93,637	100,981		6,732
26.09	Property			Maypole	125,874	68,956	56,918	12/31/2013	12	Full Year	125,874	67,043	58,831		6,422
26.10	Property			Congress 2007	141,031	66,007	75,024	12/31/2013	12	Full Year	141,031	67,895	73,136		4,800
26.11	Property			Homan	150,388	79,586	70,802	12/31/2013	12	Full Year	150,388	81,067	69,320		6,324
26.12	Property			Kingston	169,246	83,771	85,475	12/31/2013	12	Full Year	169,246	90,867	78,379		5,700
27	Loan	38	GSMC	Covington Portfolio	1,632,841	420,484	1,212,357	12/31/2013	12	Full Year	2,179,335	508,426	1,670,909	12.1%	66,200
27.01	Property			6400 Augusta Road	243,281	133,151	110,130	12/31/2013	12	Full Year	632,731	150,452	482,279		19,000
27.02	Property			6410 Augusta Road	509,471	106,760	402,712	12/31/2013	12	Full Year	568,300	129,388	438,912		17,000
27.03	Property			1631 South Highway 14	325,495	54,721	270,774	12/31/2013	12	Full Year	382,000	78,571	303,429		10,000
27.04	Property			1623 South Highway 14	299,292	72,957	226,335	12/31/2013	12	Full Year	327,300	81,804	245,496		12,200
27.05	Property			1627 South Highway 14	255,302	52,895	202,407	12/31/2013	12	Full Year	269,004	68,211	200,793		8,000
28	Loan	12	MC-FiveMile	Brickhaven Apartments	3,785,091	2,685,664	1,099,427	12/31/2013	12	Full Year	4,387,942	2,861,920	1,526,022	11.3%	234,000
29	Loan		GSMC	Dickson City Commons	1,870,969	509,891	1,361,078	12/31/2013	12	Full Year	1,902,674	516,917	1,385,757	10.3%	37,520
30	Loan		CGMRC	Mooresville Crossing II	1,333,080	229,913	1,103,167	10/31/2013	12	Trailing 12	1,314,731	227,591	1,087,140	10.3%	10,935
31	Loan		GSMC	Willowick Apartments	2,223,041	1,207,265	1,015,777	12/31/2013	12	Full Year	2,263,115	1,233,645	1,029,471	9.9%	87,360
32	Loan	39	GSMC	Nut Tree Center Phase II	N/A	N/A	N/A	N/A	N/A	Not Available	1,302,815	401,666	901,149	8.7%	7,172
33	Loan	12, 40, 41	SMF I	Northgate Power Center	N/A	N/A	N/A	N/A	N/A	Not Available	1,689,780	702,145	987,634	9.9%	24,383
34	Loan		CGMRC	Mini Storage Depot Portfolio	1,721,432	796,739	924,693	10/31/2013	12	Trailing 12	1,721,432	788,913	932,519	9.9%	33,348
34.01	Property			Mini Storage Depot - Michigan City	631,179	239,997	391,182	11/30/2013	12	Trailing 12	631,179	235,045	396,134		12,100
34.02	Property			Mini Storage Depot - Hobart	583,924	321,817	262,107	11/30/2013	12	Trailing 12	583,924	299,370	284,554		10,350
34.03	Property			Mini Storage Depot - Brick	506,329	234,925	271,404	11/30/2013	12	Trailing 12	506,329	254,498	251,830		10,898
35	Loan		SMF I	ATK Building	2,245,731	368,555	1,877,176	12/31/2013	12	Full Year	1,362,872	371,386	991,486	11.6%	14,040
36	Loan		MC-FiveMile	High Point Shopping Center	906,604	267,907	638,697	12/31/2013	12	Full Year	1,104,076	280,186	823,890	11.3%	17,201
37	Loan	42	SMF I	Cambridge Center West	1,336,978	493,919	843,059	12/31/2013	12	Full Year	1,346,524	494,217	852,307	11.8%	18,098
38	Loan		GSMC	Jo-Ann Fabrics Columbia	914,798	163,546	751,252	11/30/2013	12	Trailing 12	916,915	170,797	746,118	10.4%	16,278
39	Loan		SMF I	Olive Corporate Center	1,643,636	1,148,659	494,977	12/31/2013	12	Full Year	2,111,216	1,178,483	932,733	13.1%	38,057
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	1,090,933	488,828	602,105	12/31/2013	12	Full Year	1,090,573	476,886	613,687	8.8%	33,756
41	Loan	43	GSMC	Holiday Inn Brunswick	2,461,125	1,438,505	1,022,620	10/31/2013	12	Trailing 12	2,461,125	1,437,790	1,023,335	14.7%	98,445
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	3,325,085	2,460,492	864,593	12/31/2013	12	Full Year	3,325,085	2,384,768	940,317	13.6%	133,003
43	Loan	12	CGMRC	The Store House - Georgia	960,897	302,786	658,111	10/31/2013	12	Trailing 12	997,419	350,181	647,238	9.7%	14,670
43.01	Property	12		The Store House - Mercer	572,966	155,861	417,105	10/31/2013	12	Trailing 12	598,233	188,226	410,007		9,995
43.02	Property	12		The Store House - Riverside	387,931	146,925	241,006	10/31/2013	12	Trailing 12	399,186	161,955	237,231		4,675
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	916,710	311,626	605,084	12/31/2013	12	Full Year	1,358,694	324,886	1,033,808	15.9%	35,141
45	Loan		MC-FiveMile	Waterside Commons	965,513	253,589	711,923	11/13/2013	11	Annualized	983,138	298,327	684,812	10.7%	7,956
46	Loan		MC-FiveMile	Imperial MHP	1,313,001	502,273	810,727	12/31/2013	12	Full Year	1,305,626	570,135	735,492	11.5%	16,900
47	Loan		CGMRC	Cape Fear Plaza	826,580	263,883	562,697	12/31/2013	12	Full Year	991,808	270,850	720,958	11.3%	11,584
48	Loan		GSMC	Super Bi-Lo Center	732,145	201,805	530,340	12/31/2013	12	Full Year	715,692	202,143	513,549	9.1%	9,888
49	Loan	12	MC-FiveMile	Meadowbrook MHP	735,518	241,218	494,300	12/31/2013	12	Full Year	764,844	280,523	484,321	9.6%	17,040
50	Loan	12	MC-FiveMile	High Point Village Apartments	1,156,725	649,398	507,327	12/31/2013	12	Full Year	1,160,020	684,273	475,748	9.5%	50,400
51	Loan		MC-FiveMile	Regency Apartments	1,065,072	564,823	500,249	10/31/2013	12	Trailing 12	1,104,002	608,988	495,014	9.9%	43,800
52	Loan	12	MC-FiveMile	2800 West Trenton	907,363	335,186	572,177	9/30/2013	12	Trailing 12	1,055,525	476,288	579,237	12.2%	11,804
53	Loan		GSMC	Normandy Plaza	854,694	160,024	694,670	12/31/2013	12	Full Year	693,455	189,686	503,769	11.1%	4,694
54	Loan		SMF I	Cordova Court Apartments	1,027,975	564,561	463,414	12/31/2013	12	Full Year	1,031,564	579,974	451,590	10.5%	44,622
55	Loan	48	GSMC	Candlewood Suites Columbus	1,675,145	1,081,964	593,181	10/31/2013	12	Trailing 12	1,675,145	1,076,440	598,705	14.4%	67,006
56	Loan		CGMRC	Grandview Marketplace	815,036	237,592	577,444	10/31/2013	12	Trailing 12	810,039	244,619	565,420	14.1%	5,403
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	654,724	319,354	335,370	12/31/2013	12	Full Year	658,876	315,927	342,949	8.8%	17,850
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	730,466	273,588	456,878	10/31/2013	12	Trailing 12	730,466	303,351	427,115	11.4%	16,200
59	Loan		MC-FiveMile	Carlyn Estates MHP	527,066	160,543	366,523	12/31/2013	12	Full Year	531,166	191,073	340,093	9.2%	5,550
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	685,765	223,060	462,705	12/31/2013	12	Full Year	679,449	318,455	360,994	10.0%	20,700
61	Loan		SMF I	Lake Estates	616,405	215,745	400,661	12/31/2013	12	Full Year	598,906	223,784	375,121	10.7%	6,544
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	478,426	147,526	330,900	12/31/2013	12	Full Year	477,040	188,351	288,688	10.7%	18,720
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	633,859	338,009	295,850	12/31/2013	12	Full Year	607,395	273,641	333,754	14.8%	8,150

GSMS 2014-GC20 Annex A

								Debt Yield on
Control	Loan /		Mortgage		Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity (%)	Occupancy (%) (5)
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	0	37,152,207	1.55	10.3%	507,180,000	12/31/2013	NAP	NAP	71.2%	56.8%	90.4%
1.01	Property			Orchid Terrace	0	2,235,289			29,000,000	12/31/2013	NAP	NAP			94.0%
1.02	Property			Village Gate of Farmington	0	2,198,214			28,800,000	12/31/2013	NAP	NAP			88.4%
1.03	Property			Lodge At Cold Spring	0	1,847,158			27,800,000	12/31/2013	NAP	NAP			86.6%
1.04	Property			The Manor At Oakridge	0	1,495,475			26,700,000	12/31/2013	NAP	NAP			90.4%
1.05	Property			Durham Regent	0	1,916,569			26,400,000	12/31/2013	NAP	NAP			95.1%
1.06	Property			Dogwood Estates	0	1,719,255			25,800,000	12/31/2013	NAP	NAP			89.0%
1.07	Property			Sheldon Oaks	0	1,687,999			24,100,000	12/31/2013	NAP	NAP			92.8%
1.08	Property			Jordan Oaks	0	1,802,377			24,000,000	12/31/2013	NAP	NAP			95.7%
1.09	Property			Sky Peaks	0	1,501,065			23,200,000	12/31/2013	NAP	NAP			86.0%
1.10	Property			The Westmont	0	1,855,126			22,600,000	12/31/2013	NAP	NAP			94.9%
1.11	Property			Pinewood Hills	0	1,696,350			21,900,000	12/31/2013	NAP	NAP			92.3%
1.12	Property			Hidden Lakes	0	1,521,449			20,500,000	12/31/2013	NAP	NAP			92.6%
1.13	Property			Walnut Woods	0	1,482,103			19,200,000	12/31/2013	NAP	NAP			93.8%
1.14	Property			Oakwood Hills	0	1,609,028			18,950,000	12/31/2013	NAP	NAP			87.9%
1.15	Property			Madison Estates	0	1,462,259			18,500,000	12/31/2013	NAP	NAP			86.9%
1.16	Property			Thornton Place	0	1,088,705			16,200,000	12/31/2013	NAP	NAP			87.6%
1.17	Property			Whiterock Court	0	1,506,637			16,000,000	12/31/2013	NAP	NAP			98.3%
1.18	Property			The Bentley	0	1,584,885			15,900,000	12/31/2013	NAP	NAP			91.5%
1.19	Property			Pueblo Regent	0	972,836			15,100,000	12/31/2013	NAP	NAP			89.9%
1.20	Property			Vista De La Montana	0	798,356			14,700,000	12/31/2013	NAP	NAP			83.5%
1.21	Property			Rock Creek	0	1,095,451			14,500,000	12/31/2013	NAP	NAP			95.5%
1.22	Property			Illahee Hills	0	934,316			13,900,000	12/31/2013	NAP	NAP			84.4%
1.23	Property			Palmer Hills	0	888,499			13,500,000	12/31/2013	NAP	NAP			78.3%
1.24	Property			Uffelman Estates	0	776,221			12,200,000	12/31/2013	NAP	NAP			85.3%
1.25	Property			The Regent	0	882,131			9,800,000	12/31/2013	NAP	NAP			98.8%
1.26	Property			The Fountains At Hidden Lakes	0	594,452			7,930,000	12/31/2013	NAP	NAP			100.0%
2	Loan	12, 13	CGMRC	Greene Town Center	860,138	13,222,484	1.50	9.6%	222,000,000	2/4/2014	235,000,000	5/1/2015	61.8%	49.3%	88.8%
3	Loan		MC-FiveMile	Chase Tower	506,597	7,124,030	1.34	8.6%	120,000,000	1/7/2014	NAP	NAP	68.7%	60.9%	100.0%
4	Loan		GSMC	Three WestLake Park	471,591	8,046,846	1.63	10.1%	121,150,000	1/9/2014	NAP	NAP	66.0%	60.6%	100.0%
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	92,383	4,152,230	1.33	8.6%	64,500,000	Various	NAP	NAP	75.0%	72.4%	94.6%
5.01	Property			Takoma Park	82,449	2,483,666			35,600,000	11/16/2013	NAP	NAP			94.7%
5.02	Property			Vienna	6,657	946,944			17,100,000	11/15/2013	NAP	NAP			100.0%
5.03	Property			Pikesville	3,277	721,620			11,800,000	11/15/2013	NAP	NAP			89.0%
6	Loan	12, 16	GSMC	Sheraton Suites Houston	0	4,207,360	1.61	10.3%	60,000,000	1/31/2014	61,800,000	1/31/2015	67.8%	54.1%	71.4%
7	Loan		CGMRC	Greenville Center	139,398	3,111,552	1.29	8.3%	50,600,000	12/4/2013	NAP	NAP	74.1%	65.6%	91.0%
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	53,076	2,812,223	1.40	9.1%	41,380,000	Various	42,780,000	Various	75.0%	70.0%	82.2%
8.01	Property	12		Pompano Beach	20,052	722,530			11,200,000	11/17/2013	11,600,000	11/17/2014			75.4%
8.02	Property	12		Florissant	4,878	661,037			9,500,000	11/16/2013	9,600,000	2/1/2014			92.7%
8.03	Property			Gonzales	87	461,416			7,680,000	11/14/2013	NAP	NAP			100.0%
8.04	Property			Bristol	9,598	553,964			7,700,000	11/12/2013	NAP	NAP			100.0%
8.05	Property	12		Cambridge	18,461	413,276			5,300,000	11/16/2013	6,200,000	11/16/2015			60.4%
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	0	2,755,287	1.39	9.2%	43,000,000	12/3/2013	NAP	NAP	69.5%	57.8%	84.3%
9.01	Property			Cheval Lutz Self Storage	0	490,863			6,400,000	11/2/2013	NAP	NAP			86.3%
9.02	Property			University Parkway Sarasota Self Storage	0	433,122			6,400,000	11/2/2013	NAP	NAP			79.4%
9.03	Property			Cortez Bradenton Self Storage	0	412,433			5,900,000	11/2/2013	NAP	NAP			86.5%
9.04	Property			Waterford Lakes Orlando Self Storage	0	395,630			5,800,000	11/3/2013	NAP	NAP			78.6%
9.05	Property			Lockwood Sarasota Self Storage	0	400,091			5,500,000	11/2/2013	NAP	NAP			96.3%
9.06	Property			Meadow Woods Orlando Self Storage	0	345,083			5,500,000	11/3/2013	NAP	NAP			76.9%
9.07	Property			Jackson A & W Storage	0	278,065			2,450,000	11/5/2013	NAP	NAP			93.5%
10	Loan	19	RCMC	River Oaks	0	2,374,893	1.28	8.1%	53,200,000	11/4/2013	NAP	NAP	55.5%	51.0%	95.5%
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio	0	3,455,285	1.72	11.9%	40,000,000	Various	41,300,000	Various	72.5%	52.3%	72.2%
11.01	Property	12		Holiday Inn Stillwater	0	1,617,282			16,900,000	1/28/2014	17,400,000	2/1/2017			75.4%
11.02	Property	12		Hilton Garden Inn Norman	0	1,137,378			15,200,000	1/28/2014	15,600,000	2/1/2016			69.6%
11.03	Property	12		Hampton Inn & Suites Durant	0	700,625			7,900,000	1/27/2014	8,300,000	2/1/2017			71.3%
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	201,132	2,482,024	1.33	8.7%	38,375,000	11/7/2013	NAP	NAP	74.3%	64.5%	90.3%
12.01	Property			Cool Springs	70,614	1,115,122			14,975,000	11/7/2013	NAP	NAP			99.7%
12.02	Property			Mallory	53,754	710,141			9,700,000	11/7/2013	NAP	NAP			100.0%
12.03	Property			Harpeth	17,056	218,523			5,150,000	11/7/2013	NAP	NAP			76.3%
12.04	Property			Bellevue	39,903	340,545			4,950,000	11/7/2013	NAP	NAP			95.5%
12.05	Property			Lebanon	19,806	97,693			3,600,000	11/7/2013	NAP	NAP			60.9%
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	45,396	2,417,580	1.33	8.6%	40,900,000	Various	42,000,000	Various	68.7%	64.6%	87.3%
13.01	Property			Austin	17,747	869,832			12,900,000	11/14/2013	NAP	NAP			100.0%
13.02	Property			Jacksonville	19,292	831,423			10,700,000	11/12/2013	NAP	NAP			91.9%
13.03	Property	12		Oxnard	8,356	401,776			10,000,000	11/16/2013	10,400,000	11/16/2015			67.3%
13.04	Property	12		Puyallup	0	314,549			7,300,000	11/14/2013	8,000,000	11/14/2015			63.9%
14	Loan	24, 25	GSMC	Crossroads Shopping Center	87,518	2,286,791	1.83	8.8%	43,000,000	2/5/2014	NAP	NAP	60.5%	60.5%	97.3%
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	112,410	2,155,994	1.39	9.5%	30,700,000	1/13/2014	32,900,000	1/1/2015	74.2%	60.8%	89.3%
16	Loan	28, 29	RCMC	West Run Apartments	0	2,134,173	1.37	8.8%	33,300,000	12/30/2013	NAP	NAP	73.0%	64.6%	93.6%
17	Loan		GSMC	Lodge at Bridgemill	0	2,074,942	1.32	8.6%	34,170,000	12/6/2013	NAP	NAP	70.6%	58.4%	97.3%
18	Loan		CGMRC	Norwalk Self Storage	0	2,204,077	1.48	9.2%	36,200,000	2/4/2014	NAP	NAP	66.3%	59.6%	86.0%
19	Loan	30	SMF I	Burlington Office Center	171,699	1,933,816	1.41	9.1%	30,000,000	1/29/2014	NAP	NAP	70.8%	60.5%	87.5%

GSMS 2014-GC20 Annex A

								Debt Yield on
Control	Loan /		Mortgage		Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity (%)	Occupancy (%) (5)
20	Loan	31	MC-FiveMile	1650 Selwyn	0	2,072,692	1.46	9.9%	38,700,000	10/1/2013	NAP	NAP	54.1%	45.2%	100.0%
21	Loan		RCMC	Preserve at Greenway Park II	0	1,525,218	1.44	9.0%	24,500,000	1/6/2014	NAP	NAP	69.2%	56.5%	90.6%
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	17,779	1,369,397	1.27	8.2%	22,350,000	11/20/2013	22,550,000	11/1/2014	74.9%	64.3%	94.1%
23	Loan	34	GSMC	8860 Smith’s Mill Road	57,820	1,476,567	1.39	9.0%	22,000,000	1/10/2014	NAP	NAP	74.9%	61.6%	100.0%
24	Loan	35	CGMRC	Visalia Marketplace	76,526	1,551,583	1.61	9.8%	22,000,000	2/7/2014	NAP	NAP	71.8%	68.3%	96.8%
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	91,335	1,861,389	1.87	12.1%	23,750,000	1/18/2014	NAP	NAP	64.8%	53.4%	90.4%
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	0	1,586,817	1.59	10.4%	21,080,000	11/4/2013	NAP	NAP	72.4%	67.1%	96.1%
26.01	Property			5644 Washington	0	275,962			3,420,000	11/4/2013	NAP	NAP			96.8%
26.02	Property			5032 Washington	0	243,602			3,230,000	11/4/2013	NAP	NAP			93.2%
26.03	Property			234 North Pine	0	236,555			2,890,000	11/4/2013	NAP	NAP			97.1%
26.04	Property			4200 Washington	0	157,299			2,000,000	11/4/2013	NAP	NAP			100.0%
26.05	Property			Essex King	0	142,159			1,770,000	11/4/2013	NAP	NAP			96.8%
26.06	Property			WJ Management	0	102,555			1,460,000	11/4/2013	NAP	NAP			100.0%
26.07	Property			4400 Washington	0	78,016			1,200,000	11/4/2013	NAP	NAP			91.3%
26.08	Property			3352 Van Buren	0	94,249			1,190,000	11/4/2013	NAP	NAP			94.4%
26.09	Property			Maypole	0	52,409			1,060,000	11/4/2013	NAP	NAP			94.7%
26.10	Property			Congress 2007	0	68,336			1,050,000	11/4/2013	NAP	NAP			93.8%
26.11	Property			Homan	0	62,996			950,000	11/4/2013	NAP	NAP			94.1%
26.12	Property			Kingston	0	72,679			860,000	11/4/2013	NAP	NAP			100.0%
27	Loan	38	GSMC	Covington Portfolio	124,585	1,480,125	1.49	10.8%	18,800,000	12/16/2013	NAP	NAP	73.2%	55.4%	93.7%
27.01	Property			6400 Augusta Road	33,731	429,548			5,414,538	12/16/2013	NAP	NAP			88.4%
27.02	Property			6410 Augusta Road	34,000	387,912			4,885,462	12/16/2013	NAP	NAP			100.0%
27.03	Property			1631 South Highway 14	20,000	273,429			3,454,874	12/16/2013	NAP	NAP			100.0%
27.04	Property			1623 South Highway 14	24,400	208,896			2,781,917	12/16/2013	NAP	NAP			100.0%
27.05	Property			1627 South Highway 14	12,454	180,339			2,263,209	12/16/2013	NAP	NAP			75.0%
28	Loan	12	MC-FiveMile	Brickhaven Apartments	0	1,292,022	1.48	9.6%	22,050,000	1/7/2014	22,250,000	10/7/2014	61.2%	49.9%	92.2%
29	Loan		GSMC	Dickson City Commons	76,515	1,271,722	1.46	9.4%	19,050,000	1/7/2014	NAP	NAP	70.8%	58.3%	100.0%
30	Loan		CGMRC	Mooresville Crossing II	53,607	1,022,598	1.50	9.7%	14,100,000	12/4/2013	NAP	NAP	75.0%	63.4%	97.5%
31	Loan		GSMC	Willowick Apartments	0	942,111	1.45	9.1%	15,200,000	1/3/2014	NAP	NAP	68.4%	60.2%	98.8%
32	Loan	39	GSMC	Nut Tree Center Phase II	26,196	867,781	1.31	8.4%	14,060,000	1/13/2014	NAP	NAP	73.6%	65.1%	100.0%
33	Loan	12, 40, 41	SMF I	Northgate Power Center	7,421	955,830	1.48	9.6%	13,890,000	1/13/2014	14,900,000	4/1/2014	72.0%	57.4%	94.3%
34	Loan		CGMRC	Mini Storage Depot Portfolio	0	899,171	1.46	9.5%	12,890,000	11/23/2013	NAP	NAP	73.4%	60.7%	98.8%
34.01	Property			Mini Storage Depot - Michigan City	0	384,035			5,140,000	11/23/2013	NAP	NAP			99.7%
34.02	Property			Mini Storage Depot - Hobart	0	274,204			4,200,000	11/23/2013	NAP	NAP			98.8%
34.03	Property			Mini Storage Depot - Brick	0	240,933			3,550,000	11/23/2013	NAP	NAP			97.9%
35	Loan		SMF I	ATK Building	0	977,446	1.56	11.5%	13,800,000	12/30/2013	NAP	NAP	61.8%	53.6%	100.0%
36	Loan		MC-FiveMile	High Point Shopping Center	77,637	729,052	1.58	10.0%	10,500,000	1/2/2014	NAP	NAP	69.4%	56.8%	90.8%
37	Loan	42	SMF I	Cambridge Center West	70,204	764,005	1.60	10.5%	10,300,000	1/17/2014	NAP	NAP	70.3%	58.3%	95.2%
38	Loan		GSMC	Jo-Ann Fabrics Columbia	21,479	708,360	1.51	9.8%	10,300,000	12/7/2013	NAP	NAP	69.9%	60.6%	100.0%
39	Loan		SMF I	Olive Corporate Center	89,779	804,897	1.70	11.3%	9,500,000	1/28/2014	NAP	NAP	74.7%	62.0%	93.7%
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	0	579,931	1.26	8.3%	9,500,000	1/6/2014	NAP	NAP	73.7%	64.0%	93.1%
41	Loan	43	GSMC	Holiday Inn Brunswick	0	924,890	1.87	13.3%	9,700,000	12/1/2013	NAP	NAP	71.6%	53.9%	54.7%
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	0	807,313	1.68	11.7%	11,500,000	1/22/2014	NAP	NAP	59.9%	44.8%	78.8%
43	Loan	12	CGMRC	The Store House - Georgia	0	632,567	1.42	9.5%	8,900,000	11/6/2013	9,340,000	Various	74.8%	59.3%	79.0%
43.01	Property	12		The Store House - Mercer	0	400,012			5,300,000	11/6/2013	5,600,000	11/6/2016			77.8%
43.02	Property	12		The Store House - Riverside	0	232,555			3,600,000	11/6/2013	3,740,000	10/6/2015			81.5%
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	96,354	902,314	2.14	13.9%	12,150,000	1/10/2014	12,950,000	6/1/2015	53.4%	41.3%	84.8%
45	Loan		MC-FiveMile	Waterside Commons	39,581	637,275	1.56	9.9%	8,560,000	12/10/2013	NAP	NAP	74.9%	66.2%	96.4%
46	Loan		MC-FiveMile	Imperial MHP	0	718,592	1.66	11.2%	8,530,000	1/2/2014	NAP	NAP	75.0%	62.6%	88.5%
47	Loan		CGMRC	Cape Fear Plaza	63,861	645,513	1.59	10.1%	8,700,000	1/6/2014	NAP	NAP	73.4%	60.1%	92.5%
48	Loan		GSMC	Super Bi-Lo Center	18,529	485,132	1.37	8.6%	7,500,000	1/31/2014	NAP	NAP	75.0%	64.6%	100.0%
49	Loan	12	MC-FiveMile	Meadowbrook MHP	0	467,281	1.35	9.2%	8,210,000	12/19/2013	8,780,000	5/21/2015	61.8%	48.3%	76.0%
50	Loan	12	MC-FiveMile	High Point Village Apartments	0	425,348	1.25	8.5%	7,910,000	1/30/2014	7,920,000	1/30/2015	63.2%	52.8%	90.5%
51	Loan		MC-FiveMile	Regency Apartments	0	451,214	1.29	9.1%	6,800,000	11/18/2013	NAP	NAP	73.3%	61.9%	94.5%
52	Loan	12	MC-FiveMile	2800 West Trenton	59,248	508,185	1.59	10.7%	6,800,000	1/28/2014	6,900,000	12/1/2014	69.8%	57.3%	83.0%
53	Loan		GSMC	Normandy Plaza	14,026	485,050	1.62	10.7%	6,100,000	10/10/2013	NAP	NAP	74.5%	61.7%	100.0%
54	Loan		SMF I	Cordova Court Apartments	0	406,968	1.43	9.5%	6,040,000	1/21/2014	NAP	NAP	71.3%	59.1%	88.5%
55	Loan	48	GSMC	Candlewood Suites Columbus	0	531,699	1.80	12.8%	5,950,000	12/1/2013	NAP	NAP	69.8%	52.5%	68.7%
56	Loan		CGMRC	Grandview Marketplace	32,885	527,132	2.66	13.2%	7,740,000	11/30/2013	NAP	NAP	51.7%	51.7%	89.8%
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	0	325,099	1.28	8.3%	5,500,000	1/6/2014	NAP	NAP	70.9%	61.6%	95.7%
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	0	410,915	1.64	11.0%	4,900,000	11/19/2013	NAP	NAP	76.6%	63.7%	89.0%
59	Loan		MC-FiveMile	Carlyn Estates MHP	0	334,543	1.33	9.1%	5,410,000	12/19/2013	NAP	NAP	68.2%	57.1%	95.5%
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	0	340,294	1.43	9.5%	6,500,000	1/15/2014	NAP	NAP	55.3%	45.9%	98.6%
61	Loan		SMF I	Lake Estates	0	368,577	1.61	10.5%	4,780,000	1/31/2014	NAP	NAP	73.2%	60.5%	85.5%
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	0	269,968	1.53	10.0%	3,600,000	1/22/2014	NAP	NAP	74.9%	61.9%	100.0%
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	0	325,604	1.89	14.4%	4,430,000	12/18/2013	NAP	NAP	50.9%	39.3%	96.9%

GSMS 2014-GC20 Annex A

												Second	Second
Control	Loan /		Mortgage						Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant	Third
Number	Property Flag	Footnotes	Loan Seller	Property Name	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio		NAP	NAP
1.01	Property			Orchid Terrace	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.02	Property			Village Gate of Farmington	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.03	Property			Lodge At Cold Spring	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.04	Property			The Manor At Oakridge	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.05	Property			Durham Regent	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.06	Property			Dogwood Estates	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.07	Property			Sheldon Oaks	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.08	Property			Jordan Oaks	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.09	Property			Sky Peaks	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.10	Property			The Westmont	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.11	Property			Pinewood Hills	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.12	Property			Hidden Lakes	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.13	Property			Walnut Woods	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.14	Property			Oakwood Hills	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.15	Property			Madison Estates	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.16	Property			Thornton Place	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.17	Property			Whiterock Court	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.18	Property			The Bentley	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.19	Property			Pueblo Regent	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.20	Property			Vista De La Montana	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.21	Property			Rock Creek	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.22	Property			Illahee Hills	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.23	Property			Palmer Hills	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.24	Property			Uffelman Estates	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.25	Property			The Regent	10/31/2013	NAP	NAP	NAP			NAP			NAP
1.26	Property			The Fountains At Hidden Lakes	10/31/2013	NAP	NAP	NAP			NAP			NAP
2	Loan	12, 13	CGMRC	Greene Town Center	12/31/2013	NAP	NAP	Urban Active Fitness	51,414	11/30/2026	Nordstrom	35,123	7/31/2024	Books & Co.
3	Loan		MC-FiveMile	Chase Tower	3/6/2014	NAP	NAP	Bury & Partners, Inc.	71,668	8/31/2017	JPMorgan Chase Bank, National Association	56,370	5/31/2016	RGM Advisors, LLC
4	Loan		GSMC	Three WestLake Park	12/31/2013	NAP	NAP	ConocoPhillips Company	242,052	2/28/2019	BP Corporation North America, Inc	171,122	11/30/2016	Stream Realty
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1		NAP	NAP
5.01	Property			Takoma Park	12/15/2013	NAP	NAP	Aldi Supermarket	21,666	5/31/2028	Walgreens	15,000	12/31/2088	Discount Mart
5.02	Property			Vienna	12/15/2013	NAP	NAP	Walgreens	15,000	12/31/2088	Petco	9,500	12/31/2021	NAP
5.03	Property			Pikesville	12/15/2013	NAP	NAP	Walgreens	18,476	12/31/2088	Ask G Dad	4,200	2/28/2018	NAP
6	Loan	12, 16	GSMC	Sheraton Suites Houston	2/28/2014	142.03	101.43	NAP			NAP			NAP
7	Loan		CGMRC	Greenville Center	1/27/2014	NAP	NAP	Janssen’s Market, LLC	20,416	5/31/2015	Wells Fargo Advisors, LLC	14,037	2/29/2016	Talbots
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3		NAP	NAP
8.01	Property	12		Pompano Beach	10/24/2013	NAP	NAP	Sav-A-Lot	14,872	11/30/2019	Walgreens	14,820	12/31/2088	Broward Community & Family
8.02	Property	12		Florissant	10/24/2013	NAP	NAP	Walgreens	30,963	12/31/2088	Moran Foods	17,056	2/29/2016	Missouri Goodwill
8.03	Property			Gonzales	12/19/2013	NAP	NAP	Walgreens	14,728	12/31/2088	NAP			NAP
8.04	Property			Bristol	12/1/2013	NAP	NAP	Walgreens	14,550	12/31/2088	Friendly Ice Cream Co	4,730	11/30/2020	Rent-A-Center
8.05	Property	12		Cambridge	12/1/2013	NAP	NAP	Walgreens	14,715	12/31/2088	Advance Auto Parts	8,125	6/30/2021	SkipJack Dry Cleaners
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio		NAP	NAP
9.01	Property			Cheval Lutz Self Storage	10/15/2013	NAP	NAP	NAP			NAP			NAP
9.02	Property			University Parkway Sarasota Self Storage	10/15/2013	NAP	NAP	NAP			NAP			NAP
9.03	Property			Cortez Bradenton Self Storage	10/15/2013	NAP	NAP	NAP			NAP			NAP
9.04	Property			Waterford Lakes Orlando Self Storage	10/15/2013	NAP	NAP	NAP			NAP			NAP
9.05	Property			Lockwood Sarasota Self Storage	10/15/2013	NAP	NAP	NAP			NAP			NAP
9.06	Property			Meadow Woods Orlando Self Storage	10/15/2013	NAP	NAP	NAP			NAP			NAP
9.07	Property			Jackson A & W Storage	8/31/2013	NAP	NAP	NAP			NAP			NAP
10	Loan	19	RCMC	River Oaks	2/24/2014	NAP	NAP	NAP			NAP			NAP
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio		97.63	70.48
11.01	Property	12		Holiday Inn Stillwater	1/31/2014	104.26	78.61	NAP			NAP			NAP
11.02	Property	12		Hilton Garden Inn Norman	1/31/2014	97.05	67.55	NAP			NAP			NAP
11.03	Property	12		Hampton Inn & Suites Durant	1/31/2014	87.86	62.63	NAP			NAP			NAP
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio		NAP	NAP
12.01	Property			Cool Springs	11/1/2013	NAP	NAP	Vanderbilt University	21,675	12/31/2015	Cool Springs Surgery Center	20,794	12/31/2015	Williamson Imaging
12.02	Property			Mallory	11/1/2013	NAP	NAP	Heritage Medical	25,381	2/28/2018	Harold F. Moessner, M.D. P.C.	4,457	9/30/2017	Pain Treatment Center, LLC
12.03	Property			Harpeth	11/1/2013	NAP	NAP	America’s Family Doctors, PLLC	4,565	8/31/2017	Results Physiotherapy	3,902	2/28/2017	Fahrenheit Yoga LLC
12.04	Property			Bellevue	11/1/2013	NAP	NAP	Old Harding Pediatric Association	7,379	7/31/2017	Heritage Medical Association	6,150	11/30/2015	Mark Mappes DDS
12.05	Property			Lebanon	11/1/2013	NAP	NAP	Lebanon HMA Physician Mgmt	4,573	10/31/2014	Vanderbilt Heart & Vascular	3,637	4/30/2015	Pain & Spine Consultants, Inc.
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2		NAP	NAP
13.01	Property			Austin	12/1/2013	NAP	NAP	Gold’s Gym	33,060	1/31/2022	Sears	28,248	9/30/2016	Walgreens
13.02	Property			Jacksonville	10/24/2013	NAP	NAP	Bailey’s Powerhouse Gym	29,000	12/31/2020	Walgreens	14,820	12/31/2088	University of Florida Healthcare
13.03	Property	12		Oxnard	12/1/2013	NAP	NAP	Walgreens	14,490	12/31/2088	Taqueria El Tapatio	2,141	MTM	H&R Block
13.04	Property	12		Puyallup	12/1/2013	NAP	NAP	Walgreens	14,730	12/31/2088	NAP			NAP
14	Loan	24, 25	GSMC	Crossroads Shopping Center	1/1/2014	NAP	NAP	Kohl’s	83,732	1/31/2030	Ralph’s	52,737	12/31/2025	Rite-Aid Store
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	3/3/2014	NAP	NAP	Gold’s Gym	30,937	11/30/2019	Ross Dress for Less	29,940	1/31/2018	Marshalls
16	Loan	28, 29	RCMC	West Run Apartments	2/11/2014	NAP	NAP	NAP			NAP			NAP
17	Loan		GSMC	Lodge at Bridgemill	12/30/2013	NAP	NAP	NAP			NAP			NAP
18	Loan		CGMRC	Norwalk Self Storage	2/6/2014	NAP	NAP	NAP			NAP			NAP
19	Loan	30	SMF I	Burlington Office Center	2/13/2014	NAP	NAP	Regents of the University of Michigan	70,754	12/31/2018	University of Michigan Credit Union	15,820	12/31/2014	Online Tech, Inc.

GSMS 2014-GC20 Annex A

												Second	Second
Control	Loan /		Mortgage						Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant	Third
Number	Property Flag	Footnotes	Loan Seller	Property Name	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant
20	Loan	31	MC-FiveMile	1650 Selwyn	12/30/2013	NAP	NAP	Bronx-Lebanon Hospital	89,600	12/30/2028	NAP			NAP
21	Loan		RCMC	Preserve at Greenway Park II	1/23/2014	NAP	NAP	NAP			NAP			NAP
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	1/24/2014	NAP	NAP	Publix Super Market	45,971	4/30/2024	CVS	14,101	9/26/2021	Regions Bank
23	Loan	34	GSMC	8860 Smith’s Mill Road	2/11/2014	NAP	NAP	Alene Candles	101,596	5/31/2022	LT Furniture	87,067	6/30/2024	Jeyes Limited
24	Loan	35	CGMRC	Visalia Marketplace	1/29/2014	NAP	NAP	K-Mart	98,078	2/28/2024	Save Mart Supermarkets	50,409	2/28/2029	Brandman University
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	1/4/2014	NAP	NAP	K-Mart	86,479	10/31/2015	Giant Eagle	74,930	12/31/2016	TJ Maxx
26	Loan		MC-FiveMile	WJ Management Multi Portfolio		NAP	NAP
26.01	Property			5644 Washington	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.02	Property			5032 Washington	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.03	Property			234 North Pine	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.04	Property			4200 Washington	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.05	Property			Essex King	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.06	Property			WJ Management	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.07	Property			4400 Washington	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.08	Property			3352 Van Buren	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.09	Property			Maypole	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.10	Property			Congress 2007	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.11	Property			Homan	12/31/2013	NAP	NAP	NAP			NAP			NAP
26.12	Property			Kingston	12/31/2013	NAP	NAP	NAP			NAP			NAP
27	Loan	38	GSMC	Covington Portfolio		NAP	NAP
27.01	Property			6400 Augusta Road	1/13/2014	NAP	NAP	Diversified Distribution Services	108,000	12/31/2018	ConPearl North America	60,000	8/31/2019	NAP
27.02	Property			6410 Augusta Road	1/13/2014	NAP	NAP	Warehouse Services	170,000	2/28/2016	NAP			NAP
27.03	Property			1631 South Highway 14	1/13/2014	NAP	NAP	ProTrans International	100,000	5/31/2017	NAP			NAP
27.04	Property			1623 South Highway 14	1/13/2014	NAP	NAP	PuraFilter 2000	122,000	2/28/2016	NAP			NAP
27.05	Property			1627 South Highway 14	1/13/2014	NAP	NAP	Magna Mirrors of America	60,000	3/31/2017	NAP			NAP
28	Loan	12	MC-FiveMile	Brickhaven Apartments	2/20/2014	NAP	NAP	NAP			NAP			NAP
29	Loan		GSMC	Dickson City Commons	1/22/2014	NAP	NAP	Marshalls	30,060	1/31/2018	Michaels	23,907	4/30/2019	Famous Footware
30	Loan		CGMRC	Mooresville Crossing II	2/11/2014	NAP	NAP	Ashley Furniture	32,000	12/31/2024	HHGregg	30,000	8/31/2023	Hickory Tavern
31	Loan		GSMC	Willowick Apartments	12/31/2013	NAP	NAP	NAP			NAP			NAP
32	Loan	39	GSMC	Nut Tree Center Phase II	2/1/2014	NAP	NAP	Michaels	22,170	2/29/2024	Cost Plus	18,301	1/31/2024	Select Comfort
33	Loan	12, 40, 41	SMF I	Northgate Power Center	11/11/2013	NAP	NAP	Marshalls	25,147	5/31/2023	Michaels	21,860	2/28/2023	HHGregg
34	Loan		CGMRC	Mini Storage Depot Portfolio		NAP	NAP
34.01	Property			Mini Storage Depot - Michigan City	10/30/2013	NAP	NAP	NAP			NAP			NAP
34.02	Property			Mini Storage Depot - Hobart	10/30/2013	NAP	NAP	NAP			NAP			NAP
34.03	Property			Mini Storage Depot - Brick	10/30/2013	NAP	NAP	NAP			NAP			NAP
35	Loan		SMF I	ATK Building	1/1/2014	NAP	NAP	Alliant Techsystems, Inc.	123,200	3/31/2019	NAP			NAP
36	Loan		MC-FiveMile	High Point Shopping Center	2/1/2014	NAP	NAP	Planet Fitness	19,215	8/31/2024	Dollar Tree	10,270	7/31/2018	Pier 1 Imports
37	Loan	42	SMF I	Cambridge Center West	2/26/2014	NAP	NAP	Acro Service Corporation	19,402	6/30/2018	Delta Products Corp.	7,504	2/29/2016	Ameriprise Financial Services
38	Loan		GSMC	Jo-Ann Fabrics Columbia	1/1/2014	NAP	NAP	Jo-Ann Fabrics	45,218	6/30/2018	NAP			NAP
39	Loan		SMF I	Olive Corporate Center	2/1/2014	NAP	NAP	Lutheran Services	26,977	3/30/2025	St. Louis County	10,977	6/30/2018	Abeles & Hoffman PC
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	2/21/2014	NAP	NAP	NAP			NAP			NAP
41	Loan	43	GSMC	Holiday Inn Brunswick	10/31/2013	106.41	58.21	NAP			NAP			NAP
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	12/31/2013	81.03	63.87	NAP			NAP			NAP
43	Loan	12	CGMRC	The Store House - Georgia		NAP	NAP
43.01	Property	12		The Store House - Mercer	10/31/2013	NAP	NAP	NAP			NAP			NAP
43.02	Property	12		The Store House - Riverside	10/31/2013	NAP	NAP	NAP			NAP			NAP
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	2/20/2014	NAP	NAP	Home Depot	113,260	1/31/2023	Ollie’s Bargain Outlet	37,000	1/31/2021	Sears Outlet
45	Loan		MC-FiveMile	Waterside Commons	2/16/2014	NAP	NAP	Ace Hardware	10,112	7/31/2019	Strong Martial Arts	6,003	3/31/2019	Las Mananitas Restaurant
46	Loan		MC-FiveMile	Imperial MHP	2/14/2014	NAP	NAP	NAP			NAP			NAP
47	Loan		CGMRC	Cape Fear Plaza	1/2/2014	NAP	NAP	Roses/Variety Stores	27,360	4/30/2018	Food Lion	25,000	11/16/2023	Citi Trends
48	Loan		GSMC	Super Bi-Lo Center	12/12/2013	NAP	NAP	Super BI-LO	47,760	11/30/2023	Park Cleaners	2,374	4/30/2017	Mad Cuban Café
49	Loan	12	MC-FiveMile	Meadowbrook MHP	2/18/2014	NAP	NAP	NAP			NAP			NAP
50	Loan	12	MC-FiveMile	High Point Village Apartments	2/10/2014	NAP	NAP	NAP			NAP			NAP
51	Loan		MC-FiveMile	Regency Apartments	2/10/2014	NAP	NAP	NAP			NAP			NAP
52	Loan	12	MC-FiveMile	2800 West Trenton	1/28/2014	NAP	NAP	Molina Healthcare	23,998	5/31/2017	New York Life	9,907	3/31/2019	WellsFargo Bank
53	Loan		GSMC	Normandy Plaza	1/1/2014	NAP	NAP	The Men’s Wearhouse	5,740	9/30/2019	Verizon Wireless	4,442	12/31/2015	Potbelly
54	Loan		SMF I	Cordova Court Apartments	1/1/2014	NAP	NAP	NAP			NAP			NAP
55	Loan	48	GSMC	Candlewood Suites Columbus	10/31/2013	80.37	55.21	NAP			NAP			NAP
56	Loan		CGMRC	Grandview Marketplace	11/13/2013	NAP	NAP	Lambrie Investments, Inc.	4,000	7/31/2014	Colorado Dental Group	3,039	3/31/2015	Jun Japanese Restaurant
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	2/21/2014	NAP	NAP	NAP			NAP			NAP
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	11/18/2013	NAP	NAP	NAP			NAP			NAP
59	Loan		MC-FiveMile	Carlyn Estates MHP	3/1/2014	NAP	NAP	NAP			NAP			NAP
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	2/20/2014	NAP	NAP	NAP			NAP			NAP
61	Loan		SMF I	Lake Estates	2/28/2014	NAP	NAP	NAP			NAP			NAP
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	1/12/104	NAP	NAP	NAP			NAP			NAP
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	12/31/2013	NAP	NAP	NAP			NAP			NAP

GSMS 2014-GC20 Annex A

					Third	Third		Fourth	Fourth		Fifth	Fifth	Environmental
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio
1.01	Property			Orchid Terrace			NAP			NAP			12/16/2013	No
1.02	Property			Village Gate of Farmington			NAP			NAP			12/16/2013	No
1.03	Property			Lodge At Cold Spring			NAP			NAP			12/16/2013	No
1.04	Property			The Manor At Oakridge			NAP			NAP			12/16/2013	No
1.05	Property			Durham Regent			NAP			NAP			12/16/2013	No
1.06	Property			Dogwood Estates			NAP			NAP			12/16/2013	No
1.07	Property			Sheldon Oaks			NAP			NAP			12/16/2013	No
1.08	Property			Jordan Oaks			NAP			NAP			12/17/2013	No
1.09	Property			Sky Peaks			NAP			NAP			12/17/2013	No
1.10	Property			The Westmont			NAP			NAP			12/16/2013	No
1.11	Property			Pinewood Hills			NAP			NAP			12/16/2013	No
1.12	Property			Hidden Lakes			NAP			NAP			12/16/2013	No
1.13	Property			Walnut Woods			NAP			NAP			12/16/2013	No
1.14	Property			Oakwood Hills			NAP			NAP			12/16/2013	No
1.15	Property			Madison Estates			NAP			NAP			12/16/2013	No
1.16	Property			Thornton Place			NAP			NAP			12/16/2013	No
1.17	Property			Whiterock Court			NAP			NAP			12/16/2013	No
1.18	Property			The Bentley			NAP			NAP			12/16/2013	No
1.19	Property			Pueblo Regent			NAP			NAP			12/16/2013	No
1.20	Property			Vista De La Montana			NAP			NAP			12/16/2013	No
1.21	Property			Rock Creek			NAP			NAP			12/16/2013	No
1.22	Property			Illahee Hills			NAP			NAP			12/16/2013	No
1.23	Property			Palmer Hills			NAP			NAP			12/16/2013	No
1.24	Property			Uffelman Estates			NAP			NAP			12/16/2013	No
1.25	Property			The Regent			NAP			NAP			12/16/2013	No
1.26	Property			The Fountains At Hidden Lakes			NAP			NAP			12/16/2013	No
2	Loan	12, 13	CGMRC	Greene Town Center	34,354	1/31/2022	Forever 21	20,325	1/31/2019	Old Navy	17,618	9/30/2021	7/18/2013	No
3	Loan		MC-FiveMile	Chase Tower	44,223	11/30/2020	Headliners Club in Austin	22,902	1/31/2025	Wright & Greenhill, P.C.	19,419	8/31/2015	1/13/2014	No
4	Loan		GSMC	Three WestLake Park	3,275	MTM	Sumit Chandra (Deli)	1,817	6/30/2014	Advancial Federal Credit Union	1,405	11/30/2016	1/17/2014	No
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1
5.01	Property			Takoma Park	12,250	12/31/2023	Red Apple Farmers Market	8,424	2/28/2022	United States Postal Service	5,262	8/31/2017	11/27/2013	No
5.02	Property			Vienna			NAP			NAP			11/25/2013	No
5.03	Property			Pikesville			NAP			NAP			11/25/2013	No
6	Loan	12, 16	GSMC	Sheraton Suites Houston			NAP			NAP			2/11/2014	No
7	Loan		CGMRC	Greenville Center	10,504	1/31/2019	Wilmington Savings Fund	9,771	12/31/2022	Pizza By Elizabeth’s	8,241	1/31/2019	1/13/2014	No
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3
8.01	Property	12		Pompano Beach	7,436	6/30/2024	PF Insurance & Legal	2,552	3/31/2017	Elijah Bell Funeral	2,332	12/31/2017	11/25/2013	No
8.02	Property	12		Florissant	15,000	6/30/2018	Cannoli’s Restaurant	6,931	11/30/2017	Monro Muffler	5,850	1/14/2024	11/25/2013	No
8.03	Property			Gonzales			NAP			NAP			11/25/2013	No
8.04	Property			Bristol	3,700	10/31/2015	MedHelpPC	3,620	9/30/2018	Dale’s Package Store	1,990	6/30/2017	11/22/2013	No
8.05	Property	12		Cambridge	5,217	1/31/2015	Especially 4You Hallmark	3,522	9/30/2014	Pacif Rehab of Maryland	1,752	12/14/2016	11/25/2013	No
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio
9.01	Property			Cheval Lutz Self Storage			NAP			NAP			11/7/2013	No
9.02	Property			University Parkway Sarasota Self Storage			NAP			NAP			11/8/2013	No
9.03	Property			Cortez Bradenton Self Storage			NAP			NAP			11/8/2013	No
9.04	Property			Waterford Lakes Orlando Self Storage			NAP			NAP			11/8/2013	No
9.05	Property			Lockwood Sarasota Self Storage			NAP			NAP			11/8/2013	No
9.06	Property			Meadow Woods Orlando Self Storage			NAP			NAP			11/8/2013	No
9.07	Property			Jackson A & W Storage			NAP			NAP			11/21/2013	No
10	Loan	19	RCMC	River Oaks			NAP			NAP			11/8/2013	No
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio
11.01	Property	12		Holiday Inn Stillwater			NAP			NAP			2/6/2014	No
11.02	Property	12		Hilton Garden Inn Norman			NAP			NAP			2/6/2014	No
11.03	Property	12		Hampton Inn & Suites Durant			NAP			NAP			2/6/2014	No
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio
12.01	Property			Cool Springs	6,683	12/31/2015	Anthony Urbanek	4,945	5/31/2018	NAP			11/13/2013	No
12.02	Property			Mallory	4,127	1/31/2015	The Plastic Surgery Clinic	3,300	4/30/2015	Urology Associates	3,115	12/31/2016	11/13/2013	No
12.03	Property			Harpeth	3,524	6/30/2016	Brentwood Allergy & Asthma PC	2,291	9/30/2017	Bryan & Mary Beth Wilson	2,208	9/30/2022	11/13/2013	No
12.04	Property			Bellevue	4,372	11/30/2015	Gary J. Smith MD	3,538	3/31/2017	STAR Physical Therapy	3,364	1/31/2019	11/13/2013	No
12.05	Property			Lebanon	3,620	4/30/2018	Vanderbilt Neurology	2,962	4/30/2015	Results Physiotherapy	2,267	1/31/2017	11/13/2013	No
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2
13.01	Property			Austin	14,820	12/31/2088	NAP			NAP			11/25/2013	No
13.02	Property			Jacksonville	5,730	1/31/2016	Victory Chapel	3,180	2/28/2016	Victoria’s Hair & Nails	1,680	5/31/2015	11/25/2013	No
13.03	Property	12		Oxnard	1,800	4/30/2017	Buena Dental	1,200	MTM	Karlas Hair Care	1,200	MTM	11/25/2013	No
13.04	Property	12		Puyallup			NAP			NAP			11/25/2013	No
14	Loan	24, 25	GSMC	Crossroads Shopping Center	20,100	5/31/2015	Fullerton Dialysis	7,500	5/31/2015	Union Bank	6,679	7/31/2018	3/3/2014	No
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	28,634	9/30/2017	Bed, Bath & Beyond	23,403	1/31/2018	Michaels	21,386	2/28/2018	1/23/2014	No
16	Loan	28, 29	RCMC	West Run Apartments			NAP			NAP			2/28/2014	No
17	Loan		GSMC	Lodge at Bridgemill			NAP			NAP			12/9/2013	No
18	Loan		CGMRC	Norwalk Self Storage			NAP			NAP			2/26/2014	No
19	Loan	30	SMF I	Burlington Office Center	9,839	3/31/2018	The University of Phoenix, Inc.	8,524	7/31/2016	vAuto, Inc.	7,347	5/31/2019	2/7/2014	No

GSMS 2014-GC20 Annex A

					Third	Third		Fourth	Fourth		Fifth	Fifth	Environmental
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II
20	Loan	31	MC-FiveMile	1650 Selwyn			NAP			NAP			10/7/2013	No
21	Loan		RCMC	Preserve at Greenway Park II			NAP			NAP			1/13/2014	No
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	3,880	10/9/2016	Steven Earle & Todd Smith Law	2,544	10/31/2018	Five Guys Burgers	2,400	5/31/2018	11/25/2013	No
23	Loan	34	GSMC	8860 Smith’s Mill Road	58,715	6/30/2022	Arminak & Associates	56,940	10/31/2022	NAP			2/7/2014	No
24	Loan	35	CGMRC	Visalia Marketplace	18,017	6/30/2018	Pizza Factory	3,520	7/31/2018	El Rosal Restaurant	3,000	1/31/2018	3/5/2014	No
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	33,400	8/31/2019	Big Lots	26,000	1/31/2017	Hermitage Theater	24,500	12/31/2018	2/18/2014	No
26	Loan		MC-FiveMile	WJ Management Multi Portfolio
26.01	Property			5644 Washington			NAP			NAP			1/20/2014	No
26.02	Property			5032 Washington			NAP			NAP			11/22/2013	No
26.03	Property			234 North Pine			NAP			NAP			11/22/2013	No
26.04	Property			4200 Washington			NAP			NAP			11/22/2013	No
26.05	Property			Essex King			NAP			NAP			11/22/2013	No
26.06	Property			WJ Management			NAP			NAP			11/22/2013	No
26.07	Property			4400 Washington			NAP			NAP			11/22/2013	No
26.08	Property			3352 Van Buren			NAP			NAP			11/22/2013	No
26.09	Property			Maypole			NAP			NAP			11/22/2013	No
26.10	Property			Congress 2007			NAP			NAP			11/22/2013	No
26.11	Property			Homan			NAP			NAP			11/22/2013	No
26.12	Property			Kingston			NAP			NAP			11/22/2013	No
27	Loan	38	GSMC	Covington Portfolio
27.01	Property			6400 Augusta Road			NAP			NAP			12/23/2013	No
27.02	Property			6410 Augusta Road			NAP			NAP			12/23/2013	No
27.03	Property			1631 South Highway 14			NAP			NAP			12/23/2013	No
27.04	Property			1623 South Highway 14			NAP			NAP			12/23/2013	No
27.05	Property			1627 South Highway 14			NAP			NAP			12/23/2013	No
28	Loan	12	MC-FiveMile	Brickhaven Apartments			NAP			NAP			1/17/2014	No
29	Loan		GSMC	Dickson City Commons	10,850	3/31/2018	Sleepy’s	8,600	2/28/2024	Dress Barn	7,475	12/31/2017	1/16/2014	No
30	Loan		CGMRC	Mooresville Crossing II	6,500	8/31/2021	Zaika Indian Cuisine	2,557	10/31/2015	NAP			12/23/2013	No
31	Loan		GSMC	Willowick Apartments			NAP			NAP			1/10/2014	No
32	Loan	39	GSMC	Nut Tree Center Phase II	3,063	12/31/2023	Vitamin Shoppe	3,052	11/30/2023	AJ Nail Spa	1,225	2/28/2019	1/21/2014	No
33	Loan	12, 40, 41	SMF I	Northgate Power Center	20,063	5/31/2026	DSW Shoe Warehouse	19,934	1/31/2024	Ulta Salon, Cosmetics & Fragrance, Inc.	12,961	5/31/2023	1/17/2014	No
34	Loan		CGMRC	Mini Storage Depot Portfolio
34.01	Property			Mini Storage Depot - Michigan City			NAP			NAP			12/5/2013	No
34.02	Property			Mini Storage Depot - Hobart			NAP			NAP			12/5/2013	No
34.03	Property			Mini Storage Depot - Brick			NAP			NAP			12/5/2013	No
35	Loan		SMF I	ATK Building			NAP			NAP			2/14/2014	No
36	Loan		MC-FiveMile	High Point Shopping Center	8,976	2/28/2018	Cosmo Prof	5,000	7/31/2021	Westfield Comics	3,336	9/30/2014	1/21/2014	No
37	Loan	42	SMF I	Cambridge Center West	7,377	11/30/2017	Americenters, Inc.	7,342	2/28/2019	Maximus	5,333	9/30/2014	1/29/2014	No
38	Loan		GSMC	Jo-Ann Fabrics Columbia			NAP			NAP			12/16/2013	No
39	Loan		SMF I	Olive Corporate Center	10,632	11/30/2015	People Resources	8,961	4/30/2016	KFTK Radio One, Inc.	7,315	12/31/2020	2/4/2014	No
40	Loan		MC-FiveMile	Magnolia Farms Townhomes			NAP			NAP			11/13/2013	No
41	Loan	43	GSMC	Holiday Inn Brunswick			NAP			NAP			9/30/2013	No
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport			NAP			NAP			1/22/2014	No
43	Loan	12	CGMRC	The Store House - Georgia
43.01	Property	12		The Store House - Mercer			NAP			NAP			11/15/2013	No
43.02	Property	12		The Store House - Riverside			NAP			NAP			11/15/2013	No
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	32,811	9/30/2024	Tim Hortons Restaurant	3,080	12/31/2017	Bank of America ATM	128	6/30/2018	2/5/2014	No
45	Loan		MC-FiveMile	Waterside Commons	4,847	12/31/2018	Waterside Dental	2,850	4/30/2018	Friendship Animal Hospital	2,554	1/31/2019	12/13/2013	No
46	Loan		MC-FiveMile	Imperial MHP			NAP			NAP			1/16/2014, 1/23/2014	No
47	Loan		CGMRC	Cape Fear Plaza	14,040	9/30/2017	Dollar Tree Store	10,020	8/31/2017	Rainbow Apparel Store	9,100	1/31/2020	1/21/2014	No
48	Loan		GSMC	Super Bi-Lo Center	1,600	5/31/2015	Advance America	1,600	2/29/2020	Mani Pedi Nail Salon	1,600	8/30/2017	2/7/2014	Yes
49	Loan	12	MC-FiveMile	Meadowbrook MHP			NAP			NAP			1/8/2014	No
50	Loan	12	MC-FiveMile	High Point Village Apartments			NAP			NAP			2/11/2014	No
51	Loan		MC-FiveMile	Regency Apartments			NAP			NAP			11/25/2013	No
52	Loan	12	MC-FiveMile	2800 West Trenton	5,837	4/30/2019	Ruben Hinojosa/City of Edinburg	2,308	12/31/2014	Donnell, Abernathy & Kieschnick, PC	2,298	3/31/2016	9/27/2013	No
53	Loan		GSMC	Normandy Plaza	2,283	12/31/2020	Pete’s Coffee & Tea	2,083	3/31/2015	Omaha Steaks	1,100	2/28/2020	10/29/2013	No
54	Loan		SMF I	Cordova Court Apartments			NAP			NAP			1/29/2014	No
55	Loan	48	GSMC	Candlewood Suites Columbus			NAP			NAP			9/30/2013	No
56	Loan		CGMRC	Grandview Marketplace	2,800	9/30/2015	NY Boys, LLC	2,108	10/31/2015	Subway	1,504	4/30/2016	12/5/2013	No
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments			NAP			NAP			11/13/2013	No
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL			NAP			NAP			11/21/2013	No
59	Loan		MC-FiveMile	Carlyn Estates MHP			NAP			NAP			1/7/2014	No
60	Loan		MC-FiveMile	Hillsdale Heights Apartments			NAP			NAP			1/22/2014	No
61	Loan		SMF I	Lake Estates			NAP			NAP			2/11/2014	No
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills			NAP			NAP			1/29/2014	No
63	Loan		MC-FiveMile	Hi-Vue Estates MHC			NAP			NAP			1/3/2014	No

GSMS 2014-GC20 Annex A

						Environmental				Earthquake
Control	Loan /		Mortgage		Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio						No	0	346,784	189,009	36,856	0	81,564
1.01	Property			Orchid Terrace	No	NAP	12/17/2013	NAP	NAP	No
1.02	Property			Village Gate of Farmington	No	NAP	12/17/2013	NAP	NAP	No
1.03	Property			Lodge At Cold Spring	No	NAP	12/17/2013	NAP	NAP	No
1.04	Property			The Manor At Oakridge	No	NAP	12/17/2013	NAP	NAP	No
1.05	Property			Durham Regent	No	NAP	12/17/2013	NAP	NAP	No
1.06	Property			Dogwood Estates	No	NAP	12/17/2013	NAP	NAP	No
1.07	Property			Sheldon Oaks	No	NAP	12/17/2013	12/17/2013	6%	No
1.08	Property			Jordan Oaks	No	NAP	12/17/2013	NAP	NAP	No
1.09	Property			Sky Peaks	No	NAP	12/17/2013	12/17/2013	9%	No
1.10	Property			The Westmont	No	NAP	12/16/2013	12/17/2013	13%	No
1.11	Property			Pinewood Hills	No	NAP	12/16/2013	NAP	NAP	No
1.12	Property			Hidden Lakes	No	NAP	12/16/2013	12/17/2013	8%	No
1.13	Property			Walnut Woods	No	NAP	12/16/2013	NAP	NAP	No
1.14	Property			Oakwood Hills	No	NAP	12/17/2013	NAP	NAP	No
1.15	Property			Madison Estates	No	NAP	12/17/2013	NAP	NAP	No
1.16	Property			Thornton Place	No	NAP	12/17/2013	NAP	NAP	No
1.17	Property			Whiterock Court	No	NAP	12/16/2013	NAP	NAP	No
1.18	Property			The Bentley	No	NAP	12/17/2013	NAP	NAP	No
1.19	Property			Pueblo Regent	No	NAP	12/16/2013	NAP	NAP	No
1.20	Property			Vista De La Montana	No	NAP	12/17/2013	NAP	NAP	No
1.21	Property			Rock Creek	No	NAP	12/17/2013	12/17/2013	8%	No
1.22	Property			Illahee Hills	No	NAP	12/17/2013	NAP	NAP	No
1.23	Property			Palmer Hills	No	NAP	12/17/2013	NAP	NAP	No
1.24	Property			Uffelman Estates	No	NAP	12/17/2013	NAP	NAP	No
1.25	Property			The Regent	No	NAP	12/16/2013	12/17/2013	9%	No
1.26	Property			The Fountains At Hidden Lakes	No	NAP	12/14/2013	12/17/2013	7%	No
2	Loan	12, 13	CGMRC	Greene Town Center	No	NAP	10/15/2013	NAP	NAP	No	2,811,015	401,574	0	0	0	15,235
3	Loan		MC-FiveMile	Chase Tower	No	NAP	1/13/2014	NAP	NAP	No	788,330	197,082	0	0	0	6,492
4	Loan		GSMC	Three WestLake Park	No	NAP	1/16/2014	NAP	NAP	No	462,441	231,221	0	0	0	6,995
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1						No	312,941	52,157	10,705	2,141	276,597	0
5.01	Property			Takoma Park	No	NAP	11/20/2013	NAP	NAP	No
5.02	Property			Vienna	No	NAP	11/20/2013	NAP	NAP	No
5.03	Property			Pikesville	No	NAP	11/20/2013	NAP	NAP	No
6	Loan	12, 16	GSMC	Sheraton Suites Houston	No	NAP	2/7/2014	NAP	NAP	No	250,421	62,605	0	0	0	41,667
7	Loan		CGMRC	Greenville Center	No	NAP	1/13/2014	NAP	NAP	No	138,079	17,260	0	0	0	2,277
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3						No	107,469	53,735	100,862	20,172	410,049	0
8.01	Property	12		Pompano Beach	No	NAP	11/20/2013	NAP	NAP	No
8.02	Property	12		Florissant	No	NAP	11/20/2013	NAP	NAP	No
8.03	Property			Gonzales	No	NAP	11/20/2013	NAP	NAP	No
8.04	Property			Bristol	No	NAP	11/20/2013	NAP	NAP	No
8.05	Property	12		Cambridge	No	NAP	11/20/2013	NAP	NAP	No
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio						No	88,872	29,624	0	0	0	6,456
9.01	Property			Cheval Lutz Self Storage	No	NAP	11/8/2013	NAP	NAP	No
9.02	Property			University Parkway Sarasota Self Storage	No	NAP	11/8/2013	NAP	NAP	No
9.03	Property			Cortez Bradenton Self Storage	No	NAP	11/8/2013	NAP	NAP	No
9.04	Property			Waterford Lakes Orlando Self Storage	No	NAP	11/7/2013	NAP	NAP	No
9.05	Property			Lockwood Sarasota Self Storage	No	NAP	11/8/2013	NAP	NAP	No
9.06	Property			Meadow Woods Orlando Self Storage	No	NAP	11/7/2013	NAP	NAP	No
9.07	Property			Jackson A & W Storage	No	NAP	11/21/2013	NAP	NAP	No
10	Loan	19	RCMC	River Oaks	No	NAP	11/7/2013	NAP	NAP	No	83,358	41,679	29,450	14,725	0	3,317
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio						No	16,948	16,948	0	0	0	29,613
11.01	Property	12		Holiday Inn Stillwater	No	NAP	2/6/2014	NAP	NAP	No
11.02	Property	12		Hilton Garden Inn Norman	No	NAP	2/4/2014	NAP	NAP	No
11.03	Property	12		Hampton Inn & Suites Durant	No	NAP	2/4/2014	NAP	NAP	No
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio						No	41,905	41,905	11,015	3,672	150,000	4,037
12.01	Property			Cool Springs	No	NAP	11/11/2013	NAP	NAP	No
12.02	Property			Mallory	No	NAP	11/11/2013	NAP	NAP	No
12.03	Property			Harpeth	No	NAP	11/11/2013	NAP	NAP	No
12.04	Property			Bellevue	No	NAP	11/11/2013	NAP	NAP	No
12.05	Property			Lebanon	No	NAP	11/11/2013	NAP	NAP	No
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2						No	46,580	46,580	25,549	5,110	313,354	0
13.01	Property			Austin	No	NAP	11/20/2013	NAP	NAP	No
13.02	Property			Jacksonville	No	NAP	11/20/2013	NAP	NAP	No
13.03	Property	12		Oxnard	No	NAP	11/20/2013	11/22/2013	12%	No
13.04	Property	12		Puyallup	No	NAP	11/20/2013	11/22/2013	9%	No
14	Loan	24, 25	GSMC	Crossroads Shopping Center	No	NAP	2/26/2014	2/12/2014	12%	No	18,522	18,522	58,142	5,286	0	4,555
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	No	NAP	1/16/2014	NAP	NAP	No	109,379	21,876	9,333	9,333	0	3,906
16	Loan	28, 29	RCMC	West Run Apartments	No	NAP	1/6/2014	NAP	NAP	No	56,291	18,764	14,926	7,463	0	10,354
17	Loan		GSMC	Lodge at Bridgemill	No	NAP	12/9/2013	NAP	NAP	No	44,533	14,844	54,775	7,397	0	4,313
18	Loan		CGMRC	Norwalk Self Storage	No	NAP	2/11/2014	NAP	NAP	No	49,131	12,283	0	0	0	2,450
19	Loan	30	SMF I	Burlington Office Center	No	NAP	2/10/2014	NAP	NAP	No	356,308	59,385	22,399	2,489	0	7,197

GSMS 2014-GC20 Annex A

						Environmental				Earthquake
Control	Loan /		Mortgage		Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)
20	Loan	31	MC-FiveMile	1650 Selwyn	No	NAP	10/7/2013	NAP	NAP	No	0	0	4,908	1,227	0	5,051
21	Loan		RCMC	Preserve at Greenway Park II	No	NAP	1/13/2014	NAP	NAP	No	32,853	8,213	23,603	1,967	0	3,000
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	No	NAP	11/25/2013	NAP	NAP	No	54,186	13,546	11,458	1,042	0	1,111
23	Loan	34	GSMC	8860 Smith’s Mill Road	No	NAP	2/7/2014	NAP	NAP	No	14,034	4,678	6,346	2,115	0	2,536
24	Loan	35	CGMRC	Visalia Marketplace	No	NAP	3/5/2014	2/28/2014	5%	No	55,321	18,440	15,796	3,159	0	2,510
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	No	NAP	1/23/2014	NAP	NAP	No	195,445	41,956	0	0	0	4,750
26	Loan		MC-FiveMile	WJ Management Multi Portfolio						No	51,520	17,173	35,383	8,846	0	8,770
26.01	Property			5644 Washington	No	NAP	11/22/2013	NAP	NAP	No
26.02	Property			5032 Washington	No	NAP	11/21/2013	NAP	NAP	No
26.03	Property			234 North Pine	No	NAP	11/21/2013	NAP	NAP	No
26.04	Property			4200 Washington	No	NAP	11/21/2013	NAP	NAP	No
26.05	Property			Essex King	No	NAP	11/21/2013	NAP	NAP	No
26.06	Property			WJ Management	No	NAP	11/21/2013	NAP	NAP	No
26.07	Property			4400 Washington	No	NAP	11/21/2013	NAP	NAP	No
26.08	Property			3352 Van Buren	No	NAP	11/21/2013	NAP	NAP	No
26.09	Property			Maypole	No	NAP	11/21/2013	NAP	NAP	No
26.10	Property			Congress 2007	No	NAP	11/21/2013	NAP	NAP	No
26.11	Property			Homan	No	NAP	11/21/2013	NAP	NAP	No
26.12	Property			Kingston	No	NAP	11/21/2013	NAP	NAP	No
27	Loan	38	GSMC	Covington Portfolio						No	29,644	14,822	31,401	2,855	0	8,275
27.01	Property			6400 Augusta Road	No	NAP	12/20/2013	NAP	NAP	No
27.02	Property			6410 Augusta Road	No	NAP	12/20/2013	NAP	NAP	No
27.03	Property			1631 South Highway 14	No	NAP	12/20/2013	NAP	NAP	No
27.04	Property			1623 South Highway 14	No	NAP	12/20/2013	NAP	NAP	No
27.05	Property			1627 South Highway 14	No	NAP	12/20/2013	NAP	NAP	No
28	Loan	12	MC-FiveMile	Brickhaven Apartments	No	NAP	2/20/2014	NAP	NAP	No	113,249	28,312	227,148	20,650	0	19,500
29	Loan		GSMC	Dickson City Commons	No	NAP	1/14/2014	NAP	NAP	No	40,116	20,058	24,498	2,227	0	3,127
30	Loan		CGMRC	Mooresville Crossing II	No	NAP	12/23/2013	NAP	NAP	No	33,019	8,255	10,480	873	0	911
31	Loan		GSMC	Willowick Apartments	No	NAP	1/10/2014	NAP	NAP	No	32,235	16,117	19,360	6,453	0	7,280
32	Loan	39	GSMC	Nut Tree Center Phase II	No	NAP	1/17/2014	1/20/2014	9%	No	21,374	10,687	5,351	1,244	0	598
33	Loan	12, 40, 41	SMF I	Northgate Power Center	No	NAP	1/15/2014	NAP	NAP	No	17,974	5,991	16,002	1,455	0	0
34	Loan		CGMRC	Mini Storage Depot Portfolio						No	61,375	20,458	19,070	2,384	0	2,779
34.01	Property			Mini Storage Depot - Michigan City	No	NAP	12/5/2013	NAP	NAP	No
34.02	Property			Mini Storage Depot - Hobart	No	NAP	12/5/2013	NAP	NAP	No
34.03	Property			Mini Storage Depot - Brick	No	NAP	12/5/2013	NAP	NAP	No
35	Loan		SMF I	ATK Building	No	NAP	1/24/2014	NAP	NAP	No	64,030	21,343	4,009	2,005	0	1,170
36	Loan		MC-FiveMile	High Point Shopping Center	No	NAP	1/21/2014	NAP	NAP	No	37,487	9,372	9,688	1,384	110,000	1,433
37	Loan	42	SMF I	Cambridge Center West	No	NAP	1/31/2014	NAP	NAP	No	25,441	12,721	1,500	500	0	1,508
38	Loan		GSMC	Jo-Ann Fabrics Columbia	No	NAP	12/18/2013	NAP	NAP	No	63,319	9,046	0	0	0	1,339
39	Loan		SMF I	Olive Corporate Center	No	NAP	2/5/2014	NAP	NAP	No	98,895	19,779	48,016	4,802	0	3,171
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	No	NAP	11/13/2013	NAP	NAP	No	13,741	2,748	31,580	2,871	0	3,383
41	Loan	43	GSMC	Holiday Inn Brunswick	No	NAP	9/30/2013	NAP	NAP	No	16,451	4,113	21,290	2,129	0	8,204
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	No	NAP	1/23/2014	NAP	NAP	No	65,515	13,103	7,917	7,917	200,000	11,084
43	Loan	12	CGMRC	The Store House - Georgia						No	22,019	5,505	1,593	199	0	1,223
43.01	Property	12		The Store House - Mercer	No	NAP	11/15/2013	NAP	NAP	No
43.02	Property	12		The Store House - Riverside	No	NAP	11/15/2013	NAP	NAP	No
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	No	NAP	1/23/2014	NAP	NAP	No	16,758	5,586	0	0	0	2,928
45	Loan		MC-FiveMile	Waterside Commons	No	NAP	12/13/2013	NAP	NAP	No	28,343	14,171	6,764	3,382	0	497
46	Loan		MC-FiveMile	Imperial MHP	No	NAP	1/13/2014	NAP	NAP	No	24,971	4,994	3,263	1,088	0	1,408
47	Loan		CGMRC	Cape Fear Plaza	No	NAP	1/21/2014	NAP	NAP	No	48,954	6,993	782	782	0	965
48	Loan		GSMC	Super Bi-Lo Center	Yes	1/30/2014	2/7/2014	NAP	NAP	No	24,691	8,230	1,005	1,005	0	916
49	Loan	12	MC-FiveMile	Meadowbrook MHP	No	NAP	1/8/2014	NAP	NAP	No	42,285	7,048	4,436	1,479	10,500	1,420
50	Loan	12	MC-FiveMile	High Point Village Apartments	No	NAP	2/10/2014	NAP	NAP	No	32,062	8,015	35,612	4,451	0	4,200
51	Loan		MC-FiveMile	Regency Apartments	No	NAP	11/25/2013	NAP	NAP	No	27,866	6,967	30,027	6,005	0	3,650
52	Loan	12	MC-FiveMile	2800 West Trenton	No	NAP	9/27/2013	NAP	NAP	No	26,171	8,724	5,616	2,808	0	984
53	Loan		GSMC	Normandy Plaza	No	NAP	11/4/2013	NAP	NAP	No	44,461	6,352	6,493	812	0	391
54	Loan		SMF I	Cordova Court Apartments	No	NAP	1/29/2014	NAP	NAP	No	14,839	3,710	32,230	7,406	0	3,719
55	Loan	48	GSMC	Candlewood Suites Columbus	No	NAP	9/30/2013	NAP	NAP	No	34,392	6,878	26,306	2,923	0	5,584
56	Loan		CGMRC	Grandview Marketplace	No	NAP	12/6/2013	NAP	NAP	No	69,715	6,972	0	0	0	0
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	No	NAP	11/14/2013	NAP	NAP	No	37,222	4,653	32,842	2,737	0	1,750
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	No	NAP	11/21/2013	NAP	NAP	No	29,253	7,313	0	0	0	1,341
59	Loan		MC-FiveMile	Carlyn Estates MHP	No	NAP	1/7/2014	NAP	NAP	No	8,247	4,123	4,548	1,516	0	463
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	No	NAP	1/27/2014	1/27/2014	7%	No	50,955	8,492	17,100	1,710	0	1,725
61	Loan		SMF I	Lake Estates	No	NAP	2/26/2014	NAP	NAP	No	0	1,951	2,003	1,001	0	546
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	No	NAP	1/29/2014	NAP	NAP	No	24,417	4,070	0	0	0	1,560
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	No	NAP	1/3/2014	NAP	NAP	No	37,665	3,767	7,448	931	20,000	679

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage		Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	0	0	0	0	0	0	652,265	0	0	0
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	12, 13	CGMRC	Greene Town Center	0	0	54,717	0	0	0	0	0	0	0
3	Loan		MC-FiveMile	Chase Tower	0	0	53,557	2,570,720	0	0	0	0	0	0
4	Loan		GSMC	Three WestLake Park	0	0	8,333	500,000	0	0	0	0	0	0
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	110,639	691,494	0	276,597	0	0	622,725	0	300,625	0
5.01	Property			Takoma Park
5.02	Property			Vienna
5.03	Property			Pikesville
6	Loan	12, 16	GSMC	Sheraton Suites Houston	0	0	0	0	0	0	0	0	0	0
7	Loan		CGMRC	Greenville Center	54,752	0	11,386	273,262	0	0	28,050	0	0	0
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	164,020	1,025,122	0	410,049	0	0	402,395	0	50,000	0
8.01	Property	12		Pompano Beach
8.02	Property	12		Florissant
8.03	Property			Gonzales
8.04	Property			Bristol
8.05	Property	12		Cambridge
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	0	0	0	0	0	0	123,638	0	0	0
9.01	Property			Cheval Lutz Self Storage
9.02	Property			University Parkway Sarasota Self Storage
9.03	Property			Cortez Bradenton Self Storage
9.04	Property			Waterford Lakes Orlando Self Storage
9.05	Property			Lockwood Sarasota Self Storage
9.06	Property			Meadow Woods Orlando Self Storage
9.07	Property			Jackson A & W Storage
10	Loan	19	RCMC	River Oaks	159,200	0	0	0	0	0	0	0	0	0
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio	Norman Cap ($600,000); Durant Cap ($400,000)	0	0	0	0	0	0	0	0	0
11.01	Property	12		Holiday Inn Stillwater
11.02	Property	12		Hilton Garden Inn Norman
11.03	Property	12		Hampton Inn & Suites Durant
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	0	600,000	0	600,000	0	0	74,449	0	0	0
12.01	Property			Cool Springs
12.02	Property			Mallory
12.03	Property			Harpeth
12.04	Property			Bellevue
12.05	Property			Lebanon
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	125,341	783,384	0	313,354	0	0	224,880	0	0	0
13.01	Property			Austin
13.02	Property			Jacksonville
13.03	Property	12		Oxnard
13.04	Property	12		Puyallup
14	Loan	24, 25	GSMC	Crossroads Shopping Center	109,321	500,000	18,220	437,284	0	0	0	0	0	0
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	0	25,000	25,000	1,300,000	0	0	23,434	0	0	0
16	Loan	28, 29	RCMC	West Run Apartments	497,000	0	0	0	0	0	0	0	0	0
17	Loan		GSMC	Lodge at Bridgemill	0	0	0	0	0	0	0	0	0	0
18	Loan		CGMRC	Norwalk Self Storage	150,000	0	0	0	0	0	0	0	0	0
19	Loan	30	SMF I	Burlington Office Center	0	250,000	16,392	1,000,000	0	0	0	0	0	0

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage		Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)
20	Loan	31	MC-FiveMile	1650 Selwyn	0	0	0	0	0	0	8,500	0	0	0
21	Loan		RCMC	Preserve at Greenway Park II	72,000	0	0	0	0	0	100,000	0	0	0
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	0	100,000	1,480	0	0	0	0	0	0	0
23	Loan	34	GSMC	8860 Smith’s Mill Road	100,000	0	6,250	300,000	0	0	0	0	0	0
24	Loan	35	CGMRC	Visalia Marketplace	0	0	4,333	0	0	0	105,163	0	0	0
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	0	1,250,000	0	500,000	0	0	0	0	0	0
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	0	0	0	0	0	0	213,204	0	10,000	0
26.01	Property			5644 Washington
26.02	Property			5032 Washington
26.03	Property			234 North Pine
26.04	Property			4200 Washington
26.05	Property			Essex King
26.06	Property			WJ Management
26.07	Property			4400 Washington
26.08	Property			3352 Van Buren
26.09	Property			Maypole
26.10	Property			Congress 2007
26.11	Property			Homan
26.12	Property			Kingston
27	Loan	38	GSMC	Covington Portfolio	0	300,000	0	300,000	0	0	0	0	0	0
27.01	Property			6400 Augusta Road
27.02	Property			6410 Augusta Road
27.03	Property			1631 South Highway 14
27.04	Property			1623 South Highway 14
27.05	Property			1627 South Highway 14
28	Loan	12	MC-FiveMile	Brickhaven Apartments	0	0	0	0	0	0	53,500	0	0	0
29	Loan		GSMC	Dickson City Commons	187,598	0	9,167	440,000	0	0	57,578	0	0	0
30	Loan		CGMRC	Mooresville Crossing II	0	0	3,038	0	0	0	0	0	0	0
31	Loan		GSMC	Willowick Apartments	0	0	0	0	0	0	0	0	0	0
32	Loan	39	GSMC	Nut Tree Center Phase II	0	210,000	0	0	0	0	0	0	0	0
33	Loan	12, 40, 41	SMF I	Northgate Power Center	0	0	2,650	0	0	0	0	0	0	0
34	Loan		CGMRC	Mini Storage Depot Portfolio	0	0	0	0	0	0	31,981	0	0	0
34.01	Property			Mini Storage Depot - Michigan City
34.02	Property			Mini Storage Depot - Hobart
34.03	Property			Mini Storage Depot - Brick
35	Loan		SMF I	ATK Building	42,120	0	0	0	0	0	165,875	0	0	0
36	Loan		MC-FiveMile	High Point Shopping Center	0	50,000	6,246	200,000	0	0	8,750	0	0	0
37	Loan	42	SMF I	Cambridge Center West	0	0	5,808	250,000	0	0	25,687	0	0	0
38	Loan		GSMC	Jo-Ann Fabrics Columbia	0	0	9,583	230,000	0	0	6,600	0	0	0
39	Loan		SMF I	Olive Corporate Center	0	200,000	9,149	500,000	0	0	0	0	0	0
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	0	0	0	0	0	0	123,000	0	0	0
41	Loan	43	GSMC	Holiday Inn Brunswick	0	0	0	0	0	0	33,000	0	0	0
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	0	0	0	0	0	0	0	0	0	0
43	Loan	12	CGMRC	The Store House - Georgia	0	0	0	0	0	0	54,088	0	0	0
43.01	Property	12		The Store House - Mercer
43.02	Property	12		The Store House - Riverside
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	0	300,000	0	300,000	0	0	16,875	0	0	0
45	Loan		MC-FiveMile	Waterside Commons	50,000	0	3,315	150,000	0	0	25,000	0	0	0
46	Loan		MC-FiveMile	Imperial MHP	0	0	0	0	0	0	72,606	0	0	0
47	Loan		CGMRC	Cape Fear Plaza	Greater of (i) sum of five years’ worth of the then applicable Replacement Reserve Monthly Deposits, or (ii) 57,921	0	5,322	155,000	0	0	17,188	0	0	0
48	Loan		GSMC	Super Bi-Lo Center	0	0	2,500	60,000	0	0	17,787	0	0	0
49	Loan	12	MC-FiveMile	Meadowbrook MHP	0	0	0	0	0	0	119,063	0	0	0
50	Loan	12	MC-FiveMile	High Point Village Apartments	0	0	0	0	0	0	300,500	0	0	0
51	Loan		MC-FiveMile	Regency Apartments	0	0	0	0	0	0	15,313	0	0	0
52	Loan	12	MC-FiveMile	2800 West Trenton	0	150,000	5,000	0	0	0	6,250	0	0	0
53	Loan		GSMC	Normandy Plaza	0	100,000	2,083	175,000	0	0	0	0	0	0
54	Loan		SMF I	Cordova Court Apartments	0	0	0	0	0	0	31,281	0	0	0
55	Loan	48	GSMC	Candlewood Suites Columbus	0	0	0	0	0	0	0	0	0	0
56	Loan		CGMRC	Grandview Marketplace	16,200	0	0	120,200	0	0	0	0	0	0
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	0	0	0	0	0	0	92,188	0	0	0
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	0	0	0	0	0	0	13,750	0	0	0
59	Loan		MC-FiveMile	Carlyn Estates MHP	0	0	0	0	0	0	125	0	0	0
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	0	0	0	0	0	0	20,125	0	0	0
61	Loan		SMF I	Lake Estates	0	0	0	0	0	0	195,532	0	0	0
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	0	0	0	0	0	0	0	0	0	0
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	0	0	0	0	0	0	2,125	0	0	0

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Reserve ($)	Other Reserve ($)	Description	Borrower Name
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	0	0
NIC 13 The Bentley Owner LLC, NIC 13 Dogwood Estates Owner LLC, NIC 13 Durham Regent Owner LLC, NIC 13 Fountains at Hidden Lakes Owner LLC, NIC 13 Illahee Hills Owner LLC, NIC 13 Hidden Lakes Owner LLC, NIC 13 Jordan Oaks Owner LLC, NIC 13 Lodge at Cold Spring Owner LLC, NIC 13 Madison Estates Owner LLC, NIC 13 Manor at Oakridge Owner LLC, NIC 13 Oakwood Hills Owner LLC, NIC 13 Orchid Terrace Owner LLC, NIC 13 Palmer Hills Owner LLC, NIC 13 Pinewood Hills Owner LLC, NIC 13 Pueblo Regent Owner LLC, NIC 13 The Regent Owner LLC, NIC 13 Rock Creek Owner LLC, NIC 13 Sheldon Oaks Owner LLC, NIC 13 Sky Peaks Owner LLC, NIC 13 Thornton Place Owner LLC, NIC 13 Uffelman Estates Owner LLC, NIC 13 Village Gate Owner LLC, NIC 13 Vista De La Montana Owner LLC, NIC 13 Walnut Woods Owner LLC, NIC 13 The Westmont Owner LLC and NIC 13 Whiterock Court Owner LLC

1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	12, 13	CGMRC	Greene Town Center	834,540	0	Unfunded Landlord Obligations Reserve ($475,936); Fair Housing Repair Reserve ($358,604)	Greene Town Center LLC
3	Loan		MC-FiveMile	Chase Tower	0	0		221 West Sixth Street, LLC
4	Loan		GSMC	Three WestLake Park	1,219,000	0	Unfunded Obligations	Westlake Three Owner Corp.
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	135,222	0	Unfunded Free Rent Reserve ($99,802.78); Unfunded TI/LC Reserve ($35,419)	AN WG Pikesville LP, AN WG Takoma LP and AN WG Vienna LP
5.01	Property			Takoma Park
5.02	Property			Vienna
5.03	Property			Pikesville
6	Loan	12, 16	GSMC	Sheraton Suites Houston	0	0		GS Hotel Investment, L.L.C.
7	Loan		CGMRC	Greenville Center	361,876	0	Closing Unfunded Leasing Costs Reserve ($191,880); Free Rent Reserve ($169,995.71)	Greenville Center Associates LLC
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	223,079	0	Unfunded TI/LC Reserve ($200,000); Unfunded Free Rent Reserve ($23,079.45)	AN WG Bristol LP, AN WG Cambridge LP, AN WG Florissant LP, AN WG Gonzales LP and AN WG Pompano Beach LP
8.01	Property	12		Pompano Beach
8.02	Property	12		Florissant
8.03	Property			Gonzales
8.04	Property			Bristol
8.05	Property	12		Cambridge
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	706,260	0	Property Costs Reserve ($700,000); U-Haul Reserve ($6,260)	Amsdell Storage Ventures XXII, LLC and Amsdell Trust Partners DE, LLC
9.01	Property			Cheval Lutz Self Storage
9.02	Property			University Parkway Sarasota Self Storage
9.03	Property			Cortez Bradenton Self Storage
9.04	Property			Waterford Lakes Orlando Self Storage
9.05	Property			Lockwood Sarasota Self Storage
9.06	Property			Meadow Woods Orlando Self Storage
9.07	Property			Jackson A & W Storage
10	Loan	19	RCMC	River Oaks	50,000	0	GCS Litigation Reserve	AP SC River Oaks LLC
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio	0	0		Magnolia Hospitality, LLC, Payne Hospitality, L.L.C. and Cleveland Hospitality, LLC
11.01	Property	12		Holiday Inn Stillwater
11.02	Property	12		Hilton Garden Inn Norman
11.03	Property	12		Hampton Inn & Suites Durant
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	1,038,492	0	Holdback Reserve ($1,000,000); Outstanding TI Reserve ($38,492)	Prime Kurtell Properties, LLC
12.01	Property			Cool Springs
12.02	Property			Mallory
12.03	Property			Harpeth
12.04	Property			Bellevue
12.05	Property			Lebanon
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	25,475	0	Unfunded TI/LC Reserve ($18,820.57); Unfunded Free Rent Reserve ($6,654.25)	AN WG Austin LP, AN WG Jacksonville LP, AN WG Oxnard LP and AN WG Puyallup LP
13.01	Property			Austin
13.02	Property			Jacksonville
13.03	Property	12		Oxnard
13.04	Property	12		Puyallup
14	Loan	24, 25	GSMC	Crossroads Shopping Center	0	0		Tuo Fullerton Associates, LLC and Fullerton Land Holdings, LLC
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	1,588,000	0	Ulta Earnout Reserve	Sebring Landing, LLC
16	Loan	28, 29	RCMC	West Run Apartments	0	0		West Run SPE, LLC
17	Loan		GSMC	Lodge at Bridgemill	0	0		The Club at Bridgemill, LLC
18	Loan		CGMRC	Norwalk Self Storage	0	0		Norwalk Self Storage, LLC and NC25, LLC
19	Loan	30	SMF I	Burlington Office Center	90,740	0	vAuto Rent Concession Reserve ($62,755.63); Whole Brain Rent Concession Reserve ($27,984)	Burlington Property, LLC

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Reserve ($)	Other Reserve ($)	Description	Borrower Name
20	Loan	31	MC-FiveMile	1650 Selwyn	68,125	0	Building Code Violation Replacement Reserve	1650 BLHC Services Corp.
21	Loan		RCMC	Preserve at Greenway Park II	0	0		Preserve Casper II LLC
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	0	0		T Baldwin Center FL, LLC
23	Loan	34	GSMC	8860 Smith’s Mill Road	392,715	0	Unfunded Obligations ($288,600); LT Furniture Reserve ($104,114.50)	Pizzuti MTB LLC
24	Loan	35	CGMRC	Visalia Marketplace	0	0		RREF II - WPG Visalia Financed Parcels, LLC
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	2,244,150	0	SMC Clearing Account Reserve	Hickory Plaza Shopping Center, Inc.
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	100,000	0	Building Code Violation Replacement Reserve	Mid-City Apartments, LLC
26.01	Property			5644 Washington
26.02	Property			5032 Washington
26.03	Property			234 North Pine
26.04	Property			4200 Washington
26.05	Property			Essex King
26.06	Property			WJ Management
26.07	Property			4400 Washington
26.08	Property			3352 Van Buren
26.09	Property			Maypole
26.10	Property			Congress 2007
26.11	Property			Homan
26.12	Property			Kingston
27	Loan	38	GSMC	Covington Portfolio	0	0		Greenaug 6400, LLC, Greenaug 6410, LLC, Greengre 1623, LLC, Greengre 1627, LLC and Greengre 1631, LLC
27.01	Property			6400 Augusta Road
27.02	Property			6410 Augusta Road
27.03	Property			1631 South Highway 14
27.04	Property			1623 South Highway 14
27.05	Property			1627 South Highway 14
28	Loan	12	MC-FiveMile	Brickhaven Apartments	500,000	0	Debt Yield Holdback Reserve	Brickhaven Apartments, L.P.
29	Loan		GSMC	Dickson City Commons	0	0		Siniawa VIII, L.P.
30	Loan		CGMRC	Mooresville Crossing II	0	0		Mooresville Retail, LLC
31	Loan		GSMC	Willowick Apartments	0	0		ComCapp Willowick, LLC
32	Loan	39	GSMC	Nut Tree Center Phase II	140,603	0	Unfunded Obligations	NT Dunhill II LLC
33	Loan	12, 40, 41	SMF I	Northgate Power Center	1,331,000	0	HHGregg TI/LC Reserve ($863,000); DSW Shoes TI/LC Reserve ($468,000)	T NG Retail Dill OH, LLC
34	Loan		CGMRC	Mini Storage Depot Portfolio	0	0		Mini Storage Depot Hobart, LLC and Storage Investments LLC
34.01	Property			Mini Storage Depot - Michigan City
34.02	Property			Mini Storage Depot - Hobart
34.03	Property			Mini Storage Depot - Brick
35	Loan		SMF I	ATK Building	0	0		FDS ATK Investment, LLC
36	Loan		MC-FiveMile	High Point Shopping Center	91,275	0	Planet Fitness Reserve	Marc Madison LLC
37	Loan	42	SMF I	Cambridge Center West	0	0		Cambridge Center West Limited Partnership
38	Loan		GSMC	Jo-Ann Fabrics Columbia	0	0		Columbia Fabrics Associates, LLLP
39	Loan		SMF I	Olive Corporate Center	1,661,383	0	Lutheran Services TI/LC Reserve ($684,993); Additional Unpaid TI/LC Reserve ($585,223.50); Lutheran Services Rent Reserve ($391,166.50)	9666 Partners, LLC
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	0	0		Aberdeen Village Apartments, LLC
41	Loan	43	GSMC	Holiday Inn Brunswick	250,000	0	PIP Reserve	Dixon Management Group HI Brunswick, LLC
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	0	0		7450 Augusta, L.P.
43	Loan	12	CGMRC	The Store House - Georgia	0	0		TSHM Storage, LLC
43.01	Property	12		The Store House - Mercer
43.02	Property	12		The Store House - Riverside
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	1,796,209	0	SMC Clearing Account Reserve ($1,703,136.36); Sears Holdback Rent Reimbursement and Concessions ($93,073)	Waverly Plaza Shopping Center, Inc.
45	Loan		MC-FiveMile	Waterside Commons	79,294	0	Strong Martial Arts Allowance Reserve ($70,550); Free Rent Reserve (8,743.61)	Zenda Waterside Commons U.S. Limited Partnership
46	Loan		MC-FiveMile	Imperial MHP	0	0		Imperial Parks Properties, LLC
47	Loan		CGMRC	Cape Fear Plaza	11,498	0	Rainbow Abatement Reserve	Ardena Cape Fear LLC
48	Loan		GSMC	Super Bi-Lo Center	0	0		Simpsonville Exchange, LLC
49	Loan	12	MC-FiveMile	Meadowbrook MHP	200,000	0	Debt Yield Holdback Reserve	Heldig, LLC
50	Loan	12	MC-FiveMile	High Point Village Apartments	200,000	0	Debt Yield Holdback Reserve	Dayand Limited Partnership
51	Loan		MC-FiveMile	Regency Apartments	0	0		Siri Sree Corporation
52	Loan	12	MC-FiveMile	2800 West Trenton	150,000	0	Trigger Tenant Rollover Reserve Account	CRP 2800 Trenton, Ltd.
53	Loan		GSMC	Normandy Plaza	0	0		Alliance-Marsh, LLC
54	Loan		SMF I	Cordova Court Apartments	0	0		Entourage Properties, L.L.C.
55	Loan	48	GSMC	Candlewood Suites Columbus	0	0		Dixon Management Group CW Columbus, LLC
56	Loan		CGMRC	Grandview Marketplace	0	0		Sheridan Grandview LLC
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	0	0		HB Owner, LLC
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	86,250	0	Property Cost Reserve	Amsdell Storage Ventures XXIII, LLC
59	Loan		MC-FiveMile	Carlyn Estates MHP	0	0		Glucklich, LLC
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	165,000	1,400	Cash Collateral Reserve	Hillsdale Heights, LLC
61	Loan		SMF I	Lake Estates	0	0		CSC - Lake Estates, LLC
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	0	0		Walnut Creek Apartment Associates, LLC
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	0	0		Sartell MHP, LLC

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	Newcastle Investment Corp.	Acquisition	362,499,000	150,750,203	0	0	513,249,203	0	505,656,938
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	12, 13	CGMRC	Greene Town Center	Morton L. Olshan	Refinance	137,250,000	5,491,962	37,400,000	0	180,141,962	174,560,090	0
3	Loan		MC-FiveMile	Chase Tower	Pengo Industries, Inc.	Refinance	82,500,000	0	0	0	82,500,000	63,858,296	0
4	Loan		GSMC	Three WestLake Park	Prism Office Holdings LLC	Refinance	80,000,000	0	0	0	80,000,000	56,625,838	0
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	Elchonon Schwartz, Simon Singer and Azure Equity LLC	Acquisition	48,375,000	16,009,036	0	1,580,149	65,964,185	0	62,600,000
5.01	Property			Takoma Park
5.02	Property			Vienna
5.03	Property			Pikesville
6	Loan	12, 16	GSMC	Sheraton Suites Houston	Wedge Hotels Corporation	Refinance	40,700,000	0	0	0	40,700,000	16,434,501	0
7	Loan		CGMRC	Greenville Center	Stoltz Real Estate Fund II, L.P.	Refinance	37,500,000	0	0	0	37,500,000	23,656,451	0
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	Elchonon Schwartz, Simon Singer and Azure Equity LLC	Acquisition	31,035,000	10,723,216	0	1,687,901	43,446,117	0	40,000,000
8.01	Property	12		Pompano Beach
8.02	Property	12		Florissant
8.03	Property			Gonzales
8.04	Property			Bristol
8.05	Property	12		Cambridge
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	Robert J. Amsdell and Barry L. Amsdell	Recapitalization	30,000,000	0	0	0	30,000,000	0	0
9.01	Property			Cheval Lutz Self Storage
9.02	Property			University Parkway Sarasota Self Storage
9.03	Property			Cortez Bradenton Self Storage
9.04	Property			Waterford Lakes Orlando Self Storage
9.05	Property			Lockwood Sarasota Self Storage
9.06	Property			Meadow Woods Orlando Self Storage
9.07	Property			Jackson A & W Storage
10	Loan	19	RCMC	River Oaks	Saul Campanella	Refinance	29,500,000	454,761	1,500,000	0	31,454,761	30,356,013	0
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio	Rajendra K. Patel	Refinance	29,000,000	0	0	0	29,000,000	21,170,386	0
11.01	Property	12		Holiday Inn Stillwater
11.02	Property	12		Hilton Garden Inn Norman
11.03	Property	12		Hampton Inn & Suites Durant
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	Kurt L. Wallach, Marilyn G. Wallach, Kurt L. Wallach Revocable Trust, Marilyn G. Wallach Revocable Trust and K&M Gift Trust	Refinance	28,500,000	0	0	0	28,500,000	24,420,082	0
12.01	Property			Cool Springs
12.02	Property			Mallory
12.03	Property			Harpeth
12.04	Property			Bellevue
12.05	Property			Lebanon
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	Elchonon Schwartz, Simon Singer and Azure Equity LLC	Acquisition	28,090,000	11,019,264	0	1,466,556	40,575,821	0	38,400,000
13.01	Property			Austin
13.02	Property			Jacksonville
13.03	Property	12		Oxnard
13.04	Property	12		Puyallup
14	Loan	24, 25	GSMC	Crossroads Shopping Center	The Uhlmann Offices, Inc.	Refinance	26,000,000	0	0	0	26,000,000	18,176,732	0
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	DeBartolo Real Estate Investments, LLC	Refinance	24,400,000	0	0	0	24,400,000	16,776,578	0
16	Loan	28, 29	RCMC	West Run Apartments	Ira Mondry, Mitch Mondry, Josh Mondry, Patrick Mcbride, James Harkrider and Andrew Lallathin	Acquisition	24,300,000	5,932,013	2,000,000	0	32,232,013	0	31,357,602
17	Loan		GSMC	Lodge at Bridgemill	Michael J. Uccellini	Refinance	24,200,000	0	0	0	24,200,000	16,639,667	0
18	Loan		CGMRC	Norwalk Self Storage	Carl Bildner	Refinance	24,000,000	0	0	0	24,000,000	10,916,786	0
19	Loan	30	SMF I	Burlington Office Center	Jeff Hauptman	Refinance	21,250,000	0	0	0	21,250,000	20,091,808	0

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price
20	Loan	31	MC-FiveMile	1650 Selwyn	The Bronx-Lebanon Hospital Center	Refinance	21,000,000	0	0	0	21,000,000	4,652,052	0
21	Loan		RCMC	Preserve at Greenway Park II	Donald B. Berland	Refinance	17,000,000	0	0	0	17,000,000	15,244,722	0
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	2005 ZST/TBT Descendant’s Trust - T Trust and Zaffar S. Tabani	Acquisition	16,750,000	0	0	0	16,750,000	0	14,027,745
23	Loan	34	GSMC	8860 Smith’s Mill Road	Pizzuti Equities Inc.	Refinance	16,500,000	0	0	0	16,500,000	14,107,369	0
24	Loan	35	CGMRC	Visalia Marketplace	Waypoint Property Group, LLC	Recapitalization	15,800,000	0	0	0	15,800,000	0	0
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	Hermitage Plaza LLC	Refinance	15,400,000	0	0	0	15,400,000	10,107,352	0
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	Wafika Khalil	Refinance	15,300,000	0	0	0	15,300,000	14,232,461	0
26.01	Property			5644 Washington
26.02	Property			5032 Washington
26.03	Property			234 North Pine
26.04	Property			4200 Washington
26.05	Property			Essex King
26.06	Property			WJ Management
26.07	Property			4400 Washington
26.08	Property			3352 Van Buren
26.09	Property			Maypole
26.10	Property			Congress 2007
26.11	Property			Homan
26.12	Property			Kingston
27	Loan	38	GSMC	Covington Portfolio	Kenneth Sheer and Michael Voelker	Refinance	13,800,000	0	0	0	13,800,000	7,625,488	0
27.01	Property			6400 Augusta Road
27.02	Property			6410 Augusta Road
27.03	Property			1631 South Highway 14
27.04	Property			1623 South Highway 14
27.05	Property			1627 South Highway 14
28	Loan	12	MC-FiveMile	Brickhaven Apartments	Joseph R. Pryzant	Refinance	13,500,000	0	0	0	13,500,000	7,077,597	0
29	Loan		GSMC	Dickson City Commons	Daniel Siniawa	Refinance	13,500,000	0	0	0	13,500,000	10,328,243	0
30	Loan		CGMRC	Mooresville Crossing II	J. William Whitley, Jonathan Ishee, Jackson Moore and Dale R. Hall	Refinance	10,575,000	83,077	0	450,000	11,108,077	10,884,676	0
31	Loan		GSMC	Willowick Apartments	Kevin M. Bell and Robert H. Finney	Refinance	10,400,000	0	0	0	10,400,000	7,084,109	0
32	Loan	39	GSMC	Nut Tree Center Phase II	William L. Hutchinson	Acquisition	10,350,000	4,322,571	0	0	14,672,571	0	14,053,062
33	Loan	12, 40, 41	SMF I	Northgate Power Center	Zaffar S. Tabani as Trustee of the 2005 ZST/TBT Descendant’s Trust - T Trust and Zaffar S. Tabani	Refinance	10,000,000	0	0	0	10,000,000	5,107,204	0
34	Loan		CGMRC	Mini Storage Depot Portfolio	Larry A. Swank and Lance A. Swank	Refinance	9,500,000	0	0	0	9,500,000	6,994,417	0
34.01	Property			Mini Storage Depot - Michigan City
34.02	Property			Mini Storage Depot - Hobart
34.03	Property			Mini Storage Depot - Brick
35	Loan		SMF I	ATK Building	Starbuck Realty, LLC, Jeffrey Toporek, Richard Mann, David Stade, Claiborne Williams and David Alperstein	Acquisition	8,550,000	4,137,979	0	0	12,687,979	0	12,010,831
36	Loan		MC-FiveMile	High Point Shopping Center	Gerald Lee Nudo and Laurence H. Weiner	Acquisition	7,300,000	1,904,051	0	0	9,204,051	0	8,695,727
37	Loan	42	SMF I	Cambridge Center West	James D. Blain	Refinance	7,250,000	0	0	0	7,250,000	6,889,952	0
38	Loan		GSMC	Jo-Ann Fabrics Columbia	Richard E. Rotner	Recapitalization	7,200,000	437,071	0	0	7,637,071	2,368,671	5,000,000
39	Loan		SMF I	Olive Corporate Center	Aaron I. Katsman and Alexander D. Sassoon	Refinance	7,100,000	0	0	0	7,100,000	4,805,276	0
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	Jacob Blumenfeld, S. Jason Reitberger and Eric Reitberger	Refinance	7,000,000	0	0	0	7,000,000	5,082,875	0
41	Loan	43	GSMC	Holiday Inn Brunswick	Otha C. Dixon and Bruce C. Dixon	Refinance	6,965,000	0	0	0	6,965,000	4,940,762	0
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	Carlos J. Rodriguez, an individual, Carlos J. Rodriguez, as trustee for the Carlos J. Rodriguez Living Trust, dated April 11, 2007 and Daniel Klinger	Acquisition	6,900,000	2,877,057	0	0	9,777,057	0	9,250,000
43	Loan	12	CGMRC	The Store House - Georgia	Donald E. Tolva	Refinance	6,675,000	0	0	0	6,675,000	5,344,682	0
43.01	Property	12		The Store House - Mercer
43.02	Property	12		The Store House - Riverside
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	Waverly Plaza LLC	Refinance	6,500,000	0	0	0	6,500,000	3,144,761	0
45	Loan		MC-FiveMile	Waterside Commons	Zenda Properties G.P.	Acquisition	6,415,000	2,326,249	0	0	8,741,249	0	8,400,000
46	Loan		MC-FiveMile	Imperial MHP	Kenneth H. Bruder, Norman L. Winton and Eliot B. Barnett	Acquisition	6,400,000	2,020,557	0	0	8,420,557	0	8,099,443
47	Loan		CGMRC	Cape Fear Plaza	Nivea Developments Limited, Pavona Lane Ltd., Ardena Holdings Inc., Hugo Lorenzo Romay and Tomas Lucio Bein	Acquisition	6,393,750	2,209,024	0	70,936	8,673,709	0	8,425,000
48	Loan		GSMC	Super Bi-Lo Center	Chester H. Brown, III	Acquisition	5,625,000	2,162,531	0	0	7,787,531	0	7,453,864
49	Loan	12	MC-FiveMile	Meadowbrook MHP	Tonia Sonju	Acquisition	5,075,000	2,630,567	0	0	7,705,567	0	7,124,590
50	Loan	12	MC-FiveMile	High Point Village Apartments	Chowdary Yalamanchili	Refinance	5,000,000	0	0	0	5,000,000	3,586,122	0
51	Loan		MC-FiveMile	Regency Apartments	Chowdary Yalamanchili	Refinance	5,000,000	0	0	0	5,000,000	4,120,155	0
52	Loan	12	MC-FiveMile	2800 West Trenton	Robert W. Dillard III and Robert Gandy IV	Refinance	4,750,000	0	0	0	4,750,000	3,584,899	0
53	Loan		GSMC	Normandy Plaza	Ryan S. Marsh	Refinance	4,550,000	1,762,407	0	0	6,312,407	6,018,109	0
54	Loan		SMF I	Cordova Court Apartments	Victor Varisco and Donald Johnson	Refinance	4,310,000	0	0	0	4,310,000	2,772,878	0
55	Loan	48	GSMC	Candlewood Suites Columbus	Otha C. Dixon and Bruce C. Dixon	Refinance	4,165,000	2,280,769	0	0	6,445,769	6,253,692	0
56	Loan		CGMRC	Grandview Marketplace	Howard S. Banchik, Howard S. Banchik, as Trustee of Howard and Jacqueline Banchik Family Trust U/T/A dated 12/31/1971, Steven J. Fogel, Steven J. Fogel, as Trustee of Steven J. Fogel 2006 Trust U/T/A dated 11/17/2006	Acquisition	4,000,000	5,065,952	0	107,966	9,173,919	0	8,375,000
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	Jacob Blumenfeld and S. Jason Reitberger	Refinance	3,900,000	0	0	0	3,900,000	2,809,179	0
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	Robert J. Amsdell and Barry L. Amsdell	Acquisition	3,761,250	1,502,549	0	1,832	5,265,631	0	4,900,000
59	Loan		MC-FiveMile	Carlyn Estates MHP	Tonia Sonju	Acquisition	3,695,000	1,663,996	0	0	5,358,996	0	5,171,961
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	Farid Abu-Jame	Refinance	3,600,000	0	0	0	3,600,000	3,229,448	0
61	Loan		SMF I	Lake Estates	Louis Rogers	Acquisition	3,500,000	1,495,076	0	0	4,995,076	0	4,625,000
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	Eric D. Siegel, Eric D. Siegel as Trustee of the Eric D. Siegel Living Trust dated August 31, 2000, as amended and restated on January 14, 2011, Donald E. Siegl, Donald E. Siegel as Trustee of the Siegel Family Trust Dated October 19, 2002, Donald E. Siegel and Patricia A. Siegel, Settlors and Trustees	Refinance	2,700,000	0	0	0	2,700,000	1,826,000	0
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	David H. Reynolds	Acquisition	2,260,000	861,463	0	0	3,121,463	0	2,915,899

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage				Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	6,750,991	841,274	0	0	513,249,203	Hard	In Place
1.01	Property			Orchid Terrace
1.02	Property			Village Gate of Farmington
1.03	Property			Lodge At Cold Spring
1.04	Property			The Manor At Oakridge
1.05	Property			Durham Regent
1.06	Property			Dogwood Estates
1.07	Property			Sheldon Oaks
1.08	Property			Jordan Oaks
1.09	Property			Sky Peaks
1.10	Property			The Westmont
1.11	Property			Pinewood Hills
1.12	Property			Hidden Lakes
1.13	Property			Walnut Woods
1.14	Property			Oakwood Hills
1.15	Property			Madison Estates
1.16	Property			Thornton Place
1.17	Property			Whiterock Court
1.18	Property			The Bentley
1.19	Property			Pueblo Regent
1.20	Property			Vista De La Montana
1.21	Property			Rock Creek
1.22	Property			Illahee Hills
1.23	Property			Palmer Hills
1.24	Property			Uffelman Estates
1.25	Property			The Regent
1.26	Property			The Fountains At Hidden Lakes
2	Loan	12, 13	CGMRC	Greene Town Center	1,936,317	3,645,555	0	0	180,141,962	Hard	Springing
3	Loan		MC-FiveMile	Chase Tower	971,005	788,330	16,882,369	0	82,500,000	Hard	Springing
4	Loan		GSMC	Three WestLake Park	685,417	1,681,441	21,007,304	0	80,000,000	Hard	In Place
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	1,013,875	2,350,309	0	0	65,964,185	Hard	In Place
5.01	Property			Takoma Park
5.02	Property			Vienna
5.03	Property			Pikesville
6	Loan	12, 16	GSMC	Sheraton Suites Houston	664,429	250,421	23,350,650	0	40,700,000	Hard	Springing
7	Loan		CGMRC	Greenville Center	331,641	528,005	12,983,903	0	37,500,000	Hard	Springing
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	1,127,140	2,318,977	0	0	43,446,117	Hard	In Place
8.01	Property	12		Pompano Beach
8.02	Property	12		Florissant
8.03	Property			Gonzales
8.04	Property			Bristol
8.05	Property	12		Cambridge
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	667,293	918,769	28,413,938	0	30,000,000	Springing	Springing
9.01	Property			Cheval Lutz Self Storage
9.02	Property			University Parkway Sarasota Self Storage
9.03	Property			Cortez Bradenton Self Storage
9.04	Property			Waterford Lakes Orlando Self Storage
9.05	Property			Lockwood Sarasota Self Storage
9.06	Property			Meadow Woods Orlando Self Storage
9.07	Property			Jackson A & W Storage
10	Loan	19	RCMC	River Oaks	935,940	162,808	0	0	31,454,761	Soft Springing	Springing
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio	449,470	16,948	7,363,196	0	29,000,000	Hard	Springing
11.01	Property	12		Holiday Inn Stillwater
11.02	Property	12		Hilton Garden Inn Norman
11.03	Property	12		Hampton Inn & Suites Durant
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	1,041,968	1,915,861	1,122,088	0	28,500,000	Springing	Springing
12.01	Property			Cool Springs
12.02	Property			Mallory
12.03	Property			Harpeth
12.04	Property			Bellevue
12.05	Property			Lebanon
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	756,598	1,419,222	0	0	40,575,821	Hard	In Place
13.01	Property			Austin
13.02	Property			Jacksonville
13.03	Property	12		Oxnard
13.04	Property	12		Puyallup
14	Loan	24, 25	GSMC	Crossroads Shopping Center	628,326	576,664	6,618,278	0	26,000,000	Springing	Springing
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	379,253	1,755,147	5,489,022	0	24,400,000	Hard	In Place
16	Loan	28, 29	RCMC	West Run Apartments	803,193	71,217	0	0	32,232,013	Soft Springing	Springing
17	Loan		GSMC	Lodge at Bridgemill	402,564	99,308	1,231,675	5,826,786	24,200,000	Springing	Springing
18	Loan		CGMRC	Norwalk Self Storage	290,744	49,131	12,743,340	0	24,000,000	Springing	Springing
19	Loan	30	SMF I	Burlington Office Center	283,503	719,447	155,242	0	21,250,000	Soft	Springing

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage				Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
20	Loan	31	MC-FiveMile	1650 Selwyn	1,052,182	81,533	15,214,232	0	21,000,000	Springing	Springing
21	Loan		RCMC	Preserve at Greenway Park II	241,457	156,456	1,357,365	0	17,000,000	Springing	Springing
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	176,253	165,644	2,380,358	0	16,750,000	Hard	In Place
23	Loan	34	GSMC	8860 Smith’s Mill Road	304,227	413,094	1,675,311	0	16,500,000	Springing	Springing
24	Loan	35	CGMRC	Visalia Marketplace	437,728	176,280	15,185,992	0	15,800,000	Hard	Springing
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	1,513,223	3,689,596	89,829	0	15,400,000	None	None
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	521,693	410,107	135,739	0	15,300,000	Springing	Springing
26.01	Property			5644 Washington
26.02	Property			5032 Washington
26.03	Property			234 North Pine
26.04	Property			4200 Washington
26.05	Property			Essex King
26.06	Property			WJ Management
26.07	Property			4400 Washington
26.08	Property			3352 Van Buren
26.09	Property			Maypole
26.10	Property			Congress 2007
26.11	Property			Homan
26.12	Property			Kingston
27	Loan	38	GSMC	Covington Portfolio	271,103	361,045	5,542,364	0	13,800,000	Hard	In Place
27.01	Property			6400 Augusta Road
27.02	Property			6410 Augusta Road
27.03	Property			1631 South Highway 14
27.04	Property			1623 South Highway 14
27.05	Property			1627 South Highway 14
28	Loan	12	MC-FiveMile	Brickhaven Apartments	239,143	893,896	5,289,363	0	13,500,000	Springing	Springing
29	Loan		GSMC	Dickson City Commons	401,952	122,191	2,647,614	0	13,500,000	Springing	Springing
30	Loan		CGMRC	Mooresville Crossing II	179,902	43,500	0	0	11,108,077	Soft Springing	Springing
31	Loan		GSMC	Willowick Apartments	239,985	51,595	3,024,311	0	10,400,000	None	None
32	Loan	39	GSMC	Nut Tree Center Phase II	242,181	377,328	0	0	14,672,571	Hard	Springing
33	Loan	12, 40, 41	SMF I	Northgate Power Center	134,954	1,364,976	3,392,867	0	10,000,000	Hard	In Place
34	Loan		CGMRC	Mini Storage Depot Portfolio	279,228	112,426	2,113,928	0	9,500,000	Springing	Springing
34.01	Property			Mini Storage Depot - Michigan City
34.02	Property			Mini Storage Depot - Hobart
34.03	Property			Mini Storage Depot - Brick
35	Loan		SMF I	ATK Building	443,233	233,915	0	0	12,687,979	Hard	In Place
36	Loan		MC-FiveMile	High Point Shopping Center	201,124	307,200	0	0	9,204,051	Hard	Springing
37	Loan	42	SMF I	Cambridge Center West	69,657	52,628	237,762	0	7,250,000	Springing	Springing
38	Loan		GSMC	Jo-Ann Fabrics Columbia	198,481	69,919	0	0	7,637,071	Springing	Springing
39	Loan		SMF I	Olive Corporate Center	209,679	2,008,294	76,750	0	7,100,000	Soft Springing	Springing
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	130,411	168,320	1,618,394	0	7,000,000	Springing	Springing
41	Loan	43	GSMC	Holiday Inn Brunswick	174,437	320,741	1,529,060	0	6,965,000	Springing	Springing
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	253,625	273,432	0	0	9,777,057	Soft	Springing
43	Loan	12	CGMRC	The Store House - Georgia	195,690	77,699	1,056,928	0	6,675,000	Springing	Springing
43.01	Property	12		The Store House - Mercer
43.02	Property	12		The Store House - Riverside
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	1,216,799	2,129,842	8,598	0	6,500,000	None	None
45	Loan		MC-FiveMile	Waterside Commons	201,849	139,400	0	0	8,741,249	Hard	Springing
46	Loan		MC-FiveMile	Imperial MHP	220,275	100,840	0	0	8,420,557	Springing	Springing
47	Loan		CGMRC	Cape Fear Plaza	170,288	78,422	0	0	8,673,709	Springing	Springing
48	Loan		GSMC	Super Bi-Lo Center	290,184	43,484	0	0	7,787,531	Springing	Springing
49	Loan	12	MC-FiveMile	Meadowbrook MHP	204,693	376,283	0	0	7,705,567	Soft	Springing
50	Loan	12	MC-FiveMile	High Point Village Apartments	162,190	568,174	683,514	0	5,000,000	Soft	Springing
51	Loan		MC-FiveMile	Regency Apartments	231,957	73,205	574,683	0	5,000,000	Soft	Springing
52	Loan	12	MC-FiveMile	2800 West Trenton	164,881	338,037	662,183	0	4,750,000	Hard	Springing
53	Loan		GSMC	Normandy Plaza	143,344	150,954	0	0	6,312,407	Springing	Springing
54	Loan		SMF I	Cordova Court Apartments	131,700	78,350	1,327,073	0	4,310,000	Springing	Springing
55	Loan	48	GSMC	Candlewood Suites Columbus	131,379	60,698	0	0	6,445,769	Springing	Springing
56	Loan		CGMRC	Grandview Marketplace	729,204	69,715	0	0	9,173,919	Hard	Springing
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	89,808	162,251	838,762	0	3,900,000	Springing	Springing
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	236,378	129,253	0	0	5,265,631	Springing	Springing
59	Loan		MC-FiveMile	Carlyn Estates MHP	174,116	12,920	0	0	5,358,996	Soft	Springing
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	99,911	253,180	17,461	0	3,600,000	Soft	Springing
61	Loan		SMF I	Lake Estates	172,541	197,535	0	0	4,995,076	None	None
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	128,835	24,417	720,747	0	2,700,000	Springing	Springing
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	138,325	67,238	0	0	3,121,463	Springing	Springing

GSMS 2014-GC20 Annex A

Cut-off Date
Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) failure to deliver financial statements as required in the Master Lease, (iv) the occurrence of a Mezzanine Loan Event of Default

1.01	Property			Orchid Terrace		No
1.02	Property			Village Gate of Farmington		No
1.03	Property			Lodge At Cold Spring		Yes	12/31/2095	100
1.04	Property			The Manor At Oakridge		No
1.05	Property			Durham Regent		No
1.06	Property			Dogwood Estates		No
1.07	Property			Sheldon Oaks		No
1.08	Property			Jordan Oaks		No
1.09	Property			Sky Peaks		No
1.10	Property			The Westmont		Yes	12/31/2086	5,000
1.11	Property			Pinewood Hills		No
1.12	Property			Hidden Lakes		No
1.13	Property			Walnut Woods		No
1.14	Property			Oakwood Hills		No
1.15	Property			Madison Estates		No
1.16	Property			Thornton Place		No
1.17	Property			Whiterock Court		No
1.18	Property			The Bentley		No
1.19	Property			Pueblo Regent		No
1.20	Property			Vista De La Montana		No
1.21	Property			Rock Creek		No
1.22	Property			Illahee Hills		No
1.23	Property			Palmer Hills		No
1.24	Property			Uffelman Estates		No
1.25	Property			The Regent		No
1.26	Property			The Fountains At Hidden Lakes		No
2	Loan	12, 13	CGMRC	Greene Town Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of Mezzanine Trigger Period	No					37,400,000	9.50000%
3	Loan		MC-FiveMile	Chase Tower	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 7.50%	No
4	Loan		GSMC	Three WestLake Park
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
No
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
5.01	Property			Takoma Park		No
5.02	Property			Vienna		No
5.03	Property			Pikesville		No
6	Loan	12, 16	GSMC	Sheraton Suites Houston
(i) the occurrence of an Event of Default, (ii) beginning with the fiscal quarter ending in September 2014, Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) any period from March 6, 2019 to the date upon which the New License Conditions are met
No
7	Loan		CGMRC	Greenville Center
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) bankruptcy action of any specified tenant, (iv) termination or cancellation of any specified tenant lease, (v) monetary default by specified tenant, (vi) specified tenant failing to be in physical possession of the specified tenant space, (vii) specified tenant giving lease termination notice (viii) specified tenant fail to extend lease
No
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
8.01	Property	12		Pompano Beach		No
8.02	Property	12		Florissant		No
8.03	Property			Gonzales		No
8.04	Property			Bristol		No
8.05	Property	12		Cambridge		No
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%
9.01	Property			Cheval Lutz Self Storage		No
9.02	Property			University Parkway Sarasota Self Storage		No
9.03	Property			Cortez Bradenton Self Storage		No
9.04	Property			Waterford Lakes Orlando Self Storage		No
9.05	Property			Lockwood Sarasota Self Storage		No
9.06	Property			Meadow Woods Orlando Self Storage		No
9.07	Property			Jackson A & W Storage		No
10	Loan	19	RCMC	River Oaks	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x	Yes	1/1/2018	1,048	1,500,000	10.00000%
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x and as it pertains to the first or second DSCR trigger the failure to deposit cash or Letter of Credit, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Franchise Trigger Event

11.01	Property	12		Holiday Inn Stillwater		No
11.02	Property	12		Hilton Garden Inn Norman		No
11.03	Property	12		Hampton Inn & Suites Durant		No
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) the occurrence of a Cool Springs Renewal Trigger Period
12.01	Property			Cool Springs		No
12.02	Property			Mallory		No
12.03	Property			Harpeth		No
12.04	Property			Bellevue		No
12.05	Property			Lebanon		No
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
13.01	Property			Austin		No
13.02	Property			Jacksonville		No
13.03	Property	12		Oxnard		No
13.04	Property	12		Puyallup		No
14	Loan	24, 25	GSMC	Crossroads Shopping Center
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of an Event of Default on any Permitted Mezzanine Debt
No
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a TI/LC Rollover Deposit Period
No
16	Loan	28, 29	RCMC	West Run Apartments	(i) the occurrence of an Event of Default, (ii) the occurrence of a Mezzanine Loan Event of Default, (iii) DSCR is less than 1.10x	No					2,000,000	9.50000%
17	Loan		GSMC	Lodge at Bridgemill	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than $1,690,494, (iii) failure to deliver financial statements as required in the Loan Agreement	No
18	Loan		CGMRC	Norwalk Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
19	Loan	30	SMF I	Burlington Office Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Regents Trigger Event	No

GSMS 2014-GC20 Annex A

Cut-off Date
Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate
20	Loan	31	MC-FiveMile	1650 Selwyn	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Master Lease Event	No
21	Loan		RCMC	Preserve at Greenway Park II	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Tenant Default Trigger Event, (iv) the occurrence of a Lease Extension Trigger Event	No
23	Loan	34	GSMC	8860 Smith’s Mill Road
(i) the occurrence of an Event of Default, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) the occurrence of a Rollover Trigger Event and the failure of borrower to make a timely cash deposit or Letter of Credit
No
24	Loan	35	CGMRC	Visalia Marketplace	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	NAP	No
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%
26.01	Property			5644 Washington		No
26.02	Property			5032 Washington		No
26.03	Property			234 North Pine		No
26.04	Property			4200 Washington		No
26.05	Property			Essex King		No
26.06	Property			WJ Management		No
26.07	Property			4400 Washington		No
26.08	Property			3352 Van Buren		No
26.09	Property			Maypole		No
26.10	Property			Congress 2007		No
26.11	Property			Homan		No
26.12	Property			Kingston		No
27	Loan	38	GSMC	Covington Portfolio
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event

27.01	Property			6400 Augusta Road		No
27.02	Property			6410 Augusta Road		No
27.03	Property			1631 South Highway 14		No
27.04	Property			1623 South Highway 14		No
27.05	Property			1627 South Highway 14		No
28	Loan	12	MC-FiveMile	Brickhaven Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%	No
29	Loan		GSMC	Dickson City Commons
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
No
30	Loan		CGMRC	Mooresville Crossing II	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
31	Loan		GSMC	Willowick Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
32	Loan	39	GSMC	Nut Tree Center Phase II	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
33	Loan	12, 40, 41	SMF I	Northgate Power Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Trigger Event	No
34	Loan		CGMRC	Mini Storage Depot Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
34.01	Property			Mini Storage Depot - Michigan City		No
34.02	Property			Mini Storage Depot - Hobart		No
34.03	Property			Mini Storage Depot - Brick		No
35	Loan		SMF I	ATK Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of an ATK Trigger Event	No
36	Loan		MC-FiveMile	High Point Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Trigger Lease Event	No
37	Loan	42	SMF I	Cambridge Center West	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
38	Loan		GSMC	Jo-Ann Fabrics Columbia
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a tenant trigger event, (v) the occurrence of a environmental remediation event
No
39	Loan		SMF I	Olive Corporate Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Major Tenant Trigger Event	No
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Debt Yield is less than 7.50%	No
41	Loan	43	GSMC	Holiday Inn Brunswick
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) any period during the Franchise Expiration Period when the sponsor fails to maintain net worth in excess of the net worth threshold or liquid assets in excess of the liquid assets threshold
No
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
43	Loan	12	CGMRC	The Store House - Georgia	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
43.01	Property	12		The Store House - Mercer		No
43.02	Property	12		The Store House - Riverside		No
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	NAP	No
45	Loan		MC-FiveMile	Waterside Commons	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Trigger Lease Event	No
46	Loan		MC-FiveMile	Imperial MHP	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 9.00%	No
47	Loan		CGMRC	Cape Fear Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
48	Loan		GSMC	Super Bi-Lo Center
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 72% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of any Bi-Lo Trigger Period
No
49	Loan	12	MC-FiveMile	Meadowbrook MHP	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%, (iv) the occurrence of an Event of Default under the Master Lease	No
50	Loan	12	MC-FiveMile	High Point Village Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%	No
51	Loan		MC-FiveMile	Regency Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%	No
52	Loan	12	MC-FiveMile	2800 West Trenton	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Trigger Lease Event	No
53	Loan		GSMC	Normandy Plaza
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
No
54	Loan		SMF I	Cordova Court Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
55	Loan	48	GSMC	Candlewood Suites Columbus
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of the Franchise Expiration Period
No
56	Loan		CGMRC	Grandview Marketplace	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Debt Yield is less than 7.50%	No
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield less than 9.00%	No
59	Loan		MC-FiveMile	Carlyn Estates MHP	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%, (iv) the occurrence of an Event of Default under the Master Lease	No
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 8.50%	No
61	Loan		SMF I	Lake Estates	NAP	No
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 8.00%	No

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage		Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Required	Number
1	Loan	8, 9, 10, 11	GSMC	Newcastle Senior Housing Portfolio	Yes	1
1.01	Property			Orchid Terrace	Yes	1.01
1.02	Property			Village Gate of Farmington	Yes	1.02
1.03	Property			Lodge At Cold Spring	Yes	1.03
1.04	Property			The Manor At Oakridge	Yes	1.04
1.05	Property			Durham Regent	Yes	1.05
1.06	Property			Dogwood Estates	Yes	1.06
1.07	Property			Sheldon Oaks	Yes	1.07
1.08	Property			Jordan Oaks	Yes	1.08
1.09	Property			Sky Peaks	Yes	1.09
1.10	Property			The Westmont	Yes	1.10
1.11	Property			Pinewood Hills	Yes	1.11
1.12	Property			Hidden Lakes	Yes	1.12
1.13	Property			Walnut Woods	Yes	1.13
1.14	Property			Oakwood Hills	Yes	1.14
1.15	Property			Madison Estates	Yes	1.15
1.16	Property			Thornton Place	Yes	1.16
1.17	Property			Whiterock Court	Yes	1.17
1.18	Property			The Bentley	Yes	1.18
1.19	Property			Pueblo Regent	Yes	1.19
1.20	Property			Vista De La Montana	Yes	1.20
1.21	Property			Rock Creek	Yes	1.21
1.22	Property			Illahee Hills	Yes	1.22
1.23	Property			Palmer Hills	Yes	1.23
1.24	Property			Uffelman Estates	Yes	1.24
1.25	Property			The Regent	Yes	1.25
1.26	Property			The Fountains At Hidden Lakes	Yes	1.26
2	Loan	12, 13	CGMRC	Greene Town Center	Yes	2
3	Loan		MC-FiveMile	Chase Tower	Yes	3
4	Loan		GSMC	Three WestLake Park	Yes	4
5	Loan	14, 15	CGMRC	Walgreens Shopping Center Portfolio #1	Yes	5
5.01	Property			Takoma Park	Yes	5.01
5.02	Property			Vienna	Yes	5.02
5.03	Property			Pikesville	Yes	5.03
6	Loan	12, 16	GSMC	Sheraton Suites Houston	Yes	6
7	Loan		CGMRC	Greenville Center	Yes	7
8	Loan	12, 17, 18	CGMRC	Walgreens Shopping Center Portfolio #3	Yes	8
8.01	Property	12		Pompano Beach	Yes	8.01
8.02	Property	12		Florissant	Yes	8.02
8.03	Property			Gonzales	Yes	8.03
8.04	Property			Bristol	Yes	8.04
8.05	Property	12		Cambridge	Yes	8.05
9	Loan		CGMRC	Amsdell Compass Self Storage Portfolio	Yes	9
9.01	Property			Cheval Lutz Self Storage	Yes	9.01
9.02	Property			University Parkway Sarasota Self Storage	Yes	9.02
9.03	Property			Cortez Bradenton Self Storage	Yes	9.03
9.04	Property			Waterford Lakes Orlando Self Storage	Yes	9.04
9.05	Property			Lockwood Sarasota Self Storage	Yes	9.05
9.06	Property			Meadow Woods Orlando Self Storage	Yes	9.06
9.07	Property			Jackson A & W Storage	Yes	9.07
10	Loan	19	RCMC	River Oaks	Yes	10
11	Loan	12, 20	GSMC	Oklahoma Hotel Portfolio	Yes	11
11.01	Property	12		Holiday Inn Stillwater	Yes	11.01
11.02	Property	12		Hilton Garden Inn Norman	Yes	11.02
11.03	Property	12		Hampton Inn & Suites Durant	Yes	11.03
12	Loan	21	CGMRC	Prime Kurtell Medical Office Building Portfolio	Yes	12
12.01	Property			Cool Springs	Yes	12.01
12.02	Property			Mallory	Yes	12.02
12.03	Property			Harpeth	Yes	12.03
12.04	Property			Bellevue	Yes	12.04
12.05	Property			Lebanon	Yes	12.05
13	Loan	12, 22, 23	CGMRC	Walgreens Shopping Center Portfolio #2	Yes	13
13.01	Property			Austin	Yes	13.01
13.02	Property			Jacksonville	Yes	13.02
13.03	Property	12		Oxnard	Yes	13.03
13.04	Property	12		Puyallup	Yes	13.04
14	Loan	24, 25	GSMC	Crossroads Shopping Center	Yes	14
15	Loan	12, 26, 27	GSMC	Shops at Shelby Crossing	Yes	15
16	Loan	28, 29	RCMC	West Run Apartments	Yes	16
17	Loan		GSMC	Lodge at Bridgemill	Yes	17
18	Loan		CGMRC	Norwalk Self Storage	Yes	18
19	Loan	30	SMF I	Burlington Office Center	Yes	19

GSMS 2014-GC20 Annex A

Control	Loan /		Mortgage		Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Required	Number
20	Loan	31	MC-FiveMile	1650 Selwyn	Yes	20
21	Loan		RCMC	Preserve at Greenway Park II	Yes	21
22	Loan	12, 32, 33	SMF I	Baldwin Park Village	Yes	22
23	Loan	34	GSMC	8860 Smith’s Mill Road	Yes	23
24	Loan	35	CGMRC	Visalia Marketplace	Yes	24
25	Loan	36, 37	SMF I	Hermitage Towne Plaza	Yes	25
26	Loan		MC-FiveMile	WJ Management Multi Portfolio	Yes	26
26.01	Property			5644 Washington	Yes	26.01
26.02	Property			5032 Washington	Yes	26.02
26.03	Property			234 North Pine	Yes	26.03
26.04	Property			4200 Washington	Yes	26.04
26.05	Property			Essex King	Yes	26.05
26.06	Property			WJ Management	Yes	26.06
26.07	Property			4400 Washington	Yes	26.07
26.08	Property			3352 Van Buren	Yes	26.08
26.09	Property			Maypole	Yes	26.09
26.10	Property			Congress 2007	Yes	26.10
26.11	Property			Homan	Yes	26.11
26.12	Property			Kingston	Yes	26.12
27	Loan	38	GSMC	Covington Portfolio	Yes	27
27.01	Property			6400 Augusta Road	Yes	27.01
27.02	Property			6410 Augusta Road	Yes	27.02
27.03	Property			1631 South Highway 14	Yes	27.03
27.04	Property			1623 South Highway 14	Yes	27.04
27.05	Property			1627 South Highway 14	Yes	27.05
28	Loan	12	MC-FiveMile	Brickhaven Apartments	Yes	28
29	Loan		GSMC	Dickson City Commons	Yes	29
30	Loan		CGMRC	Mooresville Crossing II	Yes	30
31	Loan		GSMC	Willowick Apartments	Yes	31
32	Loan	39	GSMC	Nut Tree Center Phase II	Yes	32
33	Loan	12, 40, 41	SMF I	Northgate Power Center	Yes	33
34	Loan		CGMRC	Mini Storage Depot Portfolio	Yes	34
34.01	Property			Mini Storage Depot - Michigan City	Yes	34.01
34.02	Property			Mini Storage Depot - Hobart	Yes	34.02
34.03	Property			Mini Storage Depot - Brick	Yes	34.03
35	Loan		SMF I	ATK Building	Yes	35
36	Loan		MC-FiveMile	High Point Shopping Center	Yes	36
37	Loan	42	SMF I	Cambridge Center West	Yes	37
38	Loan		GSMC	Jo-Ann Fabrics Columbia	Yes	38
39	Loan		SMF I	Olive Corporate Center	Yes	39
40	Loan		MC-FiveMile	Magnolia Farms Townhomes	Yes	40
41	Loan	43	GSMC	Holiday Inn Brunswick	Yes	41
42	Loan	44, 45	SMF I	Staybridge Suites Orlando Airport	Yes	42
43	Loan	12	CGMRC	The Store House - Georgia	Yes	43
43.01	Property	12		The Store House - Mercer	Yes	43.01
43.02	Property	12		The Store House - Riverside	Yes	43.02
44	Loan	12, 46, 47	SMF I	Waverly Plaza Shopping Center	Yes	44
45	Loan		MC-FiveMile	Waterside Commons	Yes	45
46	Loan		MC-FiveMile	Imperial MHP	Yes	46
47	Loan		CGMRC	Cape Fear Plaza	Yes	47
48	Loan		GSMC	Super Bi-Lo Center	Yes	48
49	Loan	12	MC-FiveMile	Meadowbrook MHP	Yes	49
50	Loan	12	MC-FiveMile	High Point Village Apartments	Yes	50
51	Loan		MC-FiveMile	Regency Apartments	Yes	51
52	Loan	12	MC-FiveMile	2800 West Trenton	Yes	52
53	Loan		GSMC	Normandy Plaza	Yes	53
54	Loan		SMF I	Cordova Court Apartments	Yes	54
55	Loan	48	GSMC	Candlewood Suites Columbus	Yes	55
56	Loan		CGMRC	Grandview Marketplace	Yes	56
57	Loan		MC-FiveMile	Hillen & Belvedere Apartments	Yes	57
58	Loan		CGMRC	Compass Self-Storage - Spring Hill, FL	Yes	58
59	Loan		MC-FiveMile	Carlyn Estates MHP	Yes	59
60	Loan		MC-FiveMile	Hillsdale Heights Apartments	Yes	60
61	Loan		SMF I	Lake Estates	Yes	61
62	Loan		CGMRC	Walnut Creek Apartments - Farmington Hills	Yes	62
63	Loan		MC-FiveMile	Hi-Vue Estates MHC	Yes	63

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The Cut-off Date Balance of $117,488,244 represents the note A-2 of a $362,499,000 whole loan evidenced by multiple pari passu notes. Note A-1, with a Cut-off Date Balance of $101,059,803 was contributed to CGCMT 2014-GC19 and one or more companion loans with an aggregate principal balance of $142,378,825 as of the Cut-off Date are held outside the issuing entity and are expected to be contributed to future securitizations.  Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate cut-off date principal balance of $360,926,871.

(9)
The Mortgage Loan Rate for the Newcastle Senior Housing Portfolio Mortgage Loan is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Senior Housing Portfolio Mortgage Loan Rate will be 4.9900%. The Underwritten NCF DSCR is calculated based on the 4.99000% Mortgage Loan Rate. The Underwritten NCF DSCR calculated based on the initial coupon rate of 4.0000% is 1.79x.  See Annex G in the Free Writing Prospectus for the related amortization schedule.

(10)
Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow are calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio Mortgaged Properties. The DSCR (calculated based on the 4.9900% coupon) and debt yield based solely on the rent payable under the master lease are 1.37x and 9.1%, respectively. The borrowers are only entitled to amounts payable under the master lease. The Annual Debt Service reflects the applicable pro rata portion of the aggregate payment due during the initial 12 months beginning with the Due Date in February 2019.

(11)
Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Senior Housing Portfolio Properties and the Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on this value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity calculated based on aggregate “fee simple” appraised value of $551,370,000 are 65.5% and 52.2%, respectively.

(12)
The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity is calculated in whole or in part on the basis of the “As Stabilized” Appraised Value.

(13)
The Cash Management Triggers’ DSCR is 1.07x during the period from December 1, 2014 to November 30, 2015 only. Otherwise, the trigger is 1.15x for any other period during the term, including prior to December 1, 2014.

(14)	The Ongoing Replacement Reserve payment of $2,163 will resume if the replacement reserve balance drops below $69,149.

(15)	The Ongoing TI/LC Reserve payment of $7,209 will resume if the replacement reserve balance drops below $138,299.

(16)
Ongoing Replacement Reserve is $41,666.67 for the first through the twelfth Due Dates and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve-month period as determined annually on the last day of March.

(17)	The Ongoing Replacement Reserve payment of $3,206 will resume if the replacement reserve balance drops below $102,512.

(18)	The Ongoing TI/LC Reserve payment of $10,687 will resume if the replacement reserve balance drops below $205,024.

(19)
The borrower under the River Oaks Mortgage Loan owns the portion of the Mortgaged Property related to the multifamily and commercial units in fee simple. A limited portion of the Mortgaged Property is comprised of a 10-slip docking facility constituting, in the aggregate, approximately 6,540 SF. The portion of the Mortgaged Property comprised of the docking facility is subject to a sovereignty submerged lands ground lease agreement with the State of Florida that is scheduled to expire on January 1, 2018. Renewal of the sovereignty submerged lands ground lease agreement is at the sole option of the lessor.  No value was attributed to the docking facility in the underwriting of the River Oaks Mortgage Loan.

(20)
Ongoing Replacement Reserve is $12,626 for the Holiday Inn Stillwater Mortgaged Property, $6,068 for the Hampton Inn & Suites Durant Mortgaged Property and $10,919 for the Hilton Garden Inn Norman Mortgaged Property from the Due Date in May 2014 through the Due Date in April 2015.  Commencing with the Due Date in May 2015, the Ongoing Replacement Reserve for each Mortgaged Property shall be adjusted to be equal to the greater of (a) the monthly amount required to be reserved pursuant to the applicable franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the applicable Mortgaged Property for the previous twelve month period as determined annually on the last day of March.

(21)	The TI/LC Reserve Cap decreases to $500,000 beginning February 1, 2016.

(22)	The Ongoing Replacement Reserve payment of $2,450 will resume if the replacement reserve balance drops below $78,338.

(23)	The Ongoing TI/LC Reserve payment of $8,167 will resume if the replacement reserve balance drops below $156,677.

(24)
The Third Largest Tenant at the Mortgaged Property, Rite-Aid Store, has notified the borrower of its intent to vacate at the end of its lease term and is expected to be replaced by Jo-Ann Stores, which has signed an executed letter of intent.  It is anticipated that the lease will be signed in 2014 with 3, 5-year extension options.  We cannot assure you that Jo-Ann Stores will take occupancy and begin paying rent in a timely manner or at all.

(25)	The Upfront TI/LC Reserve of $500,000 does not count towards the TI/LC Cap of $437,284.

(26)
The Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio are calculated based on the Cut-off Date Balance less the earnout reserve amount of $1,588,000, which will be used to pay down the Shops at Shelby Crossing Mortgage Loan in the event that Ulta Beauty and/or an acceptable replacement tenant have not met the occupancy or NOI requirements, as specified in the Mortgage Loan documents, within 18 months from the Origination Date.  The Cut-off Date LTV Ratio without netting the related earnout reserve amount is 79.4% and the Debt Yield on Underwritten Net Operating Income and Debt Yield on Underwritten Net Cash Flow without netting the related earnout amount are 9.5% and 8.8%, respectively.

(27)
Ongoing TI/LC Reserve is $25,000 per month through and including the Due Date in February 2018.  From and after the Due Date in March 2018, the Ongoing TI/LC Reserve will be $17,500 per month.  The $1,300,000 TI/LC Cap is subject to reduction by amounts equal to the product of (x) $6.94/PSF, and (y) the total SF of rollover spaces which have renewed, extended or leased pursuant to terms in the Mortgage Loan documents.

(28)	The West Run Apartments Mortgaged Property is comprised of 322 multifamily dwelling units, amounting to 994 beds. Occupancy is based on the 994 beds.

(29)	Third Most Recent NOI is based off of the ten month annualized cash flows ending 12/31/2011.

(30)
The University of Michigan Credit Union leases a 13,195 SF office suite through December 31, 2014 but has relocated operations to another property. As such, the space has been underwritten as vacant. Excluding the dark University of Michigan Credit Union space, the Burlington Office Center Mortgaged Property is 80.8% occupied.

(31)
Historical income and expense figures were not considered for underwriting purposes as the medical office component was owner occupied under a different lease structure and reported expenses did not differentiate items related to the business operations of the hospital from those related to the Mortgaged Property.  Underwritten income is based on contractual lease payments under the two leases for the medical office portion of the building, as well as the individually leased multifamily units.  Underwritten expenses are based on the appraiser’s estimates of market figures.

(32)	The Mortgaged Property was foreclosed upon in 2012 and the borrower is acquiring it from an REO sale. As such, there is limited historical information available.

(33)
The borrower sponsor acquired 182,729 SF (88,924 SF of which is the Mortgaged Property) for $27,750,000 on December 13, 2013 using a short-term acquisition loan. The acquisition loan’s release price for the two tax parcels that contain the Mortgaged Property is $14,027,745.

(34)
The Second Largest Tenant at the Mortgaged Property, LT Furniture, is expected to take occupancy in March 2014 and commence paying rent in July 2014.  We cannot assure you that LT Furniture will take occupancy or begin paying as expected.

(35)	Second Most Recent NOI and NCF are based off of annualized 6 month cash flows.

(36)
At origination, the borrower funded a $1,250,000 Upfront TI/LC Reserve. In the event that the TI/LC reserve falls below $500,000, the borrower is required to fund an Ongoing TI/LC Reserve in the monthly amount of $16,667, subject to a cap of $500,000.

(37)
The Mortgage Loan closed without a lockbox.  At the closing of the Mortgage Loan, the borrower deposited $2,244,150.38 into a lender-controlled clearing account reserve with the lender as additional collateral for the Mortgage Loan.  In the event that the borrower establishes a hard lockbox for the benefit of the lender during the term of the Mortgage Loan, provided no event of default has occurred and is continuing, all funds on deposit in the lender-controlled clearing account reserve shall be released to the borrower.  Pursuant to the terms of the Mortgage Loan documents, in the event that hard lockbox is established, (i) absent the occurrence of an excess cash flow sweep trigger, all amounts deposited into the hard lockbox would be transferred to the borrower and (ii) following the occurrence of an excess cash flow sweep trigger, all amounts deposited into the hard lockbox would be swept to a deposit account controlled by the lender, from which funds would be applied monthly toward the payments due pursuant to the terms of the Mortgage Loan documents with any excess retained in an excess cash flow reserve as additional collateral for the Mortgage Loan.

(38)
Two separate appraisals were performed.  The Appraised Value for the 6400 Augusta Road and 6410 Augusta Road Mortgaged Properties is $10,300,000 and the Appraised Value for the 1631 South Highway 14, 1623 South Highway 14 and 1627 South Highway 14 Mortgaged Properties is $8,500,000.  The allocated loan amounts defined in the Mortgage Loan documents were used to calculate the individual Appraised Values shown for each Mortgaged Property.

(39)	Ongoing TI/LC Reserve of $5,833.33 will be collected monthly beginning on the Due Date in April 2017.

(40)
The Mortgaged Property was renovated in 2012 and 2013 to convert the prior space from a single-tenant store into its current use as a multi-tenant building. Tenants began taking occupancy in late 2012 and early 2013. As such, historical financials are not available.

(41)	The borrower is required to fund an ongoing TI/LC/Capex reserve in the amount of $2,650.

(42)
The TI/LC Reserve Cap shall be reduced to $100,000 after evidence of the following: (a) a fully executed lease extension of Arco Service Corporation for at least 5 years or (b) a fully executed replacement lease for Arco’s entire leased space.

(43)
Ongoing Replacement Reserve is (i) $8,203.75 for the first through the twelfth Due Dates and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve-month period as determined annually on the last day of January.

(44)
The Mortgaged Property was previously collateral to a loan originated in 2007 and securitized in 2008. The previous loan defaulted in November 2009 and was foreclosed on in April 2010. The Mortgaged Property has been operated by the borrower sponsor as receiver and then property manager for the special servicer while the asset was in REO.  In 2011, while in REO, the hotel was reflagged from a Hawthorn Suites to Staybridge Suites (IHG). As such, 2010 financials are not available.

(45)
The borrower is required to fund an Ongoing Replacement Reserve in the monthly amount of one-twelfth of 4% of the annual gross revenue generated at the Mortgaged Property, which initial amount is $11,083.58.

(46)
At origination, the borrower funded a $300,000 Upfront TI/LC Reserve. In the event that the TI/LC reserve falls below $300,000, the borrower is required to fund an Ongoing TI/LC Reserve in the monthly amount of $9,152, subject to a cap of $300,000.

(47)
The Mortgage Loan was originated without a lockbox.  At the origination of the Mortgage Loan, the borrower deposited $1,703,136.36 into a lender-controlled clearing account reserve with the lender as additional collateral for the Mortgage Loan.  In the event that the borrower establishes a hard lockbox for the benefit of the lender during the term of the Mortgage Loan, provided no event of default has occurred and is continuing, all funds on deposit in the lender-controlled clearing account reserve shall be released to the borrower.  Pursuant to the terms of the Mortgage Loan documents, in the event that hard lockbox is established, (i) absent the occurrence of an excess cash flow sweep trigger, all amounts deposited into the hard lockbox would be transferred to the borrower and (ii) following the occurrence of an excess cash flow sweep trigger, all amounts deposited into the hard lockbox would be swept to a deposit account controlled by the lender, from which funds would be applied monthly toward the payments due pursuant to the terms of the Mortgage Loan documents with any excess retained in an excess cash flow reserve as additional collateral for the Mortgage Loan.

(48)
Ongoing Replacement Reserve is (i) $5,583.83 for the first through the twelfth Due Dates and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve-month period as determined annually on the last day of January.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

[THIS PAGE INTENTIONALLY LEFT BLANK]

March 21, 2014

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,181,999,363
(Approximate Mortgage Pool Balance)

$1,028,339,000
(Offered Certificates)

GS Mortgage Securities Trust 2014-GC20
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2014-GC20

Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
MC-Five Mile Commercial Mortgage Finance LLC
Starwood Mortgage Funding I LLC
Redwood Commercial Mortgage Corporation
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton
Co-Manager

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass-Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$62,817,000		30.000%(5)	[__]%	(6)	2.67	05/14 – 02/19
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$41,454,000		30.000%(5)	[__]%	(6)	4.90	02/19 – 04/19
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$176,814,000		30.000%(5)	[__]%	(6)	6.80	01/21 – 03/21
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$185,000,000		30.000%(5)	[__]%	(6)	9.70	12/23 – 01/24
Class A-5	Aaa(sf) / AAAsf / AAA(sf)	$272,417,000		30.000%(5)	[__]%	(6)	9.81	01/24 – 03/24
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$88,897,000		30.000%(5)	[__]%	(6)	7.31	04/19 – 12/23
Class X-A	Aaa(sf) / AAAsf / AAA(sf)	$899,797,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-B	Aa3(sf) / AA-sf / AAA(sf)	$78,307,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class A-S(9)	Aaa(sf) / AAAsf / AAA(sf)	$72,398,000	(10)	23.875%	[__]%	(6)	9.90	03/24 – 03/24
Class B(9)	Aa3(sf) / AA-sf / AA-(sf)	$78,307,000	(10)	17.250%	[__]%	(6)	9.90	03/24 – 03/24
Class PEZ(9)	A1(sf) / A-sf / A-(sf)	$200,940,000	(10)	13.000%(11)	[__]%	(6)	9.90	03/24 – 03/24
Class C(9)	A3(sf) / A-sf / A-(sf)	$50,235,000	(10)	13.000%(11)	[__]%	(6)	9.90	03/24 – 03/24

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-C	NR / BB-sf / BB(sf)	$29,550,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-D	NR / NR / NR	$65,010,362	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class D	NR / BBB-sf / BBB-(sf)	$59,100,000		8.000%	[__]%	(6)	9.97	03/24 – 04/24
Class E	NR / BB-sf / BB(sf)	$29,550,000		5.500%	[__]%	(6)	9.99	04/24 – 04/24
Class F	NR / NR / BB-(sf)	$16,252,000		4.125%	[__]%	(6)	9.99	04/24 – 04/24
Class G	NR / NR / B(sf)	$11,820,000		3.125%	[__]%	(6)	9.99	04/24 – 04/24
Class H	NR / NR / NR	$36,938,362		0.000%	[__]%	(6)	9.99	04/24 – 04/24
Class R(12)	NR / NR / NR	N/A		N/A	N/A	N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)
Assuming no prepayments prior to the maturity date for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage. The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(7)
The Class X-A, Class X-B, Class X-C and Class X-D certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component. The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F, Class G and Class H certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

(8)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in the Free Writing Prospectus. The pass through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in the Free Writing Prospectus. The pass through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F, Class G and Class H certificates, as described in the Free Writing Prospectus.

(9)
The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(10)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $72,398,000, $78,307,000 and $50,235,000, respectively. The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class A-S, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively. The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of each of the outstanding principal balances of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(11)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $50,235,000.

(12)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interest in each of two separate REMICs, as further described in the Free Writing Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,181,999,363
Number of Mortgage Loans	63
Number of Mortgaged Properties	127
Average Cut-off Date Mortgage Loan Balance	$18,761,895
Weighted Average Mortgage Interest Rate(2)	4.9879%
Weighted Average Remaining Term to Maturity (months)	110
Weighted Average Remaining Amortization Term (months)(3)	355
Weighted Average Cut-off Date LTV Ratio(4)	68.9%
Weighted Average Maturity Date LTV Ratio(5)	58.9%
Weighted Average Underwritten Debt Service Coverage Ratio(6)	1.49x
Weighted Average Debt Yield on Underwritten NOI(7)	10.2%
% of Mortgage Loans with Additional Mezzanine Debt	9.7%
% of Mortgage Loans with Other Subordinate Debt	2.5%
% of Mortgaged Properties with Single Tenants	2.5%

(1)
Each of the Newcastle Senior Housing Portfolio mortgage loan and the Greene Town Center mortgage loan has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. The River Oaks mortgage loan has a related subordinate B-note and all information presented in this Term Sheet with respect to the River Oaks mortgage loan is calculated without regard to the related B-note. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)
With respect to the Newcastle Senior Housing Portfolio mortgage loan, the initial coupon is 4.0000% from the origination date through January 5, 2019. From and after January 6, 2019, the Newcastle Senior Housing Portfolio mortgage loan mortgage interest rate will be 4.9900%. For purposes of calculating Weighted Average Mortgage Interest Rate presented in this Term Sheet, the Newcastle Senior Housing Portfolio mortgage loan is assumed to have a coupon of 4.9900%. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

(3)	Excludes mortgage loans that are interest only for the entire term.

(4)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Cut-off Date LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. With respect to the Shops at Shelby Crossing mortgage loan, the Cut-off Date LTV Ratio was calculated based on the cut-off date principal balance of the mortgage loan, less the related earnout amount of $1,588,000. The Cut-off Date LTV Ratio for the mortgage pool without netting the related earnout amount is 69.0%. See “Shops at Shelby Crossing” in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Cut-off Date LTV Ratio.

(5)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 14 mortgage loans, representing approximately 26.3% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related aggregate “as stabilized” appraised value. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Maturity Date LTV Ratio was calculated based on the aggregate “leased fee” value for the related mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(6)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. The Weighted Average Underwritten Debt Service Coverage Ratio for the mortgage pool calculated using, in the case of the Newcastle Senior Housing Portfolio mortgage loan, solely the rent payable under the master lease and based on the scheduled increase in interest rate to 4.9900% is 1.47x. See “Newcastle Senior Housing Portfolio” in this Term Sheet and “Annex G—Newcastle Senior Housing Portfolio Loan Combination Amortization Schedule” in the Free Writing Prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio. With respect to the Newcastle Senior Housing Portfolio mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated using such mortgage loan’s non-standard amortization schedule as set forth in Annex G in the Free Writing Prospectus. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Debt Service Coverage Ratio is calculated based on the total revenue generated at the related mortgaged properties (not just rent payments under the master lease) and debt service based on the 12 month period immediately succeeding the coupon rate step up.

(7)
Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Debt Yield on Underwritten NOI and NCF is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties (not just rent payments under the master lease). The Debt Yield on Underwritten NOI for the mortgage pool calculated using, in the case of the Newcastle Senior Housing Portfolio mortgage loan, solely the rent payable under the master lease is 10.1%. See “Newcastle Senior Housing Portfolio” in this Term Sheet. Additionally, with respect to the Shops at Shelby Crossing mortgage loan, the Debt Yield on Underwritten NOI was calculated based on the cut-off date principal balance of the mortgage loan, less the related earnout amount of $1,588,000. The Debt Yield on Underwritten NOI for the mortgage pool without netting the related earnout amount is 10.2%. See “Shops at Shelby Crossing” in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Citigroup Global Markets Inc.
Co-Manager:	Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,181,999,363
Master Servicer:	KeyBank National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Operating Advisor:	Trimont Real Estate Advisors, Inc.
Pricing:	March 31, 2014
Closing Date:	April 15, 2014
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in April 2014 (or, in the case of any mortgage loan that has its first due date in May 2014, the date that would have been its due date in April 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in May 2014
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	April 2047
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$1,181,999,362 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 63 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,181,999,363 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $18,761,895 and are secured by 127 mortgaged properties located throughout 32 states

—	LTV: 68.9% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.49x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 10.2% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 97.5% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	51.2% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	46.2% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 59.8% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 97.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 62 mortgage loans representing 98.2% of the Initial Pool Balance

–	Insurance: 49 mortgage loans representing 61.7% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 61 mortgage loans representing 98.8% of Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 30 mortgage loans representing 95.3% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

—	Predominantly Defeasance: 57.2% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 25.2% of the mortgaged properties by allocated Initial Pool Balance are retail properties (19.0% are anchored retail properties)

—	Office: 19.6% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Mixed Use: 12.6% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Senior Housing: 12.0% of the mortgaged properties by allocated Initial Pool Balance are senior housing properties

—	Multifamily: 12.0% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Hospitality: 7.4% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Self Storage: 6.2% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

■
Geographic Diversity: The 127 mortgaged properties are located throughout 32 states, with three states having greater than or equal to 10.0% of the allocated Initial Pool Balance: Texas (23.3%), Florida (11.8%) and Ohio (10.6%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

			Aggregate Cut-off	% of Initial Pool
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Date Balance	Balance
Goldman Sachs Mortgage Company	17	48	$434,634,319	36.8%
Citigroup Global Markets Realty Corp.	16	38	376,731,575	31.9
MC-Five Mile Commercial Mortgage Finance LLC	16	27	192,430,494	16.3
Starwood Mortgage Funding I LLC	11	11	107,448,247	9.1
Redwood Commercial Mortgage Corporation	3	3	70,754,727	6.0
Total	63	127	$1,181,999,363	100.0%

Ten Largest Mortgage Loans
		% of			Cut-off Date		UW	Cut-off
		Initial		Property Size	Balance Per	UW	NOI	Date
	Cut-off Date	Pool		SF / Rooms /	SF / Room /	NCF	Debt	LTV
Mortgage Loan Name	Balance	Balance	Property Type	Units	Unit	DSCR	Yield	Ratio
Newcastle Senior Housing Portfolio	$117,488,244	9.9%	Senior Housing	3,002	$120,229	1.55x	10.6%	71.2%
Greene Town Center	90,000,000	7.6	Mixed Use	709,977	$193	1.50x	10.4%	61.8%
Chase Tower	82,412,330	7.0	Office	389,503	$212	1.34x	9.4%	68.7%
Three WestLake Park	80,000,000	6.8	Office	419,671	$191	1.63x	10.7%	66.0%
Walgreens Shopping Center Portfolio #1	48,375,000	4.1	Retail	173,012	$280	1.33x	8.8%	75.0%
Sheraton Suites Houston	40,700,000	3.4	Hospitality	283	$143,816	1.61x	11.6%	67.8%
Greenville Center	37,500,000	3.2	Mixed Use	136,631	$274	1.29x	8.7%	74.1%
Walgreens Shopping Center Portfolio #3	31,035,000	2.6	Retail	256,486	$121	1.40x	9.3%	75.0%
Amsdell Compass Self Storage Portfolio	29,895,734	2.5	Self Storage	448,629	$67	1.39x	9.5%	69.5%
River Oaks	29,500,000	2.5	Multifamily	199	$148,241	1.28x	8.2%	55.5%
Top 10 Total / Wtd. Avg.	$586,906,308	49.7%				1.46x	10.0%	68.3%
Remaining Total / Wtd. Avg.	595,093,055	50.3				1.51x	10.4%	69.5%
Total / Wtd. Avg.	$1,181,999,363	100.0%				1.49x	10.2%	68.9%

Pari Passu Companion Loan Summary

		% of	Pari Passu
	Mortgage	Initial	Companion	Whole Loan
	Loan Cut-off	Pool	Loan Cut-off	Cut-off Date	Controlling Pooling &	Master	Special
Mortgage Loan Name	Date Balance	Balance	Date Balance	Balance	Servicing Agreement	Servicer	Servicer
Newcastle Senior Housing Portfolio	$117,488,244	9.9%	$243,438,628	$360,926,871	CGCMT 2014-GC19	Wells Fargo	Midland
Greene Town Center	$90,000,000	7.6%	$47,250,000	$137,250,000	GSMS 2014-GC20	KeyBank	LNR

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Subordinate Companion Loan or Existing Mezzanine Financing

						Cut-off			Cut-off
					Cut-off Date	Date	Cut-off		Date
	Mortgage Loan	Subordinate B-	Mezzanine	Cut-off Date	Wtd. Avg.	Mortgage	Date	Cut-off Date	Total
	Cut-off Date	Note Cut-off	Debt Cut-off	Total Debt	Total Debt	Loan	Total	Mortgage	Debt
Mortgage Loan Name	Balance	Date Balance	Date Balance	Balance	Interest Rate	LTV	Debt LTV	Loan DSCR	DSCR
Greene Town Center(1)(2)	$90,000,000	NA	$37,400,000	$174,650,000	5.96364%	61.8%	78.7%	1.50x	1.06x
River Oaks	$29,500,000	$1,500,000	NA	$31,000,000	5.04210%	55.5%	58.3%	1.28x	1.18x
West Run Apartments(3)	$24,300,000	NA	$2,000,000	$26,300,000	5.31449%	73.0%	79.0%	1.37x	1.21x

(1)
The related mezzanine loan is currently held by Annaly CRE Holdings LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.  The borrower under the mezzanine loan has the option to elect that the mezzanine loan is either interest only or amortizing.  As of the origination date of the mezzanine loan, the mezzanine borrower elected interest only.

(2)	Cut-off Date Total Debt Balance includes the related pari passu companion loan with a principal balance as of the Cut-off Date of $47,250,000.
(3)	The related mezzanine loan is initially held by RCMC, an affiliate of the mortgage lender, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.

Previously Securitized Mortgaged Properties(1)

					Cut-off Date
					Balance /	% of
					Allocated	Initial
	Mortgage			Property	Cut-off Date	Pool
Property Name	Loan Seller	City	State	Type	Balance	Balance	Previous Securitization
Sheraton Suites Houston	GSMC	Houston	TX	Hospitality	$40,700,000	3.4%	CGCMT 2004-C1
Greenville Center	CGMRC	Wilmington	DE	Mixed Use	$37,500,000	3.2%	BSCMS 2005-PWR10
Crossroads Shopping Center	GSMC	Fullerton	CA	Retail	$26,000,000	2.2%	MSC 2006-HQ9
Norwalk Self Storage	CGMRC	Norwalk	CT	Self Storage	$24,000,000	2.0%	CGCMT 2004-C1
Burlington Office Center	SMF I	Ann Arbor	MI	Office	$21,250,000	1.8%	GCCFC 2004-GG1
1650 Selwyn	MC-FiveMile	Bronx	NY	Mixed Use	$20,929,681	1.8%	MSC 2005-HQ7
Baldwin Park Village(2)	SMF I	Orlando	FL	Retail	$16,750,000	1.4%	JPMCC 2007-CB20
Dickson City Commons	GSMC	Dickson City	PA	Retail	$13,485,671	1.1%	BACM 2004-2
Cambridge Center West	SMF I	Livonia	MI	Office	$7,242,653	0.6%	JPMCC 2004-PNC1
Staybridge Suites Orlando Airport	SMF I	Orlando	FL	Hospitality	$6,889,246	0.6%	BACM 2008-1
High Point Village Apartments	MC-FiveMile	Austin	TX	Multifamily	$4,995,291	0.4%	CSFB 2004-C3
Normandy Plaza	GSMC	Royal Oak	MI	Retail	$4,545,356	0.4%	MLMT 2005-MCP1
Cordova Court Apartments	SMF I	Bossier City	LA	Multifamily	$4,305,643	0.4%	BACM 2004-3
Mini Storage Depot - Michigan City(3)	CGMRC	Michigan City	IN	Self Storage	$4,060,385	0.3%	MLMT 2008-C1
Grandview Marketplace	CGMRC	Colorado Springs	CO	Retail	$4,000,000	0.3%	COMM 2006-C7
Hillsdale Heights Apartments	MC-FiveMile	Portland	OR	Multifamily	$3,596,396	0.3%	JPMCC 2004-LN2
Lake Estates	SMF I	Warsaw	IN	Manufactured	$3,500,000	0.3%	LBUBS 2005-C7
				Housing
Mini Storage Depot - Brick(3)	CGMRC	South Bend	IN	Self Storage	$2,515,944	0.2%	MLMT 2008-C1

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)
A mortgage loan that was included in the JPMCC 2007-CB20 securitization was secured in part by the Baldwin Park Village mortgaged property and in part by additional collateral that does not secure the Baldwin Park Village mortgage loan.

(3)
A mortgage loan secured by the Mini Storage Depot – Michigan City and Mini Storage Depot – Brick (which is part of the collateral securing the Mini Storage Depot Portfolio mortgage loan) was included in MLMT 2008-C1.  The table above does not include any mortgage loans secured by the other mortgaged property that secures the Mini Storage Depot Portfolio mortgage loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types

					Wtd. Avg.	Wtd. Avg.
	Number of			Wtd. Avg.	Cut-off	Debt Yield on
	Mortgaged	Aggregate Cut-off Date	% of Initial Pool	Underwritten	Date LTV	Underwritten
Property Type / Detail	Properties	Balance(1)	Balance	NCF DSCR(2)	Ratio(2)	NOI(2)
Retail	29	$298,175,073	25.2%	1.50x	70.9%	9.9%
Anchored	21	225,038,703	19.0	1.49x	70.7%	9.7%
Shadow Anchored	3	24,777,572	2.1	1.69x	67.3%	11.2%
Power Center/Big Box	1	24,373,442	2.1	1.39x	74.2%	10.2%
Single Tenant Retail	2	13,025,000	1.1	1.46x	72.2%	9.9%
Unanchored	2	10,960,356	0.9	1.58x	74.7%	10.9%
Office	11	$231,250,354	19.6%	1.47x	68.9%	10.2%
General Suburban	5	120,338,023	10.2	1.59x	67.8%	10.9%
CBD	1	82,412,330	7.0	1.34x	68.7%	9.4%
Medical	5	28,500,000	2.4	1.33x	74.3%	9.6%
Mixed Use	3	$148,429,681	12.6%	1.44x	63.8%	9.9%
Retail/Office/Multifamily	1	90,000,000	7.6	1.50x	61.8%	10.4%
Retail/Office	1	37,500,000	3.2	1.29x	74.1%	8.7%
Medical Office/Multifamily	1	20,929,681	1.8	1.46x	54.1%	10.1%
Senior Housing	27	$141,627,627	12.0%	1.51x	71.1%	10.3%
Independent Living	27	141,627,627	12.0	1.51x	71.1%	10.3%
Multifamily	24	$141,381,099	12.0%	1.39x	66.5%	9.6%
Garden	9	61,919,270	5.2	1.39x	67.5%	9.9%
Student Housing	2	34,700,000	2.9	1.39x	71.6%	9.5%
High-Rise	1	29,500,000	2.5	1.28x	55.5%	8.2%
Mid-Rise	12	15,261,829	1.3	1.59x	72.4%	11.1%
Hospitality	7	$87,680,817	7.4%	1.68x	69.1%	12.6%
Full Service	4	70,913,452	6.0	1.67x	69.7%	12.4%
Limited Service	2	12,616,746	1.1	1.70x	65.6%	13.4%
Extended Stay	1	4,150,619	0.4	1.80x	69.8%	14.4%
Self Storage	14	$73,772,644	6.2%	1.44x	69.8%	9.6%
Industrial	7	$38,769,368	3.3%	1.46x	71.4%	10.9%
Warehouse	1	16,482,386	1.4	1.39x	74.9%	9.5%
Warehouse/Distribution	5	13,753,267	1.2	1.49x	73.2%	12.1%
Flex/Warehouse/Office	1	8,533,715	0.7	1.56x	61.8%	11.6%
Manufactured Housing	5	$20,912,701	1.8%	1.54x	67.7%	10.9%
Total / Wtd. Avg.	127	$1,181,999,363	100.0%	1.49x	68.9%	10.2%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

	Number of				% of Total		% of Total
	Mortgaged	Aggregate Cut-off	% of Initial Pool	Aggregate	Appraised	Underwritten	Underwritten
Property Location	Properties	Date Balance(1)	Balance	Appraised Value(2)	Value	NOI(2)	NOI
Texas	14	$275,878,543	23.3%	$472,670,000	22.1%	$34,385,251	22.8%
Florida	16	139,663,492	11.8	200,470,000	9.4	12,965,554	8.6
Ohio	4	125,016,101	10.6	271,690,000	12.7	17,820,057	11.8
California	5	63,600,290	5.4	111,660,000	5.2	7,336,757	4.9
Maryland	6	58,775,000	5.0	78,000,000	3.6	5,446,567	3.6
Michigan	6	44,181,586	3.7	64,600,000	3.0	5,161,057	3.4
Connecticut	4	42,911,390	3.6	100,500,000	4.7	6,935,392	4.6
Georgia	5	41,889,784	3.5	58,720,000	2.7	4,395,970	2.9
Pennsylvania	4	39,502,225	3.3	88,700,000	4.1	6,447,391	4.3
Delaware	1	37,500,000	3.2	50,600,000	2.4	3,278,277	2.2
Tennessee	6	31,326,130	2.7	50,575,000	2.4	3,543,360	2.3
Oklahoma	3	29,000,000	2.5	40,000,000	1.9	3,810,639	2.5
North Carolina	4	28,636,873	2.4	73,200,000	3.4	5,605,284	3.7
West Virginia	1	24,300,000	2.1	33,300,000	1.6	2,258,423	1.5
Oregon	6	21,394,065	1.8	83,330,000	3.9	6,298,304	4.2
New York	1	20,929,681	1.8	38,700,000	1.8	2,113,695	1.4
Missouri	3	20,567,850	1.7	48,000,000	2.2	3,881,195	2.6
South Carolina	6	19,378,267	1.6	26,300,000	1.2	2,184,459	1.4
Wyoming	1	16,954,727	1.4	24,500,000	1.1	1,561,218	1.0
Illinois	12	15,261,829	1.3	21,080,000	1.0	1,691,987	1.1
Indiana	4	12,965,928	1.1	17,670,000	0.8	1,307,639	0.9
Virginia	1	11,700,000	1.0	17,100,000	0.8	956,051	0.6
Wisconsin	2	11,681,668	1.0	29,450,000	1.4	2,470,734	1.6
Louisiana	2	10,130,643	0.9	13,720,000	0.6	914,567	0.6
Colorado	2	7,497,915	0.6	22,840,000	1.1	1,570,530	1.0
Kentucky	1	6,393,867	0.5	8,530,000	0.4	735,492	0.5
Iowa	2	6,347,210	0.5	27,400,000	1.3	1,892,905	1.3
Nevada	1	5,374,280	0.5	23,200,000	1.1	1,540,511	1.0
Washington	1	3,825,000	0.3	7,300,000	0.3	316,853	0.2
Kansas	1	3,752,730	0.3	16,200,000	0.8	1,128,151	0.7
Arizona	1	3,405,255	0.3	14,700,000	0.7	835,846	0.6
Minnesota	1	2,257,036	0.2	4,430,000	0.2	333,754	0.2
Total	127	$1,181,999,363	100.0%	$2,139,135,000	100.0%	$151,123,870	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI values are calculated based on the inclusion of the pari passu companion loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Cut-off Date Balances
			% of
	Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool
Balances ($)	Loans	Balance	Balance
2,257,036 - 3,000,000	2	$4,954,254	0.4%
3,000,001 - 5,000,000	12	50,166,678	4.2
5,000,001 - 10,000,000	17	120,707,232	10.2
10,000,001 - 15,000,000	6	72,049,626	6.1
15,000,001 - 20,000,000	6	96,632,761	8.2
20,000,001 - 25,000,000	6	138,992,505	11.8
25,000,001 - 30,000,000	6	170,985,734	14.5
30,000,001 - 80,000,000	5	237,610,000	20.1
80,000,001 - 100,000,000	2	172,412,330	14.6
100,000,001 - 117,488,244	1	117,488,244	9.9
Total	63	$1,181,999,363	100.0%

Distribution of Underwritten DSCRs(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Range of UW DSCR (x)	Loans	Balance	Balance
1.25 - 1.30	7	$104,629,599	8.9%
1.31 - 1.40	14	362,340,072	30.7
1.41 - 1.50	15	268,860,829	22.7
1.51 - 1.60	10	183,262,643	15.5
1.61 - 1.70	9	168,680,623	14.3
1.71 - 1.80	2	33,150,619	2.8
1.81 - 1.90	4	50,581,807	4.3
1.91 - 2.20	1	6,493,170	0.5
2.21 - 2.66	1	4,000,000	0.3
Total	63	$1,181,999,363	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance
Interest Only, Then
Amortizing(2)	22	$546,565,000	46.2%
Amortizing (30 Years)	32	533,909,527	45.2
Amortizing (25 Years)	6	62,991,120	5.3
Interest Only	2	30,000,000	2.5
Amortizing (22.5 Years)	1	8,533,715	0.7
Total	63	$1,181,999,363	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
			% of
			Initial
	Number of	Cut-off Date	Pool
Lockbox Type	Mortgage Loans	Balance	Balance
Hard	21	$706,613,268	59.8%
Springing	27	317,657,066	26.9
Soft Springing	4	71,475,000	6.0
Soft	7	50,477,039	4.3
None	4	35,776,990	3.0
Total	63	$1,181,999,363	100.0%

Distribution of Cut-off Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Cut-off	Mortgage		Pool
Date LTV (%)	Loans	Cut-off Date Balance	Balance
50.9 - 55.0	4	$33,679,887	2.8%
55.1 - 60.0	3	39,985,642	3.4
60.1 - 65.0	7	163,468,769	13.8
65.1 - 70.0	13	339,532,223	28.7
70.1 - 75.0	35	601,580,689	50.9
75.1 - 76.6	1	3,752,153	0.3
Total	63	$1,181,999,363	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Maturity	Mortgage		Pool
Date LTV (%)	Loans	Cut-off Date Balance	Balance
39.3 - 45.0	3	$15,639,453	1.3%
45.1 - 50.0	5	133,082,020	11.3
50.1 - 55.0	9	143,204,396	12.1
55.1 - 60.0	14	283,652,963	24.0
60.1 - 65.0	25	441,683,701	37.4
65.1 - 70.0	6	116,361,829	9.8
70.1 - 72.4	1	48,375,000	4.1
Total	63	$1,181,999,363	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
			% of
	Number of		Initial
	Mortgage		Pool
Loan Purpose	Loans	Cut-off Date Balance	Balance
Refinance	40	$782,908,956	66.2%
Acquisition	20	346,194,673	29.3
Recapitalization	3	52,895,734	4.5
Total	63	$1,181,999,363	100.0%

Distribution of Mortgage Interest Rates
			% of
Range of	Number of		Initial
Mortgage Interest	Mortgage		Pool
Rates (%)	Loans	Cut-off Date Balance	Balance
4.510 - 4.750	6	$173,154,727	14.6%
4.751 - 5.000	19	568,497,977	48.1
5.001 - 5.250	26	356,015,059	30.1
5.251 - 5.500	8	68,328,459	5.8
5.501 - 5.750	2	8,761,798	0.7
5.751 - 5.860	2	7,241,344	0.6
Total	63	$1,181,999,363	100.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Debt Yield on Underwritten NOI(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance
8.2 - 9.0	9	$205,604,383	17.4%
9.1 - 10.0	19	344,067,726	29.1
10.1 - 11.0	14	418,019,898	35.4
11.1 - 12.0	10	113,593,876	9.6
12.1 - 13.0	2	18,498,637	1.6
13.1 - 14.0	4	58,373,065	4.9
14.1 - 15.0	4	17,348,607	1.5
15.1 - 15.9	1	6,493,170	0.5
Total	63	$1,181,999,363	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance
8.1 - 9.0	17	$410,874,117	34.8%
9.1 - 10.0	24	376,607,235	31.9
10.1 - 11.0	11	297,375,585	25.2
11.1 - 12.0	5	57,916,829	4.9
12.1 - 13.0	2	19,534,439	1.7
13.1 - 14.0	3	17,434,122	1.5
14.1 - 14.4	1	2,257,036	0.2
Total	63	$1,181,999,363	100.0%
(1) See footnote (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
			% of
Original Partial	Number of		Initial
Interest Only	Mortgage		Pool
Period (months)	Loans	Cut-off Date Balance	Balance
12 - 24	11	$216,600,000	18.3%
25 - 36	5	$88,965,000	7.5%
37 - 48	1	$24,000,000	2.0%
49 - 60	5	$217,000,000	18.4%

Distribution of Original Terms to Maturity
			% of
Range of Original	Number of		Initial
Term to Maturity	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
60	3	$39,595,544	3.3%
84	4	189,912,330	16.1
120	56	952,491,488	80.6
Total	63	$1,181,999,363	100.0%

Distribution of Remaining Terms to Maturity
Range of			% of
Remaining Terms	Number of		Initial
to Maturity	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
58 - 60	3	$39,595,544	3.3%
61 - 120	60	1,142,403,819	96.7
Total	63	$1,181,999,363	100.0%

Distribution of Original Amortization Terms(1)
			% of
Range of Original	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	2	$30,000,000	2.5%
270 - 300	7	71,524,835	6.1
301 - 360	54	1,080,474,527	91.4
Total	63	$1,181,999,363	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
Range of			% of
Remaining	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	2	$30,000,000	2.5%
269 - 300	7	71,524,835	6.1
301 - 360	54	1,080,474,527	91.4
Total	63	$1,181,999,363	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
			% of
	Number of		Initial
Prepayment	Mortgage		Pool
Provision	Loans	Cut-off Date Balance	Balance
Defeasance	53	$676,127,961	57.2%
Yield Maintenance	9	488,916,675	41.4
Yield Maintenance
or Defeasance	1	16,954,727	1.4
Total	63	$1,181,999,363	100.0%

Distribution of Escrow Types
	Number		% of
	of		Initial
	Mortgage		Pool
Escrow Type	Loans	Cut-off Date Balance	Balance
Replacement Reserves(1)	61	$1,167,999,363	98.8%
Real Estate Tax	62	$1,161,069,682	98.2%
Insurance	49	$728,964,938	61.7%
TI/LC(2)	30	$683,161,079	95.3%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, mixed use, industrial and office properties only.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A, X-B, X-C and X-D certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, pro rata, in each case in accordance with their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Free Writing Prospectus, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above, and then (vii) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-5 in clause (vi) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3.   Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.   Class A-S and Class PEZ certificates:  (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5.   Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
6.   Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class E, Class F, Class G and Class H certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class H certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); seventh, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); eighth, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amounts of the Class F, Class G and Class H certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the YM Group B” and collectively with the YM Group A, the “YM Groups”), of the Class X-B Certificates and the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component) and the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D certificates based upon the aggregate of principal distributed to the classes of certificates or trust components in each YM group on such Distribution Date, and (2) as among the classes of certificates or trust components in each YM Group in the following manner: (A) the holders of each class of certificates or trust components in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (exclusive of the Class X-A, Class X-B, Class X-C, Class X-D, Class E, Class F, Class G, Class H, Class R and Exchangeable Certificates) and trust components on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) any portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable classes of certificates or trust component, will be distributed to the Class X certificates in the related YM Group.  If there is more than one class of certificates (exclusive of the Exchangeable Certificates) or trust component (and thus the applicable class of Exchangeable Certificates) entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates or trust components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (exclusive of the Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G, Class H or Class R certificates.  Instead, after the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

See also “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Non-Serviced Loan
The Newcastle Senior Housing Portfolio mortgage loan is referred to in this Term Sheet as the “non-serviced loan”. The non-serviced loan and the related companion loans are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loan and the related companion loans will be effected in accordance with, the Controlling Pooling & Servicing Agreement set forth under the “Pari Passu Companion Loan Summary” table above and the related co-lender agreement.  Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loan, but instead such servicing and administration of the non-serviced loan will be governed by the Controlling Pooling & Servicing Agreement. The Controlling Pooling & Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any property protection advances; provided, that in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make such property protection advance, and the master servicer will be required to reimburse the special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement. Notwithstanding the foregoing, servicing advances for the non-serviced loan will be made by the parties of, and pursuant to, the Controlling Pooling & Servicing Agreement.

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan or whole loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan or whole loan.  As a result of calculating an appraisal reduction for a given mortgage loan or whole loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates and/or trust component then outstanding (i.e., first to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal reductions with respect to the River Oaks whole loan will be allocated to the subordinate companion loan until notionally reduced to zero and then to the related mortgage loan.  Appraisal reductions with respect to each other whole loan will be allocated pro rata among the mortgage loan and the related companion loan(s).

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (including the Class X-C and Class X-D certificates but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that entities managed by Ellington Management Group, LLC will purchase approximately 60% of the Class E, Class F, Class G and Class H certificates (and may also purchase a portion of the Class D certificates) and, on the closing date, are expected to appoint Ellington Management Group, LLC or an affiliate to be the initial Controlling Class Representative.  Entities managed by LNR Securities Holdings, LLC are expected to purchase approximately 40% of the Class E, Class F, Class G and Class H certificates on the closing date.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan or whole loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of the companion loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable companion loan holder(s) constituted a single lender.

Notwithstanding the above, the Controlling Class Representative will have no consent or approval rights with respect to the River Oaks whole loan for so long as the holder of the related Companion Loan is the directing holder for the River Oaks whole loan. Additionally, with respect to the Newcastle Senior Housing Portfolio mortgage loan, the directing holder is the holder of the related pari passu companion loan under the CGCMT 2014-GC19 pooling and servicing agreement.

If at any time that Ellington Management Group, LLC, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans
The Newcastle Senior Housing Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $117,488,244 and represents approximately 9.9% of the Initial Pool Balance, and the related pari passu companion loans, one of which will be initially retained by GS Commercial Real Estate LP and is expected to be contributed to a future securitization transaction, have an outstanding principal balance as of the Cut-off Date of $243,438,628.

The Greene Town Center mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and represents approximately 7.6% of the Initial Pool Balance, and has a related pari passu companion loan, which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, with an outstanding principal balance as of the Cut-off Date of $47,250,000.

The River Oaks mortgage loan, which will be included in the issuing entity, has an outstanding principal balance as of the Cut-off Date of $29,500,000 and represents approximately 2.5% of the Initial Pool Balance, and the related subordinate companion loan, which as of the closing date will be initially held by Redwood Commercial Mortgage Corporation, has an outstanding principal balance as of the Cut-off Date of $1,500,000.

In connection with each of these whole loans, a co-lender agreement was executed between the holder of the mortgage loan and the holder of the related companion loan(s) that governs the relative rights and obligations of such holders.  The related co-lender agreement provides, among other things, that (i)(a) the Greene Town Center whole loan will be serviced under the 2014-GC20 pooling and servicing agreement and (b) the Newcastle Senior Housing Portfolio whole loan is serviced under the 2014-GC19 pooling and servicing agreement, (ii) with respect to the Greene Town Center whole loan, the trustee as holder of the mortgage loan (acting through the Controlling Class Representative unless a Control Termination Event exists) is the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (iii) with respect to the Greene Town Center whole loan, the holder of the related companion loan will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the Controlling Class Representative has or would have had consent or consultation rights (regardless of the occurrence of a Control Termination Event or a Consultation Termination Event).

With respect to the River Oaks whole loan, until the occurrence of certain trigger events, the holder of the related subordinate companion loan will be the directing holder (the “Whole Loan Directing Holder”) of the River Oaks whole loan. Solely with respect to the River Oaks whole loan, so long as it is the related Whole Loan Directing Holder, the holder of the related subordinate companion loan will have certain consent and consultation rights pursuant to the related co-lender agreement.

For so long as the holder of the related subordinate companion loan is the applicable Whole Loan Directing Holder, it will be entitled to approve or direct material servicing decisions and have the right to replace the special servicer for the River Oaks whole loan. In addition, the holder of the related subordinate companion loan will have the right to cure certain defaults affecting the River Oaks mortgage loan and the right to purchase the River Oaks mortgage loan following a material default.

See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the whole loans.

Servicing Standard
In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and, in the case of a whole loan, the related companion loan holder (as a collective whole as if such certificateholders and, if applicable, such companion loan holder, constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

—   for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event, the special servicer may be replaced by the controlling class representative (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates. With respect to the pool of mortgage loans and the whole loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer (other than with respect to the River Oaks whole loan for as long as the holder of the related Companion Loan is the applicable Whole Loan Directing Holder, unless such Whole Loan Directing Holder or its respective designee consents).  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), or (b) more than 50% of the voting rights of each class of certificates (other than the Class R and Class X certificates) (but only such classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class, minus all payments of principal made on such class of certificates) (and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but in the case of the River Oaks whole loan, for as long as the holder of the related companion loan is the applicable Whole Loan Directing Holder, subject to the consent of such Whole Loan Directing Holder or its respective designee) resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class R and Class X certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class of certificates, minus all payments of principal made on such class of certificates) (and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose, vote affirmatively to so replace).

In the case of the River Oaks whole loan, for so long as it is the applicable Whole Loan Directing Holder, the holder of the related companion loan or its designee may, with or without cause, terminate the special servicer for the River Oaks whole loan.

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. All excess modification fees earned by the special servicer will be required to offset future workout fees or liquidation fees payable with respect to the related mortgage loan or REO property; provided that if the mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.  Within any prior 12-month period, all excess modification fees earned by the master servicer or the special servicer (after taking into account any offset described above applied during such 12-month period) with respect to any mortgage loan will be subject to a cap of 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction, subject to a minimum fee of $25,000.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Fees (continued)
Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at a rate equal to 1.0% for each mortgage loan (other than a non-serviced loan), each specially serviced mortgage loan and REO property, subject to a minimum liquidation fee of $25,000.  For any corrected mortgage loan, workout fees will be calculated at a rate equal to 1.0% for any corrected mortgage loan or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default. In addition, the application of penalty charges allocable to a companion loan will be subject to the terms of the related co-lender agreement.

Operating Advisor
Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After the occurrence of and during the continuation of a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring and reporting responsibilities with respect to certain actions of the special servicer.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a companion loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, companion loan holder(s) constituted a single lender except that such consultation is not permitted in connection with the River Oaks whole loan for so long as the holder of the related companion loan is the Whole Loan Directing Holder for the River Oaks whole loan.

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class PEZ or Class D certificates are outstanding, then at the option of the Controlling Class Representative, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including the right to accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:

—   all special notices delivered

—   summaries of final asset status reports

—   all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

—   an “Investor Q&A Forum” and

—   a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 5 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.  With respect to the Greene Town Center mortgage loan, the loan documents require the borrower to direct all tenants paying rent by mail to deliver said payments to a rent remittances processing service, and otherwise deposit, generally within one-day of receipt, all revenue from the mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class R or Class X certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reductions allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units, beds or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units, beds or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s, Fitch and KBRA that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates and with respect to a matter regarding a whole loan, any companion loan securities. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Cash Flow is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.  With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, the Underwritten Net Operating Income is calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and in certain cases contractual rent increases generally within 13 months past the Cut-off Date in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. With respect to the Newcastle Senior Housing Portfolio mortgage loan, which is subject to a master lease and as to which the borrowers are only entitled to amounts payable under the master lease, Underwritten Revenues are based on the total revenue generated at the Newcastle Senior Housing Portfolio mortgaged properties. See “Newcastle Senior Housing Portfolio” in this Term Sheet. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

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NEWCASTLE SENIOR HOUSING PORTFOLIO

	Property Name	Address	City	State	Zip Code
1	Orchid Terrace	4474 Butler Hill Road	St. Louis	Missouri	63128
2	Village Gate of Farmington	88 Scott Swamp Road	Farmington	Connecticut	06032
3	Lodge At Cold Spring	50 Cold Spring Road	Rocky Hill	Connecticut	06067
4	The Manor At Oakridge	4500 Oakhurst Boulevard	Susquehanna Township	Pennsylvania	17110
5	Durham Regent	3007 Pickett Road	Durham	North Carolina	27705
6	Dogwood Estates	2820 Wind River Lane	Denton	Texas	76210
7	Sheldon Oaks	2525 Cal Young Road	Eugene	Oregon	97401
8	Jordan Oaks	10820 Penny Road	Cary	North Carolina	27518
9	Sky Peaks	1520 Sky Valley Drive	Reno	Nevada	89523
10	The Westmont	1675 Scott Boulevard	Santa Clara	California	95050
11	Pinewood Hills	3901 Kirkpatrick Lane	Flower Mound	Texas	75028
12	Hidden Lakes	400 Madrona Avenue Southeast	Salem	Oregon	97302
13	Walnut Woods	35 North Walnut Street	Boyertown	Pennsylvania	19512
14	Oakwood Hills	4316 Oakwood Hills Parkway	Eau Claire	Wisconsin	54701
15	Madison Estates	8645 Fredericksburg Road	San Antonio	Texas	78240
16	Thornton Place	2901 Southwest Armstrong Avenue	Topeka	Kansas	66614
17	Whiterock Court	9215 White Rock Trail	Dallas	Texas	75238
18	The Bentley	3362 Forest Lane	Dallas	Texas	75234
19	Pueblo Regent	100 San Carlos Road	Pueblo	Colorado	81005
20	Vista De La Montana	18510 North Parkview Place	Surprise	Arizona	85374
21	Rock Creek	19295 Northwest Cornell Road	Hillsboro	Oregon	97124
22	Illahee Hills	8308 Colby Parkway	Urbandale	Iowa	50322
23	Palmer Hills	2617 Maplecrest Road	Bettendorf	Iowa	52722
24	Uffelman Estates	215 Uffelman Drive	Clarksville	Tennessee	37043
25	The Regent	440 Northwest Elks Drive	Corvallis	Oregon	97330
26	The Fountains At Hidden Lakes	250-352 Woodbridge Court Southeast	Salem	Oregon	97302

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	26	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance(4)	$117,488,244
Property Type	Senior Housing	Cut-off Date Principal Balance per Unit(5)	$120,228.80
Size (Units)	3,002	Percentage of Initial Pool Balance	9.9%
Total Occupancy as of 10/31/2013	90.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2013	90.4%	Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	Various / NAP	Mortgage Rate(2)	4.9900%
Appraised Value(1)	$507,180,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$82,824,109
Underwritten Expenses	$44,693,250	Escrows
Underwritten Net Operating Income (NOI)	$38,130,859	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$37,152,207	Taxes	$0	$346,784
Cut-off Date LTV Ratio(1)	71.2%	Insurance	$189,009	$36,856
LTV Ratio at Maturity(1)	56.8%	Replacement Reserves(6)	$0	$81,564
DSCR Based on Underwritten NOI / NCF(2)(3)	1.59x / 1.55x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.6% / 10.3%	Other(7)	$652,265	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$362,499,000	70.6%	Purchase Price	$505,656,938	98.5%
Principal’s New Cash Contribution	150,750,203	29.4	Closing Costs	6,750,991	1.3
			Reserves	841,274	0.2
Total Sources	$513,249,203	100.0%	Total Uses	$513,249,203	100.0%

(1)
Appraised Value represents the aggregate “leased fee” appraised values for the Newcastle Senior Housing Portfolio Properties and the Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on this value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity calculated based on aggregate “fee simple” appraised value of $551,370,000 are 65.5% and 52.2%, respectively. See “—Appraisal” below.

(2)
The coupon for the Newcastle Senior Housing Portfolio Loan is 4.0000% from the origination date through January 5, 2019.  From and after January 6, 2019, the Newcastle Senior Housing Portfolio Loan coupon will be 4.9900%. The DSCR Based on Underwritten NOI / NCF is calculated based on the 4.9900% coupon rate. The DSCR Based on Underwritten NOI / NCF calculated based on the initial coupon rate of 4.0000% are 1.84x and 1.79x, respectively. See “Annex G—Newcastle Senior Housing Portfolio Amortization Schedule” in the Free Writing Prospectus.

(3)
The DSCR Based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF are calculated based on the total revenue generated at the Newcastle Senior Housing Portfolio Properties. The DSCR (calculated based on the 4.9900% coupon) and Debt Yield based solely on the rent payable under the master lease are 1.37x and 9.1%, respectively. The borrowers are only entitled to amounts payable under the master lease. See “—Master Lease” below.

(4)
The Cut-off Date Balance of $117,488,244 represents the note A-2 of a $362,499,000 whole loan evidenced by multiple pari passu notes. Note A-1, with a Cut-off Date Balance of $101,059,803, was contributed to CGCMT 2014-GC19 and one or more companion loans with an aggregate principal balance of $142,378,825 as of the Cut-off Date are held outside the Issuing Entity and are expected to be contributed to future securitizations.

(5)	Calculated based on the entire Newcastle Senior Housing Portfolio Whole Loan.
(6)	Replacement reserves of $27.17 per unit, collected monthly. See “—Escrows” below.
(7)	Other reserve represents a deferred maintenance reserve. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Newcastle Senior Housing Portfolio Loan”) is part of a whole loan structure (the “Newcastle Senior Housing Portfolio Whole Loan”) comprised of multiple pari passu notes that are together secured by first mortgages encumbering 26 independent living facilities with multiple residents located in 14 states (collectively, the “Newcastle Senior Housing Portfolio Properties”).  The Newcastle Senior Housing Portfolio Loan (evidenced by Note A-2), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $117,488,244 and represents approximately 9.9% of the Initial Pool Balance. The related companion loans (the “Newcastle Senior Housing Portfolio Companion Loans”) (evidenced by multiple pari passu notes), are held outside the Issuing Entity.  One related companion loan (evidenced by Note A-1) was contributed to the CGCMT 2014-GC19 transaction and has an outstanding principal balance as of the Cut-off Date of $101,059,803.  The remaining Newcastle Senior Housing Portfolio Companion Loans will be initially retained by GS Commercial Real Estate LP and are expected to be contributed to one or more future securitization transactions, have an aggregate outstanding principal balance as of the Cut-off Date of $142,378,825.  The Newcastle Senior Housing Portfolio Whole Loan was originated by GS Commercial Real Estate LP on December 23, 2013 and the Newcastle Senior Housing Portfolio Loan will be acquired by Goldman Sachs Mortgage Company on or prior to the securitization Closing Date.  The Newcastle Senior Housing Portfolio Whole Loan has an original principal balance of $362,499,000 and each note has an initial interest rate of 4.0000% per annum that increases to 4.9900% per annum beginning January 6, 2019.  The borrowers utilized the proceeds of the Newcastle Senior Housing Portfolio Whole Loan to acquire the Newcastle Senior Housing Portfolio Properties from subsidiaries of Harvest Facility Holdings LP, (d/b/a Holiday Retirement Corp.) (“Holiday”), via a sale-leaseback transaction. NCT Master Tenant II LLC, an affiliate of Holiday, has entered into a triple net master lease, described under “—Master Lease” below, to lease the Newcastle Senior Housing Portfolio Properties from the borrowers.  The Newcastle Senior Housing Portfolio Whole Loan will be

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

serviced under the CGCMT 2014-GC19 pooling and servicing agreement.  See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Newcastle Senior Housing Portfolio Loan and the Newcastle Senior Housing Portfolio Companion Loans.

The Newcastle Senior Housing Portfolio Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Newcastle Senior Housing Portfolio Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule (see “Annex G—Newcastle Senior Housing Portfolio Amortization Schedule” in the Free Writing Prospectus).  The scheduled maturity date is the due date in January 2024. The Newcastle Senior Housing Portfolio Whole Loan may be voluntarily prepaid in whole or in part on any date after June 23, 2014, with the payment of a yield maintenance premium of no less than 1% of the amount prepaid.  On or after the due date occurring in October 2023, the borrowers will be permitted to prepay Newcastle Senior Housing Portfolio Whole Loan without payment of any yield maintenance premium.

The mortgage loan documents restrict the lender from transferring the mortgage loan to HCP, Inc., Senior Housing Properties Trust, Ventas, Inc. and Health Care REIT, Inc. and their affiliates. This may have an adverse effect on the special servicer’s ability to liquidate the mortgage loan if an event of default occurs.

■
Master Lease. The borrowers have entered into a triple net master lease (the “Newcastle Senior Housing Portfolio Master Lease”) with NCT Master Tenant II LLC (an affiliate of Holiday), that covers each of the Newcastle Senior Housing Portfolio Properties.  The master tenant has fully subordinated the Newcastle Senior Housing Portfolio Master Lease to the Newcastle Senior Housing Portfolio Whole Loan pursuant to a subordination, non-disturbance and attornment agreement. The initial aggregate annual rent under the Newcastle Senior Housing Portfolio Master Lease is $32,867,701.  The annual base rent will increase on January 1 of each year as follows: (i) for 2015 through 2017, by 4.5% of the annual base rent for the prior year and (ii) for 2018 through the final year of the Newcastle Senior Housing Portfolio Master Lease, by the product of (a) the annual base rent for the prior year and (b) the lesser of (1) 3.75% and (2) the greater of 3.50% and the percentage increase in the Consumer Price Index (calculated using the average Consumer Price Index for the 6 months prior to the date of determination over the average Consumer Price Index for the 6 months prior to January 1, 2018) during the period commencing on January 1, 2018 and ending on December 30 of the calendar year immediately preceding the date of such base rent increase.  The Newcastle Senior Housing Portfolio Master Lease has a 17-year term. Upon expiration of the Newcastle Senior Housing Portfolio Master Lease, the master tenant will not have a purchase option.

Year	Master Lease Base Rent(1)
2014	$32,867,701

2015	$34,346,748

2016	$35,892,351

2017	$37,507,507

2018 and Thereafter
The base rent for the previous year, plus the product of (i) base rent for the previous year, multiplied by (ii) the lesser of (x) 3.75% and (y) the greater of (1) 3.50% and (2) the CPI increase (6 month trailing CPI over average CPI published for the 6 months ending January 1, 2018).

(1)	As may be reduced pursuant to releases and described under “–Release of Collateral” below.

The master tenant has deposited $21,911,801 with the borrowers as a security deposit for the performance of the master tenant of the provisions of the Newcastle Senior Housing Portfolio Master Lease.  This amount has not been pledged to the lender to secure the Newcastle Senior Housing Portfolio Whole Loan. During the continuation of an event of default under the Newcastle Senior Housing Portfolio Master Lease, the borrowers may use the security deposit to satisfy any outstanding obligation of the master tenant under the Newcastle Senior Housing Portfolio Master Lease.  The master tenant is required to replenish the security deposit by paying to the borrowers an amount equal to any portion of the security deposit expended or applied by the borrowers. The security deposit was not pledged by the borrowers as collateral for the Newcastle Senior Housing Portfolio Whole Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

In addition, if the lease coverage ratio (i.e., the ratio of (x) net operating income (as defined in the Newcastle Senior Portfolio Master Lease) for the Newcastle Senior Housing Portfolio Properties in the aggregate to (y) the base rent under the Newcastle Senior Portfolio Master Lease) for the trailing twelve-month period falls below (i) 1.00x, from and after the quarter ending December 31, 2014 through the quarter ending December 31, 2018, (ii) 1.05x, from and after the quarter ending March 31, 2019 through the quarter ending December 31, 2023, (iii) 1.10x, from and after the quarter ending March 31, 2024 through the quarter ending December 31, 2028, or (iv) 1.15x, from and after the quarter ending March 31, 2029 through each following quarter, then the master tenant will be required to deposit with the borrowers an amount (“Ratio Shortfall Deposits”) sufficient to achieve the applicable lease coverage ratio, which amount will be placed in escrow as described under “—Escrows” below.  The Ratio Shortfall Deposits may be released back to the master tenant upon delivery of an officer’s certificate which reflects compliance with the lease coverage ratio requirements described above for two consecutive quarters.

The guarantor of the master tenant’s obligations under the Newcastle Senior Housing Portfolio Master Lease is Holiday AL Holdings LP.  The guarantor’s failure to comply with certain obligations under the guaranty beyond any applicable cure periods or meet certain minimum financial requirements, among other things, will constitute an event of default under the Newcastle Senior Housing Portfolio Master Lease.

Upon an event of default under the Newcastle Senior Housing Portfolio Master Lease, the borrowers will have the right to terminate the Newcastle Senior Housing Portfolio Master Lease, subject to the master tenant’s 10-day cure period after notice of such termination.  However, if the event of default only relates to one or more single Newcastle Senior Housing Portfolio Properties, then the borrowers may only terminate the Newcastle Senior Housing Portfolio Master Lease with respect to the affected Newcastle Senior Housing Portfolio Properties; provided that, if the Newcastle Senior Housing Portfolio Master Lease has already been terminated with respect to at least two Newcastle Senior Housing Portfolio Properties, then the borrowers may terminate the entire Newcastle Senior Housing Portfolio Master Lease.  If the Newcastle Senior Housing Portfolio Master Lease is terminated with respect to any single Newcastle Senior Housing Portfolio Property, then the borrowers will be required to re-lease that Newcastle Senior Housing Portfolio Property within 90 days, among other conditions, (i) to a tenant that is an affiliate of the Newcastle Senior Housing Portfolio Master Lease guarantor or any acceptable replacement guarantor that satisfies the requirements in the loan documents, or satisfies the financial covenants set forth in the guaranty of the Master Lease, or any other person approved by the lender, in each case, subject to a Rating Agency Confirmation, (ii) pursuant to a lease that is either in substantially the same form and substance as the Newcastle Senior Housing Portfolio Master Lease or on a commercially reasonable form (provided any differences do not result in a material adverse effect on the financial condition of the borrowers, the ability of the borrowers to perform their material obligations under the loan documents or the rights and remedies of the lender under the loan documents and are limited to modifications that are permitted in accordance with the loan documents) and (iii) the replacement lease is guaranteed by a guarantor that meets certain financial requirements specified in the Newcastle Senior Housing Portfolio Master Lease for which Rating Agency Confirmation has been obtained (clauses (i), (ii) and (iii), together with certain other conditions contained in the loan documents, collectively, the “Re-Lease Requirements”), subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property under the Newcastle Senior Housing Portfolio Master Lease as of the origination date (subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum).  In addition, the borrowers have the right to cure any event of default under the Newcastle Senior Housing Portfolio Master Lease.

An event of default under the Newcastle Senior Housing Portfolio Master Lease will constitute an event of default under the Newcastle Senior Housing Whole Loan, unless, within 90 days, (i) such event of default is cured, (ii) if such event of default relates to one or more (but not all) of the Newcastle Senior Housing Portfolio Properties, then the borrowers re-lease the related Newcastle Senior Housing Property or Properties in accordance with the Re-Lease Requirements, subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property or Properties under the Newcastle Senior Housing Portfolio Master Lease as of the origination date (subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum) or (iii) in the case of any other event of default, then the borrowers re-lease all of the Newcastle Senior Housing Portfolio Properties in accordance with the Re-Lease Requirements.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

In addition to the re-leasing of a Newcastle Senior Housing Portfolio Property after an event of default under the Newcastle Senior Housing Master Lease, the borrowers may release one or more Newcastle Senior Housing Portfolio Properties from the Newcastle Senior Housing Portfolio Master Lease absent an event of default under the Newcastle Senior Housing Portfolio Loan if such Newcastle Senior Housing Portfolio Property or Properties are re-leased in accordance with the Re-Lease Requirements, subject to rent at least equal to the rent allocated to such Newcastle Senior Housing Portfolio Property or Properties under the Newcastle Senior Housing Portfolio Master Lease as of the origination date subject to annual escalations as if the rent had been increased annually at the lower of the increase for CPI and 2% per annum.

A Newcastle Senior Housing Portfolio Property may only be released from the Newcastle Senior Housing Portfolio Master Lease in connection with a casualty or condemnation, a release as described under “—Release of Collateral” below, or in connection with a re-leasing as set forth above.

Each Newcastle Senior Housing Portfolio Property is further subleased from the master tenant to a subtenant pursuant to a sublease, each dated December 23, 2013.  Each subtenant is a subsidiary of the Master Tenant.

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The Mortgaged Properties.  The Newcastle Senior Housing Portfolio Properties consist of 26 independent living facilities across 14 states totaling 3,002 units, which were constructed between 1983 and 2006. The Newcastle Senior Housing Portfolio Properties are age-restricted rental properties that provide residents, as part of their monthly fee, with access to meals and other services such as housekeeping, linen service, transportation and social/recreational activities. All of the Newcastle Senior Housing Portfolio Properties are 100% private pay and do not have healthcare licenses.

The following table presents certain information relating to the Newcastle Senior Housing Portfolio Properties:

Property Name	City	State	Allocated Cut- off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Total Units	Occupancy(1)	Initial Master Lease Base Rent	Underwritten NCF(2)	Underwritten NCF $ per Unit(2)
Orchid Terrace	St. Louis	MO	$6,717,850	5.7%	117	94.0%	$1,884,468	$2,235,289	$19,105
Village Gate of Farmington	Farmington	CT	6,671,520	5.7	164	88.4%	1,870,034	2,198,214	13,404
Lodge At Cold Spring	Rocky Hill	CT	6,439,870	5.5	112	86.6%	1,807,426	1,847,158	16,492
The Manor At Oakridge	Susquehanna Township	PA	6,185,055	5.3	115	90.4%	1,737,497	1,495,475	13,004
Durham Regent	Durham	NC	6,115,560	5.2	123	95.1%	1,717,292	1,916,569	15,582
Dogwood Estates	Denton	TX	5,976,570	5.1	118	89.0%	1,673,850	1,719,255	14,570
Sheldon Oaks	Eugene	OR	5,582,765	4.8	111	92.8%	1,565,785	1,687,999	15,207
Jordan Oaks	Cary	NC	5,559,600	4.7	117	95.7%	1,562,892	1,802,377	15,405
Sky Peaks	Reno	NV	5,374,280	4.6	121	86.0%	1,506,079	1,501,065	12,405
The Westmont	Santa Clara	CA	5,235,290	4.5	137	94.9%	1,466,014	1,855,126	13,541
Pinewood Hills	Flower Mound	TX	5,073,135	4.3	117	92.3%	1,424,063	1,696,350	14,499
Hidden Lakes	Salem	OR	4,748,825	4.0	135	92.6%	1,279,858	1,521,449	11,270
Walnut Woods	Boyertown	PA	4,447,680	3.8	113	93.8%	1,246,509	1,482,103	13,116
Oakwood Hills	Eau Claire	WI	4,389,767	3.7	116	87.9%	1,231,550	1,609,028	13,871
Madison Estates	San Antonio	TX	4,285,525	3.6	160	86.9%	1,201,417	1,462,259	9,139
Thornton Place	Topeka	KS	3,752,730	3.2	121	87.6%	1,050,226	1,088,705	8,998
Whiterock Court	Dallas	TX	3,706,400	3.2	117	98.3%	1,037,021	1,506,637	12,877
The Bentley	Dallas	TX	3,683,235	3.1	118	91.5%	1,034,571	1,584,885	13,431
Pueblo Regent	Pueblo	CO	3,497,915	3.0	99	89.9%	978,927	972,836	9,827
Vista De La Montana	Surprise	AZ	3,405,255	2.9	115	83.5%	958,132	798,356	6,942
Rock Creek	Hillsboro	OR	3,358,925	2.9	110	95.5%	941,741	1,095,451	9,959
Illahee Hills	Urbandale	IA	3,219,935	2.7	109	84.4%	902,842	934,316	8,572
Palmer Hills	Bettendorf	IA	3,127,275	2.7	106	78.3%	875,401	888,499	8,382
Uffelman Estates	Clarksville	TN	2,826,130	2.4	109	85.3%	762,868	776,221	7,121
The Regent	Corvallis	OR	2,270,170	1.9	84	98.8%	635,677	882,131	10,502
The Fountains At Hidden Lakes	Salem	OR	1,836,984	1.6	38	100.0%	515,561	594,452	15,643
Total Portfolio			$117,488,244	100.0%	3,002	90.4%	$32,867,701	$37,152,207	$12,376

(1)	Occupancy as of October 31, 2013.
(2)
Underwritten NCF represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the master lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease as indicated in the Initial Master Lease Base Rent column.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

The following table presents certain information relating to the units and rent at the Newcastle Senior Housing Portfolio Properties:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent(3)	Underwritten Annual Rent(3)
Studio	990	427	$2,127	$1,966	$1,761,474	$21,137,687
1 Bedroom	1,522	586	2,685	2,600	3,598,958	43,187,502
Cottage 1 Bedroom	13	680	2,625	2,503	32,545	390,540
Garden Suite 1 Bedroom	6	724	2,657	2,655	13,274	159,288
2 Bedroom	394	943	3,522	3,543	1,208,178	14,498,131
Cottage 2 Bedroom	49	1,073	2,699	2,684	131,509	1,578,102
Garden Suite 2 Bedroom	12	1,050	2,986	3,067	33,735	404,820
3 Bedroom	1	1,009	3,500	2,995	2,995	35,940
Cottage 3 Bedroom	15	1,379	2,775	2,662	39,925	479,100
Total / Wtd. Avg.	3,002	595	$2,608	$2,513	$6,822,592	$81,871,109

(1)	Calculated using data provided in the appraisals. Averages are calculated off of number of occupied units.
(2)	As provided by the borrowers.
(3)
Underwritten monthly rent and underwritten annual rent represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the master lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease.

The following table presents certain information relating to historical leasing at the Newcastle Senior Housing Portfolio Properties:

Historical Leased %
	2011(1)(2)	2012(1)	As of 10/31/2013
Total Unit Count	2,871	2,955	3,002
Physical Occupancy	82.1%	85.7%	90.4%

(1)	Total weighted average occupancy for each respective year and represents occupancy by residents. The Newcastle Senior Housing Portfolio Properties are 100% leased to the master tenant.
(2)	2011 figures exclude The Regent Property (acquired in 2012).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Newcastle Senior Housing Portfolio Properties:

Cash Flow Analysis(1)
				T3 Annualized		Underwritten
	2011(2)	2012	TTM 10/31/2013	10/31/2013	Underwritten(3)	$ per Unit
Resident Fees	$69,577,760	$76,230,639	$79,261,803	$81,293,649	$90,624,288	$30,188
Vacancy Loss	0	0	0	0	(8,753,178)	(2,916)
Concessions	(5,938,629)	(3,538,802)	(1,433,523)	(1,180,865)	(1,180,865)	(393)
Less Bad Debt-Fees	(305,452)	(458,107)	(297,168)	(84,505)	(416,202)	(139)
Less Bad Debt-VA	(443,867)	(284,171)	(184,531)	65,387	0	0
Net Resident Fee Income	$62,889,812	$71,949,560	$77,346,581	$80,093,667	$80,274,043	$26,740
Other Income	394,317	393,883	439,029	488,084	488,084	163
Community Fees	2,751,939	2,485,940	1,982,450	2,061,982	2,061,982	687
Effective Gross Revenue	$66,036,068	$74,829,383	$79,768,061	$82,643,733	$82,824,109	$27,590

Real Estate Taxes	$4,233,939	$4,571,936	$4,651,963	$3,765,233	$4,717,850	$1,572
Insurance	462,577	724,256	799,527	826,112	647,285	216
Utilities	4,682,667	4,660,053	4,862,615	5,057,697	5,032,807	1,676
Housekeeping	1,956,518	2,054,560	2,062,837	2,134,790	2,135,036	711
Resident Relations	1,284,052	1,375,339	1,370,878	1,429,161	1,418,858	473
Repairs & Maintenance	3,153,388	3,157,982	3,263,246	3,704,643	3,377,459	1,125
Food Services	9,373,632	10,190,113	10,433,232	10,768,067	10,798,395	3,597
Employee Benefits	4,196,351	4,540,671	4,564,524	4,342,513	4,724,282	1,574
Administrative Expenses	4,957,788	5,093,240	5,041,807	5,417,335	5,218,270	1,738
Marketing	2,109,751	2,236,251	2,397,877	2,937,080	2,481,802	827
Management Fee	3,301,803	3,741,469	3,988,403	4,132,187	4,141,205	1,379
Total Operating Expenses	$39,712,466	$42,345,869	$43,436,908	$44,514,817	$44,693,250	$14,888

Net Operating Income	$26,323,602	$32,483,514	$36,331,153	$38,128,915	$38,130,859	$12,702
Replacement Reserves	935,946	963,330	972,214	978,652	978,652	326
Net Cash Flow	$25,387,656	$31,520,184	$35,358,940	$37,150,263	$37,152,207	$12,376

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	2011 financials excludes The Regent Property (acquired in 2012).
(3)
Underwritten cash flow based on actual rental revenue net of loss to lease for occupied units from the October 31, 2013 rent rolls plus vacant units at the average in-place rent net of loss to lease for each unit type at each Newcastle Senior Housing Portfolio Property (9.6% of the Newcastle Senior Housing Portfolio as of the October 31, 2013 rent roll). The underwritten cash flow represents amounts payable by residents to the master tenant. These amounts will not be paid to the borrowers while the Master Lease is in place as the borrowers are only entitled to amounts payable as rent under the Newcastle Senior Housing Portfolio Master Lease. The net cash flow based solely on the rent payable under the Master Lease is $32,867,701 and the DSCR calculated based on this value and the 4.9900% coupon is 1.37x.

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Ground Leases.  The Westmont property was ground leased to Harvest Westmont Retirement Residence LLC (which is not a borrower under the Newcastle Senior Housing Portfolio Whole Loan) by Masonic Hall Corporation of Santa Clara and the interest of the ground lessee thereunder was subsequently assigned to NIC 13 The Westmont Owner LLC.  At the origination of the Newcastle Senior Housing Portfolio Whole Loan, Masonic Hall Corporation of Santa Clara entered into an agreement providing the lender with customary leasehold mortgage protections with respect to the ground lease.  The ground lease expires December 31, 2086.  The annual rent under the ground lease is $5,000.

The Lodge at Cold Spring property was ground leased to Rocky Hill Retirement Residence LLC (which is not a borrower under the Newcastle Senior Housing Portfolio Whole Loan) by Rocky Hill Holdings LLC, each of which are affiliates of Holiday, and the interest of the ground lessee thereunder was subsequently assigned to NIC 13 Lodge at Cold Spring Owner LLC.  At the origination of the Newcastle Senior Housing Portfolio Whole Loan, Rocky Hills Holdings LLC entered into an agreement providing the lender with customary leasehold mortgage protections with respect to the ground lease.  The ground lease expires December 31, 2095.  The annual rent under the ground lease is $100, plus applicable costs for shared access roads and real property taxes.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

■	Appraisal. According to the appraisals, the Newcastle Senior Housing Portfolio Properties had an aggregate “leased fee” appraised value of $507,180,000 as of December 31, 2013.

■
Environmental Matters.  According to a Phase I environmental report, dated December 16, 2013, the Village Gate of Farmington property contains a 1,000 gallon underground storage tank for which tank tightness testing data was not available and the Phase I recommended that a tank tightness test should be performed to ensure the structural integrity of the tank. The test was completed and no further action is necessary. According to the remaining Phase I environmental reports, dated December 16, 2013 and December 17, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation for (a) additional radon gas testing to be conducted under controlled conditions at the Illahee Hills property, the Sky Peaks property, the Uffelman Estates property and the Vista De La Montana property, (b) evidence of mold and moisture observed at the Illahee Hills property and the Whiterock Court property to be remedied by properly trained building maintenance staff and the source of the moisture to be remedied, (c) approximately one inch of water affecting approximately 600 SF at the Madison Estates property to be addressed by a restoration company and the source of the moisture to be addressed to prevent future mold problems and (d) an asbestos operations and maintenance (O&M) plan at the Whiterock Court property.

■
The Borrowers.  The borrowers are 26 Delaware limited liability companies, each of which is a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Newcastle Senior Housing Portfolio Whole Loan. Newcastle Investment Corp. is the non-recourse carveout guarantor under the Newcastle Senior Housing Portfolio Whole Loan.

■
Escrows. At origination, out of proceeds from the Newcastle Senior Housing Portfolio Whole Loan, the borrowers funded (i) an escrow reserve in the amount of $189,009 in respect of insurance premiums and (ii) a deferred maintenance reserve in the amount of $652,265. On each due date, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) a capital expenditure reserve in an amount equal to $27.17 per residential unit in the Newcastle Senior Housing Portfolio Properties, in each case only to the extent such amounts are not remitted by the master tenant under the Newcastle Senior Housing Portfolio Master Lease as described in the next paragraph.  In addition, the borrowers will be required to remit Ratio Shortfall Deposits (as described under “—Master Lease” above) to the lender to be held as additional collateral for the Newcastle Senior Housing Portfolio Whole Loan until such amount is required to be remitted to the master tenant under the Newcastle Senior Housing Portfolio Master Lease.

In addition, on each due date, the master tenant will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) a capital expenditure reserve in an amount equal to $27.17 per residential unit in the Newcastle Senior Housing Portfolio Properties.

■
Cash Management.  The Newcastle Senior Housing Portfolio Whole Loan requires a cash management account that is structured like a hard lockbox, which is already in place.  The loan documents require the borrowers to direct the master tenant to pay all amounts required to be paid or funded to the borrowers under the Newcastle Senior Housing Portfolio Master Lease directly to a lender-controlled cash management account.  The loan documents also require that all revenues received by the borrowers be deposited into the cash management account within two business days after receipt.

On each business day, other than during a Newcastle Senior Housing Portfolio Trigger Period or an event of default under the Newcastle Senior Housing Portfolio Whole Loan, all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date will be swept into a borrower-controlled operating account.  On each due date during which no Newcastle Senior Housing Portfolio Trigger Period or event of default is continuing, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and required reserves, be swept into the operating account.  On each due date during a Newcastle Senior Housing Portfolio Trigger Period, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service and required reserves, and all remaining amounts will be reserved in an excess cash flow reserve account.  During the continuance of an event of default under the Newcastle Senior Housing Portfolio Whole Loan, the lender may apply all funds on deposit in any of the accounts consisting collateral for the Newcastle

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

Senior Housing Portfolio Whole Loan to amounts payable under the Newcastle Senior Housing Portfolio Whole Loan and/or toward the payment of expenses of the Newcastle Senior Housing Portfolio Properties, in such order of priority as the lender may determine.

A “Newcastle Senior Housing Portfolio Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the loan documents) is less than 1.05x, and ending at the conclusion of the second fiscal quarter for which the debt service coverage ratio for the trailing twelve-month period is equal to or greater than 1.05x; or (ii) commencing upon the master tenant’s failure to deliver certain financial reports pursuant to the Newcastle Senior Housing Portfolio Master Lease and ending when such financial reports are delivered.

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Property Management.  Each Newcastle Senior Housing Portfolio Property is managed by Holiday AL Management Sub LLC, each pursuant to a separate management agreement between the property manager and the applicable subtenant.  Under the loan documents, each Newcastle Senior Housing Portfolio Property must remain managed by (i) Holiday AL Management Sub LLC, (ii) any tenant under, or guarantor of, the Newcastle Senior Housing Portfolio Master Lease, or any affiliate of such tenant or guarantor that (a) is a reputable and experienced professional manager of senior housing communities and, collectively with its affiliates, owns, operates or manages at least 20 senior housing communities (excluding the Newcastle Senior Housing Portfolio Property and other property acquired by affiliates of the non-recourse carveout guarantor on the origination date) and (b) does not have a chief executive officer, chief financial officer, chief operating officer or chief compliance officer or any person holding a reasonably equivalent position that has been convicted of a felony relating to the ownership or operation of senior housing facilities, fraud or embezzlement or (iii) any other manager of senior housing communities that is approved by the lender in its sole discretion (which approval may be deemed after certain notice periods) and with respect to which the lender has received Rating Agency Confirmation.

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Release of Collateral. Other than in connection with a casualty or condemnation event, provided no event of default is then continuing under the Newcastle Senior Housing Portfolio Whole Loan, at any time after June 23, 2014, the borrowers may voluntarily obtain the release of one or more of the Newcastle Senior Housing Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) prepayment in an amount equal to or greater than 125% of the allocated loan amount (as calculated in the loan agreement for the Newcastle Senior Housing Portfolio Whole Loan) for each Newcastle Senior Housing Portfolio Property being released, (ii) payment of a yield maintenance premium of no less than 1% of the amount prepaid if such release occurs prior to the due date occurring in October 2023, (iii) after giving effect to the release, the debt service coverage ratio as calculated under the loan agreement for the remaining Newcastle Senior Housing Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.42x and (b) the debt service coverage ratio immediately prior to the release, (iv) the released Newcastle Senior Housing Portfolio Property may no longer be subject to the Newcastle Senior Housing Portfolio Master Lease and the rent under the Newcastle Senior Housing Portfolio Master Lease may not be reduced by an amount that is in excess of the allocated property rent for such Newcastle Senior Housing Property and (v) delivery of a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NEWCASTLE SENIOR HOUSING PORTFOLIO

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Newcastle Senior Housing Portfolio Properties, plus twelve months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Newcastle Senior Housing Portfolio Whole Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for Newcastle Senior Housing Portfolio Properties are separately allocated to Newcastle Senior Housing Portfolio Properties and that certain other requirements are satisfied. Under the Newcastle Senior Housing Portfolio Master Lease, if requested by the borrowers, the master tenant is required to comply with insurance requirements imposed on the Newcastle Senior Housing Portfolio Properties, provided such requirements are customary in the industry for properties similar to the Newcastle Senior Housing Portfolio Properties in the same general areas in which the Newcastle Senior Housing Portfolio Properties are located, are customarily required by institutional lenders, are commercially reasonable and consistent with industry standards at the applicable time, and such insurance is available at commercially reasonable rates. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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GREENE TOWN CENTER

charming CHARLIE

LOFT
VICTORIA'S SECRET

charming CHARLIE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENE TOWN CENTER

CARTIFACT
Dayton International Airport
Vandalia
Vandalia Recreation Center
Huber Heights
Dayton Memorial Park
Northridge Estates
Pheasant Hill
Forest Ridge-Quail Hollow
Gateway
Wright Patterson Air Force Base
Fairborn
Wright State University
Northern Hills
Hillcrest
Deweese
Wesleyan Hill
Santa Clara
Old North Dayton
Dayton Children's Medical Center
Cornell Heights
Riverdale
Old Dayton View
Dayton
Riverside
Springfield
Burkhardt
Downtown
Residence Park
The Mall At Fairfield Commons
Lakeview
Midtown
Twin Towers
Miami Valley Hospital
Hearthstone
Fairlane
Edgemont
Carillon
University of Dayton Arena
University Of Dayton
Eastmont
Belmont
Oakwood
Greene Town Center
51 Plum Street
Beavercreek, OH 45440
Stoney Ridge
West Carrollton City
Moraine
Beavercreek
John Ankeney Soccer Complex
Kettering Medical Center
Kettering
Greene County Regional Airport
Splash Moraine
Moraine Airpark
Miamisburg
Kettering-Sycamore Medical Center
Southview Hospital
Dayton Mall
Centerville
Dayton Wright Brothers Airport
INDIANA
OHIO
Springfield
Columbus
Dayton
Middletown
Hamilton
Cincinnati

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENE TOWN CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENE TOWN CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Beavercreek, Ohio	Cut-off Date Principal Balance(2)		$90,000,000
Property Type(1)	Mixed Use	Cut-off Date Principal Balance per SF(1)(2)		$193.32
Size (SF)	709,977	Percentage of Initial Pool Balance		7.6%
Total Occupancy as of 12/31/2013	88.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2013	88.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	2006, 2008 / NAP	Mortgage Rate		5.0000%
Appraised Value	$222,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
Underwritten Revenues	$24,783,093
Underwritten Expenses	$10,506,975	Escrows
Underwritten Net Operating Income (NOI)	$14,276,118		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,222,484	Taxes	$2,811,015	$401,574
Cut-off Date LTV Ratio(4)	61.8%	Insurance	$0	$0
Maturity Date LTV Ratio(4)(5)	49.3%	Replacement Reserve	$0	$15,235
DSCR Based on Underwritten NOI / NCF(4)	1.61x / 1.50x	TI/LC	$0	$54,717
Debt Yield Based on Underwritten NOI / NCF(4)	10.4% / 9.6%	Other(3)	$834,540	$0

Sources and Uses(4)
Sources	$	%	Uses	$	%
Loan Amount	$137,250,000	76.2%	Loan Payoff	$174,560,090	96.9%
Subordinate Debt	37,400,000	20.8	Reserves	3,645,555	2.0
Principal Equity Contribution	5,491,962	3.0	Closing Costs	1,936,317	1.1

Total Sources	$180,141,962	100.0%	Total Uses	$180,141,962	100.0%

(1)	The Greene Town Center Property is a mixed use property with a total of 709,977 SF of retail and office space and an additional 206 units of multifamily space.
(2)
The Cut-off Date Balance of $90,000,000 represents the note A-1 of a $137,250,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 with a principal balance of $47,250,000 as of the Cut-off Date that is held outside the Issuing Entity and is expected to be contributed to a future securitization.

(3)
Other reserves include an unfunded landlord obligations reserve (upfront deposit of $475,936) and a fair housing repair reserve for certain work required to comply with the Fair Housing Act (upfront deposit of $358,604). See “–Escrows” below.

(4)	Calculated based on the Greene Town Center Whole Loan.
(5)	Maturity Date LTV is based on the “as-stabilized” appraised value of $235,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” value, is 52.2%.

■
The Mortgage Loan.  The mortgage loan (the “Greene Town Center Loan”) is part of a whole loan structure (the “Greene Town Center Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a mixed use property located in Beavercreek, Ohio (the “Greene Town Center Property”).  The Greene Town Center Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and represents approximately 7.6% of the Initial Pool Balance and the related companion loan (the “Greene Town Center Companion Loan”) (evidenced by note A-2), which is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $47,250,000. The Greene Town Center Whole Loan was originated on November 22, 2013 by Citigroup Global Markets Realty Corp.  The Greene Town Center Whole Loan had an original principal balance of $137,250,000 and each note has an interest rate of 5.0000% per annum.  The proceeds of the Greene Town Center Whole Loan were primarily used to refinance existing debt on the Greene Town Center Property, set up reserves in connection with the Greene Town Center Whole Loan and pay closing costs. The Greene Town Center Whole Loan will be serviced under the GSMS 2014-GC20 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Greene Town Center Loan and the Greene Town Center Companion Loan.

The Greene Town Center Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date.  The Greene Town Center Loan requires interest only payments on each due date through and including the due date occurring in December 2014 and thereafter requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date of the Greene Town Center Loan is December 1, 2023.  The borrower may, at its option, voluntarily prepay the Greene Town Center Whole Loan in whole (but not in part, except as otherwise described below under “—Lockbox and Cash Management” and “—Outparcel Release”), provided, that, if any such prepayment occurs prior to the due date occurring in October 2023, the borrower will be required to pay a prepayment premium equal to the greater of (x) a yield maintenance premium and (y) an amount equal to 1% of the amount prepaid.  On or after the due date occurring in October 2023, the borrower will be permitted to prepay the Greene Town Center Loan in whole (but not in part) without payment of a prepayment premium or penalty.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENE TOWN CENTER

■
The Mortgaged Property. The Greene Town Center Property is a mixed use property located in Beavercreek, Ohio.  The Greene Town Center Property is comprised of the borrower’s fee interest in 709,977 SF of retail and office space and 206 units of multifamily, residential space.  The mortgage encumbering the Greene Town Center Property also encumbers the borrower’s leasehold interest in a ground lease for a portion of the Greene Town Center Property subleased to Urban Active Fitness (the mortgage also encumbers the borrower’s fee interest under such ground lease).  A 14-screen movie theater on the adjacent premises is not part of the collateral.

The Greene Town Center Property is an open-air center that resides on a 49.137-acre site.  The Greene Town Center Property was constructed in two phases in 2006 and 2008.  The Greene Town Center Property is anchored by Von Maur, Urban Active Fitness, Forever 21, Old Navy, Nordstrom (space currently being built out), Unison and Morgan Stanley.  The borrower of the Greene Town Center Whole Loan recently signed a lease with Apple for 6,071 SF at the Greene Town Center Property.

The Greene Town Center Property has three parking decks/structures in addition to surface parking totaling 4,401 parking spaces as part of the collateral for the Greene Town Center Loan, which equates to a ratio of approximately 6.20 parking spaces per 1,000 SF of office and retail space.  The office space at the Greene Town Center Property is located on the second floor directly above the retail space.  The multifamily units offer two formats, apartments and townhomes with the apartments situated on the higher floors with views and the townhomes situated at the residential street level at the western end of the Greene Town Center Property.  As of December 31, 2013, the Total Occupancy and Owned Occupancy were both 88.8%.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Greene Town Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Urban Active Fitness	NR / NR / NR	51,414	7.2%	$1,035,762	7.3%	$20.15	11/30/2026	NA	NA	2, 10-year options
Nordstrom(3)	A- / Baa1 / A-	35,123	4.9	561,968	4.0	16.00	7/31/2024	NA	NA	4, 5-year options
Books & Co.	NR / NR / NR	34,354	4.8	494,369	3.5	14.39	1/31/2022	$81	27.8%	2, 5-year options
Forever 21	NR / NR / NR	20,325	2.9	397,970	2.8	19.58	1/31/2019	$173	16.4%	NA
Gap(4)	BBB- / Baa3 / BBB-	10,128	1.4	304,050	2.2	30.02	8/31/2021	$178	16.9%	1, 5-year option
Old Navy(5)	NR / NR / NR	17,618	2.5	289,898	2.1	16.45	9/30/2021	$276	6.0%	2, 5-year options
Brio	NR / NR / NR	8,958	1.3	286,656	2.0	32.00	1/31/2017	$537	9.6%	2, 5-year options
Cheesecake Factory(6)	NR / NR / NR	9,676	1.4	259,317	1.8	26.80	1/31/2027	$802	6.4%	1, 5-year option
Tillys World of Jeans(7)	NR / NR / NR	6,845	1.0	257,577	1.8	37.63	1/31/2024	NA	NA	1, 5-year option
Bar Louie	NR / NR / NR	6,938	1.0	222,016	1.6	32.00	1/31/2017	$380	13.8%	1, 5-year option
Ten Largest Owned Tenants		201,379	28.4%	$4,109,584	29.1%	$20.41
Remaining Owned Tenants		429,032	60.4	10,013,114	70.9	23.34
Vacant Spaces (Owned Space)		79,566	11.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		709,977	100.0%	$14,122,698	100.0%	$22.40

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of December 31, 2013.
(3)
Nordstrom is not in occupancy as the Nordstrom space is currently under construction with an estimated completion and delivery date of May 19, 2014 as per the Nordstrom lease.  It is estimated that Nordstrom will take occupancy of its space and commence paying rent no later than November 2014. We cannot assure you that Nordstrom will take occupancy as expected or at all.

(4)
Gap has the option to terminate its lease if gross sales for months 49 to 60 (September 1, 2015 to August 31, 2016) are equal to or less than $4,000,000 upon notice and the payment of 25% of the unamortized construction allowance (amortized over 15 years) capped at $250,000.

(5)
Old Navy has the option to terminate its lease if gross sales for months 49 to 60 (October 1, 2015 to September 30, 2016) are equal to or less than $6,300,000 upon notice and the payment of 25% of the unamortized construction allowance (amortized over 15 years) capped at $250,000.

(6)
Cheesecake Factory has the option to terminate its lease after the end of the 8th lease year (August 24, 2014) if gross annual sales in fiscal years 6, 7 or 8 are less than $6,000,000 or after the 9th fiscal year if gross annual sales are less than $7,000,000 in each case upon notice with payment of any unamortized allowance.

(7)
Tillys World of Jeans, provided it has been continuously open, has the option to terminate its lease if gross sales for months 49 to 60 are less than $325/SF within 60 days of the end of the 60th month September 24, 2018) of the lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENE TOWN CENTER

The following table presents certain information relating to the lease rollover schedule at the Greene Town Center Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM(2)	0	0.0%	0.0%	$19,000	0.1%	$0.00	3
2014	21,032	3.0	3.0%	315,235	2.2	14.99	8
2015	20,224	2.8	5.8%	469,596	3.3	23.22	6
2016	3,806	0.5	6.3%	106,035	0.8	27.86	4
2017	155,526	21.9	28.3%	3,699,874	26.2	23.79	42
2018	54,082	7.6	35.9%	1,262,546	8.9	23.35	16
2019	69,707	9.8	45.7%	1,496,706	10.6	21.47	14
2020	51,006	7.2	52.9%	986,664	7.0	19.34	11
2021	47,457	6.7	59.6%	991,990	7.0	20.90	5
2022	54,333	7.7	67.2%	910,222	6.4	16.75	7
2023	20,474	2.9	70.1%	544,308	3.9	26.59	7
2024	61,976	8.7	78.8%	1,410,444	10.0	22.76	7
2025 & Thereafter	70,788	10.0	88.8%	1,910,079	13.5	26.98	5
Vacant	79,566	11.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	709,977	100.0%		$14,122,698	100.0%	$22.40	135

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	MTM tenants represent seasonal kiosk tenants.

The following table presents certain information relating to historical leasing at the Greene Town Center Property:

Historical Leased %(1)
	2009	2010	2011	2012	2013
Owned Space	70.0%	78.5%	88.7%	87.7%	88.8%

(1)	As provided by the borrower and represents average occupancy for the year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Greene Town Center Property:

Cash Flow Analysis(1)

	2010	2011	2012	2013	Underwritten	Underwritten $ per SF
Base Rent	$9,918,369	$11,295,422	$11,071,926	$12,223,236	$13,810,232	$19.45
Contractual Rent Steps(2)	0	0	0	0	312,466	0.44
Gross Up Vacancy	0	0	0	0	2,726,345	3.84
Total Rent	$9,918,369	$11,295,422	$11,071,926	$12,223,236	$16,849,043	$23.73
Total Reimbursables	5,549,100	6,021,459	5,504,461	5,330,517	6,490,441	9.14
Percentage Rent	185,120	716,079	1,387,921	1,123,034	973,923	1.37
Other Income (Residential)(3)	2,497,236	2,656,235	2,820,765	2,890,509	3,031,452	4.27
Other Income(4)	753,061	680,546	348,789	299,899	318,779	0.45
Vacancy & Credit Loss	(447,436)	(1,257,550)	(556,013)	(213,812)	(2,880,545)	(4.06)
Effective Gross Income	$18,455,450	$20,112,191	$20,577,849	$21,653,383	$24,783,093	$34.91

Total Operating Expenses	$10,002,492	$9,929,327	$9,274,263	$9,440,460	$10,506,975	$14.80

Net Operating Income	$8,452,958	$10,182,864	$11,303,586	$12,212,923	$14,276,118	$20.11
TI/LC	0	0	0	0	860,138	1.21
Replacement Reserves	0	0	0	0	193,495	0.27
Net Cash Flow	$8,452,958	$10,182,864	$11,303,586	$12,212,923	$13,222,484	$18.62

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled increases through July 31, 2014, excluding any tenants that are currently paying alternative rent.
(3)	Other Income (Residential) is the gross potential residential rental income, based on the in-place base rent per the December 31, 2013 rent roll.
(4)
Other Income is comprised of sponsorship income, metered and valet parking revenue, trash pad rental, various residential income items (e.g. application fees, pet fees, late fees, administrative fees, and forfeited security deposits), and net tenant services income from electric and water/sewer.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENE TOWN CENTER

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Appraisal.  According to the appraisal, the Greene Town Center Property had an “as-is” appraised value of $222,000,000 as of February 4, 2014 and an “as-stabilized” appraised value of $235,000,000 as of May 1, 2014.

■	Environmental Matters. A Phase I environmental report dated July 18, 2013 identified no recognized environmental conditions, and recommended no further action necessary.

■
Market Overview and Competition.  The Greene Town Center Property is comprised of a total of 709,977 SF of retail and office space with retail space totaling 566,634 SF and office space totaling 143,343 SF and 206 residential multifamily units.  The Greene Town Center Property is located in the City of Beavercreek, Ohio which is approximately seven miles east of the Dayton Central Business District, approximately 42 miles northeast of the Cincinnati CBD and 65 miles southwest of the Columbus CBD.  According to the appraisal, the 2013 population within a one-, three-, and five-mile radius of the Greene Town Center Property is 8,938, 62,715, and 178,691, respectively.  Average household income within a one-, three-, and five-mile radius of the Greene Town Center Property is estimated at $61,192, $60,110 and $61,716, respectively.  Major employers in the area include Wright Patterson Air Force Base and a number of healthcare providers including the hospital systems of Dayton.

Per the appraisal, the Greene Town Center Property is located in the Dayton retail market and the Greene County retail submarket.  As of year-end 2013, the Greene County retail submarket had a total retail supply of approximately 2.1 million SF with a vacancy rate of 10.9%, an average asking lease rate of approximately $9.85 per SF and positive year-to-date net absorption of 5,000 SF.  According to the appraisal, the Greene Town Center Property is part of the Greater Dayton office market and the South office submarket.  As of year-end 2013, the South office submarket had a total office supply of approximately 4.3 million SF with a vacancy rate of 21.7%, an average asking lease rate of approximately $15.23 per SF and positive year-to-date net absorption of 26,000 SF.  According to the appraisal, the Greene Town Center Property is part of the Greater Dayton apartment market and the Northeast apartment submarket.  As of year-end 2013, the Northeast apartment submarket had a total multifamily supply of 7,661 units with a vacancy rate of 3.9% and an average asking lease rate of approximately $733 per unit per month.

The following table presents certain information relating to the primary competition for the Greene Town Center Property:

Competitive Set(1)

	Mall at Fairfield Commons	The Dayton Mall	The Cincinnati Premium Outlets	Liberty Town Center (proposed)
Distance from Subject	9.0 miles	9.8 miles	25.7 miles	134.0 miles
Property Type	Regional Mall	Regional Mall	Regional Outlet Mall	Mixed Use
Year Built / Renovated	1993	1970	2009	NAP
Total GLA	1,136,963	1,436,347	400,000	Phase I: 1.1MM SF (proj. completion 2015)
Total Occupancy	95%	97%	100%	In Lease Up
Anchors / Significant Tenants	Dick’s Sporting Goods, JCPenney, Sears, Elder-Beerman, Macy’s	Dick’s Sporting Goods, DSW Shoe Warehouse, Elder Beerman, HH Gregg, JCPenney, Macy’s, Sears	Saks Off Fifth, Polo, Columbia, Hanes	Dillard’s, CineBistro Potential tenants: Banana Republic, Lululemon, H&M, Apple, Cheesecake Factory, Gap, Victoria’s Secret, Urban Outfitters

(1)	Source: Appraisal.

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The Borrower.  The borrower is Greene Town Center LLC, a single purpose Delaware limited liability company.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Greene Town Center Loan.  Morton L. Olshan is the non-recourse carve-out guarantor under the Greene Town Center Loan and provided a completion guaranty in connection with certain expansion work contemplated on the portion of the Greene Town Center Property leased to Nordstrom described below under “—Outparcel Expansion”.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENE TOWN CENTER

■
Escrows.  On the origination date, the borrower funded aggregate reserves of $3,645,555 with respect to the Greene Town Center Property, comprised of: (a) $2,811,015 for real estate taxes, (b) $475,936 for unfunded landlord obligations relating to outstanding tenant improvements for five tenants (Buckle, Hot Mama, Salons at the Greene, Pies & Pints and Northwestern Mutual) and existing leasing commissions with respect to one tenant (Northwestern Mutual) and (c) $358,604 for fair housing repairs required to comply with a stipulated judgment entered in connection with certain building/property related violations of the Fair Housing Act.

On each due date, the borrower is required to fund the following reserves with respect to the Greene Town Center Property: (a) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (excluding taxes relating to the space leased to Von Maur so long as such tenant’s lease is in full force and effect and the tenant is making applicable tax payments directly), (b) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the-then succeeding 12-month period, (c) a replacement reserve in the amount of $15,235 (provided that no funds in the replacement reserve may be used in connection with (x) the space leased to Von Maur and/or (y) any ground leased space demised by the borrower and for which the tenant is responsible for the payment of capital expenditures) and (d) a TI/LC reserve in the amount of $54,717 (provided that no funds in the TI/LC reserve may be used in connection with (x) the space leased to Von Maur and/or (y) any ground leased space where the borrower is the ground lessor).

■
Lockbox and Cash Management.  The Greene Town Center Property requires a hard lockbox, which is already in place.  Pursuant to the loan documents, the borrower is required to direct all tenants paying rent by mail to deliver said payments to a rent remittances processing service, and otherwise deposit, generally within one-day of receipt, all revenues from the Greene Town Center Property into the lockbox account.  On each business day, sums on deposit in the lockbox account are required to be (i) transferred to the borrower provided no event of default or Greene Town Center Trigger Period exists, or (ii) transferred to the lender-controlled cash management account if an event of default and/or a Greene Town Center Trigger Period exists.  On each due date during the continuance of a Greene Town Center Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, funding of required monthly escrow amounts (including payments of approved operating expenses) and payment of debt service under the mezzanine loan, be held by the lender as additional collateral for the Greene Town Center Loan.  During the continuance of an event of default under the Greene Town Center Loan (but subject to the terms of the intercreditor agreement with the mezzanine lender), the lender may apply any funds in the cash management account to amounts payable under the Greene Town Center Loan and/or toward the payment of expenses of the Greene Town Center Property, in such order of priority as the lender may determine.  In the event that a cash sweep is in effect under the mezzanine loan due to a mezzanine loan event of default and no Greene Town Center Trigger Period is then continuing, funds on deposit in the lockbox account are swept to a mezzanine loan lender controlled account.

A “Greene Town Center Trigger Period” means any period (a) commencing upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio (as calculated under the loan documents) falling below (x) 1.07x during the period from December 1, 2014 to November 30, 2015 only and (y) 1.15x for any other period during the term, including prior to December 1, 2014; and (b) expiring upon (i) in connection with clause (a)(i) above, the cure (if applicable) of such event of default, and (ii) (1) in connection with clause (a)(ii)(x) above, either (x) the borrower making a prepayment of the Greene Town Center Loan in an amount sufficient to cause the debt service coverage ratio to be equal to 1.07x or (y) the debt service coverage ratio remaining at or above 1.12x for two consecutive calendar quarters and (2) in connection with clause (a)(ii)(y) above, either (A) the borrower making a prepayment of the Greene Town Center Loan in an amount sufficient to cause the debt service coverage ratio to be equal to 1.15x or (B) the debt service coverage ratio remaining at or above 1.20x for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENE TOWN CENTER

■
Property Management.  The commercial portions of the Greene Town Center Property are currently managed by Mall Properties, Inc., which is a borrower-affiliated entity. The residential portions of the Greene Town Center Property are currently managed by Jupiter Communities, LLC, which is not a borrower-affiliated entity.  Under the loan documents, the borrower has the right to terminate or cancel a management agreement and replace the applicable property manager, or consent to the assignment of a property manager’s rights under the applicable management agreement, to the extent that no event of default has occurred and is continuing and the applicable replacement manager is a qualified residential manager or a qualified commercial manager, as applicable, engaged pursuant to a qualified management agreement. The lender has the right to terminate the management agreement and replace a manager or require that the borrower terminate a management agreement and replace a manager if (i) with respect to (x) Mall Properties, Inc., it becomes insolvent or a debtor in a bankruptcy proceeding or (y) Jupiter Communities, LLC, it becomes a debtor in a bankruptcy proceeding; (ii) there exists a monetary or material non-monetary event of default under the Greene Town Center Loan; (iii) with respect to (x) Mall Properties, Inc., it has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (y) Jupiter Communities, LLC, it has engaged in misappropriation of funds; or (iv) a material default has occurred and is continuing under the applicable management agreement.

■
Development Agreement/TIF Financing/Letter of Credit. Pursuant to a certain development agreement, the borrower is obligated to make certain annual payments to the City of Beavercreek and Greene County, Ohio (a) under a tax increment financing arrangement that calls for payments in lieu of a portion of the real estate taxes with respect to the Greene Town Center Property (the “GTC PILOT”), and (b) as special assessments imposed by the City of Beavercreek on the Greene Town Center Property, both to support the repayment of certain bonds issued in the aggregate principal amount of $12,300,000 by Greene County, Ohio in connection with construction of public infrastructure necessary for the initial development of the Greene Town Center Property.  The payments are made, with respect to (i) the GTC PILOT payments, twice a year, at the same time, and in the same manner, as payments of real estate taxes, in an amount equal to 15% of the real estate taxes that are payable in respect to the Greene Town Center Property, and (ii) the special assessments, in two parts, the first, on February 1 of each year, in a fixed amount equal to the annual payments of debt service on $6,000,000 of the bonds, and the second, also payable on February 1 of each year, in a variable amount determined each year based on the differential between the (x) debt service required under $6,300,000 of the bonds and (y) the GTC PILOT payments (plus an imputed contribution of $425,000/year from Greene County, Ohio).  The development agreement requires the borrower to provide to Greene County, Ohio a letter of credit until such time as Greene County, Ohio acknowledges in writing, that the certain conditions precedent to the termination of such letter of credit obligation have occurred, such conditions primarily relating to the economic activity and operation of the Greene Town Center Property.  As of the origination date, the borrower had not delivered the letter of credit to Greene County, Ohio nor had Greene County, Ohio acknowledged in writing that the borrower was released from its letter of credit obligations under the development agreement.  Pursuant to the loan documents, the borrower and related non-recourse carveout guarantor have agreed to indemnify the lender in connection with any enforcement of the related letter of credit obligations and to cash collateralize any letter of credit the lender delivers in connection with the enforcement of the related letter of credit obligation.

■
Outparcel Expansion. Subject to the terms of the loan documents, the borrower may develop certain outparcel properties (each, an “Outparcel Expansion”), including the outparcel demised to Nordstrom (“Nordstrom Parcel” and together with the other three specified outparcels, the “Outparcels”), subject to lender’s reasonable approval of any plans and specifications that could reasonably be expected to have a material adverse effect on the Greene Town Center Loan or the Greene Town Center Property.  With respect to the Outparcel Expansion of the Nordstrom Parcel, the non-recourse carveout guarantor executed and delivered to the lender a completion guaranty.  With respect to an Outparcel Expansion relating to the other Outparcels, unless the borrower has entered into a permitted lease for the entirety of such Outparcel, the borrower is only be permitted to undertake an Outparcel Expansion with respect to such Outparcel if the lender receives an acceptable completion guaranty substantially in the form of the completion guaranty delivered on the origination date.

In connection with the construction of an Outparcel Expansion and as additional security for the borrower’s obligations under the loan documents, the borrower is obligated to deliver  additional security consisting of cash, U.S. obligations, a completion bond or other securities acceptable to the lender, in an amount equal to 110% of

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENE TOWN CENTER

the amount that the costs of the Outparcel Expansion Costs exceed (a) $8,500,000 for the Nordstrom Parcel and (b) 2.5% of the then-outstanding principal amount of the Greene Town Center Loan for each other Outparcel Expansion.  If the lender determines that the cost to complete such Outparcel Expansion exceeds the sum of the amount then in the applicable reserve plus the applicable threshold, the borrower is required, upon request from the lender, to deliver additional security in the amount of the deficiency. If the borrower has provided cash as the additional security, the loan documents permit disbursements from such amounts, so long as no event of default is continuing and subject to certain customary disbursement requirements, on a last dollar basis (that is, the lender is not obligated to make disbursements unless the cost to complete the applicable Outparcel Expansion is less than the amount in the applicable reserve) to reimburse the borrower for actual Outparcel Expansion costs incurred.

■
Outparcel Release. Provided that no Greene Town Center Trigger Period exists, the borrower may obtain a release of an Outparcel (other than the Nordstrom Parcel) from the lien of the mortgage provided that, among other conditions precedent, (a) 30-days have elapsed following the occurrence of an Expansion Deadlock Condition; (b) the Outparcel is conveyed to a person or entity other than the borrower; provided, however, that, in the event such Outparcel is not conveyed to an unrelated third party, the borrower must agree to, and cause the transferee to agree to, certain anti-poaching requirements and restrictions relating to tenants at the applicable Outparcel and the Greene Town Center Property; (c) the debt yield, after giving effect to the release of the applicable Outparcel, is equal to or greater than the greater of (1) the debt yield immediately prior to the release of the applicable Outparcel and (2) 8.27%; (d) the debt service coverage ratio, after giving effect to the release of the applicable Outparcel, is equal to or greater than the greater of (1) the debt service coverage ratio immediately prior to the release of the applicable Outparcel and (2) 1.28x; (e) the borrower’s delivery of a REMIC opinion; and (f) if at the time of the release the loan-to-value ratio of the remaining property would exceed 125% immediately after such release, the borrower pays down the principal balance of the Greene Town Center Loan by an amount equal to the least of (1) the net sales proceeds from the sale of such Outparcel, if applicable, (2) the fair market value of such Outparcel at the time of such release or (3) an amount such that the loan-to-value does not increase after the release unless the lender receives an opinion from counsel that if the foregoing prepayment is not made, the REMIC trust will not fail to maintain its status.

“Expansion Deadlock Condition” means, with respect to any submission for approval from the lender in connection with an Outparcel Expansion, (a) the borrower has complied with its obligation that any materials submitted for the lender’s approval in connection with an Outparcel Expansion be submitted in good faith and be commercially reasonable and consistent with properties of similar quality to the Greene Town Center Property; and (b) the lender declines to grant any approval required in connection with an Outparcel Expansion; provided, however, that in the event that the lender declines to grant any required approval, the lender has the right to rescind such declination and grant the requested approval within 10 business days of the occurrence of the Expansion Deadlock Condition.

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Mezzanine or Subordinate Indebtedness.  Concurrently with the funding of the Greene Town Center Loan, Citigroup Global Markets Realty Corp. funded a mezzanine loan in the amount of $37,400,000 to Greene Town Center Mezzanine LLC, as mezzanine borrower, which is the direct owner of 100% of the limited liability company interests in the borrower.  Immediately thereafter, the lender assigned all of its right, title and interest in, to and under the mezzanine loan to Annaly CRE Holdings LLC. The mezzanine loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower.  The mezzanine loan carries an interest rate of 9.5000% per annum and is co-terminus with the Greene Town Center Loan. The borrower under the mezzanine loan has the option to elect once every 12 months that the mezzanine loan is either interest only or amortizing.  As of the origination date of the mezzanine loan, the borrower elected the interest only option.  The mezzanine loan is subject to a customary intercreditor agreement.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, in an amount equal to the full replacement cost of the Greene Town Center Property, plus 18 months of business interruption coverage.  The all-risk insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $25,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHASE TOWER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHASE TOWER

UPTOWN DISTRICT
CAPITOL DISTRICT
Texas Capitol
Dell Medical Center (Future)
CIVIC DISTRICT
NORTHEAST
Austin
RED RIVER DISTRICT
JPMorgan Chase Tower
Chase Tower
221 West 6th Street
Austin, TX 78701
WEST 6TH STREET ENTERTAINMENT DISTRICT
EAST 6TH STREET ENTERTAINMENT DISTRICT
Frost Bank Tower
WAREHOUSE DISTRICT
Hobby Building
Convention Center
2ND STREET CORRIDOR
Austin City Hall
One Congress Plaza
Austin International Center
Radisson Hotel
Lady Bird Lake
INTERREGIONAL HIGHWAY
Palmer Events Center
The Long Center for the Performing Arts
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHASE TOWER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Austin, Texas	Cut-off Date Principal Balance		$82,412,330
Property Type	Office		Cut-off Date Principal Balance per SF	$211.58
Size (SF)	389,503		Percentage of Initial Pool Balance	7.0%
Total Occupancy as of 3/6/2014	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/6/2014	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	1974 / 1995, 2005		Mortgage Rate	5.0000%
Appraised Value	$120,000,000		Original Term to Maturity (Months)	84
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP
Underwritten Revenues	$14,184,524
Underwritten Expenses	$6,475,996	Escrows
Underwritten Net Operating Income (NOI)	$7,708,528		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,124,030	Taxes	$788,330	$197,082
Cut-off Date LTV Ratio	68.7%	Insurance	$0	$0
Maturity Date LTV Ratio	60.9%	Replacement Reserves	$0	$6,492
DSCR Based on Underwritten NOI / NCF	1.45x /1.34x	TI/LC(1)	$0	$53,557
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$82,500,000	100.0%	Loan Payoff	$63,858,296	77.4%
			Principal Equity Distribution	16,882,369	20.5
			Closing Costs	971,005	1.2
			Reserves	788,330	1.0
Total Sources	$82,500,000	100.0%	Total Uses	$82,500,000	100.0%

(1)
The Chase Tower Loan is structured with a TI/LC rollover reserve which will be funded on a monthly basis at a rate equal to approximately $642,680 per year ($1.65 per SF per year).  The reserve will be capped at approximately $2,570,720.  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Chase Tower Loan”) is evidenced by a note in the original principal amount of $82,500,000 and is secured by a first mortgage encumbering an office building located in Austin, Texas (the “Chase Tower Property”).  The Chase Tower Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on February 14, 2014 and represents approximately 7.0% of the Initial Pool Balance.  The note evidencing the Chase Tower Loan has an outstanding principal balance as of the Cut-off Date of $82,412,330 and has an interest rate of 5.0000% per annum.  The proceeds of the Chase Tower Loan were used to refinance existing debt on the Chase Tower Property, to pay closing costs, to fund reserves, and to return equity to the borrower.

The Chase Tower Loan had an initial term of 84 months and has a remaining term of 83 months as of the Cut-off Date.  The Chase Tower Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in March 2021. The Chase Tower Loan may be voluntarily prepaid (in whole but not in part) on any date on or after April 16, 2016 with the payment of a yield maintenance premium of no less than 1% of the amount prepaid. Voluntary prepayment of the Chase Tower Loan is permitted on or after the due date occurring in December 2020 without payment of any yield maintenance or prepayment premium.

■
The Mortgaged Property.  The Chase Tower Property consists of a Class A, 21-story office building totaling 389,503 SF.  In addition, the Chase Tower Property includes as collateral a seven-story parking garage with 750 parking spaces, which provides for a parking ratio of 1.93 spaces per 1,000 SF.  The Chase Tower Property was constructed in 1974 and was renovated in 1995 and 2005.  As of March 6, 2014, the Total Occupancy and Owned Occupancy were both 100.0%.

The Chase Tower Property is located on West 6th Street between Lavaca Street and Colorado Street in Austin, Texas.  The surrounding area consists of other office buildings and amenities including retail, restaurants, and hotels.  The Chase Tower Property is within close proximity of the State Capitol Complex (approximately six blocks north), the 6th Street and Warehouse entertainment districts, the Austin Convention Center (five blocks southeast), the Federal Courthouse (three blocks north), and the Travis County Courthouse (five blocks north).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHASE TOWER

The Chase Tower Property parking garage is accessible along Colorado Street to the east, Lavaca Street to the west, and West 5th Street to the south.

The following table presents certain information relating to the major tenants at the Chase Tower Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bury & Partners, Inc.	NR / NR / NR	71,668	18.4%	$1,348,969	19.3%	$18.82	8/31/2017	(2)
RGM Advisors, LLC(3)	NR / NR / NR	44,223	11.4	1,028,185	14.7	23.25	11/30/2020	1, 5-year option
JPMorgan Chase Bank, National Association	A+ / Aa3 / A+	56,370	14.5	535,515	7.7	9.50	5/31/2016	2, 5-year options
Raymond James & Associates	NR / Baa2 / BBB	13,707	3.5	352,955	5.1	25.75	8/31/2020	2, 5-year options
Headliners Club in Austin	NR / NR / NR	22,902	5.9	346,370	5.0	15.12	1/31/2025	1, 5-year option
Smith, Robertson, Elliott, Glen, Klein & Bell LLP	NR / NR / NR	12,705	3.3	311,273	4.5	24.50	1/31/2020	2, 5-year options
Walter P. Moore and Associates, Inc.	NR / NR / NR	11,721	3.0	281,305	4.0	24.00	7/31/2017	1, 5-year option
Gallagher Benefit Services, Inc.	NR / NR / NR	10,366	2.7	269,516	3.9	26.00	5/31/2019	NA
Yetter, Warden & Coleman L.L.P.	NR / NR / NR	11,102	2.9	230,367	3.3	20.75	7/31/2015	(4)
Wright & Greenhill, P.C.	NR / NR / NR	19,419	5.0	213,609	3.1	11.00	8/31/2015	(5)
Ten Largest Tenants		274,183	70.4%	$4,918,063	70.4%	$17.94
Remaining Tenants		115,320	29.6	2,064,426	29.6	17.90
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		389,503	100.0%	$6,982,488	100.0%	$17.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Bury & Partners, Inc. has 1, 6-year renewal option followed by 1, 5-year renewal option.
(3)
RGM Advisors, LLC has the option to terminate its lease on July 20, 2015 with 180 days notice and subject to a termination fee equal to the sum of four months’ rent including NNN reimbursements and $371,019.62.

(4)	Yetter, Warden & Coleman L.L.P. has 1, 5-year renewal option followed by 1, 3-year renewal option.
(5)	Wright & Greenhill, P.C. has 1, 5-year renewal option on 16,199 SF only.

The following table presents certain information relating to the lease rollover schedule at the Chase Tower Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	13,259	3.4%	3.4%	$0	0.0%	$0.00	1
2014	4,256	1.1	4.5%	104,272	1.5	24.50	1
2015	63,442	16.3	20.8%	973,580	13.9	15.35	7
2016	62,787	16.1	36.9%	694,834	10.0	11.07	3
2017	88,807	22.8	59.7%	1,768,433	25.3	19.91	3
2018	27,180	7.0	66.7%	653,639	9.4	24.05	7
2019	15,632	4.0	70.7%	391,951	5.6	25.07	2
2020	88,732	22.8	93.5%	2,046,904	29.3	23.07	5
2021	2,506	0.6	94.1%	2,506	0.0	1.00	1
2022	0	0.0	94.1%	0	0.0	0.00	0
2023	0	0.0	94.1%	0	0.0	0.00	0
2024	0	0.0	94.1%	0	0.0	0.00	0
2025 & Thereafter	22,902	5.9	100.0%	346,370	5.0	15.12	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	389,503	100.0%		$6,982,488	100.0%	$17.93	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	The 13,259 SF of space categorized as “MTM” consists of various basement level spaces which are not subject to leases and which are not income-generating.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHASE TOWER

The following table presents certain information relating to historical leasing at the Chase Tower Property:

Historical Leased %(1)
	2010	2011	2012	2013
Owned Space	90.0%	88.2%	88.1%	95.2%

(1)	As provided by the borrower which reflects the average occupancy for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chase Tower Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$5,136,952	$5,431,550	$5,526,692	$6,051,183	$6,982,488	$17.93
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$5,136,952	$5,431,550	$5,526,692	$6,051,183	$6,982,488	$17.93
Total Reimbursables	4,971,570	5,021,885	4,955,730	6,116,564	6,267,696	16.09
Parking Income	1,253,364	1,511,322	1,469,281	1,516,849	1,516,849	3.89
Other Income	90,184	76,893	240,578	332,449	80,000	0.21
Vacancy & Credit Loss	0	0	0	0	(662,509)	(1.70)
Effective Gross Income	$11,452,070	$12,041,650	$12,192,281	$14,017,045	$14,184,524	$36.42

Total Operating Expenses	$5,250,598	$5,486,471	$5,933,520	$6,416,251	$6,475,996	$16.63

Net Operating Income	$6,201,472	$6,555,179	$6,258,761	$7,600,794	$7,708,528	$19.79
TI/LC	0	0	0	0	506,597	1.30
Capital Expenditures	0	0	0	0	77,901	0.20
Net Cash Flow	$6,201,472	$6,555,179	$6,258,761	$7,600,794	$7,124,030	$18.29

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of March 6, 2014 and rent steps through June 1, 2014.

■	Appraisal. According to the appraisal, the Chase Tower Property had an “as-is” appraised value of $120,000,000 as of an effective date of January 7, 2014.

■
Environmental Matters.  An environmental consultant performed a Phase I Environmental Site Assessment at the Chase Tower Property as of January 13, 2014.  The environmental consultant noted that historical uses of the Chase Tower Property and adjoining properties included dry cleaners and automobile repair facilities and were of potential environmental concern.  However, given the time period of those uses and the nature of the subsequent construction of the Chase Tower Property, the environmental consultant recommended no further investigation.

■
Market Overview and Competition.  The Chase Tower Property is located within the Austin CBD office submarket.  According to published CoStar Q4 2013 statistics, the total CBD office inventory in the submarket across all classes of space includes 13,509,100 SF of which approximately 90.4% was occupied as of Q4 2013.  Average asking rental rates were $39.17 per SF full service gross.  For Class A space in the Austin CBD, the total inventory includes approximately 6,785,551 SF across 25 buildings of which approximately 85.1% was occupied.  Average asking rental rates were $41.03 per SF full service gross.

In addition, the Chase Tower Property has six tenants that are significantly below-market and comprise approximately 34% of the total NRA. The six tenants include: JPMorgan Chase Bank, National Association, 56,370 SF, $9.50 per SF; Headliners Club in Austin, 22,902 SF, $15.12 per SF; Wright & Greenhill, P.C., 19,419 SF, $11.00 per SF; John L. Wortham & Son, L.P., 16,240 SF, $12.00 per SF; Blazier, Christensen, Bigelow & Virr, P.C., 8,206 SF, $15.83 per SF; Flieller, Kruger & Skelton, LLP, 7,780 SF, $12.79 per SF. These below-

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHASE TOWER

market leases are at a weighted average rent of $11.61 per SF and expire between June 2015 and January 2025.  The average in-place rent at the Chase Tower Property is $18.03 per SF NNN.  The appraiser’s estimated market rent for the Chase Tower Property ranges from $23.00 per SF NNN to $25.00 per SF NNN.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Chase Tower Property:

Office Lease Comparables(1)
	Chase Tower	100 Congress	300 West 6th	301 Congress	Bank of America Center	Lavaca Plaza	One American Center
Year Built	1974	1987	2002	1985	1975	1980	1984
Total GLA	389,503	411,536	446,637	423,842	261,609	118,643	507,014
Total Occupancy	100%	89%	91%	93%	98%	76%	77%
Quoted Rent Rate per SF	$23.00-$25.00	$30.00	$31.00	$26.50	$26.00	$23.00	$27.00
Expense Basis	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Chase Tower Property:

Office Sales Comparables(1)
Property Name	City, State	Sale Date	Year Built	NRA (SF)	Sale Price	Adjusted Sale Price(2)	Adjusted Sale Price per SF	Occupancy
816 Congress	Austin, TX	April 2013	1983	431,575	$102,400,000	$107,714,000	$249.58	78%
Austin Centre	Austin, TX	April 2013	1985	319,660	$76,500,000	$83,699,224	$261.84	71%
Bank of America Center	Austin, TX	April 2013	1975	254,382	$75,000,000	$75,000,000	$294.83	88%
Lavaca Plaza	Austin, TX	December 2012	1980	118,643	$32,000,000	$33,309,269	$280.75	87%
Capitol Tower	Austin, TX	May 2012	1985	169,852	$49,000,000	$49,000,000	$288.49	92%

(1)	Source: Appraisal.
(2)
For certain of the sales comparables, the appraiser made adjustments for deferred maintenance and lease-up costs to the actual sale prices to account for the fact that the sales occurred on a non-stabilized basis.

■
The Borrower.  The borrower is 221 West Sixth Street, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chase Tower Loan.  The guarantor of the non-recourse carveouts is Pengo Industries, Inc., an investment holding company owned by Randall D. Smith and his affiliate entities.

■	Escrows. On the origination date the borrower funded a reserve of $788,330 for real estate taxes.

On each due date the borrower is required to fund the following reserves:  (a) one-twelfth of the taxes that the lender estimates will be payable during the ensuing 12 months and (b) one-twelfth of insurance premiums that the lender estimates will be payable during the ensuing 12 months provided that the insurance escrows are not required so long as (i) all insurance premiums are being paid timely and the lender receives prompt evidence of such payment no later than five days prior to the due date of such payment, and (ii) no Chase Tower Trigger Period is in effect and no event of default under the Chase Tower Loan has occurred and is continuing.  In addition, the borrower is required to escrow $6,492 per month ($0.20 per SF per year) for replacement reserves.

Additionally the borrower is required to fund a TI/LC rollover reserve on a monthly basis at a rate equal to $53,557 per month ($1.65 per SF per year).  The reserve will be capped at $2,570,720.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CHASE TOWER

“Chase Tower Trigger Period” means any period (A) commencing upon an event of default, and expiring upon payment in full of the Chase Tower Loan, provided, however, that not more than two times prior to the scheduled maturity date, if the lender accepts the tendered cure of an event of default (which tender the lender is obligated to accept only in certain circumstances and event of default cannot be caused by a bankruptcy event), the Chase Tower Trigger Period will end upon such cure; (B) commencing on the lender’s determination that the debt service coverage ratio for each of the prior two calendar quarters was less than 1.20x, and expiring at such time as the debt service coverage ratio for each of the prior two consecutive calendar quarters was equal to or greater than 1.20x; (C) commencing on the lender’s determination that the debt yield for each of the prior two calendar quarters was less than 7.5%, and expiring at such time as the debt yield for each of the prior two consecutive calendar quarters was equal to or greater than 7.5%; or (D) commencing on the open prepayment date if, on or prior to such date, the borrower does not provide the lender with a refinance commitment in form and substance reasonably satisfactory to the lender. Notwithstanding the foregoing, a Chase Tower Trigger Period will not be deemed to expire (A) in the event that a Chase Tower Trigger Period has commenced, but not expired, for any other reason or (B) after the date that is one year prior to the scheduled maturity date.

■
Lockbox and Cash Management.  The Chase Tower Loan requires a hard lockbox, which is already in place.  The cash management is triggered upon the commencement of the first Chase Tower Trigger Period.  During the continuance of an event of default or Chase Tower Trigger Period, all amounts in the lockbox account or operating account are required to be swept to a lender-controlled cash management account daily.  On each due date during a trigger period the loan documents require that all amounts on deposit in the cash management account be used to pay tax and insurance escrows, debt service, required reserves and operating expenses and all remaining amounts will be reserved in an excess cash flow reserve account.  During the continuance of an event of default, the lender may apply all funds on deposit in the cash management account to amounts payable under the Chase Tower Loan in such order of priority as the lender may determine.

■
Property Management. The Chase Tower Property is managed by Spire Realty Group, LP, an affiliate of the borrower, and by Robbins Parking Texas with respect to the garage located on the Chase Tower Property, pursuant to management agreements. Under the Chase Tower Loan documents, unless the property managers are qualified managers pursuant to the Chase Tower Loan documents, the Chase Tower Property may not be managed by any other party, other than a management company approved by the lender and, at lender’s option, to which a Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager if (i) the debt service coverage ratio for the immediately preceding two calendar quarters is less than 1.00x, (ii) an event of default occurs and is continuing, (iii) the property manager becomes bankrupt or insolvent or (iv) a material default by the property manager occurs under the management agreement beyond any applicable grace and cure periods.

■
Mezzanine or Subordinate Indebtedness.  The borrower is permitted to incur unsecured indebtedness in connection with the operations of the Chase Tower Property evidenced by promissory note(s) reasonably acceptable to the lender in connection with loan(s) from members of the borrower or owners of indirect interests in the borrower (or other affiliates of the borrower), with each such note subject to a subordination and standstill agreement acceptable to the lender and the aggregate indebtedness of all such loans not exceeding at any one time 5% of the outstanding principal amount of the Chase Tower Loan.

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Terrorism Insurance.  The property, liability and business interruption insurance coverage required to be maintained under the Chase Tower Loan documents is required to include coverage for losses due to acts of terrorism. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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THREE WESTLAKE PARK

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THREE WESTLAKE PARK

CARTIFACT
Three WestLake Park
550 Westlake Park Boulevard
Houston, TX 77079
KATY FREEWAY
ENERGY CORRIDOR
CITYCENTRE
Memorial Hermann Medical Center
Jersey Village
Aldine
Humble
GEORGE BUSH INTERCONTINENTAL-HOUSTON AIRPORT
North Harris County College
N. BELTWAY 8
NORTHWEST FREEWAY
HARDY TOLL RD
Piney Point Village
Houston Galleria
Houston
DOWNTOWN HOUSTON
Southside Place
Rice University & Stadium
University of Houston
Forest Park Cemetery
Reliant Stadium
Meyerland Plaza
Houston Baptist University
WESTPARK TOLLWAY
Mission Bend
Sugar Land
Missouri City
Stafford
SAM HOUSTON TOLLWAY
SOUTH FWY
WILLIAM P HOBBY AIRPORT
Pearland
HOUSTON SOUTHWEST AIRPORT
WEST HOUSTON AIRPORT
Copperwood Village Shopping Center
Jones Square Shopping Center
CY Fair Stadium
Willowbrook Mall
Sam Houston Race Park
VA Cemetery
W W Thorne Stadium
J K Butler Stadium
Memorial Oaks Cemetery
Darrell Tully Stadium

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THREE WESTLAKE PARK

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THREE WESTLAKE PARK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance		$80,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$190.63
Size (SF)	419,671	Percentage of Initial Pool Balance		6.8%
Total Occupancy as of 12/31/2013	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2013	100.0%	Type of Security		Fee Simple
Year Built / Renovated	1983 / NAP	Mortgage Rate		4.6465%
Appraised Value	$121,150,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$14,533,503
Underwritten Expenses	$5,935,652	Escrows
Underwritten Net Operating Income (NOI)	$8,597,851		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,046,846	Taxes	$462,441	$231,221
Cut-off Date LTV Ratio	66.0%	Insurance	$0	$0
Maturity Date LTV Ratio	60.6%	Replacement Reserves	$0	$6,995
DSCR Based on Underwritten NOI / NCF	1.74x / 1.63x	TI/LC(1)	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF	10.7% / 10.1%	Other(2)	$1,219,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$80,000,000	100.0%	Loan Payoff	$56,625,838	70.8%
			Principal Equity Distribution	21,007,304	26.3
			Reserves	1,681,441	2.1
			Closing Costs	685,417	0.9
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)	The TI/LC reserve is capped at $500,000 except as described under “—Escrows” below.
(2)	Other upfront reserve represents an unfunded obligations reserve for unpaid TI/LC allowances. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Three WestLake Park Loan”) is evidenced by a note in the original principal amount of $80,000,000 and is secured by a first mortgage encumbering an office building located in Houston, Texas (the “Three WestLake Park Property”).  The Three WestLake Park Loan was originated by Goldman Sachs Mortgage Company on January 31, 2014 and represents approximately 6.8% of the Initial Pool Balance.  The note evidencing the Three WestLake Park Loan has an outstanding principal balance as of the Cut-off Date of $80,000,000 and has an interest rate of 4.6465% per annum.  The borrower utilized the proceeds of the Three WestLake Park Loan to refinance the existing debt on the Three WestLake Park Property and make distributions to the investors in the Master Tenant, described under “—The Borrower”.

The Three WestLake Park Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The Three WestLake Park Loan requires monthly payments of interest only for the initial 60 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in February 2024. The Three WestLake Park Loan may be voluntarily prepaid on any date on or after January 31, 2015 with the payment of a prepayment fee equal the greater of (a) a yield maintenance premium or (b) an amount equal to 1% of the amount prepaid. Voluntary prepayment of the Three WestLake Park Loan is permitted on or after the due date occurring in November 2023 without payment of any yield maintenance or prepayment premium.

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The Mortgaged Property.  The Three WestLake Park Property is a 19-story, Class A office building containing approximately 419,671 SF located in Houston, Texas. The Three WestLake Park Property was constructed in 1983 and is located just south of Interstate 10 within WestLake Park, a 2.3 million SF office complex situated on 58 acres in the center of Houston’s Energy Corridor submarket. The Three WestLake Park Property also features a seven-level parking garage containing 1,100 parking spaces (which is part of the collateral). In addition, there are 11 surface parking spaces that are also part of the collateral for a total of 1,111 parking spaces. Tenants at the Three WestLake Park Property include ConocoPhillips Company (57.7% of the total SF) (“Conoco”), BP Corporation North America, Inc (40.8% of total SF) (“BP”), Stream Realty (0.8% of the total SF), Sumit Chandra (Deli) (0.4% of total SF) and Advancial Federal Credit Union (0.3% of total SF). As of December 31, 2013, the Total Occupancy and Owned Occupancy were both 100.0%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THREE WESTLAKE PARK

The following table presents certain information relating to the tenants at the Three WestLake Park Property:

Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
ConocoPhillips Company	A / A1 / A	242,052	57.7%	$5,688,222	63.2%	$23.50	2/28/2019	NA
BP Corporation North America, Inc	A / A2 / A	171,122	40.8	3,195,044	35.5	18.67	11/30/2016	1, 5-year option
Stream Realty	NR / NR / NR	3,275	0.8	75,325	0.8	23.00	MTM	NA
Advancial Federal Credit Union	NR / NR / NR	1,405	0.3	33,018	0.4	23.50	11/30/2016	NA
Sumit Chandra (Deli)	NR / NR / NR	1,817	0.4	9,085	0.1	5.00	6/30/2014	NA
Owned Tenants		419,671	100.0%	$9,000,694	100.0%	$21.45
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. Owned Tenants		419,671	100.0%	$9,000,694	100.0%	$21.45

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Three WestLake Park Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,275	0.8%	0.8%	$75,325	0.8%	$23.00	1
2014	1,817	0.4	1.2%	9,085	0.1	5.00	1
2015	0	0.0	1.2%	0	0.0	0.00	0
2016	172,527	41.1	42.3%	3,228,062	35.9	18.71	2
2017	0	0.0	42.3%	0	0.0	0.00	0
2018	0	0.0	42.3%	0	0.0	0.00	0
2019	242,052	57.7	100.0%	5,688,222	63.2	23.50	1
2020	0	0.0	100.0%	0	0.0	0.00	0
2021	0	0.0	100.0%	0	0.0	0.00	0
2022	0	0.0	100.0%	0	0.0	0.00	0
2023	0	0.0	100.0%	0	0.0	0.00	0
2024	0	0.0	100.0%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	419,671	100.0%		$9,000,694	100.0%	$21.45	5

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Three WestLake Park Property:

Historical Leased %(1)
	2011	2012	As of 12/31/2013
Owned Space	100.0%	100.0%	100.0%

(1)	Per the tenant leases which reflects average occupancy for the indicated year. Figures exclude the basement storage space.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THREE WESTLAKE PARK

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Three WestLake Park Property:

Cash Flow Analysis(1)
	2011	2012	TTM 11/30/2013(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$7,336,566	$8,003,719	$7,103,032	$9,000,694	$21.45
Contractual Rent Steps	0	0	0	278,042	0.66
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$7,336,566	$8,003,719	$7,103,032	$9,278,735	$22.11
Total Reimbursables	4,917,182	5,214,215	5,574,747	5,783,320	13.78
Parking Income	192,215	91,735	63,980	63,980	0.15
Other Income(4)	179,208	214,495	172,389	172,389	0.41
Vacancy & Credit Loss	0	0	0	(764,921)	(1.82)
Effective Gross Income	$12,625,171	$13,524,164	$12,914,148	$14,533,503	$34.63

Total Operating Expenses	$5,048,874	$5,430,430	$5,862,729	$5,935,652	$14.14

Net Operating Income	$7,576,297	$8,093,734	$7,051,419	$8,597,851	$20.49
TI/LC	0	0	0	471,591	1.12
Capital Expenditures	0	0	0	79,415	0.19
Net Cash Flow	$7,576,297	$8,093,734	$7,051,419	$8,046,846	$19.17

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Per the Conoco lease, the tenant was able to use remaining TI allowance as rent abatement.  The abatement was approximately $1.45 million and was applied in monthly installments of $131,368 per month commencing in April 2013 and ending in February 2014.

(3)	Underwritten cash flow based on contractual rents as of 12/31/2013 and rent steps through 4/30/2015.
(4)	Other income includes antenna income, after hour/extra utility reimbursement, administrative fees and other items.

■	Appraisal. According to the appraisal, the Three WestLake Park Property had an “as-is” appraised value of $121,150,000 as of an effective date of January 9, 2014.

■
Environmental Matters. According to a Phase I environmental report dated January 17, 2014 there are no recognized environmental conditions or recommendations for further action other than a recommendation for the continued implementation of the existing asbestos operations and maintenance (O&M) plan at the Three WestLake Park Property.

■
Market Overview and Competition.  The Three WestLake Park Property is located within the Katy Freeway West submarket, which contains approximately 22.7 million SF of office space with an average vacancy level of 4.2% as of the 4th quarter 2013, and rents with an average asking rate of $27.75 per SF. Class A office space in the submarket totaled 12.1 million SF with an average vacancy level of 1.6% as of the 4th quarter 2013, and rents with an average asking rate of $31.01 per SF. The Three WestLake Park Property’s competitive set in the submarket has an average occupancy rate of 100% and rental rates ranging from of $21.00-$23.00 per SF.  As of 2013, the population within a three mile radius was approximately 63,434 and had an estimated average household income of $100,296.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Three WestLake Park Property:

Office Lease Comparables(1)
	Three WestLake Park	1401 Enclave Parkway	Eldridge Place I & II	Eldridge Place III	Plaza at Enclave	Two Westlake Park
Year Built	1983	1999	1986	2009	2008	1982
Total GLA	419,671	209,185	519,739	305,885	344,296	388,142
Total Occupancy	100%	100%	100%	100%	100%	100%
Quoted Rent Rate per SF	NA	$23.00	$23.00	$23.00	$22.00	$21.00
Expense Basis	NNN	NNN	NNN	NNN	NNN	NNN

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THREE WESTLAKE PARK

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Three WestLake Park Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
Three WestLake Park	Houston, TX	NAP	1983	419,671	NA	NA	100%
Waterway Plaza I & II Office	The Woodlands, TX	June 2013	2000	366,074	$124,500,000	$340.10	98%
Westchase Park	Houston, TX	December 2012	2009	272,361	$82,000,000	$305.66	98%
Plaza at Enclave	Houston, TX	January 2012	2008	344,296	$107,500,000	$312.23	96%
Westway II - GE Oil & Gas	Houston, TX	September 2011	2009	242,374	$70,300,000	$290.05	100%
Energy Center II	Houston, TX	June 2011	2008	303,299	$92,600,000	$305.31	100%

(1)	Source: Appraisal.

■
The Borrower.  The borrower and fee owner of the Three WestLake Park Property is Westlake Three Owner Corp., a single-purpose, single-asset entity. The non-recourse carveout guarantor is Prism Office Holdings LLC.  In order to comply with certain aspects of Shari’ah law, the borrower, as master lessor, entered into a master lease agreement with another single-purpose, single-asset entity, Westlake Three Tenant LLC, as master tenant (the “Master Tenant”).  The Master Tenant is responsible for day-to-day operations of the Three WestLake Park Property and, pursuant to the terms of the master lease agreement, the Master Tenant is obligated to remit all rents and any other income generated by the Three WestLake Park Property to a lender-controlled lockbox account, which amounts are applied in accordance with the terms of the loan documents.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Three WestLake Park Loan.

At origination, the lender received a fee mortgage from the borrower on its interest in the Three WestLake Park Property.  In addition, the lender secured a full subordination of the master lease to the lender’s fee mortgage.  See “Risk Factors—Risks of Shari’ah Compliant Loans” in the Free Writing Prospectus.

■
Escrows. On the origination date the borrower funded (a) a tax reserve of $462,441 and (b) an unfunded obligations reserve of $1,219,000.  On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) in the absence of a blanket insurance policy or if there is an event of default, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a capital expenditure reserve in the monthly amount of $6,995 and (iv) a tenant improvement and leasing commissions reserve in the monthly amount of $8,333, capped at $500,000, but increasing to $6,000,000 during a Three WestLake Park Rollover Trigger Period.

■
Lockbox and Cash Management. The Three WestLake Park Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct (or cause the Master Tenant to direct) the tenants to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that all rents received by the borrower, the Master Tenant or the property manager be deposited into the lockbox account within one business day after receipt.  All amounts in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account.  On each due date not occurring during a Three WestLake Park Trigger Period or during a continuing event of default, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and that all remaining amounts be deposited into a borrower-controlled account containing only amounts relating to the Three WestLake Park Loan (the “Destination Account”).  On each due date during a Three WestLake Park Rollover Trigger Period (including during the continuance of an event of default until the Three WestLake Park Loan has been accelerated), the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and that all remaining amounts be reserved in a tenant improvements and leasing commissions reserve account.  On each due date during a Three WestLake Park DSCR Trigger Period or until the acceleration of the Three WestLake Park Loan during the

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THREE WESTLAKE PARK

continuance of an event of default under the Three WestLake Park Loan, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and that all remaining amounts be reserved in an excess cash flow reserve account.  On each due date during a Three WestLake Park Financial Reporting Trigger Period, to the extent there is not a continuing event of default under the Three WestLake Park Loan or another Three WestLake Park Trigger Period, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and that all remaining amounts be deposited into the Destination Account.

If no Three WestLake Park Trigger Period or event of default is continuing, all amounts in the excess cash flow reserve account are required to be swept into the cash management account on the first due date after which the borrower delivers evidence reasonably satisfactory to the lender that no Three WestLake Park Trigger Period is then continuing.  During the continuance of an event of default, the lender may apply all funds on deposit in the cash management account to amounts payable under the Three WestLake Park Loan in such order of priority as the lender may determine.

A “Three WestLake Park Trigger Period” means the period (1) commencing as of the last day of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) for the trailing 12-month period is less than 1.20x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the preceding 12-month period is greater than 1.20x (a “Three WestLake Park DSCR Trigger Period”); (2) commencing upon the borrower’s failure to deliver the required annual, quarterly and monthly financial reports (subject to notice and cure provisions) and ending when such financial reports are delivered (a “Three WestLake Park Financial Reporting Trigger Period”) and (3) (I) commencing as of (a) the date Conoco or BP gives notice of an intent to terminate its lease or (b) if BP fails to renew its lease for a term of at least 5 years on or before December 1, 2015 or Conoco fails to renew its lease for a term of at least 5 years on or before January 1, 2018 until among other conditions, (x) the time Conoco or BP enters into a renewal or extension of its lease in accordance with the loan agreement and there is an amount reserved at least equal to the related tenant improvements, leasing commissions owed, or free or abated rent granted, (y) the replacement of Conoco or BP with one or more qualifying leases with credit tenants that do not contain a termination option that can be exercised prior to the commencement of the lease and there is an amount reserved at least equal to the related tenant improvements, leasing commissions owed, or free or abated rent granted or (z) the replacement of Conoco or BP with one or more approved substitute leases; (II) any period from the date Conoco or BP goes dark, discontinues its operations or business in all or substantially all of its premises, vacates or is otherwise not in occupancy of all or substantially all of its premises for a period of 30 or more consecutive days (not including any vacancy caused by a casualty, condemnation, renovation or alteration pursuant to the applicable lease) until either (a) the borrower provides evidence reasonably satisfactory to the lender that Conoco or BP, as applicable has recommenced its business and operations in at least 95% of its premises and is paying normal monthly rent, (b) the replacement of Conoco or BP with one or more qualifying leases with credit tenants that do not contain a termination option that can be exercised prior to the commencement of the lease and there is an amount reserved at least equal to the related tenant improvements leasing commissions owed, or free or abated rent granted or (c) the replacement of Conoco or BP with one or more approved substitute leases; (III) any period from the date of the filing of a bankruptcy petition by or against Conoco or BP or the guarantor under the related lease under the Bankruptcy Code  until, either (a) Conoco or BP has affirmed its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease, (b) the replacement of Conoco or BP with one or more qualifying leases with credit tenants that do not contain a termination option that can be exercised prior to the commencement of the lease and there is an amount reserved at least equal to the related tenant improvements, leasing commissions owed, or free or abated rent granted or (c) the replacement of Conoco or BP with one or more approved substitute leases (a “Three WestLake Park Rollover Trigger Period”).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

THREE WESTLAKE PARK

■
Property Management. The Three WestLake Park Property is currently managed by Stream Realty Partners-Houston, L.P. pursuant to a management agreement.  Under the loan documents, the Three WestLake Park Property may not be managed by any other party, other than a list of pre-approved property managers contained in the loan agreement, Interventure Advisors, LP (so long as it is an affiliate of the guarantor), or a management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received unless lender requests a termination of the existing management agreement.  The lender may replace or require the borrower to replace the property manager during the continuance of an event of default for 90 days or more under the Three WestLake Park Loan unless the property manager is an affiliate of the borrower, Master Tenant or guarantor, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a default that would result in a material adverse effect on the value of the Three WestLake Park Property or any portion of the Three WestLake Park Property by the property manager under the management agreement (after the expiration of any applicable notice and/or cure period), if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Three WestLake Park Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Three WestLake Park Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the Three WestLake Park Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available on the current market rates with funds equal to such amount, in either such case with a deductible not exceeding $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence reasonably satisfactory to the lender that the insurance premiums for the Three WestLake Park Property are separately allocated to the Three WestLake Park Property under the blanket policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WALGREENS SHOPPING CENTER PORTFOLIO #1

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #1

CARTIFACT
Timonium
Towson
Carney
Randallstown
Pikesville
Parkville
Mt Airy
Green Valley
Woodstock
Woodlawn
Baltimore
Ellicott City
Dundalk
Dayton
Columbia
MARYLAND
Germantown
Glen Burnie
Jessup
Olney
Gaithersburg
Severn
Pasadena
Laurel
Rockville
Fairland
Odenton
Severna Park
Aspen Hill
White Oak
Potomac
Bowie
College Park
Bethesda
Crofton
Annapolis
Reston
Silver Spring
Takoma Park
McLean
Washington
Mitchellville
Vienna
Kettering
Arlington
Capitol Heights
Harwood
Fairfax
Annandale
Alexandria
VIRGINIA
Camp Springs
Burke
Clinton
Tracys Landing
Chesapeake Bay
Newington
Croom
Chesapeake Beach
Friendly
Woodbridge

WALGREENS SHOPPING CENTER PORTFOLIO #1

	Property Name	Address	City	State	Zip Code
1	Takoma Park	1329 University Boulevard East	Takoma Park	Maryland	20912
2	Vienna	225 Maple Avenue East	Vienna	Virginia	22810
3	Pikesville	1510 Reisterstown Road	Pikesville	Maryland	21208

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #1

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$48,375,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$279.60
Size (SF)	173,012	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 12/15/2013	94.6%	Number of Related Mortgage Loans(1)		3
Owned Occupancy as of 12/15/2013	94.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		5.0400%
Appraised Value	$64,500,000	Original Term to Maturity (Months)		84
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		55
Underwritten Revenues	$5,541,779
Underwritten Expenses	$1,279,864	Escrows
Underwritten Net Operating Income (NOI)	$4,261,915		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,152,230	Taxes	$312,941	$52,157
Cut-off Date LTV Ratio	75.0%	Insurance	$10,705	$2,141
Maturity Date LTV Ratio	72.4%	Replacement Reserves(2)	$276,597	$0
DSCR Based on Underwritten NOI / NCF	1.36x / 1.33x	TI/LC(3)	$691,494	$0
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.6%	Other(4)	$1,058,572	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$48,375,000	73.3%	Purchase Price	$62,600,000	94.9%
Principal’s New Cash Contribution	16,009,036	24.3	Reserves	2,350,309	3.6
Other Sources	1,580,149	2.4	Closing Costs	1,013,875	1.5

Total Sources	$65,964,185	100.0%	Total Uses	$65,964,185	100.0%

(1)	An indirect owner of the borrowers is also an indirect owner of the borrowers of the Walgreens Shopping Center Portfolio #2 Loan and the Walgreens Shopping Center Portfolio #3 Loan.
(2)
$2,163 is required to be deposited into the replacement reserve on each due date following the date on which funds on deposit in such account are less than $69,149, capped at $110,639.  See “—Escrows” below.

(3)
$7,209 is required to be deposited into the TI/LC reserve on each due date following the date on which funds on deposit in such account are less than $138,299, capped at $276,597.  See “—Escrows” below.

(4)
Other upfront reserves of $1,058,572 represent: (i) a deferred maintenance reserve ($622,725), (ii) an environmental reserve ($300,625), (iii) an unfunded free rent obligations reserve ($99,803), and (iv) an unfunded tenant obligations reserve ($35,419).  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Walgreens Shopping Center Portfolio #1 Loan”) is evidenced by a note in the original principal amount of $48,375,000 and is secured by a first mortgage encumbering the borrowers’ fee interest in three retail centers (collectively, the “Walgreens Shopping Center Portfolio #1 Properties”).  The Walgreens Shopping Center Portfolio #1 Loan was originated by Citigroup Global Markets Realty Corp. as of December 31, 2013 and represents approximately 4.1% of the Initial Pool Balance.  The note evidencing the Walgreens Shopping Center Portfolio #1 Loan has an outstanding principal balance as of the Cut-off Date of $48,375,000 and has an interest rate of 5.0400% per annum.  The borrowers utilized the proceeds of the Walgreens Shopping Center Portfolio #1 Loan to acquire the Walgreens Shopping Center Portfolio #1 Properties.

The Walgreens Shopping Center Portfolio #1 Loan had an initial term of 84 months and has a remaining term of 81 months as of the Cut-off Date.  The Walgreens Shopping Center Portfolio #1 Loan requires monthly payments of interest only for the initial 55 months, followed by monthly payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in January 2021.  Voluntary prepayment of the Walgreens Shopping Center Portfolio #1 Loan is permitted on or after the due date in October 2020.  Total defeasance of the Walgreens Shopping Center Portfolio #1 Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Walgreens Shopping Center Portfolio #1 Loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

■
The Mortgaged Properties.  The Walgreens Shopping Center Portfolio #1 Properties consist of three anchored retail properties located in Maryland and Virginia which were constructed between 1949 and 2011.  The collateral securing the Walgreens Shopping Center Portfolio #1 Loan totals approximately 173,012 SF and includes tenants operating as Walgreens, Aldi Supermarket, and Petco.  As of December 15, 2013, Total Occupancy and Owned Occupancy were both 94.6%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #1

The following table presents certain information relating to the Walgreens Shopping Center Portfolio #1 Properties:

Property Name	City	State	Total GLA	Occupancy(1)	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
Takoma Park	Takoma Park	MD	123,036	94.7%	$28,480,000	58.9%	1949- 2011 / NAP	$35,600,000	$2,483,666	$20.19
Vienna	Vienna	VA	24,500	100.0%	11,700,000	24.2	1974 / 2009	17,100,000	946,944	$38.65
Pikesville	Pikesville	MD	25,476	89.0%	8,195,000	16.9	1964 / 2012	11,800,000	721,620	$28.33
Total / Wtd. Avg.			173,012	94.6%	$48,375,000	100.0%		$64,500,000	$4,152,230	$24.00

(1)	Occupancy as of December 15, 2013.

 The following table presents certain information relating to the major tenants at the Walgreens Shopping Center Portfolio #1 Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Walgreens (Vienna)(3)	NR / Baa1 / BBB	15,000	8.7%	$815,000	16.8%	$54.33	12/31/2088	NA
Walgreens (Pikesville) (3)	NR / Baa1 / BBB	18,476	10.7	680,000	14.0	36.80	12/31/2088	NA
Walgreens (TP)(3)	NR / Baa1 / BBB	15,000	8.7	600,000	12.4	40.00	12/31/2088	NA
Petco (Vienna)	NR / B3 / B	9,500	5.5	247,000	5.1	26.00	12/31/2021	2, 5-year options
Aldi Supermarket (TP)	NR / NR / NR	21,666	12.5	235,509	4.9	10.87	5/31/2028	2, 5-year options
Red Apple Farmers Market (TP)	NR / NR / NR	8,424	4.9	175,863	3.6	20.88	2/28/2022	NA
Discount Mart (TP)	NR / NR / NR	12,250	7.1	168,000	3.5	13.71	12/31/2023	1, 5-year option
Citibank N.A. (TP)	A / Baa2 / A-	3,384	2.0	157,490	3.2	46.54	10/31/2015	1, 5-year option
United States Postal Service (TP)	AAA / Aaa / AA+	5,262	3.0	121,026	2.5	23.00	8/31/2017	NA
7-Eleven (TP)	NR / NR / NR	2,400	1.4	113,112	2.3	47.13	4/30/2018	NA
Ten Largest Tenants		111,362	64.4%	$3,313,000	68.3%	$29.75
Remaining Tenants		52,368	30.3	1,537,148	31.7	29.35
Vacant		9,282	5.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		173,012	100.0%	$4,850,147	100.0%	$28.03

(1)	“TP” means Takoma Park.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)
Walgreens executed three separate 75-year leases, each expiring December 31, 2088, at each of the Walgreens Shopping Center Portfolio #1 Properties upon the borrowers’ acquisition of the Walgreens Shopping Center Portfolio #1 Properties. Walgreens has the option to terminate any or all of its leases with 12 months’ notice, effective as of December 31, 2033 and every five years thereafter  (e.g. December 31, 2038, December 31, 2043, December 31, 2048, etc.) until expiration of the leases on December 31, 2088.

 The following table presents certain information relating to historical leasing at the Walgreens Shopping Center Portfolio #1 Properties:

Historical Leased %(1)
Property Name	2009	2010	2011	2012	As of 12/15/2013
Takoma Park	95.5%	95.9%	77.9%	83.7%	94.7%
Vienna	NAV	100.0%	100.0%	100.0%	100.0%
Pikesville	100.0%	100.0%	100.0%	92.2%	89.0%
Total / Wtd. Avg. Portfolio	NAV	97.1%	84.3%	87.3%	94.6%

(1)	As provided by the borrowers.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #1

The following table presents certain information relating to the lease rollover schedule at the Walgreens Shopping Center Portfolio #1 Properties, assuming no extension options are exercised:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	10,007	5.8	5.8%	274,072	5.7	27.39	5
2015	10,479	6.1	11.8%	400,671	8.3	38.24	4
2016	8,156	4.7	16.6%	259,945	5.4	31.87	5
2017	12,785	7.4	23.9%	369,359	7.6	28.89	6
2018	14,267	8.2	32.2%	397,906	8.2	27.89	7
2019	1,500	0.9	33.1%	43,845	0.9	29.23	1
2020	0	0.0	33.1%	0	0.0	0.00	0
2021	11,250	6.5	39.6%	310,105	6.4	27.56	2
2022	9,424	5.4	45.0%	212,994	4.4	22.60	2
2023	15,720	9.1	54.1%	250,741	5.2	15.95	3
2024	0	0.0	54.1%	0	0.0	0.00	0
2025 & Thereafter	70,142	40.5	94.6%	2,330,509	48.1	33.23	4
Vacant	9,282	5.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	173,012	100.0%		$4,850,147	100.0%	$29.62	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the Walgreens Shopping Center Portfolio #1 Properties:

Cash Flow Analysis(1)(2)
	Underwritten	Underwritten $ per SF
Base Rent(3)	$4,814,507	$27.83
Contractual Rent Steps	35,640	0.21
Gross Up Vacancy	255,387	1.48
Total Rent	$5,105,534	$29.51
Total Reimbursables	881,442	5.09
Vacancy & Credit Loss	(457,392)	(2.64)
Effective Gross Income	$5,541,779	$32.03

Total Operating Expenses	$1,279,864	$7.40

Net Operating Income	$4,261,915	$24.63
TI/LC	92,383	0.53
Capital Expenditures	17,301	0.10
Net Cash Flow	$4,152,231	$24.00

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There are no historical operating statements due to the fact that this was an acquisition loan.
(3)	Based on rent rolls dated December 15, 2013.

■
Appraisal.  According to the appraisals, the Walgreens Shopping Center Portfolio #1 Properties had an aggregate “as-is” appraised value of $64,500,000 as of effective dates ranging from November 15, 2013 to November 16, 2013.

■
Environmental Matters. According to the Phase I environmental report, dated November 27, 2013, the Takoma Park property is in the Maryland Department of the Environment (MDE) Voluntary Cleanup Program (VCP) / Land Restoration Program (LRP) effective May 13, 2008. The Takoma Park property was included into the VCP/LRP due to the former dry cleaning, automotive service station, fueling station and printing operations. A Response Action Plan (RAP) was submitted to, and approved by MDE. The Takoma Park property is in the process of monitoring the onsite identified contaminants and providing MDE with update reports on a regular basis. The Phase I environmental report also recommended an asbestos operations and maintenance (O&M) plan at the Takoma Park property which is currently in place.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #1

The Phase I environmental report, dated November 25, 2013, indicated that there is a known presence of methyl-tertiary-butyl ether (MTBE) and tetrachloroethylene (PCE) contaminants associated with the current and historical uses of the properties surrounding the Vienna property.  The Phase I environmental report recommended that, if the Vienna property is redeveloped or additional structures are erected on the Vienna property, a vapor barrier be installed as a preventative measure in case MTBE and PCE conditions change in the future due to releases associated with the surrounding properties. The Phase I environmental report also recommended an asbestos O&M plan at the Vienna property which is currently in place.

The Phase I environmental report, dated November 25, 2013 recommended that a file review be conducted at the Maryland Department of the Environment to obtain documentation regarding the adjacent dry cleaning tenant at the Pikesville property. If the file review is determined to be insufficient, the environmental Phase I report recommended that a limited subsurface investigation should be conducted in order to determine the presence or absence of soil and/or groundwater contamination. The Phase I environmental report also recommended an asbestos O&M plan at the Pikesville property which is currently in place.

To mitigate the potential of environmental liability caused by the historic use, present use and future use of the Walgreens Shopping Center Portfolio #1 Properties, an environmental insurance policy was obtained naming lender as an additional loss payee, covering properties including the Walgreens Shopping Center Portfolio #1 Properties, with coverage limits of $2,000,000 per claim and $6,000,000 in aggregate.  In addition, as described below an environmental remediation reserve was established at origination in the amount of $300,625.

■
The Borrowers.  The borrowers are AN WG Pikesville LP, AN WG Takoma LP, and AN WG Vienna LP, each of which is a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Walgreens Shopping Center Portfolio #1 Loan. Elchonon Schwartz, Simon Singer, and Azure Equity LLC are the non-recourse carveout guarantors under the Walgreens Shopping Center Portfolio #1 Loan.

■
Escrows. In connection with the origination of the Walgreens Shopping Center Portfolio #1 Loan, the borrower funded aggregate reserves of $2,350,309, comprised of: (i) $312,941 for real estate taxes, (ii) $10,705 for insurance premiums, (iii) $276,597 for replacement reserves, (iv) $691,494 for tenant improvements and leasing commissions, (v) $622,725 for deferred maintenance, (vi) $300,625 for environmental remediation work at the Takoma Park property, (vii) $99,803 for outstanding free rent obligations and (vii) $35,419 for outstanding tenant improvement and leasing commission obligations.

On each due date, the borrowers are required to fund the following reserves with respect to the Walgreens Shopping Center Portfolio #1 Properties: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period, provided, however, that reserve deposits are not required in respect of insurance premiums where the borrowers are maintaining an approved umbrella or blanket policy in accordance with the loan documents; (ii) to the extent that aggregate funds held in the replacement reserve are less than $69,149 until funds on deposit in the replacement reserve are equal to or greater than $110,639, a replacement reserve in the amount of $2,163 and (iii) to the extent that aggregate funds held in the TI/LC reserve are less than $138,299 until amounts on deposit in the TI/LC reserve are equal to or greater than $276,597, a TI/LC reserve in the amount of $7,209.

In addition, on each due date, all excess cash flow from the Walgreens Shopping Center Portfolio #1 Properties after payment of debt service and all required reserves, approved operating expenses and extraordinary operating expenses is (i) if no WSC #1 Trigger Period is then continuing, disbursed to borrower, (ii) if a WSC#1 Go-Dark Trigger Period is continuing, deposited into a reserve account for the individual Walgreens Shopping Center Portfolio #1 Property related to the WSC#1 Go-Dark Trigger Period (a “WSC#1 Go-Dark Reserve”) up to the applicable WSC#1 Go-Dark Reserve Amount, thereafter (A) to borrower, to the extent that the WSC #1 Trigger Period exists solely due to a WSC#1 Go-Dark Trigger Period or (B) if another WSC #1 Trigger Period exists, to be held in the excess cash flow reserve and (iii) if no WSC#1 Go-Dark Trigger Period is then continuing, but a WSC #1 Trigger Period exists, to the excess cash flow reserve.  If a WSC #1 Go-Dark Trigger Event exists with respect to more than one property, the amount of monthly deposit in to each applicable WSC #1 Go-Dark Reserve is allocated pro rata based on the square footage of the applicable Specified Tenant space at each property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #1

“Specified Tenant” means Walgreen Co. and any replacement lessee(s) of 80% or more of the space leased to Walgreen Co. at any Walgreens Shopping Center Portfolio #1 Property.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all monetary and other material defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant (or one or more tenants) is in possession of not less than 80% of the applicable Specified Tenant space, open to the public for business during customary hours, is not “dark” in its space, and is paying full, unabated rent and the debt service coverage ratio is equal to or greater than 1.15x, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices or has extended or renewed the related lease for a minimum of five years and (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease.

“WSC#1 Go-Dark Reserve Amount” means for any applicable property, $40.00 times the gross square footage of the applicable Specified Tenant lease relating to the WSC #1 Go-Dark Trigger Period.

A “WSC#1 Go-Dark Trigger Period” means a period (A) commencing upon any Specified Tenant failing to be in possession of not less than 80% of its space (or applicable portion thereof), and/or “going dark” in any Specified Tenant Space (or applicable portion thereof); and (B) expiring upon the earliest to occur of (i) the funds on deposit in the applicable WSC#1 Go-Dark Reserve being equal to the applicable WSC#1 Go-Dark Reserve Amount or (ii) the borrower (1) leasing to one or more tenants at least 80% of the applicable Specified Tenant space, (2) such tenants being in possession of not less than 80% of the applicable Specified Tenant space, not “dark” and are paying full, unabated rent and (3) the amount on deposit in the applicable WSC#1 Go-Dark Reserve being at least equal to the aggregate amount of unpaid tenant improvements and leasing commissions related to the applicable Specified Tenant space.

“WSC#1 ST Trigger Period” means a period (A) commencing upon the first to occur of (i) any Specified Tenant being in monetary or other material default, (ii) a WSC #1 Go-Dark Trigger Period, (iii) any termination or cancellation of any Specified Tenant lease (or notice thereof), (iv) any bankruptcy or similar insolvency of any Specified Tenant and (v) any Specified Tenant failing to extend or renew its lease; and (B) expiring upon (1) the lender’s receipt of evidence of (I) the satisfaction of the Specified Tenant Cure Conditions or (II) the borrower leasing at least 80% of the applicable Specified Tenant space to one or more tenants for at least five years, the applicable tenant or tenants under such lease being in actual, physical occupancy of, and open to the public for business in, the space and paying full rent and (2) a WSC#1 Go-Dark Trigger Period ceasing to exist.

“WSC #1 Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.15x, (iii) the occurrence of a WSC#1 ST Trigger Period; and (B) expiring upon (x) with regard to any WSC #1 Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (y) with regard to any WSC #1 Trigger Period commenced in connection with clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters and (z) with regard to any WSC #1 Trigger Period commenced in connection with clause (iii) above, a WSC#1 ST Trigger Period ceasing to exist.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #1

■
Lockbox and Cash Management.  The Walgreens Shopping Center Portfolio #1 Loan requires a hard lockbox, and the borrowers are required to direct tenants to pay rent directly to a lender controlled lockbox account.  All funds in the lockbox account will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the cash management account to pay debt service and fund required reserves in accordance with the loan documents as described above.  During the continuance of an event of default under the Walgreens Shopping Center Portfolio #1 Loan, the lender may apply any funds in the cash management account to amounts payable under the Walgreens Shopping Center Portfolio #1 Loan and/or toward the payment of expenses of the Walgreens Shopping Center Portfolio #1 Properties, in such order of priority as the lender may determine.

If no Walgreens Shopping Center #1 Portfolio Loan event of default is continuing, the lender will disburse to the borrowers all funds in the applicable WSC#1 Go-Dark Reserve for payments or reimbursements of certain permitted tenant improvements, leasing commissions or contract deposits incurred in connection with or at the applicable Specified Tenant space.  Further, if no Walgreens Shopping Center #1 Portfolio Loan event of default is continuing, any funds remaining in the applicable WSC#1 Go-Dark Reserve upon the expiration of the WSC #1 Trigger Period will (i) if the aggregate total occupancy of the applicable Walgreens Shopping Center Portfolio #1 Property (exclusive of the Specified Tenant space) is at least 80% occupied, be deposited into the cash management account and applied in accordance with the cash management provisions of the loan documents, or (ii) if the aggregate total occupancy of the applicable Walgreens Shopping Center Portfolio #1 Property (exclusive of the Specified Tenant space) is less than 80% occupied, be deposited by the lender into the TI/LC reserve account, up to $276,597 with any remaining amounts to be deposited into the cash management account and applied in accordance with the cash management provisions of the loan documents.

If no event of default under the Walgreens Shopping Center #1 Portfolio Loan is continuing, and all TI/LC reserve funds have been expended, the lender will disburse to the borrowers amounts on deposit in the excess cash flow reserve for payment of certain tenant improvements and leasing commissions related to certain leases which have been either approved by lender, if required under the loan documents, or for which lender has reasonably determined are on market terms.  Upon the cure of all WSC #1 Trigger Periods and, to the extent that no Walgreens Shopping Center Portfolio #1 Loan event of default is continuing, any funds remaining in the excess cash flow reserve will be (x) deposited in the TI/LC reserve, to the extent that funds on deposit in the TI/LC reserve are less than $138,299, capped at $276,597 and otherwise (y) disbursed to borrower.

■
Property Management.  The Walgreens Shopping Center Portfolio #1 Properties are currently managed by Nightingale Realty, LLC, an affiliate of the borrowers.  Under the loan documents, the borrowers may replace the property manager or consent to the assignment of the property manager’s rights under the management agreement, in each case, to the extent that (i) no event of default has occurred and is continuing, (ii) the lender receives at least 30 days prior written notice and (iii) the applicable new property manager and property management agreement is approved by the lender (which may be conditioned upon receipt of Rating Agency Confirmation).  The lender may replace (or require the borrowers to replace) the property manager (i) during an event of default by the borrowers under the Walgreens Shopping Center Portfolio #1 Loan, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, (iii) upon the debt service coverage ratio being less than 1.05x and/or (iv) if the property manager is in default under the management agreement beyond any applicable notice and cure period.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Walgreens Shopping Center Portfolio #1 Property, plus twelve months of business interruption coverage with an additional six month extended period of indemnity, or until the income is restored to prior level.  The all-risk insurance policy that provides coverage for terrorism insurance is required to contain a deductible that is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHERATON SUITES HOUSTON

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHERATON SUITES HOUSTON

CARTIFACT
Sheraton Suites Houston
2400 West Loop South
Houston, TX 77027
WEST LOOP
SOUTHWEST FWY
WESTHEIMER RD
SAN FELIPE ST
RICHMOND AVE
POST OAK BLVD
W ALABAMA ST
THE GALLERIA
BLVD PLACE
POST OAK PLAZA
FOUR LEAF TOWERS
WINDSOR PLAZA SHOPPING CENTER
LAKES ON POST OAK
Target
Houston
Pasadena
Sugar Land
Missouri City
Humble
Pearland

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHERATON SUITES HOUSTON

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance		$40,700,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$143,816.25
Size (Rooms)	283	Percentage of Initial Pool Balance		3.4%
Total TTM Occupancy as of 2/28/2014	71.4%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 2/28/2014	71.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000 / 2013	Mortgage Rate		4.9800%
Appraised Value	$60,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP

Underwritten Revenues	$12,656,601
Underwritten Expenses	$7,942,977
Underwritten Net Operating Income (NOI)	$4,713,624	Escrows
Underwritten Net Cash Flow (NCF)	$4,207,360		Upfront	Monthly
Cut-off Date LTV Ratio	67.8%	Taxes	$250,421	$62,605
Maturity Date LTV Ratio(1)	54.1%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.80x / 1.61x	FF&E(2)	$0	$41,667
Debt Yield Based on Underwritten NOI / NCF	11.6% / 10.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,700,000	100.0%	Principal Equity Distribution(3)	$23,350,650	57.4%
			Loan Payoff	16,434,501	40.4
			Closing Costs	664,429	1.6
			Reserves	250,421	0.6
Total Sources	$40,700,000	100.0%	Total Uses	$40,700,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $61,800,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 55.7%.
(2)	See “—Escrows” below.
(3)	Approximately $6,547,000 of the Principal Equity Distribution amount relates to the reimbursement of a property improvement plan that was completed in September 2013.

■
The Mortgage Loan.  The mortgage loan (the “Sheraton Suites Houston Loan”) is evidenced by a promissory note in the original principal amount of $40,700,000 and is secured by a first mortgage encumbering a 283-room hotel located in Houston, Texas (the “Sheraton Suites Houston Property”).  The Sheraton Suites Houston Loan was originated by Goldman Sachs Mortgage Company on March 14, 2014 and represents approximately 3.4% of the Initial Pool Balance.  The note evidencing the Sheraton Suites Houston Loan has a principal balance as of the Cut-off Date of $40,700,000 and an interest rate of 4.9800% per annum.  The borrower utilized the proceeds of the Sheraton Suites Houston Loan to refinance the existing debt on the Sheraton Suites Houston Property and distribute equity to the principal.

The Sheraton Suites Houston Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date.  The Sheraton Suites Houston Loan requires payments of interest and principal during the term of the loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date occurring in April 2024.  The Sheraton Suites Houston Loan may be voluntarily prepaid on any due date occurring on or after March 14, 2015 with the payment of a prepayment fee equal to the greater of (a) a yield maintenance premium or (b) an amount equal to 1% of the amount prepaid. Voluntary prepayment of the Sheraton Suites Houston Loan is permitted on or after the due date occurring in January 2024 without payment of any yield maintenance or prepayment premium.

■
The Mortgaged Property. The Sheraton Suites Houston Property is a 283-room hotel located in Houston, Texas. The Sheraton Suites Houston Property was constructed in 2000 and underwent an approximately $6,547,000 property improvement plan in 2013. The Sheraton Suites Houston Property features a newly renovated Sheraton Club Lounge, an outdoor pool, a fitness center, a business center, an off-site outsourced dry cleaning service and full valet parking facilities. In addition, the Sheraton Suites Houston Property includes two food and beverage outlets and includes 8,438 SF of meeting space.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHERATON SUITES HOUSTON

The following table presents certain information relating to the 2013 demand analysis with respect to the Sheraton Suites Houston Property based on market segmentation, as provided in the appraisal for the Sheraton Suites Houston Property:

2013 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Sheraton Suites Houston	20.0%	10.0%	70.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM period through January 31, 2014 penetration rates relating to the Sheraton Suites Houston Property and various market segments, as provided in the January 2014 travel research report for the Sheraton Suites Houston Property:

TTM Through January 31, 2014 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Sheraton Suites Houston	97.1%	95.1%	92.3%

(1)	Source: January 2014 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Sheraton Suites Houston Property:

Sheraton Suites Houston(1)
	2011	2012	TTM 2/28/2014
Occupancy	78.5%	83.8%	71.4%
ADR	$117.94	$122.87	$142.03
RevPAR	$92.63	$102.91	$101.43

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Sheraton Suites Houston Property:

Cash Flow Analysis(1)

	2011	2012	TTM 2/28/2014(2)	Underwritten	Underwritten $ per Room
Rooms Revenue	$9,500,396	$10,555,305	$10,440,057	$11,377,076	$40,202
Telephone Revenue	30,275	26,207	27,283	74,831	264
Other Revenue(3)	1,056,579	1,212,154	1,049,592	1,204,693	4,257
Total Revenue	$10,587,250	$11,793,666	$11,516,932	$12,656,601	$44,723

Room Expense	$1,956,962	$2,044,623	$2,026,261	$2,257,670	$7,978
Telephone Expense	97,979	93,529	106,453	110,107	389
Other Expense	253,916	248,482	239,396	247,373	874
Total Departmental Expense	$2,308,857	$2,386,634	$2,372,110	$2,615,149	$9,241
Total Undistributed Expense	3,809,147	4,026,690	4,214,621	4,325,689	15,285
Total Fixed Charges	886,524	886,656	1,123,622	1,002,139	3,541
Total Operating Expenses	$7,004,528	$7,299,980	$7,710,353	$7,942,977	$28,067

Net Operating Income	$3,582,722	$4,493,686	$3,806,579	$4,713,624	$16,656
FF&E	423,490	471,746	460,677	506,264	1,789
Net Cash Flow	$3,159,232	$4,021,940	$3,345,902	$4,207,360	$14,867

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Property performance was affected by an approximately $6,547,000 property improvement plan that was completed in September 2013.
(3)	Other revenue includes parking, vending commissions, laundry revenue, gift shop income and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHERATON SUITES HOUSTON

■
Appraisal.  According to the appraisal, the Sheraton Suites Houston Property had an “as-is” appraised value of $60,000,000 as of January 31, 2014 and an “as-stabilized” value of $61,800,000 as of January 31, 2015.

■
Environmental Matters.  According to a Phase I environmental report, dated February 11, 2014, there are no recognized environmental conditions or recommendations for further action at the Sheraton Suites Houston Property.

■
Market Overview and Competition.  The Sheraton Suites Houston Property is located along the West Loop and sits adjacent to the Houston Galleria Mall. The Sheraton Suites Houston Property and its competitive set have an average occupancy of 69.0%, ADR of $154.35, and RevPAR of $106.32 as of the trailing twelve-month period ended September 30, 2013.

The following table presents certain information relating to the primary competition for the Sheraton Suites Houston Property:

Property	Number of Rooms	Year Built	TTM 9/30/2013 Occupancy	TTM 9/30/2013 ADR	TTM 9/30/2013 RevPAR
Sheraton Suites Houston	283	2000	74%	$137.55	$101.51
Royal Sonesta (former Intercontinental)	485	1984	64%	$130.82	$83.07
Hilton Post Oak (former Doubletree)	448	1982	70%	$186.09	$130.26
Marriott West Loop	301	1976	65%	$147.96	$96.62
Doubletree Guest Suites	380	1981	72%	$157.89	$114.00
Hotel Derek	312	1979	71%	$159.30	$112.47

Source: Appraisal.

■
The Borrower.  The borrower is GS Hotel Investment L.L.C., a single-purpose, single-asset entity formed solely for the purpose of owning and operating the Sheraton Suites Houston Property.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Suites Houston Loan.  Wedge Hotels Corporation is the non-recourse carveout guarantor under the Sheraton Suites Houston Loan.

■
Escrows.  At origination, the borrower funded a tax reserve of $250,421. On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) in the absence of a blanket insurance policy or if there is an event of default, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period and (iii) an FF&E reserve equal to (a) on each due date through and including the due date in April 2015, $41,667 and (b) beginning on the due date in May 2015, the greater of (i) one-twelfth of 4% of the operating income of the Sheraton Suites Houston Property for the previous twelve-month period, as determined annually on the last day of March based on the quarterly operating statements required to be delivered by the borrower or (ii) the monthly amount required to be reserved pursuant to the hotel franchise agreement for the replacement of FF&E.

■
Lockbox and Cash Management.  The Sheraton Suites Houston Loan requires a hard lockbox, which is already in place and a springing cash management account, which was established at origination.  The borrower was required to instruct each credit card company to remit credit card receivables directly to the lockbox account.  To the extent the borrower or property manager receives any amounts that should have been deposited directly into the lockbox account, the borrower is required to deposit such amounts into the appropriate account within one business day following receipt, except that revenues received in the form of credit card receipts which are not otherwise deposited directly into the lockbox account as required, will be deposited into the lockbox account within three business days of receipt.  If no Sheraton Suites Houston Trigger Period or event of default is continuing, all funds in the lockbox account will be swept on a daily basis into a borrower-controlled operating account.  During a Sheraton Suites Houston Trigger Period or event of default, all amounts in the lockbox account and the operating account will be remitted to a lender-controlled cash management account.  On each due date during a Sheraton Suites Houston Trigger Period or an event of default, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and that all remaining amounts be reserved in an excess cash flow reserve account.  During the continuance of an event of default, lender may apply all funds on deposit in the cash management account to amounts payable under the Sheraton Suites Houston Loan in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHERATON SUITES HOUSTON

A “Sheraton Suites Houston Trigger Period” means the period, beginning with the fiscal quarter ending in September 2014 (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the net operating income (as calculated under the Sheraton Suites Houston Loan documents) is less than $3,547,634.80, and ending at the conclusion of the next fiscal quarter for which the net operating income for the trailing twelve-month period is equal to or greater than $3,547,634.80; (ii) commencing upon the borrower’s failure to deliver the required annual, quarterly and monthly financial reports and ending when such financial reports are delivered, if no trigger period under clause (i) has commenced or (iii) any period from March 6, 2019 to the date upon which the borrower delivers (a) a replacement franchise agreement from a franchisor acceptable to the lender, for a term no less than three years beyond the maturity date and (b) a comfort letter relating to such franchise agreement and, to the extent a property improvement plan is required as a condition of obtaining a new franchise agreement, until the completion of the property improvement plan to the franchisor’s and the lender’s satisfaction.

■
Property Management.  The Sheraton Suites Houston Property is currently managed by Wedge Properties Management Corporation and GS Hotel Management, L.L.C., pursuant to separate management agreements. Wedge Properties Management Corporation and GS Hotel Management, L.L.C. are affiliates of the borrower. Under the loan documents, the Sheraton Suites Houston Property may also be managed by any affiliate of the individuals specified in the loan documents, or any other management company reasonably approved by the lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of an event of default under the Sheraton Suites Houston Loan, or following any foreclosure, conveyance in lieu of foreclosure or any similar transaction, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), or if a property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for a property manager’s assets or a property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace such property manager in accordance with the management agreement and the loan documents.  Subject to the terms of a consent and agreement of manager and subordination of management agreement, following a foreclosure on the Sheraton Suites Houston Property, each property manager has agreed to recognize any subsequent owner of the Sheraton Suites Houston Property as the “owner” under the related management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Sheraton Suites Houston Property (plus eighteen months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, borrower is required to carry terrorism insurance throughout the term of the Sheraton Suites Houston Loan as required by the preceding sentence, but in such event borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Sheraton Suites Houston Property are separately allocated under the blanket policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

Talbots

JANSSEN'S
MARKET

LONG & FOSTER REALTORS
CHRISTIE'S

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

CARTIFACT
PENNSYLVANIA
DELAWARE
Greenville Center
3801 Kennett Pike
Wilmington, DE 19807
Wilmington
Elsmere
Newark
New Castle
Ardentown
Brandywine Town Center
Concord Mall
Widener University School Of Law
Fairfax Shopping Center
Alfred Dupont Hospital For Children
Miller Shopping Center
Riverview Cemetery
Merchants Square
Silverbrook Memorial Park
Cathedral Cemetery
Prices Corner
Kirkwood Plaza Shopping Center
Midway Shopping Center
Daniel S Frawley Stadium
Delaware Park Racetrack And Casino
Christiana Care Health System
Delaware Technical Cc
Strawbridge Christiana Mall
University Plaza
New Castle Square Mall
NEW CASTLE AIRPORT
Wilmington University New Castle
Penn Mart Shopping Center
Airport Shopping Center
Gracelawn Memorial Park
Branmar Plaza
Delaware River
Philadelphia
Trenton
Wilmington
PENNSYLVANIA
NEW JERSEY

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Wilmington, Delaware	Cut-off Date Principal Balance	$37,500,000
Property Type(1)	Mixed Use	Cut-off Date Principal Balance per SF	$274.46
Size (SF)	136,631	Percentage of Initial Pool Balance	3.2%
Total Occupancy as of 1/27/2014	91.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/27/2014	91.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1962 / 2004	Mortgage Rate	4.9900%
Appraised Value	$50,600,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	36
Underwritten Revenues	$4,253,963
Underwritten Expenses	$975,687	Escrows
Underwritten Net Operating Income (NOI)	$3,278,277		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,111,552	Taxes	$138,079	$17,260
Cut-off Date LTV Ratio	74.1%	Insurance	$0	$0
Maturity Date LTV Ratio	65.6%	Replacement Reserves(2)	$0	$2,277
DSCR Based on Underwritten NOI / NCF	1.36x / 1.29x	TI/LC(3)	$0	$11,386
Debt Yield Based on Underwritten NOI / NCF	8.7% / 8.3%	Other(4)	$389,926	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,500,000	100.0%	Loan Payoff	$23,656,451	63.1%
			Principal Equity Distribution	12,983,903	34.6
			Reserves	528,005	1.4
			Closing Costs	331,641	0.9

Total Sources	$37,500,000	100.0%	Total Uses	$37,500,000	100.0%

(1)	The Greenville Center Property is a mixed use property consisting of 136,631 SF of retail and office space with retail space totaling 65,503 SF and office space totaling 71,128 SF.
(2)	Monthly replacement reserve is capped at $54,752. See “—Escrows” below.
(3)	Monthly TI/LC reserve is capped at $273,262. See “—Escrows” below.
(4)
Other upfront reserves represent a closing unfunded leasing costs reserve ($191,880) for unfunded tenant improvement obligations, a free rent reserve ($169,996) and a deferred maintenance reserve ($28,050). See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Greenville Center Loan”) is evidenced by a note in the original principal amount of $37,500,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a mixed use property comprised of retail and office space located in Greenville, a suburb of Wilmington, Delaware (the “Greenville Center Property”).  The Greenville Center Loan was originated by Citigroup Global Markets Realty Corp. on February 14, 2014 and represents approximately 3.2% of the Initial Pool Balance.  The note evidencing the Greenville Center Loan has an outstanding principal balance as of the Cut-off Date of $37,500,000 and has an interest rate of 4.9900% per annum.  The proceeds of the Greenville Center Loan were primarily used to refinance existing debt on the Greenville Center Property, set up reserves in connection with the Greenville Center Loan, pay closing costs and return equity to the borrower principal.

The Greenville Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.  The Greenville Center Loan requires interest only payments on each due date through and including the due date occurring in March 2017 and thereafter requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date of the Greenville Center Loan is the due date in March 2024. At any time after the second anniversary of the securitization Closing Date, the Greenville Center Loan may be voluntarily prepaid in whole (or, in part, in connection with a partial release (see “—Partial Release” below)), with a prepayment premium equal to the greater of (x) a yield maintenance premium and (y) an amount equal to 1% of the amount prepaid.  On or after the due date occurring in December 2023, the borrower will be permitted to prepay the Greenville Center Loan in whole (or, in part, in connection with a partial release (see “—Partial Release” below)) without incurring a prepayment premium or penalty.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

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The Mortgaged Property. The Greenville Center Property is a mixed use property located in Wilmington, Delaware.  The Greenville Center Property is comprised of a fee interest in 136,631 SF of retail and office space with retail space totaling 65,503 SF and office space totaling 71,128 SF.  The Greenville Center Property resides on a 10.54-acre site and was constructed in 1962 and renovated in 2004. The Greenville Center Property consists of 11 buildings that are occupied by a total of 35 tenants resulting in a Total Occupancy and Owned Occupancy of 91.0%, as of January 27, 2014. Major tenants at the Greenville Center Property include Talbots, Wilmington Savings Fund, Janssen’s Market LLC, Patterson Woods, L.L.C. and Wells Fargo Advisors, LLC.  The Greenville Center Property has 564 parking spaces (included in the collateral) which equates to a ratio of approximately 4.13 parking spaces per 1,000 SF of office and retail space.

The following table presents certain information relating to the configuration of the Greenville Center Property:

Site Configuration

						Hypothetical
					% of Total UW	Appraised
Building(1)	Use	Total GLA	Occupancy	UW Base Rent	Base Rent	Value(2)	Release Price(3)
A	Retail	10,568	69.7%	$323,468	8.6%	$3,400,000	$3,680,000
E	Retail	41,535	96.2%	1,331,713	35.4	NA	NA
F	Retail	20,416	100.0%	673,728	17.9	NA	NA
Total / Wtd. Avg. Retail		72,519	93.4%	$2,328,909	61.9%
B	Office	16,074	100.0%	485,475	12.9	$3,900,000	$5,175,000
C	Office	29,999	75.1%	591,526	15.7	NA	NA
D	Office	18,039	100.0%	357,244	9.5	NA	NA
Total / Wtd. Avg. Office		64,112	88.4%	$1,434,245	38.1%
Undeveloped Outparcel(4)	NA	0	NA	0	0.0	NA	$1
Total / Wtd. Avg.		136,631	91.0%	$3,763,154	100.0%

(1)	The buildings listed in this chart reflect, in some cases, contiguous structures comprised of multiple buildings.
(2)
The appraisal determined a hypothetical market value of building A and building B assuming that the parcels associated with building A and building B are separate from the remainder of the Greenville Center Property, as of an effective date of December 4, 2013.

(3)	The Release Price relates to the parcels containing building A and building B, as applicable.
(4)	An undeveloped outparcel may be released for $1.00 (see “—Partial Releases” below) and the undeveloped outparcel was attributed no value in the underwriting.

The Greenville Center Property is located at 3801 Kennett Pike in Greenville which is a suburban neighborhood northwest of the City of Wilmington, Delaware.  The Greenville Center Property can be accessed via Interstate 95, Route 141, US Route 2002 and DE Route 52 (Kennett Pike).  The Greenville Center Property is also accessible via public transportation in the form of bus service along Kennett Pike.  The Greenville Center Property is approximately 20 miles from the Philadelphia International Airport and three miles from the Wilmington Central Business District.  Major employers in the area include Dupont, Agilent and AstraZeneca, all of which are located within approximately two miles of the Greenville Center Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Greenville Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

						% of	UW
						Total	Base		Tenant
						UW	Rent		Sales		Renewal /
	Credit Rating	Tenant	Tenant	% of	UW Base	Base	$ per	Lease	$ per	Occupancy	Extension
Tenant Name	(Fitch/MIS/S&P)(1)	Use	GLA	GLA	Rent	Rent	SF	Expiration	SF(2)	Cost	Options
Janssen’s Market, LLC	NR / NR / NR	Retail	20,416	14.9%	$673,728	17.9%	$33.00	5/31/2015	$636	6.3%	6, 5-year options
Wells Fargo Advisors, LLC(3)	AA- / A2 / A+	Office	14,037	10.3	431,497	11.5	30.74	2/29/2016	NA	NA	1, 5-year option
M&T Bank	A- / A3 / A-	Retail	5,368	3.9	286,864	7.6	53.44	6/30/2017	NA	NA	1, 5-year option
Pizza By Elizabeth’s	NR / NR / NR	Retail	8,241	6.0	286,540	7.6	34.77	1/31/2019	NA	NA	1, 5-year option
Wilmington Savings Fund	NR / NR / NR	Office	9,771	7.2	264,794	7.0	27.10	12/31/2022	NA	NA	2, 5-year options
Talbots(4)	NR / B3 / B	Retail	10,504	7.7	264,008	7.0	25.13	1/31/2019	NA	NA	2, 5-year options
Long & Foster Real Estate	NR / NR / NR	Office	5,803	4.2	145,075	3.9	25.00	10/31/2018	NA	NA	2, 5-year options
US Post Office	NR / NR / NR	Retail	2,557	1.9	135,521	3.6	53.00	10/31/2018	NA	NA	NA
Pet Valu, Inc. (5)	NR / NR / NR	Retail	3,240	2.4	129,600	3.4	40.00	3/31/2024	NA	NA	2, 5-year options
Janney Montgomery Scott LLC	NR / NR / NR	Office	4,331	3.2	119,276	3.2	27.54	12/31/2015	NA	NA	2, 3-year options
Ten Largest Owned Tenants			84,268	61.7%	$2,736,903	72.7%	$32.48
Remaining Owned Tenants			40,132	29.4	1,026,251	27.3	25.57
Vacant Spaces (Owned Space)			12,231	9.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants			136,631	100.0%	$3,763,154	100.0%	$30.25

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of December 31, 2012.
(3)	Wells Fargo Advisors, LLC, has an option to terminate its lease at any time upon nine months prior written notice effective upon the anniversary date of the then-current lease year.
(4)
Talbots has an option to terminate a portion of its lease (Suite E239 totaling 3,776 SF) if Talbots offers to terminate its lease for that portion of space and proposes an assignment of lease or subletting of premises and the landlord accepts Talbot’s proposal.  If the landlord accepts then Talbot must be reimbursed any unamortized costs of leasehold improvements.

(5)
Pet Valu, Inc. has an option to terminate its lease in the 60th month of the lease term if in the fourth year of the lease gross sales are less than $1,300,000 upon notice of termination by the 49th month of the lease term and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Greenville Center Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)

Year Ending	Expiring	% of Owned	Cumulative % of		% of Total UW	UW Base Rent	# Expiring
December 31,	Owned GLA	GLA	Owned GLA	UW Base Rent	Base Rent	$ per SF	Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	5,458	4.0	4.0%	85,872	2.3	15.73	4
2015	29,901	21.9	25.9%	929,780	24.7	31.10	7
2016	17,235	12.6	38.5%	523,142	13.9	30.35	4
2017	20,349	14.9	53.4%	678,747	18.0	33.36	6
2018	12,794	9.4	62.8%	400,918	10.7	31.34	5
2019	22,604	16.5	79.3%	655,364	17.4	28.99	5
2020	1,571	1.1	80.4%	58,347	1.6	37.14	1
2021	0	0.0	80.4%	0	0.0	0.00	0
2022	9,771	7.2	87.6%	264,794	7.0	27.10	1
2023	0	0.0	87.6%	0	0.0	0.00	0
2024	4,717	3.5	91.0%	166,190	4.4	35.23	2
2025 & Thereafter	0	0.0	91.0%	0	0.0	0.00	0
Vacant	12,231	9.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	136,631	100.0%		$3,763,154	100.0%	$30.25	35

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Greenville Center Property:

Historical Leased %(1)
2010	2011	2012	TTM 11/31/2013	As of 1/27/2014
92.0%	86.0%	84.8%	89.4%	91.0%

(1)	As provided by the borrower and represents average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Greenville Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 11/30/2013	Underwritten	Underwritten $ per SF
Base Rent	$3,777,073	$3,425,564	$3,506,738	$3,452,703	$3,744,020	$27.40
Contractual Rent Steps(2)	0	0	0	0	19,134	0.14
Gross Up Vacancy	0	0	0	0	370,972	2.72
Total Rent	$3,777,073	$3,425,564	$3,506,738	$3,452,703	$4,134,126	$30.26
Total Reimbursables	487,781	499,662	487,665	491,701	469,384	3.44
Other Income(3)	14,547	20,240	17,625	18,725	21,425	0.16
Less Vacancy & Credit Loss	0	0	0	0	(370,972)	(2.72)
Effective Gross Income	$4,279,401	$3,945,466	$4,012,028	$3,963,129	$4,253,963	$31.13

Total Operating Expenses	$1,008,430	$1,047,539	$956,550	$950,308	$975,687	$7.14
Net Operating Income	$3,270,971	$2,897,927	$3,055,478	$3,012,821	$3,278,277	$23.99
TI/LC	0	0	0	0	139,398	1.02
Replacement Reserves	0	0	0	0	27,326	0.20
Net Cash Flow	$3,270,971	$2,897,927	$3,055,478	$3,012,821	$3,111,552	$22.77

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled increases through September 1, 2014.
(3)	Other Income is comprised of late fees and lease income for the 750 SF of basement space leased by Pizza by Elizabeth’s.

■	Appraisal. According to the appraisal, the Greenville Center Property had an “as-is” appraised value of $50,600,000 as of an effective date of December 4, 2013.

■
Environmental Matters.  A Phase I environmental report dated January 13, 2014 did not identify evidence of a recognized environmental condition and recommended no further action necessary other than an operations and maintenance (O&M) plan for asbestos which is currently in place.

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Market Overview and Competition. The Greenville Center Property is located in northern Delaware in New Castle County which is part of the Philadelphia-Camden-Wilmington Metropolitan Statistical Area and is the fifth largest county in the United States.  Per the appraisal, New Castle County had an estimated 2013 population of 545,911.  Major employers in New Castle County include Christiana Care Health Services, E.I. du Pont de Nemours & Co., Bank of America, JP Morgan Chase, Walgreens and Siemens.

Median household income for New Castle County is $62,601 which is 9.0% greater than the corresponding figure for the State of Delaware.  According to the appraisal, the 2013 population within a one-, three- and five-mile radius of the Greenville Center Property was 2,658, 62,495 and 172,166, respectively.  Median household income within a one-, three- and five-mile radius of the Greenville Center Property is estimated at $126,744, $52,761 and $53,305, respectively.  Additionally, within a one-mile radius, the median owner occupied house is valued at $663,594.  The Greenville Center Property is located at 3801 Kennett Pike.  A number of nationally recognized retailers such as Talbots, Chico’s and Jos. A. Bank are located in retail centers along Kennett Pike north of DE Route 141.

Per the appraisal, the Greenville Center Property is positioned in the West New Castle County retail submarket.  As of year-end 2013, the West New Castle Count retail submarket had a total retail supply of approximately 4.0 million SF with a vacancy rate of 6.3% and an average asking lease rate of approximately $19.32 per SF on a triple-net basis.  According to the appraisal, the Greenville Center Property is part of the West New Castle County office submarket.  As of year-end 2013, the West New Castle County office submarket had a total office supply of approximately 3.6 million SF with a vacancy rate of 9.5%, an average asking lease rate of approximately $24.87 per SF on a gross basis and positive net absorption of 101,634 SF.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

The following table presents certain information relating to the primary competition for the Greenville Center Property:

Competitive Set(1)
	Powder Mill Square	One & Two Greensville Crossing	Trolley Square	Rockford Shops	Montchanin Mills
Property Type	Retail	Office/Retail	Retail	Retail	Retail
Year Built / Renovated	1996	1950	1978	1960	1967
Total GLA	45,405	94,212	63,600	13,800	11,500
Total Occupancy	100%	95.9%	94.7%	100%	90.4%
Anchors / Significant Tenants

(1)	Source: Appraisal.

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The Borrower.  The borrower is Greenville Center Associates LLC, a single member, single purpose entity formed in Delaware.  The non-recourse carveout guarantor of the Greenville Center Loan is Stoltz Real Estate Fund II, L.P.

■
Escrows.  On the origination date, the borrower funded aggregate reserves of $528,005 with respect to the Greenville Center Property, comprised of: (i) $138,079 for real estate taxes, (ii) $28,050 for deferred maintenance, (iii) $191,880 for existing unfunded tenant improvement and leasing cost obligations, and (iv) $169,996 for a free rent reserve.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Greenville Center Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the loan documents, or the lender requires the borrower to obtain a separate policy, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12 month period, (iii) a replacement reserve in the amount of $2,277 capped at $54,752 and (iv) a tenant improvements reserve in the amount of $11,386 capped at $273,262.

Additionally, on each due date during a Greenville Center Trigger Period, (a) the borrower is required to fund an operating expense reserve in an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for the then-current interest accrual period and (b) all remaining amounts in the cash management account will be deposited into (i) a Specified Tenant reserve during a Greenville Center Trigger Period caused solely by certain events relating to Specified Tenants as described below or (ii) an excess cash flow reserve.

Additionally, in connection with the expansion of any outparcel (see “Redevelopment and Renovation” below), if the costs associated with such expansion exceed 5% of the outstanding principal balance of the Greenville Center Loan, the borrower is required to deposit with the lender (a) cash, (b) U.S. obligations, (c) other security acceptable to the lender (with a Rating Agency Confirmation), or (d) a completion bond (with a Rating Agency Confirmation), in each case sufficient to cover such costs.  Such security is to be held by the lender in an alterations reserve and disbursed for such expansion in the same manner as the replacement reserve.

A “Greenville Center Trigger Period” means any period (A) commencing upon occurrence of (i) an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.10x, (iii) any bankruptcy action of any Specified Tenants, (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any monetary default by any Specified Tenant under its lease, (vi) any Specified Tenant “going dark” in its space (or applicable portion thereof) for a period of one calendar quarter or longer, (vii) any Specified Tenant giving notice that it is terminating its lease for all or any portion of its space and (viii) any Specified Tenant failing to extend or renew its lease on or prior the earlier to occur of (x) nine months prior to its then current applicable lease expiration or (y) the renewal notice period required under the applicable lease for a minimum renewal term of three years; and (B) expiring

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

upon (1) in connection with clause (i) above, the cure (if applicable) of such event of default, (2) in connection with clause (ii) above, the debt service coverage ratio (as calculated under the loan documents) remaining at or above 1.15x for two consecutive calendar quarters, (3) in connection with clause (iii) above, the applicable Specified Tenant assuming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction and the borrower is paying (or placing in escrow with the lender) all landlord leasing obligations with respect to the applicable Specified Tenant’s lease, (4) in connection with (iv) above, the lender’s receipt of evidence that the replacement lease conditions specified in the loan agreement have been satisfied with respect to the applicable Specified Tenant’s space, (5) in connection with (v) above, the lender’s receipt of evidence that the applicable default has been cured by the applicable Specified Tenant under the applicable Specified Tenant lease (6) in connection with (vi) above, the lender’s receipt of evidence that the applicable Specified Tenant is not “dark” in its space and is paying full unabated rent for at least one calendar quarter, (7) in connection with (vii) above, the lender’s receipt of evidence that the applicable Specified Tenant has re-affirmed its lease and the borrower has paid (or escrowed with the lender) all landlord leasing obligations with respect to its lease and (8) in connection with (viii) above, the occurrence of either of: (i) the lender’s receipt of an amendment or other written agreement evidencing that the applicable Specified Tenant has renewed its lease for a minimum renewal term of three years and the borrower has paid (or escrowed with the lender) all landlord leasing obligations with respect to such lease or (ii) the lender’s receipt of evidence satisfactory to the lender that (A) the replacement lease conditions specified in the loan agreement have been satisfied with respect to the applicable Specified Tenant’s lease, and (B) each replacement lease for such Specified Tenant’s space has a minimum term of three years.

“Specified Tenant” means, as applicable, each of (i) Janssen’s Market, LLC and (ii) any tenant whose lease at the Greenville Center Property, individually or when aggregated with all other leases at the Greenville Center Property with the same tenant or its affiliate, either (A) accounts for 20% or more of the total rental income for the Greenville Center Property, or (B) 20% of the square footage of the Greenville Center Property.

■
Lockbox and Cash Management.  The Greenville Center Property requires a hard lockbox and springing cash management.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  On each business day, sums on deposit in the lockbox account are required to (i) be transferred to the borrower provided an event of default or the first Greenville Center Trigger Period has not occurred, or (ii) be transferred to the lender-controlled cash management account if the first Greenville Center Trigger Period has occurred.  On each due date during the continuance of a Greenville Center Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly escrow amounts for budgeted and extraordinary operating expenses, real estate taxes, insurance premiums, replacement reserves and leasing reserves, be held by the lender as additional collateral for the Greenville Center Loan; provided, however, that in the event that a Greenville Center Trigger Period is caused solely by one or more of the events described in clauses (iii) through (viii) of the definition of Greenville Center Trigger Period above and not any other Greenville Center Trigger Period, after an amount equal to 12 months of the total rent payable pursuant to the terms of each applicable Specified Tenant’s lease is on reserve, the lender is required to disburse such excess funds to borrower and not hold such funds as additional collateral for the loan.

During the continuance of an event of default under the Greenville Center Loan, the lender may apply any funds in the cash management account to amounts payable under the Greenville Center Loan and/or toward the payment of expenses of the Greenville Center Property, in such order of priority as the lender may determine.

■
Property Management.  The Greenville Center Property is currently managed by Stoltz Management of Delaware, Inc., with respect to property management other than leasing activities and Stoltz Realty of Delaware, Inc., with respect to leasing activities, which are each borrower-affiliated entities (collectively, the “Manager”). Under the loan documents, the Greenville Center Property may not be managed by any party other than the  Manager or another management company approved by the lender in accordance with the loan documents; provided, however, if no event of default under the Greenville Center Loan documents exists, the borrower can replace Manager with a property manager approved by the lender in writing, which such approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation, and if such property manager is an

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

affiliate of the borrower, a new non-consolidation opinion from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the Manager or require that the borrower terminate the management agreement and replace the Manager if (a) the property manager becomes insolvent or a debtor in a bankruptcy proceeding; (b) there exists an event of default under the Greenville Center Loan; (c) the Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the Manager beyond all applicable notice and cure periods has occurred and is continuing under the management agreement.

■
Mezzanine or Subordinate Indebtedness.  Not permitted, provided, however that the borrower is permitted to issue one or more performance bonds to the County of New Castle, Delaware, in connection with the development of the expansion areas and in accordance with the certain land development and improvement agreements entered into with the County of New Castle, Delaware (see “Redevelopment and Renovation” below). Prior to the origination of the Greenville Center Loan, the borrower had posted one performance bond in the amount of $5,000.

■
Condominium. The Greenville Center Property comprises all three units in a condominium regime. The borrower is the declarant under the condominium regime, owns 100% of the units in such condominium regime and controls the condominium’s governing body. The Greenville Center Loan documents permit the borrower to obtain the release of certain outparcels at the Greenville Center Property (see “—Partial Releases” below), and in connection with such releases, to either keep the condominium regime in effect or to terminate the regime. In the event that the condominium regime will remain in effect following such releases, the Greenville Center Loan documents require the borrower to amend the condominium documents as reasonably required by the lender, including, without limitation, to require the borrower to maintain control of the condominium regime following such partial release.

■
Redevelopment and Renovation. The borrower is permitted to develop three “expansion areas” at the Greenville Center Property, involving the following construction: (i) with respect to expansion area 1, the removal of building B (see “—Site Configuration” table, above) and construction of a two-story building equaling approximately 28,800 square feet, (ii) with respect to expansion area 2, the construction of (A) a one-story addition to the existing building A (see “—Site Configuration” table, above) of approximately 2,119 square feet and (B) a one-story addition to the existing building A of approximately 1,350 square feet, and (iii) with respect to expansion area 3, which is the undeveloped outparcel (see “—Site Configuration” table, above), the construction (which may be done by the prospective tenant) of a one-story building of approximately 3,680 square feet and related adjacent access and parking areas included within such expansion area, in each case as more particularly shown on property plan attached to the loan agreement and the development plan recorded in the recorder’s office of New Castle County, Delaware. Any renovation, redevelopment, or construction at the Mortgaged Property must be done in compliance with certain Land Development and Improvement Agreements (each, an “LDIA”) with New Castle County, Delaware, one executed in 2002 by a prior owner of the Greenville Center Property and one executed in 2013 by the borrower. The LDIAs provide that the Greenville Center Property may only be developed in accordance with the recorded development plans and, in connection with such development, the LDIAs obligate the owner of the Greenville Center Property to construct certain improvements to the Greenville Center Property, including, without limitation, sidewalks, sanitary sewers, drainage and similar construction obligations, in accordance with applicable municipal standards and codes. Each LDIA requires the owner of the Greenville Center Property to provide a performance bond to cover the anticipated costs of such required improvements. Failure to comply with the terms of an LDIA could result in forfeiture of the performance bond, a stop work order, a refusal by New Castle County, Delaware to provide any new certificates of occupancy for any portion of the Greenville Center Property or other accommodations at the Greenville Center Property as a whole or other enforcement actions. The aforementioned developments of the expansion areas would be subject to the terms and conditions of the LDIAs and would impose on the borrower the aforementioned infrastructure improvement obligations in accordance with the terms and conditions of the LDIAs. Additionally, in connection with and subsequent to a partial release of the Mortgaged Property (see “—Partial Releases”, below), notwithstanding any agreement with the purchaser of the released parcel, the borrower will still have obligations to New Castle County, Delaware, and the development of any released parcel by such purchaser could trigger obligations of the borrower to complete such infrastructure improvements on the Greenville Center Property in

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

GREENVILLE CENTER

accordance with the LDIAs. The related nonrecourse carveout guarantor provided a completion guaranty at origination, guaranteeing the completion and related costs of development of the expansion areas and the completion and related costs incurred in connection with improvements required under the LDIAs.

The borrower represented and warranted that all obligations pursuant to the LDIA from 2002 had been completed, that it had posted $5,000 under the LDIA from 2013 and that it had not incurred any obligations to construct any of the improvements pursuant to the LDIA from 2013.

■
Partial Release.  The borrower is permitted to obtain the release of one or more of three specified outparcels of the Greenville Center Property at any time after the second anniversary of the securitization Closing Date, subject to the satisfaction of certain conditions, including, among other things, that: (i) certain specified developments of the parcels (see “—Redevelopments and Renovations” above) shall not have occurred on certain portions of the relevant outparcels, (ii) if the borrower has not removed the Greenville Center Property from the condominium ownership regime prior to the request for release, the borrower will send the lender a written notice electing to either keep the Greenville Center Property subject to the condominium ownership regime or terminate the condominium ownership regime (see “—Condominium” above), (iii) if the borrower elects to keep the Greenville Center Property under the condominium ownership regime, then prior to the release, the borrower is required to, among other things, amend the condominium documents in form and substance reasonably satisfactory to the lender, (iv) if the borrower elects to terminate the condominium ownership regime, then prior to the release of the first outparcel, the borrower is required to, among other things, legally subdivide the applicable outparcel from the remaining Greenville Center Property, (v) the borrower provides a partial prepayment equal to (a) $3,680,000, with respect to the building A parcel, (b) $5,175,000, with respect to the building B parcel, or (c) $1.00 with respect to the undeveloped land parcel, as applicable, (vi) after giving effect to the partial release, the debt service coverage ratio based on the remaining portion of the Greenville Center Property is at least equal to the greater of (a) 1.29x and (b) the debt service coverage ratio for the Greenville Center Property (including the outparcel to be released) immediately preceding the release of the outparcel, (vii) after giving effect to the partial release, the debt yield for the remaining portion of the Greenville Center Property is at least equal to the greater of (a) 8.30% and (b) the debt yield for the Greenville Center Property (including the outparcel to be released) immediately preceding the release of the outparcel, (viii) after giving effect to the partial release, the loan-to-value ratio for the remaining portion of the Greenville Center Property is no greater than the lesser of (a) 74.1% and (b) the loan-to-value ratio of the Greenville Center Property (including the outparcel to be released) immediately preceding the release of the outparcel, (ix) the outparcel is conveyed in fee simple to an independent third party or an affiliate of the borrower, (x) the borrower is required to deliver to the lender either (a) an amendment to the LDIAs affecting the Greenville Center Property or (b) an agreement between the borrower and the purchaser of the outparcel to be released, which provides that the owner of the remaining Greenville Center Property has no further obligations pursuant to the land development and improvement agreements solely with respect to the outparcel being released and containing such cross indemnification agreements as reasonably approved or required by the lender, (xi) if required, the lender receives of a Rating Agency Confirmation, (xii) if required, the borrower delivers a REMIC opinion with respect to such release, and (xii) delivery of a reciprocal easement agreement or an amendment to the condominium documents, as applicable, containing certain agreements by the purchaser of such outparcel relating to, among other things, (a) compliance with major leases at the remaining Greenville Center Property, (b) restrictions on development of the released outparcel and (c) certain anti-poaching requirements and restrictions relating to tenants at the applicable outparcel and the Greenville Center Property.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, provided that coverage is commercially available, in an amount equal to the full replacement cost of the Greenville Center Property, plus 18 months of business interruption coverage.  The all-risk insurance policy providing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no higher than $25,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WALGREENS SHOPPING CENTER PORTFOLIO #3

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #3

MN
WI
Milwaukee
Grand Rapids
MI
Detroit
Chicago
IA
Des Moines
Toledo
Cleveland
Buffalo
Albany
NY
VT
NH
Boston
MA
CT
RI
PA
Pittsburgh
OH
Columbus
IN
IL
Indianapolis
New York
NJ
Philadelphia
Cincinnati
Baltimore
MD
Washington DC
DE
Kansas City
St Louis
MO
KS
WV
Lexington
KY
Richmond
VA
Norfolk
Nashville
Knoxville
TN
NC
Charlotte
OK
AR
Memphis
Little Rock
Birmingham
Atlanta
Columbia
SC
MS
AL
GA
Jackson
Shreveport
TX
LA
Mobile
Pensacola
Jacksonville
New Orleans
Houston
Orlando
Tampa
FL
Gulf of Mexico
ATLANTIC OCEAN
Miami
CARTIFACT

WALGREENS SHOPPING CENTER PORTFOLIO #3

	Property Name	*Address*	*City*	*State*	*Zip Code*
1	Pompano Beach	2401 West Atlantic Boulevard	Pompano Beach	Florida	33069
2	Florissant	460 North Highway 67	Florissant	Missouri	63031
3	Gonzales	1607 North Airline Highway	Gonzales	Louisiana	70737
4	Bristol	497 Farmington Avenue	Bristol	Connecticut	06010
5	Cambridge	640 Sunburst Highway	Cambridge	Maryland	21613

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #3

Mortgaged Property Information		Mortgage Loan Information(1)
Number of Mortgaged Properties	5	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance	$31,035,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$121.00
Size (SF)	256,486	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 10/24/2013 - 12/19/2013	82.2%	Number of Related Mortgage Loans(2)		3
Owned Occupancy as of 10/24/2013 - 12/19/2013	82.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		5.0400%
Appraised Value	$41,380,000	Original Term to Maturity (Months)		84
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		55
Underwritten Revenues	$4,314,436
Underwritten Expenses	$1,423,488	Escrows
Underwritten Net Operating Income (NOI)	$2,890,948		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,812,223	Taxes	$107,469	$53,735
Cut-off Date LTV Ratio	75.0%	Insurance	$100,862	$20,172
Maturity Date LTV Ratio(1)	70.0%	Replacement Reserves(3)	$410,049	$0
DSCR Based on Underwritten NOI / NCF	1.44x / 1.40x	TI/LC(4)	$1,025,122	$0
Debt Yield Based on Underwritten NOI / NCF	9.3% / 9.1%	Other(5)	$675,474	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,035,000	71.4%	Purchase Price	$40,000,000	92.1%
Principal’s New Cash Contribution	10,723,216	24.7	Reserves	2,318,977	5.3
Other Sources	1,687,901	3.9	Closing Costs	1,127,140	2.6

Total Sources	$43,446,117	100.0%	Total Uses	$43,446,117	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $42,780,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 72.4%.
(2)	An indirect owner of the borrowers is also an indirect owner of the borrowers of the Walgreens Shopping Center Portfolio #1 Loan and the Walgreens Shopping Center Portfolio #2 Loan.
(3)
$3,206 is required to be deposited into the replacement reserve on each due date following the date on which funds on deposit in such account are less than $102,512, capped at $164,020.  See “—Escrows” below.

(4)
$10,687 is required to be deposited into the TI/LC reserve on each due date following the date on which funds on deposit in such account are less than $205,024, capped at $410,049.  See “—Escrows” below.

(5)
Other upfront reserves of $675,474 represents: (i) a deferred maintenance reserve ($402,395), (ii) an unfunded tenant obligations reserve ($200,000); (iii) an environmental reserve ($50,000); and (iv) an unfunded free rent obligations reserve ($23,079).  See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “Walgreens Shopping Center Portfolio #3 Loan”) is evidenced by a note in the original principal amount of $31,035,000 and is secured by a first mortgage encumbering the borrowers’ fee interest in five retail centers (collectively, the “Walgreens Shopping Center Portfolio #3 Properties”).  The Walgreens Shopping Center Portfolio #3 Loan was originated by Citigroup Global Markets Realty Corp as of December 31, 2013 and represents approximately 2.6% of the Initial Pool Balance.  The note evidencing the Walgreens Shopping Center Portfolio #3 Loan has an outstanding principal balance as of the Cut-off Date of $31,035,000 and has an interest rate of 5.0400% per annum.  The borrowers utilized the proceeds of the Walgreens Shopping Center Portfolio #3 Loan to acquire the Walgreens Shopping Center Portfolio #3 Properties.

The Walgreens Shopping Center Portfolio #3 Loan had an initial term of 84 months and has a remaining term of 81 months as of the Cut-off Date.  The Walgreens Shopping Center Portfolio #3 Loan requires monthly payments of interest only for the initial 55 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in January 2021.  Voluntary prepayment of the Walgreens Shopping Center Portfolio #3 Loan is permitted on or after the due date in October 2020.  Total and partial defeasance of the Walgreens Shopping Center Portfolio #3 Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Walgreens Shopping Center Portfolio #3 Loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

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The Mortgaged Properties.  The Walgreens Shopping Center Portfolio #3 Properties consist of five retail properties located in Florida, Missouri, Connecticut, Louisiana and Maryland which were constructed between 1954 and 2009.  The collateral securing the Walgreens Shopping Center Portfolio #3 Loan totals approximately 256,486 SF and includes tenants operating as Walgreens, Sav-A-Lot, Advance Auto Parts, and Rent-A-Center.  As of October 24, 2013 through December 19, 2013, Total Occupancy and Owned Occupancy were both 82.2%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #3

The following table presents certain information relating to the Walgreens Shopping Center Portfolio #3 Properties:

Property Name	City	State	Total GLA	Occupancy(1)	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
Pompano Beach	Pompano Beach	FL	58,382	75.4%	$8,660,000	27.9%	1986 / 2012	$11,200,000	$722,530	$12.38
Florissant	Florissant	MO	91,168	92.7%	6,750,000	21.7	1961 / NAP	9,500,000	661,037	7.25
Bristol	Bristol	CT	30,090	100.0%	5,800,000	18.7	1954, 1980, 2009 / NAP	7,700,000	553,964	18.41
Gonzales	Gonzales	LA	14,728	100.0%	5,825,000	18.8	2005 / NAP	7,680,000	461,416	31.33
Cambridge	Cambridge	MD	62,118	60.4%	4,000,000	12.9	1977, 2009 / 2012	5,300,000	413,276	6.65
Total / Wtd. Avg.			256,486	82.2%	$31,035,000	100.0%		$41,380,000	$2,812,223	$10.96

(1)      Occupancy as of October 24, 2013 through December 19, 2013.

The following table presents certain information relating to the major tenants at the Walgreens Shopping Center Portfolio #3 Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Walgreens (Pompano Beach) (2)	NR / Baa1 / BBB	14,820	5.8%	$651,654	19.0%	$43.97	12/31/2088	NA
Walgreens (Gonzales) (2)	NR / Baa1 / BBB	14,728	5.7	480,000	14.0	32.59	12/31/2088	NA
Walgreens (Bristol)(2)	NR / Baa1 / BBB	14,550	5.7	426,822	12.5	29.33	12/31/2088	NA
Walgreens (Cambridge) (2)	NR / Baa1 / BBB	14,715	5.7	315,000	9.2	21.41	12/31/2088	NA
Walgreens (Florissant) (2)	NR / Baa1 / BBB	30,963	12.1	300,000	8.8	9.69	12/31/2088	NA
Missouri Goodwill (Florissant)	NR / NR / NR	15,000	5.8	169,650	5.0	11.31	6/30/2018	NA
Moran Foods (Florissant)	NR / NR / NR	17,056	6.6	144,976	4.2	8.50	2/29/2016	3, 5-year options
Sav-A-Lot (Pompano Beach)	NR / NR / NR	14,872	5.8	110,000	3.2	7.40	11/30/2019	4, 5-year options
Advance Auto Parts (Cambridge)	NR / Baa3 / BBB-	8,125	3.2	89,375	2.6	11.00	6/30/2021	2, 5-year options
Rent-A-Center (Bristol)	NR / Ba3 / BB	3,700	1.4	70,618	2.1	19.09	10/31/2015	NA
Ten Largest Tenants		148,529	57.9%	$2,758,095	80.5%	$18.57
Remaining Tenants		62,346	24.3	667,200	19.5	10.70
Vacant		45,611	17.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		256,486	100.0%	$3,425,294	100.0%	$16.24

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Walgreens executed five separate 75-year leases, each expiring December 31, 2088, at each of the Walgreens Shopping Center Portfolio #3 Properties upon the borrower’s acquisition of the Walgreens Shopping Center Portfolio #3 Properties. Walgreens has the option to terminate any or all of its leases with 12 months’ notice, effective as of December 31, 2033 and every five years thereafter  (e.g. December 31, 2038, December 31, 2043, December 31, 2048, etc.) until expiration of the leases on December 31, 2088.

The following table presents certain information relating to historical leasing at the Walgreens Shopping Center Portfolio #3 Properties:

Historical Leased %(1)
Property Name	2009	2010	2011	2012	As of 10/24/2013 -12/19/2013
Pompano Beach	71.2%	82.9%	82.9%	38.8%	75.4%
Florissant	88.1%	86.8%	86.8%	86.8%	92.7%
Bristol	100.0%	100.0%	100.0%	100.0%	100.0%
Gonzales	100.0%	100.0%	100.0%	100.0%	100.0%
Cambridge	51.7%	44.5%	57.6%	57.6%	60.4%
Total / Wtd. Avg. Portfolio	77.5%	78.0%	81.1%	71.1%	82.2%

(1)	As provided by the borrowers.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #3

The following table presents certain information relating to the lease rollover schedule at the Walgreens Shopping Center Portfolio #3 Properties, assuming no extension options are exercised:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,433	0.9%	0.9%	$28,576	0.8%	$11.74	2
2014	5,622	2.2	3.1%	50,508	1.5	8.98	2
2015	10,417	4.1	7.2%	139,862	4.1	13.43	3
2016	20,833	8.1	15.3%	213,758	6.2	10.26	3
2017	12,674	4.9	20.3%	135,719	4.0	10.71	4
2018	20,340	7.9	28.2%	242,870	7.1	11.94	3
2019	16,133	6.3	34.5%	129,160	3.8	8.01	2
2020	10,105	3.9	38.4%	69,391	2.0	6.87	2
2021	8,125	3.2	41.6%	89,375	2.6	11.00	1
2022	0	0.0	41.6%	0	0.0	0.00	0
2023	0	0.0	41.6%	0	0.0	0.00	0
2024	13,286	5.2	46.8%	150,904	4.4	11.36	3
2025 & Thereafter	90,907	35.4	82.2%	2,175,172	63.5	23.93	6
Vacant	45,611	17.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	256,486	100.0%		$3,425,294	100.0%	$16.24	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the Walgreens Shopping Center Portfolio #3 Properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)	$3,417,329	$13.32
Contractual Rent Steps	7,966	0.03
Gross Up Vacancy	716,480	2.79
Total Rent	$4,141,774	$16.15
Total Reimbursables	949,432	3.70
Vacancy & Credit Loss	(776,770)	(3.03)
Effective Gross Income	$4,314,436	$16.82

Total Operating Expenses	$1,423,488	$5.55

Net Operating Income	$2,890,948	$11.27
TI/LC	53,076	0.21
Capital Expenditures	25,649	0.10
Net Cash Flow	$2,812,223	$10.96

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There are no historical operating statements due to the fact that this was an acquisition loan.
(3)	Based on rent rolls dated October 24, 2013 through December 19, 2013.

■
Appraisal.  According to the appraisals, the Walgreens Shopping Center Portfolio #3 Properties had an aggregate “as-is” appraised value of $41,380,000 as of effective dates ranging from November 12, 2013 to November 17, 2013. The Walgreens Shopping Center Portfolio #3 Properties have an aggregate “as stabilized” value of $42,780,000 (based on “as stabilized” appraised values for the Pompano Beach, Florissant and Cambridge properties) as of effective dates ranging from February 1, 2014 to November 16, 2015.

■
Environmental Matters.  According to the Phase I environmental reports, dated November 25, 2013, there are no recognized environmental conditions or recommendations for further action at the Gonzales, Pompano and Florissant properties, other than a recommendation for an asbestos operations and maintenance (O&M) plan which is currently in place for each such property.

According to the Phase I environmental report, dated November 22, 2013, the Bristol property had historical dumping/spillage of dry cleaning chemicals that resulted in groundwater impact.  The Bristol property is in the Connecticut Voluntary Remediation Program and is currently in the post remediation groundwater monitoring phase of cleanup. In addition, an asbestos O&M was recommended and is currently in place for the Bristol property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #3

The Phase I environmental report, dated November 25, 2013, recommended that a limited subsurface investigation be conducted at the Cambridge property in order to determine the presence or absence of soil and/or groundwater contamination associated with the historical use of the Cambridge property as a dry cleaner. In addition, an asbestos O&M was recommended and is currently in place for the Cambridge property.

To mitigate the potential of environmental liability caused by the historic use, present use and future use of the Walgreens Shopping Center Portfolio #3 Properties, an environmental insurance policy was obtained naming lender as an additional loss payee, covering properties including the Walgreens Shopping Center Portfolio #3 Properties, with coverage limits of $2,000,000 per claim and $8,000,000 in aggregate.  In addition, as described below, an environmental remediation reserve was established at origination in the amount of $50,000.

■
The Borrowers.  The borrowers are AN WG Bristol LP, AN WG Cambridge LP, AN WG Florissant LP, AN WG Gonzales LP, and AN WG Pompano Beach LP, each of which is a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Walgreens Shopping Center Portfolio #3 Loan. Elchonon Schwartz, Simon Singer, and Azure Equity LLC are the non-recourse carveout guarantors under the Walgreens Shopping Center Portfolio #3 Loan.

■
Escrows. In connection with the origination of the Walgreens Shopping Center Portfolio #3 Loan, the borrower funded aggregate reserves of $2,318,977, comprised of: (i) $107,469 for real estate taxes, (ii) $100,862 for insurance premiums, (iii) $410,049 for replacement reserves, (iv) $1,025,122 for tenant improvements and leasing commissions, (v) $402,395 for deferred maintenance, (vi) $200,000 for outstanding tenant improvement and leasing commission obligations, (vii) $50,000 for environmental remediation work at the Bristol property and (vii) $23,079 for outstanding free rent obligations.

On each due date, the borrowers are required to fund the following reserves with respect to the Walgreens Shopping Center Portfolio #3 Properties: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period provided, however, that reserve deposits are not required in respect of insurance premiums where the borrowers are maintaining an approved umbrella or blanket policy in accordance with the loan documents; (ii) to the extent that aggregate funds held in the replacement reserve are less than $102,512 until funds on deposit in the replacement reserve are equal to or greater than $164,020, a replacement reserve in the amount of $3,206; and (iii) to the extent that aggregate funds held in the TI/LC reserve are less than $205,024 until amounts on deposit in the TI/LC reserve are equal to or greater than $410,049, a TI/LC reserve in the amount of $10,687.

In addition, on each due date, all excess cash flow from the Walgreens Shopping Center Portfolio #3 Properties after payment of debt service and all required reserves, approved operating expenses and extraordinary operating expenses is (i) if no WSC #3 Trigger Period is then continuing, disbursed to borrower, (ii) if a WSC#3 Go-Dark Trigger Period is continuing, deposited into a reserve account for the individual Walgreens Shopping Center Portfolio #3 Property related to the WSC#3 Go-Dark Trigger Period (a “WSC#3 Go-Dark Reserve”) up to the applicable WSC#3 Go-Dark Reserve Amount, thereafter (A) to borrower, to the extent that the WSC #3 Trigger Period exists solely due to a WSC#3 Go-Dark Trigger Period or (B) if another WSC #3 Trigger Period exists, to be held in the excess cash flow reserve and (iii) if no WSC#3 Go-Dark Trigger Period is then continuing, but a WSC #3 Trigger Period exists, to the excess cash flow reserve.  If a WSC #3 Go-Dark Trigger Event exists with respect to more than one property, the amount of monthly deposit in to each applicable WSC #3 Go-Dark Reserve is allocated pro rata based on the square footage of the applicable Specified Tenant space at each property.

“Specified Tenant” means Walgreen Co. and any replacement lessee(s) of 80% or more of the space leased to Walgreen Co. at any Walgreens Shopping Center Portfolio #3 Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #3

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all monetary and other material defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant (or one or more tenants) is in possession of not less than 80% of the applicable Specified Tenant space, open to the public for business during customary hours, is not “dark” in its space, and is paying full, unabated rent and the debt service coverage ratio is equal to or greater than 1.15x, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices or has extended or renewed the related lease for a minimum of five years and (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease.

“WSC#3 Go-Dark Reserve Amount” means for any applicable property, $40.00 times the gross square footage of the applicable Specified Tenant lease relating to the WSC #3 Go-Dark Trigger Period.

“WSC#3 Go-Dark Trigger Period” means a period (A) commencing upon any Specified Tenant failing to be in possession of not less than 80% of its space (or applicable portion thereof) ) and/or “going dark” in any Specified Tenant Space (or applicable portion thereof); and (B) expiring upon the earliest to occur of (i) the funds on deposit in the applicable WSC#3 Go-Dark Reserve being equal to the applicable WSC#3 Go-Dark Reserve Amount or (ii) borrower (1) leasing to one or more tenants at least 80% of the applicable Specified Tenant space, (2) such tenants being in possession of not less than 80% of the applicable Specified Tenant space, not “dark” and are paying full, unabated rent and (3) the amount on deposit in the applicable WSC#3 Go-Dark Reserve being at least equal to the aggregate amount of unpaid tenant improvements and leasing commissions related to the applicable Specified Tenant space.

“WSC#3 ST Trigger Period” means a period (A) commencing upon the first to occur of (i) any Specified Tenant being in monetary or other material default, (ii) a WSC #3 Go-Dark Trigger Period, (iii) any termination or cancellation of any Specified Tenant lease (or notice thereof), (iv) any bankruptcy or similar insolvency of any Specified Tenant and (v) any Specified Tenant failing to extend or renew its lease; and (B) expiring upon (1) the lender’s receipt of evidence of (I) the satisfaction of the Specified Tenant Cure Conditions or (II) the borrower leasing at least 80% of the applicable Specified Tenant space to one or more tenants for at least five years, the applicable tenant or tenants under such lease being in actual, physical occupancy of, and open to the public for business in, the space and paying full rent and (2) a WSC#3 Go-Dark Trigger Period ceasing to exist.

“WSC #3 Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.15x, (iii) the occurrence of a WSC#3 ST Trigger Period; and (B) expiring upon (x) with regard to any WSC #3 Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (y) with regard to any WSC #3 Trigger Period commenced in connection with clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x two consecutive calendar quarters and (z) with regard to any WSC #3 Trigger Period commenced in connection with clause (iii) above, a WSC#3 ST Trigger Period ceasing to exist.

■
Lockbox and Cash Management.  The Walgreens Shopping Center Portfolio #3 Loan requires a hard lockbox, and the borrowers are required to direct tenants to pay rent directly to a lender controlled lockbox account.  All funds in the lockbox account will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the cash management account to pay debt service and fund required reserves in accordance with the loan documents as described above.  During the continuance of an event of default under the Walgreens Shopping Center Portfolio #3 Loan, the lender may apply any funds in the cash management account to amounts payable under the Walgreens Shopping Center Portfolio #3 Loan and/or toward the payment of expenses of the Walgreens Shopping Center Portfolio #3 Properties, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #3

If no Walgreens Shopping Center #3 Portfolio Loan event of default is continuing, the lender will disburse to the borrowers all funds in the applicable WSC#3 Go-Dark Reserve for payments or reimbursements of certain permitted tenant improvements, leasing commissions or contract deposits incurred in connection with or at the applicable Specified Tenant space.  Further, if no Walgreens Shopping Center #3 Portfolio Loan event of default is continuing, any funds remaining in the applicable WSC#3 Go-Dark Reserve upon the expiration of the WSC #3 Trigger Period will (i) if the aggregate total occupancy of the applicable Walgreens Shopping Center Portfolio #3 Property (exclusive of the Specified Tenant space) is at least 80% occupied, be deposited into the cash management account and applied in accordance with the cash management provisions of the loan documents, or (ii) if the aggregate total occupancy of the applicable Walgreens Shopping Center Portfolio #3 Property (exclusive of the Specified Tenant space) is less than 80% occupied, be deposited by the lender into the TI/LC reserve account, up to $410,049, with any remaining amounts to be deposited into the cash management account and applied in accordance with the cash management provisions of the loan documents.

If no event of default under the Walgreens Shopping Center #3 Portfolio Loan is continuing, and all TI/LC reserve funds have been expended, the lender will disburse to the borrowers amounts on deposit in the excess cash flow reserve for payment of certain tenant improvements and leasing commissions related to certain leases which have been either approved by lender, if required under the loan documents, or which the lender has reasonably determined are on market terms.  Upon the cure of all WSC #3 Trigger Periods and, to the extent that no Walgreens Shopping Center Portfolio #3 Loan event of default is continuing, any funds remaining in the excess cash flow reserve will be (x) deposited in the TI/LC reserve, to the extent that funds on deposit in the TI/LC reserve are less than $205,024, capped at $410,049 and otherwise (y) disbursed to borrower.

■
Property Management.  The Walgreens Shopping Center Portfolio #3 Properties are currently managed by Nightingale Realty, LLC, an affiliate of the borrowers.  Under the loan documents, the borrowers may replace the property manager or consent to the assignment of the property manager’s rights under the management agreement, in each case, to the extent that (i) no event of default has occurred and is continuing, (ii) the lender receives at least 30 days’ prior written notice and (iii) the applicable new property manager and property management agreement is approved by the lender (which may be conditioned upon receipt of Rating Agency Confirmation).  The lender may replace (or require the borrowers to replace) the property manager (i) during an event of default by the borrowers under the Walgreens Shopping Center Portfolio #3 Loan, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, (iii) upon the debt service coverage ratio being less than 1.05x and/or (iv) if the property manager is in default under the management agreement beyond any applicable notice and cure period.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #3

■
Partial Release; Partial Defeasance.  The borrower may obtain the release of one or more of the Walgreens Shopping Center Portfolio #3 Properties in connection with the sale of such property to a third party purchaser at any time after the date that is two years after the securitization Closing Date, subject to satisfaction of certain conditions, including, without limitation: (i) defeasing a portion of the Walgreens Shopping Center Portfolio #3 Loan in an amount equal to the greater of (a) 85% of the net sales proceeds from the sale of the individual property and (b) 115% of the allocated loan amount for such property, if (ii) (1) after defeasance, the debt service coverage ratio based on the remaining Walgreens Shopping Center Portfolio #3 Properties is equal to or greater than the greater of (a) the debt service coverage ratio based on all of the Walgreens Shopping Center Portfolio #3 Properties (inclusive of the individual property being released) and (b) 1.30x, (2) the loan-to-value ratio based on the remaining Walgreens Shopping Center Portfolio #3 Properties is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio all of the Walgreens Shopping Center Portfolio #3 Properties (inclusive of the individual property being released), (3) the debt yield with respect to the remaining Walgreens Shopping Center Portfolio #3 Properties is equal to or greater than the greater of (a) 9.0% and (b) the debt yield with respect to all of the Walgreens Shopping Center Portfolio #3 Properties (inclusive of the individual property being released), (iii) delivery of a REMIC opinion, and (iv) delivery of a Rating Agency Confirmation.  In addition, so long as no event of default under the Walgreens Shopping Center Portfolio #3 Loan is continuing, the borrower is permitted to release a specified unimproved portion of one of the Walgreens Shopping Center Portfolio #3 Properties at any time, subject to the satisfaction of certain conditions, including, without limitation, that: (i) such parcel is conveyed to a person other than the borrower and (iii) the borrower delivers a REMIC opinion.

■
Terrorism Insurance.  The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Walgreens Shopping Center Portfolio #3 Properties, plus twelve months of business interruption coverage with an additional six month extended period of indemnity, or until the income is restored to prior level.  The all-risk insurance policy that provides coverage for terrorism insurance is required to contain a deductible that is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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AMSDELL COMPASS SELF STORAGE PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMSDELL COMPASS SELF STORAGE PORTFOLIO

MICHIGAN
Lake Huron
Lake Michigan
Detroit
Belleview
Ocala National Forest
Deltona
Sanford
Inverness
Leesburg
Eustis
Apopka
Bushnell
Oviedo
Lutz
Ocoee
Groveland
Brooksville
Orlando
Spring Hill
Dade City
GULF OF MEXICO
Bayonet Point
Hunters Creek
FLORIDA
Kissimmee
St Cloud
New Point Richey
Holiday
Zephyrhills
Tarpoon Springs
Poinciana
Palm Harbor
Haines City
Lakeland
Dunedin
Winter Haven
Clearwater
Tampa
Brandon
Bartow
Frostproof
Largo
St. Petersburg
Fort Meade
Ruskin
Avon Park
Parrish
Bradenton
Wauchula
Sebring
Sarasota
FLORIDA'S TURNPIKE

AMSDELL COMPASS SELF STORAGE PORTFOLIO

	Property Name	Address	City	State	Zip Code
1	Cheval Lutz Self Storage	19020 North Dale Mabry Highway	Lutz	Florida	33548
2	University Parkway Sarasota Self Storage	8424 Florida Street	Sarasota	Florida	34243
3	Cortez Bradenton Self Storage	8915 Cortez Road West	Bradenton	Florida	34210
4	Waterford Lakes Orlando Self Storage	14120 East Colonial Drive	Orlando	Florida	32826
5	Lockwood Sarasota Self Storage	7750 Lockwood Ridge Road	Sarasota	Florida	34243
6	Meadow Woods Orlando Self Storage	800 Greenway Professional Court	Orlando	Florida	32824
7	Jackson A & W Storage	4885 West Michigan Avenue	Jackson	Michigan	49201

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMSDELL COMPASS SELF STORAGE PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$29,895,734
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$66.64
Size (SF)	448,629	Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 10/15/2013(1)	84.3%	Number of Related Mortgage Loans(3)		2
Owned Occupancy as of 10/15/2013(1)	84.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		5.2200%
Appraised Value(2)	$43,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$4,693,642
Underwritten Expenses	$1,860,479	Escrows
Underwritten Net Operating Income (NOI)	$2,833,163		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,755,287	Taxes	$88,872	$29,624
Cut-off Date LTV Ratio(2)	69.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	57.8%	Replacement Reserves	$0	$6,456
DSCR Based on Underwritten NOI / NCF	1.43x / 1.39x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.2%	Other(4)	$829,898	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	100.0%	Principal Equity Distribution(5)	$28,413,938	94.7%
			Reserves	918,769	3.1
			Closing Costs	667,293	2.2

Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	The occupancy as of date is August 31, 2013 for the Jackson A & W Storage property.
(2)
The Appraised Value of $43,000,000 takes into account the appraiser’s estimated value of the Amsdell Compass Self Storage Portfolio Properties as a portfolio that consists of seven individual properties. The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio aggregating the individual values of the Amsdell Compass Self Storage Portfolio Properties are $37,950,000, 78.8% and 65.4%, respectively. See “—Appraisal” below.

(3)	An indirect owner of the borrowers is also an indirect owner of the borrower of the Compass Self-Storage - Spring Hill, FL Loan.
(4)	Other upfront reserves consist of: a property costs reserve ($700,000); a deferred maintenance reserve ($123,638) and a U-Haul reserve ($6,260). See “—Escrows.” below.
(5)	The Amsdell Compass Self Storage Portfolio Properties were unencumbered as the previous loan was paid off prior to the closing of the Amsdell Compass Self Storage Portfolio Loan.

■
The Mortgage Loan.  The mortgage loan (the “Amsdell Compass Self Storage Portfolio Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by first mortgages encumbering the borrowers’ fee interest in seven self storage facilities located in Florida and Michigan (the “Amsdell Compass Self Storage Portfolio Properties”).  The Amsdell Compass Self Storage Portfolio Loan was originated by Citigroup Global Markets Realty Corp. on December 17, 2013 and represents approximately 2.5% of the Initial Pool Balance.  The Amsdell Compass Self Storage Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $29,895,734 and an interest rate of 5.2200% per annum.  The proceeds of the Amsdell Compass Self Storage Portfolio Loan were primarily used to recapitalize the Amsdell Compass Self Storage Portfolio Properties.

The Amsdell Compass Self Storage Portfolio Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date.  The Amsdell Compass Self Storage Portfolio Loan requires payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in January 2024. Voluntary prepayment of the Amsdell Compass Self Storage Portfolio Loan is permitted on or after the due date in October 2023.  Defeasance of the Amsdell Compass Self Storage Portfolio Loan with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time after the second anniversary of the securitization Closing Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMSDELL COMPASS SELF STORAGE PORTFOLIO

■	The Mortgaged Properties. The Amsdell Compass Self Storage Portfolio Properties consist of seven self storage properties located in two states totaling 448,629 SF.

The following table presents certain information relating to the Amsdell Compass Self Storage Portfolio Properties:

Property Address	City	State	Allocated Cut- off Date Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated	UW NCF
19020 North Dale Mabry Highway	Lutz	FL	$5,102,205	56,394	86.3%	2002	NAP	$490,863
8424 Florida Street	Sarasota	FL	4,982,622	76,315	79.4%	2010	NAP	433,122
8915 Cortez Road West	Bradenton	FL	4,703,595	54,339	86.5%	2004	NAP	412,433
14120 East Colonial Drive	Orlando	FL	4,633,839	74,530	78.6%	2007	NAP	395,630
7750 Lockwood Ridge Road	Sarasota	FL	4,384,708	40,619	96.3%	2005	NAP	400,091
800 Greenway Professional Court	Orlando	FL	4,135,576	76,761	76.9%	2007	NAP	345,083
4885 West Michigan Avenue	Jackson	MI	1,953,188	69,671	93.5%	1999	NAP	278,065
Total / Wtd. Avg. Portfolio			$29,895,734	448,629	84.3%			$2,755,287

(1)	As provided by the borrowers and represents occupancy as of August 31, 2013 and October 15, 2013.

The following table presents certain information relating to historical leasing at the Amsdell Compass Self Storage Portfolio Properties:

Historical Leased %(1)

Property Address	2010	2011	2012	As of 10/15/2013
19020 North Dale Mabry Highway	74.4%	85.9%	82.2%	86.3%
8424 Florida Street	28.4%	49.6%	73.3%	79.4%
8915 Cortez Road West	75.8%	85.8%	84.3%	86.5%
14120 East Colonial Drive	75.1%	71.2%	75.9%	78.6%
7750 Lockwood Ridge Road	85.0%	88.5%	93.3%	96.3%
800 Greenway Professional Court	54.8%	62.2%	76.0%	76.9%
4885 West Michigan Avenue	NAV	84.5%	84.6%	93.5%(2)
Total / Wtd. Avg. Portfolio	62.6%	73.2%	80.2%	84.3%

(1)	As provided by the borrowers.
(2)	The Jackson A&W Storage property occupancy date is August 31, 2013.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Amsdell Compass Self Storage Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	2013	Underwritten	Underwritten $ per SF
Base Rent(2)	$5,465,303	$5,428,106	$5,672,403	$4,649,334	$10.36
Gross Up Vacancy	0	0	0	967,913	2.16
Total Rent Revenue	$5,465,303	$5,428,106	$5,672,403	$5,617,247	$12.52
Other Income(3)	318,021	367,099	389,322	371,807	0.83
Vacancy & Credit Loss	(2,170,423)	(1,769,807)	(1,532,001)	(1,295,412)	(2.89)
Effective Gross Income	$3,612,901	$4,025,398	$4,529,724	$4,693,642	$10.46

Total Operating Expenses	$1,812,716	$1,847,878	$1,837,680	$1,860,479	$4.15

Net Operating Income	$1,800,185	$2,177,520	$2,692,044	$2,833,163	$6.32
Replacement Reserves	0	0	0	77,876	0.17
Net Cash Flow	$1,800,185	$2,177,520	$2,692,044	$2,755,287	$6.14

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Base rent includes gross up vacancy for 2011, 2012, and 2013.
(3)	Other Income consists of administrative fees, tenant paid insurance, truck rental and miscellaneous income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMSDELL COMPASS SELF STORAGE PORTFOLIO

■
Appraisal.  According to the appraisals, the Amsdell Compass Self Storage Portfolio Properties had an “as-is” appraised value of $43,000,000 as of an effective date of December 3, 2013. The “as-is” appraised value of $43,000,000 takes into account the appraiser’s estimated value of the Amsdell Compass Self Storage Portfolio Properties as a portfolio that consists of seven individual properties. The appraised value aggregating the individual values of the Amsdell Compass Self Storage Portfolio Properties is $37,950,000 as of effective dates ranging from November 2, 2013 to November 5, 2013.

■
Environmental Matters.  According to the Phase I environmental reports, dated from November 7, 2013 to November 21, 2013, there are no recognized environmental conditions or recommendations for further action at the Amsdell Compass Self Storage Portfolio Properties.

■
The Borrowers.  The borrowers are Amsdell Trust Partners DE, LLC and Amsdell Storage Ventures XXII, LLC, each a single-purpose entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Amsdell Compass Self Storage Portfolio Loan. The guarantors of the non-recourse carveouts under the Amsdell Compass Self Storage Portfolio Loan are Robert J. Amsdell and Barry L. Amsdell.

■
Escrows.  In connection with the origination of the Amsdell Compass Self Storage Portfolio Loan, the borrowers funded aggregate reserves of $918,769 with respect to the Amsdell Compass Self Storage Portfolio Properties, comprised of: (i) $88,872 for real estate taxes, (ii) $700,000 for a property cost reserve for (a) additional acquisition costs incurred in connection with acquiring the Jackson A & W Storage Property located in Jackson, Michigan and (b) for capital expenditures completed within 18 months of origination, (iii) $123,638 for deferred maintenance and (iv) $6,260 for costs associated with obtaining permits or other applicable legal approval allowing the borrowers to continue offering “U-Haul” or other moving truck rental services.

On each due date, the borrowers are required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period provided, however, that reserve deposits are not required in respect of insurance premiums where the borrowers are maintaining an approved umbrella or blanket policy in accordance with the loan documents and (ii) a replacement reserve in the amount of $6,456.

■
Lockbox and Cash Management.  The Amsdell Compass Self Storage Portfolio Loan requires a springing lockbox.  Following the first occurrence of an Amsdell Compass Self Storage Portfolio Trigger Period, the loan documents require the borrowers to set up the lockbox account for the sole and exclusive benefit of the lender into which the borrowers are required to deposit or cause to be deposited all revenue generated by the Amsdell Compass Self Storage Portfolio Properties.  The loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrowers unless an Amsdell Compass Self Storage Portfolio Trigger Period exists, in which case the funds are required to be transferred on each business day to the cash management account under the control of the lender.  On each due date during the continuance of an Amsdell Compass Self Storage Portfolio Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be reserved with the lender and held as additional collateral for the Amsdell Compass Self Storage Portfolio Loan.  During the continuance of an event of default under the Amsdell Compass Self Storage Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the Amsdell Compass Self Storage Portfolio Loan and/or toward the payment of expenses of the Amsdell Compass Self Storage Portfolio Properties, in such order of priority as the lender may determine.

An “Amsdell Compass Self Storage Portfolio Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.20x and (iii) the debt yield (as calculated under the loan documents) being less than 8.50%, and (b) expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters and (iii) the debt yield being equal to or greater than 8.75% for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMSDELL COMPASS SELF STORAGE PORTFOLIO

■
Property Management.  The Amsdell Compass Self Storage Portfolio Properties are currently managed by Compass Self Storage, LLC, an affiliate of the borrowers, pursuant to two management agreements.  Under the loan documents, the borrowers may terminate and replace the property manager without the lender’s consent, so long as (i) no event of default has occurred and is continuing, (ii) the lender receives at least thirty days prior written notice, and (iii) the applicable replacement property manager is reasonably approved by the lender in writing (such approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation). Upon the occurrence of (i) a default by the property manager under any management agreement beyond any applicable cure period, (ii) the filing of a bankruptcy petition or a similar event with respect to the property manager, or (iii) an Amsdell Compass Self Storage Portfolio Trigger Period that remains uncured, the lender may replace or require the borrowers to replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. None.

■
Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Amsdell Compass Self Storage Portfolio Properties, plus business interruption coverage as calculated under loan documents in an amount equal to 100% of the projected net operating income plus fixed expenses from the Amsdell Compass Self Storage Portfolio Properties (on an actual loss sustained basis) for a period from the time of such loss for a recovery period of 18 months. The “all-risk’ insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVER OAKS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVER OAKS

River Oaks
1951 Northwest South River Drive
Miami, FL 33125
Miami
ALLAPATTAH
WYNWOOD
OVERTOWN
DOWNTOWN
MIAMI
LITTLE HAVANA
BRICKELL
KEY
Biscayne
Bay
Jackson
Memorial Hospital
The Shops At
Midtown Miami
Biscayne
Park Cemetery
Marlins
Park
American
Airlines Arena
Bayside
Market
Place
The Shops At Mary
Brickell Village
NW 14TH ST
NW 20TH ST
NW 7TH ST
W FLAGLER ST
SW 1ST ST
SW 8TH ST
NW NORTH RIVER DR
NW SOUTH RIVER DR
BRICKELL AVE
BISCAYNE BLVD
Fort
Lauderdale
Boca
Raton
Hollywood
Hialeah
Doral
Kendall
ATLANTIC OCEAN
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVER OAKS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RCMC
Location (City/State)	Miami, Florida	Cut-off Date Principal Balance		$29,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$148,241.21
Size (Units)(1)	199	Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 2/24/2014	95.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/24/2014	95.5%	Type of Security(3)		Fee Simple
Year Built / Latest Renovation	2011 / NAP	Mortgage Rate		4.7900%
Appraised Value	$53,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$4,302,937
Underwritten Expenses	$1,888,244	Escrows
Underwritten Net Operating Income (NOI)	$2,414,693		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,374,893	Taxes	$83,358	$41,679
Cut-off Date LTV Ratio	55.5%	Insurance	$29,450	$14,725
Maturity Date LTV Ratio	51.0%	Replacement Reserves(4)	$0	$3,317
DSCR Based on Underwritten NOI / NCF(2)	1.30x / 1.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.2% / 8.1%	Other(5)	$50,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,500,000	93.8%	Loan Payoff	$30,356,013	96.5%
Subordinate Debt	1,500,000	4.8	Closing Costs	935,940	3.0
Principal’s New Cash Contribution	454,761	1.4	Reserves	162,808	0.5

Total Sources	$31,454,761	100.0%	Total Uses	$31,454,761	100.0%

(1)	The mortgaged property is comprised of 199 multifamily units and two commercial units comprising a total of 1,672 SF.
(2)	The Underwritten NOI / NCF DSCR and LTV including the subordinate note are 1.20x, 1.18x and 58.3%, respectively. See “—The Mortgage Loan” below.
(3)
The borrower under the River Oaks Loan owns the portion of the River Oaks Property related to the multifamily and commercial units in fee simple. A limited portion of the River Oaks Property is permitted for use as a 10-slip docking facility constituting, in the aggregate, approximately 6,540 SF. The portion of the River Oaks Property permitted for use as a docking facility is subject to a sovereignty submerged lands ground lease agreement with the State of Florida that is scheduled to expire in 2018. No value was attributed to the docking facility in the underwriting of the River Oaks Loan.

(4)	Replacement reserves are capped at $159,200.
(5)	Other upfront reserve represents a GCS litigation reserve. See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “River Oaks Loan”) is evidenced by an A-Note in the original principal amount of $29,500,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 199-unit multifamily complex located in Miami, Florida and the borrower’s leasehold interest in a portion of land permitted for use as a 10-slip docking facility (the “River Oaks Property”). The River Oaks Loan is part of a whole loan structure that has an outstanding principal balance of $31,000,000 (the “River Oaks Whole Loan”), consisting of a $29,500,000 A-Note and a $1,500,000 B-Note (the “River Oaks Subordinate Companion Loan”). Only the A-Note is an asset of the trust. The A-Note and B-Note carry an interest rate of 4.7900% and 10.0000%, respectively. The River Oaks Property was previously unencumbered and proceeds of the River Oaks Whole Loan were primarily used to payoff preferred equity in the amount of $30,356,013. The River Oaks Whole Loan will be serviced under the GSMS 2014-GC20 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the River Oaks Loan and the River Oaks Subordinate Companion Loan.

The River Oaks Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of the River Oaks Loan is the due date in April 2024.  Voluntary prepayment of the River Oaks Loan is permitted on or after the due date in January 2024.  Defeasance of the River Oaks Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVER OAKS

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The Mortgaged Property.  The River Oaks Property is a 199-unit, Class A multifamily high rise building located along the Miami River in Miami, Florida, approximately three miles northwest of the CBD.  The River Oaks Property was built in 2011 and consists of a single, 21-story tower which includes two ground floor commercial units with 1,672 SF and a seven story, controlled access parking garage containing 344 spaces.  The River Oaks Property features condo-quality finishes with fully equipped kitchens with stainless steel appliances, granite countertops, laundry in each unit, balconies, floor-to-ceiling windows and views of the Miami River and the city skyline.  Amenities at the River Oaks Property include a theater room, business center, fitness center, outdoor pool and clubroom.  As of February 24, 2014, Total Occupancy and Owned Occupancy were both 95.5%.

The following table presents certain information relating to the units and rent at the River Oaks Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Underwritten Monthly Rent	Underwritten Rent
1 Bed / 1 Bath	72	731	$1,500	$1,487	$1,487	$1,231,380
1 Bed + Den	5	1,443	$2,000	$1,966	$1,966	117,960
2 Bed / 2 Bath	86	1,051	$1,849	$1,855	$1,855	1,847,436
2 Bed + Den	4	1,941	$2,600	$2,540	$2,540	121,908
3 Bed / 2 Bath	32	1,246	$2,300	$2,222	$2,222	773,268
Total / Avg.	199	994	$1,814	$1,795	$1,795	$4,091,952

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the River Oaks Property:

Historical Leased %(1)(2)
	2011(3)	2012	2013	As of 2/24/2014
Owned Space	70.4%	96.5%	98.1%	95.5%

(1)	As provided by the borrower.
(2)	As of December 31, of each respective year, unless otherwise indicated.
(3)	The property was completed in 2011.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the River Oaks Property:

Cash Flow Analysis(1)
	2012	2013	Underwritten	Underwritten $ per Unit
Base Rent	$4,034,270	$4,225,533	$4,091,952	$20,563
Gross Up Vacancy	0	0	200,306	1,007
Goss Potential Rent	$4,034,270	$4,225,533	$4,292,258	$21,569
Vacancy, Credit Loss & Concessions	(459,110)	(302,902)	(254,761)	(1,280)
Total Rent Revenue	$3,575,161	$3,922,631	$4,037,497	$20,289
Other Revenue (2)	176,222	204,446	265,440	1,334
Effective Gross Income	$3,751,383	$4,127,077	$4,302,937	$21,623

Total Operating Expenses	$1,562,155	$1,575,146	$1,888,244	$9,489

Net Operating Income	$2,189,228	$2,551,931	$2,414,693	$12,134
Replacement Reserves	0	0	39,800	200
Net Cash Flow	$2,189,228	$2,551,931	$2,374,893	$11,934

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Includes parking, utility reimbursements, commercial income and other miscellaneous revenues. Parking income constitutes approximately 1.8% of UW NOI and income from the commercial units constitutes approximately 1.4% of UW NOI.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVER OAKS

■	Appraisal. According to the appraisal, the River Oaks Property had an “as-is” appraised value of $53,200,000 as of an effective date of November 4, 2013.

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Environmental Matters.  According to a Phase I environmental report, dated November 8, 2013, there are no recognized environmental conditions or recommendations for further action at the River Oaks Property other than a recommendation for the development and implementation of an asbestos operations and maintenance (O&M) plan and a moisture management plan.

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Market Overview and Competition.  The River Oaks Property is located in the Miami River District, within the Miami MSA.  The Miami MSA is the most populous metropolitan area in the Southeastern U.S. and the eighth most populous metropolitan area in the U.S., per the 2000 census. According to the appraisal, the 2013 population within a three-mile radius of the River Oaks Property is 322,817 and the average household income is $45,105.  The River Oaks Property is located off of Northwest South River Drive, with accessibility to the Dolphin Expressway (State Road 836) and I-95. The River Oaks Property is approximately one mile from the Miami Health District (also known as Civic Center), a 153-acre campus which employs approximately 39,000 people and is the second largest concentration of medical and biotech research facilities in the United States.  In addition, the River Oaks Property is approximately one mile from Marlins Park, three miles from the Downtown/Brickell Financial Districts, and seven miles from South Beach. According to the appraisal, the property is located in the Coral Gables/South Miami submarket which reports a 3.0% vacancy rate with high rise properties reporting a 1.5% vacancy rate as of the third quarter of 2013. The appraiser’s subset of six competitive properties have vacancy rates ranging from 0.0% to 5.0% with a weighted average of 2.4%.

The following table presents certain information relating to the primary competition for the River Oaks Property:

Competitive Set(1)
	Terrazas River Park Village(2)	25 Biscayne Park	Camden Brickell	One Plaza West Brickell	Second Plaza	The Modern Miami
Location	Miami, Florida	Miami, Florida	Miami, Florida	Miami, Florida	Miami, Florida	Miami, Florida
Year Built	2010	2007	2002	2009	2011	2010
Occupancy	100.0%	98.0%	97.0%	95.0%	96.0%	N/A
No. of Units	324	214	405	188	90	173
Avg. Unit Size	1,226	1,135	931	1,040	1,030	1,040
Avg. Rent per Unit	$2,208	$1,713	$1,869	$2,115	$1,717	$1,763
Avg. Rent per SF	$1.80	$1.51	$2.01	$2.03	$1.67	$1.70

(1)	Source: Appraisal.
(2)	Per the Appraisal, Terrazas River Park Village was sold for $80,000,000 in November 2013.

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The Borrower.  The borrower is AP SC River Oaks LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the River Oaks Loan.  The non-recourse carve-out guarantor is Saul Campanella, who is a Columbian national.

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Escrows.  On the origination date, the borrower funded aggregate reserves of $162,808 with respect to the River Oaks Loan, comprised of (i) $50,000 into a litigation reserve fund for any costs and expenses that may be incurred by the lender in connection with the litigation described in “—GCS Litigation” below, (ii) $83,358 for real estate taxes and (iii) $29,450 for insurance premiums.

On each due date, the borrower is required to fund the following reserves with respect to the River Oaks Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period and (iii) a replacement reserve in an amount equal to $3,317, capped at $159,200.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVER OAKS

GCS Litigation. The borrower and the River Oaks Property are subject to a pending litigation related to a claim of construction lien in the amount of approximately $1,009,850 brought by General Computer Services Inc. (“GCS”), a company that installed cable and other equipment on the River Oaks Property prior to the time the borrower took title to the River Oaks Property.  The borrower acquired the River Oaks Property through foreclosure of a defaulted mortgage loan. As part of the foreclosure action, GCS was named as a junior lienor and was properly notified of the proceeding. Just prior to the foreclosure sale, GCS sought to vacate the final judgment and stop the foreclosure sale on grounds that the notice provided to it was not proper.  GCS also took the position that it had a right to remove its wiring and other equipment from the River Oaks Property. In another proceeding, GCS had sought to establish lien rights on the River Oaks Property, but those claims were dismissed. After GCS’s claims were denied at trial court, GCS appealed to the Florida Third District Court of Appeals, which recently denied GCS’s appeal and motion for a rehearing.  As of the origination date, the borrower has not received any notice of appeal from GCS or its counsel; however, the time to file such appeal has not yet expired.

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Lockbox and Cash Management.  Prior to a River Oaks Trigger Period, the borrower is required to cause the manager to deposits all rents into the lockbox account within two business days. Following the occurrence of a River Oaks Trigger Period, the borrower is required to cause all rents to be deposited directly into the lockbox and the funds on deposit in the lockbox account are required to be transferred on each business day to the cash management account under the control of the lender.  On each due date after the occurrence of a River Oaks Trigger Period, the loan documents require that all amounts on deposit in the lockbox account, after payment of debt service and funding of required monthly escrow for real estate taxes, insurance premiums and replacement reserves (i) during the continuance of a River Oaks Trigger Period, be reserved with the lender in the amount of the monthly operating expenses and the remainder, if any, to be held as additional collateral for the River Oaks Loan and (ii) to the extent a River Oaks Trigger Period is not continuing, be disbursed to the borrower.  During the continuance of an event of default under the River Oaks Loan, the lender may apply any funds in the cash management account to amounts payable under the River Oaks Loan and/or toward the payment of expenses of the River Oaks Property, in such order of priority as the lender may determine.

A “River Oaks Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the River Oaks Loan documents, and/or (ii) the trailing twelve debt service coverage ratio as calculated under the loan documents being less than 1.05x and (b) expiring, as applicable, upon (i) the cure of an applicable event of default and (ii) the trailing twelve debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

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Property Management.  The River Oaks Property is currently managed by Winthrop Management (Florida), LLC, pursuant to a management agreement.  Under the loan documents, the borrower may replace the property manager to the extent that (i) borrower has executed and delivered a replacement management agreement with a qualified manager as to which rating agency confirmation has been received, (ii) such qualified manager enters into a conditional assignment of management agreement substantially in the form of the assignment of management agreement, which may include manager’s agreement to comply with the terms of the cash management agreement and (iii) if such replacement manager is an affiliated manager, borrower has delivered, or cause to be delivered, to the lender, an updated insolvency opinion acceptable to the lender with respect to such affiliated manager. Upon the occurrence of (i) the manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) if the manager is an affiliated manager, there is a change in control of manager, (iii) there exists an event of default under the River Oaks Loan documents, (d) there exists a default by manager under the management agreement or (iv) the debt service coverage ratio is less than 0.95x, the lender may replace or, require the borrower to replace, the property manager with a new qualified manager selected by the lender.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

RIVER OAKS

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount greater than or equal to $34,200,000, plus twelve months of business interruption coverage as calculated under loan documents in an amount equal to 100% of the projected gross income from the River Oaks Property (on an actual loss sustained basis) for a period continuing until the restoration of the River Oaks Property is completed and containing an extended period of indemnity endorsement which provides for up to six months of additional coverage. The all-risk insurance policy providing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no higher than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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OKLAHOMA HOTEL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		GSMC
Location (City/State)	Various, Oklahoma	Cut-off Date Principal Balance		$29,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$90,625.00
Size (Rooms)	320	Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 1/31/2014	72.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/31/2014	72.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.8870%
Appraised Value	$40,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	Rajendra K. Patel
Underwritten Revenues	$8,883,881
Underwritten Expenses	$5,073,241
Underwritten Net Operating Income (NOI)	$3,810,639	Escrows
Underwritten Net Cash Flow (NCF)	$3,455,285		Upfront	Monthly
Cut-off Date LTV Ratio	72.5%	Taxes	$16,948	$16,948
Maturity Date LTV Ratio	52.3%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.89x / 1.72x	FF&E(2)	$0	$29,613
Debt Yield Based on Underwritten NOI / NCF	13.1% / 11.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	100.0%	Loan Payoff	$21,170,386	73.0%
			Principal Equity Distribution	7,363,196	25.4
			Closing Costs	449,470	1.5
			Reserves	16,948	0.1
Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%

(1)	Rajendra K. Patel is the guarantor of the non-recourse carveout guarantor under the Oklahoma Hotel Portfolio Loan.
(2)
Ongoing FF&E reserves are $12,626 for the Holiday Inn & Suites – Stillwater Property, $10,919 for the Hilton Garden Inn – Norman Property and $6,068 for the Hampton Inn & Suites – Durant Property from May 2014 through April 2015.  Ongoing monthly FF&E reserves after the April 2015 payment date will be equal to the greater of (a) the monthly amount required to be reserved pursuant to the applicable franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the borrower’s gross revenues over the trailing twelve-month period. The FF&E reserve will be capped at $400,000 for the Hampton Inn & Suites – Durant Property, $600,000 for the Hilton Garden Inn – Norman Property and there is no cap for the Holiday Inn & Suites – Stillwater Property. The borrower may only draw from the individual FF&E reserves for each respective property. If there is a transfer of the property, there will be no cap.

The Oklahoma Hotel Portfolio consists of three hotels with a total of 320 rooms.  The following table presents certain information relating to the Oklahoma Hotel Portfolio:

Property Name	Number of Rooms	Allocated Cut- off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built	Appraised Value	UW NCF	UW NCF per Room
Holiday Inn & Suites – Stillwater	120	$12,252,500	42.3%	2009	$16,900,000	$1,617,282	$13,477
Hilton Garden Inn – Norman	121	11,020,000	38.0	2008	15,200,000	1,137,378	9,400
Hampton Inn & Suites – Durant	79	5,727,500	19.8	2008	7,900,000	700,625	8,869
Total / Wtd. Avg.	320	$29,000,000	100.0%		$40,000,000	$3,455,285	$10,798

The following table presents certain information relating to the 2013 demand analysis with respect to the Oklahoma Hotel Portfolio Properties based on market segmentation, as provided in the appraisals for the Oklahoma Hotel Portfolio Properties:

Estimated 2013 Accommodated Room Night Demand(1)
Property	Commercial	Group	Leisure
Holiday Inn & Suites – Stillwater	50.0%	15.0%	35.0%
Hilton Garden Inn – Norman	50.0%	16.0%	34.0%
Hampton Inn & Suites – Durant	60.0%	15.0%	25.0%

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

OKLAHOMA HOTEL PORTFOLIO

The following table presents certain information relating to the trailing twelve-month period through December 2013 penetration rates relating to the Oklahoma Hotel Portfolio Properties, as provided in the December 2013 travel research report:

2013 Full Year Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Holiday Inn & Suites – Stillwater	107.8%	107.1%	115.4%
Hilton Garden Inn – Norman	103.3%	115.0%	118.8%
Hampton Inn & Suites – Durant	106.9%	110.6%	118.3%
Wtd. Avg.(2)	105.9%	110.8%	117.2%

(1)	Source: December 2013 travel research report.
(2)	Weighted based on the Allocated Cut-off Date Loan Amount.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Oklahoma Hotel Portfolio Properties:

Oklahoma Hotel Portfolio(1)

	2012			2013			TTM 1/31/2014
Property	Occ.(2)	ADR	Rev PAR	Occ.(2)	ADR	Rev PAR	Occ.(2)	ADR	Rev PAR
Holiday Inn & Suites – Stillwater	61.8%	$98.80	$61.11	75.2%	$104.02	$78.25	75.4%	$104.26	$78.61
Hilton Garden Inn – Norman	60.6%	$96.73	$58.66	69.2%	$97.01	$67.16	69.6%	$97.05	$67.55
Hampton Inn & Suites – Durant	63.4%	$86.63	$54.95	71.0%	$87.91	$62.38	71.3%	$87.86	$62.63
Wtd. Avg.	61.8%	$94.95	$58.66	71.9%	$97.54	$70.14	72.2%	$97.63	$70.48

(1)	As provided by the borrower
(2)	Reflects average occupancy for the indicated period.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Oklahoma Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	Underwritten	Underwritten $ per Room
Room Revenue	$6,870,541	$8,191,976	$8,232,206	$25,726
Food & Beverage Revenue	462,522	553,703	553,027	1,728
Other Revenue(2)	61,233	93,740	98,648	308
Total Revenue	$7,394,296	$8,839,419	$8,883,881	$27,762

Room Expense	$1,477,799	$1,701,181	$1,719,475	$5,373
Food & Beverage Expense	462,654	504,091	501,502	1,567
Other Expense	103,367	114,102	116,610	364
Total Departmental Expense	$2,043,820	$2,319,374	$2,337,587	$7,305
Total Undistributed Expense(3)	2,150,017	2,441,609	2,463,389	7,698
Total Fixed Charges	268,694	245,326	272,266	851
Total Operating Expenses	$4,462,531	$5,006,310	$5,073,241	$15,854

Net Operating Income	$2,931,765	$3,833,109	$3,810,639	$11,908
FF&E	295,772	353,577	355,355	1,110
Net Cash Flow	$2,635,993	$3,479,532	$3,455,284	$10,798

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes revenue from other operating departments including laundry, vending machines, and suite shop income.
(3)	2012 and 2013 Total Undistributed Expense was adjusted to reflect current management fee of 3.0%. The actual historical management fee was 4.0%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PRIME KURTELL MEDICAL OFFICE BUILDING PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller		CGMRC
Location (City/State)	Various, Tennessee	Cut-off Date Principal Balance		$28,500,000
Property Type	Office	Cut-off Date Principal Balance per SF		$148.82
Size (SF)	191,508	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 11/1/2013	90.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2013	90.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.1500%
Appraised Value	$38,375,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	24
		Borrower Sponsor(1)	Kurt L. Wallach, Marilyn G. Wallach,
		Kurt L. Wallach Revocable Trust,
		Marilyn G. Wallach Revocable Trust
		and K&M Gift Trust
Underwritten Revenues	$5,016,857
Underwritten Expenses	$2,285,253	Escrows
Underwritten Net Operating Income (NOI)	$2,731,605		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,482,024	Taxes	$41,905	$41,905
Cut-off Date LTV Ratio	74.3%	Insurance	$11,015	$3,672
Maturity Date LTV Ratio	64.5%	Replacement Reserves	$150,000	$4,037
DSCR Based on Underwritten NOI / NCF	1.46x / 1.33x	TI/LC(2)	$600,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 8.7%	Other(3)	$1,112,941	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$28,500,000	100.0%	Loan Payoff	$24,420,082	85.7%
			Reserves	1,915,861	6.7
			Principal Equity Distribution	1,122,088	3.9
			Closing Costs	1,041,968	3.7
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%

(1)
Kurt L. Wallach, Marilyn G. Wallach, Kurt L. Wallach Revocable Trust, Marilyn G. Wallach Revocable Trust and K&M Gift Trust are the guarantors of the non-recourse carveouts under the Prime Kurtell Medical Office Building Portfolio Loan.

(2)	TI/LC reserves are capped at $600,000. The reserve cap decreases to $500,000 beginning February 1, 2016.
(3)	Other reserves represent a holdback reserve ($1,000,000), a deferred maintenance reserve ($74,449) and an outstanding tenant improvement reserve ($38,492).

The following table presents certain information relating to the Prime Kurtell Medical Office Building Portfolio Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built / Renovated	Appraised Value	UW NCF
Cool Springs	Franklin	TN	$11,300,000	54,247	99.7%	1999 / NAP	$14,975,000	$1,115,122
Mallory	Franklin	TN	7,300,000	45,072	100.0%	1996 / NAP	9,700,000	710,141
Harpeth	Brentwood	TN	3,800,000	23,482	76.3%	2001 / NAP	5,150,000	218,141
Bellevue	Nashville	TN	3,700,000	40,468	95.5%	1987 / 1997	4,950,000	340,545
Lebanon	Lebanon	TN	2,400,000	28,239	60.9%	2001 / NAP	3,600,000	97,693
Total / Wtd. Avg.			$28,500,000	191,508	90.3%		$38,375,000	$2,482,024

(1)	Occupancy as of November 1, 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PRIME KURTELL MEDICAL OFFICE BUILDING PORTFOLIO

The following table presents certain information relating to the major tenants at the Prime Kurtell Medical Office Building Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Heritage Medical	NR / NR / NR	31,531	16.5%	$555,880	17.0%	$17.63	2/28/2018	NA
Cool Springs Surgery Center	NR / NR / NR	20,794	10.9	520,659	15.9	25.04	12/31/2015	2, 5-year options
Vanderbilt University	NR / NR / NR	21,675	11.3	473,599	14.5	21.85	12/31/2015	2, 5-year options
Williamson Imaging	NR / NR / NR	6,683	3.5	144,621	4.4	21.64	12/31/2015	2, 5-year options
Old Harding Pediatric Association	NR / NR / NR	7,590	4.0	135,591	4.1	17.86	7/31/2017	2, 5-year options
Results Physiotherapy	NR / NR / NR	6,169	3.2	122,424	3.7	19.85	2/28/2017	2, 5-year options
Lebanon HMA Physician Mgmt	NR / NR / NR	4,573	2.4	100,014	3.1	21.87	10/31/2014	NA
America’s Family Doctors, PLLC	NR / NR / NR	4,565	2.4	93,514	2.9	20.48	8/31/2017	5, 5-year options
Harold F. Moessner, M.D. P.C.	NR / NR / NR	4,457	2.3	82,223	2.5	18.45	9/30/2017	1, 5-year option
Anthony Urbanek	NR / NR / NR	4,945	2.6	80,520	2.5	16.28	5/31/2018	NA
Ten Largest Tenants		112,983	59.0%	$2,309,045	70.6%	$20.44
Remaining Tenants		59,923	31.3	960,279	29.4	16.03
Vacant		18,602	9.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		191,508	100.0%	$3,269,324	100.0%	$18.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents the lease rollover schedule at the Prime Kurtell Medical Office Building Portfolio Properties, assuming no extension options are exercised:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	785	0.4%	0.4%	$9,864	0.3%	$12.56	5
2014	12,685	6.6	7.0%	229,303	7.0	18.08	4
2015	79,722	41.6	48.7%	1,630,879	49.9	20.46	12
2016	16,392	8.6	57.2%	289,601	8.9	17.67	4
2017	34,013	17.8	75.0%	621,105	19.0	18.26	10
2018	17,666	9.2	84.2%	286,673	8.8	16.23	4
2019	7,610	4.0	88.2%	127,375	3.9	16.74	3
2020	0	0.0	88.2%	0	0.0	0.00	0
2021	1,825	1.0	89.1%	29,037	0.9	15.91	1
2022	2,208	1.2	90.3%	45,486	1.4	20.60	1
2023	0	0.0	90.3%	0	0.0	0.00	0
2024	0	0.0	90.3%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	90.3%	0	0.0	0.00	0
Vacant	18,602	9.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	191,508	100.0%		$3,269,324	100.0%	$18.91	44

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Prime Kurtell Medical Office Building Portfolio Properties:

Historical Leased %(1)
	2010	2011	2012	As of 10/31/2013
Owned Space	95.7%	96.9%	93.8%	94.0%

(1)	As provided by the borrower which reflects average occupancy for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

PRIME KURTELL MEDICAL OFFICE BUILDING PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Prime Kurtell Medical Office Building Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 10/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,855,055	$3,365,153	$3,248,323	$3,289,390	$3,212,139	$16.77
Gross Up Vacancy	0	0	0	0	472,494	2.47
Contractual Rent Steps	0	0	0	0	57,184	0.30
Total Rent	$3,855,055	$3,365,153	$3,248,323	$3,289,390	$3,741,818	$19.54
Total Reimbursables	1,787,633	1,834,792	1,878,466	1,894,531	1,747,534	9.13
Vacancy & Credit Loss	0	0	0	0	(472,494)	(2.47)
Effective Gross Income	$5,642,687	$5,199,944	$5,126,789	$5,183,921	$5,016,857	$26.20

Total Operating Expenses	2,146,784	2,175,004	2,252,361	2,196,812	2,285,253	11.93
Net Operating Income	$3,495,904	$3,024,940	$2,874,428	$2,987,110	$2,731,605	$14.26
TI/LC	0	0	0	0	201,132	1.05
Replacement Reserves	0	0	0	0	48,448	0.25
Net Cash Flow	$3,495,904	$3,024,940	$2,874,428	$2,987,110	$2,482,024	$12.96

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of October 31, 2013 and contractual rent steps through July 1, 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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WALGREENS SHOPPING CENTER PORTFOLIO #2

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		CGMRC
Location (City/State)	Various, Various	Cut-off Date Principal Balance		$28,090,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$143.31
Size (SF)	196,003	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 12/1/2013(1)	87.3%	Number of Related Mortgage Loans(3)		3
Owned Occupancy as of 12/1/2013(1)	87.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.0400%
Appraised Value	$40,900,000	Original Term to Maturity (Months)		84
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	55
		Borrower Sponsor(4)	Elchonon Schwartz, Simon Singer
		and Azure Equity LLC
Underwritten Revenues	$3,633,371
Underwritten Expenses	$1,150,796	Escrows
Underwritten Net Operating Income (NOI)	$2,482,575		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,417,580	Taxes	$46,580	$46,580
Cut-off Date LTV Ratio	68.7%	Insurance	$25,549	$5,110
Maturity Date LTV Ratio(2)	64.6%	Replacement Reserves(5)	$313,354	$0
DSCR Based on Underwritten NOI / NCF	1.37x / 1.33x	TI/LC(6)	$783,384	$0
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.6%	Other(7)	$250,355	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$28,090,000	69.2%	Purchase Price	$38,400,000	94.6%
Principal’s New Cash Contribution	11,019,264	27.2	Reserves	1,419,222	3.5
Other Sources	1,466,556	3.6	Closing Costs	756,598	1.9

Total Sources	$40,575,821	100.0%	Total Uses	$40,575,821	100.0%

(1)	The occupancy as of date is October 24, 2013 for the Jacksonville property.
(2)
The Maturity Date LTV Ratio is calculated on the basis of the “as-stabilized” appraised value of $42,000,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 66.3%.

(3)	An indirect owner of the borrower is also an indirect owner of the borrower of the Walgreens Shopping Center Portfolio #1 and the Walgreens Shopping Center Portfolio #3 Loans.
(4)	Elchonon Schwartz, Simon Singer and Azure Equity LLC are the guarantors of the non-recourse carveouts under the Walgreens Shopping Center Portfolio #2 Loan.
(5)	Replacement reserves are capped at $125,341. The ongoing replacement reserve payment of $2,450 will resume if the replacement reserve balance drops below $78,338.
(6)	TI/LC reserves are capped at $313,354. The ongoing TI/LC reserve payment of $8,167 will resume if the replacement reserve balance drops below $156,677.
(7)	Other reserves represent a deferred maintenance reserve ($224,880), an unfunded TI/LC reserve ($18,821) and an unfunded free rent reserve ($6,654).

The following table presents certain information relating to the Walgreens Shopping Center Portfolio #2 Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built / Renovated	Appraised Value	UW NCF
Austin	Austin	TX	$10,000,000	76,128	100.0%	1999, 2010 / NAP	$12,900,000	$869,832
Jacksonville	Jacksonville	FL	8,050,000	61,754	91.9%	1988 / 2008	10,700,000	831,423
Oxnard	Oxnard	CA	6,215,000	35,070	67.3%	1994, 2009 / NAP	10,000,000	401,776
Puyallup	Puyallup	WA	3,825,000	23,051	63.9%	2007, 2009 / NAP	7,300,000	314,549
Total / Wtd. Avg.			$28,090,000	196,003	87.3%		$40,900,000	$2,417,580

(1)	Occupancy as of December 1, 2013. The occupancy as of date is October 24, 2013 for the Jacksonville property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #2

The following table presents certain information relating to the major tenants at the Walgreens Shopping Center Portfolio #2 Properties:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Walgreens (JV)(3)	NR / Baa1 / BBB	14,820	7.6%	$497,672	17.4%	$33.58	12/31/2088	NA
Walgreens (Oxnard)(3)	NR / Baa1 / BBB	14,490	7.4	445,698	15.5	30.76	12/31/2088	NA
Walgreens (Puyallup)(3)	NR / Baa1 / BBB	14,730	7.5	380,000	13.3	25.80	12/31/2088	NA
Walgreens (Austin)(3)	NR / Baa1 / BBB	14,820	7.6	375,000	13.1	25.30	12/31/2088	NA
Sears (Austin)	CCC / Caa1 / CCC+	28,248	14.4	296,604	10.3	10.50	9/30/2016	2, 5-year options
Gold’s Gym (Austin)	NR / NR / NR	33,060	16.9	264,480	9.2	8.00	1/31/2022	3, 5-year options
Bailey’s Powerhouse Gym (JV)	NR / NR / NR	29,000	14.8	188,500	6.6	6.50	12/31/2020	2, 5-year options
University of Florida Healthcare (JV)	NR / NR / NR	5,730	2.9	86,237	3.0	15.05	1/31/2016	NA
Taqueria El Tapatio (Oxnard)	NR / NR / NR	2,141	1.1	72,815	2.5	34.01	7/31/2012	NA
H&R Block (Oxnard)	NR / NR / BBB	1,800	0.9	35,592	1.2	19.77	4/30/2017	1, 3-year option
Ten Largest Tenants		158,839	81.0%	$2,642,598	92.2%	$16.64
Remaining Tenants		12,364	6.3	223,931	7.8	18.11
Vacant		24,800	12.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		196,003	100.0%	$2,866,529	100.0%	$16.74

(1)	“JV” means Jacksonville.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)
Walgreens executed four separate 75-year leases, each expiring December 31, 2088, at each of the Walgreens Shopping Center Portfolio #2 Properties upon the borrower’s acquisition of the Walgreens Shopping Center Portfolio #2 Properties. Walgreens has the option to terminate any or all of its leases with 12 months’ notice, effective as of December 31, 2033 and every five years thereafter  (e.g. December 31, 2038, December 31, 2043, December 31, 2048, etc.) until expiration of the leases on December 31, 2088.

The following table presents the lease rollover schedule at the Walgreens Shopping Center Portfolio #2 Properties, assuming no extension options are exercised:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	4,905	2.5%	2.5%	$124,073	4.3%	$25.30	4
2014	1,200	0.6	3.1%	16,308	0.6	13.59	1
2015	1,680	0.9	4.0%	23,170	0.8	13.79	1
2016	39,498	20.2	24.1%	480,732	16.8	12.17	6
2017	1,800	0.9	25.0%	35,592	1.2	19.77	1
2018	1,200	0.6	25.7%	35,304	1.2	29.42	2
2019	0	0.0	25.7%	0	0.0	0.00	0
2020	29,000	14.8	40.4%	188,500	6.6	6.50	1
2021	0	0.0	40.4%	0	0.0	0.00	0
2022	33,060	16.9	57.3%	264,480	9.2	8.00	1
2023	0	0.0	57.3%	0	0.0	0.00	0
2024	0	0.0	57.3%	0	0.0	0.00	0
2025 & Thereafter	58,860	30.0	87.3%	1,698,370	59.2	28.85	4
Vacant	24,800	12.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	196,003	100.0%		$2,866,529	100.0%	$16.74	21

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WALGREENS SHOPPING CENTER PORTFOLIO #2

Historical Leased %(1)
Property Name	2010	2011	2012	As of 12/1/2013
Austin	100.0%	100.0%	100.0%	100.0%
Jacksonville(2)	32.9%	85.5%	85.5%	91.9%
Oxnard	50.6%	56.6%	56.5%	67.3%
Puyallup	NAV	NAV	NAV	63.9%
Total / Wtd. Avg. Portfolio	66.0%	86.0%	86.0%	87.3%

(1)	As provided by the borrowers.
(2)	The occupancy as of date is October 24, 2013 for the Jacksonville property.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Walgreens Shopping Center Portfolio #2 Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rent	$2,861,722	$14.60
Contractual Rent Steps	4,807	0.02
Gross Up Vacancy	496,385	2.53
Total Rent	$3,362,914	$17.16
Total Reimbursables	915,046	4.67
Other Income	1,500	0.01
Vacancy & Credit Loss	(646,088)	(3.30)
Effective Gross Income	$3,633,371	$18.54

Total Operating Expenses	$1,150,796	$5.87

Net Operating Income	$2,482,575	$12.67
TI/LC	45,396	0.23
Capital Expenditures	19,600	0.10
Net Cash Flow	$2,417,580	$12.33

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There are no historical operating statements due to the fact that this was an acquisition loan.
(3)	Based on rent rolls dated December 1, 2013. Contractual rent steps for the Jacksonville property are underwritten through December 31, 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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CROSSROADS SHOPPING CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Fullerton, California	Cut-off Date Principal Balance	$26,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$118.92
Size (SF)	218,642	Percentage of Initial Pool Balance	2.2%
Total Occupancy as of 1/1/2014	97.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/1/2014	97.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1971 / 1995, 2005	Mortgage Rate	4.7280%
Appraised Value	$43,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(1)	The Uhlmann Offices, Inc.
Underwritten Revenues	$3,415,559
Underwritten Expenses	$951,606	Escrows
Underwritten Net Operating Income (NOI)	$2,463,952	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,286,791	Taxes	$18,522	$18,522
Cut-off Date LTV Ratio	60.5%	Insurance	$58,142	$5,286
Maturity Date LTV Ratio	60.5%	Replacement Reserves(2)	$0	$4,555
DSCR Based on Underwritten NOI / NCF	1.98x / 1.83x	TI/LC(3)	$500,000	$18,220
Debt Yield Based on Underwritten NOI / NCF	9.5% / 8.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,000,000	100.0%	Loan Payoff	$18,176,732	69.9%
			Principal Equity Distribution	6,618,278	25.5
			Closing Costs	628,326	2.4
			Reserves	576,664	2.2
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	The Uhlmann Offices, Inc. is the guarantor of the non-recourse carveouts under the Crossroads Shopping Center Loan.
(2)	Replacement reserves are capped at $109,321.
(3)
Upfront TI/LC reserves represent a leasing reserve for the Rite-Aid Store replacement tenant. Jo-Ann Stores has signed a letter of intent at $14.90 per SF for that space.  Ongoing TI/LC reserves, excluding the Rite-Aid Store upfront escrow, are capped at $437,284.  We cannot assure you that Jo-Ann Stores will take occupancy and begin paying rent in a timely manner or at all.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Crossroads Shopping Center Property:
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Anchors
Kohl’s	BBB+ / Baa1 / BBB+	83,732	38.3%	Yes	$859,216	$10.26	1/31/2030	NA	NA	3, 5-year options
Ralph’s	NR / Ba3 / NR	52,737	24.1	Yes	$526,366	$9.98	12/31/2025	$286	3.5%	4, 5-year options
Total Anchors		136,469	62.4%

Jr. Anchors
Rite-Aid Store(3)	CCC+ / Caa1 / B	20,100	9.2%	Yes	$138,144	$6.87	5/31/2015	$159	4.3%	NA
Total Jr. Anchors		20,100	9.2%

Occupied In-line		30,951	14.2%		$1,048,685	$33.88
Occupied Outparcel/Other		25,213	11.5%		$829,276	$32.89
Vacant Spaces		5,909	2.7%		$0	$0.00
Total Owned SF		218,642	100.0%
Total SF		218,642	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Ralph’s sales are as of December 31, 2013. Rite-Aid Store sales are as of the trailing twelve-months ended November 30, 2013.
(3)
Rite-Aid Store has notified the borrower of its intent to vacate at the end of its lease term. Jo-Ann Stores has signed a letter of intent at $14.90 per SF for that space.  It is anticipated that the lease will be signed in 2014 with 3, 5-year extension options.  We cannot assure you that Jo-Ann Stores will take occupancy and begin paying rent in a timely manner or at all.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS SHOPPING CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Crossroads Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Kohl’s	BBB+ / Baa1 / BBB+	83,732	38.3%	$669,856	24.5%	$8.00	1/31/2030	NA	NA	3, 5-year options
Ralph’s	NR / Ba3 / NR	52,737	24.1	342,100	12.5	6.49	12/31/2025	$286	3.5%	4, 5-year options
Union Bank	A / A2 / A+	6,679	3.1	312,577	11.4	46.80	7/31/2018	NA	NA	NA
Fullerton Dialysis	NR / NR / NR	7,500	3.4	230,400	8.4	30.72	5/31/2015	NA	NA	2, 5-year options
Carl’s Jr.	NR / NR / NR	4,734	2.2	130,000	4.7	27.46	11/30/2030	NA	NA	(3)
Autozone	BBB / Baa1 / BBB	6,300	2.9	117,600	4.3	18.67	8/31/2020	NA	NA	4, 5-year options
Play It Again Sports	NR / NR / NR	3,760	1.7	89,074	3.3	23.69	11/30/2016	$141	19.8%	1, 3-year option
China Bistro	NR / NR / NR	3,000	1.4	85,764	3.1	28.59	4/30/2015	$154	20.9%	NA
Rite-Aid Store(4)	CCC+ / Caa1 / B	20,100	9.2	67,280	2.5	3.35	5/31/2015	$159	4.3%	NA
JP Morgan Chase	A+ / A3 / A	4,500	2.1	65,403	2.4	14.53	11/30/2018	NA	NA	1, 10-year option
Ten Largest Owned Tenants		193,042	88.3%	$2,110,055	77.1%	$10.93
Remaining Owned Tenants		19,691	9.0	627,386	22.9	31.86
Vacant Spaces (Owned Space)		5,909	2.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		218,642	100.0%	$2,737,440	100.0%	$12.87

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Ralph’s and Play It Again Sports sales are both as of December 31, 2013.  Rite-Aid Store sales are as of the trailing twelve-months that ended November 30, 2013.  China Bistro sales are as of the trailing twelve-months that ended September 30, 2013.

(3)	Carl’s Jr. has 2, 5-year extension options and 1, 4-year, 11 month extension option.
(4)
Rite-Aid Store has notified the borrower of its intent to vacate at the end of its lease term. Jo-Ann Stores has signed a letter of intent at $14.90 per SF.  It is anticipated that the lease will be signed in 2014 with 3, 5-year extension options.  We cannot assure you that Jo-Ann Stores will take occupancy and begin paying rent in a timely manner or at all.

The following table presents certain information relating to the lease rollover schedule at the Crossroads Shopping Center Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,110	1.0%	1.0%	$57,390	2.1%	$27.20	2
2014	5,503	2.5	3.5%	179,342	6.6	32.59	5
2015	32,850	15.0	18.5%	452,140	16.5	13.76	5
2016	3,760	1.7	20.2%	122,346	4.5	32.54	2
2017	1,958	0.9	21.1%	45,367	1.7	23.17	1
2018	12,779	5.8	27.0%	431,046	15.7	33.73	3
2019	1,250	0.6	27.5%	42,600	1.6	34.08	1
2020	6,300	2.9	30.4%	117,600	4.3	18.67	1
2021	0	0.0	30.4%	0	0.0	0.00	0
2022	0	0.0	30.4%	0	0.0	0.00	0
2023	1,450	0.7	31.1%	39,150	1.4	27.00	1
2024	1,150	0.5	31.6%	44,850	1.6	39.00	1
2025 & Thereafter	143,623	65.7	97.3%	1,205,610	44.0	8.39	4
Vacant	5,909	2.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	218,642	100.0%		$2,737,440	100.0%	$12.87	26

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at Crossroads Shopping Center Property:

Historical Leased %(1)
	2011	2012	2013
Owned Space	98.0%	97.4%	97.3%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CROSSROADS SHOPPING CENTER

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crossroads Shopping Center Property:

Cash Flow Analysis(1)

	2011	2012	2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,611,948	$2,732,882	$2,684,910	$2,737,440	$12.52
Overage Rent	594	1,388	0	0	0.00
Gross Up Vacancy	0	0	0	136,686	0.63
Total Rent	$2,612,542	$2,734,270	$2,684,910	$2,874,126	$13.15
Total Reimbursables	381,730	776,480	615,330	664,246	3.04
Other Income(3)	9,760	2,508	13,872	13,872	0.06
Vacancy & Credit Loss	0	0	0	(136,686)	(0.63)
Effective Gross Income	$3,004,032	$3,513,258	$3,314,112	$3,415,559	$15.62

Total Operating Expenses	$ 805,721	$ 805,019	$ 918,972	$ 951,606	$4.35

Net Operating Income	$2,198,311	$2,708,239	$2,395,140	$2,463,952	$11.27
TI/LC	0	0	0	87,518	0.40
Capital Expenditures	0	0	0	89,644	0.41
Net Cash Flow	$2,198,311	$2,708,239	$2,395,140	$2,286,791	$10.46

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the January 1, 2014 rent roll with rent steps through April 30, 2015.
(3)	Revenue attributable to signage income and miscellaneous fee income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

SHOPS AT SHELBY CROSSING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Sebring, Florida	Cut-off Date Principal Balance		$24,373,442
Property Type	Retail	Cut-off Date Principal Balance per SF		$103.23
Size (SF)	236,098	Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 3/3/2014(1)	89.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/3/2014(1)	89.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		4.8975%
Appraised Value	$30,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(5)	DeBartolo Real Estate Investments, LLC

Underwritten Revenues(2)	$3,112,212
Underwritten Expenses	$796,588	Escrows
Underwritten Net Operating Income (NOI) (2)	$2,315,623		Upfront	Monthly
Underwritten Net Cash Flow (NCF) (2)	$2,155,994	Taxes	$109,379	$21,876
Cut-off Date LTV Ratio(3)	74.2%	Insurance	$9,333	$9,333
Maturity Date LTV Ratio(4)	60.8%	Replacement Reserves	$0	$3,906
DSCR Based on Underwritten NOI / NCF	1.49x / 1.39x	TI/LC(6)	$25,000	$25,000
Debt Yield Based on Underwritten NOI / NCF(3)	10.2% / 9.5%	Other(7)	$1,611,434	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,400,000	100.0%	Loan Payoff	$16,776,578	68.8%
			Principal Equity Distribution	5,489,022	22.5
			Reserves	1,755,147	7.2
			Closing Costs	379,253	1.6
Total Sources	$24,400,000	100.0%	Total Uses	$24,400,000	100.0%

(1)
The Total and Owned Occupancy includes Ulta Beauty, which has an executed lease and is expected to take occupancy and begin paying rent by October 2014. We cannot assure you that Ulta Beauty will take occupancy and begin paying rent as expected or at all.

(2)	Underwritten cash flows do not include revenue associated with the executed Ulta Beauty lease. See “—Cash Flow Analysis” below.
(3)
The Cut-off Date LTV Ratio and Debt Yield based on Underwritten NOI / NCF are calculated based on the cut-off date principal balance less the earnout reserve amount of $1,588,000 which will be used to pay down the Shops at Shelby Crossing Loan in the event that Ulta Beauty and/or an acceptable replacement tenant have not met the occupancy or NOI requirements, as specified in the loan documents, within 18 months from the origination date.  The Cut-off Date LTV Ratio without netting the related earnout reserve amount is 79.4% and the Debt Yield Based on Underwritten NOI / NCF without netting the related earnout amount are 9.5% and 8.8%, respectively.

(4)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $32,900,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 65.1%.
(5)	DeBartolo Real Estate Investments, LLC is the guarantor of the non-recourse carveouts under the Shops at Shelby Crossing Loan.
(6)
TI/LC reserve is capped at $1,300,000. The borrower will escrow $300,000 per year, collected on a monthly basis ($25,000 per month), for TI/LC amounts until the due date in March 2018 when it will be reduced to $210,000 per year, collected on a monthly basis ($17,500 per month). The $1,300,000 TI/LC cap is subject to reduction by amounts equal to the product of (x) $6.94/per SF, and (y) the total SF of rollover spaces for which leases have renewed, extended or leased pursuant to terms in the loan documents.

(7)	Other upfront reserve represents the earnout reserve for Ulta Beauty ($1,588,000) and a deferred maintenance reserve of ($23,434).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Shops at Shelby Crossing Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Gold’s Gym	NR / NR / NR	30,937	13.1%	Yes	$474,227	$15.33	11/30/2019	NA	NA	3, 5-year options
Total Anchors		30,937	13.1%

Major Tenants
Ross Dress for Less, Inc.	NR / NR / A-	29,940	12.7%	Yes	$406,661	$13.58	1/31/2018	NA	NA	4, 5-year options
Marshalls	NR / A3 / A+	28,634	12.1	Yes	$351,811	$12.29	9/30/2017	$186	6.6%	4, 5-year options
Bed, Bath & Beyond, Inc.	NR / NR / BBB+	23,403	9.9	Yes	$293,655	$12.55	1/31/2018	NA	NA	5, 5-year options
Michaels	NR / B3 / B	21,386	9.1	Yes	$284,813	$13.32	2/28/2018	NA	NA	4, 5-year options
Petco Animal Supplies Store	NR / Caa1 / B	17,296	7.3	Yes	$352,885	$20.40	12/31/2017	NA	NA	3, 5-year options
Books-A-Million, Inc.	NR / NR / NR	15,520	6.6	Yes	$285,197	$18.38	1/31/2018	$87	21.2%	4, 5-year options
Ulta Beauty	NR / NR / NR	11,667	4.9	Yes	$186,205	$15.96	9/30/2024	NA	NA	2, 5-year options
Total Major Tenants		147,846	62.6%

Occupied In-line		31,977	13.5%		$662,964	$20.73
Vacant Spaces		25,338	10.7%		$0	$0.00
Total Owned SF		236,098	100.0%
Total SF		236,098	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of December 31, 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPS AT SHELBY CROSSING

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Shops at Shelby Crossing Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ Per SF	Lease Expiration	Tenant Sales $ per SF(2)	Actual Occupancy Cost	Renewal / Extension Options
Gold’s Gym	NR / NR / NR	30,937	13.1%	$363,510	13.2%	$11.75	11/30/2019	NA	NA	3, 5-year options
Ross Dress for Less, Inc.	NR / NR / A-	29,940	12.7	329,340	12.0	11.00	1/31/2018	NA	NA	4, 5-year options
Petco Animal Supplies Store	NR / Caa1 / B	17,296	7.3	311,328	11.3	18.00	12/31/2017	NA	NA	3, 5-year options
Marshalls	NR / A3 / A+	28,634	12.1	279,182	10.2	9.75	9/30/2017	$186	6.6%	4, 5-year options
Books-A-Million, Inc.	NR / NR / NR	15,520	6.6	248,320	9.0	16.00	1/31/2018	$87	21.2%	4, 5-year options
Bed, Bath & Beyond, Inc.	NR / NR / BBB+	23,403	9.9	239,881	8.7	10.25	1/31/2018	NA	NA	5, 5-year options
Michaels	NR / B3 / B	21,386	9.1	235,246	8.6	11.00	2/28/2018	NA	NA	4, 5-year options
Ulta Beauty(3)(4)	NR / NR / NR	11,667	4.9	148,754	5.4	12.75	9/30/2024	NA	NA	2, 5-year options
Mattress Firm, Inc.	NR / B2 / NR	4,923	2.1	137,844	5.0	28.00	11/30/2017	NA	NA	1, 5-year option
Panera Bread, LLC	NR / NR / NR	3,710	1.6	126,919	4.6	34.21	12/31/2017	NA	NA	3, 5-year options
Ten Largest Owned Tenants		187,416	79.4%	$2,420,323	88.1%	$12.91
Remaining Owned Tenants		23,344	9.9	328,150	11.9	14.06
Vacant Spaces (Owned Space)		25,338	10.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		236,098	100.0%	$2,748,474	100.0%	$13.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of December 31, 2013.
(3)
Ulta Beauty has an executed lease and is expected to take occupancy and begin paying rent by October 2014. Upon lease execution and re-measurement of the space, square footage excluding storage space is now 11,693 SF.  We cannot assure you that Ulta Beauty will take occupancy and begin paying rent as expected or at all.

(4)	Ulta Beauty Tenant GLA excludes 1,748 SF of storage space.

The following table presents certain information relating to the lease rollover schedule at the Shops at Shelby Crossing Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	6,972	3.0	3.0%	69,720	2.5	10.00	1
2015	0	0.0	3.0%	0	0.0	0.00	0
2016	3,733	1.6	4.5%	58,863	2.1	15.77	2
2017	56,440	23.9	28.4%	921,268	33.5	16.32	5
2018	97,690	41.4	69.8%	1,151,752	41.9	11.79	5
2019	32,510	13.8	83.6%	398,116	14.5	12.25	2
2020	0	0.0	83.6%	0	0.0	0.00	0
2021	0	0.0	83.6%	0	0.0	0.00	0
2022	0	0.0	83.6%	0	0.0	0.00	0
2023	0	0.0	83.6%	0	0.0	0.00	0
2024	13,415	5.7	89.3%	148,755	5.4	11.09	1
2025 & Thereafter	0	0.0	89.3%	0	0.0	0.00	0
Vacant	25,338	10.7	100.0%	0	0.0	0.00	0
Total	236,098	100.0%		$2,748,474	100.0%	$13.04	16

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SHOPS AT SHELBY CROSSING

The following table presents certain information relating to historical leasing at the Shops at Shelby Crossing Property:

Historical Leased %(1)
	2011	2012	As of 3/3/2014
Owned Space	NAV	NAV	89.3%

(1)	Historical occupancy is not available because the Shops at Shelby Crossing Property was acquired in June 2013 by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shops at Shelby Crossing Property:

Cash Flow Analysis(1)

	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$2,611,316	$2,665,677	$2,599,719	$11.01
Total Reimbursement Revenue	456,561	473,490	512,493	2.17
Other Rental Revenue	116,800	0	0	0.00
Market Revenue from Vacant Units	0	0	585,265	2.48
Gross Revenue	$3,184,677	$3,139,167	$3,697,476	$15.66
Vacancy Loss	0	0	(585,265)	(2.48)
Effective Gross Revenue	$3,184,677	$3,139,167	$3,112,212	$13.18

Total Operating Expenses	$745,537	$824,767	$796,588	$3.37

Net Operating Income	$2,439,140	$2,314,399	$2,315,623	$9.81
TI/LC	0	0	112,410	0.48
Capital Expenditures	0	0	47,220	0.20
Net Cash Flow	$2,439,140	$2,314,399	$2,155,994	$9.13

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten cash flow based on the March 3, 2014 rent roll with rent steps through April 30, 2015. The underwritten cash flow does not include rent associated with the executed Ulta Beauty lease. The underwritten net cash flow including rent associated with Ulta Beauty is $2,328,026.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WEST RUN APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RCMC
Location (City/State)	Morgantown, West Virginia	Cut-off Date Principal Balance		$24,300,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$75,465.84
Size (Units / Beds)(1)	322 / 994	Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 2/11/2014(1)	93.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/11/2014(1)	93.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / 2011	Mortgage Rate		4.9700%
Appraised Value	$33,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(2)	Ira Mondry, Mitch Mondry, Josh Mondry, Patrick Mcbride, James Harkrider and Andrew Lallathin
Underwritten Revenues	$5,193,014
Underwritten Expenses	$2,934,591	Escrows
Underwritten Net Operating Income (NOI)	$2,258,423		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,134,173	Taxes	$56,291	$18,764
Cut-off Date LTV Ratio	73.0%	Insurance	$14,926	$7,463
Maturity Date LTV Ratio	64.6%	Replacement Reserves(3)	$0	$10,354
DSCR Based on Underwritten NOI / NCF	1.45x / 1.37x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,300,000	75.4%	Purchase Price	$31,357,602	97.3%
Principal’s Cash Equity	5,932,013	18.4	Closing Costs	803,193	2.5
Subordinate Debt	2,000,000	6.2	Reserves	71,217	0.2

Total Sources	$32,232,013	100.0%	Total Uses	$32,232,013	100.0%

(1)	The collateral is comprised of 322 units and 994 beds and Total Occupancy and Owned Occupancy are based on those beds.
(2)	Ira Mondry, Mitch Mondry, Josh Mondry, Patrick Mcbride, James Harkrider, Andrew Lallathin are the guarantors of the non-recourse carveouts under the West Run Apartments Loan.
(3)	Replacement Reserves are capped at $497,000.

The following table presents certain information relating to the units and rent at the West Run Apartments Property:

Unit Type	# of Beds	Average SF per Bed	Monthly Market Rent per Bed	Monthly Actual Rent per Unit	Underwritten Monthly Rent	Underwritten Rent
2 Bed / 2 Bath	196	432	$570	$569	$612	$1,438,428
3 Bed / 3 Bath	294	353	460	456	456	1,610,160
4 Bed / 4 Bath	504	306	430	425	409	2,473,884
Total / Wtd. Avg.	994	345	$466	$463	$463	$5,522,472

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the West Run Apartments Property:

Historical Leased %(1)(2)

	2011	2012	2013	As of 2/11/2014
Owned Space	NAV	NAV	92.0%	93.6%

(1)	As provided by the borrower. The property was acquired in 2014; 2011 and 2012 occupancy numbers are not available.
(2)	Occupancy is as of December 31 for the specified year, unless otherwise indicated, and is based on 994 beds.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WEST RUN APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the West Run Apartments Property:

Cash Flow Analysis(1)

	2011(2)	2012	TTM 1/31/2014	Underwritten(3)	Underwritten $ per Unit
Base Rent	$5,175,583	$5,295,114	$5,499,764	$5,522,472	$17,151
Other Income	221,320	275,363	130,113	135,575	421
Total Rent Revenue	$5,396,903	$5,570,477	$5,629,877	$5,658,047	$17,572
Utility Reimbursements	(4)	13,531	24,843	60,250	187
Economic Vacancy & Credit Loss	(795,613)	(771,693)	(779,274)	(525,283)	(1,631)
Effective Gross Income	$4,601,286	$4,812,315	$4,875,446	$5,193,014	$16,127

Total Operating Expenses	$2,895,946	$2,719,778	$2,796,018	$2,934,591	$9,114

Net Operating Income	$1,705,340	$2,092,537	$2,079,428	$2,258,423	$7,014
Replacement Reserves	0	0	0	124,250	386
Net Cash Flow	$1,705,340	$2,092,537	$2,079,428	$2,134,173	$6,628

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	2011 NOI is based on the ten months ended December 31, 2011 annualized.
(3)	Underwritten cash flow is based on the February 11, 2014 rent roll.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LODGE AT BRIDGEMILL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Canton, Georgia	Cut-off Date Principal Balance	$24,139,383
Property Type	Senior Housing	Cut-off Date Principal Balance per Unit	$160,929.22
Size (Units)	150	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 12/30/2013	97.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/30/2013	97.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate	5.1055%
Appraised Value	$34,170,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	Michael J. Uccellini
Underwritten Revenues	$3,751,855
Underwritten Expenses	$1,625,164	Escrows
Underwritten Net Operating Income (NOI)	$2,126,692		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,074,942	Taxes	$44,533	$14,844
Cut-off Date LTV Ratio	70.6%	Insurance	$54,775	$7,397
Maturity Date LTV Ratio	58.4%	Replacement Reserves	$0	$4,313
DSCR Based on Underwritten NOI / NCF	1.35x / 1.32x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,200,000	100.0%	Loan Payoff	$16,639,667	68.8%
			Other Uses(2)	5,826,786	24.1
			Principal Equity Distribution	1,231,675	5.1
			Closing Cost	402,564	1.7
			Reserves	99,308	0.4
Total Sources	$24,200,000	100.0%	Total Uses	$24,200,000	100.0%

(1)	Michael J. Uccellini is the guarantor of the non-recourse carveouts under the Lodge at Bridgemill Loan.
(2)	Other Uses amount relates to the reimbursement of capital contributed by borrower-associated entities to fund project deficits while the Lodge at Bridgemill Property was in lease-up.

The following table presents certain information relating to the units and rent at the Lodge at Bridgemill Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent	Underwritten Rent
1 Bed / The Essex	20	665	$1,690	$1,678	$1,678	$402,720
1 Bed / The Sussex	22	715	$1,790	$1,798	$1,798	474,672
1 Bed / The Oxford	16	884	$2,195	$2,194	$2,194	421,248
2 Bed / The Kent	8	973	$2,125	$2,120	$2,120	203,520
2 Bed / The Yorkshire	8	983	$2,135	$2,134	$2,134	204,864
2 Bed / The Surrey	23	1,003	$2,225	$2,240	$2,240	618,240
2 Bed / The Cambridge	1	1,080	$1,790	$1,765	$1,765	21,180
2 Bed / The Berkshire	5	1,086	$2,375	$2,375	$2,375	142,500
2 Bed / The Stafford	4	1,104	$2,450	$2,444	$2,444	117,312
2 Bed / The Staffordshire	32	1,122	$2,613	$2,522	$2,522	968,448
2 Bed / The Buckingham	3	1,293	$2,950	$2,983	$2,983	107,388
2 Bed / The Manchester	1	1,560	$3,150	$3,150	$3,150	37,800
2 Bed / The Somerset	6	1,694	$3,250	$3,225	$3,225	232,200
2 Bed / The Somerset	1	1,827	$3,250	$3,250	$3,250	39,000
Total / Wtd. Avg.	150	974	$2,236	$2,217	$2,217	$3,991,092

(1)	Source: Appraisal.
(2)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

LODGE AT BRIDGEMILL

The following table presents certain information relating to historical leasing at the Lodge at Bridgemill Property:

Historical Leased %(1)
	2010	2011	2012	As of 11/30/2013
Owned Space	59.1%	68.6%	82.9%	93.7%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lodge at Bridgemill Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 11/30/2013	Underwritten	Underwritten $ per Unit
Base Rent	$4,204,610	$4,042,279	$3,934,746	$3,970,621	$3,991,092	$26,607
Gross Up Vacancy	0	0	0	0	0	0
Goss Potential Rent	$4,204,610	$4,042,279	$3,934,746	$3,970,621	$3,991,092	$26,607
Vacancy, Credit Loss & Concessions	(2,486,848)	(1,738,737)	(1,122,598)	(506,345)	(414,450)	(2,763)
Total Rent Revenue	$1,717,762	$2,303,542	$2,812,148	$3,464,276	$3,576,642	$23,844
Other Revenue(2)	62,160	78,817	202,510	207,236	175,213	1,168
Effective Gross Income	$1,779,922	$2,382,359	$3,014,658	$3,671,512	$3,751,855	$25,012

Total Operating Expenses	$1,293,289	$1,476,715	$1,610,275	$1,606,064	$1,625,164	$10,834

Net Operating Income	$486,633	$905,644	$1,404,383	$2,065,448	$2,126,692	$14,178
Replacement Reserves(3)	0	0	0	0	51,750	345
Net Cash Flow	$486,633	$905,644	$1,404,383	$2,065,448	$2,074,942	$13,833

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes pet charges, damages/cleaning fees, forfeited security deposits, termination fees, laundry, utility reimbursement, application fees and other miscellaneous revenues.
(3)	Underwritten replacement reserves of $345 per unit are based on the property condition report.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORWALK SELF STORAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Norwalk, Connecticut	Cut-off Date Principal Balance	$24,000,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF	$244.94
Size (SF)	97,985	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 2/6/2014	86.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/6/2014	86.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2000 / NAP	Mortgage Rate	4.6900%
Appraised Value	$36,200,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	48
		Borrower Sponsor(1)	Carl Bildner
Underwritten Revenues	$2,863,084
Underwritten Expenses	$629,611	Escrows
Underwritten Net Operating Income (NOI)	$2,233,472		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,204,077	Taxes	$49,131	$12,283
Cut-off Date LTV Ratio	66.3%	Insurance	$0	$0
Maturity Date LTV Ratio	59.6%	Replacement Reserves(2)	$0	$2,450
DSCR Based on Underwritten NOI / NCF	1.50x / 1.48x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.3% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,000,000	100%	Principal Equity Distribution	$12,743,340	53.1%
			Loan Payoff	10,916,786	45.5
			Closing Costs	290,744	1.2
			Reserves	49,131	0.2

Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%

(1)	Carl Bildner is the guarantor of the non-recourse carveouts under the Norwalk Self Storage Loan.
(2)	Replacement reserves are capped at $150,000.

The following table presents certain information relating to historical leasing at the Norwalk Self Storage Property:

Historical Leased %(1)
	2011	2012	2013	As of 2/6/2014
Owned Space	86.1%	88.4%	90.0%	86.0%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Norwalk Self Storage Property:

Cash Flow Analysis(1)
	2011	2012	2013	Underwritten	Underwritten $ per SF
Base Rent	$2,349,054	$2,513,216	$2,758,178	$2,760,276	$28.17
Gross Up Vacancy	0	0	0	459,108	4.69
Total Rent Revenue	$2,349,054	$2,513,216	$2,758,178	$3,219,384	$32.86
Other Income(2)	107,787	112,334	102,808	102,808	1.05
Vacancy & Credit Loss	0	0	0	(459,108)	(4.69)
Effective Gross Income	$2,456,842	$2,625,550	$2,860,986	$2,863,084	$29.22

Total Operating Expenses	$540,673	$512,722	$528,355	$629,611	$6.43

Net Operating Income	$1,916,168	$2,112,829	$2,332,631	$2,233,472	$22.79
Replacement Reserves	0	0	0	29,396	0.30
Capital Expenditures	0	0	0	0	0.00
Net Cash Flow	$1,916,168	$2,112,829	$2,332,631	$2,204,077	$22.49

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

(2)	Other Income includes merchandise sales, insurance fees and late fees.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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BURLINGTON OFFICE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Ann Arbor, Michigan	Cut-off Date Principal Balance		$21,250,000
Property Type	Office	Cut-off Date Principal Balance per SF		$108.03
Size (SF)	196,699	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 2/13/2014(1)	87.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/13/2014(1)	87.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1982-1989 / 2012	Mortgage Rate		5.0000%
Appraised Value	$30,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	18
		Borrower Sponsor(2)	Jeff Hauptman
Underwritten Revenues	$4,006,699
Underwritten Expenses	$1,814,821	Escrows
Underwritten Net Operating Income (NOI)	$2,191,879		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,933,816	Taxes	$356,308	$59,385
Cut-off Date LTV Ratio	70.8%	Insurance	$22,399	$2,489
Maturity Date LTV Ratio	60.5%	Replacement Reserves	$0	$7,197
DSCR Based on Underwritten NOI / NCF	1.60x / 1.41x	TI/LC(3)	$250,000	$16,392
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.1%	Other(4)	$90,740	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,250,000	100.0%	Loan Payoff	$20,091,808	94.5%
			Reserves	719,447	3.4
			Closing Costs	283,503	1.3
			Principal Equity Distribution	155,242	0.7
Total Sources	$21,250,000	100.0%	Total Uses	$21,250,000	100.0%

(1)
Occupancy includes vAuto, Inc. and Whole Brain, tenants that have signed leases to occupy 7,347 SF and 4,866 SF at the Burlington Office Center Property, respectively, but have not yet taken occupancy of their respective space. The borrower anticipates that vAuto, Inc. will take occupancy in April 2014 and will commence paying rent five months thereafter. The borrower also anticipates that Whole Brain will take occupancy in the third quarter of 2014 and will commence paying rent June 1, 2014. We cannot assure you that these tenants will take occupancy and commence rent payments as expected or at all. The University of Michigan Credit Union leases a 13,195 SF office suite through December 31, 2014 but has relocated operations to another property. As such, that space has been underwritten as vacant. Excluding vAuto, Inc., Whole Brain and the University of Michigan Credit Union space, the Burlington Office Center Property is 74.6% occupied.

(2)	Jeff Hauptman is the guarantor of the non-recourse carveouts under the Burlington Office Center Loan.
(3)	The TI/LC reserve is capped at $1,000,000.
(4)	Other upfront reserve represents a vAuto, Inc. rent concession reserve in the amount of $62,756 and a Whole Brain rent concession reserve in the amount of $27,984.

The following table presents certain information relating to the tenants at the Burlington Office Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Regents of the University of Michigan	NR / NR / NR	70,754	36.0%	$1,969,500	52.7%	$27.84	12/31/2018	NA
Online Tech, Inc.	NR / NR / NR	9,839	5.0	181,403	4.9	18.44	3/31/2018	1, 2-year option
vAuto, Inc.(1)	NR / NR / NR	7,347	3.7	150,614	4.0	20.50	5/31/2019	1, 5-year option
The University of Phoenix, Inc.	NR / NR / NR	8,524	4.3	128,411	3.4	15.06	7/31/2016	2, 5-year options
Whole Brain(2)	NR / NR / NR	4,866	2.5	111,924	3.0	23.00	5/31/2017	1, 3-year option
Endodontic Associates, LLC	NR / NR / NR	3,328	1.7	101,352	2.7	30.45	12/31/2023	NA
Sleeping Bear Press	NR / NR / NR	4,723	2.4	94,680	2.5	20.05	8/31/2015	NA
Lyons Consulting Group, LLC	NR / NR / NR	4,942	2.5	84,648	2.3	17.13	10/31/2016	NA
General Compression, Inc.	NR / NR / NR	3,258	1.7	70,476	1.9	21.63	2/29/2016	NA
Coldwell Banker	NR / NR / NR	3,658	1.9	69,876	1.9	19.10	12/31/2014	1, 3-year option
Total		121,239	61.6%	$2,962,883	79.2%	$24.44
Remaining Tenants		37,730	19.2	775,949	20.8	20.57
Vacant(3)		37,730	19.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		196,699	100.0%	$3,738,832	100.0%	$23.52

(1)
vAuto, Inc. has executed a lease dated October 18, 2013 but has not yet taken occupancy. The borrower reserved $62,756 related to this tenant. The borrower anticipates that vAuto, Inc. will take occupancy in April 2014 and will commence paying rent five months thereafter. We cannot assure you that vAuto, Inc. will take occupancy and commence rent payments as expected or at all. vAuto, Inc. has a one-time termination option after the end of the 41st month of the lease (February 2018) with 10 months prior written notice and a termination fee equal to (i) six months’ rent, plus (ii) the unamortized portion of (a) the tenant improvement allowance as set forth in the lease, plus (b) all brokerage commissions paid by landlord, and any amounts paid by landlord on behalf of tenant relating to tenant improvements as a result of landlord’s total obligations exceeding the cost of landlord’s work.

(2)
Whole Brain has executed a lease dated December 16, 2013 but has not yet taken occupancy. The borrower anticipates that Whole Brain will take occupancy in the third quarter of 2014 and will commence paying rent June 1, 2014. We cannot assure you that Whole Brain will take occupancy and commence rent payments as expected or at all.

(3)
The University of Michigan Credit Union leases a 13,195 SF suite through December 31, 2014 but has relocated operations to another property. As such, the space has been underwritten and presented as vacant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BURLINGTON OFFICE CENTER

The following table presents the lease rollover schedule at the Burlington Office Center Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	22,107	11.2	11.2%	455,056	12.2	20.58	13
2015	12,915	6.6	17.8%	259,032	6.9	20.06	5
2016	23,623	12.0	29.8%	423,276	11.3	17.92	6
2017	5,864	3.0	32.8%	132,888	3.6	22.66	2
2018	82,538	42.0	74.8%	2,189,243	58.6	26.52	3
2019	8,594	4.4	79.1%	177,986	4.8	20.71	2
2020	0	0.0	79.1%	0	0.0	0.00	0
2021	0	0.0	79.1%	0	0.0	0.00	0
2022	0	0.0	79.1%	0	0.0	0.00	0
2023	3,328	1.7	80.8%	101,352	2.7	30.45	1
2024	0	0.0	80.8%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	80.8%	0	0.0	0.00	0
Vacant(2)	37,730	19.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	196,699	100.0%		$3,738,832	100.0%	$23.52	32

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
The University of Michigan Credit Union leases a 13,195 SF suite through December 31, 2014 but has relocated operations to another property. As such, the space has been underwritten and presented as vacant.

The following table presents certain information relating to historical leasing at the Burlington Office Center Property:

Historical Leased %(1)(2)
	2010	2011	2012	2013
Owned Space	83.3%	83.4%	78.8%	82.1%

(1)	As provided by the borrower.
(2)	Occupancy is as of December 31 for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Burlington Office Center Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 11/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,792,038	$3,976,696	$3,840,377	$3,600,345	$3,738,832	$19.01
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	848,585	4.31
Total Rent	$3,792,038	$3,976,696	$3,840,377	$3,600,345	$4,587,417	$23.32
Total Reimbursables	415,644	329,171	321,080	290,284	252,724	1.28
Other Income(3)	31,837	35,484	18,985	15,143	15,143	0.08
Vacancy & Credit Loss	0	0	0	0	(848,585)	(4.31)
Effective Gross Income	$4,239,520	$4,341,350	$4,180,442	$3,905,772	$4,006,699	$20.37

Total Operating Expenses	$1,938,637	$1,791,253	$1,785,519	$1,691,922	$1,814,821	$9.23

Net Operating Income	$2,300,882	$2,550,097	$2,394,922	$2,213,850	$2,191,879	$11.14
TI/LC	0	0	0	0	171,699	0.87
Capital Expenditures	0	0	0	0	86,364	0.44
Net Cash Flow	$2,300,882	$2,550,097	$2,394,922	$2,213,850	$1,933,816	$9.83

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of June 1, 2014.
(3)	Includes parking revenue, storage rent and miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1650 SELWYN

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Bronx, New York	Cut-off Date Principal Balance		$20,929,681
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$168.45
Size (SF)(1)	124,250	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 12/30/2013(2)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as 12/30/2013(2)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / NAP	Mortgage Rate		5.4200%
Appraised Value	$38,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(3)	The Bronx-Lebanon Hospital Center
Underwritten Revenues	$3,505,202
Underwritten Expenses	$1,391,507	Escrows
Underwritten Net Operating Income (NOI)	$2,113,695		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,072,692	Taxes(4)	$0	$0
Cut-off Date LTV Ratio	54.1%	Insurance	$4,908	$1,227
Maturity Date LTV Ratio	45.2%	Replacement Reserves	$0	$5,051
DSCR Based on Underwritten NOI / NCF	1.49x / 1.46x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.9%	Other(5)	$76,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,000,000	100.0%	Principal Equity Distribution	$15,214,232	72.4%
			Loan Payoff	4,652,052	22.2
			Reserves	1,052,182	5.0
			Closing Costs	81,533	0.4

Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

(1)
The total square footage of 124,250 SF is comprised of a medical office component totaling 89,600 SF (72.1% GLA) and 56 multifamily units totaling 34,650 SF (27.9% GLA).  The entire medical office component is leased by Bronx-Lebanon Hospital, an affiliate of the borrower, pursuant to two coterminous leases that expire on December 30, 2028.

(2)	Reflects the combined occupancy of the medical office and multifamily tenants as of December 30, 2013.
(3)	The Bronx-Lebanon Hospital Center is the guarantor of the non-recourse carveouts under the 1650 Selwyn Loan.
(4)	The borrower is a tax exempt entity and collection of RE tax reserves is waived so long as the borrower maintains tax exempt status and no event of default has occurred and is continuing.
(5)	Other upfront reserves represent the building code violation reserve ($68,125) and a deferred maintenance reserve ($8,500).

The following table presents certain information relating to the tenants at the 1650 Selwyn Property:

Largest Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA(3)	% of GLA	UW Base Rent(4)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Bronx-Lebanon Hospital	NR / NR / NR	89,600	72.1%	$2,032,125	74.5%	$22.68	12/30/2028
Total / Wtd. Avg. All Tenants		89,600	72.1%	$2,032,125	74.5%	$22.68

(1)	Reflects only the medical office portion of the building and the sole medical office tenant. The remainder of Base Rent is derived from the multifamily component of the building.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1650 SELWYN

The following table presents the lease rollover schedule for the medical office tenant at the 1650 Selwyn Property, assuming no extension options are exercised:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025 & Thereafter	89,600	72.1	72.1%	2,032,125	74.5	22.68	1
Vacant	0	0.0	72.1%	0	0.0	0.00	0
Total / Wtd. Avg.	89,600	72.1%		$2,032,125	74.5%	$22.68	1

(1)	Calculated based on square footage occupied by Bronx-Lebanon Hospital which is the sole office tenant.
(2)	Underwritten Base Rent corresponds to contractual lease payments under the two leases for the medical office portion of the building.

The following table presents certain information relating to the multifamily units and rent at the 1650 Selwyn Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market(1) Rent per Unit	Monthly Actual(2) Rent per Unit	Underwritten Monthly Rent	Total Underwritten Annual Rent
1 Bed / 1 Bath	42	550	$1,150	$968	$968	$487,692
2 Bed / 1 Bath	14	825	$1,450	$1,238	$1,238	207,984
Total / Wtd. Avg.	56	619	$1,225	$1,035	$1,035	$695,676

(1)	Source: Appraisal
(2)
As provided by the borrower.  Actual rent per rent roll provided reflects a below market rent which residents receive as long as they are employed by the Bronx-Lebanon Hospital.  In the event employment is terminated, the resident has 30 days to vacate.

The following table presents certain information relating to historical leasing at the 1650 Selwyn Property:

Historical Leased %(1)
	2010	2011	2012	As Of 12/30/2013
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

1650 SELWYN

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1650 Selwyn Property:

Cash Flow Analysis(1)
	Underwritten	Underwritten $ per SF
Base Rent	$2,727,801	$21.95
Total Rent	$2,727,801	$21.95
Total Reimbursements	927,622	7.47
Parking Income	32,550	0.26
Other Income	0	0.00
Vacancy & Credit Loss	(182,771)	(1.47)
Effective Gross Income	$3,505,202	$28.21

Total Operating Expenses	$1,391,507	$11.20

Net Operating Income	$2,113,695	$17.01
Capital Expenditures	41,003	0.33
Net Cash Flow	$2,072,692	$16.68

(1)
Historical income and expense figures were not considered for underwriting purposes as the medical office component was owner occupied under a different lease structure and reported expenses did not differentiate items related to the business operations of the hospital from those related to the property.  Underwritten income is based on contractual lease payments under the two leases for the medical office portion of the building, as well as the individually leased multifamily units.  Underwritten expenses are based on the appraiser’s estimates of market figures.  Reimbursement of operating expenses is limited to the medical office portion of the building.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EEA credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) replace Article 122a and, among other things, will apply to EEA investment firms in addition to EEA credit institutions. Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) are to apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.  The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

—
Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Starwood Mortgage Capital LLC will guarantee the obligations of Starwood Mortgage Funding I LLC and Redwood Trust, Inc. will guarantee the obligations of Redwood Commercial Mortgage Corporation. We cannot provide assurances that the applicable sponsor (or guarantor) will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■
Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Controlling Class Representative and the Whole Loan Directing Holder

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, Whole Loan Directing Holder or the holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, Whole Loan Directing Holder or the holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investors in the Class E, Class F, Class G and Class H certificates (the “B-Piece Buyers”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  Actions of the B-Piece Buyers may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

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ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Refinance	40	$ 782,908,956	66.2%	$ 19,572,724	1.49x	4.973%	113.5	67.6%	57.4%
Acquisition	20	346,194,673	29.3	$ 17,309,734	1.47x	5.020%	105.0	71.5%	61.9%
Recapitalization	3	52,895,734	4.5	$ 17,631,911	1.47x	4.993%	100.1	70.2%	61.3%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Distribution of Amortization Types (1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only, Then Amortizing(2)	22	$ 546,565,000	46.2%	$ 24,843,864	1.43x	4.919%	109.1	69.0%	61.2%
Amortizing (30 Years)	32	533,909,527	45.2	$ 16,684,673	1.49x	5.066%	111.0	69.3%	57.4%
Amortizing (25 Years)	6	62,991,120	5.3	$ 10,498,520	1.69x	5.048%	119.1	70.2%	51.9%
Interest Only	2	30,000,000	2.5	$ 15,000,000	1.94x	4.750%	119.6	59.3%	59.3%
Amortizing (22.5 Years)	1	8,533,715	0.7	$ 8,533,715	1.56x	4.886%	59.0	61.8%	53.6%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
2,257,036 - 3,000,000	2	$ 4,954,254	0.4%	$ 2,477,127	1.69x	5.463%	119.0	64.0%	51.6%
3,000,001 - 5,000,000	12	50,166,678	4.2	$ 4,180,556	1.57x	5.294%	118.6	68.3%	57.2%
5,000,001 - 10,000,000	17	120,707,232	10.2	$ 7,100,425	1.57x	5.077%	114.4	69.8%	57.4%
10,000,001 - 15,000,000	6	72,049,626	6.1	$ 12,008,271	1.45x	5.007%	118.7	70.1%	58.2%
15,000,001 - 20,000,000	6	96,632,761	8.2	$ 16,105,460	1.52x	4.898%	99.4	71.4%	61.8%
20,000,001 - 25,000,000	6	138,992,505	11.8	$ 23,165,418	1.40x	5.005%	118.7	68.5%	58.4%
25,000,001 - 30,000,000	6	170,985,734	14.5	$ 28,497,622	1.47x	4.973%	112.7	66.9%	58.3%
30,000,001 - 80,000,000	5	237,610,000	20.1	$ 47,522,000	1.48x	4.889%	106.1	70.6%	63.9%
80,000,001 - 100,000,000	2	172,412,330	14.6	$ 86,206,165	1.42x	5.000%	100.2	65.1%	54.8%
100,000,001 - 117,488,244	1	117,488,244	9.9	$ 117,488,244	1.55x	4.990%	117.0	71.2%	56.8%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	$2,257,036
Max	$117,488,244
Average	$18,761,895

Distribution of Debt Service Coverage Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Service	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
1.25 - 1.30	7	$ 104,629,599	8.9%	$ 14,947,086	1.28x	5.015%	119.0	68.3%	60.2%
1.31 - 1.40	14	362,340,072	30.7	$ 25,881,434	1.35x	5.048%	99.3	71.8%	63.6%
1.41 - 1.50	15	268,860,829	22.7	$ 17,924,055	1.47x	5.008%	117.6	65.7%	54.1%
1.51 - 1.60	10	183,262,643	15.5	$ 18,326,264	1.56x	5.006%	109.8	70.9%	58.2%
1.61 - 1.70	9	168,680,623	14.3	$ 18,742,291	1.63x	4.822%	113.3	68.1%	59.3%
1.71 - 1.80	2	33,150,619	2.8	$ 16,575,310	1.73x	4.915%	119.7	72.2%	52.3%
1.81 - 1.90	4	50,581,807	4.3	$ 12,645,452	1.85x	4.929%	119.4	62.9%	56.5%
1.91 - 2.20	1	6,493,170	0.5	$ 6,493,170	2.14x	5.048%	119.0	53.4%	41.3%
2.21 - 2.66	1	4,000,000	0.3	$ 4,000,000	2.66x	4.890%	117.0	51.7%	51.7%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	1.25x
Max	2.66x
Weighted Average	1.49x

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
4.510 - 4.750	6	$ 173,154,727	14.6%	$ 28,859,121	1.61x	4.665%	113.1	66.2%	60.7%
4.751 - 5.000	19	568,497,977	48.1	$ 29,920,946	1.47x	4.962%	112.2	68.6%	57.0%
5.001 - 5.250	26	356,015,059	30.1	$ 13,692,887	1.44x	5.086%	104.4	71.3%	62.2%
5.251 - 5.500	8	68,328,459	5.8	$ 8,541,057	1.51x	5.360%	118.1	67.0%	54.4%
5.501 - 5.750	2	8,761,798	0.7	$ 4,380,899	1.34x	5.528%	119.0	64.5%	52.0%
5.751 - 5.860	2	7,241,344	0.6	$ 3,620,672	1.48x	5.795%	117.6	66.3%	54.9%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	4.510%
Max	5.860%
Weighted Average	4.988%

Distribution of Cut-off Date Loan-to-Value Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
50.9 - 55.0	4	$ 33,679,887	2.8%	$ 8,419,972	1.76x	5.315%	117.5	53.5%	44.8%
55.1 - 60.0	3	39,985,642	3.4	$ 13,328,547	1.36x	4.856%	119.7	56.2%	49.5%
60.1 - 65.0	7	163,468,769	13.8	$ 23,352,681	1.58x	4.988%	114.4	61.9%	51.8%
65.1 - 70.0	13	339,532,223	28.7	$ 26,117,863	1.48x	4.903%	106.7	67.9%	59.4%
70.1 - 75.0	35	601,580,689	50.9	$ 17,188,020	1.45x	5.024%	110.4	73.0%	61.9%
75.1 - 76.6	1	3,752,153	0.3	$ 3,752,153	1.64x	5.320%	118.0	76.6%	63.7%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	50.9%
Max	76.6%
Weighted Average	68.9%

Distribution of Maturity Date Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Maturity Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
39.3 - 45.0	3	$ 15,639,453	1.3%	$ 5,213,151	1.90x	5.115%	119.0	55.9%	42.6%
45.1 - 50.0	5	133,082,020	11.3	$ 26,616,404	1.48x	5.094%	116.7	60.4%	48.6%
50.1 - 55.0	9	143,204,396	12.1	$ 15,911,600	1.62x	4.950%	116.0	65.2%	52.8%
55.1 - 60.0	14	283,652,963	24.0	$ 20,260,926	1.49x	5.023%	117.7	70.5%	57.4%
60.1 - 65.0	25	441,683,701	37.4	$ 17,667,348	1.46x	4.946%	109.6	70.1%	61.8%
65.1 - 70.0	6	116,361,829	9.8	$ 19,393,638	1.42x	4.948%	92.9	73.8%	67.3%
70.1 - 72.4	1	48,375,000	4.1	$ 48,375,000	1.33x	5.040%	81.0	75.0%	72.4%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	39.3%
Max	72.4%
Weighted Average	58.9%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 14 of the mortgage loans.

Distribution of Original Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
60	3	$ 39,595,544	3.3%	$ 13,198,515	1.59x	4.830%	59.0	69.9%	64.7%
84	4	189,912,330	16.1	$ 47,478,083	1.35x	5.023%	81.9	71.3%	65.9%
120	56	952,491,488	80.6	$ 17,008,777	1.51x	4.987%	118.3	68.4%	57.3%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	60 months
Max	120 months
Weighted Average	112 months

Distribution of Remaining Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
58 - 60	3	$ 39,595,544	3.3%	$ 13,198,515	1.59x	4.830%	59.0	69.9%	64.7%
61 - 120	60	1,142,403,819	96.7	$ 19,040,064	1.48x	4.993%	112.2	68.9%	58.7%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	58 months
Max	120 months
Weighted Average	110 months

Distribution of Original Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
Range of Original	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	2	$ 30,000,000	2.5%	$ 15,000,000	1.94x	4.750%	119.6	59.3%	59.3%
270 - 300	7	71,524,835	6.1	$ 10,217,834	1.68x	5.028%	111.9	69.2%	52.1%
301 - 360	54	1,080,474,527	91.4	$ 20,008,788	1.46x	4.992%	110.1	69.1%	59.4%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	270 months
Max	360 months
Weighted Average	356 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Remaining Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
Range of Remaining	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	2	$ 30,000,000	2.5%	$ 15,000,000	1.94x	4.750%	119.6	59.3%	59.3%
269 - 300	7	71,524,835	6.1	$ 10,217,834	1.68x	5.028%	111.9	69.2%	52.1%
301 - 360	54	1,080,474,527	91.4	$ 20,008,788	1.46x	4.992%	110.1	69.1%	59.4%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	269 months
Max	360 months
Weighted Average	355 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
12 - 24	11	$ 216,600,000	18.3%	$ 19,690,909	1.44x	4.993%	113.2	68.3%	57.5%
25 - 36	5	$ 88,965,000	7.5%	$ 17,793,000	1.35x	4.941%	119.2	73.1%	64.7%
37 - 48	1	$ 24,000,000	2.0%	$ 24,000,000	1.48x	4.690%	119.0	66.3%	59.6%
49 - 60	5	$ 217,000,000	18.4%	$ 43,400,000	1.44x	4.861%	99.9	68.2%	63.8%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	53	$ 676,127,961	57.2%	$ 12,757,131	1.48x	5.044%	111.4	69.5%	59.9%
Yield Maintenance	9	488,916,675	41.4	$ 54,324,075	1.50x	4.919%	108.9	68.1%	57.7%
Yield Maintenance or Defeasance	1	16,954,727	1.4	$ 16,954,727	1.44x	4.730%	118.0	69.2%	56.5%
Total/Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Operating Income (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
8.2 - 9.0	9	$ 205,604,383	17.4%	$ 22,844,931	1.31x	5.002%	104.8	70.5%	63.9%
9.1 - 10.0	19	344,067,726	29.1	$ 18,108,828	1.42x	5.007%	106.6	69.8%	61.1%
10.1 - 11.0	14	418,019,898	35.4	$ 29,858,564	1.53x	4.931%	115.3	67.7%	56.7%
11.1 - 12.0	10	113,593,876	9.6	$ 11,359,388	1.59x	5.037%	106.6	68.7%	57.2%
12.1 - 13.0	2	18,498,637	1.6	$ 9,249,318	1.52x	5.283%	118.3	72.3%	55.9%
13.1 - 14.0	4	58,373,065	4.9	$ 14,593,266	1.75x	4.984%	119.6	69.3%	52.9%
14.1 - 15.0	4	17,348,607	1.5	$ 4,337,152	2.04x	5.159%	117.9	63.9%	51.2%
15.1 - 15.9	1	6,493,170	0.5	$ 6,493,170	2.14x	5.048%	119.0	53.4%	41.3%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	8.2%
Max	15.9%
Weighted Average	10.2%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
8.1 - 9.0	17	$ 410,874,117	34.8%	$ 24,169,066	1.36x	4.984%	104.7	70.0%	62.6%
9.1 - 10.0	24	376,607,235	31.9	$ 15,691,968	1.46x	5.022%	112.2	67.6%	57.1%
10.1 - 11.0	11	297,375,585	25.2	$ 27,034,144	1.58x	4.932%	114.9	69.6%	58.2%
11.1 - 12.0	5	57,916,829	4.9	$ 11,583,366	1.68x	5.002%	110.8	70.0%	53.9%
12.1 - 13.0	2	19,534,439	1.7	$ 9,767,219	1.86x	5.062%	118.8	65.9%	53.2%
13.1 - 14.0	3	17,434,122	1.5	$ 5,811,374	2.15x	5.038%	118.1	60.3%	48.7%
14.1 - 14.4	1	2,257,036	0.2	$ 2,257,036	1.89x	5.860%	119.0	50.9%	39.3%
Total/Avg./Wtd.Avg.	63	$ 1,181,999,363	100.0%	$ 18,761,895	1.49x	4.988%	110.4	68.9%	58.9%

Min	8.1%
Max	14.4%
Weighted Average	9.6%

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	21	$ 706,613,268	59.8%
Springing	27	317,657,066	26.9
Soft Springing	4	71,475,000	6.0
Soft	7	50,477,039	4.3
None	4	35,776,990	3.0
Total	63	$ 1,181,999,363	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	61	$ 1,167,999,363	98.8%
Real Estate Tax	62	$ 1,161,069,682	98.2%
Insurance	49	$ 728,964,938	61.7%
TI/LC(2)	30	$ 683,161,079	95.3%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, mixed use, industrial and office properties only.

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property Types	Properties	Balance(1)	Balance	Balance	Ratio (2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Retail	29	$ 298,175,073	25.2%	$ 10,281,899	1.50x	4.950%	102.1	70.9%	63.7%
Anchored	21	225,038,703	19.0	$ 10,716,129	1.49x	4.948%	97.7	70.7%	64.7%
Shadow Anchored	3	24,777,572	2.1	$ 8,259,191	1.69x	4.931%	118.7	67.3%	56.8%
Power Center/Big Box	1	24,373,442	2.1	$ 24,373,442	1.39x	4.898%	119.0	74.2%	60.8%
Single Tenant Retail	2	13,025,000	1.1	$ 6,512,500	1.46x	5.078%	101.5	72.2%	64.8%
Unanchored	2	10,960,356	0.9	$ 5,480,178	1.58x	5.006%	119.0	74.7%	64.3%
Office	11	$ 231,250,354	19.6%	$ 21,022,759	1.47x	4.919%	105.7	68.9%	61.1%
General Suburban	5	120,338,023	10.2	$ 24,067,605	1.59x	4.808%	118.4	67.8%	60.4%
CBD	1	82,412,330	7.0	$ 82,412,330	1.34x	5.000%	83.0	68.7%	60.9%
Medical	5	28,500,000	2.4	$ 5,700,000	1.33x	5.150%	118.0	74.3%	64.5%
Mixed Use	3	$ 148,429,681	12.6%	$ 49,476,560	1.44x	5.057%	116.9	63.8%	52.8%
Retail/Office/Multifamily	1	90,000,000	7.6	$ 90,000,000	1.50x	5.000%	116.0	61.8%	49.3%
Retail/Office	1	37,500,000	3.2	$ 37,500,000	1.29x	4.990%	119.0	74.1%	65.6%
Medical Office/Multifamily	1	20,929,681	1.8	$ 20,929,681	1.46x	5.420%	117.0	54.1%	45.2%
Senior Housing	27	$ 141,627,627	12.0%	$ 5,245,468	1.51x	5.010%	117.2	71.1%	57.1%
Independent Living	27	141,627,627	12.0	$ 5,245,468	1.51x	5.010%	117.2	71.1%	57.1%
Multifamily	24	$ 141,381,099	12.0%	$ 5,890,879	1.39x	4.985%	112.5	66.5%	58.0%
Garden	9	61,919,270	5.2	$ 6,879,919	1.39x	5.093%	118.6	67.5%	56.2%
Student Housing	2	34,700,000	2.9	$ 17,350,000	1.39x	4.893%	119.4	71.6%	63.3%
High-Rise	1	29,500,000	2.5	$ 29,500,000	1.28x	4.790%	120.0	55.5%	51.0%
Mid Rise	12	15,261,829	1.3	$ 1,271,819	1.59x	5.130%	58.0	72.4%	67.1%
Hospitality	7	$ 87,680,817	7.4%	$ 12,525,831	1.68x	4.963%	119.7	69.1%	52.7%
Full Service	4	70,913,452	6.0	$ 17,728,363	1.67x	4.962%	119.8	69.7%	53.5%
Limited Service	2	12,616,746	1.1	$ 6,308,373	1.70x	4.913%	119.5	65.6%	48.2%
Extended Stay	1	4,150,619	0.4	$ 4,150,619	1.80x	5.113%	118.0	69.8%	52.5%
Self Storage	14	$ 73,772,644	6.2%	$ 5,269,475	1.44x	5.039%	117.8	69.8%	59.2%
Industrial	7	$ 38,769,368	3.3%	$ 5,538,481	1.46x	5.058%	105.4	71.4%	57.6%
Warehouse	1	16,482,386	1.4	$ 16,482,386	1.39x	4.981%	119.0	74.9%	61.6%
Warehouse/Distribution	5	13,753,267	1.2	$ 2,750,653	1.49x	5.257%	118.0	73.2%	55.4%
Flex/Warehouse/Office	1	8,533,715	0.7	$ 8,533,715	1.56x	4.886%	59.0	61.8%	53.6%
Manufactured Housing	5	$ 20,912,701	1.8%	$ 4,182,540	1.54x	5.467%	119.2	67.7%	55.3%
Total/Avg./Wtd. Avg.	127	$ 1,181,999,363	100.0%	$ 9,307,082	1.49x	4.988%	110.4	68.9%	58.9%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property State	Properties	Balance(1)	Balance	Balance	Ratio (2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Texas	14	$ 275,878,543	23.3%	$ 19,705,610	1.50x	4.898%	106.5	67.7%	59.0%
Florida	16	139,663,492	11.8	$ 8,728,968	1.36x	5.053%	114.0	67.8%	58.1%
Ohio	4	125,016,101	10.6	$ 31,254,025	1.49x	4.991%	112.7	64.3%	51.9%
California	5	63,600,290	5.4	$ 12,720,058	1.62x	4.763%	100.9	67.1%	63.3%
Maryland	6	58,775,000	5.0	$ 9,795,833	1.35x	5.071%	92.6	73.9%	69.1%
Michigan	6	44,181,586	3.7	$ 7,363,598	1.58x	5.075%	118.9	68.7%	57.4%
Connecticut	4	42,911,390	3.6	$ 10,727,847	1.49x	4.829%	113.3	69.0%	60.2%
Georgia	5	41,889,784	3.5	$ 8,377,957	1.47x	5.140%	118.0	71.4%	57.2%
Pennsylvania	4	39,502,225	3.3	$ 9,875,556	1.64x	5.018%	118.5	68.6%	56.0%
Delaware	1	37,500,000	3.2	$ 37,500,000	1.29x	4.990%	119.0	74.1%	65.6%
Tennessee	6	31,326,130	2.7	$ 5,221,022	1.35x	5.136%	117.9	74.0%	63.8%
Oklahoma	3	29,000,000	2.5	$ 9,666,667	1.72x	4.887%	120.0	72.5%	52.3%
North Carolina	4	28,636,873	2.4	$ 7,159,218	1.54x	4.970%	118.2	73.1%	60.0%
West Virginia	1	24,300,000	2.1	$ 24,300,000	1.37x	4.970%	120.0	73.0%	64.6%
Oregon	6	21,394,065	1.8	$ 3,565,677	1.53x	5.034%	117.3	68.5%	55.0%
New York	1	20,929,681	1.8	$ 20,929,681	1.46x	5.420%	117.0	54.1%	45.2%
Missouri	3	20,567,850	1.7	$ 6,855,950	1.55x	5.110%	106.2	73.7%	62.9%
South Carolina	6	19,378,267	1.6	$ 3,229,711	1.46x	5.127%	118.3	73.7%	58.1%
Wyoming	1	16,954,727	1.4	$ 16,954,727	1.44x	4.730%	118.0	69.2%	56.5%
Illinois	12	15,261,829	1.3	$ 1,271,819	1.59x	5.130%	58.0	72.4%	67.1%
Indiana	4	12,965,928	1.1	$ 3,241,482	1.50x	5.072%	117.8	73.3%	60.6%
Virginia	1	11,700,000	1.0	$ 11,700,000	1.33x	5.040%	81.0	75.0%	72.4%
Wisconsin	2	11,681,668	1.0	$ 5,840,834	1.57x	4.881%	118.2	70.1%	56.8%
Louisiana	2	10,130,643	0.9	$ 5,065,322	1.41x	5.112%	97.2	73.4%	65.4%
Colorado	2	7,497,915	0.6	$ 3,748,957	2.14x	4.937%	117.0	60.8%	54.1%
Kentucky	1	6,393,867	0.5	$ 6,393,867	1.66x	5.430%	119.0	75.0%	62.6%
Iowa	2	6,347,210	0.5	$ 3,173,605	1.55x	4.990%	117.0	71.2%	56.8%
Nevada	1	5,374,280	0.5	$ 5,374,280	1.55x	4.990%	117.0	71.2%	56.8%
Washington	1	3,825,000	0.3	$ 3,825,000	1.33x	5.040%	81.0	68.7%	64.6%
Kansas	1	3,752,730	0.3	$ 3,752,730	1.55x	4.990%	117.0	71.2%	56.8%
Arizona	1	3,405,255	0.3	$ 3,405,255	1.55x	4.990%	117.0	71.2%	56.8%
Minnesota	1	2,257,036	0.2	$ 2,257,036	1.89x	5.860%	119.0	50.9%	39.3%
Total/Wtd.Avg	127	$ 1,181,999,363	100.0%	$ 9,307,082	1.49x	4.988%	110.4	68.9%	58.9%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)
	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7 - 9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15 - 16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Loss Reconciliation Detail	20
	Interest Shortfall Reconciliation Detail	21 - 22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor

GS Mortgage Securities Corporation II 200 West Street New York, NY 10282 Contact: Leah Nivison Phone Number: (212) 902-1000	KeyBank National Association 11501 Outlook Suite 300 Overland Park, KS 66211 Contact: Andy Lindenman Phone Number: (913) 317-4372	LNR Partners, LLC 1601 Washington Avenue Suite 700 Miami Beach, FL 33139 Contact: www.lnrpartners.com Phone Number: (305) 695-5600	Trimont Real Estate Advisors, Inc. 3424 Peachtree Road NE Suite 2200 Atlanta, GA 30326 Contact: Brian Pittard Phone Number: (404) 420-5515

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so.  Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.  Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PEZ		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PEZ		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PEZ	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

			Appraisal	Cumulative	Most Recent
		Loan	Reduction	ASER	App. Red.
		Number	Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Key Bank N. A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		Operating Advisor Fee- Trimont Real Estate Advisors	0.00
Net Prepayment Interest Shortfall	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate  Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer
Document	Balance at	Scheduled	Current Month	Left to Reimburse	Other (Shortfalls)/	Comments
Cross-Reference	Contribution	Balance		Master Servicer	Refunds

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC20	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/12/2014
		Record Date:	04/30/2014
		Determination Date:	05/06/2014

Supplemental Reporting

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below as of the Cut-off Date, or such other date as set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, or similar agreement, any Other PSA with respect to a Non-Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the

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related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real

E-1-2

property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holders of the related Companion Loan pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable

E-1-3

lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date.  To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the

E-1-4

related Mortgaged Property, the Mortgagor or other considerations determined by Sponsor to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the

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payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Sponsor.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the

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Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related

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Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such

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portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount  of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related

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Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the

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outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)
Ground Leases.   For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Sponsor, its successors and assigns, Sponsor represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

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(e)      The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)       The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)      The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such

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Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental

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consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.  Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained in the Mortgage Loan Schedule.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Sponsor.  After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgage Loan name and number identified on Annex A to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(8) Assignment of Leases and Rents	Three WestLake Park (No. 4)

The Mortgage Loan was closed with Shari’ah compliant Mortgage Loan documentation.  The Mortgagor leases the entire Mortgaged Property to Westlake Three Tenant LLC (the “Master Tenant”).  The Master Tenant operates the Mortgaged Property in accordance with the terms of a master lease.  The master lease is subordinate to the Mortgage Loan documents.  Master Tenant entered into an Assignment of Leases and Rents with respect to the subtenant (the third party space tenant on the Mortgaged Property), which document collaterally assigns the rights to collect such rents (upon a default under the master lease) to the Mortgagor.  The Mortgagor then collaterally assigned this document to the lender as security for the Mortgage Loan.

(16) Insurance
Sheraton Suites Houston (No.  6); Oklahoma Hotel Portfolio (No. 11); Crossroads Shopping Center (No. 14); Shops at Shelby Crossing (No. 15); Holiday Inn Brunswick (No. 41); and Candlewood Suites Columbus (No. 55)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

(16) Insurance	Newcastle Senior Housing Portfolio (No. 1)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all insurers must have ratings of not less than “BBB+” by S&P  and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

Instead of specifically covering a period of 18 months, business interruption insurance covers up until the date the Mortgaged Property is repaired or replaced and operations are resumed (regardless of the length of time).

E-2-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Three WestLake Park (No. 4)
All policies may be issued by one or more insurers having a rating of at least “A-” by S&P, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least   “A-” by S&P, and all such insurers are required to have ratings of not less than “BBB+” by S&P). Notwithstanding the foregoing, Factory Mutual Insurance Company, which currently has a rating of “AA” by Fitch and “Api” by S&P, will be deemed an acceptable insurer in its current position under the Mortgagor’s property policy provided the rating of such carrier is not withdrawn or downgraded below “A-” by S&P.  In the event such insurer’s rating is withdrawn or downgraded below this rating, the Mortgagor is required to promptly replace such insurer with an insurer meeting the rating requirements set forth herein.

(16) Insurance	Lodge at Bridgemill (No. 17)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best). Notwithstanding the foregoing, the lender will accept (1) Aspen Specialty Insurance Solutions, rated “A XV” with AM Best, Torus Specialty Insurance Company, rated “A- IX” with AM Best, and Ironshore Specialty Insurance Company, rated “A XIV” with AM Best, as the insurers for the policy that provides the property coverage and in their current position in the syndicate of insurers, and (2) Associated Industries Insurance Company, Inc., rated “A X” with AM Best, as the insurer for the general liability policy, for so long as the rating of such insurers are not withdrawn or downgraded below those ratings noted herein.  In the event such insurer’s rating is withdrawn or downgraded below the current rating, the Mortgagor is required to promptly notify the lender and replace such insurer with an insurer meeting the rating requirements.

(24) Local Law Compliance	Sheraton Suites Houston (No. 6)
The Mortgaged Property is deficient 11 parking spaces. To the extent the Mortgagor receives written notice from the applicable governmental authority of the deficiency in the appropriate number of parking spaces for the Mortgaged Property, the Mortgagor is required to add the appropriate number of spaces within the earlier to occur of (i) 60 days from the receipt of such notice or (ii) the time period required by the applicable governmental authority.

(24) Local Law Compliance	Nut Tree Center Phase II (No. 32)
Parcel 10 which is part of the Mortgaged Property is deficient 3 required handicap parking spaces. The Mortgaged Property is part of a larger development and the overall development is in compliance with all applicable parking requirements. The Mortgagor is obligated to add the additional handicap parking spaces to the extent required by the applicable governmental authority.

(25) Licenses and Permits	Nut Tree Center Phase II (No. 32)
As of the origination of the Mortgage Loan, permanent certificates of occupancy had not been issued for Michael’s, AJ Nail Spa or Select Comfort. The Mortgagor is obligated to deliver copies of the final certificates of occupancy within 12 months of origination.

(26) Recourse Obligations	Newcastle Senior Housing Portfolio (No. 1)
The Mortgage Loan documents do not provide recourse for misappropriation of security deposits or, alternatively, the failure of any security deposits to be delivered to the lender upon foreclosure or action in lieu of foreclosure.

E-2-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(26) Recourse Obligations	Jo-Ann Fabrics Columbia (No. 38)
There is no recourse against guarantor for breaches of environmental covenants - the Mortgagor has provided a paid in full environmental insurance policy at origination.  It is an event of default under the Mortgage Loan documents if the policy is not maintained by the Mortgagor.

(28) Financial Reporting and Rent Rolls	Newcastle Senior Housing Portfolio (No. 1)
Annual Mortgagor reporting is limited to a combined balance sheet of the Mortgagors (and no other entities), together with related combined statements of operations for the Mortgaged Properties on a combined basis.

(30) Due on Sale or Encumbrance	Three WestLake Park (No. 4)
The Mortgagor is a special-purpose entity ultimately owned 100% by a third party service provider hired by a representative of the owner (i.e., Teresa Tsai as of origination). So long as the representative of the owner maintains management control of the Mortgagor, equity interests in the Mortgagor are freely transferable.

(31) Single-Purpose Entity	Sheraton Suites Houston (No. 6)
The Mortgagor initially acted as the general partner of GS Hotel, Ltd. prior to the merger of GS Hotel, Ltd. into the Mortgagor. Since such merger, the Mortgagor’s business has consisted solely of its ownership and operation of the Mortgaged Property.

(31) Single-Purpose Entity	Oklahoma Hotel Portfolio (No. 11)
The Mortgagor known as Magnolia Hospitality, LLC previously owned the vacant lot located immediately adjacent to the individual Mortgaged Property in Durant, Bryan County, Oklahoma which it currently owns. The vacant lot is more particularly described as Lot 2 in the Hampton Inn Durant Addition, an addition to Bryan County, Oklahoma (Tax Parcel #A107-00-000-002).

(31) Single-Purpose Entity	Shops at Shelby Crossing (No. 15)
(i) The Mortgagor was not required to provide a non-consolidation opinion in conjunction with the origination of the Mortgage Loan; and (ii) the Mortgagor previously owned (a) certain undeveloped real property zoned for multifamily residential purposes immediately adjacent to the Mortgaged Property (APN# C-26-34-28-040-0010.0), which, as of the origination of the Mortgage Loan, was conveyed to an affiliate and (b) certain undeveloped real property which is an outparcel adjacent to the Property (APN# C-26-34-28-A00-0120-0000), which, as of the origination of the Mortgage Loan, was conveyed to an affiliate.

(31) Single-Purpose Entity	Lodge at Bridgemill (No. 17)	The Mortgagor was not required to provide a non-consolidation opinion in conjunction with the origination of the Mortgage Loan.

(31) Single-Purpose Entity	Dickson City Commons (No. 29)	The Mortgagor has approximately $4.83MM in inter-company receivables which are assets of the Mortgagor unrelated to the Mortgaged Property.

(31) Single-Purpose Entity	Jo-Ann Fabrics Columbia (No. 38)
The Single-Purpose Entity does not commingle its assets with those of any other person, and holds its assets in its own name; provided that it may commingle its assets with those of other persons so long as it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person.

(31) Single-Purpose Entity	Normandy Plaza (No. 53)
The Mortgagor previously owned the improvements and real property immediately adjacent to the Mortgaged Property (i.e., Part of Parcel No. 25-06-403-020) which was conveyed as of the origination of the Mortgage Loan.

(33) Fixed Interest Rates	Newcastle Senior Housing Portfolio (No. 1)	The Mortgage Loan bears interest at a rate of 4.000% from the origination date through January 5, 2019. From and after January 6, 2019, the interest rate will be 4.990%.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(39) Organization of Mortgagor	Holiday Inn Brunswick (No. 41) and Candlewood Suites Columbus (No. 55)	The Mortgagors of the 2 Mortgage Loans secured by the hotel properties commonly known as Holiday Inn Brunswick and Candlewood Suites Columbus are affiliated entities.

(40) Environmental Conditions	Crossroad Shopping Center (No. 14)
The related Phase I ESA reported that a former dry cleaning tenant’s operations at the Mortgaged Property until 2000 had resulted in soil impacts that were remediated and received regulatory no further action status, for which the ESA recommended no further investigation or other action.  The ESA also reported that groundwater at the Mortgaged Property was impacted by a gasoline release from an adjacent third-party ARCO gas station.  The gas station LUST facility has conducted soil and remediation actions and groundwater monitoring continues pursuant to regulatory agency oversight. The ESA concluded that no potential sources of such gasoline impacts have been located at the Mortgaged Property, that there is no current health risk at the Mortgaged Property, and that due to depth of any impacted groundwater any risk of indoor vapor intrusion is low. The ESA therefore recommended no further action other than continuing to track the regulatory status of the gas station LUST case.

(40) Environmental Conditions	Nut Tree Center Phase II (No. 32)
According to the related Phase I environmental site assessment (“ESA”) report dated January 21, 2014, a Shell gas station was previously located on the east side of the Mortgaged Property.  A Shell leaking underground storage tank (“LUST”) had impacted soil and groundwater.  Shell is the designated responsible party that has been remediating the LUST incident with oversight by the Solana County Department of Resource Management, Environmental Health Division (“SCEHD”).  Shell removed contaminated soil and has been conducting quarterly groundwater monitoring of decreasing contaminant concentrations.  In addition, an adjacent third-party former Chevron gas station with a LUST was also previously located at the Mortgaged Property and potentially could impact groundwater at, the Mortgaged Property.  Chevron is the designated responsible party that has been remediating that LUST incident with SCEHD oversight.  Since responsible parties are actively remediating both LUST incidents with government oversight, the ESA concludes that no further action by the Mortgaged Property owners or operators is warranted.

(40) Environmental Conditions	Normandy Plaza (No. 53)
The related Phase I ESA reported that a gas station had previously operated at the site, its five underground storage tanks were removed in 1987, contamination was discovered and resulted in a regulatory listing as a LUST site, and the LUST case was granted conditional closure with a restricted use covenant in 2000.  In accordance with state law, a Baseline Evaluation Assessment (“BEA”) and a due care plan were prepared to document and distinguish historical residual contamination from the LUST incident from any future contamination that might occur and to ensure proper management of conditions at the Mortgaged Property.  The restricted use covenant related to the Mortgaged Property requires (i) recording a notice of corrective action with the Register of Deeds and provides that any future change of land use away from the approved Commercial III use may necessitate further evaluation of potential risks; (ii) proper characterization and management of any contaminated soil or groundwater that might be encountered during any excavation or other subsurface disturbance; (iii) precautions when installing any borings or wells or any other activities that potentially could result in cross-contamination of subsurface aquifers; and (iv) notice to prospective purchasers or users that proposed land uses may be restricted. The ESA recommended continued compliance with the BEA and the due care plan in order to manage the residual contamination and adhere to the restricted use covenant.

E-2-4

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment	Greene Town Center (No. 2)
The Mortgage Loan may not be assigned to or participated in by Glimcher Realty Trust or any affiliates of Glimcher Realty Trust controlled by such entity.  In addition, there is a superior lien on the Mortgaged Property securing the related borrower’s obligation to make certain payments to the City of Beavercreek and Greene County, Ohio (i) under a payment in lieu of taxes arrangement and (ii) as special assessments, both to support the repayment of certain bonds issued by Greene County, Ohio in connection with the public infrastructure for initial development of the Mortgaged Property.

(6) Permitted Liens; Title Insurance	Greene Town Center (No. 2)
There is a superior lien on the Mortgaged Property securing the related borrower’s obligation to make certain payments to the City of Beavercreek and Greene County, Ohio (i) under a payment in lieu of taxes arrangement and (ii) as special assessments, both to support the repayment of certain bonds issued by Greene County, Ohio in connection with the public infrastructure for initial development of the Mortgaged Property.

(6) Permitted Liens; Title Insurance	Greenville Center (No. 7)
The Mortgaged Property is subject to two Land Development and Improvement Agreements (each, an “LDIA”) with New Castle County, Delaware, one executed in 2002 by a prior owner of the Mortgaged Property and one executed by the Mortgagor in 2013. The LDIAs provide that the Mortgaged Property will be developed in accordance with recorded development plans and obligate the owner of the Mortgaged Property to construct certain improvements to the Mortgaged Property, including, without limitation, sidewalks and sanitary sewer easements, in accordance with applicable municipal standards and codes. Each LDIA requires the owner of the Mortgaged Property to provide a performance bond.  Failure to comply with the terms of an LDIA could result in forfeiture of the performance bond, a stop work order, a refusal by New Castle County, Delaware to provide any new certificates of occupancy and, potentially after a notice and hearing process, enforcement of other remedies including attaching a lien to the Mortgaged Property.  Mortgagor has the right, subject to satisfaction of certain conditions in the Mortgage Loan Documents, to complete and construct expansions of the Mortgaged Property, which such work would implicate the terms and conditions of the LDIA, and Mortgagor may subsequently obtain releases of one or of these improved, expanded portions of the Mortgaged Property, which may result in the Mortgagor having obligations to New Castle County, Delaware relating to property it no longer owns (after such permitted release).

(16) Insurance	Visalia Marketplace (No. 24)
Each of the tenants occupying the spaces operated as a Kmart and SaveMart maintain their own insurance coverage for the buildings they occupy.  In the event of a casualty wherein the applicable lease is not terminated, each tenant has the right to receive, hold and disburse the related insurance proceeds and use the same to restore the applicable leased premises. In addition, the Mortgagee is not named as a loss payee under the property and casualty insurance policy maintained by the SaveMart tenant.  The insurance coverage maintained by the SaveMart tenant contains a deductible of $500,000.

(17) Access; Utilities; Separate Tax Lots	Walnut Creek Apartments – Farmington Hills (No. 62)
One of the tax parcels that constitutes the Mortgaged Property includes a portion of a public right of way.  The Mortgage Loan Documents require Mortgagor to pay any taxes that may be levied on such public right of way.

E-2-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(18) No Encroachments	Walgreens Shopping Center Portfolio #3 (No. 8)
The building on the Mortgaged Property located in Florissant, Missouri shares a party wall with an adjoining property to the north of the Mortgaged Property.  In addition, the building on the Mortgaged Property encroaches over a (i) 20 foot sewer easement and (ii) 36 foot sewer easement. There are two Licenses to Encroach which permitted the construction of such building over the existing sewer easements. The License to Encroach as to (i) in the preceding sentence also includes the right to revoke the license to encroach when “it reasonably appears that the public interest would be served”, without expense to the municipal sewer district.  The License to Encroach as to (ii) described above does not include the right to revoke the license.

(24) Local Law Compliance	Walgreens Shopping Center Portfolio #3 (No. 8)	The Mortgaged Property located in Pompano Beach, Florida is legal non-conforming as to use with respect to the use of a portion of the Mortgaged Property by a tenant as a pawn shop.

(24) Local Law Compliance	Amsdell Compass Self Storage Portfolio (No. 9)
Six of the seven Mortgaged Properties securing the related Mortgage Loan are non-conforming as to use with respect to the ancillary use of a portion of each such Mortgaged Property for U-Haul truck rentals.  The gross revenue attributable to such use is approximately 1.81% of the underwritten effective gross revenue attributable to the Mortgaged Properties as a whole.

(24) Local Law Compliance	Norwalk Self Storage (No. 18)
In 2007, the City of Norwalk issued a Notice of Violation and Order to Cease and Desist relating, in part, to (i) the conversion by the Mortgagor of certain open parking areas located on the first floor of the building at the Mortgaged Property into storage units without proper permits and (ii) the outdoor storage of boats, trailers, campers and vehicles within designated parking spaces in violation of local zoning requirements.  Such violations had not been remedied as of the origination date of the Mortgage Loan.

(25) Licenses and Permits	Amsdell Compass Self Storage Portfolio (No. 9)
Six of the seven Mortgaged Properties securing the related Mortgage Loan are non-conforming as to use with respect to the ancillary use of a portion of each such Mortgaged Property for U-Haul truck rentals.  The gross revenue attributable to such use is approximately 1.81% of the underwritten effective gross revenue attributable to the Mortgaged Properties as a whole.

(25) Licenses and Permits	Norwalk Self Storage (No. 18)
In 2007, the City of Norwalk issued a Notice of Violation and Order to Cease and Desist relating, in part, to (i) the conversion by the Mortgagor of certain open parking areas located on the first floor of the building at the Mortgaged Property into storage units without proper permits and (ii) the outdoor storage of boats, trailers, campers and vehicles within designated parking spaces in violation of local zoning requirements.  Such violations had not been remedied as of the origination date of the Mortgage Loan.

(26) Recourse Obligations	Walnut Creek Apartments – Farmington Hills (No. 62)
Full recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor in violation of the Mortgage Loan Documents does not apply if (a) such default was immaterial, (b) Mortgagor corrects such failure within 30 days of notice from Mortgagee, and (c) such default is not a sale or pledge of all or any portion of the Mortgaged Property or a transfer which results in the ownership and control tests set forth in the Mortgage Loan documents to be violated.  In addition, recourse for losses sustained from the misappropriation of rents requires prior notice to the Mortgagor after the occurrence of a non-monetary event of default under the Mortgage Loan.

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(27) Mortgage Releases	Greenville Center (No. 7)
The Mortgage Loan documents permit the Mortgagor to release one or more of three specified outparcels, two of which contain improvements which were afforded value in the appraisal obtained at origination of the Mortgage Loan, subject to satisfaction of certain conditions, including, without limitation, compliance with all REMIC related requirements and payment of a specified release price with respect to each applicable outparcel, which release price was calculated based on the appraisal determinations and not as a percentage of an allocated loan amount.

(28) Financial Reporting and Rent Rolls	Walgreens Shopping Center Portfolio #1 (No. 5)	The Mortgage Loan Documents do not require a combined statement of members’ capital to be included in the annual financial statements of the two Mortgagors.

(28) Financial Reporting and Rent Rolls	Walgreens Shopping Center Portfolio #3 (No. 8)	The Mortgage Loan Documents do not require a combined statement of members’ capital to be included in the annual financial statements of the five Mortgagors.

(28) Financial Reporting and Rent Rolls	Amsdell Compass Self Storage Portfolio (No. 9)	The Mortgage Loan Documents do not require financial statements to be provided on a combined basis.

(28) Financial Reporting and Rent Rolls	Walgreens Shopping Center Portfolio #2 (No. 13)	The Mortgage Loan Documents do not require a combined statement of members’ capital to be included in the annual financial statements of the four Mortgagors.

(31) Single-Purpose Entity	Greene Town Center (No. 2)
The Mortgagor previously owned two additional parcels located adjacent to the Mortgaged Property but not securing the Mortgage Loan, one of which was transferred to an affiliate of the Mortgagor and the other to the City of Beavercreek, Ohio, each prior to the origination of the Mortgage Loan.

(31) Single-Purpose Entity	Mooresville Crossing II (No. 30)
The Mortgagor previously owned the property located adjacent to the Mortgaged Properly but not securing the Mortgage Loan, which was transferred to an affiliate of the Mortgagor prior to the origination of the Mortgage Loan.

(39) Organization of Mortgagor	Walgreens Shopping Center Portfolio #1 (No. 5); Walgreens Shopping Center Portfolio #3 (No. 8); and Walgreens Shopping Center Portfolio #2 (No. 13)	The Mortgagors under each of these Mortgage Loans are Affiliates.

(39) Organization of Mortgagor	Amsdell Compass Self Storage Portfolio (No. 9) and Compass Self-Storage – Spring Hill, FL (No. 58)	The Mortgagors under each of these Mortgage Loans are Affiliates.

E-2-7

MC-Five Mile Commercial Mortgage Finance LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13) Actions Concerning Mortgage Loan	High Point Village Apartments (No. 50)
As of the date of origination, the guarantor was the subject of (i) two federal tax liens, filed on June 1, 2012, and July 24, 2012, in the amounts of $1,843,300.80 and $1,386,541.01, and (ii) three pending lawsuits, (A) the first of which is subject to a settlement agreement with ongoing obligations, (B) the second of which is ongoing, relates to guarantor, and is in connection with property other than the collateral, and (C) the third of which is ongoing, relates to guarantor, and is in connection with property other than the collateral.

(13) Actions Concerning Mortgage Loan	Regency Apartments (No. 51)
As of the date of origination, the guarantor was the subject of (i) two federal tax liens, filed on June 1, 2012, and July 24, 2012, in the amounts of $1,843,300.80 and $1,386,541.01, and (ii) three pending lawsuits, (A) the first of which is subject to a settlement agreement with ongoing obligations, (B) the second of which is ongoing, relates to guarantor, and is in connection with property other than the collateral, and (C) the third of which is ongoing, relates to guarantor, and is in connection with property other than the collateral.

(24) Local Law Compliance	1650 Selwyn (No. 20)
The Mortgaged Property contains certain building code violations, as more particularly identified in the related Loan Documents.  Certain violations are the subject of a specific reserve, certain others must be completed in connection with the renovation of the 13th floor of the Mortgaged Property, while others must be completed in connection with additional replacement reserves, each as more particularly provided for in the related Loan Documents.  A non-recourse carveout was included relating to any losses sustained due to building code violations.

(24) Local Law Compliance	WJ Management Multi Portfolio (No. 26)
The Mortgaged Property contains certain building code violations.  Certain violations are the subject of a specific reserve and certain violations must be completed in connection with the replacement reserves, each as more particularly provided for in the related Loan Documents.  The Loan Documents also require that the related Mortgagor use its best efforts to rectify all existing building code violations and deliver evidence reasonably satisfactory to the lender.  A non-recourse carveout was included relating to any losses sustained due to building code violations.

(24) Local Law Compliance	Carlyn Estates MHP (No. 59)
The Mortgaged Property is legally nonconforming as to use as a mobile home park (a minor portion of the mortgaged property is located within a zoning district that prohibits mobile home parks).  The borrower and/or guarantor are obligated to pay the full amount of the outstanding debt following the occurrence of a casualty or condemnation to the mortgaged property in which Seller retains all net proceeds (as defined in the loan agreement) applies such net proceeds to the debt due to the inability to restore the mortgaged property as a mobile home park in accordance with all applicable legal requirements.

E-2-8

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(25) Licenses and Permits	High Point Shopping Center (No. 36)
Certain tenants at the Mortgaged Property have not obtained the required certificates of occupancy.  The Mortgage Loan documents require that the related Mortgagor use commercially reasonable efforts to diligently pursue each tenant’s obtaining of the required certificates of occupancy.  A non-recourse carveout was included relating to the failure of any tenant to obtain the required certificates of occupancy.

(26) Recourse Obligations	Chase Tower (No. 3)
The non-recourse provisions of the Mortgage Loan provide for liability for actual losses, liabilities, costs and damages in connection with conversion, misapplication or misappropriation of security deposits, awards, or insurance payments only after an event of default.

(39) Organization of Mortgagor	Magnolia Farms Townhomes (No. 40) and Hillen & Belvedere Apartments (No. 57)	Certain of the borrower sponsors for these Mortgage Loans are the same.

(39) Organization of Mortgagor	High Point Village Apartments (No. 50) and Regency Apartments (No. 51)	The borrower sponsors for these Mortgage Loans are the same.

(39) Organization of Mortgagor	Meadowbrook MHP (No. 49) and Carlyn Estates MHP (No. 59)	The borrower sponsors for these Mortgage Loans are the same.

E-2-9

Starwood Mortgage Funding I LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Baldwin Park Village (No. 22)
Pursuant to that certain Declaration of Covenants, Conditions, Restrictions and Obligations (the “Declaration”), the developer (the “Declarant”) of the condominium association has the right to repurchase the Mortgaged Property and pay the related repurchase price or defeasance payment upon the occurrence of certain triggering events (the “Triggering Events”), including (a) failure to maintain certain occupancy rates, (b) failure to maintain the Mortgaged Property as required pursuant to the Declaration, (c) failure to use the Mortgaged Property for any use other than a permitted use, (d) the occurrence of any transfer or change of control in violation of the Declaration, (e) the occurrence of a management default, (f) the occurrence of a construction default, (g) failure of Mortgagor to cure a default under any finance documents and initiation by the mortgagee of foreclosure proceedings and (h) the occurrence of any insolvency proceeding with respect to the Mortgagor.  Based on an estoppel provided by the Declarant and received in connection with the origination of the Mortgage Loan, no notice of a Triggering Event has been given to the Mortgagor by the Declarant and the Declarant has no knowledge of the existence of any event which, with the giving of notice, the passage of time, or both, would constitute a Triggering Event. The repurchase option terminates upon the occurrence of the earliest of the following events: (a) the foreclosure of a mortgage affecting a portion of the Mortgaged Property if title to the Mortgaged Property is transferred to a third-party purchaser at a public foreclosure sale, provided that such third-party purchaser is not an affiliate of the Mortgagor or Mortgagee, (b) from and after the date which is the earlier of (1) 15 years following the date that the Declaration is recorded and (2) the date on which the Declarant no longer owns any portion of the properties in the related condominium association, and (c) if the Declarant does not exercise the repurchase option in accordance with the Declaration.  Pursuant to the Declaration, the Declarant is required to pay any fee mortgages (including the Mortgage Loan) with respect to the portion of the premises that the Declarant elects to repurchase, including any prepayment premiums or penalties.  In addition, the Loan Documents provide recourse against the Mortgagor and the guarantor for any amounts due to the Mortgagee and for any losses incurred by the Mortgagee in connection with any such repurchase.  In the event that (a) the Declarant exercises the repurchase option prior to the defeasance lockout period or (b) the debt, any prepayment fees or any other fees due in connection with a defeasance are not paid when due in connection with the Declarant’s repurchase of the Mortgaged Property pursuant to the terms of the Declaration, an event of default under the related Loan Documents will occur.

(24) Local Law Compliance	Olive Corporate Center (No. 39)
Three (3) tenants at the Mortgaged Property have not obtained a Certificate of Occupancy as required by local Zoning Regulations.  The Mortgagor has covenanted in the Loan Documents to cause such tenants to obtain the Certificate of Occupancy within 30 days of origination of the Mortgage Loan.  The Loan Documents provide that Mortgagor and the guarantor shall indemnify the Mortgagee for any loss suffered by the Mortgagee due to the lack of the required Certificates of Occupancy.

(39) Organization of Mortgagor	Baldwin Park Village (No. 22) and Northgate Power Center (No. 33)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

(39) Organization of Mortgagor	Hermitage Towne Plaza (No. 25) and Waverly Plaza Shopping Center (No. 44)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

E-2-10

Redwood Commercial Mortgage Corporation
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13) Actions Concerning Mortgage Loan	River Oaks (No. 10)
The Mortgagor and Mortgaged Property are subject to pending litigation related to a construction lien claim in the alleged amount of approximately $1,009,850. The Mortgagor acquired the Mortgaged Property through foreclosure of a defaulted mortgage loan, and a construction lien claimant subsequently sought to vacate the foreclosure and the related discharge of its lien claim. Following an appeal by the claimant, the discharge of the construction lien claim was affirmed by an appellate court; however, the claimant may seek further appeals in order to reinstate the lien claim. In connection with origination, the sponsor provided a guaranty in connection with any losses to the lender as a result of the litigation related to the lien claim, and a reserve in the amount of $50,000 was funded at closing in connection certain costs related to the litigation. In addition, upon closing of the Mortgage Loan the Seller obtained a lender’s policy of title insurance that insures the valid first lien of the Mortgage Loan without any exceptions related to the pending litigation or discharged lien claim.

(34) Ground Leases	River Oaks (No. 10)
The Mortgage Loan is secured, in part, by Mortgagor’s fee simple interest in a portion of the Mortgaged Property and the Mortgagor’s interest as a lessee under a certain sovereignty submerged lands ground lease agreement with the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida. The leasehold interest of the Mortgagor described in the immediately preceding sentence relates to approximately 6,540 square feet of the Mortgaged Property and limits such portion of the Mortgaged Property to use as 10-slip docking facility. The ground lease expires in January 1, 2018 and does not contain the terms of provisions described in subsections (a) thru (e) or (g) thru (l) of Representation Number 34. No value was attributed to the leasehold portion of the Mortgaged Property in connection with the underwriting of the Mortgage Loan.

E-2-11

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution		Distribution
Date	Balance	Date	Balance
5/10/2014	$88,897,000.00	3/10/2019	$88,897,000.00
6/10/2014	$88,897,000.00	4/10/2019	$88,896,658.78
7/10/2014	$88,897,000.00	5/10/2019	$87,232,678.76
8/10/2014	$88,897,000.00	6/10/2019	$85,704,221.28
9/10/2014	$88,897,000.00	7/10/2019	$84,027,265.15
10/10/2014	$88,897,000.00	8/10/2019	$82,485,344.20
11/10/2014	$88,897,000.00	9/10/2019	$80,936,949.29
12/10/2014	$88,897,000.00	10/10/2019	$79,240,617.35
1/10/2015	$88,897,000.00	11/10/2019	$77,678,592.86
2/10/2015	$88,897,000.00	12/10/2019	$75,969,015.26
3/10/2015	$88,897,000.00	1/10/2020	$74,393,247.61
4/10/2015	$88,897,000.00	2/10/2020	$72,810,862.97
5/10/2015	$88,897,000.00	3/10/2020	$70,941,164.10
6/10/2015	$88,897,000.00	4/10/2020	$69,344,271.79
7/10/2015	$88,897,000.00	5/10/2020	$67,600,808.52
8/10/2015	$88,897,000.00	6/10/2020	$65,989,882.45
9/10/2015	$88,897,000.00	7/10/2020	$64,232,780.72
10/10/2015	$88,897,000.00	8/10/2020	$62,607,703.92
11/10/2015	$88,897,000.00	9/10/2020	$60,975,801.72
12/10/2015	$88,897,000.00	10/10/2020	$59,198,314.72
1/10/2016	$88,897,000.00	11/10/2020	$57,552,086.99
2/10/2016	$88,897,000.00	12/10/2020	$55,760,677.96
3/10/2016	$88,897,000.00	1/10/2021	$54,100,005.29
4/10/2016	$88,897,000.00	2/10/2021	$52,561,693.32
5/10/2016	$88,897,000.00	3/10/2021	$50,646,894.49
6/10/2016	$88,897,000.00	4/10/2021	$49,222,501.43
7/10/2016	$88,897,000.00	5/10/2021	$47,679,689.40
8/10/2016	$88,897,000.00	6/10/2021	$46,242,892.05
9/10/2016	$88,897,000.00	7/10/2021	$44,688,025.34
10/10/2016	$88,897,000.00	8/10/2021	$43,238,720.74
11/10/2016	$88,897,000.00	9/10/2021	$41,783,358.96
12/10/2016	$88,897,000.00	10/10/2021	$40,210,451.05
1/10/2017	$88,897,000.00	11/10/2021	$38,742,427.93
2/10/2017	$88,897,000.00	12/10/2021	$37,157,215.52
3/10/2017	$88,897,000.00	1/10/2022	$35,676,425.94
4/10/2017	$88,897,000.00	2/10/2022	$34,189,446.63
5/10/2017	$88,897,000.00	3/10/2022	$32,364,933.79
6/10/2017	$88,897,000.00	4/10/2022	$30,864,098.46
7/10/2017	$88,897,000.00	5/10/2022	$29,246,998.58
8/10/2017	$88,897,000.00	6/10/2022	$27,733,124.31
9/10/2017	$88,897,000.00	7/10/2022	$26,103,352.96
10/10/2017	$88,897,000.00	8/10/2022	$24,576,331.49
11/10/2017	$88,897,000.00	9/10/2022	$23,042,925.58
12/10/2017	$88,897,000.00	10/10/2022	$21,394,173.05
1/10/2018	$88,897,000.00	11/10/2022	$19,847,457.76
2/10/2018	$88,897,000.00	12/10/2022	$18,185,770.94
3/10/2018	$88,897,000.00	1/10/2023	$16,625,635.74
4/10/2018	$88,897,000.00	2/10/2023	$15,058,976.65
5/10/2018	$88,897,000.00	3/10/2023	$13,162,191.88
6/10/2018	$88,897,000.00	4/10/2023	$11,581,036.80
7/10/2018	$88,897,000.00	5/10/2023	$9,885,880.75
8/10/2018	$88,897,000.00	6/10/2023	$8,291,019.68
9/10/2018	$88,897,000.00	7/10/2023	$6,582,543.90
10/10/2018	$88,897,000.00	8/10/2023	$4,973,863.00
11/10/2018	$88,897,000.00	9/10/2023	$3,358,453.69
12/10/2018	$88,897,000.00	10/10/2023	$1,630,008.75
1/10/2019	$88,897,000.00	11/10/2023	$608.94
2/10/2019	$88,897,000.00	12/10/2023	$0.00

F-1

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ANNEX G

NEWCASTLE SENIOR HOUSING PORTFOLIO AMORTIZATION SCHEDULE
Payment Due Date	Beginning Balance	Principal Due	Interest Due	Total Debt Service Payment	Total Ending Balance	Loan Rate
2/6/2014	$362,499,000.00	$482,018.01	$1,248,607.67	$1,730,625.67	$362,016,981.99	4.000%
3/6/2014	$362,016,981.99	$604,350.62	$1,126,275.06	$1,730,625.67	$361,412,631.38	4.000%
4/6/2014	$361,412,631.38	$485,759.94	$1,244,865.73	$1,730,625.67	$360,926,871.44	4.000%
5/6/2014	$360,926,871.44	$527,536.10	$1,203,089.57	$1,730,625.67	$360,399,335.34	4.000%
6/6/2014	$360,399,335.34	$489,250.18	$1,241,375.49	$1,730,625.67	$359,910,085.15	4.000%
7/6/2014	$359,910,085.15	$530,925.39	$1,199,700.28	$1,730,625.67	$359,379,159.76	4.000%
8/6/2014	$359,379,159.76	$492,764.12	$1,237,861.55	$1,730,625.67	$358,886,395.64	4.000%
9/6/2014	$358,886,395.64	$494,461.42	$1,236,164.25	$1,730,625.67	$358,391,934.22	4.000%
10/6/2014	$358,391,934.22	$535,985.89	$1,194,639.78	$1,730,625.67	$357,855,948.33	4.000%
11/6/2014	$357,855,948.33	$498,010.74	$1,232,614.93	$1,730,625.67	$357,357,937.59	4.000%
12/6/2014	$357,357,937.59	$539,432.55	$1,191,193.13	$1,730,625.67	$356,818,505.05	4.000%
1/6/2015	$356,818,505.05	$501,584.15	$1,229,041.52	$1,730,625.67	$356,316,920.89	4.000%
2/6/2015	$356,316,920.89	$503,311.83	$1,227,313.84	$1,730,625.67	$355,813,609.06	4.000%
3/6/2015	$355,813,609.06	$623,650.00	$1,106,975.67	$1,730,625.67	$355,189,959.06	4.000%
4/6/2015	$355,189,959.06	$507,193.59	$1,223,432.08	$1,730,625.67	$354,682,765.47	4.000%
5/6/2015	$354,682,765.47	$548,349.79	$1,182,275.88	$1,730,625.67	$354,134,415.68	4.000%
6/6/2015	$354,134,415.68	$510,829.35	$1,219,796.32	$1,730,625.67	$353,623,586.33	4.000%
7/6/2015	$353,623,586.33	$551,880.38	$1,178,745.29	$1,730,625.67	$353,071,705.95	4.000%
8/6/2015	$353,071,705.95	$514,489.80	$1,216,135.88	$1,730,625.67	$352,557,216.15	4.000%
9/6/2015	$352,557,216.15	$516,261.93	$1,214,363.74	$1,730,625.67	$352,040,954.22	4.000%
10/6/2015	$352,040,954.22	$557,155.82	$1,173,469.85	$1,730,625.67	$351,483,798.40	4.000%
11/6/2015	$351,483,798.40	$519,959.26	$1,210,666.42	$1,730,625.67	$350,963,839.14	4.000%
12/6/2015	$350,963,839.14	$560,746.21	$1,169,879.46	$1,730,625.67	$350,403,092.93	4.000%
1/6/2016	$350,403,092.93	$523,681.69	$1,206,943.99	$1,730,625.67	$349,879,411.25	4.000%
2/6/2016	$349,879,411.25	$525,485.48	$1,205,140.19	$1,730,625.67	$349,353,925.77	4.000%
3/6/2016	$349,353,925.77	$604,929.69	$1,125,695.98	$1,730,625.67	$348,748,996.08	4.000%
4/6/2016	$348,748,996.08	$529,379.13	$1,201,246.54	$1,730,625.67	$348,219,616.95	4.000%
5/6/2016	$348,219,616.95	$569,893.62	$1,160,732.06	$1,730,625.67	$347,649,723.34	4.000%
6/6/2016	$347,649,723.34	$533,165.51	$1,197,460.16	$1,730,625.67	$347,116,557.82	4.000%
7/6/2016	$347,116,557.82	$573,570.48	$1,157,055.19	$1,730,625.67	$346,542,987.34	4.000%
8/6/2016	$346,542,987.34	$536,977.60	$1,193,648.07	$1,730,625.67	$346,006,009.74	4.000%
9/6/2016	$346,006,009.74	$538,827.19	$1,191,798.48	$1,730,625.67	$345,467,182.55	4.000%
10/6/2016	$345,467,182.55	$579,068.40	$1,151,557.28	$1,730,625.67	$344,888,114.15	4.000%
11/6/2016	$344,888,114.15	$542,677.72	$1,187,947.95	$1,730,625.67	$344,345,436.43	4.000%
12/6/2016	$344,345,436.43	$582,807.55	$1,147,818.12	$1,730,625.67	$343,762,628.88	4.000%
1/6/2017	$343,762,628.88	$546,554.39	$1,184,071.28	$1,730,625.67	$343,216,074.48	4.000%
2/6/2017	$343,216,074.48	$548,436.97	$1,182,188.70	$1,730,625.67	$342,667,637.51	4.000%
3/6/2017	$342,667,637.51	$664,548.58	$1,066,077.09	$1,730,625.67	$342,003,088.93	4.000%
4/6/2017	$342,003,088.93	$552,615.03	$1,178,010.64	$1,730,625.67	$341,450,473.90	4.000%
5/6/2017	$341,450,473.90	$592,457.43	$1,138,168.25	$1,730,625.67	$340,858,016.48	4.000%
6/6/2017	$340,858,016.48	$556,559.17	$1,174,066.50	$1,730,625.67	$340,301,457.30	4.000%
7/6/2017	$340,301,457.30	$596,287.48	$1,134,338.19	$1,730,625.67	$339,705,169.82	4.000%
8/6/2017	$339,705,169.82	$560,530.09	$1,170,095.58	$1,730,625.67	$339,144,639.74	4.000%
9/6/2017	$339,144,639.74	$562,460.80	$1,168,164.87	$1,730,625.67	$338,582,178.94	4.000%
10/6/2017	$338,582,178.94	$602,018.41	$1,128,607.26	$1,730,625.67	$337,980,160.53	4.000%
11/6/2017	$337,980,160.53	$566,471.79	$1,164,153.89	$1,730,625.67	$337,413,688.74	4.000%
12/6/2017	$337,413,688.74	$605,913.38	$1,124,712.30	$1,730,625.67	$336,807,775.36	4.000%
1/6/2018	$336,807,775.36	$570,510.00	$1,160,115.67	$1,730,625.67	$336,237,265.36	4.000%
2/6/2018	$336,237,265.36	$572,475.09	$1,158,150.58	$1,730,625.67	$335,664,790.27	4.000%
3/6/2018	$335,664,790.27	$686,335.21	$1,044,290.46	$1,730,625.67	$334,978,455.06	4.000%
4/6/2018	$334,978,455.06	$576,810.99	$1,153,814.68	$1,730,625.67	$334,401,644.07	4.000%
5/6/2018	$334,401,644.07	$615,953.53	$1,114,672.15	$1,730,625.67	$333,785,690.54	4.000%
6/6/2018	$333,785,690.54	$580,919.40	$1,149,706.27	$1,730,625.67	$333,204,771.14	4.000%
7/6/2018	$333,204,771.14	$619,943.10	$1,110,682.57	$1,730,625.67	$332,584,828.03	4.000%
8/6/2018	$332,584,828.03	$585,055.71	$1,145,569.96	$1,730,625.67	$331,999,772.33	4.000%
9/6/2018	$331,999,772.33	$587,070.90	$1,143,554.77	$1,730,625.67	$331,412,701.43	4.000%
10/6/2018	$331,412,701.43	$625,916.67	$1,104,709.00	$1,730,625.67	$330,786,784.76	4.000%
11/6/2018	$330,786,784.76	$591,248.97	$1,139,376.70	$1,730,625.67	$330,195,535.79	4.000%
12/6/2018	$330,195,535.79	$629,973.89	$1,100,651.79	$1,730,625.67	$329,565,561.90	4.000%
1/6/2019	$329,565,561.90	$595,455.40	$1,135,170.27	$1,730,625.67	$328,970,106.50	4.000%

G-1

Payment Due Date	Beginning Balance	Principal Due	Interest Due	Total Debt Service Payment	Total Ending Balance	Loan Rate
2/6/2019	$328,970,106.50	$597,506.42	$1,413,566.27	$2,011,072.69	$328,372,600.08	4.990%
3/6/2019	$328,372,600.08	$709,022.03	$1,274,450.55	$1,983,472.57	$327,663,578.06	4.990%
4/6/2019	$327,663,578.06	$602,006.68	$1,407,952.19	$2,009,958.87	$327,061,571.38	4.990%
5/6/2019	$327,061,571.38	$640,420.43	$1,360,031.03	$2,000,451.47	$326,421,150.94	4.990%
6/6/2019	$326,421,150.94	$606,286.15	$1,402,613.55	$2,008,899.70	$325,814,864.79	4.990%
7/6/2019	$325,814,864.79	$644,576.12	$1,354,846.81	$1,999,422.94	$325,170,288.67	4.990%
8/6/2019	$325,170,288.67	$610,594.68	$1,397,238.67	$2,007,833.34	$324,559,693.99	4.990%
9/6/2019	$324,559,693.99	$612,697.84	$1,394,614.97	$2,007,312.81	$323,946,996.15	4.990%
10/6/2019	$323,946,996.15	$650,802.35	$1,347,079.59	$1,997,881.94	$323,296,193.80	4.990%
11/6/2019	$323,296,193.80	$617,049.89	$1,389,185.78	$2,006,235.68	$322,679,143.91	4.990%
12/6/2019	$322,679,143.91	$655,028.53	$1,341,807.44	$1,996,835.97	$322,024,115.38	4.990%
1/6/2020	$322,024,115.38	$621,431.50	$1,383,719.73	$2,005,151.23	$321,402,683.89	4.990%
2/6/2020	$321,402,683.89	$623,571.98	$1,381,049.48	$2,004,621.46	$320,779,111.90	4.990%
3/6/2020	$320,779,111.90	$697,004.09	$1,289,442.92	$1,986,447.01	$320,082,107.81	4.990%
4/6/2020	$320,082,107.81	$628,120.63	$1,375,375.03	$2,003,495.67	$319,453,987.18	4.990%
5/6/2020	$319,453,987.18	$665,779.05	$1,328,396.16	$1,994,175.21	$318,788,208.13	4.990%
6/6/2020	$318,788,208.13	$632,577.40	$1,369,815.22	$2,002,392.62	$318,155,630.73	4.990%
7/6/2020	$318,155,630.73	$670,106.90	$1,322,997.16	$1,993,104.07	$317,485,523.83	4.990%
8/6/2020	$317,485,523.83	$637,064.42	$1,364,217.66	$2,001,282.08	$316,848,459.41	4.990%
9/6/2020	$316,848,459.41	$639,258.76	$1,361,480.23	$2,000,738.98	$316,209,200.65	4.990%
10/6/2020	$316,209,200.65	$676,595.00	$1,314,903.26	$1,991,498.26	$315,532,605.65	4.990%
11/6/2020	$315,532,605.65	$643,791.14	$1,355,826.08	$1,999,617.22	$314,888,814.51	4.990%
12/6/2020	$314,888,814.51	$680,996.29	$1,309,412.65	$1,990,408.94	$314,207,818.22	4.990%
1/6/2021	$314,207,818.22	$648,354.30	$1,350,133.54	$1,998,487.84	$313,559,463.92	4.990%
2/6/2021	$313,559,463.92	$650,587.52	$1,347,347.60	$1,997,935.11	$312,908,876.40	4.990%
3/6/2021	$312,908,876.40	$757,131.39	$1,214,434.12	$1,971,565.51	$312,151,745.01	4.990%
4/6/2021	$312,151,745.01	$655,436.33	$1,341,298.71	$1,996,735.03	$311,496,308.68	4.990%
5/6/2021	$311,496,308.68	$692,304.64	$1,295,305.48	$1,987,610.13	$310,804,004.04	4.990%
6/6/2021	$310,804,004.04	$660,078.55	$1,335,507.54	$1,995,586.09	$310,143,925.49	4.990%
7/6/2021	$310,143,925.49	$696,812.59	$1,289,681.82	$1,986,494.41	$309,447,112.90	4.990%
8/6/2021	$309,447,112.90	$664,752.28	$1,329,677.05	$1,994,429.34	$308,782,360.62	4.990%
9/6/2021	$308,782,360.62	$667,041.99	$1,326,820.65	$1,993,862.63	$308,115,318.64	4.990%
10/6/2021	$308,115,318.64	$703,574.61	$1,281,246.20	$1,984,820.81	$307,411,744.03	4.990%
11/6/2021	$307,411,744.03	$671,763.00	$1,320,931.19	$1,992,694.18	$306,739,981.03	4.990%
12/6/2021	$306,739,981.03	$708,159.07	$1,275,527.09	$1,983,686.16	$306,031,821.96	4.990%
1/6/2022	$306,031,821.96	$676,516.06	$1,315,001.74	$1,991,517.80	$305,355,305.90	4.990%
2/6/2022	$305,355,305.90	$678,846.28	$1,312,094.79	$1,990,941.07	$304,676,459.61	4.990%
3/6/2022	$304,676,459.61	$782,743.35	$1,182,483.19	$1,965,226.55	$303,893,716.26	4.990%
4/6/2022	$303,893,716.26	$683,880.65	$1,305,814.42	$1,989,695.07	$303,209,835.61	4.990%
5/6/2022	$303,209,835.61	$719,926.22	$1,260,847.57	$1,980,773.79	$302,489,909.39	4.990%
6/6/2022	$302,489,909.39	$688,715.98	$1,299,782.34	$1,988,498.32	$301,801,193.41	4.990%
7/6/2022	$301,801,193.41	$724,621.69	$1,254,989.96	$1,979,611.66	$301,076,571.71	4.990%
8/6/2022	$301,076,571.71	$693,584.15	$1,293,709.30	$1,987,293.45	$300,382,987.56	4.990%
9/6/2022	$300,382,987.56	$695,973.16	$1,290,729.01	$1,986,702.17	$299,687,014.41	4.990%
10/6/2022	$299,687,014.41	$731,668.96	$1,246,198.50	$1,977,867.46	$298,955,345.45	4.990%
11/6/2022	$298,955,345.45	$700,890.59	$1,284,594.51	$1,985,485.10	$298,254,454.86	4.990%
12/6/2022	$298,254,454.86	$736,444.16	$1,240,241.44	$1,976,685.60	$297,518,010.70	4.990%
1/6/2023	$297,518,010.70	$705,841.41	$1,278,418.36	$1,984,259.78	$296,812,169.29	4.990%
2/6/2023	$296,812,169.29	$708,272.64	$1,275,385.40	$1,983,658.05	$296,103,896.64	4.990%
3/6/2023	$296,103,896.64	$809,413.55	$1,149,212.12	$1,958,625.67	$295,294,483.09	4.990%
4/6/2023	$295,294,483.09	$713,500.23	$1,268,863.99	$1,982,364.22	$294,580,982.86	4.990%
5/6/2023	$294,580,982.86	$748,689.06	$1,224,965.92	$1,973,654.98	$293,832,293.80	4.990%
6/6/2023	$293,832,293.80	$718,536.66	$1,262,581.04	$1,981,117.70	$293,113,757.14	4.990%
7/6/2023	$293,113,757.14	$753,579.81	$1,218,864.71	$1,972,444.52	$292,360,177.33	4.990%
8/6/2023	$292,360,177.33	$723,607.28	$1,256,255.44	$1,979,862.72	$291,636,570.04	4.990%
9/6/2023	$291,636,570.04	$726,099.71	$1,253,146.14	$1,979,245.85	$290,910,470.33	4.990%
10/6/2023	$290,910,470.33	$760,924.10	$1,209,702.71	$1,970,626.81	$290,149,546.23	4.990%
11/6/2023	$290,149,546.23	$731,221.68	$1,246,756.48	$1,977,978.16	$289,418,324.55	4.990%
12/6/2023	$289,418,324.55	$765,897.92	$1,203,497.87	$1,969,395.79	$288,652,426.63	4.990%

G-2

PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 110 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

March 21, 2014

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “INDEX OF DEFINED TERMS” beginning on page 114 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 112 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	25
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	26
THE MORTGAGE POOLS	35
SERVICING OF THE MORTGAGE LOANS	40
CREDIT ENHANCEMENT	47
SWAP AGREEMENT	49
YIELD CONSIDERATIONS	50
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	52
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	73
STATE AND LOCAL TAX CONSIDERATIONS	106
ERISA CONSIDERATIONS	106
LEGAL INVESTMENT	108
THE APPRAISAL REGULATIONS	109
PLAN OF DISTRIBUTION	110
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	112
LEGAL MATTERS	112
RATINGS	113
INDEX OF DEFINED TERMS	114

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates; Ratings

The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates;

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA; and

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description Of The Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects Of The Mortgage Loans—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)             a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)             all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)            all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

*           Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)       mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)      the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)     the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)        remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)       to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)      pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)      reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)        make remittances to the Collection Account as required by the Agreement;

(ii)       pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)      provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)        to cure any ambiguity;

(ii)       to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)      to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)       for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)        the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)       the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)      the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)      mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)        information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)       updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)      financial information relating to the underlying Mortgaged Properties;

(iv)      information with respect to delinquent mortgage loans;

(v)       information on mortgage loans which have been modified; and

(vi)       information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee (or any other paying agent as may be identified in the related prospectus supplement) of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of related Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different Types of Combinations May Exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee (or any other paying agent as may be identified in the related prospectus supplement) receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to The Depository Trust Company’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.             mortgage loans with fixed interest rates;

2.             mortgage loans with adjustable interest rates;

3.             mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.             mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.              mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.             mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.             mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects Of The Mortgage Loans—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)        the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)       the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)      the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)       the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)       the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)       the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)      the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)     the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)      the debt service coverage ratios relating to the mortgage loans;

(x)       information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)      information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)     payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)        the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)       the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)      any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)      a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)       if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)      a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)     any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust

Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)        have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)       have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)      have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)       comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special

Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description Of The Certificates—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)        with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)       with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)      with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)       with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)       with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)      with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap.  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus or in the prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgaged properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool”. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the

Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond, then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond, then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  Consequently, a beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interest), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the Trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual

Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Acquisition Premium. Generally, the REMIC Pool’s treatment of original issue discount and acquisition premium will be determined in the same manner as original issue discount income on, and acquisition premium for, Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Acquisition Premium” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)      the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)      the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law.  Additional information may be required from Holders that are “foreign financial institutions” under FATCA.  See “—FATCA” below. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that are entered into before July 1, 2014, are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code

Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such ERISA Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets”, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity.  Section 3(42) of ERISA modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by an ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one

NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the registration statement (SEC File No. 333-191331), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.  Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		Financial Intermediary	27
1		FIRREA	109
		FIRREA Appraisal	109
1986 Act	76	Form 8-K	37

A		G

ADA	72	Garn-St Germain Act	67
Advances	43
Agreement	26	H
Appraisal Regulations	109
Assessment of Compliance	45	Holders	28

B		I

Balloon Payments	51	Insurance Proceeds	29
Bankruptcy Code	55	IRS	76
beneficial owner	27
		L
C
		Lender Liability Act	64
California Military Code	69	Letter of Credit Bank	48
CERCLA	64
Certificateholders	28	M
Closing Date	37
Code	73	Master Servicer	40
Collection Account	29	Master Servicer Remittance Date	30
Cut-Off Date	29	Mortgage Loan File	38
		Mortgage Loan Schedule	38
D		Mortgaged Property	35
		Mortgages	35
Defective Mortgage Loans	39
Department	107	N
Depositor	25
Depository	27	Non-U.S. Person	91
Disqualified Non-U.S. Person	91	NRSRO	26
Disqualified Organization	108
Distribution Account	29	O
Distribution Date	28
		OID Regulations	77
E		Operating Advisor	41

EDGAR	33	P
Environmental Condition	64
ERISA	106	Pass-Through Entity	91
ERISA Plans	106	Permitted Investments	31
Event of Default	46	Plan Asset Regulations	107
Exchange Act	26	Plans	106
Exchangeable Certificates	33	Prepayment Assumption	78
		Prepayment Premium	30
F		Property Protection Expenses	30

FATCA	98
FDIA	21

R		SMMEA	108
		Special Servicer	40
Random Lot Certificates	77	Specially Serviced Mortgage Loans	40
Rating Agency	26	Standard Certificateholder	99
REA	6	Standard Certificates	99
Regular Certificateholder	77	Startup Day	75
Regular Certificates	74	Stripped Certificateholder	103
Regulation AB	24	Stripped Certificates	99, 102
Relief Act	68	Subordinate Certificates	47
REMIC	32	Substitute Mortgage Loans	39
REMIC Certificates	74
REMIC Pool	74	T
REMIC Regulations	73
REO Account	30	Title V	70
REO Property	29	Title VIII	70
Repurchase Price	39	Treasury	73
Residual Certificateholder	87	TRIPRA	72
Residual Certificates	74	Trust Fund	26
Responsible Party	38	Trustee	35

S		U

SEC	24	U.S. Person	93
Secured-Creditor Exemption	64	Underwriter’s Exemption	108
Securities Act	25
Senior Certificates	47	V
Servicing Fee	43
Similar Law	106	Voting Rights	47

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus.  You must not rely on any unauthorized information or representations.  This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and free writing prospectus is current only as of its date.
				$1,028,339,000 (Approximate) GS Mortgage Securities Trust 2014-GC20 as Issuing Entity GS Mortgage Securities Corporation II as Depositor Commercial Mortgage Pass-Through Certificates, Series 2014-GC20

Free Writing Prospectus

Summary of Free Writing Prospectus			17
Risk Factors			63
Description of the Mortgage Pool			112
Transaction Parties			191
Description of the Offered Certificates			260
Yield, Prepayment and Maturity Considerations			290
The Pooling and Servicing Agreement			304
Material Federal Income Tax Consequences			360
State and Local Tax Considerations			365
ERISA Considerations			365
Legal Investment			367
Certain Legal Aspects of the Mortgage Loans			368
Ratings			370
Legal Matters			372
Index of Significant Definitions			373

Annex A	–	Statistical Characteristics of the
		Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1
Annex C	–	Mortgage Pool Information	C-1
Annex D	–	Form of Distribution Date Statement	D-1
Annex E-1	–	Sponsor Representations and
		Warranties	E-1-1
Annex E-2	–	Exceptions to Sponsor
		Representations and Warranties	E-2-1	Class A-1 Class A-2 Class A-3 Class A-4 Class A-5 Class A-AB Class X-A Class X-B Class A-S Class B Class PEZ Class C	$ $ $ $ $ $ $ $ $ $ $ $	62,817,000 41,454,000 176,814,000 185,000,000 272,417,000 88,897,000 899,797,000 78,307,000 72,398,000 78,307,000 200,940,000 50,235,000
Annex F	–	Class A-AB Scheduled Principal
		Balance Schedule	F-1
Annex G	–	Newcastle Senior Housing Portfolio
		Amortization Schedule	G-1

Prospectus
Table of Contents			2
Summary of Prospectus			3
Risk Factors			4
The Prospectus Supplement			23
The Depositor			25
The Sponsors			25
Use of Proceeds			25
Description of the Certificates			26	FREE WRITING PROSPECTUS
The Mortgage Pools			35
Servicing of the Mortgage Loans			40
Credit Enhancement			47	Co-Lead Managers and Joint Bookrunners Goldman, Sachs & Co. Citigroup Co-Manager Drexel Hamilton March , 2014
Swap Agreement			49
Yield Considerations			50
Certain Legal Aspects of the Mortgage Loans			52
Material Federal Income Tax Consequences			73
State and Local Tax Considerations			106
ERISA Considerations			106
Legal Investment			108
The Appraisal Regulations			109
Plan of Distribution			110
Incorporation of Certain Information by Reference			112
Legal Matters			112
Ratings			113
Index of Defined Terms			114